FRONTIER FUNDS

	Maximum Available Units
	Class 1/1a	Class 2/2a
Frontier Diversified Fund	4,906,302	4,489,492
Frontier Masters Fund	1,570,493	1,579,067
Frontier Long/Short Commodity Fund	928,287	1,206,645

Trust and Managing Owner

Frontier Funds is a Delaware statutory trust that is continuously publicly offering participation in three separate series. Each series engages directly or indirectly in the speculative trading of a diversified portfolio of futures, forwards (including interbank foreign currencies), swaps and options contracts and/or other derivative instruments.

Frontier Fund Management LLC, the managing owner of the trust, has delegated its commodity pool operator (“CPO”) responsibilities to Wakefield Advisors LLC (“Wakefield”), a registered commodity pool operator, and allocates the assets of each series to a diverse group of experienced commodity trading advisors through investments in one or more trading companies managed by the managing owner and in one or more commodity pools offered through the Galaxy Plus Managed Account Platform, which is an unaffiliated, third-party managed account platform (the “Galaxy Plus Platform”) sponsored and operated by Gemini Alternative Funds, LLC (“Gemini”). The managing owner in the future may also allocate assets to trading companies or accounts in other similar managed account platforms. In addition, the managing owner, from time to time, may enter into swaps or other derivatives with respect to certain reference trading programs or other investment platforms similar to those described herein. There are a number of factors that would determine whether to allocate to trading advisors versus entering into swaps. These factors include but are not limited to whether a trading advisor accepts separately managed accounts or is only available on third party platforms, costs such as management fees where the fees may vary for separately managed accounts versus third party platforms, minimum account sizing where a managed account would require larger investments than those on third party platforms and liquidity which is generally similar for managed accounts and third party platforms but may vary and become a factor. Each series, which currently invests its assets in both trading companies managed by the managing owner and in commodity pools available through the Galaxy Plus Platform, expects to ultimately allocate all of its assets to such commodity pools, in addition to entering into any swaps or other derivative instruments with respect to certain reference trading programs. The managing owner expects to liquidate each trading company it manages once no further assets of the series are invested in such trading company. In addition, the managing owner has entered into an administrative services agreement and a fund services agreement with certain affiliates of Gemini to provide certain administrative services to the trust, as described in further detail below. Units are available for subscription on each business day at the then applicable net asset value per unit. As of September 30, 2018, the net asset value per unit was: Frontier Diversified Fund: $104.46 (Class 1), $122.91 (Class 2); Frontier Masters Fund: $97.21 (Class 1), $114.40 (Class 2); and Frontier Long/Short Commodity Fund: $66.19 (Class 1a), $77.15 (Class 2a). The net asset value per unit on the date of your purchase may differ significantly from the net asset value per unit stated in the previous sentence.

Units

Each series is available in two classes. Class 1 (and, in the case of the Frontier Long/Short Commodity Fund, class 1a) units are subject to an initial service fee equal to up to 2.0% of the purchase price and, after the first year, an ongoing annual service fee of up to 2.0% of the net asset value of your units, which is payable either monthly or quarterly (as agreed with the selling agent). The initial service fee will generally be prepaid by the managing owner to the applicable selling agent and will be reimbursed by the applicable series over the first 12 months of your investment. Class 2 (and, in the case of the Frontier Long/Short Commodity Fund, class 2a) units are not subject to an initial service fee and will only be offered to investors who invest through approved selling agents who are separately compensated by the investor directly. Class 2 and 2a units may be subject to ongoing service fees for certain administrative services provided by the selling agents in an amount equal to 0.25% annually of the net asset value of each unit (an additional amount of up to 0.25% may be paid by the managing owner), payable at the end of each month. See “Fees and Expenses—Service Fees.” All initial service fees and annual ongoing service fees are subject to compensation limitations imposed by the Financial Industry Regulatory Authority (“FINRA”) Rule 2310. Units that have reached the compensation limitations as determined by the managing owner will be designated as class 3 (and, in the case of the Frontier Long/Short Commodity Fund, class 3a) units for reporting purposes and will not be subject to additional ongoing service fees. See “Plan of Distribution” beginning on page 93.

Before you invest you will be required to represent and warrant that you meet applicable state minimum financial suitability standards. You are encouraged to discuss an investment in a series with your financial, legal and tax advisors before investing.

Selling Agents

The managing owner appoints broker-dealers that are registered under the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act), and are members of FINRA as selling agents to assist in the making of offers and sales of units. The selling agents are not required to sell any specific number or dollar amount of units but will use their best efforts to sell the units offered. As compensation for their services, selling agents receive service fees, as described below.

Minimum Subscription Amounts per Series

Initial subscription*	$1,000	Additional subscriptions*	$100

*	Plan investors (including IRAs), employees (including family members of employees) of the managing owner and its affiliates, and charitable organizations have no minimum investment requirement. Higher minimum subscription amounts apply to Texas residents.

The units are speculative securities and you could lose all or substantially all of your investment in a series. Read this entire prospectus carefully and consider the “Risk Factors” beginning on page 23. In particular, you should be aware that:

●	Past performance is not necessarily indicative of future results.

●	Futures, forwards and options trading is speculative, volatile and highly leveraged.

●	Each series will rely on the trading advisors selected by the managing owner for success, including through its investments in commodity pools on the Galaxy Plus Platform.

●	The assets of each series will be substantially invested in commodity pools offered through the Galaxy Plus Platform advised by independent trading advisors. Each series’ performance depends substantially upon the performance of these commodity pools, the adherence of the commodity pools to their selected strategies and the effectiveness of those strategies.

●	Your annual tax liability is anticipated to exceed cash distributions to you.

●	There is no secondary market for the units and the transfer of units is restricted. If you redeem all or a portion of your class 1 or 1a units before the end of 12 full months following your purchase, you will be charged a redemption fee of up to 2.0% of the purchase price of the units being redeemed.

●	Each series is subject to substantial charges. You will sustain losses if the series is unable to generate sufficient trading profits to offset its fees and expenses.

●	The trust is not a mutual fund and is not subject to regulation under the Investment Company Act of 1940, as amended (“Investment Company Act”).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this prospectus is January 31, 2019.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 78 THROUGH 86 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 19 THROUGH 20.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 23 THROUGH 39.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

ALSO, BEFORE YOU DECIDE TO PARTICIPATE IN THIS POOL, YOU SHOULD NOTE THAT YOUR POTENTIAL LIABILITY AS A PARTICIPANT IN THIS POOL FOR TRADING LOSSES AND OTHER EXPENSES OF THE POOL IS NOT LIMITED TO THE AMOUNT OF YOUR CONTRIBUTION FOR THE PURCHASE OF AN INTEREST IN THE POOL AND ANY PROFITS EARNED THEREON. A COMPLETE DESCRIPTION OF THE LIABILITY OF A PARTICIPANT IN THIS POOL IS EXPLAINED MORE FULLY IN THIS DISCLOSURE DOCUMENT.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY ENGAGE IN OFF-EXCHANGE FOREIGN CURRENCY TRADING. SUCH TRADING IS NOT CONDUCTED IN THE INTERBANK MARKET. THE FUNDS THAT THE POOL USES FOR OFF-EXCHANGE FOREIGN CURRENCY TRADING WILL NOT RECEIVE THE SAME PROTECTIONS AS FUNDS USED TO MARGIN OR GUARANTEE EXCHANGE-TRADED FUTURES AND OPTION CONTRACTS. IF THE POOL DEPOSITS SUCH FUNDS WITH A COUNTERPARTY AND THAT COUNTERPARTY BECOMES INSOLVENT, THE POOL’S CLAIM FOR AMOUNTS DEPOSITED OR PROFITS EARNED ON TRANSACTIONS WITH THE COUNTERPARTY MAY NOT BE TREATED AS A COMMODITY CUSTOMER CLAIM FOR PURPOSES OF SUBCHAPTER IV OF CHAPTER 7 OF THE BANKRUPTCY CODE AND THE REGULATIONS THEREUNDER. THE POOL MAY BE A GENERAL CREDITOR AND ITS CLAIM MAY BE PAID, ALONG WITH THE CLAIMS OF OTHER GENERAL CREDITORS, FROM ANY MONIES STILL AVAILABLE AFTER PRIORITY CLAIMS ARE PAID. EVEN POOL FUNDS THAT THE COUNTERPARTY KEEPS SEPARATE FROM ITS OWN FUNDS MAY NOT BE SAFE FROM THE CLAIMS OF PRIORITY AND OTHER GENERAL CREDITORS.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY

EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

v

FRONTIER FUNDS

PART ONE
DISCLOSURE DOCUMENT

This Prospectus is in two parts: a Disclosure Document (including Appendices) and a Statement of Additional Information (including Exhibits). These parts are bound together and may not be distributed separately. Both the Disclosure Document and the Statement of Additional Information contain important information.

(Continued)

The Trust Could Terminate Before You Achieve Your Investment Objective, Causing Potential Loss of Your Investment or Upsetting Your Investment Portfolio.	24
The Managing Owner May Allocate Nominal Assets in Respect of a Series that are in Excess of the Net Asset Value of such Series.	24
The Managing Owner May Adjust the Leverage Employed by a Trading Advisor through a Trading Company to Maintain the Target Rate of Volatility.	25
Each Series may be Charged Substantial Fees and Expenses Regardless of Profitability.	25
There are Certain Risks Associated with Investments in Trading Companies and Commodity Pools Available on the Galaxy Plus Platform.	25
Conflicts of Interest Exist in the Structure and Operation of the Trust.	26
Each Series May Incur Higher Fees and Expenses Upon Renewing Existing or Entering into New Contractual Relationships.	26
Each Series May Be Subject to Indirect Fees and Expenses Associated with Investments in Swaps or Other Derivative Instruments.	26
The Failure or Bankruptcy of One of its Futures Clearing Brokers, Central Clearing Brokers, Banks, Counterparties or Other Custodians Could Result in a Substantial Loss of One or More Series’ Assets.	26
You May Not Be Able to Establish a Basis for Liability Against a Trading Advisor, a Clearing Broker or a Swap Counterparty.	27
The Managing Owner is Leanly Staffed and Relies Heavily on its Key Personnel to Manage the Trust’s Trading Activities. The Loss of Such Personnel Could Adversely Affect the Trust.	27
The Trust and the Managing Owner Have Been Represented by Unified Counsel, and Neither the Trust Nor the Managing Owner Will Retain Independent Counsel to Review this Offering.	27
Risks Relating to Trading and the Markets	27
Futures Interests Trading is Speculative and Volatile.	27
Options Trading Can Be More Volatile and Expensive than Futures Trading.	28
Trading Swaps Creates Distinctive Risks.	28
The Trading on Behalf of Each Series Will Be Margined, Which Means that Sharp Declines in Prices Could Lead to Large Losses.	29
The Unregulated Nature of Uncleared Trades in the OTC Markets, Such as Off-Exchange Forex, Creates Counterparty Risks that Do Not Exist in Futures Trading on Exchanges or in Cleared Swaps.	29
Foreign Currency and Spot Contracts Historically Were Not Regulated When Traded Between Certain “Eligible Contract Participants” and Are Subject to Credit Risk.	29
Trading on Foreign Exchanges Presents Greater Risks to the Series than Trading on U.S. Exchanges.	29
Assets Held in Accounts at U.S. Banks May Not Be Fully Insured.	30
Exchanges of Futures for Physicals May Adversely Affect Performance.	30

(Continued)

Cash Flow Needs May Cause Positions to Be Closed Which May Cause Substantial Losses.	30
Your Investment Could Be Illiquid.	31
The Trading Advisors’ Trading is Subject to Execution Risks.	31
An Investment in Units May Not Diversify an Overall Portfolio.	31
Markets or Positions May Be Correlated and May Expose a Series to Significant Risk of Loss.	31
The Trading Advisors’ Positions May Be Concentrated From Time to Time, Which May Render Each Series Susceptible to Larger Losses than if the Positions Were More Diversified.	31
Turnover in Each Series’ Portfolio May Be High, Which Could Result in Higher Brokerage Commissions and Transaction Fees and Expenses.	31
There Are Certain Risks Associated with the Trust’s Investment in U.S. Government Debt Securities.	31
The Trust’s Investment in U.S. Government Debt Securities Will Be Subject to Interest Rate Risk.	32
The Hedging Program Directed by Quest May Not Perform to Minimize Risk as Intended.	32
Investments in Reference Programs Through a Swap or Other Derivative Instrument May Not Always Replicate Exactly Performance of the Relevant CTA Trading Program(s).	32
Risks Relating to the Trading Advisors	32
Specific Risks Associated with a Multi-Advisor Commodity Pool.	32
There Are Disadvantages to Making Trading Decisions Based on Fundamental Analysis.	32
There Are Disadvantages to Making Trading Decisions Based on Technical Analysis.	33
Discretionary Decision Making May Result in Missed Opportunities or Losses.	33
Increased Competition from Other Systematic Traders Could Reduce the Trading Advisors’ Profitability.	33
The Incentive Fees Could Be an Incentive to the Trading Advisors to Make Riskier Investments.	33
The Risk Management Approaches of One or All of the Trading Advisors May Not Be Fully Effective, and a Series May Incur Losses.	33
Increases in Assets Under Management of any of the Trading Advisors Could Lead to Diminished Returns.	33
Each Series Relies on its Trading Advisors for Success, and if a Trading Advisor’s Trading is Unsuccessful, the Series May Incur Losses.	34
There Are Disadvantages Associated with Terminating or Replacing Trading Advisors, Trading Programs or Reference Trading Programs.	34
The Managing Owner’s Allocation of the Trust’s Assets Among Trading Advisors May Result in Less than Optimal Performance by the Trust.	34
Each Trading Advisor Advises Other Clients and May Achieve More Favorable Results for its Other Accounts.	34
The Managing Owner Places Significant Reliance on the Trading Advisors and Their Key Personnel; the Loss of Such Personnel Could Adversely Affect a Series.	35

(Continued)

The Success of Each Series Depends on the Ability of the Personnel of its Trading Advisors to Accurately Implement Their Trading Systems, and Any Failure to Do So Could Subject a Series to Losses.	35
Stop-loss Orders May Not Prevent Large Losses.	35
Risks Relating to the Galaxy Plus Platform	35
The Success of Each Series Depends on the Performance of the Commodity Pools Available on the Galaxy Plus Platform in Which Each Series Invests	35
The Galaxy Plus Platform is Recently Established and has a Limited Operating History and the Commodity Pools Have Limited or No Operating History or Track Record	35
A Series May be One of Multiple Investors in each Commodity Pool on the Galaxy Plus Platform	36
A Series May Incur Losses Related to Other Investors’ Large Redemptions from, or Investments into, a Commodity Pool on the Galaxy Plus Platform	36
The Galaxy Plus Platform Operates Independently from Each Series, the Trust and the Managing Owner	36
The Galaxy Plus Platform and Gemini May Limit the Ability of a Series to Invest in, or Divest From, a Commodity Pool	36
Cessation of, or Changes to, the Operation of the Galaxy Plus Platform Could Adversely Impact the Performance of a Series	36
Investment in Commodity Pools Available on the Galaxy Plus Platform Presents Operational, Administrative Risk to Each Series	36
Each Series May Be Susceptible to Cyber Security Breaches	36
Taxation and Benefits Risks	36
You May Have Tax Liability Attributable to Your Investment in a Series Even if You Have Received No Distributions and Redeemed No Units, and Even if the Series Generated an Economic Loss.	37
You May Be Subject Tax on Gains that the Trust Never Realizes.	37
Partnership Treatment is not Assured, and if the Trust or any Series Is Not Treated as a Partnership, You Could Suffer Adverse Tax Consequences.	37
There is the Possibility of a Tax Audit Which Could Result in Additional Taxes to You.	37
You Will Likely Recognize Short-Term Capital Gain.	37
The IRS Could Challenge Allocations of Recognized Gains to Unitholders Who Redeem.	37
The IRS Could Take the Position that Deductions for Certain Trust Expenses Are Subject To Various Limitations.	37
The Investment of Benefit Plan Investors May Be Limited and/or Subject to Mandatory Redemption if Any or All of the Series (or Class of any Series) Are Deemed to Hold Plan Assets or if the Trading Advisors Have Fiduciary Relationships with Certain Investing Benefit Plan Investors, and Benefit Plan Investors are Required to Consider their Fiduciary Responsibilities in Making an Investment Decision.	38
Foreign Investors May Face Exchange Rate Risk and Local Tax Consequences.	38
Regulatory Risks	38

(Continued)

Regulation of the Commodity Interest Markets is Extensive and Constantly Changing; Future Regulatory Developments are Impossible to Predict, but May Significantly and Adversely Affect the Trust.	38
The Series Are Subject to Speculative Position Limits.	38
CFTC Registrations Could Be Terminated, Which Could Adversely Affect the Trust or a Series.	39
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	40
FRONTIER FUNDS	41
THE OFFERING	42
PAST PERFORMANCE OF THE SERIES	44
THE TRUSTEE	49
THE MANAGING OWNER AND CPO	50
GEMINI ALTERNATIVE FUNDS	55
TRADING LIMITATIONS, POLICIES AND SWAPS	57
THE CLEARING BROKERS	61
ADMINISTRATOR	73
TRANSFER AGENT	74
ACTUAL AND POTENTIAL CONFLICTS OF INTEREST	75
FEES AND EXPENSES	78
Summary Table of Fees and Expenses	78
WHO MAY SUBSCRIBE	87
Investor Suitability	87
Minimum Purchases	87
Net Worth and Income Requirements	87
Subscriber Category Requirements	88
Fundamental Knowledge	88
Ineligible Investors	88
ERISA Considerations	88
Discretionary Accounts	90
Compliance with Anti-Money Laundering Laws	90
HOW TO SUBSCRIBE	91

x

(Continued)

(Continued)

APPENDICES TO PART ONE	FRONTIER DIVERSIFIED APP-1
FRONTIER DIVERSIFIED FUND	FRONTIER DIVERSIFIED APP-2
FRONTIER MASTER FUND	FRONTIER MASTERS APP-2
FRONTIER LONG/SHORT COMMODITY FUND	FRONTIER LONG/SHORT COMMODITY APP-2

STATEMENT OF ADDITIONAL INFORMATION	SAI-1
THE NON-MAJOR COMMODITY TRADING ADVISORS	SAI-2
THE FUTURES MARKETS	SAI-4
GLOSSARY OF TERMS	SAI-7
BENEFITS TO INVESTING IN THE TRUST	SAI-11
FUND PERFORMANCE	SAI-12
MONTHLY PERFORMANCE ATTRIBUTION BY SECTOR	SAI-21
FUND EXPOSURE BY FUTURES STRATEGY	SAI-23
MONTHLY TOP AND BOTTOM PERFORMANCE ATTRIBUTION BY FUTURES STRATEGY	SAI-26
CORRELATIONS	SAI-29
DESCRIPTION OF INDICES REFERENCED IN THIS STATEMENT OF ADDITIONAL INFORMATION	SAI-31
SECOND AMENDED AND RESTATED DECLARATION OF TRUST	EXHIBIT A-1
SUBSCRIPTION INFORMATION	EXHIBIT B-1
EXCHANGE REQUEST FOR	EXHIBIT C-1
CLASS 1 UNITS REQUEST FOR REDEMPTION	EXHIBIT D-1

(Continued)

REQUEST FOR ADDITIONAL SUBSCRIPTION	EXHIBIT E-1
CLASS 1 APPLICATION FOR TRANSFER OF OWNERSHIP / RE-REGISTRATION FORM	EXHIBIT F-1
PRIVACY NOTICE	EXHIBIT G-1

The Series of Frontier Funds at a Glance

Series	Trading/Galaxy Plus Platform Commodity Pools/Reference Programs

Frontier Diversified	Major Commodity Trading Advisors, Galaxy Plus Platform Commodity Pools and/or Reference Programs

	Aspect Capital Limited	Aspect Core Diversified Program (accessed via Galaxy Plus Fund – Aspect Feeder Fund (532) LLC)
	Crabel Capital Management, LLC	Crabel Multi-Product Program
	Emil van Essen LLC	Multi-Strategy Program (accessed via Galaxy Plus Fund – Emil Van Essen STP Feeder Fund (516) LLC)
	FORT, L.P.	Global Contrarian Program (accessed via Galaxy Plus Fund – FORT Contrarian Feeder Fund (510) LLC)
	H2O AM LLP	H2O Force 10 Program
	Quantitative Investment Management, LLC	Global Program (accessed via Galaxy Plus Fund – QIM Feeder Fund (526) LLC)
	QuantMetrics Capital Management LLP	QM Futures Program (accessed via Galaxy Plus Fund – QuantMetrics Feeder Fund (527) LLC)
	Quest Partners LLC	Quest Tracker Index Program (accessed via Galaxy Plus Fund – Quest Feeder Fund (517) LLC); Quest Fixed Income Tracker Index (accessed via Galaxy Plus Fund – Quest FIT Feeder Fund (531) LLC)
	Welton Investment Partners, LLC	Welton GDP Program (accessed via Galaxy Plus Fund – Welton GDP Feeder Fund (538) LLC)
	Winton Capital Management Ltd.	Winton Diversified Macro Strategies Program

Non-Major Commodity Trading Advisors, Galaxy Plus Platform Commodity Pools and/or Reference Programs

	Doherty Advisors, LLC	Discretionary Relative Value Volatility Program (accessed via Galaxy Plus Fund – Doherty Feeder Fund (528) LLC)
	Landmark Trading Company	Landmark Trading Program (accessed via Galaxy Plus Fund – LRR Feeder Fund (522) LLC)

Series	Trading/Galaxy Plus Platform Commodity Pools/Reference Programs

Frontier Masters	Major Commodity Trading Advisors, Galaxy Plus Platform Commodity Pools and/or Reference Programs

	Emil van Essen LLC	Multi-Strategy Program (accessed via Galaxy Plus Fund – Emil Van Essen STP Feeder Fund (516) LLC)
	Transtrend B.V.	Diversified Trend Program—Enhanced Risk/USD (accessed via Galaxy Plus Fund – TT Feeder Fund (531) LLC)
	Welton Investment Partners, LLC	Welton GDP Program (accessed via Galaxy Plus Fund – Welton GDP Feeder Fund (538) LLC)
	Winton Capital Management Ltd.	Winton Diversified Macro Strategies Program
	Quest Partners LLC	Quest Fixed Income Tracker Index (accessed via Galaxy Plus Fund – Quest FIT Feeder Fund (531) LLC)

Series	Trading/Galaxy Plus Platform Commodity Pools/Reference Programs

Series	Trading/Galaxy Plus Platform Commodity Pools/Reference Programs

Frontier Long/Short Commodity	Major Commodity Trading Advisors, Galaxy Plus Platform Commodity Pools and/or Reference Programs

	Emil van Essen LLC	Multi-Strategy Program (accessed via Galaxy Plus Fund – Emil Van Essen STP Feeder Fund (516) LLC)
	JE Moody & Company LLC	JEM Commodity Relative Value Program
	Quest Partners LLC	Quest Fixed Income Tracker Index (accessed via Galaxy Plus Fund – Quest FIT Feeder Fund (531) LLC)
	Red Oak Commodity Advisors, Inc.	Fundamental Trading (accessed via Galaxy Plus Fund – LRR Feeder Fund (522) LLC)
	Rosetta Capital Management, LLC	Rosetta Trading Program (accessed via Galaxy Plus Fund – LRR Feeder Fund (522) LLC)
	Welton Investment Partners, LLC	Welton GDP Program (accessed via Galaxy Plus Fund – Welton GDP Feeder Fund (538) LLC)

Non-Major Commodity Trading Advisors, Galaxy Plus Platform Commodity Pools and/or Reference Programs

	Doherty Advisors, LLC	Discretionary Relative Value Volatility Program (accessed via Galaxy Plus Fund – Doherty Feeder Fund (528) LLC)
	Landmark Trading Company	Landmark Trading Program (accessed via Galaxy Plus Fund – LRR Feeder Fund (522) LLC)

A commodity trading advisor (“CTA”) that may be allocated 10% or more of the assets of a series, including through investments in trading companies managed by the managing owner and/or one or more commodity pools available through the Galaxy Plus Platform, is referred to as a major CTA. A non-major CTA is a CTA whose allocation, through such trading companies or commodity pools, will be less than 10% of a series’ assets. Each CTA that is allocated assets of a series is referred to herein as a “trading advisor.” Chesapeake Capital Corporation (“Chesapeake”), a CTA which the Funds have previously accessed through the Galaxy Plus Fund platform, was no longer an advisor to any Galaxy Plus Fund as of December 31, 2017. None of the Funds currently have any investment exposure to Chesapeake.

A reference program refers to a commodity trading program in which the exposure to such program is through a swap or other derivative instrument. A reference program whose exposure may be 10% or more of a series’ nominal assets is referred to as a major reference program. A non-major reference program is a reference program whose exposure will be less than 10% of a series’ nominal assets.

The trust will not own any of the investments or indices referenced by any swap or other derivative instrument. The counterparty is not the trading advisor of the reference program. The managing owner may add, replace or substitute trading advisors, reference programs, or invest in, or redeem from, commodity pools available on the Galaxy Plus Platform, in its sole discretion, without prior notice to or consent of investors. The managing owner in the future may also allocate assets to trading companies or accounts in other similar managed account platforms.

SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. The remainder of this prospectus contains more detailed information. You should read the entire prospectus, including the appendix for each series, the Statement of Additional Information, all exhibits to the prospectus, and all documents incorporated herein by reference before deciding to invest in any series.

The Trust	Frontier Funds is a Delaware statutory trust (formed on August 8, 2003) that is currently publicly offering units in three separate series. Each series engages in the speculative trading of a diversified portfolio of futures, forwards (including interbank foreign currencies), swaps and options contracts and/or other derivative instruments. The purpose of each series is to seek capital appreciation while attempting to control risk and volatility. Frontier Fund Management LLC, the managing owner of the trust, has delegated its commodity pool operator responsibilities to Wakefield Advisors LLC, a registered commodity pool operator, and allocates the assets of each series to a diverse group of experienced commodity trading advisors through investments in one or more trading companies managed by the managing owner and in one or more commodity pools through the “Galaxy Plus Platform” sponsored and operated by Gemini. The managing owner in the future may also allocate assets to trading companies or accounts in other similar managed account platforms. In addition, the managing owner, from time to time, may enter into swaps, other derivatives or other investments platforms similar to those described herein with respect to certain reference trading programs. There are a number of factors that would determine whether to allocate to trading advisors versus entering into swaps. These factors include but are not limited to whether a trading advisor accepts separately managed accounts or is only available on third party platforms, costs such as management fees where the fees may vary for separately managed accounts versus third party platforms, minimum account sizing where a managed account would require larger investments than those on third party platforms and liquidity is generally similar for managed accounts and third party platforms but may vary and become a factor. Each series, which currently invests its assets in both trading companies managed by the managing owner and in commodity pools offered through the Galaxy Plus Platform, expects to ultimately allocate all of its assets to such commodity pools, in addition to entering into any swaps or other derivative instruments with respect to certain reference trading programs. The managing owner expects to liquidate each trading company it manages once no further assets of the series are invested in such trading company. Units are available for subscription on each business day at the then current net asset value per unit. The trust has offered other series in the past and may offer additional series in the future.

Since each series has a unique trading and investment strategy, you should review the information relating to each series and its trading and investment strategy. See “Appendices to Part I” for additional information regarding each series and its trading and investment strategy.

The trust will terminate on December 31, 2053 (unless terminated earlier in certain circumstances). See “Summary of Agreements—Trust Agreement.” The principal offices of the trust and the managing owner are located at 25568 Genesee Trail Road, Golden, Colorado, 80401, and their telephone number is (303) 454-5500. The trust and each series of the trust is a multi-advisor pool as defined in Commodity Futures Trading Commission (“CFTC”) Rule 4.10(d)(2).

The Managing Owner and CPO	Frontier Fund Management LLC is a limited liability company formed in the state of Delaware in November 2016. The managing owner has delegated its commodity pool operator responsibilities with respect to the trust and each series to Wakefield pursuant to the Commodity Pool Operator Delegation Agreement between the managing owner and Wakefield. Wakefield has been registered with the CFTC as a commodity pool operator since January 7, 2013, and has been a member of the National Futures Association (“NFA”) since that date. The managing owner is ultimately responsible for the selection, retention and termination of the trading advisors and investments in, and divestments from, one or more commodity pools offered through the Galaxy Plus Platform, each of which is advised by an individual trading advisor. The managing owner is also responsible for entering into, or terminating, the swap reference trading programs on behalf of each series. See “The Managing Owner and CPO.”

The managing owner will maintain a minimum of 1% interest with respect to the publicly registered units of each series of the trust at all times. See “The Managing Owner—Managing Owner’s Commitments—Minimum Purchase Commitment.” The managing owner has agreed to accept liability for the obligations of each series that exceed that series’ net assets.

The managing owner and/or Wakefield, as applicable, with respect to each series, will:

●	engage in the speculative trading of a diversified portfolio of futures, forwards (including interbank foreign currencies) and options contracts and/or other derivative instruments, which may also be effected through the investments in, or divestments from, trading companies managed by the managing owner and/or one or more commodity pools available on the Galaxy Plus Platform, each of which will be advised by an individual trading advisor, and enter into one or more swap contracts, and may, from time to time, engage in cash and spot transactions;

●	maintain a portion of such series’ assets at the trust level for cash management;

●	maintain separate, distinct records for each series, and account for its assets separately from the other series and the other trust assets; and

	●	calculate the net asset value of its units separately from the other series.

The Units	Each series is available in two classes. Class 1 (and, in the case of the Frontier Long/Short Commodity Fund, class 1a) units are subject to an initial service fee equal to up to 2.0% of the purchase price and, after the first year, an ongoing annual service fee of up to 2.0% of the net asset value of your units, which is payable either monthly or quarterly (as agreed with the selling agent). The initial service fee will generally be prepaid by the managing owner to the applicable selling agent and will be reimbursed by the applicable series over the first 12 months of your investment. Class 2 (and, in the case of the Frontier Long/Short Commodity Fund, class 2a) units are not subject to an initial service fee and will only be offered to investors who invest through approved selling agents who are separately compensated by the investor directly. See “Fees and Expenses—Service Fees.” Class 2 and 2a units may be subject to ongoing service fees for certain administrative services provided by the selling agents in an amount equal to 0.25% annually of the net asset value of each unit (an additional amount of up to 0.25% of the net asset value may be paid by the managing owner), payable at the end of each month.

Class 1 and 1a units and class 2 and 2a units will be re-designated as class 3 or class 3a units, respectively, of such series, for administrative purposes as of any business day when the managing owner determines in its sole discretion that the service fee limit will be reached. The service fee limit applicable to each unit sold pursuant to this prospectus is reached upon the earlier of when (i) the aggregate initial and ongoing service fees received by the selling agent with respect to such unit equals 9% of the purchase price of such unit or (ii) the aggregate underwriting compensation (determined in accordance with FINRA Rule 2310) paid in respect of such unit totals 10% of the purchase price of such unit. There are no service fees or redemption fees associated with the class 3 or 3a units.

Class 3 and 3a units are not offered directly to investors and have been registered, and will be maintained, under federal and state securities laws to administer the designation of class 1, 1a, 2 and 2a units that have reached the service fee limit as class 3 or 3a units. See “Plan of Distribution.”

The percentage return (and associated dollar amount) that your investment must earn in the indicated series, after taking into account estimated interest income, in order to break-even after one year is as follows (please see the “Break-Even Analysis” on page 19): Frontier Diversified Fund: Class 1 – 7.63% ($76.33); Class 2 – 5.32% ($53.18); Class 3 – 4.99% ($49.87); Frontier Masters Fund: Class 1 – 11.49% ($114.86); Class 2 – 9.30% ($92.99); Class 3 – 8.99% ($89.86); and Frontier Long/Short Commodity Fund: Class 1a – 10.73% ($107.31); Class 2a – 8.53% ($85.29); Class 3a – 8.21% ($82.14).

The offering of units is subject to federal and state securities laws and regulations, federal laws and regulations relating to investments in commodities and related products, and the rules of FINRA and NFA.

The Series	The trust publicly offers units in three separate series: Frontier Diversified Fund, Frontier Masters Fund and Frontier Long/Short Commodity Fund. The trust has offered other series in the past and may offer additional series and/or units in the future.

The trust allocates the assets of each series to one or more of the trading advisors or reference programs described below through either the use of one or more trading companies formed in the state of Delaware and managed by the managing owner, or investments in one or more commodity pools offered through the Galaxy Plus Platform. The managing owner may add, replace or substitute trading advisors, reference programs, commodity pools or invest in, or redeem from, one or more commodity pools available on the Galaxy Plus Platform, in its sole discretion, without prior notice to or consent of investors. The managing owner in the future may also allocate assets to trading companies or accounts in other similar managed account platforms. Chesapeake Capital Corporation, or Chesapeake, a CTA which the Funds have previously accessed through the Galaxy Plus Fund platform, was no longer an advisor to any Galaxy Plus Fund as of December 31, 2017. None of the Funds currently have any investment exposure to Chesapeake.

The actual allocation among trading advisors for each series, including through investments in commodity pools available on the Galaxy Plus platform, will vary based upon the relative trading performance of the trading advisors and/or reference programs, and the managing owner may otherwise vary such percentages from time to time in its sole discretion. Each series permits its trading advisor(s) to trade the assets allocated to it using notional equity (funds allocated to an account in excess of actual funds deposited in the account) in order to keep each series’ annual return volatility consistent with its applicable volatility target range as set forth in the appendix for the applicable series attached hereto. The trading advisors retained by the commodity pools on the Galaxy Plus Platform are also expected to conduct their trading using notional equity.

A portion of the assets of a series may be committed as initial margin for strategic investments in one or more swaps or other derivative instruments. The trust will not own any of the investments or indices referenced by any swap or other derivative instrument. Although the series will not be directly invested in any fund or program with respect to a swap or other derivative instrument, the assets of such series are subject to the credit risk of the counterparty with respect to any swap or other derivative instrument. See “Risk Factors—Risks Relating to Trading and the Markets—OTC Transactions Are Subject to Little, if Any, Regulation and May Be Subject to the Risk of Counterparty Default.”

The total amount of assets of a series allocated to trading advisors, including through investments in commodity pools available on the Galaxy Plus Platform, and/or reference programs, including (i) actual funds deposited in accounts directed by the trading advisors or deposited as margin in respect of swaps or other derivative instruments referencing a reference program plus (ii) any notional equity allocated to the trading advisors, including through investments in commodity pools available on the Galaxy Plus platform, and any reference programs, is referred to herein as the “nominal assets” of the series. Investors should note that, at any given time, the nominal assets of a series may exceed the net asset value of such series depending on the amount of notional equity that is being utilized. The managing owner expects that the nominal assets of each series will generally be maintained at a level in excess of the net asset value of such series and such excess may be substantial to the extent the managing owner deems necessary to achieve the desired level of volatility.

You should review the appendix for each series in Part I for additional information.

Frontier Diversified Fund	The current major commodity trading advisors, including those advising commodity pools on the Galaxy Plus Platform and/or reference programs for the Frontier Diversified Fund are:

●	Aspect Capital Limited;

●	Crabel Capital Management, LLC;

●	Emil van Essen LLC;

●	FORT, L.P.;

●	H2O AM LLP;

●	Quantitative Investment Management, LLC;

●	QuantMetrics Capital Management LLP;

●	Quest Partners LLC;

●	Welton Investment Partners, LLC; and

●	Winton Capital Management Ltd.

The managing owner anticipates that up to 30% of the assets of the Frontier Diversified Fund may be allocated to each of the major commodity trading advisors, commodity pools on the Galaxy Plus Platform and/or reference programs at any time. See “Risk Factors—Risks Relating to the Trust and the Offering of Units—The Managing Owner May Adjust the Leverage Employed by a Trading Advisor to Maintain the Target Rate of Volatility.”

See the appendix for the Frontier Diversified Fund attached to Part I of this prospectus for more information regarding the Frontier Diversified Fund.

Frontier Masters Fund	The current major commodity trading advisors, including those advising commodity pools on the Galaxy Plus Platform and/or reference programs for the Frontier Masters Fund are:

●	Emil van Essen LLC;

●	Transtrend B.V.;

●	Welton Investment Partners, LLC;

●	Winton Capital Management Ltd.; and

●	Quest Partners LLC.

The managing owner anticipates that up to 40% of the assets of the Frontier Masters Fund may be allocated to each of the major commodity trading advisors, commodity pools on the Galaxy Plus Platform and/or reference programs at any time. See “Risk Factors—Risks Relating to the Trust and the Offering of Units— The Managing Owner May Adjust the Leverage Employed by a Trading Advisor to Maintain the Target Rate of Volatility.”

See the appendix for the Frontier Masters Fund attached to Part I of this prospectus for more information regarding the Frontier Masters Fund.

Frontier Long/Short Commodity Fund	The current major commodity trading advisors, commodity pools on the Galaxy Plus Platform and/or reference programs for the Frontier Long/Short Commodity Fund are:

●	Emil van Essen LLC;

●	JE Moody & Company LLC;

●	Quest Partners LLC;

●	Red Oak Commodity Advisors, Inc.;

●	Rosetta Capital Management, LLC; and

●	Welton Investment Partners, LLC.

The managing owner anticipates that up to 30% of the assets of the Frontier Long/Short Commodity Fund may be allocated to each of the major commodity trading advisors, commodity pools on the Galaxy Plus Platform and/or reference programs at any time. See “Risk Factors—Risks Relating to the Trust and the Offering of Units— The Managing Owner May Adjust the Leverage Employed by a Trading Advisor to Maintain the Target Rate of Volatility.”

See the appendix for the Frontier Long/Short Commodity Fund attached to Part I of this prospectus for more information regarding the Frontier Long/Short Commodity Fund.

Investment Risks	Units of each series are speculative securities and you could lose all or substantially all of your investment in a series. In particular, you should be aware that:

●	Past performance is not necessarily indicative of future results.

●	Futures, forwards and options trading is speculative, volatile and highly leveraged. Due to the volatile nature of the commodities markets and the high degree of leverage to be employed by each series of the trust, a relatively small change in the price of a contract can cause significant losses for a series.

●	There is no secondary market for the units and the transfer of units is restricted. If you redeem all or a portion of your class 1 or 1a units before the end of 12 full months following your purchase, you will be charged a redemption fee of up to 2.0% of the purchase price of the units being redeemed.

●	The incentive nature of the compensation to be paid to the trading advisors may encourage the trading advisors to take riskier or more speculative positions.

●	Each of the trust’s series relies on the trading advisors selected by the managing owner for success, including through its investments in commodity pools on the Galaxy Plus Platform.

●	The assets of each series will be substantially invested in commodity pools offered through the Galaxy Plus Platform advised by independent trading advisors. Each series’ performance depends substantially upon the performance of these commodity pools, the adherence of the commodity pools to their selected strategies and the effectiveness of those strategies.

●	Your annual tax liability may exceed cash distributions to you.

●	Each series is subject to substantial charges. You will sustain losses if a series in which you are invested is unable to generate sufficient trading profits to offset its fees and expenses. See “Break-Even Analysis” on page 19.

●	You will have limited voting rights and no control over the trust’s business.

●	Actual and potential conflicts of interest exist among the managing owner and the trading advisors. Other conflicts of interest may exist as well. See “Actual and Potential Conflicts of Interest.”

●	Each of the trust’s series is subject to, and invests a portion of its assets in commodity pools that are subject to, risks related to the operation and administration of the Galaxy Plus Platform by officers and employees of Gemini.

The Trading Companies	For administrative and operational reasons, the trust currently allocates a portion of the assets of each series to trading advisors and/or reference programs through the use of one or more trading companies managed by the managing owner. The trading companies are limited liability companies formed in Delaware. The assets of each trading company are generally segregated from each other trading company. Certain trading companies have entered into contractual arrangements with one or more independent CTAs that will manage all or a portion of such trading company’s assets and make the trading decisions with respect to the assets of each series invested in such trading company. Certain other trading companies have entered into swaps or other over-the-counter derivative instruments with independent counterparties. The trading companies currently utilized by the trust are as follows: Frontier Trading Company I LLC, Frontier Trading Company II LLC, Frontier Trading Company XXXIV, LLC, Frontier Trading Company XXXV, LLC, Frontier Trading Company XXXVII, Frontier Trading Company XXXVIII and Frontier Trading Company XXXIX, LLC. In lieu of on-going investments in the trading companies, each series expects to ultimately allocate all of its assets to such commodity pools available on the Galaxy Plus Platform, in addition to entering into any swaps or other derivative instruments with respect to certain reference trading programs. The managing owner expects to liquidate each trading company it manages once no further assets of the series are invested in such trading company.

See “—Organizational Charts.” For additional disclosure regarding the risks and potential conflicts of interest associated with investment through the trading companies, please see “Risk Factors—Trading Company Allocations” and “Actual and Potential Conflicts of Interest—Trading Companies.”

Galaxy Plus Managed Account Platform

The trust currently allocates a portion of assets of each series to one or more commodity pools available on the Galaxy Plus Platform, an unaffiliated, third-party managed account platform sponsored, maintained and administrated by Gemini, a wholly owned subsidiary of NorthStar Financial Services Group, LLC.

Each commodity pool is advised by an individual trading advisor. Each series expects to ultimately allocate all of its assets to such commodity pools available on the Galaxy Plus Platform. As of the date of this Prospectus, the commodity pool operator and sponsor of each commodity pool on the Galaxy Plus Platform is Gemini Alternative Funds, LLC.

The commodity pools available on the Galaxy Plus Platform currently utilized by the trust are as follows: Galaxy Plus Fund – Aspect Feeder Fund (532), LLC, Galaxy Plus Fund – Doherty Feeder Fund (528) LLC, Galaxy Plus Fund – Emil van Essen STP Feeder Fund (516) LLC, Galaxy Plus Fund – FORT Contrarian Feeder Fund (510) LLC, Galaxy Plus Fund – LRR Feeder Fund (522) LLC, Galaxy Plus Fund – QIM Feeder Fund (526) LLC, Galaxy Plus Fund – QuantMetrics Feeder Fund (527) LLC, Galaxy Plus Fund – Quest Feeder Fund (517) LLC, Galaxy Plus Fund – Quest FIT Feeder Fund (535) LLC, Galaxy Plus Fund – TT Feeder Fund (531) LLC and Galaxy Plus Fund – Welton GDP Feeder Fund (538) LLC.

The Trustee	Wilmington Trust Company, a Delaware banking corporation, serves as the trust’s trustee. The trustee delegated to the managing owner all of the power and authority to manage the business and affairs of the trust and has only nominal duties (such as accepting service of legal process on behalf of the trust and making filings under the Delaware Statutory Trust Act, or the Trust Act) and liabilities to the trust.

The Clearing Brokers

Morgan Stanley & Co. LLC acts as a futures clearing broker for Frontier Trading Company II LLC for the Frontier Diversified Fund and the Frontier Master’s Fund, although other brokers may serve as futures clearing brokers for any of the trading companies in the future.

In addition, Deutsche Bank AG London serves as the foreign exchange counterparty (the “FX Counterparty”) for the trading companies that trade over-the-counter (“OTC”) foreign currencies. The futures clearing brokers and the FX Counterparty are collectively referred to as the clearing brokers. The clearing brokers will execute and clear the futures, options and OTC foreign currency transactions, as applicable, and perform certain administrative services for each trading company.

Gemini, as the operator and administrator of the commodity pools available on the Galaxy Plus Platform has sole discretion over the selection, retention and monitoring of the clearing brokers that provide services to the commodity pools on the Galaxy Plus Platform.

Independent Administrator	The trust and the managing owner have appointed Gemini Hedge Fund Services, LLC (the “independent administrator”) to act as an independent, third party administrator for the trust and its trading companies in certain capacities related to accounting and financial bookkeeping. The managing owner itself provides registrar and other administrative services to the trust and its trading companies.

Independent Transfer Agent	The trust and the managing owner have appointed Gemini Fund Services, LLC (the “transfer agent”) to act as an independent, third party transfer agent for the trust and provide administrative services in certain capacities related to sales and commissions processing.

The Selling Agents	The managing owner appoints broker-dealers that are registered under the Exchange Act and are members of FINRA as selling agents to assist in the making of offers and sales of units. The selling agents are not required to sell any specific number or dollar amount of units but will use their best efforts to sell the units offered. As compensation for their services, selling agents receive service fees, as described below.

Liabilities You Assume	You generally cannot lose more than your investment in any series in which you invest, and you will not be subject to the losses or liabilities of any series in which you have not invested. You may incur liability in excess of your investment in any series in which you invest (i) in the event the trust is required to make payments to any federal, state or local or any foreign taxing authority in respect of your allocable share of trust income, in which case you shall be liable for the repayment of such amounts plus interest thereon; (ii) to indemnify the trust if the trust incurs losses (including expenses) as a result of any claim or legal action to which the trust is subject which arises out of your obligations or liabilities unrelated to the trust’s business; (iii) to indemnify the trust and each unitholder against any losses or damages (including tax liabilities or loss of tax benefits) arising as a result of any transfer or purported transfer of your unit in violation of the trust agreement; and (iv) if the subscription agreement you delivered in connection with your purchase of units contains misstatements. See “Summary of Agreements—Trust Agreement—Liabilities” for a more complete explanation.

Limitation of Liabilities	The debts, liabilities, obligations, claims and expenses of a particular series will be enforceable against the assets of such series only, and not against the assets of the trust generally or the assets of any other series, except to the extent described in the sections titled “Risk Factors—Trading Company Allocations” and “Actual and Potential Conflicts of Interest—Trading Companies.”

Who May Subscribe	An investment in the trust is speculative and involves a high degree of risk. The trust is not suitable for all investors. An investment in the trust should represent only a limited portion of your overall portfolio. To subscribe in the units of any series:

●	You must have at a minimum: (1) a net worth (exclusive of your home, home furnishings and automobiles) of at least $250,000 or (2) a net worth (exclusive of your home, home furnishings and automobiles) of at least $70,000 and an annual gross income of at least $70,000. A significant number of states impose substantially higher suitability standards than the minimums described above. Before investing, you should review the minimum suitability requirements for your state of residence which are described in “State Suitability Requirements” in “SUBSCRIPTION INFORMATION” attached to this prospectus as Exhibit B. These suitability requirements are regulatory minimums only. Just because you meet such requirements does not mean that an investment in the units is a suitable investment for you.

●	You may not invest more than 10% of your net worth (exclusive of your home, furnishings and automobiles) in any series or combination of series. Additionally, if you are a Kentucky resident, you may not invest more than 10% of your liquid net worth in any series or combination of series, or in any shares of the trust’s affiliate non-publicly traded commodity pool programs.

●	Plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), including IRAs, Keogh plans covering no common law employees, and employee benefit plans not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), may not invest more than 10% of the subscriber’s and their participants’ net worth (exclusive of home, home furnishings and automobiles) in any series or combination of series.

●	Employee benefit plans subject to ERISA are subject to special suitability requirements and may not invest more than 10% of their assets in any series or combination of series.

See “Who May Subscribe” beginning on page 87 of the prospectus.

Minimum Subscription Amounts	The minimum initial subscription in any one series is $1,000. If you are an individual retirement account, pension, profit-sharing, stock bonus, Keogh, welfare benefit or other employee benefit plan whether or not subject to ERISA or Section 4975 of the Code, each a Plan, an employee or family member of an employee of the managing owner or its affiliates, or a charitable organization, you have no minimum initial subscription requirements and are able to invest a lesser amount.

Existing limited owners may purchase additional units in increments of $100, or, if you are a Plan (including an IRA), an employee or family member of an employee of the managing owner or its affiliates, or a charitable organization, you have no minimum initial subscription requirements and are able to invest a lesser amount.

If you are a resident of Texas, then your minimum initial subscription requirement is $5,000, or, if you are a Plan (including an IRA), an employee or family member of an employee of the managing owner or its affiliates, or a charitable organization (each, residing in Texas), then your minimum initial subscription requirement is $1,000.

How to Subscribe	Investors will be able to subscribe for Units as of each Business Day (as defined below) by completing and submitting to the transfer agent (as defined below) a completed Subscription Agreement by 4:00 p.m. Eastern Standard Time. The transfer agent may, in its sole discretion, reject any subscription in whole or in part for any reason. A Subscription Agreement received by the transfer agent after 4:00 p.m. Eastern Standard Time will be deemed to be received on the immediately following Business Day.

Subscription Effective Dates	The effective date of your subscription will generally be two business days after the day on which your subscription agreement or exchange request is received by the transfer agent. A subscription agreement or exchange request received by the transfer agent after 4:00 PM Eastern Standard Time will be deemed to be received on the immediately following business day. Business day means a day other than a Saturday, Sunday or other day when banks and/or securities exchanges in the city of New York or the city of Wilmington are authorized or obligated by law to close. The managing owner in its sole and absolute discretion may change such notice requirement upon written notice to you.

Transfer of Units	The trust agreement restricts the transferability and assignability of the units. There is not now, nor is there expected to be, a secondary trading market for the units.

Exchange Privilege	You may exchange your units of a series for units of another series. Class 1 or 1a units in any one series may only be exchanged for class 1 or 1a units in any other offered series; similarly, class 2 or 2a units in any one series may only be exchanged for class 2 or 2a units in any other offered series. You will be allowed to exchange your units in one series for units of another series only if units of the series being exchanged into are currently being offered for sale pursuant to this prospectus, are registered for sale in your state and only if there are a sufficient number of registered units of the series being exchanged into. Please confirm availability of a series prior to requesting an exchange. An exchange of units will be treated as a redemption of units of one series (with the related tax consequences) and the immediate purchase of units of another series. See “U.S. Federal Income Tax Consequences.” No redemption fees or initial service fees will be charged with respect to exchanged units. Upon any exchange, each unit being purchased (exchanged into) will be subject to annual ongoing service fees as described above in “The Units” and such new units will be subject to a new service fee limit determined without regard to the amount of service fees previously charged with respect to your redeemed (exchanged out of) units.

Exchanges are made at the applicable series’ then-current net asset value per unit at the close of business on each day immediately preceding the day on which your exchange will become effective. An exchange will be effective on the day which occurs at least two business days after the transfer agent receives your exchange request. An exchange request received by the transfer agent after 4:00 PM Eastern Time on any business day will be deemed to be received on the immediately following business day for purposes of the foregoing. The managing owner, in its sole and absolute discretion, may change such requirements. See “Summary of Agreements—Trust Agreement—Exchange Privilege.”

Redemptions	You may redeem your units, in whole or in part, on a daily basis. Your units will be redeemed one business day after the transfer agent’s receipt of your redemption request. A request for redemption received by the transfer agent after 4:00 PM Eastern Time on any business day will be deemed to be received on the immediately following business day. The managing owner, in its sole and absolute discretion, may change such notice requirement. Redemptions are made at the applicable series’ then-current net asset value per unit on the business day following the receipt of your redemption request. If you redeem all or a portion of your class 1 or 1a units on or before the end of 12 full months following the purchase of such units being redeemed, you will be charged a redemption fee of up to 2.0% of the purchase price of any units redeemed to reimburse the managing owner for the then-unamortized balance of the prepaid initial service fee. Redemption fees will be paid to the managing owner. See “Summary of Agreements—Trust Agreement—Redemption of Units.”

Distributions	The managing owner does not currently intend to make any distributions of profits.

Income Tax Consequences	It is expected that each of the trust’s series will be treated as a separate partnership for U.S. federal income tax purposes and, assuming that at least 90% of the gross income of each series has always constituted, and will continue to constitute, “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code of 1986, as amended, (the “Code”), neither the trust nor any series will be a publicly traded partnership treated as a corporation for U.S. federal income tax purposes. See “U.S. Federal Income Tax Consequences—The Tax Status of the Trust and the Series.”

Important Information About This Prospectus	This prospectus is part of a registration statement that was filed with the SEC on behalf of the trust by its managing owner. Before purchasing any units, you should carefully read this prospectus, together with the additional information incorporated by reference into this prospectus, including financial statement information, as described under the heading “Incorporation of Certain Information by Reference,” and information described under the heading “Where You Can Find More Information.”

You should assume that the information appearing in this prospectus, as well as information that was previously filed with the SEC and incorporated by reference hereto, is accurate as of the date of such document. You should be aware that each series’ performance information, financial condition and results of operations may have changed since that date.

Incorporation of Certain Information by Reference	The U.S. Securities and Exchange Commission, or the SEC, allows the trust and each series to “incorporate by reference” into this prospectus certain information that it has filed with the SEC. This means that the trust and each series can disclose important information to you by referring you to those documents without restating that information in this prospectus. The information incorporated by reference into this prospectus is considered to be part of this prospectus. We incorporate by reference into this prospectus the documents listed below, including their exhibits, except to the extent information in those documents differs from information contained in this prospectus:

●	Frontier Funds’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, as filed with the SEC on May 15, 2018;

●	Frontier Funds’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, as filed with the SEC on August 14, 2018;

●	Frontier Funds’ Amended Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, as filed with the SEC on November 20, 2018; and

●	Frontier Funds’ Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on April 2, 2018.

We will provide to any person to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus contained in the registration statement, but not delivered with this prospectus. We will provide this information upon written or oral request and at no cost to the requester. You may request this information by contacting the managing owner at: Frontier Fund Management LLC, 25568 Genesee Trail Road, Golden, Colorado 80401; Attention: Investor Relations, or by calling (303) 454-5500. You may also access these documents at the managing owner’s website at http://www.wakefieldfunds.com.

Where You Can Find More Information	The trust filed its registration statement relating to this offering of units with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information. You may read and copy any of the materials the trust has filed with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. For further information on the Public Reference Room, please call the SEC at 1-800-SEC-0330. These materials are also available to the public from the SEC’s website at http://www.sec.gov.

Fees and Expenses

The fees and expenses related to an investment in a series are described below.

Series	Initial Service Fee (1)	Ongoing Service Fee (2)	Management Fee (3)	Incentive Fee (4)	Brokerage Commission and Investment and Trading Fees and Expenses (5)	Due Diligence (6)	Galaxy Plus Managed Account Platform Fee (7)
	%	%	%	%	%	%	%
Frontier
Diversified
Class 1	2	2	0.75	25	3.16	0.12	0.15
Class 2	0	0.25	0.75	25	3.16	0.12	0.15
Class 3 (8)	0	0	0.75	25	3.16	0.12	0.15
Frontier
Masters
Class 1	2	2	2	20	4.75	0.12	0.15
Class 2	0	0.25	2	20	4.75	0.12	0.15
Class 3 (8)	0	0	2	20	4.75	0.12	0.15
Frontier
Long/Short Commodity
Class 1a	2	2	2	20	3.86	0.12	0.15
Class 2a	0	0.25	2	20	3.86	0.12	0.15
Class 3a (8)	0	0	2	20	3.86	0.12	0.15

(1)	Initial Service Fee—Class 1 and 1a units of each series are subject to an initial service fee of up to 2.0% of the purchase price. Except in the case of units issued as rebates, the initial service fee will be prepaid by the managing owner to the applicable selling agent and will be reimbursed by the applicable series over the first 12 months of your investment. See “Fees and Expenses—Service Fees—Class 1 and Class 1a—Initial Service Fee.” Since the managing owner is paying the initial service fee in full upon the sale of the units and is being reimbursed by the trust monthly in arrears over the following 12 months based upon the trust’s current net asset value, it bears the risk of the downside and enjoys the benefit of the upside potential of any difference between the amount of the initial service fee prepaid by it and the amount of the reimbursement. Class 2 and 2a units of each series are not subject to an initial service fee.

(2)	Ongoing Service Fee—After the expiration of 12 months following the purchase of class 1 or 1a units, investors will be charged an annual ongoing service fee of up to 2.0% of the net asset value of each unit purchased. Such fee will be paid on a monthly or quarterly basis, depending on the selling agent. Investors who purchase class 2 or 2a units may be charged an ongoing service fee of 0.25% annually of the net asset value of each unit purchased, for the benefit of selling agents selling such units, payable at the end of each month. Ongoing service fees will be paid until such time as the 2.0% service fee limit is reached. See footnote 8 below.

(3)	Management Fee—Each series will pay to the managing owner the referenced monthly management fee equal to a percentage of the nominal assets of the series as indicated. To the extent that a series invests in one or more commodity pools available on the Galaxy Plus Platform, the series will reduce the management fee payable to the managing owner by the amount paid by such commodity pools to their trading advisors. To the extent any related management fee is paid by a series, the managing owner will pay all or a portion of its management fee to such series. The managing owner shall waive its management fee attributable to nominal assets of swaps or other derivative instruments. Any management fee embedded in a swap or other derivative instrument may be greater or lower than the management fee that would otherwise be paid by the series to the managing owner. As of the date of this prospectus, for a series that has invested in a swap, a trading advisor does not receive any management fees directly from the series for such swap, and instead the relevant trading advisor receives compensation via the fees embedded in the swap. As of September 30, 2018, the management fee embedded in (i) swaps owned by Frontier Diversified Fund was 1.00% per annum, and (ii) swaps owned by Frontier Long/Short Commodity Fund was 1.50% per annum, and the managing owner has waived the entire management fee due to it from those series in respect of such series’ investment in swaps. In each case, the embedded management fee is accrued on the relevant notional amount of the swap. These embedded management fees may be higher or lower in the future. Each series will be charged a reduced management fee in respect of its investment in the Quest Fixed Income Tracker Index Program (“QFIT”), which is intended to act as a cash management and duration risk hedging program for the series’ cash management. The management fee applicable to investments in QFIT is equal to 0.25% of nominal assets allocated to QFIT. The management fee as a percentage of the applicable series’ net asset value will be greater than the percentage indicated above to the extent that the nominal assets of the series exceed its net asset value. The managing owner expects that the nominal assets of each series will generally be maintained at a level in excess of the net asset value of such series and such excess may be substantial to the extent the managing owner deems necessary to achieve the desired level of volatility consistent with the series’ investment objectives.

(4)	Incentive Fee—Each series will pay to the managing owner an incentive fee equal to the percentage indicated of new profits (net of certain fees and expenses) generated by each trading advisor for such series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter. To the extent that a series invests in one or more commodity pools available on the Galaxy Plus Platform, the series shall reduce the incentive fee payable to the managing owner by the amount of performance fees paid by such commodity pools to their trading advisors. To the extent any related incentive fee is paid by a series to a trading advisor, the managing owner will pay all or a portion of its incentive fee to such series. If the managing owner’s share of the incentive fee exceeds 10% of New High Net Trading Profits during the period, then the managing owner is obligated to return any amount in excess. The managing owner shall waive its incentive fee embedded in swaps or other derivative instruments. Any incentive fee embedded in a swap or other derivative instrument may be greater or lower than the incentive fee that would otherwise be paid by the series to the managing owner. As of the date of this prospectus, the trading advisor for a series that has invested in a swap does not receive any incentive fees directly from the series for such swap, and instead the relevant trading advisor receives compensation via the fees embedded in the swap. As of the date of this prospectus, the range of incentive fees (as a percentage of net New High Net Trading Profits on swaps) embedded in (i) swaps owned by Frontier Diversified Fund was 20-25% per annum of new trading profits earned by the relevant reference programs, and (ii) swaps owned by Frontier Long/Short Commodity Fund was 25.00% per annum of new trading profits earned by the relevant reference programs, and the managing owner has waived all incentive fees due to it from those series in respect of such series’ investment in swaps. These embedded incentive fees may be higher or lower in the future.

(5)	Brokerage Commission and Investment and Trading Fees and Expenses—Each series pays the clearing brokers and/or the managing owner amounts equal to the percentage indicated of the nominal assets of such series allocated to the trading advisors, including through investments in commodity pools available on the Galaxy Plus Platform, and any reference programs annually for brokerage commissions and other investment and trading fees and expenses charged in connection with such series’ trading activities. The amount indicated is an estimate based upon historical experience. The clearing brokers and, to the extent applicable, introducing brokers, receive all brokerage commissions and applicable exchange fees, NFA fees, give up fees, pit brokerage fees and all other trading fees and expenses. The clearing brokers’ brokerage commissions and applicable fees currently average approximately $4.45 for the Frontier Diversified Fund, the Frontier Masters Fund and the Frontier Long/Short Commodity Fund, per round-turn trade. The aggregate amount paid by each series includes a fee to the managing owner of up to 2.25% of the nominal assets allocated to the trading advisors, including through investments in commodity pools available on the Galaxy Plus Platform, and any reference programs of the applicable series.

Brokerage commissions do not include fees or embedded expenses associated with swaps or other derivatives with respect to certain reference trading programs. A portion of each series’ assets may be used to enter into principal-to-principal OTC derivative contracts, including swaps, which are individually negotiated by the parties and priced by the counterparty and may include fees and expenses that are accounted for in the pricing under the applicable contract. Such indirect embedded expenses may not be identifiable or enumerated explicitly in confirms or other transaction documentation. Each series may pay a fee to a counterparty in respect of any swap or other derivative instrument of up to 0.50% of the notional amount of such swap or derivative instrument based upon prevailing interest rates as of the date of this prospectus. Investors should note that the cost of any investment in a swap or other derivative instrument may fluctuate from time to time. To the extent that interest rates increase above current levels, the cost of a Series’ investment in swaps or other derivative instruments is likely to increase.

(6)	Due Diligence Expenses—The trust will pay for due diligence and custodial fees and expenses associated with the trading and custody of the assets allocable to such units. Such due diligence and custodial fees and expenses are not currently expected to exceed 0.12% of the net asset value of such units on an annual basis.

(7)	Galaxy Plus Managed Account Platform Fee—Each series will pay to the Galaxy Plus Platform an amount equal to 0.15% per annum of the investment in the applicable commodity pool on the Galaxy Plus Platform by such series, determined on the basis of the nominal assets allocated to the trading advisor retained by such commodity pool. For those investments in trading advisors that are not accessed through the Galaxy Plus Platform, each series will pay to Gemini Alternative Funds, LLC an administration fee in the amount equal to 0.15% per annum for administration, accounting and risk reporting, determined on the basis of the nominal assets allocated to the trading advisor by such series.

(8)	Class 3 and 3a units are not being offered by this prospectus. Class 1 and 1a units and class 2 and 2a units will be designated as class 3 or class 3a units, respectively, of such series, as applicable, for administrative purposes as of any business day when the managing owner determines, in its sole discretion, that the service fee limit with respect to such units has been reached, or it anticipates that the service fee limit applicable to such units will be reached on the following business day. The service fee limit applicable to each unit sold pursuant to this prospectus is reached upon the earlier of when (i) the aggregate initial and ongoing service fees received by the selling agent with respect to such unit equals 9% of the purchase price of such unit or (ii) the aggregate underwriting compensation (determined in accordance with FINRA Rule 2310) paid in respect of such unit totals 10% of the purchase price of such unit. There are no service fees or redemption fees associated with the class 3 or 3a units. See “Plan of Distribution.”

Extraordinary Expenses

Each series is obligated to pay any extraordinary expenses it may incur. Extraordinary expenses will be determined in accordance with generally accepted accounting principles, and generally include events that are both unusual in nature and occur infrequently, such as litigation. The managing owner has the ability to waive or reimburse the Trust for certain expenses.

Managing Owner Fees and Expenses

The managing owner is responsible for the payment of all of the ordinary expenses for each series and the trading companies (including organizational costs, accounting, auditing, legal and routine operational and administrative expenses) associated with the organization of the trust and the offering of each series of units (except for any initial service fee) without reimbursement from any series, except that each series will reimburse the managing owner over the first 12 months for initial service fees advanced by it on behalf of the series to the selling agent. Initial and/or ongoing account start-up, platform access, account maintenance, and technology fees and expense reimbursements to certain selling agents will also be paid by the managing owner without reimbursement from any series. Expenses (including but not limited to accounting, auditing, legal and operational and administrative fees) of trading companies that are disregarded entities for tax purposes are ordinary expenses payable by the managing owner. Generally, expenses (including but not limited to accounting, auditing, legal and operational and administrative fees) of trading companies that are not disregarded entities for tax purposes and/or have members other than Frontier Funds (or any series of Frontier Funds) are not considered ordinary expenses of the trust and shall be indirectly borne by each applicable series.

Certain selling agents may be paid customary ongoing service fees for certain administrative services of up to 0.50% annually of the net asset value of the class 2 and 2a units of each series sold pursuant to this prospectus (of which 0.25% will be charged to holders of class 2 and 2a units), payable at the end of each month.

Redemptions Fees

Investors who redeem all or a portion of their class 1 or 1a units during the first 12 months following the effective date of their purchase will be subject to a redemption fee of up to 2.0% of the purchase price of any units redeemed to reimburse the managing owner for the then-unamortized balance of the prepaid initial service fee relating to such units. There are no initial service fees or redemption fees associated with the class 2, 2a, 3 or 3a units.

Organizational Charts

The following organizational charts showing the relationship among the various series, trading companies, commodity pools available on the Galaxy Plus Platform and trading advisors involved with this offering. The particular trading companies and Galaxy Plus Platform commodity pools in which the assets of each series are invested may vary from time to time.

Frontier Diversified Fund

*	CTA is accessed by an over-the-counter total return swap.

Frontier Masters Fund

Frontier Long/Short Commodity Fund

*	CTA is accessed by an over-the-counter total return swap.

Allocation of Assets among Trading Advisors and Commodity Pools

As of November 30, 2018, the allocation of the assets of the Frontier Diversified Fund between the trading advisors was as follows (however, the actual allocation among trading advisors for the Frontier Diversified Fund will vary based on the relative trading performance of the trading advisors and/or reference programs, and the managing owner may otherwise vary such percentages from time to time in its sole discretion):

Advisor	Allocation as of November 30, 2018 (expressed as a percentage of aggregate notional exposure to commodity trading programs)
Aspect Capital Limited (accessed via Galaxy Plus Fund – Aspect Feeder Fund (532) LLC)	2%
Crabel Capital Management, LLC	5%
Doherty Advisors, LLC (accessed via Galaxy Plus Fund – Doherty Feeder Fund (528) LLC)	5%
Emil van Essen LLC (accessed via Galaxy Plus Fund – Emil Van Essen STP Feeder Fund (516) LLC)	17%
FORT, L.P. (accessed via Galaxy Plus Fund – FORT Contrarian Feeder Fund (510) LLC)	11%
H2O AM LLP	12%
Landmark Trading Company (accessed via Galaxy Plus Fund – LRR Feeder Fund (522) LLC)	1%
Quantitative Investment Management, LLC (accessed via Galaxy Plus Fund – QIM Feeder Fund (526) LLC)	11%
QuantMetrics Capital Management LLP (accessed via Galaxy Plus Fund – QuantMetrics Feeder Fund (527) LLC)	9%
Quest Partners LLC (accessed via Galaxy Plus Fund – Quest Feeder Fund (517) LLC and Galaxy Plus Fund – Quest FIT Feeder Fund (531) LLC)	3%
Welton Investment Partners, LLC (accessed via Galaxy Plus Fund – Welton GDP Feeder Fund (538) LLC)	12%
Winton Capital Management Ltd.	12%

As of November 30, 2018, the allocation of the assets of the Frontier Masters Fund between the trading advisors and commodity pools available on the Galaxy Plus Platform was as follows (however, the actual allocation among trading advisors and commodity pools for the Frontier Masters Fund will vary based on the relative trading performance of the trading advisors and/or reference programs, as well as the investment performance of the commodity pools, and the managing owner may otherwise vary such percentages from time to time in its sole discretion):

Advisor	Allocation as of November 30, 2018 (expressed as a percentage of aggregate notional exposure to commodity trading programs)
Emil van Essen LLC (accessed via Galaxy Plus Fund – Emil Van Essen STP Feeder Fund (516) LLC)	38%
Transtrend B.V. (accessed via Galaxy Plus Fund – TT Feeder Fund (531) LLC	11%
Welton Investment Partners, LLC (accessed via Galaxy Plus Fund – Welton GDP Feeder Fund (538) LLC)	25%
Winton Capital Management Ltd.	26%

As of November 30, 2018, the allocation of the assets of the Frontier Long/Short Commodity Fund between the trading advisors and commodity pools available on the Galaxy Plus Platform was as follows (however, the actual allocation among trading advisors and commodity pools for the Frontier Long/Short Commodity Fund will vary based on the relative trading performance of the trading advisors and/or reference programs, as well as the investment performance of the commodity pools, and the managing owner may otherwise vary such percentages from time to time in its sole discretion):

Advisor	Allocation as of November 30, 2018 (expressed as a percentage of aggregate notional exposure to commodity trading programs)
Emil van Essen LLC (accessed via Galaxy Plus Fund – Emil Van Essen STP Feeder Fund (516) LLC)	32%
JE Moody & Company LLC	16%
Landmark Trading Company (accessed via Galaxy Plus Fund – LRR Feeder Fund (522) LLC)	7%
Red Oak Commodity Advisors, Inc. (accessed via Galaxy Plus Fund – LRR Feeder Fund (522) LLC)	4%
Rosetta Capital Management, LLC (accessed via Galaxy Plus Fund – LRR Feeder Fund (522) LLC)	20%
Welton Investment Partners, LLC (accessed via Galaxy Plus Fund – Welton GDP Feeder Fund (538) LLC)	21%

BREAK-EVEN ANALYSIS

Following are tables that set forth the fees and expenses that you would incur on an investment of $1,000 in each class of each series of the trust and the amount that your investment must earn, after taking into account estimated interest income, in order to break-even after one year. The fees and expenses applicable to each series are described above. The footnotes below are an integral part of the Break-Even Analysis. The numbers appearing in the table below have been rounded for ease of analysis.

FRONTIER DIVERSIFIED FUND

	Class 1		Class 2		Class 3 (8)
	$	%	$	%	$	%
Management Fee (1)	21.63	2.16	21.63	2.16	21.63	2.16
Service Fee (2)	20.00	2.00	2.50	0.25	0.00	0.00
Brokerage Commissions and Investment and Trading Fees and Expenses (3, 9)	31.56	3.16	31.56	3.16	31.56	3.16
Incentive Fee (4)	6.84	0.68	1.19	0.12	0.39	0.04
Less Interest income (5)	-8.36	-0.84	-8.36	-0.84	-8.36	-0.84
Due Diligence and Custodial Fees and Expenses (6, 9)	1.20	0.12	1.20	0.12	1.20	0.12
Redemption Fee (7)	0.00	0.00	0.00	0.00	0.00	0.00
Galaxy Platform Fee (10)	3.02	0.30	3.02	0.30	3.02	0.30
Gemini Administration Fee (11)	0.44	0.04	0.44	0.04	0.44	0.04
Trading profit the series must earn for you to recoup your investment after one year	76.33	7.63	53.18	5.32	49.87	4.99

FRONTIER MASTERS FUND

	Class 1		Class 2		Class 3 (8)
	$	%	$	%	$	%
Management Fee (1)	45.60	4.56	45.60	4.56	45.60	4.56
Service Fee (2)	20.00	2.00	2.50	0.25	0.00	0.00
Brokerage Commissions and Investment and Trading Fees and Expenses (3, 9)	47.53	4.75	47.53	4.75	47.53	4.75
Incentive Fee (4)	5.30	0.53	0.93	0.09	0.30	0.03
Less Interest income (5)	-8.36	-0.84	-8.36	-0.84	-8.36	-0.84
Due Diligence and Custodial Fees and Expenses (6, 9)	1.20	0.12	1.20	0.12	1.20	0.12
Redemption Fee (7)	0.00	0.00	0.00	0.00	0.00	0.00
Galaxy Platform Fee (10)	2.08	0.21	2.08	0.21	2.08	0.21
Gemini Administration Fee (11)	1.51	0.15	1.51	0.15	1.51	0.15

Trading profit the series must earn for you to recoup your investment after one year	114.86	11.49	92.99	9.30	89.86	8.99

FRONTIER LONG/SHORT COMMODITY FUND

	Class 1a		Class 2a		Class 3a (8)
	$	%	$	%	$	%
Management Fee (1)	47.00	4.70	47.00	4.70	47.00	4.70
Service Fee (2)	20.00	2.00	2.50	0.25	0.00	0.00
Brokerage Commissions and Investment and Trading Fees and Expenses (3, 9)	38.62	3.86	38.62	3.86	38.62	3.86
Incentive Fee (4)	5.48	.55	0.96	0.10	0.31	0.03
Less Interest income (5)	-8.36	-0.84	-8.36	-0.84	-8.36	-0.84
Due Diligence and Custodial Fees and Expenses (6, 9)	1.20	0.12	1.20	0.12	1.20	0.12
Redemption Fee (7)	0.00	0.00	0.00	0.00	0.00	0.00
Galaxy Platform Fee (10)	3.37	0.34	3.37	0.34	3.37	0.34
Gemini Administration Fee (11)	0.00	0.00	0.00	0.00	0.00	0.00
Trading profit the series must earn for you to recoup your investment after one year	107.31	10.73	85.29	8.53	82.14	8.21

(1)	The percentage figures indicated above reflect the estimated percentage of net asset value of the relevant series payable to the managing owner (or otherwise charged to the series indirectly through a swap or other derivative instruments) in respect of the management fee based upon the Relevant Rate of such management fee for such series and the estimated level of nominal assets for such series calculated as the average level of nominal assets allocated to CTAs (excluding any allocation in respect of QFIT) for such series at the end of each of the previous 12 months. The “Relevant Rate” of the management fee for each series is equal to the weighted average of (i) the management fee rate charged to the series by the managing owner as set forth herein on page 11 under the heading “Summary—Fees and Expenses” and (ii) the management fee embedded in any swaps or other derivative instruments owned by such series. The Relevant Rate of the management fee (based on nominal assets) for each series is 0.79% of nominal assets in respect of Frontier Diversified Fund, 2.00% of nominal assets in respect of Frontier Masters Fund and 1.95% of nominal assets in respect of Frontier Long/Short Commodity Fund. The estimated level of nominal assets allocated to CTAs (excluding any allocation in respect of QFIT) for each series is 272% of net asset value in respect of Frontier Diversified Fund, 226% of net asset value in respect of Frontier Masters Fund and 240% of net asset value in respect of Frontier Long/Short Commodity Fund.

The percentage figure indicated above also includes an estimated portion of the management fees that are charged in respect of QFIT based upon the reduced management fee rate of 0.25% per annum and an estimated allocation to QFIT calculated based upon the average level of nominal assets allocated to QFIT for such series at the end of each month since the managing owner began to allocate to QFIT in order to hedge its cash management investments in November 2013. The estimated level of nominal assets allocated to QFIT for each series is 1.75% of net asset value in respect of Frontier Diversified Fund, 2.30% of net asset value in respect of Frontier Masters Fund and 3.58% of net asset value in respect of Frontier Long/Short Commodity Fund. For further detail about management fees payable to the managing owner see footnote 3 on page 11 under the heading “Summary—Fees and Expenses” and on page 78 under the heading “Fees and Expenses.”

(2)	See footnotes 1 and 2 on page 11 under the heading “Summary—Fees and Expenses” and on page 78 under the heading “Fees and Expenses.”

(3)	See footnote 5 on page 12 under the heading “Summary—Fees and Expenses” and on page 79 under the heading “Fees and Expenses.”

(4)	The figures above are calculated based upon the weighted average of (i) the incentive fee rate charged to the series by the managing owner as set forth herein on page 12 under “Summary—Fees and Expenses” and (ii) the weighted average incentive fee embedded in any swaps or other derivative instruments owned by such series. The resulting incentive fee rate (as a percentage of New High Net Trading Profits on swaps) utilized for each series is 21.45% of new trading profits in respect of Frontier Diversified Fund, 20.00% of new trading profits in respect of Frontier Masters Fund and 25.00% of new trading profits in respect of Frontier Long/Short Commodity Fund. A portion of the 2% initial service fee and ongoing service fee is not deductible on the incentive fee calculation with respect to certain trading advisors, thereby requiring class 1 to achieve trading profits in an amount that, after being reduced by a corresponding incentive fee, offsets such nondeductible portion. Otherwise, incentive fees are paid to trading advisors only on new trading profits earned by the trading advisor.

(5)	Except for that portion of each trading company’s assets used as margin to maintain forward currency contract or swap positions and assets held at the trust level for cash management, the proceeds of the offering for each series will be deposited in cash in segregated accounts in the name of each relevant trading company at the clearing brokers in accordance with CFTC segregation requirements. The clearing brokers credit each trading company with 80% to 100% of the interest earned on its average net assets (other than those assets held in the form of U.S. government securities) on deposit with the clearing brokers each week. The managing owner also may invest non-margin assets in U.S. government securities which include any security issued or guaranteed as to principal or interest by the United States, or by a person controlled by or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by Congress of the United States or any certificate of deposit for any of the foregoing, including U.S. Treasury bonds, U.S. Treasury bills and issues of agencies of the U.S. government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits.

Prior to September 25, 2017, up to twenty percent of interest income earned per annum by the trust was paid to the managing owner (or one or more brokers determined by the managing owner). Beginning on September 25, 2017, the managing owner shall waive its interest income, and interest income earned by the trust is retained for the benefit of each series.

Each of the trading companies currently holds substantially all cash deposits not used for margin with U.S. Bank National Association (“U.S. Bank”), although the managing owner may choose to hold the trading companies’ cash at other banks in its sole discretion.

(6)	See footnote 6 on page 12 under the heading “Summary—Fees and Expenses” and on page 79 under the heading “Fees and Expenses.”

(7)	Investors who redeem all or a portion of their class 1 or 1a units during the first 12 months following the effective date of their purchase will be subject to a redemption fee of up to 2.0% of the purchase price of any units redeemed to reimburse the managing owner for the then-unamortized balance of the prepaid initial service fee relating to such units. There are no redemption fees associated with the class 2, 2a, 3 or 3a units. At the end of 12 months, no redemption fee will apply.

(8)	Class 3 and Class 3a are not being offered to investors pursuant to this prospectus. See footnote 8 on page 12 under the heading “Summary—Fees and Expenses” and on page 79 under the heading “Fees and Expenses.”

(9)	These fees and expenses may not be paid directly by the series; rather may be an element of the pricing of swap and derivative instruments. Such fees and expenses are estimated based on our historical experience.

(10)	See footnote 7 on page 12 under the heading “Summary—Fees and Expenses” and on page 79 under the heading “Fees and Expenses.”

(11)	Each series will pay to Gemini Alternative Funds, LLC an amount equal to 0.15% per annum for administration, accounting and risk reporting for investments by such series in trading advisors that are not accessed through the Galaxy Plus Platform, determined on the basis of the nominal assets allocated to the trading advisor by such series.

RISK FACTORS

This section describes some of the principal risks that you will face if you invest in any series of the trust. All trading and investment activities take place at the trading company level or through a series’ investment in one or more commodity pools on the Galaxy Plus Platform, and since the trust invests substantially all of the assets of each series in one or more trading companies and/or commodity pools, each of the risks applicable to the trading companies and/or commodity pools flows through to the series.

You should carefully consider the risks and uncertainties described below, as well as all of the other information included in this prospectus, before you decide whether to purchase units in any series of the trust. The units in each series are highly speculative and involve a high degree of risk. You should not invest in the units unless you can afford to lose all of your investment.

Risks Relating to the Trust and the Offering of Units

Possible Total Loss of an Investment in a Series of the Trust.

You could lose all or substantially all of your investment in any series of the trust. Neither the trust nor the trust’s trading advisors nor Gemini have any ability to control or predict market conditions. The investment approach utilized on behalf of each series of the trust may not be successful, and there is no guarantee that the strategies employed by each series will be successful. Additionally, each series of the trust is not guaranteed as to principal, so you are not assured of any minimum return.

You Should Not Rely on Past Performance of the Managing Owner or the Trading Advisors in Deciding to Purchase Units in any Series.

The performance of any series of the trust is entirely unpredictable, and the past performance of other entities managed by the managing owner and the trading advisors is not necessarily indicative of a series’ or a trading company’s future results. The Galaxy Plus Platform is newly established and the commodity pools offered on the platform have only recently begun operations or have not commenced operations and have no performance history. No assurance can be given that the managing owner will succeed in meeting the investment objectives of any series. The managing owner believes that the past performance of the trading advisors may be of interest to prospective investors, but encourages you to look at such information as an example of the respective objectives of the managing owner and each trading advisor rather than as any indication that the investment objectives of any series will be achieved. Past performance is not indicative of future results.

Neither the Trust nor any of the Trading Companies nor any of the Commodity Pools on the Galaxy Plus Platform is a Registered Investment Company.

Neither the trust nor any of the trading companies nor any of the commodity pools on the Galaxy Plus Platform is an investment company subject to the Investment Company Act. Accordingly, you do not have the protections afforded by that statute. For example, the Investment Company Act requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment adviser.

You Should Not Rely on Past Performance of any Series in Deciding to Purchase Units in any Other Series.

You and other investors will invest in different series with different trading strategies. Each series’ assets are valued and accounted for separately from every other series. Consequently, the past performance of one series has no bearing on the past performance of another series. You should not, for example, consider the Frontier Diversified Fund’s past performance in deciding whether to invest in any other series. Past performance is not indicative of future results.

Certain Restrictions on Redemption and Transfer of the Units Will Apply.

Investors may redeem units daily on one business day notice, but certain restrictions on redemption and transfer will apply. For example, if you invest in class 1 or 1a units and redeem all or a portion of such units on or before the end of the 12 full months following the purchase of such units, you will be charged a redemption fee of up to 2.0% of the purchase price of any such units being redeemed. Also, transfers of units are permitted only with the prior written consent of the managing owner and provided that conditions specified in the trust agreement are satisfied. There is no secondary market for the units and none is expected to develop.

Redemptions May Be Temporarily Suspended.

The managing owner may temporarily suspend redemptions for some or all of the series for up to 30 days if the effect of any redemption, either alone or in conjunction with other redemptions, would be to impair the trust’s ability to operate in pursuit of its objectives (for example, if the managing owner believes a redemption, if allowed, would materially advantage one investor over another investor). The managing owner anticipates suspending redemptions only under extreme circumstances, such as a natural disaster, force majeure, act of war, terrorism or other event which results in the closure of financial markets. During any suspension of redemptions, a redeeming limited owner invested in a series for which redemptions were suspended would remain subject to market risk with respect to such series.

An Unanticipated Number of Redemption Requests over a Short Period of Time Could Result in Losses.

Substantial redemptions of units could require a series to liquidate investments more rapidly than otherwise desirable in order to raise the necessary cash to fund the redemptions, which could result in losses. Illiquidity in the markets could make it difficult to liquidate positions on favorable terms, which could result in additional losses. It may also be difficult for the series to achieve a market position appropriately reflecting a smaller equity base.

Reserves for Contingent Liabilities May Be Established Upon Redemption, and the Trust May Withhold a Portion of Your Redemption Amount.

When you redeem your units, the trust may find it necessary to set up a reserve for undetermined or contingent liabilities and withhold a certain portion of your redemption amount. This could occur, for example, if (i) some of the positions of the series in which you were invested were illiquid, (ii) there are any assets which cannot be properly valued on the redemption date, or (iii) there is any pending transaction or claim by or against the trust involving, or which may affect, your capital account or your obligations.

You Have Limited Rights, and You Cannot Prevent the Trust from Taking Actions Which Could Cause Losses.

You will exercise no control over the trust’s day-to-day business. Therefore, the trust will take certain actions and enter into certain transactions or agreements without your approval. For example, the trust may retain a trading advisor for a series in which you are invested, and such trading advisor may ultimately incur losses for the series. As a limited owner, you will have no ability to influence the hiring, retention or firing of such trading advisor. However, certain actions, such as termination or dissolution of a series, may only be taken upon the affirmative vote of limited owners holding units representing at least a majority (over 50%) of the net asset value of the series (excluding units owned by the managing owner and its affiliates). See “Summary of Agreements—Trust Agreement.”

You Will Not Be Able to Review Any Series’ Holdings on a Daily Basis, and You May Suffer Unanticipated Losses.

The trading advisors make trading decisions on behalf of the assets of each series. While the trading advisors receive daily trade confirmations from the clearing brokers of each transaction entered into on behalf of each series for which they manage the trading, each series’ trading results are only reported to investors monthly in summary fashion. Accordingly, an investment in the units does not offer investors the same transparency that a personal trading account offers. As a result, you may suffer unanticipated losses.

You Will Not Be Aware of Changes to Trading Programs or Investments into, or Divestments from, any Commodity Pools on the Galaxy Plus Platform.

Because of the proprietary nature of each trading advisor’s trading programs, you generally will not be advised if adjustments are made to a trading program or to allocations made to one or more commodity pools on the Galaxy Plus Platform in order to accommodate additional assets under management or for any other reason.

The Trust Could Terminate Before You Achieve Your Investment Objective, Causing Potential Loss of Your Investment or Upsetting Your Investment Portfolio.

Unforeseen circumstances, including substantial losses or withdrawal of the trust’s managing owner, could cause the trust to terminate before its stated termination date of December 31, 2053. The trust’s termination would cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

The Managing Owner May Allocate Nominal Assets in Respect of a Series that are in Excess of the Net Asset Value of such Series.

At any given time, the nominal assets of a series may exceed the net asset value of such series depending on the amount of notional equity that is being utilized, including through investments in the commodity pools available on the Galaxy Plus Platform. The managing owner expects that the nominal assets of each series will generally be maintained at a level in excess of the net asset value of such series and such excess may be substantial to the extent the managing owner deems necessary to achieve the desired level of volatility. The managing owner also expects each of the trading advisors to the commodity pools on the Galaxy Plus Platform to maintain nominal assets at a level in excess of the net asset value of such commodity pool. To the extent that nominal assets of a series or commodity pool are in excess of net asset value, investors should understand that the applicable series or commodity pool will experience greater volatility as measured by net asset value than it would if the nominal assets were maintained at a level equal to net asset value. In such case, any losses to the series or commodity pool will be greater as measured by a percentage of net asset value, as compared to the percentage loss incurred in respect of nominal assets. Consequently, the allocation of nominal assets in excess of a series’ or commodity pool’s net asset value will magnify exposure to the swings in market prices of futures, forwards, options or other assets held by a trading company, commodity pool or referenced by a swap or other derivative instrument and result in increased volatility, and potentially greater losses. You may lose all or substantially all of your investment in a series.

The Managing Owner May Adjust the Leverage Employed by a Trading Advisor through a Trading Company to Maintain the Target Rate of Volatility.

In its sole discretion, the managing owner may modify the allocations between the trading advisors used by a particular series at any time, including adding new trading advisors or terminating current trading advisor relationships, and the managing owner may also increase or decrease the amount of leverage employed by a specific trading advisor by allocating notional funds to a particular trading advisor in accordance with the managing owner’s proprietary management program. The managing owner may increase or decrease the notional equity allocated to one or more individual trading advisors over time in order to adjust the annual volatility for a series within the target volatility range disclosed for such series.

To the extent that the managing owner increases the leverage employed by a particular trading advisor to maintain the target volatility of a series, either by increasing the actual funds which are traded by the trading advisor at a leverage of greater than 1x or by allocating notional amounts to one or more trading advisors, the specific risks associated with the relevant trading advisors will be greater for the affected series. As the notional equity under management of a specific trading advisor increases, the diversification benefits attributable to a multi-advisor pool will be decreased to an extent, since the trading advisor will manage a greater percentage of the notional exposure of the series. Since the managing owner may change the applicable leverage used by a particular trading advisor at any time, the diversification of risks between the trading advisors is variable.

Each Series may be Charged Substantial Fees and Expenses Regardless of Profitability.

Each series is charged brokerage charges, over-the-counter (or OTC) dealer spreads and related transaction fees and expenses, and management fees in all cases regardless of whether any series’ activities are profitable. In addition, the managing owner charges each series an incentive fee based on a percentage of the new trading profits generated by each trading advisor for such series or the profits generated by such series’ investment in commodity pools on the Galaxy Plus Platform. Such incentive fee is reduced by an amount equal to any performance fees paid by the commodity pool to its trading advisors, and to the extent any related incentive fee is paid by the series to a trading advisor, the managing owner will pay all or a portion of its incentive fee to the series. As a result of the fact that incentive fees are calculated separately for each trading advisor and commodity pool on the Galaxy Plus Platform to which the series has allocated assets and each series allocates assets to multiple trading advisors and/or commodity pools, it is possible that substantial incentive fees may be paid out of the net assets of a series during periods in which such series has no net new trading profits or in which such series actually loses money. In addition, each series must earn new trading profits and interest income sufficient to cover these fees and expenses in order for it to be profitable.

Investors should note that the management fee payable to the managing owner is based on nominal assets rather than net asset value. Therefore, the management fee will be greater as a percentage of a series’ net asset value to the extent that the nominal assets of such series exceed its net asset value. The managing owner expects that the nominal assets of each series will generally be maintained at a level in excess of the net asset value of such series and such excess may be substantial to the extent the managing owner deems necessary to achieve the desired level of volatility. In addition, basing the management fee on nominal assets may result in the managing owner receiving a higher management fee than if it was based on net asset value. This method of calculating the management fee payable to the managing owner may differ from how other commodity pools that are similar to the trust calculate their management fees. See “Fees and Expenses” and “Break-Even Analysis.”

There are Certain Risks Associated with Investments in Trading Companies and Commodity Pools Available on the Galaxy Plus Platform.

Certain of the trading companies and commodity pools on the Galaxy Plus Platform may be organized as series limited liability companies. This means that, under the Delaware Limited Liability Company Act, the assets of one series are not available to pay the liabilities of another series or the trading company as a whole. This statute has not been tested in a court of law in the United States. In the event series limited liability is not enforceable, a segregated series could be obligated to pay the liabilities of another series or the trading company. In addition, each of the trust’s series is subject to, and invests a portion of its assets in commodity pools that are subject to, risks related to the operation and administration of the Galaxy Plus Platform by officers and employees of Gemini.

Each series invests in trading companies that, although they are organized as series limited liability companies, allocate assets to more than one commodity trading advisor without the establishment of separate series with segregated liabilities. For these trading companies, losses incurred by one commodity trading advisor may negatively impact the trading company as a whole, as the assets allocated to a different commodity trading advisor may be made available to pay the liabilities of the commodity trading advisor that has incurred the loss. Since each of the Frontier Diversified Fund, the Frontier Masters Fund and the Frontier Long/Short Commodity Fund currently invests in such trading companies, this could indirectly cause the assets of one series to be used to pay the liabilities of another series. For trading companies that allocate assets to more than one commodity trading advisor, a series may be allowed to allocate a portion of its assets to a particular commodity trading advisor accessed by the trading company, rather than to the trading company as a whole.

Conflicts of Interest Exist in the Structure and Operation of the Trust.

A number of actual and potential conflicts of interest exist in the operation of the trust’s business. The managing owner, the trading advisors, the independent administrator, the independent transfer agent, the clearing brokers, the trustee and their respective principals are all engaged in other investment activities, and are not required to devote substantially all of their time to the trust’s business. See “Actual and Potential Conflicts of Interest.”

Each Series May Incur Higher Fees and Expenses Upon Renewing Existing or Entering into New Contractual Relationships.

The clearing agreements between the clearing brokers and the trading companies generally are terminable by the clearing brokers once the clearing broker has given the trading company the required notice. Upon termination of a clearing agreement, the managing owner may be required to renegotiate that agreement or make other arrangements for obtaining clearing. The services of the clearing brokers may not be available, or even if available, these services may not be available on the terms as favorable as those contained in the expired or terminated clearing agreements.

Each Series May Be Subject to Indirect Fees and Expenses Associated with Investments in Swaps or Other Derivative Instruments.

A portion of each series’ assets may be used to enter into principal-to-principal OTC derivative contracts, including swaps, which are individually negotiated by the parties and priced by the counterparty and may include fees and expenses that are accounted for in the pricing under the applicable contract. Such indirect embedded expenses may not be identifiable or enumerated explicitly in confirms or other transaction documentation. Each series may pay a fee to a counterparty in respect of any swap or derivative instruments of up to 0.50% of the notional amount of such swap or derivative instrument. Any management fee or incentive fees embedded in a swap or other derivative instrument may be greater or less than the management fee or incentive fees that would otherwise be charged to the series by the managing owner. As of the date of this prospectus, the management fee embedded in (i) swaps owned by Frontier Diversified Fund is 1.00% per annum, and (ii) swaps owned by Frontier Long/Short Commodity Fund is 1.50% per annum, and the managing owner has waived the entire management fee due to it from those series in respect of such series’ investment in swaps. In each case, the embedded management fee is accrued on the relevant notional amount of the swap. As of the date of this prospectus, the range of incentive fees (as a percentage of New High Net Trading Profits on swaps) embedded in (1) swaps owned by Frontier Diversified Fund is 20-25% per annum of new trading profits earned by the relevant reference programs, and (2) swaps owned by Frontier Long/Short Commodity Fund is 25.00% per annum of new trading profits earned by the relevant reference programs, and the managing owner has waived all incentive fees due to it from those series in respect of such series’ investment in swaps. These embedded management and incentive fees may be higher or lower in the future.

The Failure or Bankruptcy of One of its Futures Clearing Brokers, Central Clearing Brokers, Banks, Counterparties or Other Custodians Could Result in a Substantial Loss of One or More Series’ Assets.

The trust is subject to the risk of insolvency of an exchange, clearinghouse, central clearing broker, commodity broker, and counterparties with whom the trading companies trade. Trust assets could be lost or impounded in such an insolvency during lengthy bankruptcy proceedings. Were a substantial portion of the trust’s capital tied up in a bankruptcy, the managing owner might suspend or limit trading, perhaps causing a series to miss significant profit opportunities. The trust is subject to the risk of the inability or refusal to perform on the part of the counterparties with whom contracts are traded. In the event that the clearing brokers are unable to perform their obligations, the trust’s assets are at risk and investors may only recover a pro rata share of their investment, or nothing at all.

Exchange-traded futures and futures-styled option contracts are marked to market on a daily basis, with variations in value credited or charged to the trust’s account on a daily basis. The clearing brokers, as futures commission merchants for the trust’s exchange-traded contracts, are required, pursuant to CFTC regulations, to segregate from their own assets, and for the sole benefit of its commodity customers, all funds held by such clients with respect to exchange-traded futures and futures-styled options contracts, including an amount equal to the net unrealized gain on all open futures and futures-styled options contracts. Similar requirements apply with respect to funds held in connection with cleared swap contracts. Bankruptcy law applicable to all U.S. futures brokers requires that, in the event of the bankruptcy of such a broker, all property held by the broker, including certain property specifically traceable to the trust, will be returned, transferred, or distributed to the broker’s customers only to the extent of each customer’s pro rata share of the assets held by such futures broker. The managing owner will attempt to limit the trust’s deposits and transactions to well-capitalized institutions in an effort to mitigate such risks, but there can be no assurance that even a well-capitalized, major institution will not become bankrupt.

In the event of a shortfall in segregated customer funds held by the futures commission merchant, the series’ assets on account with the futures commission merchant may be at risk in the event of the futures commission merchant’s bankruptcy or insolvency, and in such event, the series may only recover a portion of the available customer funds. If no property is available for distribution, the series would not recover any of its assets. With respect to a series’ OTC uncleared swaps, prior to the implementation of the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended (the “Dodd-Frank Act”), there was no requirement to segregate funds held with respect to such contracts. There is now a requirement to segregate funds held as variation margin posted by a party engaging in uncleared swaps with a swap dealer or major swap participant; moreover, a party engaging in uncleared swaps with a swap dealer or major swap participant can ask that the initial margin posted by such party be held with an independent third-party custodian. Generally, the party requesting segregation will pay the costs of such custodial arrangement. There may also be costs and delays involved in negotiating the custodial arrangement and related contractual terms.

With respect to transactions a series enters into that are not traded on an exchange, there are no daily settlements of variations in value and there is no requirement to segregate funds held with respect to such accounts. Thus, the funds that a series invests in such transactions may not have the same protections as funds used as margin or to guarantee exchange-traded futures and options contracts. If the counterparty becomes insolvent and a series has a claim for amounts deposited or profits earned on transactions with the counterparty, the series’ claim may not receive a priority. Without a priority, the trust is a general creditor and its claim will be paid, along with the claims of other general creditors, from any monies still available after priority claims are paid. Even funds of the trust that the counterparty keeps separate from its own operating funds may not be safe from the claims of other general and priority creditors. There are no limitations on the amount of allocated assets a portfolio manager can trade on foreign exchanges or in forward contracts.

You May Not Be Able to Establish a Basis for Liability Against a Trading Advisor, a Clearing Broker or a Swap Counterparty.

Each trading advisor, clearing broker, and swap counterparty acts only as a trading advisor, clearing broker or swap counterparty, respectively, to the applicable series and/or trading company. These parties do not act as trading advisors, clearing brokers, or swap counterparties to you. Therefore, you have no contractual privity with the trading advisors, the clearing brokers, or any swap counterparty. Due to this lack of contractual privity, you may not be able to establish a basis for liability against a trading advisor, clearing broker, or swap counterparty.

The Managing Owner is Leanly Staffed and Relies Heavily on its Key Personnel to Manage the Trust’s Trading Activities. The Loss of Such Personnel Could Adversely Affect the Trust.

In managing and directing the day-to-day activities and affairs of the trust, the managing owner relies heavily on its principals. The managing owner is leanly staffed, although there are back-up personnel for every key function. If any of the managing owner’s key persons were to leave or be unable to carry out his or her present responsibilities, it may have an adverse effect on the management of the trust.

The Trust and the Managing Owner Have Been Represented by Unified Counsel, and Neither the Trust Nor the Managing Owner Will Retain Independent Counsel to Review this Offering.

In connection with this offering, the trust and the managing owner have been represented by unified counsel, and the offering and this prospectus have only been reviewed by such unified counsel. To the extent that the trust, the managing owner or you could benefit from further independent review, such benefit will not be available unless you separately retain such independent counsel.

Risks Relating to Trading and the Markets

Futures Interests Trading is Speculative and Volatile.

The rapid fluctuations in the market prices of futures, forwards, and options make an investment in any of the series volatile. Volatility is caused by, among other things: changes in supply and demand relationships; weather; agriculture, trade, fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; and changes in interest rates. The trading advisors’ technical trading methods may not take account of these factors except as they may be reflected in the technical input data analyzed by the trading advisors. In addition, governments from time to time intervene, directly and by regulation, in certain markets, often with the intent to influence prices directly. The effects of governmental intervention may be particularly significant at certain times in the financial instrument and currency markets, and this intervention may cause these markets to move rapidly.

Each series’ performance will be volatile, and a series could lose all or substantially all of its assets. The multi-advisor feature of each series, along with its investments in commodity pools on the Galaxy Plus Platform, may reduce the return volatility relative of the performance of single-advisor investment funds.

Options Trading Can Be More Volatile and Expensive than Futures Trading.

Options are derivatives that give the purchaser the option to buy (call) or sell (put) an underlying asset from or to a counterparty at a specified price (the strike price) on or before an expiration date. Certain trading advisors may purchase or write (i.e., sell) put and call options on an underlying reference it is otherwise permitted to invest in. By investing in options, the series are exposed to the risk that it may be required to buy or sell the underlying reference at a disadvantageous price on or before the expiration date. If a series sells a put option, the series may be required to buy the underlying reference at a strike price that is above market price, resulting in a loss. If a series sells a call option, the series may be required to sell the underlying reference at a strike price that is below market price, resulting in a loss. If a series sells a call option that is not covered (it does not own the underlying reference), the series’ losses are potentially unlimited. Options may involve economic leverage, which could result in greater volatility in price movement. Options may be traded on a securities exchange or in the over-the-counter market. At or prior to maturity of an options contract, a series may enter into an offsetting contract and may incur a loss to the extent there has been adverse movement in options prices. Options can increase a series’ risk exposure to underlying references and their attendant risks such as credit risk, market risk, foreign currency risk and interest rate risk, while also exposing the Fund to correlation risk, counterparty risk, hedging risk, leverage risk, liquidity risk, pricing risk and volatility risk.

Certain trading advisors may trade options on futures. Although successful options trading requires many of the same skills as successful futures trading, the risks involved are somewhat different. Successful options trading requires a trader to accurately assess near-term market volatility, because that volatility is immediately reflected in the price of outstanding options. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies. If market volatility is incorrectly predicted, the use of options can be extremely expensive.

Trading Swaps Creates Distinctive Risks.

The series may trade in certain swaps. Unlike futures and options on futures contracts, most swap contracts currently are not traded on or cleared by an exchange or clearinghouse. The CFTC currently requires only a limited class of swap contracts (certain interest rate and credit default swaps) to be cleared and executed on an exchange or other organized trading platform. In accordance with the Dodd-Frank Act, the CFTC will determine in the future which other classes of swap contracts will be required to be cleared and executed on an exchange or other organized trading platform. Until such time as these transactions are cleared, the series will be subject to a greater risk of counterparty default on its swaps. Because swaps do not generally involve the delivery of underlying assets or principal, the amount payable upon default and early termination is usually calculated by reference to the current market value of the contract. Swap dealers and major swap participants require the series to deposit initial margin and variation margin as collateral to support such series’ obligation under the swap agreement but may not themselves provide collateral for the benefit of any series. If the counterparty to such a swap defaults, the series would be a general unsecured creditor for any termination amounts owed by the counterparty to the series as well as for any collateral deposits in excess of the amounts owed by the series to the counterparty, which would result in losses to the series.

There are no limitations on daily price movements in swaps. Speculative position limits are not currently applicable to swaps, but in the future, may be applicable for swaps on certain commodities. In addition, participants in the swap markets are not required to make continuous markets in the swaps they trade, and determining a market value for calculation of termination amounts can lead to uncertain results.

Trading of swaps has been and will continue to be subject to substantial change under the Dodd-Frank Act and related regulatory action. Under the Dodd-Frank Act, many commodity swaps will be required to be cleared through central clearing parties and executed on exchanges or other organized trading platforms. Security-based swaps will be subject to similar requirements. Additional regulatory requirements will apply to all swaps, whether subject to mandatory clearing or not. These include margin, collateral and capital requirements, reporting obligations, speculative position limits for certain swaps, and other regulatory requirements. Swaps which are not offered for clearing by a clearinghouse will continue to be traded bi-laterally. Such bi-lateral transactions will remain subject to many of the risks discussed in the preceding paragraphs.

Swap counterparties may hold collateral in U.S. or non-U.S. depositories. Non-U.S. depositories are not subject to U.S. regulation. The series’ assets held in these depositories are subject to the risk that events could occur which would hinder or prevent the availability of these funds for distribution to customers, including the series. Such events may include actions by the government of the jurisdiction in which the depository is located including expropriation, taxation, moratoria and political or diplomatic events.

The Trading on Behalf of Each Series Will Be Margined, Which Means that Sharp Declines in Prices Could Lead to Large Losses.

Because the amount of margin funds necessary to be deposited with a futures clearing broker to enter into a futures, forward contract or option position is typically about 2% to 10% of the total value of the contract, each trading advisor may take positions on behalf of a series with face values equal to several times such series’ net asset value. These low margin requirements provide a large amount of leverage. As a result of margining, even a small movement in the price of a contract can cause major losses. Any purchase or sale of a futures or forward contract or option position may result in losses that substantially exceed the amount invested. If severe short-term price declines occur, such declines could force the liquidation of open positions with large losses. Margin is normally monitored through the margin-to-equity ratio employed by each trading advisor. Under normal circumstances, the trading advisors will vary between a 10% to 30% margin-to-equity ratio. In addition, OTC transactions present risks in addition to those associated with exchange-traded contracts, as discussed immediately below.

The Unregulated Nature of Uncleared Trades in the OTC Markets, Such as Off-Exchange Forex, Creates Counterparty Risks that Do Not Exist in Futures Trading on Exchanges or in Cleared Swaps.

Unlike futures contracts and cleared swaps, uncleared trades, such as forward contracts, some swaps, off-exchange forex and some OTC “spot” contracts, are entered into between private parties off an exchange or other trading platform and are not subject to clearing. As a result, the performance of those contracts is not guaranteed by an exchange or its clearinghouse and the series is at risk with respect to the ability of the counterparty to perform on the contract, including the creditworthiness of the counterparty. Trading of foreign exchange spot contracts of foreign exchange forwards and foreign exchange swaps (as such terms are defined in the Dodd-Frank Act), and of uncleared swaps is not regulated or is subject to limited regulation; therefore, there are limited or no specific standards or regulatory supervision of trade pricing and other trading activities that occur in those markets.

Foreign Currency and Spot Contracts Historically Were Not Regulated When Traded Between Certain “Eligible Contract Participants” and Are Subject to Credit Risk.

Each series may trade forward contracts in foreign currencies and may engage in spot commodity transactions (transactions in physical commodities). These contracts, unlike futures contracts and options on futures, historically were not regulated by the CFTC when traded between certain “eligible contract participants,” as defined in the Commodity Exchange Act, as amended (the “CE Act”). On July 21, 2010, the President signed into law major financial services reform legislation in the form of the Dodd-Frank Act. The Dodd-Frank Act includes foreign currency forwards and foreign currency swaps (as such terms are defined in the Dodd-Frank Act) in the definition of “swap.” The CFTC has been granted authority to regulate all swaps, but grants the U.S. Treasury Department the discretion to exempt foreign currency forwards and foreign currency swaps from all aspects of the Dodd-Frank Act other than reporting, recordkeeping and business conduct rules for swap dealers and major swap participants. In November 2012, Treasury determined that those transactions can be carved out of the swap category, and they are subject only to the noted categories of the Dodd-Frank Act requirements. Therefore, the series will not receive the full benefit of CFTC regulation for certain of their foreign currency trading activities.

The percentage of each series’ positions that are expected to constitute foreign currency forwards and foreign currency swaps can vary substantially from month to month.

Trading on Foreign Exchanges Presents Greater Risks to the Series than Trading on U.S. Exchanges.

Each series trades on exchanges located outside the United States. Trading on U.S. exchanges is subject to CFTC regulation and oversight, including, for example, minimum capital requirements for commodity brokers, segregation of customer funds, regulation of trading practices on the exchanges, prohibitions against trading ahead of customer orders, prohibitions against filling orders off exchanges, prescribed risk disclosure statements, testing and licensing of industry sales personnel and other industry professionals, and recordkeeping requirements, and other requirements and restrictions for the purpose of preventing price manipulation and other disruptions to market integrity, avoiding systemic risk, preventing fraud and promoting innovation, competition and financial integrity of transactions. Trading on foreign exchanges is not regulated by the CFTC or any other U.S. governmental agency or instrumentality and may be subject to regulations that are different from those to which U.S. exchange trading is subject, provide less protection to investors than trading on U.S. exchanges, and may be less vigorously enforced than regulations in the U.S. The CFTC has no power to compel the enforcement of the rules of a foreign exchange or applicable foreign laws. Therefore, the series will not receive any benefit of U.S. government regulation for these trading activities.

Trading on foreign exchanges involves some risks that trading on U.S. exchanges does not, such as:

Lack of Investor Protection Regulation

The rights of the series in the event of the insolvency or bankruptcy of a non-U.S. market or broker are likely to differ from rights that the series would have in the United States and these rights may be more limited than in the case of failures of U.S. markets or brokers.

Possible Governmental Intervention

Generally, foreign brokers are not subject to the jurisdiction of the CFTC or any other U.S. regulator. In addition, the series’ assets held outside of the United States to margin transactions on foreign exchanges are held in accordance with the client assets protection regime and the insolvency laws of the applicable jurisdiction. A foreign government might halt trading in a market and/or take possession of the series’ assets maintained in its country in which case the assets may never be recovered. The managing owner and the series might have little or no notice that such events were happening. In such circumstances, the managing owner may not be able to obtain the series’ assets.

Relatively New Markets

Some foreign exchanges on which the series trade may be in developmental stages so that prior price histories may not be indicative of current price patterns.

Exchange-Rate Exposure

The series are valued in U.S. dollars. Contracts on foreign exchanges are usually traded in the local currency. The series’ assets held in connection with contracts priced and settled in a foreign currency may be held in a foreign depository in accounts denominated in a foreign currency. Changes in the value of the local currency relative to the U.S. dollar could cause losses to the series even if the contract traded is profitable.

Assets Held in Accounts at U.S. Banks May Not Be Fully Insured.

The assets of each trading company that are deposited with commodity brokers or their affiliates may be placed in deposit accounts at U.S. banks. The Federal Deposit Insurance Corporation (FDIC) generally insures all deposit accounts of any one accountholder held at any one insured U.S. bank for up to $250,000 in the aggregate. If the funds in an account can be traced back to multiple individual co-owners, then each co-owner may be separately entitled to up to $250,000 in coverage. This $250,000 maximum amount of deposit insurance coverage was made permanent by the Dodd-Frank Act. Uninsured depositors also may receive funds in the event of a receivership of the bank holding the deposit accounts, but uninsured depositors have a lower priority in respect of payment than insured depositors or certain other creditors, and frequently there are insufficient funds in a receivership estate to pay off uninsured depositors fully or at all. If the FDIC were to become receiver of an insured U.S. bank holding deposit accounts that were established by a commodity broker or one of its affiliates, then it is uncertain whether the commodity broker, the affiliate involved, the trading company, the series involved, or the investor would be able to reclaim cash in the deposit accounts in the full amount.

Exchanges of Futures for Physicals May Adversely Affect Performance.

Certain trading advisors may engage in exchanges of futures for physicals for client accounts. An exchange of futures for physicals is a transaction permitted under the rules of many futures exchanges in which two parties holding futures positions may close out their positions without making an open, competitive trade on the exchange. Generally, the holder of a short futures position buys the physical commodity, while the holder of a long futures position sells the physical commodity. The prices at which such transactions are executed are negotiated between the parties. If a trading advisor engaging in exchanges of futures for physicals were prevented from such trading as a result of regulatory changes, the performance of client accounts of such trading advisor could be adversely affected.

Cash Flow Needs May Cause Positions to Be Closed Which May Cause Substantial Losses.

Certain trading advisors may trade options on futures. Futures contract gains and losses are marked-to-market daily for purposes of determining margin requirements. Option positions generally are not marked-to-market daily, although short option positions will require additional margin if the market moves against the position. Due to these differences in margin treatment between futures and options, there may be periods in which positions on both sides must be closed down prematurely due to short term cash flow needs. If this occurs during an adverse move in a spread or straddle relationship, then a substantial loss could occur.

Your Investment Could Be Illiquid.

A trading advisor may not always be able to liquidate its commodity interest positions at the desired time or price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market in its currency or in a major export, can also make it difficult to liquidate a position. Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as speculative position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity interests. There is no secondary market for the units and none is expected to develop.

The Trading Advisors’ Trading is Subject to Execution Risks.

Although the trading advisors generally will purchase and sell actively traded contracts, orders may not be executed at or near the desired price, particularly in thinly traded markets, in markets that lack trading liquidity, or because of applicable “daily price fluctuation limits,” “speculative position limits” or market disruptions. If market illiquidity or disruptions occur, major losses could result.

An Investment in Units May Not Diversify an Overall Portfolio.

Historically, managed futures have performed in a manner largely independent from the general equity and debt markets. If, however, a series does not perform in a non-correlated manner with respect to the general financial markets or does not perform successfully, you will obtain little or no diversification benefits by investing in the units. An investment in any series of the trust could increase, rather than reduce your overall portfolio losses during periods when the trust and the equity and debt markets decline in value. There is no way of predicting whether the trust will lose more or less than stocks and bonds in declining markets. You should therefore not consider the units to be a hedge against losses in your core stock and bond portfolios. Past performance is not indicative of future results.

Markets or Positions May Be Correlated and May Expose a Series to Significant Risk of Loss.

Different markets traded or individual positions held by a series of units may be highly correlated to one another at times. Accordingly, a significant change in one such market or position may affect other such markets or positions. The trading advisors cannot always predict correlation. Correlation may expose such series of units both to significant risk of loss and significant potential for profit.

The Trading Advisors’ Positions May Be Concentrated From Time to Time, Which May Render Each Series Susceptible to Larger Losses than if the Positions Were More Diversified.

One or more of the trading advisors may from time to time cause a series to hold a few, relatively large positions in relation to its assets. Consequently, a loss in any such position could result in a proportionately greater loss to such series than if the series’ assets had been spread among a wider number of instruments.

Turnover in Each Series’ Portfolio May Be High, Which Could Result in Higher Brokerage Commissions and Transaction Fees and Expenses.

Each trading advisor will make certain trading decisions on the basis of short-term market considerations. The portfolio turnover rate may be substantial at times, either due to such decisions or to market conditions, and this could result in one or more series incurring substantial brokerage commissions and other transaction fees and expenses.

There Are Certain Risks Associated with the Trust’s Investment in U.S. Government Debt Securities.

With respect to the portion of the Trust’s assets apportioned for cash management, the Trust may invest in U.S. government securities which include any security issued or guaranteed as to principal or interest by the United States, or by a person controlled by or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by Congress of the United States or any certificate of deposit for any of the foregoing, including U.S. Treasury bonds, U.S. Treasury bills and issues of agencies of the U.S. government (such as Ginnie Mae, Fannie Mae, or Freddie Mac). U.S. government securities are subject to market risk, interest rate risk and credit risk. Securities, such as those issued or guaranteed by Ginnie Mae or the U.S. Treasury, that are backed by the full faith and credit of the United States are guaranteed only as to the timely payment of interest and principal when held to maturity and the market prices for such securities will fluctuate. Notwithstanding that these securities are backed by the full faith and credit of the United States, circumstances could arise that would prevent the payment of interest or principal. This would result in losses to the Trust. Securities issued or guaranteed by U.S. government-related organizations, such as Fannie Mae and Freddie Mac, are not backed by the full faith and credit of the U.S. government and no assurance can be given that the U.S. government would provide financial support. Therefore, U.S. government-related organizations may not have the funds to meet their payment obligations in the future.

The Trust’s Investment in U.S. Government Debt Securities Will Be Subject to Interest Rate Risk.

The Trust’s cash management pool includes investments in U.S. government debt securities that change in value based on changes in interest rates. If rates increase, the value of these investments generally declines. On the other hand, if rates fall, the value of these investments generally increases. U.S. government securities with greater interest rate sensitivity and longer maturities tend to produce higher yields, but are subject to greater fluctuations in value. Usually, the changes in the value of fixed income securities will not affect cash income generated, but may affect the value of your investment. Given the current low interest rate environment, the risk associated with rising rates is heightened.

The Hedging Program Directed by Quest May Not Perform to Minimize Risk as Intended.

Each series of the Trust has allocated a portion of its assets to the Quest Fixed Income Tracker Index Program (“QFIT”), which is intended to act as a cash management and duration risk hedging program for the series’ cash management. To the extent that QFIT does not properly hedge the performance of the series’ cash management investments in U.S. government debt securities, there is a risk that the series will be subject to higher losses because the program did not perform as intended. Although the series’ allocations to QFIT are intended to minimize risk, there is no guarantee that such strategy will be effective. To the extent that a series is allocated to QFIT in order to hedge its cash management investments, it will incur charges and expenses associated with QFIT and its trading. Each series will be charged a reduced management fee in respect of its investment in QFIT equal to 0.25% of nominal assets allocated to QFIT.

Investments in Reference Programs Through a Swap or Other Derivative Instrument May Not Always Replicate Exactly Performance of the Relevant CTA Trading Program(s).

Frontier Diversified Fund and Frontier Long/Short Commodity Fund each invest in reference programs through total return swaps with Deutsche Bank AG. Such swaps reference an index comprised of shares in segregated investment portfolios directed by CTAs selected by the managing owner. It is possible that the underlying index in respect of any swap owned by a series may not fully replicate the performance of the relevant CTA programs in respect of other accounts traded by such CTAs. Further, the calculation of the underlying index for such swaps will include a deduction for a fee payable to the swap counterparty. Each of these deductions will mean that the return of such investment will be less than would be the case if no fees were deducted. See “TRADING LIMITATIONS, POLICIES AND SWAPS – Swaps.”

Risks Relating to the Trading Advisors

Specific Risks Associated with a Multi-Advisor Commodity Pool.

Each series is a multi-advisor commodity pool. Each of the trading advisors makes trading decisions independently of the other trading advisors. Thus:

(a)	it is possible that the trust could hold opposite positions in the same or similar futures, forwards, and options, thereby offsetting any potential for profit from these positions;

(b)	because the trading advisors trading for each series will be acting independently, such series could buy and sell the same futures contract, thereby incurring additional expenses but with no net change in its holdings;

(c)	the trading advisors may compete, from time to time, for the same trades or other transactions, increasing the cost to such series of making trades or transactions or causing some of them to be foregone altogether;

(d)	even though the margin requirements resulting from each trading advisor’s trading for any series ordinarily will be met from such trading advisor’s allocated net assets of such series, a trading advisor for such series may incur losses of such magnitude that the series is unable to meet margin calls from the allocated net assets of trading advisor. If losses of such magnitude were to occur, the clearing brokers for the trading company or trading companies in which such series invests its assets may require liquidations and contributions from the allocated net assets of another trading advisor for such series; and

(e)	the trading advisors’ trading programs have some similarities which may mitigate the positive effect of having multiple trading advisors for each series. For example, in periods where one trading advisor experiences a draw-down, it is possible that these similarities will cause the other trading advisors to also experience a draw-down.

There Are Disadvantages to Making Trading Decisions Based on Fundamental Analysis.

Certain trading advisors will base their decisions on trading strategies which utilize in whole or in part fundamental analysis of underlying market forces. Fundamental analysis attempts to examine factors external to the trading market which affect the supply and demand for a particular commodity interest in order to predict future prices. Such analysis may not result in profitable trading because certain trading advisors may not have knowledge of all factors affecting supply and demand or may incorrectly interpret the information they do have. Furthermore, prices may often be affected by unrelated or unexpected factors and fundamental analysis may not enable the trading advisor to determine whether its previous decisions were incorrect in sufficient time to avoid substantial losses. In addition, fundamental analysis assumes that commodity markets are inefficient— i.e., that commodity prices do not always reflect all available information—which some market analysts dispute.

There Are Disadvantages to Making Trading Decisions Based on Technical Analysis.

Many of the trading advisors may base their trading decisions on trading strategies that use mathematical analyses of technical factors relating to past market performance rather than fundamental analysis. The buy and sell signals generated by a technical, trend-following trading strategy are derived from a study of actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest in the markets. The profitability of any technical, trend-following trading strategy depends upon the occurrence in the future of significant, sustained price moves in some of the markets traded. A danger for trend-following traders is whip-saw markets, that is, markets in which a potential price trend may start to develop but reverses before an actual trend is realized. A pattern of false starts may generate repeated entry and exit signals in technical systems, resulting in unprofitable transactions. In the past, there have been prolonged periods without sustained price moves. Presumably these periods will continue to occur. Periods without sustained price moves may produce substantial losses for trend-following trading strategies. Further, any factor that may lessen the prospect of these types of moves in the future, such as increased governmental control of, or participation in, the relevant markets, may reduce the prospect that any trend-following trading strategy will be profitable in the future.

Discretionary Decision Making May Result in Missed Opportunities or Losses.

Because each of the trading advisors’ strategies involves some discretionary aspects in addition to analysis of technical factors, certain trading advisors may occasionally use discretion in investing the assets of a series. For example, the trading advisors often use discretion in selecting contracts and markets to be followed. In exercising such discretion, such trading advisor may take positions opposite to those recommended by the trading advisor’s trading system or signals. Discretionary decision making may also result in a trading advisor’s failing to capitalize on certain price trends or making unprofitable trades in a situation where another trader relying solely on a systematic approach might not have done so. Furthermore, such use of discretion may not enable the series to avoid losses, and in fact, such use of discretion may cause the series to forego profits which it may have otherwise earned had such discretion not been used.

Increased Competition from Other Systematic Traders Could Reduce the Trading Advisors’ Profitability.

There has been a dramatic increase in the amount of assets managed pursuant to trading systems like those that some of the trading advisors may employ. This means increased trading competition among a larger number of market participants for transactions at favorable prices, which could operate to the detriment of some or all series by preventing the trading advisors from effecting transactions at the desired prices. It may become more difficult for the trading advisors to implement their trading strategies if other commodity trading advisors using technical systems are attempting to initiate or liquidate commodity interest positions at the same time as the trading advisors. The more competition there is for the same positions, the more costly and harder they will be to acquire.

The Incentive Fees Could Be an Incentive to the Trading Advisors to Make Riskier Investments.

The managing owner pays each trading advisor incentive fees based on the new trading profits earned by it for the applicable series, including unrealized appreciation on open positions. Accordingly, it is possible that the managing owner will pay an incentive fee on new trading profits that do not become realized. Also, because the trading advisors are compensated based on the new trading profits earned, each of the trading advisors has a financial incentive to make investments that are riskier than might be made if a series’ assets were managed by a trading advisor that did not receive the same type of performance-based compensation.

The Risk Management Approaches of One or All of the Trading Advisors May Not Be Fully Effective, and a Series May Incur Losses.

The mechanisms employed by each trading advisor to monitor and manage the risks associated with its trading activities on behalf of the series for which it trades may not succeed in mitigating all identified risks. Even if a trading advisor’s risk management approaches are fully effective, it cannot anticipate all risks that it may face. If one or more of the trading advisors fails to identify and adequately monitor and manage all of the risks associated with its trading activities, the series for which it trades may suffer losses.

Increases in Assets Under Management of any of the Trading Advisors Could Lead to Diminished Returns.

We believe that none of the trading advisors intends to limit the amount of additional equity that it may manage, and each will continue to seek major new accounts. However, the rates of returns achieved by a trading advisor often diminish as the assets under its management increase. This can occur for many reasons, including the inability of the trading advisor to execute larger position sizes at desired prices and because of the need to adjust the trading advisor’s trading program to avoid exceeding speculative position limits. These limits are established by the CFTC and the exchanges on the number of speculative futures and options contracts in a commodity that one trader may own or control. Furthermore, if the trading advisors for a series, including through a commodity pool on the Galaxy Plus Platform, cannot manage any additional allocations from the trust, the managing owner may add additional trading advisors for the series, or invest in other commodity pools advised by other trading advisors, who may have less experience or less favorable performance than the existing trading advisors to the trading companies and commodity pools.

Each Series Relies on its Trading Advisors for Success, and if a Trading Advisor’s Trading is Unsuccessful, the Series May Incur Losses.

The trading advisors to each trading company in which a series invests will make the commodity trading decisions for that series. Therefore, the success of each series depends on the judgment and ability of the trading advisors. A trading advisor’s trading for any series may not prove successful under all or any market conditions. If a trading advisor’s trading is unsuccessful, the applicable series may incur losses. Similarly, the success of each series that invests in commodity pools on the Galaxy Plus Platform is subject to the performance of the trading advisors retained by those commodity pools. The success of each series that invests in swaps also largely depends on the judgment and ability of the commodity trading advisors whose trading programs are referenced by swaps in which such series invests.

There Are Disadvantages Associated with Terminating or Replacing Trading Advisors, Trading Programs or Reference Trading Programs.

A trading advisor generally is required to recoup previous trading losses in its trading program or a reference trading program, as applicable, before it can earn performance-based compensation. However, the managing owner and/or Wakefield may elect to replace a trading advisor, or any trading program or reference trading program, that has a “loss carryforward.” In that case, the trust would lose the “free ride” of any potential recoupment of the prior losses of such trading advisor, trading program or reference trading program. In addition, the new trading advisor, trading program or reference trading program, or an existing trading advisor in respect of a new trading program or reference program, would earn performance-based compensation on the first dollars of investment profits.

It is also possible that (i) the advisory agreement with any trading advisor, once it expires, will not be renewed on the same terms as the current advisory agreement for that trading advisor, (ii) if assets of any series allocated to a particular trading advisor, trading program or reference trading program are reallocated to a new or different trading advisor, trading program or reference trading program, the new or different trading advisor, with respect to its applicable trading program or reference trading program, will not manage the assets on terms as favorable to the series as those previously negotiated, (iii) the addition of a new trading advisor, trading program or reference trading program and/or the removal of one of the current trading advisors, trading programs or reference trading programs may cause disruptions in trading as assets are reallocated, or (iv) the services of a replacement trading advisor, in respect of a trading program, reference program or otherwise, may not be available. There is severe competition for the services of qualified trading advisors, and the managing owner may not be able to retain replacement or additional trading advisors on acceptable terms. The effect of the replacement of, or the reallocation of assets away from, a trading advisor, trading program or reference trading program therefore could be significant.

The Managing Owner’s Allocation of the Trust’s Assets Among Trading Advisors May Result in Less than Optimal Performance by the Trust.

The managing owner may reallocate assets among the trading advisors in a series upon termination of a trading advisor or retention of a new trading advisor, including through divestments out of, or investments into commodity pools on the Galaxy Plus Platform, or at the commencement of any month. Consequently, the net assets for such series may be allocated among the trading advisors in a different manner than the currently anticipated allocations. The managing owner’s allocation of assets of any such series may adversely affect the profitability of the trading of such series. For example, a trading advisor for a series may experience a high rate of return but may be managing only a small percentage of the net assets of such series. In this case, the trading advisor’s performance could have a minimal effect on the net asset value of the series.

Each Trading Advisor Advises Other Clients and May Achieve More Favorable Results for its Other Accounts.

Each of the trading advisors currently manages other trading accounts, and each will remain free to manage additional accounts, including its own accounts, in the future. A trading advisor may vary the trading strategies it employs from those used for its other managed accounts, or its other managed accounts may impose a different cost structure than that of the series for which it trades. Consequently, the results any trading advisor achieves for the series for which it trades may not be similar to those achieved for other accounts managed by the trading advisor or its affiliates at the same time. Moreover, it is possible that those other accounts managed by the trading advisor or its affiliates may compete with the series for which it trades for the same or similar positions in the commodity interest markets and that those other accounts may make trades at better prices than the series for which it trades.

A trading advisor may also have a financial incentive to favor other accounts because the compensation received from those other accounts exceeds, or may in the future exceed, the compensation that it receives from managing the account of the series for which it trades. Because records with respect to other accounts are not accessible to investors in the units, investors will not be able to determine if any trading advisor is favoring other accounts.

The Managing Owner Places Significant Reliance on the Trading Advisors and Their Key Personnel; the Loss of Such Personnel Could Adversely Affect a Series.

The managing owner relies on the trading advisors to achieve trading gains for each series, entrusting each of them with the responsibility for, and discretion over, the investment of their allocated portions of the trust’s assets. The trading advisors, in turn, are dependent on the services of a limited number of persons to develop and refine their trading approaches and strategies and execute the trading transactions. The loss of the services of any trading advisor’s principals or key employees, or the failure of those principals or key employees to function effectively as a team, may have an adverse effect on that trading advisor’s ability to manage its trading activities successfully, or may cause the trading advisor to cease operations entirely. This, in turn, could negatively impact one or more series’ performance. Each of the trading advisors is wholly- (or majority-) owned and controlled, directly or indirectly, by single individuals who have major roles in developing, refining and implementing the trading advisor’s trading strategies and operating its business. The death, incapacity or other prolonged unavailability of such individuals likely would greatly hinder these trading advisors’ operations, and could result in their ceasing operations entirely, which could adversely affect the value of your investment.

The Success of Each Series Depends on the Ability of the Personnel of its Trading Advisors to Accurately Implement Their Trading Systems, and Any Failure to Do So Could Subject a Series to Losses.

The trading advisors’ computerized trading systems rely on the trading advisors’ personnel to accurately process the systems’ outputs and execute the transactions called for by the systems. In addition, each trading advisor relies on its staff to properly operate and maintain the computer and communications systems upon which its trading systems rely. Execution and operation of each trading advisor’s systems is therefore subject to human errors. Any failure, inaccuracy or delay in implementing any of the trading advisors’ systems and executing transactions could impair the trading advisor’s ability to identify profit opportunities and benefit from them. It could also result in decisions to undertake transactions based on inaccurate or incomplete information. This could cause substantial losses.

Stop-loss Orders May Not Prevent Large Losses.

Certain of the trading advisors may use stop-loss orders. Such stop-loss orders may not effectively prevent substantial losses, and depending on market factors at the time, may not be able to be executed at such stop-loss levels. No risk control technique can assure that large losses will be avoided.

Risks Relating to the Galaxy Plus Platform

The Success of Each Series Depends on the Performance of the Commodity Pools Available on the Galaxy Plus Platform in Which Each Series Invests

The assets of each series are substantially invested in commodity pools offered through the Galaxy Plus Platform, and accordingly, each series’ performance depends substantially upon the performance of each such commodity pool. Factors that may significantly affect a commodity pool’s performance include the investment strategies selected for it by Gemini and/or such commodity pool’s trading advisor in their sole discretion, the commodity pool’s adherence to the selected strategies, the effectiveness of such strategies and the specific trading activities of the commodity pool’s trading advisor, including the trading advisor’s selection of financial instruments. Each commodity pool on the Galaxy Plus Platform is advised by an independent trading advisor. As a result, many of the risks outlined above with respect to the trading advisors of each series will also apply to the trading advisors of each commodity pool.

The Galaxy Plus Platform is Recently Established and has a Limited Operating History and the Commodity Pools Have Limited or No Operating History or Track Record

The Galaxy Plus Platform was formed in April 2015 and has a limited history of operations. The commodity pools offered on the platform are recently established with a limited operating history or, in some cases, newly established with no operating history. There is a limited performance history, or in some cases, no performance history, to serve as a factor in evaluating an investment in the commodity pools on the Galaxy Plus Platform.

A Series May be One of Multiple Investors in each Commodity Pool on the Galaxy Plus Platform

The Galaxy Plus Platform allows multiple investors to subscribe for interests in its commodity pools. Investors other than a series could cause a commodity pool to take, or omit to take, actions that may adversely affect the performance of, or value of a series investments in, a commodity pool.

A Series May Incur Losses Related to Other Investors’ Large Redemptions from, or Investments into, a Commodity Pool on the Galaxy Plus Platform

A commodity pool may experience relatively large redemptions or investments related to actions of other investors in the commodity pool. In the event of such redemptions or investments, a trading advisor to the commodity pool could be required to sell futures, options or other investments or to invest cash at a time when it is not advantageous to do so, harming the performance of a series.

The Galaxy Plus Platform Operates Independently from Each Series, the Trust and the Managing Owner

The commodity pools on the Galaxy Plus Platform operate independently from each series, the trust and the managing owner. The managing owner will have no control over, or involvement in, the operation and administration of the commodity pools. Gemini, as the sponsor of the commodity pools, may make operational and administrative decisions that could adversely affect the performance of the commodity pool and the value of a series’ investment in the commodity pool.

The Galaxy Plus Platform and Gemini May Limit the Ability of a Series to Invest in, or Divest From, a Commodity Pool

The Galaxy Plus Platform and/or its sponsor, Gemini, will have the ability to restrict investments into, or divestments from, any of the commodity pools on the Galaxy Plus Platform. The success of each series depends upon the ability to select trading advisors on the Galaxy Plus Platform through investments into, or divestments from, one or more commodity pools. If investments into or out of a commodity pool are limited or restricted by the Galaxy Plus Platform and/or its sponsor, Gemini, the performance of a series may be adversely affected,

Cessation of, or Changes to, the Operation of the Galaxy Plus Platform Could Adversely Impact the Performance of a Series

Unlike the trading companies managed by the managing owner, the on-going business operations of the Galaxy Plus Platform are administered by Gemini. If Gemini ceases operating, or effects administrative or other changes to, the Galaxy Plus Platform, a series may no longer be able to access one or more trading advisors available through commodity pools on the Galaxy Plus Platform. The inability to gain exposure to trading advisors through the Galaxy Plus Platform may materially affect the performance of a series.

Investment in Commodity Pools Available on the Galaxy Plus Platform Presents Operational, Administrative Risk to Each Series

Each series is subject to certain risks related to the operation and administration of the Galaxy Plus Platform by Gemini as a result of its investment in one or more commodity pools on the Galaxy Plus Platform. The investment of each series in a commodity pool may be adversely affected due to possible human error or fraud on the part of an employee or agent of Gemini, prohibited trading activity by a commodity pool’s trading advisors due to a lack of internal controls or failed trading systems, Gemini’s noncompliance with applicable laws, rules and regulations and external events such as service provider failure, hardware or software failure or acts of god.

Each Series May Be Susceptible to Cyber Security Breaches

In addition, as the use of technology increases, each series may be more susceptible to operational risks through breaches in cyber security. A breach in cyber security refers to both intentional and unintentional events that may cause the series to lose proprietary information or operational capacity or suffer data corruption. As a result, each series may incur regulatory penalties, reputational damage, additional compliance costs associated with corrective measures, and/or financial loss. In addition, cyber security breaches of the series’ third-party service providers or issuers in which the series invest may also subject the series to many of the same risks associated with direct cyber security breaches.

Taxation and Benefits Risks

You are strongly urged to consult your own tax advisor and counsel about the possible tax consequences to you of an investment in the trust. Tax consequences may differ for different investors, and you could be affected by changes in the tax laws.

You May Have Tax Liability Attributable to Your Investment in a Series Even if You Have Received No Distributions and Redeemed No Units, and Even if the Series Generated an Economic Loss.

If a series has profit for a taxable year (as determined for federal income tax purposes), the profit will be includible in your taxable income, whether or not cash or other property is actually distributed to you by the series. The managing owner does not intend to make any distributions from any series. Accordingly, your liability for federal income taxes as well as other taxes on your allocable share of a series’ profits will exceed the amount of distributions to you, if any, for a taxable year. As such, you must be prepared to satisfy any tax liability from redemptions of units or other sources. In addition, a series may have capital losses from trading activities that cannot be deducted against the series’ interest income, so that you may be subject to pay taxes on interest income even if the series generates a net economic loss for a taxable year.

You May Be Subject Tax on Gains that the Trust Never Realizes.

Because a substantial portion of the trust’s open positions are “marked-to-market” at the end of each taxable year, all or a portion of your tax liability for each taxable year may be based on unrealized gains that the trust may never actually realize.

Partnership Treatment is not Assured, and if the Trust or any Series Is Not Treated as a Partnership, You Could Suffer Adverse Tax Consequences.

It is expected that each of the trust’s series will be treated as a separate partnership for federal income tax purposes and, assuming that at least 90% of the gross income of each series each taxable year has always constituted and will continue to constitute “qualifying income” within the meaning of Section 7704(d) of the Code, neither the trust nor any series will be a publicly traded partnership treated as a corporation. The managing owner believes that it is likely, but not certain, that the series will meet this income test. The trust has not requested, and does not intend to request, a ruling from the Internal Revenue Service (the “IRS”) concerning its tax treatment or the tax treatment of any series.

If the trust or a series were to be treated as a corporation for federal income tax purposes, the net income of the trust or the series would be subject to tax at corporate income tax rates, thereby substantially reducing its distributable cash; you would not be allowed to deduct losses of the trust or a series; and distributions to you, other than liquidating distributions, would constitute dividends to the extent of the current or accumulated earnings and profits of the trust or the series and would be taxable as such. See “U.S. Federal Income Tax Consequences.”

There is the Possibility of a Tax Audit Which Could Result in Additional Taxes to You.

The trust’s tax returns may be audited by a taxing authority, and such an audit could result in adjustments to the trust’s returns. If an audit results in an adjustment, you may be compelled to file amended returns and to pay additional taxes plus interest and penalties.

You Will Likely Recognize Short-Term Capital Gain.

Profits on futures contracts traded in regulated U.S. and some foreign exchanges, foreign currency contracts traded in the interbank market, and U.S. and some foreign exchange-traded options on commodities treated as section 1256 contracts under the Code are generally treated as short-term capital gain to the extent of 40% of gains with respect to section 1256 contracts. Special rules apply in the case of mixed straddles (generally, offsetting positions where some, but not all, of the positions are marked-to-market). These special rules could have the effect of limiting the amount of gain treated as long-term capital gain.

The IRS Could Challenge Allocations of Recognized Gains to Unitholders Who Redeem.

The trust agreement provides that recognized gains may be specially allocated for tax purposes to redeeming limited owners. If the IRS were to successfully challenge such allocations, each remaining limited owner’s share of recognized gains would be increased.

The IRS Could Take the Position that Deductions for Certain Trust Expenses Are Subject To Various Limitations.

Non-corporate taxpayers are subject to certain limitations for deductions for “investment advisory expenses” for federal income tax and alternative minimum tax purposes. The IRS could argue that certain expenses of the trust are investment advisory expenses.

Prospective investors should discuss with their tax advisers the tax consequences of an investment in any series of the trust.

The Investment of Benefit Plan Investors May Be Limited and/or Subject to Mandatory Redemption if Any or All of the Series (or Class of any Series) Are Deemed to Hold Plan Assets or if the Trading Advisors Have Fiduciary Relationships with Certain Investing Benefit Plan Investors, and Benefit Plan Investors are Required to Consider their Fiduciary Responsibilities in Making an Investment Decision.

Special considerations apply to investments in the trust by individual retirement accounts, pension, profit-sharing, stock bonus, Keogh, welfare benefit and other employee benefit plans whether or not subject to ERISA or Section 4975 of the Code (each, a “Plan”). A Plan that is subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code, or any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity is referred to as a “Benefit Plan Investor.” While the assets of the trust or any series (and class of any series) are intended not to constitute plan assets with respect to any Benefit Plan Investors, the United States Department of Labor (“DOL”), IRS or a court could disagree. If the DOL, IRS or a court were to find that the assets of some or all of the series (or class of any series) are the assets of Benefit Plan Investors, the managing owner and the trading advisors to such series (or class) may be fiduciaries, and certain transactions in or by the trust could be prohibited. For example, if the trust were deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, the trading advisors may have to refrain from directing certain transactions that are currently contemplated. Furthermore, whether or not the trust is deemed to hold plan assets, if a Benefit Plan Investor has certain relationships with the managing owner, one or more trading advisors, the selling agents or a clearing broker, investment in a series may be limited or prohibited. In the event that, for any reason, the assets of any series (or class of any series) might be deemed to be “plan assets,” and if any transactions would or might constitute prohibited transactions under ERISA or the Code and an exemption for such transaction or transactions is not available or cannot be obtained (or the managing owner determines not to seek such exemption), the managing owner reserves the right, upon notice to, but without the consent of any limited owner, to mandatorily redeem units held by any limited owner that is a Benefit Plan Investor. Furthermore, whether or not a series (or class of any series) are plan assets, Benefit Plan Investors should consider their fiduciary responsibilities before making a decision to invest in a series (or class of any series) and Plan investors who are not subject to ERISA may be subject to similar responsibilities under state, local, or non-U.S. law. See “Who May Subscribe—ERISA Considerations.”

Foreign Investors May Face Exchange Rate Risk and Local Tax Consequences.

Foreign investors should note that the units are denominated in U.S. dollars and that changes in the rates of exchange between currencies may cause the value of their investment to decrease.

Regulatory Risks

Regulation of the Commodity Interest Markets is Extensive and Constantly Changing; Future Regulatory Developments are Impossible to Predict, but May Significantly and Adversely Affect the Trust.

The futures, options on futures and security futures markets are subject to comprehensive statutes, regulations and margin requirements. With respect to traditional futures exchanges, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change is impossible to predict, but could be substantial and adverse.

The Series Are Subject to Speculative Position Limits.

U.S. futures exchanges have established speculative position limits (referred to as “position limits”) on the maximum net long or net short position which any person or group of persons may hold or control in particular futures and options on futures. Most exchanges also limit the amount of fluctuation in commodity futures contract prices on a single trading day. Therefore, a trading advisor may have to modify its trading instructions or reduce the size of its position in one or more futures or options contracts in order to avoid exceeding such position limits, which could adversely affect the profitability of the series. The futures exchange may amend or adjust these position limits or the interpretation of how such limits are applied, adversely affecting the profitability of the series. In addition, in October 2011, the CFTC adopted rules governing position limits on futures (and options on futures) on a number of agricultural, energy and metals commodities, as well as on swaps that perform a significant price discovery function with respect to those futures and options. In September 2012, the CFTC’s rules were vacated by the United States District Court for the District of Columbia and remanded to the CFTC for further consideration. The CFTC initially proposed revised position limits rules late in 2013 and reproposed further revised position limits rules late in 2016 with respect to speculative positions in 25 core physical commodity futures contracts and their “economically equivalent” futures, options, and swaps. The comment period for the rules closed in February 2017. The date for the CFTC’s final rules is unknown. It is possible that these rules may take effect in some form. If so, these rules could have an adverse effect on a series’ trading.

CFTC Registrations Could Be Terminated, Which Could Adversely Affect the Trust or a Series.

If the CE Act registrations or NFA memberships of the managing owner, the registered trading advisors to the trading companies or commodity pools, or Gemini were no longer effective, these entities would not be able to act for the trust, or in the case of Gemini, act for the commodity pools, which could adversely affect the trust or such series.

The foregoing risk factors are not a complete explanation of all the risks involved in purchasing interests in a fund that invests in the highly speculative, highly leveraged trading of futures, forwards and options.

You should read this entire prospectus before determining to subscribe for units.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (referred to as the Securities Act) and Section 21E of the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act) that reflect the managing owner’s current expectations about the future results, performance, prospects and opportunities of the trust. All statements other than statements of historical fact included in this prospectus may constitute forward-looking statements. The managing owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate,” “foresee,” “continue,” “plan” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the managing owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this prospectus, and unknown, that could cause the trust’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Although the managing owner believes that the expectations and underlying assumptions reflected in these forward-looking statements are reasonable, there can be no assurance that these expectations or underlying assumptions ultimately will prove to have been correct. Important factors that could cause actual results to differ materially from projected or forecasted results or stated expectations are disclosed in this prospectus, including under the heading “Risk Factors.”

You should not place undue reliance on any forward-looking statements. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the managing owner or any other person that the objective and expectations of the trust will be achieved. Except as expressly required by the federal securities laws, the managing owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this prospectus.

FRONTIER FUNDS

The Trust

The trust was formed on August 8, 2003, under the Delaware Statutory Trust Act, as amended. The trust and each series of the trust is a multi-advisor pool as defined in CFTC Rule 4.10(d)(2). The sole trustee of the trust is Wilmington Trust Company, which delegated its duty and authority for the management of the business and affairs of the trust to Frontier Fund Management LLC, the managing owner. Wilmington Trust Company will have limited liability as set forth in the trust agreement. Each series engages in the speculative trading of a diversified portfolio of futures, forwards (including interbank foreign currencies), swaps and options contracts and/or other derivative instruments. The purpose of each series is to seek capital appreciation while attempting to control risk and volatility. Frontier Fund Management LLC, the managing owner of the trust, has delegated its commodity pool operator responsibilities to Wakefield Advisors LLC, a registered commodity pool operator, and allocates the assets of each series to a diverse group of experienced commodity trading advisors and/or, from time to time, enters into swaps or other derivative instruments with respect to certain reference trading programs. Units are available for subscription on each business day at the then current net asset value per unit. The trust has offered other series in the past and may offer additional series in the future.

Since each series has a unique trading strategy, you should review the information relating to each series and its trading strategy (see “Appendices to Part I” for additional information regarding each series and its trading strategy).

The trust will terminate on December 31, 2053 (unless terminated earlier in certain circumstances). See “Summary of Agreements—Trust Agreement.” The principal offices of the trust and the managing owner are located at 25568 Genesee Trail Road, Golden, Colorado, 80401, and their telephone number is (303) 454-5500.

The Managing Owner and CPO

Frontier Fund Management LLC serves as the managing owner of the trust. The managing owner was incorporated in Delaware in November, 2016. The managing owner has delegated its commodity pool operator responsibilities to Wakefield Advisors LLC pursuant to the Commodity Pool Operator Delegation Agreement between the managing owner and Wakefield Advisors LLC, which has been registered with the CFTC as a commodity pool operator since January 7, 2013, and has been a member of the NFA since that date. The managing owner’s main business office is located at 25568 Genesee Trail Road, Golden, Colorado 80401, telephone (303) 454-5500. The books and records of the trust are kept at the principal offices of the managing owner. The managing owner is ultimately responsible for the selection, retention and termination of the trading advisors and reference programs on behalf of each series. For more information regarding the managing owner, see the section entitled “The Managing Owner and CPO.”

THE OFFERING

The Units

Purchasers of units of a series will become limited owners of the trust. The Trust Act provides that, except as otherwise provided in the trust agreement, unitholders in a Delaware statutory trust will have the same limitation of liability as do stockholders of private corporations organized under the General Corporation Law of the State of Delaware. The trust agreement confers substantially the same limited liability, and contains substantially the same limited exceptions thereto, as would a limited partnership agreement for a Delaware limited partnership engaged in like transactions as the trust. Pursuant to the trust agreement, the managing owner of the trust is generally liable for obligations of a series in excess of that series’ assets. Limited owners do not have any such liability except as set forth in the trust agreement. See “Summary of Agreement—Trust Agreement—Liabilities.”

Each series is available in two classes. Class 1 (and, in the case of the Frontier Long/Short Commodity Fund, class 1a) units are subject to an initial service fee equal to up to 2.0% of the purchase price and, after the first year, an ongoing annual service fee of up to 2.0% of the net asset value of your units, which is payable either monthly or quarterly (as agreed with the selling agent). Except in the case of units issued as rebates, the initial service fee will be prepaid by the managing owner to the applicable selling agent and will be reimbursed by the applicable series over the first 12 months of your investment. See “Fees and Expenses—Service Fees—Class 1 and Class 1a—Initial Service Fee.” Class 2 (and, in the case of the Frontier Long/Short Commodity Fund, class 2a) units are not subject to an initial service fee and will only be offered to investors who invest through approved selling agents who are separately compensated by the investor directly. Class 2 and 2a units may be subject to ongoing service fees for certain administrative services provided by the selling agents in an amount equal to 0.25% annually of the net asset value of each unit (an additional amount of up to 0.25% may be paid by the managing owner), payable at the end of each month. See “Fees and Expenses” for a description of all fees and expenses applicable to the trust.

Class 1 and 1a units and class 2 and 2a units will be redesignated as class 3 or class 3a units, respectively, of such series, for administrative purposes as of any business day when the managing owner determines in its sole discretion that the service fee limit will be reached. The service fee limit applicable to each unit sold pursuant to this prospectus is reached upon the earlier of when (i) the aggregate initial and ongoing service fees received by the selling agent with respect to such unit equals 9% of the purchase price of such unit or (ii) the aggregate underwriting compensation (determined in accordance with FINRA Rule 2310) paid in respect of such unit totals 10% of the purchase price of such unit. There are no service fees or redemption fees associated with the class 3 or 3a units.

In order to purchase class 2 units or class 2a units of any series, you must have an arrangement with a selling agent where you directly compensate such selling agent for services rendered in connection with investments, including an investment in the trust (this type of arrangement is commonly referred to as a “wrap-account”). If you do not have such an arrangement with a selling agent, then you will only be able to purchase class 1 or 1a units in any series, which will result in you being charged higher service fees. Whether you have such an arrangement with a selling agent will depend on your relationship with such selling agent. Neither the trust nor the managing owner has any control over the type of arrangement you have with a selling agent.

Class 3 and 3a units are not offered directly to investors and have been registered, and will be maintained, under federal and state securities laws to administer the redesignation of class 1, 1a, 2 and 2a units that have reached the service fee limit. See “Plan of Distribution.”

The offering of units is subject to federal and state securities laws and regulations, federal laws and regulations relating to investments in commodities and related products, and the rules of FINRA and NFA.

The Series

As of the date of this prospectus, the assets of each series may be invested in a combination of one or more trading companies and one or more commodity pools available on the Galaxy Plus Platform, with ultimately all assets of each series being allocated to such commodity pools available on the Galaxy Plus Platform. The managing owner expects to liquidate each trading company it manages once no further assets of the series are invested in such trading company. The assets of certain trading companies are traded by only one trading advisor, while the assets of certain other trading companies are traded by multiple trading advisors. Some of the trading companies may also invest in swaps. With respect to the commodity pools available on the Galaxy Plus Platform, each such commodity pool is managed and operated by Gemini. Organizational charts depicting the relationships between the series, the commodity pools available on the Galaxy Plus Platform, the trading companies and the trading advisors as of the date of this prospectus are set forth above under “Summary—Organizational Charts” beginning on page 13. The trading advisors were selected based upon the managing owner’s evaluation of each trading advisor’s past performance, trading portfolios and strategies, as well as how each trading advisor’s performance, portfolios and strategies complement and differ from those of the other trading advisors. The commodity pools were selected based upon the managing owner’s evaluation of the trading advisors retained by such commodity pools. Except with respect to that portion of each series’ assets held at the trust level for cash management purposes, the managing owner will invest the balance of the proceeds from the continuous offering of the units of the series in either the applicable trading companies for each such series or one or more commodity pools on the Galaxy Plus Platform, and all proceeds will initially be available for commodities trading purposes. For each offered series, the percentage of series assets allocated to the cash management pool, as of September 30, 2018, is as follows: Frontier Diversified Fund: 9.92%; Frontier Masters Fund: 4.93%; and Frontier Long/Short Commodity Fund: 5.02%. The trading advisors and Gemini Alternative Funds, LLC are not affiliated with the trust, the trustee or the managing owner. Depending on the level of investment by a series in commodity pools on the Galaxy Plus Platform, such commodity pools may be deemed from time to time to be affiliates of the trust. If a trading advisor’s trading reaches a level where certain position limits restrict its trading, such trading advisor will modify its trading instructions for the series and its other accounts in a good faith effort to achieve an equitable treatment of all accounts. None of the trading advisors nor any of their principals currently have any beneficial interest in the trust, but some or all of them may acquire an interest in the trust in the future. For a summary of the advisory agreements entered into with each trading advisor, see “Summary of Agreements—Advisory Agreements.” With respect to each series, the managing owner may employ leverage at two possible levels. First, the managing owner may strategically employ notional equity at the overall portfolio level by strategically allocating an amount of assets to the trading advisors, including through investments in one of more commodity pools on the Galaxy Plus Platform, in excess of such series’ net assets, thereby increasing the overall leverage of such series’ portfolio. Second, the managing owner may allocate notional equity among various trading advisors, including through investments in one of more commodity pools on the Galaxy Plus Platform, that employ varying amounts of leverage within their individual trading programs. See the Frontier Diversified Fund Appendix, Frontier Masters Fund Appendix and Frontier Long/Short Commodity Fund Appendix, as applicable.

For a description of each series’ trading advisors and their principals, as well as a general description of the trading strategies and trading portfolios each such trading advisor will employ in its trading on behalf of the trust, and the past performance of such trading advisors, see the appendix for such series. The descriptions in the appendices were derived by the managing owner principally from information provided by each trading advisor. Because the trading advisors’ trading programs are proprietary, the descriptions in each appendix are of necessity and general in nature.

PAST PERFORMANCE OF THE SERIES

Set forth in Capsules I-V below is the performance record of trading of each currently offered series of the trust for the last five years (or since inception, as applicable) and year-to-date ended November 30, 2018.

CAPSULE I
Series	Frontier Diversified Fund Class 1						Frontier Diversified Fund Class 2
Type of pool	Publicly-Offered; Multi-Advisor;						Publicly-Offered; Multi-Advisor;
	Not Principal-Protected						Not Principal-Protected
Inception of trading	9-Jun-09						9-Jun-09
Aggregate subscriptions(1)	$126,230,600						$127,553,391
Current capitalization(1)	$1,701,903						$7,684,733
Worst monthly % drawdown since inception(1)(2)	-10.18% (February 2018)						-10.06% (February 2018)
Worst month-end peak-to-valley drawdown since inception(1)(3)	-27.75% (February 2011 to August 2013)						-24.52% (February 2011 to August 2013)
Monthly performance
Month	2018	2017	2016	2015	2014	2013	2018	2017	2016	2015	2014	2013
January	2.04%	-0.31%	6.34%	11.76%	-4.38%	-0.56%	2.19%	-0.21%	6.48%	11.92%	-4.24%	-0.42%
February	-10.18%	3.01%	3.35%	0.79%	2.65%	-1.15%	-10.06%	3.15%	3.50%	0.93%	2.79%	-1.01%
March	-0.14%	-0.21%	-6.71%	3.35%	-3.18%	0.46%	0.01%	-0.07%	-6.58%	3.51%	-3.04%	0.60%
April	1.43%	0.80%	-3.41%	-6.58%	-1.95%	3.70%	1.58%	0.94%	-3.28%	-6.44%	-1.81%	3.85%
May	-3.04%	0.13%	0.29%	2.16%	4.31%	-5.15%	-2.90%	0.28%	0.44%	2.31%	4.46%	-5.01%
June	3.36%	-7.22%	2.92%	-8.04%	2.51%	-6.69%	3.51%	-7.09%	3.07%	-7.90%	2.67%	-6.56%
July	-1.91%	0.58%	1.74%	5.67%	-1.51%	-5.75%	-1.76%	0.73%	1.88%	5.83%	-1.36%	-5.60%
August	-2.77%	2.47%	-2.52%	-8.74%	8.96%	-3.65%	-2.63%	2.62%	-2.37%	-8.61%	9.11%	-3.52%
September	1.13%	-4.39%	-1.10%	4.99%	2.98%	0.57%	1.28%	-4.25%	-0.95%	5.14%	3.13%	0.72%
October	-4.78%	6.84%	-2.55%	-3.51%	2.59%	3.72%	-4.64%	7.00%	-2.31%	-3.37%	2.74%	3.88%
November	2.70%	-1.93%	0.14%	7.85%	10.68%	5.84%	2.85%	-1.79%	0.28%	8.01%	10.82%	5.99%
December		0.91%	2.92%	-5.12%	3.88%	1.55%		1.06%	3.08%	-4.98%	4.04%	1.71%
Year	-12.25% (11 Months)	-0.02%	0.79%	2.15%	29.84%	-7.73%	-10.83% (11 Months)	1.69%	2.58%	3.95%	32.14%	-6.10%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CAPSULE II
Series	Frontier Diversified Fund Class 3
Type of pool	Publicly-Offered; Multi-Advisor;
	Not Principal-Protected(4)
Inception of trading	25-Feb-14
Aggregate subscriptions(1)(1a)	$28,947,970
Current capitalization(1)	$6,926,651
Worst monthly % drawdown since inception(1)(2)	-10.04% (February 2018)
Worst month-end peak-to-valley drawdown since inception(1)(3)	-18.86% (April 2015 - October 2018)
Monthly performance
Month	2018	2017	2016	2015	2014
January	2.21%	-0.19%	6.51%	11.94%	--
February	-10.04%	3.17%	3.52%	0.95%	1.53%
March	0.03%	-0.04%	-6.56%	3.53%	-3.02%
April	1.60%	0.97%	-3.26%	-6.42%	-1.79%
May	-2.88%	0.30%	0.46%	2.33%	4.48%
June	3.53%	-7.06%	3.09%	-7.88%	2.69%
July	-1.74%	0.75%	1.90%	5.85%	-1.34%
August	-2.61%	2.64%	-2.35%	-8.59%	9.13%
September	1.30%	-4.23%	-0.93%	5.17%	3.16%
October	-4.62%	7.02%	-2.28%	-3.35%	2.76%
November	2.87%	-1.76%	0.30%	8.03%	10.85%
December		1.08%	3.11%	-4.96%	4.07%
Year	-10.63% (11 Months)	1.96%	2.83%	4.21%	36.58% (11 Months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CAPSULE III
Series	Frontier Masters Fund Class 1						Frontier Masters Fund Class 2
Type of pool	Publicly-Offered; Multi-Advisor;						Publicly-Offered; Multi-Advisor;
	Not Principal-Protected						Not Principal-Protected
Inception of trading	9-Jun-09						9-Jun-09
Aggregate subscriptions(1)	$63,858,077						$34,517,140
Current capitalization(1)	$1,539,164						$1,338,597
Worst monthly % drawdown since inception(1)(2)	-16.49% (February 2018)						-16.37% (February 2018)
Worst month-end peak-to-valley drawdown since inception(1)(3)	-30.83% (April 2015 - October 2018)						-26.37% (April 2015 - October 2018)
Monthly performance
Month	2018	2017	2016	2015	2014	2013	2018	2017	2016	2015	2014	2013
January	3.09%	-0.39%	7.34%	8.23%	-5.08%	0.48%	3.24%	-0.26%	7.49%	8.38%	-4.94%	0.63%
February	-16.49%	4.83%	3.18%	-1.93%	2.01%	-1.89%	-16.37%	4.97%	3.33%	-1.80%	2.15%	-1.76%
March	-0.49%	-3.98%	-4.80%	3.73%	-1.82%	1.94%	-0.34%	-3.83%	-4.66%	3.89%	-1.68%	2.08%
April	-1.32%	-0.52%	-5.02%	-6.19%	-0.02%	4.35%	-1.18%	-0.38%	-4.89%	-6.05%	0.12%	4.51%
May	-2.41%	-2.69%	-1.14%	-0.86%	4.19%	-6.11%	-2.27%	-2.54%	-3.23%	-0.72%	4.34%	-5.97%
June	4.93%	-7.61%	9.72%	-7.86%	2.24%	-4.82%	5.08%	-7.48%	9.88%	-7.72%	2.39%	-4.70%
July	-3.54%	2.15%	3.57%	7.09%	-5.01%	-2.52%	-3.40%	2.30%	3.71%	7.25%	-4.87%	-2.37%
August	1.95%	8.23%	-3.26%	-7.50%	10.44%	-4.63%	2.10%	8.39%	-3.11%	-7.36%	10.60%	-4.49%
September	-0.79%	-11.11%	-0.86%	3.98%	3.65%	-0.24%	-0.34%	-10.99%	-0.71%	4.12%	3.81%	-0.09%
October	-8.65%	10.51%	-4.61%	-4.93%	2.39%	2.25%	-8.52%	10.67%	-4.48%	-4.79%	2.55%	2.40%
November	6.37%	-1.12%	-0.79%	8.72%	8.72%	3.72%	6.52%	-0.98%	-0.64%	8.88%	8.86%	3.86%
December		5.63%	0.13%	-3.63%	3.62%	-1.46%		5.79%	0.29%	-3.49%	3.78%	-1.31%
Year	-17.68% (11 Months)	1.72%	-0.06%	-3.21%	26.98%	-9.18%	-16.35% (11 Months)	3.49%	1.72%	-1.50%	29.23%	-7.57%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CAPSULE IV
Series	Frontier Long/Short Commodity Fund Class 1a						Frontier Long/Short Commodity Fund Class 2a
Type of pool	Publicly-Offered; Multi-Advisor;						Publicly-Offered; Multi-Advisor;
	Not Principal-Protected						Not Principal-Protected
Inception of trading	9-Jun-09						9-Jun-09
Aggregate subscriptions(1)	$27,744,872						$16,500,989
Current capitalization(1)	$22,531						$228,091
Worst monthly % drawdown since inception(1)(2)	-9.29% (February 2018)						-9.18% (February 2018)
Worst month-end peak-to-valley drawdown since inception(1)(3)	-55.52% (May 2011 to October 2018)						-48.56% (May 2011 to October 2018)
Monthly performance
Month	2018	2017	2016	2015	2014	2013	2018	2017	2016	2015	2014	2013
January	9.62%	4.87%	4.44%	15.25%	-5.67%	0.86%	9.79%	5.05%	4.59%	15.41%	-5.53%	1.01%
February	-9.29%	2.12%	0.71%	-1.40%	-2.72%	-2.68%	-9.18%	2.26%	0.86%	-1.27%	-2.59%	-2.55%
March	-3.75%	-2.42%	-7.14%	5.05%	-3.14%	1.31%	-3.61%	-2.27%	-7.00%	5.21%	-3.00%	1.45%
April	-0.16%	-4.63%	3.30%	-8.03%	1.59%	-0.09%	-0.02%	-4.49%	3.96%	-7.90%	1.74%	0.06%
May	-7.34%	-5.23%	-3.37%	-1.84%	-2.17%	-3.03%	-7.20%	-5.09%	-1.18%	-1.71%	-2.03%	-2.89%
June	-1.73%	-4.57%	-1.65%	-1.65%	1.03%	-4.50%	-1.59%	-5.16%	-1.64%	-1.50%	1.18%	-4.37%
July	-2.18%	4.88%	-4.16%	-2.26%	12.03%	-1.94%	-2.04%	5.04%	-4.46%	-2.11%	12.20%	-1.78%
August	-6.07%	2.99%	0.55%	-5.23%	4.48%	-4.09%	-5.93%	3.15%	0.83%	-5.09%	4.63%	-3.95%
September	1.78%	-7.85%	0.19%	-0.97%	7.36%	-0.39%	1.92%	-7.71%	0.37%	-0.83%	7.53%	-0.24%
October	-5.32%	-7.80%	2.43%	-7.31%	-0.54%	-0.51%	-5.18%	-7.67%	2.61%	-7.18%	-0.40%	-0.36%
November	1.86%	-3.70%	5.16%	5.44%	5.70%	-1.28%	2.00%	-3.57%	5.31%	5.59%	5.84%	-1.14%
December		10.06%	-4.08%	-1.36%	-7.51%	0.86%		10.22%	-3.93%	-1.21%	-7.37%	1.02%
Year	-21.53% (11 Months)	-12.32%	-2.13%	-6.29%	9.05%	-14.60%	-20.28% (11 Months)	-11.43%	-0.51%	-4.63%	10.97%	-13.09%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

CAPSULE V
Series	Frontier Long/Short Commodity Fund Class 3a						Frontier Masters Fund Class 3
Type of pool	Publicly-Offered; Multi-Advisor;						Publicly-Offered; Multi-Advisor;
	Not Principal-Protected(4)						Not Principal-Protected(4)
Inception of trading	17-Jun-13						16-Dec-13
Aggregate subscriptions(1)(1a)	$2,766,592						$16,837,913
Current capitalization(1)	$411,723						$3,282,266
Worst monthly % drawdown since inception(1)(2)	-11.40% (February 2018)						-16.36% (February 2018)
Worst month-end peak-to-valley drawdown since inception(1)(3)	-42.15% (April 2015 – August 2018)						-25.80% (April 2015 - October 2018)
Monthly performance
Month	2018	2017	2016	2015	2014	2013	2018	2017	2016	2015	2014	2013
January	9.83%	5.08%	4.61%	15.44%	-5.51%	--	3.26%	-0.24%	7.51%	8.41%	-4.92%	--
February	-11.40%	2.28%	0.88%	-1.25%	-2.57%	--	-16.36%	4.99%	3.35%	-1.78%	2.17%	--
March	-3.06%	-2.25%	-6.99%	5.24%	-2.98%	--	-0.32%	-3.81%	-4.64%	3.91%	-1.66%	--
April	0.17%	-4.47%	2.38%	-7.88%	1.76%	--	-1.15%	-0.36%	-4.87%	-6.03%	0.15%	--
May	-7.43%	-5.07%	-0.71%	-1.69%	-2.01%	--	-2.25%	-2.52%	-3.20%	-0.70%	4.36%	--
June	-1.62%	-2.59%	-0.95%	-1.48%	1.20%	-2.24%	5.10%	-7.46%	9.90%	-7.70%	2.41%	--
July	-2.09%	5.03%	-2.42%	-2.09%	12.22%	-1.76%	-3.38%	2.32%	3.73%	7.27%	-4.85%	--
August	-6.13%	3.17%	0.34%	-5.07%	4.65%	-3.93%	2.13%	8.42%	-3.09%	-7.34%	10.62%	--
September	2.03%	-7.70%	0.06%	-0.81%	7.55%	-0.22%	-0.32%	-10.97%	-0.69%	4.15%	3.83%	--
October	-1.33%	-7.65%	2.75%	-7.16%	-0.38%	-0.34%	-8.50%	10.70%	-4.59%	-4.77%	2.57%	--
November	2.02%	-3.55%	5.33%	5.62%	5.86%	-1.13%	6.54%	-0.96%	-0.62%	8.91%	8.88%	--
December		10.25%	-3.91%	-1.19%	-7.35%	1.04%		5.81%	0.31%	-3.47%	3.81%	4.43%
Year	-18.77% (11 Months)	-8.85%	0.69%	-4.39%	11.25%	-8.33% (7 months)	-16.17% (11 Months)	3.76%	1.97%	-1.25%	29.54%	4.43% (less than 1 month)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

(1)	“Aggregate subscriptions,” “Current capitalization,” “Worst monthly % drawdown since inception,” “Worst month-end peak-to-valley drawdown since inception” and “Monthly performance” are provided for each offered class of investors and include subscriptions and capitalization through November 30, 2018.

(1a)	“Aggregate Subscriptions” amount reflects redesignated Class 1 and 1a units, where applicable, that have reached the service fee limit as determined by the managing owner pursuant to this prospectus.

(2)	“Worst monthly % drawdown since inception” means losses experienced in the net asset value per unit over the specified period and is calculated by dividing the net change in the net asset value per unit by the beginning net asset value per unit for the relevant period. “Decline” is measured on the basis of monthly returns only, and does not reflect intra-month figures.

(3)	“Worst month-end peak-to-valley drawdown since inception” is the largest percentage decline in the net asset value per unit over the specified period. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive ones.

(4)	The pool is “Publicly-Offered”; however, Class 3 or 3a units, as applicable, are only available for holders of redesignated Class 1 and 1a units, as applicable, that have reached the service fee limit as determined by the managing owner pursuant to this prospectus.

THE TRUSTEE

Wilmington Trust Company, a Delaware banking corporation, is the sole trustee of the trust. The trustee’s principal offices are located at 1100 N. Market Street, Rodney Square North, Wilmington, Delaware 19890. The trustee is not affiliated with the managing owner or any of the trading advisors, and the trustee’s duties and liabilities with respect to the offering of the units and the administration of the trust are limited to its express obligations under the trust agreement. The trustee will accept service of legal process upon the trust in the State of Delaware. See “Summary of Agreements—Trust Agreement—Trustee.” Limited owners will be notified by the managing owner of any change in the trust’s trustee.

THE MANAGING OWNER AND CPO

Frontier Fund Management LLC serves as the managing owner. The managing owner was incorporated in Delaware in November, 2016. The managing owner has delegated its commodity pool operator responsibilities to Wakefield Advisors LLC pursuant to the Commodity Pool Operator Delegation Agreement between the managing owner and Wakefield Advisors LLC, which has been registered with the CFTC as a commodity pool operator since January 7, 2013, and has been a member of the NFA since that date. The directors and officers of the Managing Owner and Wakefield are Patrick J. Kane, Patrick F. Hart III and Michael B. Egan II.

Patrick Kane—Mr. Kane’s biography appears below under the caption “Principals of the Managing Owner and Wakefield”

Patrick Hart—Mr. Hart’s biography appears below under the caption “Principals of the Managing Owner and Wakefield”

Michael Egan—Mr. Egan’s biography appears below under the caption “Principals of the Managing Owner and Wakefield”

Under the Commodity Pool Operator Delegation Agreement, Wakefield Advisors LLC does not receive any fees or remuneration from the managing owner in connection with the performance of its obligations thereunder. The Commodity Pool Operator Delegation Agreement is effective until terminated by either the managing owner or Wakefield Advisors LLC, or until Wakefield Advisors LLC is no longer registered as a CPO (unless excluded or exempt from CPO registration under the CE Act). The managing owner remains jointly and severally liable with Wakefield Advisors LLC for violations of the CE Act, and Commodity Futures Trading Commission regulations thereunder (CPO Regulations). However, Wakefield Advisors LLC will indemnify the managing owner from and against any and all loss, liability, damage, penalty, fine, cost, and expense (including attorneys’, accountants’, experts’, and other professionals’ fees and expenses incurred in investigation or defense of any and all demands, claims, actions, suits, or arbitrations) actually and reasonably incurred by the managing owner, based upon, arising out of or from, or in any way in connection with, any act, activity, conduct, performance, omission, or non-performance by the Wakefield Advisors LLC of any of its functions as CPO or which violates the CE Act or CPO Regulations in connection with its functions as CPO.

The managing owner’s main business office is located at 25568 Genesee Trail Road, Golden, Colorado 80401, telephone (303) 454-5500. The books and records of the trust are kept at the office of the managing owner. The managing owner will maintain a minimum of 1% interest with respect to the publicly registered units of each series of the trust at all times. The managing owner has agreed to accept liability for the obligations of each series that exceed that series’ net assets.

In accordance with the trust agreement, which accompanies this prospectus, the managing owner and Wakefield have the authority to make trading decisions for the trust; therefore, the principals of the managing owner and Wakefield, whose background information is listed below, are the trading principals of the managing owner, Wakefield and the trust. The trading principals of the trust, on behalf of the managing owner and Wakefield, have delegated this responsibility to the trust’s trading advisors.

The past performance for each currently offered series of the trust may be found on pages 44-48 under the heading “Past Performance of the Series.” For all performance information, past performance is not necessarily indicative of future results, and the footnotes to each performance capsule are an integral part of such performance capsule.

Management of the Trust

The managing owner will manage each series’ business and affairs, but will not (except in certain limited, and essentially emergency, situations) direct the trading activities for any series. The managing owner will be responsible for the renewal of the advisory agreements entered into with the various trading advisors accessed through the trading companies, as well as for the selection of additional and/or substitute trading advisors. See “Summary of Agreements—Advisory Agreements.” The managing owner is also responsible for investing in, and divesting from, one or more commodity pools available on the Galaxy Plus Platform, each of which is advised by an individual trading advisor as well as selecting other similar investment platforms offering similar commodity pools. However, the managing owner is not involved in the selection, retention or termination of any trading advisors retained by such commodity pools. In addition, the managing owner selected the trustee and is responsible for determining whether to retain or replace the trustee.

The managing owner intends to provide various fund features including, but not limited to, institutional quality asset allocation with institutional pricing and unit series and classes available for the institutional investor.

The managing owner will be directly responsible for (i) preparing monthly and annual reports to the limited owners, (ii) filing reports required by the CFTC, SEC and any other federal or state agencies or self-regulatory organizations and (iii) calculating the net asset value of each series and all fees and expenses, if any, to be paid by each series. The managing owner provides suitable facilities and procedures for handling and executing redemptions, exchanges, transfers and distributions (if any), and the orderly liquidation of each series. The managing owner is responsible for selecting the FCMs, OTC foreign exchange counterparties and swap counterparties for each trading company. In managing each series’ business and affairs, the managing owner may contract with, and rely upon information, research and advice provided by third parties.

Retention of Affiliates

The managing owner may retain affiliates to provide certain administrative services necessary to the prudent operation of the trust and each series so long as the managing owner has made a good faith determination that:

●	the affiliate that it proposes to engage is qualified to perform such services;

●	the terms and conditions of the agreement with the affiliate are no less favorable than could be obtained from equally qualified unaffiliated third parties; and

●	the maximum period covered by any such agreement shall not exceed one year, and shall be terminable without penalty upon 60 days prior written notice by the trust.

The fees of any such affiliates will be paid by the managing owner or an affiliate.

Notification of Decline in Net Asset Value

If the estimated net asset value per unit of any series declines, as of the end of any business day, to less than 50% of the net asset value per unit of that series as of the end of the immediately preceding valuation point, then the managing owner will notify the limited owners of that series within seven business days of such decline. The notice will include a description of the limited owners’ voting and redemption rights.

Maximum Contract Term

The trust or any series of the trust is prohibited from entering into any contract with the managing owner or its affiliates which has a term of more than one year and which is not terminable by the trust without penalty upon 60 days prior written notice.

Managing Owner Participation in Trust Income and Losses

So long as the managing owner is acting as the managing owner of the trust, it is required to maintain at least a 1% interest with respect to the publicly registered units of the trust, and in return will receive units designated as “General Units” of each series in which it invests such funds. The managing owner will participate in the income and losses of any series proportionally in keeping with the ratio of its ownership of General Units of any series to the total number of units of that series, on the same basis as the limited owners of that series.

Selection and Replacement of Trading Advisors and Commodity Pools Available on the Galaxy Plus Platform

The managing owner is responsible on behalf of each series for the selection, retention and termination of the trading advisors and reference programs, as well as the investment in commodity pools on the Galaxy Plus Platform. The actual allocation among trading advisors for each series will vary based upon the relative trading performance of the trading advisors, Galaxy Plus Platform commodity pools and/or reference programs, and the managing owner may otherwise vary such percentages from time to time in its sole discretion. The managing owner will adjust its allocations and rebalance the portfolio of any series among trading advisors to maintain weightings that it believes will most likely achieve capital growth while seeking to target the appropriate level of risk (volatility) within the investment guidelines of the relevant series. Each series, which currently invests its assets in both trading companies managed by the managing owner and in commodity pools available through the Galaxy Plus Platform, expects to ultimately allocate all of its assets to such commodity pools, in addition to entering into any swaps or other derivative instruments with respect to certain reference trading programs.

The managing owner utilizes certain quantitative and qualitative analysis in connection with the identification, evaluation and selection of the trading advisors. Research team members regularly interact with trading advisors throughout the due diligence and monitoring process. Only those programs that have met strict quantitative and qualitative review are considered as potential managers of client assets. Following is a summary of the quantitative and qualitative analysis:

Quantitative Analysis

The managing owner portfolio management team applies a variety of statistical measures towards the evaluation of current and historical advisor performance data. Statistical measures may include, but are not limited to: (1) risk/reward analysis, (2) time window analysis, (3) risk analysis, (4) correlation analysis, (5) statistical analysis and (6) peer group analysis.

Qualitative Analysis

Although quantitative analysis statistically identifies the top performing trading advisors, qualitative analysis also plays a key role in the trading advisor evaluation and final selection process. Each trading advisor on the managing owner’s short list undergoes qualitative review by the managing owner’s portfolio management team, as well as on going monitoring. This analysis generally includes, but is not limited to: (1) preliminary information and due diligence, (2) background review, (3) due diligence questionnaires and (4) written review and periodic updates. This information allows a review of each advisor’s trading philosophy and systems and other relevant information.

Multi-Manager Approach

A multi-manager approach to portfolio management provides diversification of trading advisors and access to broader global markets. Portfolios comprised of multiple trading advisors can provide diversification across trading methodologies, trading time horizons, and markets traded resulting in more consistent performance returns and overall lower volatility.

The managing owner is also responsible for the selection of, for investment purposes by each series, one or more commodity pools available on the Galaxy Plus Platform, each of which is advised by an individual trading advisor. However, the managing owner is not involved in the selection, retention or termination of any trading advisors retained by such commodity pools. The actual allocation among the commodity pools on the Galaxy Plus Platform for each series will vary based upon the relative performance of the commodity pools, and the managing owner may otherwise vary such percentages from time to time in its sole discretion.

Fiduciary Responsibilities

Accountability

Pursuant to the Trust Act, the trustee has delegated to the managing owner responsibility for the management of the business and affairs of the trust and each series, and it has neither a duty to supervise or monitor the managing owner’s performance nor liability for the acts or omissions of the managing owner. The trustee retains a statutory fiduciary duty to the trust only for the performance of the express obligations it retains under the trust agreement, which are limited to the making of certain filings under the Trust Act and the acceptance of process on behalf of the trust in the State of Delaware. The trustee owes no other duties to the trust or any series. The managing owner is accountable to each limited owner as a fiduciary and must exercise good faith and fairness in all dealings affecting the trust. Under the Trust Act, if, in law or equity, the trustee or the managing owner has duties (including fiduciary duties) to the trust or to the limited owners, and liabilities relating to those duties, (i) the trustee and the managing owner will not be liable for their good faith reliance on the provisions of the trust agreement, and (ii) the trustee’s and the managing owner’s duties and liabilities may be expanded or restricted by the express provisions of the trust agreement. The managing owner may not contract away its fiduciary obligations.

Legal Proceedings

Neither the managing owner nor Wakefield are involved in, nor have they been involved in the past with, any legal proceedings.

Managing Owner’s Commitments

Minimum Purchase Commitment

As described above under “The Managing Owner—Managing Owner Participation in Trust Income and Losses,” so long as the managing owner is acting as the managing owner of the trust, it is required to maintain at least a 1% interest with respect to the publicly registered units of the trust and in return will receive General Units of each series in which the managing owner invests such funds. The managing owner’s investment may be in only one series, or divided into various series in any proportion, at the managing owner’s discretion. In no event shall such contribution be less than that required by the NASAA Guidelines. The General Units may only be purchased by the managing owner and may be subject to no advisory fees or advisory fees at reduced rates. Otherwise, the General Units hold the same rights as the units owned by limited owners. The managing owner will make such purchases as are necessary to effect this requirement. In addition to the General Units the managing owner receives in respect of its minimum purchase commitment, the managing owner may purchase units in any series as a limited owner. See “Plan of Distribution—Offering.” All units purchased by the managing owner are held for investment purposes only and not for resale.

As of September 30, 2018, the managing owner owned at least 1% in net asset value of the outstanding units of the trust. Wakefield and its principals own an indirect beneficial interest in the trust through their ownership of the managing owner.

Net Worth Commitment

The managing owner’s net worth is in excess of the minimum net worth requirements under the NASAA Guidelines. The managing owner has agreed that so long as the managing owner remains the managing owner of the trust, it will not take or voluntarily permit to be taken any affirmative action to reduce the managing owner’s net worth below any regulation-required amounts.

Principals of the Managing Owner and Wakefield

The directors and officers of the Managing Owner and Wakefield are as follows:

Patrick J. Kane
Chairman and Director, Wakefield Advisors, LLC
Chairman, Chief Financial Officer, Chief Accounting Officer and Managing Member, Frontier Fund Management, LLC

Patrick Kane has served as Chairman of Wakefield since co-founding the firm in January 2012. Mr. Kane has been listed with the NFA as a principal and registered with the CFTC as an associated person of Wakefield since January 7, 2013. The firm serves as Investment Advisor to the Wakefield family of mutual funds sponsored and launched on the Wakefield Alternative Series Trust platform which is registered under the Investment Company Act of 1940, as amended, and organized as a Delaware statutory trust. Mr. Kane was appointed as the Chief Financial Officer and Chief Accounting Officer of the Managing Owner, effective January 31, 2018. Prior to co-founding the adviser, Mr. Kane was the head of alternative investments at Oppenheimer Asset Management until June 2011, overseeing approximately $3 billion in hedge funds and private equity investments. Mr. Kane joined Oppenheimer in 2001 as a senior member of the fund of hedge funds team. Mr. Kane has worked in the alternative investments industry since 1989. Prior to joining Oppenheimer in 2001, Mr. Kane worked for Dunbar Capital Management, a boutique fund of funds manager. Mr. Kane previously worked for Brandywine Asset Management, an alternative investment firm in Thornton, PA. At Brandywine, he was the Director of Trading, responsible for all trading on the managed futures and statistical arbitrage market-neutral equity hedge funds. Before that, he worked for Tricon Investments, an energy focused hedge fund, based in Somerset, NJ. Mr. Kane is also a member of the investment subcommittee that serves the University of Scranton endowment. Mr. Kane holds a Bachelor of Science in Accounting from the University of Scranton.

Patrick F. Hart III
Chief Executive Officer, President, Director and Managing Member, Wakefield Advisors, LLC
Chief Executive Officer, Frontier Fund Management, LLC

Patrick F. Hart III co-founded and is President and Chief Executive Officer of Wakefield where he has been listed with the NFA as a principal and registered with the CFTC as an associated person since December 4, 2012 and January 7, 2013 respectively. He also serves as the firm’s Chief Compliance Officer. Mr. Hart has been involved in the alternative investment industry for over thirty years, having specialized in the design, implementation and management of structured hedge fund and managed futures products for private and institutional clients worldwide. Mr. Hart is also the Chief Executive Officer and President of Three Palms, LLC (est. June 2003) which provides consulting services. Further, he is founder, Chief Executive Officer and Managing Partner of Hart Financial Group, LLC, a registered commodity pool operator, where he has been registered with the CFTC as an associated person and listed with the NFA as a principal since August 26, 1998.

Previous affiliations of Mr. Hart include PyxisGFS, which he co-founded in October 2010. Pyxis provided administration, accounting and reporting services to alternative investment managers and funds. Northfield Trading, LP where he was listed with the NFA as a principal and registered with the CFTC as an associated person of the trading advisor from March 22, 2007 to December 31, 2014. From June 5, 2009 through October 5, 2013 Mr. Hart was listed with the NFA as a principal, and from July 21, 2009 through October 5, 2013 he was registered with the CFTC as an associated person, with the trading advisory firm Strategic Capital Management, LLC. At the same firm’s affiliated commodity pool operator, Strategic Fund Management, he was listed with the NFA as a principal from July 6, 2009 through May 20, 2013 and registered with the CFTC as an associated person from August 11, 2009 through May 20, 2013. Mr. Hart was also listed with the NFA as a principal of the commodity trading advisor, Seven Trust Global Advisors, LLC, from January 17, 2008 to March 18, 2011 and registered with the CFTC as an associated person from April 3, 2007 through March 18, 2011. At the same firm’s affiliated commodity pool operator, CTP Fund Management, LLC, he was listed with the NFA as a principal from January 17, 2008 to June 17, 2011 and registered with the CFTC as an associated person from April 3, 2008 through June 17, 2011.

Mr. Hart served nine years on the Introducing Broker Advisory Committee of the National Futures Association, or NFA. Additionally, he has served periodically on the NFA Arbitration and Nominating Committees since 1988. Mr. Hart has been a frequent guest speaker at international conferences and symposiums on the topic of alternative investment strategies. Moreover, Mr. Hart has contributed to numerous articles in leading investment publications and is a contributing author to the “Handbook of Managed Futures—Performance, Evaluation and Analysis” (McGraw-Hill 1997). Mr. Hart received a B.S. in Economics from Colorado State University in 1983. Mr.

Hart is registered with Foreside Fund Services, LLC which is not affiliated with Wakefield or its affiliates. He holds FINRA Series 7, 63, and the CFTC/NFA Series 3 registrations.

Michael B. Egan II
Executive Vice-President, Wakefield Advisors, LLC
Secretary, Frontier Fund Management, LLC

Michael B. Egan II has served as Executive Vice President of Wakefield since its founding in 2012 and has been listed with the NFA as a principal since October 4, 2018 and registered with the CFTC as an associated person since October 27, 2017. Mr. Egan brings more than 26 years of alternative investment experience with a focus on commodity trading advisor research and multi-advisor portfolio construction. As a member of Wakefield’s portfolio management team, Mr. Egan is involved in day-to-day portfolio and risk management for all of Wakefield’s funds’ offerings as well as the development and structuring of new products. In addition, Mr. Egan has also served as Research Director of Three Palms, LLC since its founding in June 2003. He also serves as President of Hart Financial Group, LLC, a registered Commodity Pool Operator, where he has been listed with the NFA as a principal since April 29, 2015 and registered with the CFTC as an associated person since May 17, 2006. Mr. Egan was also registered with the CFTC as an associated person of the Commodity Trading Advisor Seven Trust Global Advisors, LLC from July 8, 2008 through March 18, 2011. From January 1991 through April 2009, Mr. Egan was the Director of Research for Hart Asset Management Group, Inc. (formerly Hart-Bornhoft Group, Inc.), a registered Commodity Pool Operator and Commodity Trading Advisor and was listed with the NFA as a principal from December 16, 1998 through April 8, 2009. Mr. Egan received a Bachelor of Science degree in Finance from Colorado State University in 1990 and he is licensed with the NFA and CFTC and holds a Series 3 certification.

Wakefield Holdings, LLC

Wakefield Holdings, LLC has been listed with the NFA as a principal of Wakefield since February 2014.

GEMINI ALTERNATIVE FUNDS

Gemini Alternative Funds, LLC was formed on August 28, 2013 and is a Nebraska Limited Liability Company. Gemini is located at 209 W. Jackson Boulevard, #804, Chicago, IL 60606, and is a National Futures Association (“NFA”) member and is registered with the Commodity Futures Trading Commission (“CFTC”) as a commodity pool operator and a commodity trading advisor under NFA identification #0467333 with an effective date of registration of October 24, 2013.

Principals of Gemini

The managers and officers of Gemini are as follows:

Victoria L. Adams – Ms. Adams joined Gemini in October 2013 and is the Director of Alternative Funds Operations and Chief Compliance Officer. In those capacities, she reports directly to Mr. David Young. Ms. Adams has been listed with the NFA as a principal of Gemini since February 21, 2014. Prior to that, she was the Chief of Staff and Chief Compliance Officer at AlphaMetrix Group, LLC, the parent company of now-defunct commodity asset manager and managed account platform AlphaMetrix, LLC, from December 2010 through September 2013, where she led the human resources function and managed the legal and compliance department.

Alexander Gonzalez – Mr. Gonzalez joined Gemini Alternative Funds, LLC in July 2018 as its Director of Finance and Accounting. Mr. Gonzalez has been listed as a NFA principal of Gemini since October 3, 2018. Prior to his role with Gemini, Mr. Gonzalez was the Chief Financial Officer at Chicago Equity Partners, LLC from July 2014 through November 2016. From January 2012 to July 2014, Mr. Gonzalez was the Director of Accounting at Emil van Essen, LLC, a Chicago based Commodity Trading Advisor. Prior to that he was a Controller for Gladius Investment Group from July 2011 through January 2012. Mr. Gonzales was a Senior Manager at AlphaMetrix360, LLC, the administration subsidiary of AlphaMetrix Group, LLC from August 2007 to August 2011. Mr. Gonzalez was a Deputy Manager, Financial Accounting at Custom House Fund Services (Ireland) Ltd. from May 2005 to August 2007. Mr. Gonzalez holds a Bachelor’s Degree from Loyola University, A Masters in Accounting from De Paul University and completed his MBA from the University of Chicago Booth School of Business in 2018.

William J. Strait – Mr. Strait has been a member of Gemini’s board of managers since April 2018 and has been listed as a NFA principal of Gemini since May 9, 2018. Mr. Strait has served as Secretary and General Counsel of Gemini since May 2014. Gemini is a wholly-owned subsidiary of NorthStar Financial Services Group, LLC (“NorthStar”), and Mr. Strait holds various officer positions with other NorthStar subsidiaries (each a sister company to Gemini) as follows: (i) April 2018 to present: President and Secretary of Northern Lights Distributors, LLC; Secretary of Gemini Fund Services, LLC; Secretary and General Counsel of Northern Lights Compliance Services, LLC and Blu Giant, LLC; and an investment adviser representative of CLS Investments, LLC; (ii) May 2014 to present: General Counsel of Gemini Fund Services, LLC and Northern Lights Distributors, LLC; and Secretary and General Counsel of Gemini Hedge Fund Services, LLC; and (iii) October 2012 to April 2018: attorney for both CLS Investments, LLC and NorthStar. In his role as President of Northern Lights Distributors, LLC, Mr. Strait is responsible for management of the day to day operations of that company. In his role as General Counsel for the various NorthStar subsidiaries, Mr. Strait manages the legal department and has general oversight responsibility with respect to all legal matters pertaining to those companies. In his role as Secretary for the various NorthStar subsidiaries, Mr. Strait is responsible for taking minutes at all board of manager’ meetings and for maintaining the companies’ board books. Northern Lights Distributors, LLC is a registered broker-dealer and FINRA member, principally engaged in the business of providing distribution services to the registered investment company clients of Gemini Fund Services, LLC. Northern Lights Compliance Services, LLC provides the registered investment company clients of Gemini Fund Services, LLC with chief compliance officer services. Blu Giant, LLC is a financial printer, which services the financial printing EDGAR filing needs of Gemini Fund Services, LLC’s registered investment company clients. CLS Investments, LLC, is a registered investment adviser and is in the business of providing investment advice to its clientele. Prior to joining the NorthStar organization, Mr. Strait was employed from June 1998 to October 2012 by Scudder Law Firm, P.C., L.L.O. as an attorney and partner. Mr. Strait holds Series 7, Series 24, and Series 65 designations.

David J. Young – Mr. Young joined Gemini in August 2013 as its President and has been listed with the NFA as a principal since October 4, 2013 and registered with the CFTC as an associated person of Gemini since October 24, 2013. He became a member of Gemini’s board of managers in April 2018. Mr. Young holds a Series 3 and Series 34 designation. Mr. Young previously held the position of Chief Operations Officer at AlphaMetrix Group, LLC, the parent company of now-defunct commodity asset manager and managed account platform AlphaMetrix, LLC, where he oversaw the operations of AlphaMetrix360, LLC, an affiliate of AlphaMetrix Group, LLC from March 2010 through August 2013.

M. Daniel Applegarth – Mr. Applegarth has been a member of Gemini’s board of managers since April 2018 and has been listed with the NFA as a principal since May 18, 2018. Mr. Applegarth joined NorthStar as it Controller in October 2006 and was promoted to Chief Financial Officer in January 2010. In January 2007, he also became a financial and operations principal with Gemini’s sister company, Northern Lights Distributors, LLC.

Kevin J. Hesselbirg – Mr. Hesselbirg has been a member of Gemini’s board of managers since April 2018 and has been listed with the NFA as a principal since May 10, 2018. Since April 2017, he has served as Chief Executive Officer of Gemini’s sister company, Gemini Fund Services, LLC. He served as the Chief Executive Officer of Gemini’s sister company, Gemini Hedge Fund Services, LLC, from April 2017 until his resignation from the position in April 2018. Prior to joining Gemini, Mr. Hesselbirg was self-employed as a consultant from January 2016 until March 2017. From February 2013 until December 2015, he served as Chief Executive Officer of Primatics Financial Holdings, Inc., a provider of risk and finance solutions for the banking sector, which was sold in 2016 to SS&C Technologies Holdings, Inc. From May 1999 until December 2012, Mr. Hesselbirg worked for OpenLink Financial, LLC, a software developer of financial, energy and trading and risk management solutions, where he started as Chief Financial Officer and later earned promotions to Chief Operations Officer and Chief Executive Officer.

Julie A. Lane – Ms. Lane has been a member of Gemini’s board of managers since April 2018 and has been listed with the NFA as a principal since May 9, 2018. Ms. Lane joined NorthStar in February 2017 as its Vice President of Human Resources. Since March 2018, she has served as a registered representative of Gemini’s sister company, Northern Lights Distributors, LLC. Prior to joining NorthStar, Ms. Lane served from May 2012 until February 2017 as Director of Human Resources of Cosentry.net, LLC, a management services company that was sold in March 2016 to Tierpoint, LLC, a technology and data center services company. Additionally, Ms. Lane served from December 2011 until April 2012 as Vice President of Human Resources of Consumers, Contractors & Carriers Network, LLC d/b/a 3C Network, a now defunct technology and business solutions provider.

Michael J. Wagner – Mr. Wagner has been a member of Gemini’s board of managers since April 2018. He has been listed with the NFA as a principal since May 9, 2018. Mr. Wagner has served as President of Gemini’s sister company, Northern Lights Compliance Services, LLC, since April 2006.

Kevin E. Wolf – Mr. Wolf has been a member of Gemini’s board of managers since April 2018 and has been listed with the NFA as a principal since May 11, 2018. Mr. Wolf joined Gemini’s sister company, Gemini Fund Services, LLC, in May 2008, serving as Executive Vice President until April 2012 when he was promoted to President.

William S. Wostoupal – Mr. Wostoupal has been a member of Gemini’s board of managers since April 2018 and has been listed with the NFA as a principal since May 11, 2018. Since January 2018, he has served as Executive Vice President of National Sales of Gemini’s sister company, Gemini Fund Services, LLC. Previously, he served as Executive Vice President of Sales and Business Development of NorthStar, a position he held from December 2004 until January 2018, and as President of Gemini’s sister company, Northern Lights Distributors, LLC, a position he occupied from March 2013 until March 2018. Additionally, from November 2001 until December 2004, Mr. Wostoupal served as Vice President of Sales of Gemini’s sister company, Orion Advisor Services, LLC.

Northstar Financial Services Group, LLC – NorthStar exists to innovate and develop products and services, strengthen our partners, and provide tools and resources to empower investment advisors. With over 900 employees and more than $780 Billion in assets under administration as of June 30, 2018, NorthStar is a holding company for several subsidiaries, including Gemini Fund Services, LLC, an SEC-registered transfer agent and fund administrator; Gemini Hedge Fund Services, LLC, a hedge fund administrator; CLS Investments, LLC, an SEC-registered investment adviser; Orion Advisor Services, LLC, a back-office service bureau and portfolio management system for investment advisors; Northern Lights Compliance Services, LLC, a provider of chief compliance officer services for mutual funds and investment advisers; Northern Lights Distributors, LLC, a FINRA-member mutual fund distributor; and Blu Giant, LLC, a financial printer. NorthStar provides accounting, human resources, marketing, and sales leadership for all its subsidiaries. Northstar has been listed with the NFA as a principal since September 17, 2013.

TRADING LIMITATIONS, POLICIES AND SWAPS

The following limitations and policies are applicable to the trust as a whole and to each series individually to the extent any series is invested in a trading company managed by the managing owner. The managing owner will have no discretion over, or other involvement in, the establishment and implementation of the following limitations and policies in respect of the commodity pools offered through the Galaxy Plus Platform. The application of these limitations and policies will be identical for all series of the trust and each trading advisor. A trading advisor sometimes may be prohibited from taking positions for a series that it would otherwise prefer to acquire because of the need to comply with these limitations and policies. The managing owner will monitor compliance with the trading limitations and policies set forth below, and it may impose such additional restrictions upon the trading activities of any trading advisor (through modification of the limitations and policies) as it, in good faith, deems appropriate and in the best interests of each series, subject to the terms of the applicable advisory agreement. See “Summary of Agreements—Advisory Agreements.”

The managing owner will not approve a material change in the following trading limitations and policies for any series without obtaining the prior written approval of limited owners holding units representing at least a majority (over 50%) of the net asset value of such series (excluding units owned by the managing owner and its affiliates). However, without obtaining such approval, the managing owner may impose additional limitations on the trading or investment activities of each series or on the types of instruments in which a trading advisor can invest if the managing owner determines that additional limitations are necessary to assure that 90% of the trust’s income is Qualifying Income or are in the best interests of a series.

Trading Limitations

No series of the trust will: (i) engage in pyramiding its commodities positions (i.e., use unrealized profits on existing positions to provide margin for the acquisition of additional positions in the same or a related commodity), but may take into account open trading equity on existing positions in determining generally whether to acquire additional commodities positions; (ii) borrow or loan money (except with respect to the deposit on margin (or its equivalent) with respect to the initiation or maintenance of the series’ commodities and swap positions or obtaining lines of credit for the trading of forward currency contracts; provided, however, that each series of the trust is prohibited from incurring any indebtedness on a non-recourse basis); (iii) permit rebates to be received by the managing owner or its affiliates, or permit the managing owner or any affiliate to engage in any reciprocal business arrangements that would circumvent the foregoing prohibition; (iv) permit any trading advisor to share in any portion of the commodity brokerage fees paid by a series of the trust; (v) commingle its assets with the property of another person, except as permitted by law; or (vi) permit the churning of its commodity accounts.

The trust, with respect to each series, will conform in all respects to the rules, regulations and guidelines of the markets on which its trades are executed.

Trading Policies

Subject to the foregoing limitations, each trading advisor has agreed to materially abide by the trading policies of the series of the trust, which currently are as follows:

(1)	Series’ funds generally will be invested in contracts that are traded in sufficient volume which, at the time such trades are initiated, are reasonably expected to permit entering and liquidating positions.

(2)	Stop or limit orders may, in a trading advisor’s discretion, be given with respect to initiating or liquidating positions in order to attempt to limit losses or secure profits. If stop or limit orders are used, however, no assurance can be given that the clearing brokers will be able to liquidate a position at a specified stop or limit order price, due to either the volatility of the market or the inability to trade because of market limitations.

(3)	A trading advisor, on behalf of the applicable trading company, may occasionally make or accept delivery of a commodity including, without limitation, currencies. A trading advisor also may engage in “EFP” transactions (i.e., an exchange of futures for physical transaction, as permitted on the relevant exchange) involving currencies and metals and other commodities. Any trading company that constitutes an “eligible contract participant” (as such term is defined in Section 1(a)(12) of the CE Act) may engage in swaps, including through which it obtains exposure to reference programs or funds managed by commodity trading advisors.

(4)	A trading advisor may, from time to time, employ trading techniques such as spreads, straddles and conversions.

(5)	A trading advisor will not initiate open futures or option positions that would result in net long or short positions requiring as margin or premium for outstanding positions in excess of 3.5% to 20% of the notional amount of any contract managed by the trading advisor, or in excess of 20% to 66% of the combined notional amount of all contracts managed by the trading advisor. Under certain market conditions, such as where there is an inability to liquidate open commodities positions because of daily price fluctuations, the managing owner may be required to commit margin or pay premiums in excess of the foregoing limits and in such case the managing owner will cause the trading advisor to reduce its open futures and option positions to comply with these limits before initiating new commodities positions.

(6)	If transactions are effected for a trading company in the forward markets, the only forward markets that will be permitted to be utilized are the interbank foreign currency markets and the London Metal Exchange. The utilization of other forward markets requires the consent of the managing owner.

Swaps

In addition to the allocations to the trading advisors, certain series of the trust will strategically invest a portion or all of their assets in total return swaps and other derivative contracts and instruments selected at the direction of the managing owner. In particular, the trust will invest in dbSelect. dbSelect is an investment platform offered by Deutsche Bank AG for accessing liquid alternative strategies, including managed futures, currency, global macro, volatility arbitrage and commodity strategies. With more than 100 programs to choose from, daily liquidity and a highly efficient cost structure, dbSelect has attracted $3.8 billion in assets under management from pension funds, fund of funds, private banks, insurance companies and others. The platform’s managed accounts are only notionally funded providing the flexibility for investors to post varying amounts of cash collateral to achieve a given level of exposure to programs offered by commodity trading advisors. Investments in the platform are made through collateralized total return swaps.

Certain series of the trust will strategically invest a portion or all of their assets in total return swaps, selected at the direction of the managing owner. Total return swaps are privately negotiated contracts designed to provide investment returns linked to those produced by one or more investment products or indices. The managing owner is responsible for the construction of each index as the index manager. In a typical total return swap, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on one or more particular predetermined investments, indices or instruments. The gross returns to be exchanged or “swapped” between the parties are calculated with respect to a “notional amount” (i.e., the amount or value of the underlying asset used in computing the particular interest rate, return, or other amount to be exchanged) in a particular investment, index, or in a “basket” of securities.

Each series’ investment in swaps will likely differ substantially over time due to cash flows, portfolio management decisions and market movements. The swaps serve to diversify the investment holdings of each series and to provide access to programs and advisors that would not be otherwise available to the series, and are not used for hedging purposes.

Each total return swap is entered into pursuant to an International Swaps and Derivatives Association, Inc. Master Agreement (“ISDA Master Agreement”) between Deutsche Bank AG and the related trading company and the managing owner. The ISDA Master Agreement maintains provisions for general obligations, representations, agreements, collateral and events of default or termination. Events of termination include conditions that may entitle counterparties to elect to terminate early and cause settlement of all outstanding transactions under the applicable ISDA Master Agreement. Any election to early terminate could be material to the financial statements.

Each ISDA Master Agreement and their related confirmations have termination dates between August 2, 2023 and August 8, 2023. Additionally, each swap has a management fee that is paid to Deutsche Bank AG between 0.35% and 0.50% of the swap’s notional value that is in addition to the management fee that is paid to any commodity trading advisor referenced in the swap.

The trading companies are required to maintain a collateral deposit for the benefit of Deutsche Bank AG in amounts ranging from 10% to 20% of the swap’s notional value pursuant to provisions of the ISDA Master Agreement and related confirmations.

As of June 30, 2018, approximately 10.8% of the trust’s assets were deposited with over-the-counter counterparties to initiate and maintain swaps and is recorded as collateral within the swap fair value within the Statements of Financial Condition.

A reference index is created by Deutsche Bank AG, acting through its London branch, which acts as the index sponsor and index administrator. The managing owner, under a contract with the index sponsor, acts as the index manager and as such, constructs the index composition and the weighting of trading allocations to each commodity trading advisor’s program based on the managing owner’s investment goals and strategies. The index administrator controls the operation of the index administrative process including all stages and processes involved in the production and dissemination of the index. The index manager provides the index sponsor with the initial index composition and the weightings of trading allocations to each commodity trading advisor’s program based on the managing owner’s investment goals and strategies, taking into account such factors as (i) the participating shares in a reference share class, (ii) notional cash holdings and (iii) any unallocated notional position in such index. The index weightings may be adjusted at the direction of the index manager. Neither Deutsche Bank AG nor the trading advisors exercise discretion in connection with construction and rebalancing of the indices. The index administrator calculates position value and each index closing level is calculated in relation to each index business day generally as the sum of cash holdings and the index profit amount (calculated using change in the index closing levels as well as change in cash and notional amounts).

The managing owner follows a procedure in selecting well-established financial institutions which the managing owner, in its sole discretion, considers to be reputable, reliable, financially responsible and well established to act as swap counterparties. The procedure includes due diligence review of documentation on all new and existing financial institution counterparties prior to initiation of the relationship, and quarterly ongoing review during the relationship, to ensure that counterparties meet the managing owner’s minimum credit requirements, the counterparty average rating being no less than an investment grade rating as defined by the rating agencies.

The series may strategically invest assets in one or more swaps linked to certain underlying investments or indices at the direction of the managing owner. The trading company in which the assets of these series will be invested will not own any of the investments or indices referenced by any swap entered into by these series. In addition, neither the swap counterparty to the trading company of these series nor any advisor referenced by any such swap is a trading advisor to these series.

The index is linked to the performance of certain Transactions (as defined below) which are over the counter foreign exchange and currency option transactions (each an “OTC FX Transaction”) and exchange traded futures and options in relation to, without limitation, any commodity, metal, financial instrument, currency, interest rate or index traded on certain exchanges (each an “On-Exchange Transaction” and, together with OTC FX Transactions, each a “Transaction”) in each case selected by an commodity trading advisor.

The Transactions will be undertaken by a number of segregated portfolios maintained by affiliates of Deutsche Bank AG, the index sponsor. The index sponsor, through the affiliates, will issue a different class of participating shares in relation to each segregated portfolio. A share value will be calculated and reflect the performance of the relevant Transactions in each segregated portfolio.

Each Transaction is undertaken solely by the relevant commodity trading advisor on behalf of a segregated portfolio, in each case following a strategy (the “Strategy”) determined solely by the commodity trading advisor. If the Transactions in a segregated portfolio perform well and increase in value, this will have a positive effect on the share value in relation to that segregated portfolio, or, if they perform badly, a negative effect. The share values of the different segregated portfolios are reflected in the calculation of the index.

The index is “notional” in nature. This means that the index sponsor is not obliged to hold participating shares in order to calculate the index. The index needs merely to reflect the value of the shares of the segregated portfolio. An index closing level is calculated in relation to each index business day by the index sponsor.

Swap Overview

Swaps are privately negotiated contracts designed to provide investment returns linked to those produced by one or more investment products or indices. In a typical swap, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on one or more particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are calculated with respect to a “notional amount” (i.e., the amount or value of the underlying asset used in computing the particular interest rate, return, or other amount to be exchanged) in a particular investment, or in a “basket” of commodities or other investments representing a particular index. Swaps may also be structured like call options. Each series’ investment in swaps will likely differ substantially over time due to cash flows, portfolio management decisions and market movements.

Swap Counterparties

The managing owner follows a procedure in selecting well-established financial institutions which the managing owner, in its sole discretion, considers to be reputable, reliable, financially responsible and well established, to act as swap counterparties. The managing owner selects swap counterparties on the basis of the quantitative and qualitative selection criteria established by the managing owner from time to time in its sole discretion. The managing owner evaluates prospective swap counterparties pursuant to the following factors:

●	its reputation, experience and policies;

●	the stability of its business structure and operations;

●	the experience and integrity of its professionals;

●	the quality of its risk management procedures and internal controls;

●	how its business strategy relates to the strategies of the relevant series;

●	the swap terms and conditions that it offers;

●	its ability to provide timely and accurate reporting; and

●	such other evaluations and analyses as the managing owner may deem appropriate.

Generally, the managing owner will enter into swaps with financial institutions that have, or whose swap obligations are guaranteed by a parent company that has, a minimum long-term unsecured debt rating of BBB+ from Standard & Poor’s Corporation and Baa1 from Moody’s Investors Services, Inc. at the time of the establishment of the swap counterparty relationship.

Neither the trust nor any series is sponsored, endorsed, sold or promoted by any existing or future swap counterparty. In addition, no swap counterparty acts or will act as a trading advisor to any series of the trust. This prospectus has not been reviewed or approved by any existing or prospective swap counterparty.

Swap Documentation; Swap Risks

The documentation for each swap will be based upon the standard form ISDA Master Agreement (Multicurrency—Cross Border) and Credit Support Annex, with mutually agreed changes. A trading company which invests in swaps on behalf of a series may pledge a portion of such series’ assets to the swap counterparty as margin to secure the trading company’s obligations under the swap. The swap counterparty will have the right to deal with the pledged funds in any manner it chooses subject only to such trading company’s right of repayment upon, among other things, fulfillment of all of its obligations under the swap. The pledged funds may, but are not guaranteed to, bear interest.

Each swap generally will have a termination date of no more than five years from the date the swap is entered into, or the termination date. Upon the termination date, the trading company in which the assets of such series are invested may enter into a new swap. Each swap may be terminated by the swap counterparty prior to the termination date in certain circumstances, including (i) a failure of the trading company to pay under any swap (including a failure to pay margin) or certain other breaches on the part of such trading company, (ii) the occurrence of certain events of bankruptcy, insolvency or dissolution in relation to such trading company or (iii) changes to applicable law which have the effect of subjecting the swap counterparty to material loss due to the characterization of any payments under the swap, or of imposing or adversely modifying any material reserve, special deposit or similar requirement against assets or hedges incidental to the swap, or materially adversely affecting the amount of capital or increasing the amount of regulatory capital required in connection with the swap.

Payment upon the early termination of a swap in the event of a default by a trading company or upon an early termination event affecting a trading company could result in significant losses to the trading company in which the assets of such series will be invested.

Series which enter into swaps also face the risk of non-performance by a swap counterparty. Counterparties to swaps are generally a single bank or other financial institution rather than a clearing organization backed by a group of financial institutions. As a result, swap counterparty credit risk may result in significant losses.

Credit Default Swaps.

A credit default swap enables an investor to buy or sell protection against a credit event with respect to an issuer, such as an issuer’s failure to make timely payments of interest or principal on its debt obligations, bankruptcy or restructuring. The terms of the instrument are generally negotiated by the trust and the swap counterparty. A credit default swap may be embedded within a structured note or other derivative instrument.

Generally, if the trust buys credit protection using a credit default swap, the trust will make fixed payments to the counterparty and if a credit event occurs with respect to the applicable issuer, the trust will deliver the issuer’s defaulted bonds underlying the swap to the swap counterparty and the counterparty will pay the trust par for the bonds. If the trust sells credit protection using a credit default swap, generally the trust will receive fixed payments from the counterparty and if a credit event occurs with respect to the applicable issuer, the trust will pay the swap counterparty par for the issuer’s defaulted bonds and the swap counterparty will deliver the bonds to the trust. Alternatively, a credit default swap may be cash settled and the buyer of protection would receive the difference between the par value and the market value of the issuer’s defaulted bonds from the seller of protection. If the credit default swap is on a basket of issuers, the notional value of the swap is reduced by the amount represented by that issuer, and the fixed payments are then made on the reduced notional value.

Risks of Credit Default Swaps.

Credit default swaps are subject to credit risk of the underlying issuer and to counterparty credit risk. If the counterparty fails to meet its obligations, the trust may lose money. Credit default swaps are also subject to the risk that the trust will not properly assess the risk of the underlying issuer. If the trust is selling credit protection, there is a risk that a credit event will occur and that the trust will have to pay the counterparty. If the trust is buying credit protection, there is a risk that no credit event will occur and the trust will receive no benefit for the premium paid.

THE TRUST AND ITS SERIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY, AND NONE OF THE INFORMATION PRESENTED IN THIS PROSPECTUS HAS BEEN REVIEWED OR APPROVED BY, ANY SWAP COUNTERPARTY. INVESTORS IN ANY SERIES WHICH INVESTS IN SWAPS ARE NOT A PARTY TO, AND DO NOT HAVE ANY RIGHTS WITH RESPECT TO, SUCH SWAPS.

THE CLEARING BROKERS

Morgan Stanley & Co. LLC has entered into a futures brokerage agreement with Frontier Trading Company I LLC for the Frontier Diversified Fund. The managing owner, acting as agent for the trading companies in which the Frontier Diversified Fund, Frontier Long/Short Commodity Fund, and Frontier Masters Fund invests, has entered into foreign exchange prime brokerage agreements, or FX Prime Brokerage Agreement, with Deutsche Bank. The futures brokerage agreement and the FX Prime Brokerage Agreements are sometimes collectively referred to in this prospectus as the brokerage agreements. The managing owner, in its sole and absolute discretion, may add or replace clearing brokers for each trading company. The actual amount of trading conducted by the trading companies through each clearing broker is determined periodically by the managing owner taking into account such factors as (i) “best execution” of transactions, (ii) historical net prices (after markups, markdowns or other transaction-related compensation) on other transactions, (iii) the execution, clearance and settlement and error-correction capabilities of the clearing broker generally and in connection with securities or financial instruments of the types and in the amounts to be bought or sold, (iv) the clearing broker’s willingness to commit capital, (v) the clearing broker’s reliability and financial stability, (vi) the size of the transaction, (vii) availability of securities to borrow for short sales and (viii) the market for the security or financial instrument. At any given time, it is possible that certain clearing brokers are providing brokerage services for some, all, or none of the trading companies.

Deutsche Bank

Deutsche Bank AG, London Branch is the London branch of Deutsche Bank Aktiengesellschaft (Deutsche Bank AG). Deutsche Bank AG is a stock corporation organized under the laws of the Federal Republic of Germany.

Deutsche Bank AG is the parent company of a group consisting of banks, capital market companies, fund management companies, a property finance company, installment financing companies, research and consultancy companies and other German and non-German companies. Deutsche Bank AG offers a wide variety of investment, financial and related products and services to private individuals, corporate entities and institutional clients around the world.

Regulatory and Governmental Matters.

CFTC Case 15-40: On September 30, 2015, the CFTC issued an Order filing and simultaneously settling charges against Deutsche Bank AG, a global banking and financial services company and provisionally registered swap dealer, for failing to properly report its swaps transactions from in or about January 2013 until July 2015. The CFTC Order also finds that Deutsche Bank AG did not diligently address and correct the reporting errors until Deutsche Bank AG was notified of the CFTC’s investigation, and failed to have an adequate swaps supervisory system governing its swaps reporting requirements. The Order required Deutsche Bank AG to pay a $2.5 million civil monetary penalty and comply with undertakings to improve its internal controls to ensure the accuracy and integrity of its swaps reporting.

CFTC Case 18-06: On January 29, 2018, the CFTC issued an Order filing and simultaneously settling charges against Deutsche Bank AG and Deutsche Bank Securities Inc. (collectively, “DB”), requiring DB to pay a $30 million civil monetary penalty and to undertake remedial relief. The Order finds that from at least February 2008 and continuing through at least September 2014, Deutsche Bank AG, by and through certain precious metals traders, engaged in a scheme to manipulate the price of precious metals futures contracts by utilizing a variety of manual spoofing techniques with respect to precious metals futures contracts traded on the Commodity Exchange, Inc., and by trading in a manner to trigger customer stop-loss orders.

The Company

Reference is made to the Annual Report on Form 20-F for additional information and financial statements relating to Deutsche Bank AG.

Morgan Stanley & Co. LLC

On June 1, 2011, Morgan Stanley & Co. Incorporated converted from a Delaware corporation to a Delaware limited liability company. As a result of that conversion, Morgan Stanley & Co. Incorporated is now named Morgan Stanley & Co. LLC (“MS&Co.” or the “Company”).

MS&Co. is a wholly-owned, indirect subsidiary of Morgan Stanley, a Delaware holding company. Morgan Stanley files periodic reports with the SEC as required by the Securities Exchange Act of 1934, which include current descriptions of material litigation and material proceedings and investigations, if any, by governmental and/or regulatory agencies or self-regulatory organizations concerning Morgan Stanley and its subsidiaries, including MS&Co. As a consolidated subsidiary of Morgan Stanley, MS&Co. does not file its own periodic reports with the SEC that contain descriptions of material litigation, proceedings and investigations. As a result, we refer you to the “Legal Proceedings” section of Morgan Stanley’s SEC 10-K filings for 2017, 2016, 2015, 2014 and 2013.

In addition to the matters described in those filings, in the normal course of business, each of Morgan Stanley and MS&Co. has been named, from time to time, as a defendant in various legal actions, including arbitrations, class actions, and other litigation, arising in connection with its activities as a global diversified financial services institution. Certain of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. Each of Morgan Stanley and MS&Co. is also involved, from time to time, in investigations and proceedings by governmental and/or regulatory agencies or self-regulatory organizations, certain of which may result in adverse judgments, fines or penalties. The number of these investigations and proceedings has increased in recent years with regard to many financial services institutions, including Morgan Stanley and MS&Co.

MS&Co. is a Delaware limited liability company with its main business office located at 1585 Broadway, New York, New York 10036. Among other registrations and memberships, MS&Co. is registered as a futures commission merchant and is a member of the National Futures Association.

Regulatory and Governmental Matters.

The Company has received subpoenas and requests for information from certain federal and state regulatory and governmental entities, including among others various members of the RMBS Working Group of the Financial Fraud Enforcement Task Force, such as the United States Department of Justice, Civil Division and several state Attorney General’s Offices, concerning the origination, financing, purchase, securitization and servicing of subprime and non-subprime residential mortgages and related matters such as residential mortgage backed securities (“RMBS”), collateralized debt obligations (“CDOs”), structured investment vehicles (“SIVs”) and credit default swaps backed by or referencing mortgage pass-through certificates. These matters, some of which are in advanced stages, include, but are not limited to, investigations related to the Company’s due diligence on the loans that it purchased for securitization, the Company’s communications with ratings agencies, the Company’s disclosures to investors, and the Company’s handling of servicing and foreclosure related issues.

On February 25, 2015, the Company reached an agreement in principle with the United States Department of Justice, Civil Division and the United States Attorney’s Office for the Northern District of California, Civil Division (collectively, the “Civil Division”) to pay $2.6 billion to resolve certain claims that the Civil Division indicated it intended to bring against the Company. While the Company and the Civil Division have reached an agreement in principle to resolve this matter, there can be no assurance that the Company and the Civil Division will agree on the final documentation of the settlement.

In May 2014, the California Attorney General’s Office (“CAAG”), which is one of the members of the RMBS Working Group, indicated that it has made certain preliminary conclusions that the Company made knowing and material misrepresentations regarding RMBS and that it knowingly caused material misrepresentations to be made regarding the Cheyne SIV, which issued securities marketed to the California Public Employees Retirement System. The CAAG has further indicated that it believes the Company’s conduct violated California law and that it may seek treble damages, penalties and injunctive relief. The Company does not agree with these conclusions and has presented defenses to them to the CAAG.

On September 16, 2014, the Virginia Attorney General’s Office filed a civil lawsuit, styled Commonwealth of Virginia ex rel. Integra REC LLC v. Barclays Capital Inc., et al., against the Company and several other defendants in the Circuit Court of the City of Richmond related to RMBS. The lawsuit alleges that the Company and the other defendants knowingly made misrepresentations and omissions related to the loans backing RMBS purchased by the Virginia Retirement System (“VRS”). The complaint alleges VRS suffered total losses of approximately $384 million on these securities, but does not specify the amount of alleged losses attributable to RMBS sponsored or underwritten by the Company. The complaint asserts claims under the Virginia Fraud Against Taxpayers Act, as well as common law claims of actual and constructive fraud, and seeks, among other things, treble damages and civil penalties. On January 20, 2015, the defendants filed a demurrer to the complaint and a plea in bar seeking dismissal of the complaint.

In October 2014, the Illinois Attorney General’s Office (“IL AG”) sent a letter to the Company alleging that the Company knowingly made misrepresentations related to RMBS purchased by certain pension funds affiliated with the State of Illinois and demanding that the Company pay the IL AG approximately $88 million. The Company does not agree with these allegations and has presented defenses to them to the IL AG.

On January 13, 2015, the NYAG, which is also a member of the RMBS Working Group, indicated that it intends to file a lawsuit related to approximately 30 subprime securitizations sponsored by the Company. NYAG indicated that the lawsuit would allege that the Company misrepresented or omitted material information related to the due diligence, underwriting and valuation of the loans in the securitizations and the properties securing them and indicated that its lawsuit would be brought under the Martin Act. The Company does not agree with NYAG’s allegations and has presented defenses to them to NYAG.

On June 5, 2012, the Company consented to and became the subject of an Order Instituting Proceedings Pursuant to Sections 6(c) and 6(d) of the CE Act, as amended, Making Findings and Imposing Remedial Sanctions by the CFTC to resolve allegations related to the failure of a salesperson to comply with exchange rules that prohibit off-exchange futures transactions unless there is an Exchange for Related Position (“EFRP”). Specifically, the CFTC found that from April 2008 through October 2009, the Company violated Section 4c(a) of the CE Act and CFTC Regulation 1.38 by executing, processing and reporting numerous off-exchange futures trades to the Chicago Mercantile Exchange (“CME”) and Chicago Board of Trade (“CBOT”) as EFRPs in violation of CME and CBOT rules because those trades lacked the corresponding and related cash, OTC swap, OTC option, or other OTC derivative position. In addition, the CFTC found that the Company violated CFTC Regulation 166.3 by failing to supervise the handling of the trades at issue and failing to have adequate policies and procedures designed to detect and deter the violations of the Act and Regulations. Without admitting or denying the underlying allegations and without adjudication of any issue of law or fact, the Company accepted and consented to entry of findings and the imposition of a cease and desist order, a fine of $5,000,000, and undertakings related to public statements, cooperation and payment of the fine. The Company entered into corresponding and related settlements with the CME and CBOT in which the CME found that the Company violated CME Rules 432.Q and 538 and fined the Company $750,000 and CBOT found that the Company violated CBOT Rules 432.Q and 538 and fined the Company $1,000,000.

On July 23, 2014, the SEC approved a settlement by MS&Co. and certain affiliates to resolve an investigation related to certain subprime RMBS transactions sponsored and underwritten by those entities in 2007. Pursuant to the settlement, MS&Co. and certain affiliates were charged with violating Sections 17(a)(2) and 17(a)(3) of the Securities Act, agreed to pay disgorgement and penalties in an amount of $275 million and neither admitted nor denied the SEC’s findings.

On April 21, 2015, the Chicago Board Options Exchange, Incorporated (CBOE) and the CBOE Futures Exchange, LLC (CFE) filed statements of charges against the Company in connection with trading by one of the Company’s former traders of EEM options contracts that allegedly disrupted the final settlement price of the November 2012 VXEM futures. CBOE alleged that the Company violated CBOE Rules 4.1, 4.2 and 4.7, Sections 9(a) and 10(b) of the Securities Exchange Act of 1934, and Rule 10b-5 thereunder. CFE alleged that the Company violated CFE Rules 608, 609 and 620. Both matters are ongoing.

On June 18, 2015, the Company entered into a settlement with the SEC and paid a fine of $500,000 as part of the MCDC Initiative to resolve allegations that the Company failed to form a reasonable basis through adequate due diligence for believing the truthfulness of the assertions by issuers and/or obligors regarding their compliance with previous continuing disclosure undertakings pursuant to Rule 15c2-12 in connection with offerings in which the Company acted as senior or sole underwriter.

On August 6, 2015, the Company consented to and became the subject of an order by the CFTC to resolve allegations that the Company violated CFTC Regulation 22.9(a) by failing to hold sufficient US Dollars in cleared swap segregated accounts in the United States to meet all US Dollar obligations to cleared swaps customers. Specifically, the CFTC found that while the Company at all times held sufficient funds in segregation to cover its obligations to its customers, on certain days during 2013 and 2014, it held currencies, such as euros, instead of US dollars, to meet its US dollar obligations. In addition, the CFTC found that the Company violated Regulation 166.3 by failing to have in place adequate procedures to ensure that it complied with Regulation 22.9(a). Without admitting or denying the findings or conclusions and without adjudication of any issue of law or fact, the Company accepted and consented to the entry of findings, the imposition of a cease and desist order, a civil monetary penalty of $300,000, and undertakings related to public statements, cooperation, and payment of the monetary penalty.

The Company is responding to a number of regulatory and governmental inquiries both in the U.S. and abroad related to its foreign exchange business. In addition, on June 29, 2015, the Company and a number of other financial institutions were named as respondents in a proceeding before Brazil’s Council for Economic Defense related to alleged anticompetitive activity in the foreign exchange market for the Brazilian Real. On June 13, 2018, the Firm entered into an agreement to settle a proceeding before Brazil’s Council for Economic Defense related to alleged anticompetitive activity in the foreign exchange market related to the Brazilian Real.

The Company, as well as other foreign exchange dealers, are defendants in In Re Foreign Exchange Benchmark Rates Antitrust Litigation, pending in the SDNY. On July 16, 2015, plaintiffs filed an amended complaint generally alleging that defendants engaged in a conspiracy to fix, maintain or make artificial prices for key benchmark rates, to manipulate bid/ask spreads, and, by their behavior in the over-the-counter market, to thereby cause corresponding manipulation in the foreign exchange futures market. Plaintiffs seek declaratory relief as well as treble damages in an unspecified amount. On December 16, 2016, the Company and plaintiffs reached an agreement in principle to settle the litigation with respect to the Company. After it is finalized by the parties, the settlement will be subject to court approval.

CFTC Case 17-28: On September 28, 2017, the CFTC issued an Order filing and simultaneously settling charges against MS&Co. for failing to diligently supervise the reconciliation of exchange and clearing fees with the amounts it ultimately charged customers for certain transactions on the CME Group, ICE Futures US, and other exchanges. The Order finds that MS&Co. failed in certain respects to implement and maintain adequate systems and procedures for reconciling exchange and clearing fees from at least 2009 through April 2016. Morgan Stanley & Co. LLC is registered with the CFTC as a Futures Commission Merchant and a provisionally registered Swap Dealer. The CFTC Order required Morgan Stanley & Co. LLC to pay a $500,000 civil monetary penalty and cease and desist from violating the CFTC Regulation governing diligent supervision.

Other Litigation

On June 26, 2006, the public prosecutor in Parma, Italy brought criminal charges against certain present and former employees of the Company related to the bankruptcy of Parmalat in 2003. The trial commenced in September 2009 and the evidence phase concluded in January 2017. A verdict is expected during the course of 2017. While the Company is not a defendant in the criminal proceeding, certain investors have asserted civil claims against the Company related to the proceedings. These claims seek, among other relief, moral damages and loss of opportunity damages related to their purchase of approximately €327 million in bonds issued by Parmalat. In addition, on October 11, 2011, an Italian financial institution, Banco Popolare Societá Cooperativa (“Banco Popolare”), filed a civil claim against the Company in the Milan courts, styled Banco Popolare Societá Cooperativa v Morgan Stanley & Co. International plc & others (File number 63671/2011), related to its purchase of €100 million of bonds issued by Parmalat. The claim asserted by Banco Popolare alleges, among other things, that the Company was aware of Parmalat’s impending insolvency and conspired with others to deceive Banco Popolare into buying bonds by concealing both Parmalat’s true financial condition and certain features of the bonds from the market and Banco Popolare. Banco Popolare seeks damages of €76 million (approximately $80 million) plus damages for loss of opportunity and moral damages. The Company filed its answer on April 20, 2012, and the hearing on the parties’ final submissions is scheduled for March 20, 2018. On March 20, 2018, the hearing on the parties’ final submissions in Banco Popolare Societá Cooperativa v. Morgan Stanley & Co. International plc & others was adjourned to May 17, 2018. On May 17, 2018, the hearing for the parties’ final submissions was held in the case styled Banco Popolare Societá Cooperativa v. Morgan Stanley & Co. International plc & others.

On March 15, 2010, the Federal Home Loan Bank of San Francisco filed two complaints against the Company and other defendants in the Superior Court of the State of California. These actions are styled Federal Home Loan Bank of San Francisco v. Credit Suisse Securities (USA) LLC, et al., and Federal Home Loan Bank of San Francisco v. Deutsche Bank Securities Inc. et al., respectively. Amended complaints filed on June 10, 2010 allege that defendants made untrue statements and material omissions in connection with the sale to plaintiff of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of certificates allegedly sold to plaintiff by the Company in these cases was approximately $704 million and $276 million, respectively. The complaints raise claims under both the federal securities laws and California law and seek, among other things, to rescind the plaintiff’s purchase of such certificates. On August 11, 2011, plaintiff’s federal securities law claims were dismissed with prejudice. The defendants filed answers to the amended complaints on October 7, 2011. On February 9, 2012, defendants’ demurrers with respect to all other claims were overruled. On December 20, 2013, plaintiff’s negligent misrepresentation claims were dismissed with prejudice. On January 26, 2015, as a result of a settlement with certain other defendants, the plaintiff requested and the court subsequently entered a dismissal with prejudice of certain of the plaintiff’s claims, including all remaining claims against the Company in the Federal Home Loan Bank of San Francisco v. Credit Suisse Securities (USA) LLC, et al. action. On February 18, 2015, the court entered an order setting a number of claims for trial throughout 2016. Claims against the Company have not yet been set for trial. At September 25, 2015, the current unpaid balance of the mortgage pass-through certificates at issue in these cases was approximately $61 million, and the certificates had incurred actual losses of approximately $1 million. Based on currently available information, the Company believes it could incur a loss for this action up to the difference between the $61 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against the Company, or upon sale, plus pre- and post-judgment interest, fees and costs. The Company may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

On July 15, 2010, China Development Industrial Bank (“CDIB”) filed a complaint against the Company, styled China Development Industrial Bank v. Morgan Stanley & Co. Incorporated et al., which is pending in the Supreme Court of the State of New York, New York County (“Supreme Court of NY”). The complaint relates to a $275 million credit default swap referencing the super senior portion of the STACK 2006-1 CDO. The complaint asserts claims for common law fraud, fraudulent inducement and fraudulent concealment and alleges that the Company misrepresented the risks of the STACK 2006-1 CDO to CDIB, and that the Company knew that the assets backing the CDO were of poor quality when it entered into the credit default swap with CDIB. The complaint seeks compensatory damages related to the approximately $228 million that CDIB alleges it has already lost under the credit default swap, rescission of CDIB’s obligation to pay an additional $12 million, punitive damages, equitable relief, pre- and post-judgement interest, fees and costs. On February 28, 2011, the court denied the Company’s motion to dismiss the complaint. On June 27, 2018, the Firm in China Development Industrial Bank (“CDIB”) v. Morgan Stanley & Co. Incorporated et al. filed a motion for summary judgment and spoliation sanctions against CDIB.

On October 15, 2010, the Federal Home Loan Bank of Chicago filed a complaint against the Company and other defendants in the Circuit Court of the State of Illinois, styled Federal Home Loan Bank of Chicago v. Bank of America Funding Corporation et al. A corrected amended complaint was filed on April 8, 2011. The corrected amended complaint alleges that defendants made untrue statements and material omissions in the sale to plaintiff of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans and asserts claims under Illinois law. The total amount of certificates allegedly sold to plaintiff by the Company at issue in the action was approximately $203 million. The complaint seeks, among other things, to rescind the plaintiff’s purchase of such certificates. The defendants filed a motion to dismiss the corrected amended complaint on May 27, 2011, which was denied on September 19, 2012. On December 13, 2013, the court entered an order dismissing all claims related to one of the securitizations at issue. After that dismissal, the remaining amount of certificates allegedly issued by the Company or sold to plaintiff by the Company was approximately $78 million. At September 25, 2015, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $52 million, and the certificates had not yet incurred actual losses. Based on currently available information, the Company believes it could incur a loss in this action up to the difference between the $52 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against the Company, plus pre- and post-judgment interest, fees and costs. The Company may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

On April 20, 2011, the Federal Home Loan Bank of Boston filed a complaint against the Company and other defendants in the Superior Court of the Commonwealth of Massachusetts styled Federal Home Loan Bank of Boston v. Ally Financial, Inc. F/K/A GMAC LLC et al. An amended complaint was filed on June 29, 2012 and alleges that defendants made untrue statements and material omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by the Company or sold to plaintiff by the Company was approximately $385 million. The amended complaint raises claims under the Massachusetts Uniform Securities Act, the Massachusetts Consumer Protection Act and common law and seeks, among other things, to rescind the plaintiff’s purchase of such certificates. On May 26, 2011, defendants removed the case to the United States District Court for the District of Massachusetts. On October 11, 2012, defendants filed motions to dismiss the amended complaint, which were granted in part and denied in part on September 30, 2013. The defendants filed an answer to the amended complaint on December 16, 2013. Plaintiff has voluntarily dismissed its claims against the Company with respect to two of the securitizations at issue, such that the remaining amount of certificates allegedly issued by the Company or sold to plaintiff by the Company is approximately $358 million. At September 25, 2015, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $56 million, and the certificates had not yet incurred actual losses. Based on currently available information, the Company believes it could incur a loss in this action up to the difference between the $56 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against the Company, or upon sale, plus pre- and post-judgment interest, fees and costs. The Company may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

On October 11, 2011, an Italian financial institution, Banco Popolare Societá Cooperativa (“Banco Popolare”), filed a civil claim against the Company in the Milan courts, styled Banco Popolare Societá Cooperativa v Morgan Stanley & Co. International plc & others, related to its purchase of €100 million of bonds issued by Parmalat. The claim asserted by Banco Popolare alleges, among other things, that the Company was aware of Parmalat’s impending insolvency and conspired with others to deceive Banco Popolare into buying bonds by concealing both Parmalat’s true financial condition and certain features of the bonds from the market and Banco Popolare. Banco Popolare seeks damages of €76 million (approximately $91 million) plus damages for loss of opportunity and moral damages. The Company filed its answer on April 20, 2012, and the hearing on the parties’ final submissions is scheduled for March 20, 2018.

On April 25, 2012, The Prudential Insurance Company of America and certain affiliates filed a complaint against the Company and certain affiliates in the Superior Court of the State of New Jersey, styled The Prudential Insurance Company of America, et al. v. Morgan Stanley, et al. On October 16, 2012, plaintiffs filed an amended complaint. The amended complaint alleges that defendants made untrue statements and material omissions in connection with the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by the Company is approximately $1.073 billion. The amended complaint raises claims under the New Jersey Uniform Securities Law, as well as common law claims of negligent misrepresentation, fraud, fraudulent inducement, equitable fraud, aiding and abetting fraud, and violations of the New Jersey RICO statute, and includes a claim for treble damages. On March 15, 2013, the court denied the defendants’ motion to dismiss the amended complaint. On January 2, 2015, the court denied defendants’ renewed motion to dismiss the amended complaint. At September 25, 2015, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $581 million, and the certificates had not yet incurred actual losses. Based on currently available information, the Company believes it could incur a loss in this action up to the difference between the $581 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against the Company, or upon sale, plus pre- and post-judgment interest, fees and costs. The Company may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

On August 7, 2012, U.S. Bank, in its capacity as trustee, filed a complaint on behalf of Morgan Stanley Mortgage Loan Trust 2006-4SL and Mortgage Pass-Through Certificates, Series 2006-4SL against the Company styled Morgan Stanley Mortgage Loan Trust

2006-4SL, et al. v. Morgan Stanley Mortgage Capital Inc., pending in the Supreme Court of NY. The complaint asserts claims for breach of contract and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $303 million, breached various representations and warranties. The complaint seeks, among other relief, rescission of the mortgage loan purchase agreement underlying the transaction, specific performance and unspecified damages and interest. On August 8, 2014, the court granted in part and denied in part the defendants’ motion to dismiss the complaint. On December 2, 2016, the Company moved for summary judgment and the plaintiffs moved for partial summary judgment.

On August 8, 2012, U.S. Bank, in its capacity as trustee, filed a complaint on behalf of Morgan Stanley Mortgage Loan Trust 2006-14SL, Mortgage Pass-Through Certificates, Series 2006-14SL, Morgan Stanley Mortgage Loan Trust 2007-4SL and Mortgage Pass-Through Certificates, Series 2007-4SL against the Company styled Morgan Stanley Mortgage Loan Trust 2006-14SL, et al. v. Morgan Stanley Mortgage Capital Holdings LLC, as successor in interest to Morgan Stanley Mortgage Capital Inc. in the Supreme Court of NY. The complaint asserts claims for breach of contract and alleges, among other things, that the loans in the trusts, which had original principal balances of approximately $354 million and $305 million respectively, breached various representations and warranties. The complaint seeks, among other relief, rescission of the mortgage loan purchase agreements underlying the transactions, specific performance and unspecified damages and interest. On August 16, 2013, the court granted in part and denied in part the Company’s motion to dismiss the complaint. On December 1, 2017, the parties reached an agreement in principle to settle the litigation. On March 9, 2018, the parties in Morgan Stanley Mortgage Loan Trust 2006-14SL, et al. v. Morgan Stanley Mortgage Capital Holdings LLC, as successor in interest to Morgan Stanley Mortgage Capital Inc. entered into agreements to settle the litigation, which are subject to court approval.

On September 28, 2012, U.S. Bank, in its capacity as trustee, filed a complaint on behalf of Morgan Stanley Mortgage Loan Trust 2006-13ARX against the Company styled Morgan Stanley Mortgage Loan Trust 2006-13ARX v. Morgan Stanley Mortgage Capital Holdings LLC, as successor in interest to Morgan Stanley Mortgage Capital Inc., pending in the Supreme Court of NY. Plaintiff filed an amended complaint on January 17, 2013, which asserts claims for breach of contract and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $609 million, breached various representations and warranties. The amended complaint seeks, among other relief, declaratory judgment relief, specific performance and unspecified damages and interest. By order entered September 30, 2014, the court granted in part and denied in part the Company’s motion to dismiss the amended complaint, which the plaintiff appealed. On August 11, 2016, the Appellate Division, First Department reversed in part the trial court’s order that granted the Company’s motion to dismiss. On December 13, 2016, the Appellate Division granted the Company’s motion for leave to appeal to the New York Court of Appeals. The Company filed its opening letter brief with the Court of Appeals on February 6, 2017.

On December 14, 2012, Royal Park Investments SA/NV filed a complaint against the Company, certain affiliates, and other defendants in the Supreme Court of NY, styled Royal Park Investments SA/NV v. Merrill Lynch et al. On October 24, 2013, plaintiff filed a new complaint against the Company in the Supreme Court of NY, styled Royal Park Investments SA/NV v. Morgan Stanley et al., alleging that defendants made material misrepresentations and omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by the Company to plaintiff was approximately $597 million. The complaint raises common law claims of fraud, fraudulent inducement, negligent misrepresentation, and aiding and abetting fraud and seeks, among other things, compensatory and punitive damages. The plaintiff filed an amended complaint on December 1, 2015. On April 12, 2017, the Supreme Court of the State of New York granted the Company’s motion to dismiss the amended complaint. On May 12, 2017, plaintiff filed a notice of appeal from that decision.

On January 10, 2013, U.S. Bank, in its capacity as trustee, filed a complaint on behalf of Morgan Stanley Mortgage Loan Trust 2006-10SL and Mortgage Pass-Through Certificates, Series 2006-10SL against the Company styled Morgan Stanley Mortgage Loan Trust 2006-10SL, et al. v. Morgan Stanley Mortgage Capital Holdings LLC, as successor in interest to Morgan Stanley Mortgage Capital Inc., pending in the Supreme Court of NY. The complaint asserts claims for breach of contract and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $300 million, breached various representations and warranties. The complaint seeks, among other relief, an order requiring the Company to comply with the loan breach remedy procedures in the transaction documents, unspecified damages, and interest. On August 8, 2014, the court granted in part and denied in part the Company’s motion to dismiss the complaint.

On May 3, 2013, plaintiffs in Deutsche Zentral-Genossenschaftsbank AG et al. v. Morgan Stanley et al. filed a complaint against the Company, certain affiliates, and other defendants in the Supreme Court of NY. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by the Company to plaintiff was approximately $634 million. The complaint alleges causes of action against the Company for common law fraud, fraudulent concealment, aiding and abetting fraud, negligent misrepresentation, and rescission and seeks, among other things, compensatory and punitive damages. On June 10, 2014, the court granted in part and denied part of the defendants’ motion to dismiss the complaint. The Company perfected its appeal from that decision on June 12, 2015. On June 20, 2017, the Appellate Division, First Department (Appellate Division”), affirmed the order granting in part and denying in part the Company’s motion to dismiss. On October

3, 2017, the Appellate Division denied the Company’s motion for leave to appeal that decision. On June 26, 2018, the parties in Deutsche Zentral-Genossenschaftsbank AG et al. v. Morgan Stanley et al. entered into an agreement to settle the litigation.

On May 17, 2013, the plaintiff in IKB International S.A. in Liquidation, et al. v. Morgan Stanley, et al. filed a complaint against the Company and certain affiliates in the Supreme Court of NY. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by the Company to plaintiff was approximately $133 million. The complaint alleges causes of action against the Company for common law fraud, fraudulent concealment, aiding and abetting fraud, and negligent misrepresentation, and seeks, among other things, compensatory and punitive damages. On October 29, 2014, the court granted in part and denied in part the Company’s motion to dismiss. All claims regarding four certificates were dismissed. After these dismissals, the remaining amount of certificates allegedly issued by the Company or sold to plaintiff by the Company was approximately $116 million. On August 26, 2015, the Company appealed from the portion of the Court’s decision denying the Company’s motion to dismiss the complaint.

On July 2, 2013, Deutsche Bank, in its capacity as trustee, became the named plaintiff in Federal Housing Finance Agency, as Conservator for the Federal Home Loan Mortgage Corporation, on behalf of the Trustee of the Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC1 (MSAC 2007-NC1) v. Morgan Stanley ABS Capital I Inc., and filed a complaint in the Supreme Court of NY under the caption Deutsche Bank National Trust Company, as Trustee for the Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC1 v. Morgan Stanley ABS Capital I, Inc. On February 3, 2014, the plaintiff filed an amended complaint, which asserts claims for breach of contract and breach of the implied covenant of good faith and fair dealing and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $1.25 billion, breached various representations and warranties. The amended complaint seeks, among other relief, specific performance of the loan breach remedy procedures in the transaction documents, unspecified damages, rescission and interest. On April 12, 2016, the court granted in part and denied in part the Company’s motion to dismiss the amended complaint, dismissing all claims except a single claim alleging failure to notify, regarding which the motion was denied without prejudice. On December 9, 2016, the Company renewed its motion to dismiss that notification claim. On January 17, 2017, the First Department affirmed the lower court’s April 12, 2016 order. On April 13, 2017, the Appellate Division denied plaintiff’s motion for leave to appeal to the New York Court of Appeals. On March 8, 2018, the court denied the Firm’s renewed motion to dismiss the notification of claims in Deutsche Bank National Trust Company, as Trustee for the Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC1 v. Morgan Stanley ABS Capital I, Inc.

On July 8, 2013, U.S. Bank, in its capacity as trustee, filed a complaint against the Company styled U.S. Bank National Association, solely in its capacity as Trustee of the Morgan Stanley Mortgage Loan Trust 2007-2AX (MSM 2007-2AX) v. Morgan Stanley Mortgage Capital Holdings LLC, Successor-by-Merger to Morgan Stanley Mortgage Capital Inc. and GreenPoint Mortgage Funding, Inc., pending in the Supreme Court of NY. The complaint asserts claims for breach of contract and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $650 million, breached various representations and warranties. The complaint seeks, among other relief, specific performance of the loan breach remedy procedures in the transaction documents, unspecified damages and interest. On November 24, 2014, the court granted in part and denied in part the Company’s motion to dismiss the complaint.

On August 26, 2013, a complaint was filed against the Company and certain affiliates in the Supreme Court of NY, styled Phoenix Light SF Limited et al v. Morgan Stanley et al., which was amended on April 23, 2015. The amended complaint alleges that defendants made untrue statements and material omissions in the sale to plaintiffs, or their assignors, of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by the Company and/or sold to plaintiffs or their assignors by the Company was approximately $344 million. The amended complaint raises common law claims of fraud, fraudulent inducement, aiding and abetting fraud, negligent misrepresentation and rescission based on mutual mistake and seeks, among other things, compensatory damages, punitive damages or alternatively rescission or rescissionary damages associated with the purchase of such certificates. On April 23, 2015, the court granted the Company’s motion to dismiss the amended complaint, and on May 21, 2015, the plaintiffs filed a notice of appeal of that order.

On September 23, 2013, the plaintiff in National Credit Union Administration Board v. Morgan Stanley & Co. Inc., et al. filed a complaint against the Company and certain affiliates in the United States District Court for the Southern District of New York. The complaint alleges that defendants made untrue statements of material fact or omitted to state material facts in the sale to the plaintiff of certain mortgage pass-through certificates issued by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by the Company to plaintiffs was approximately $417 million. The complaint alleges causes of action against the Company for violations of Section 11 and Section 12(a)(2) of the Securities Act of 1933, violations of the Texas Securities Act, and violations of the Illinois Securities Law of 1953 and seeks, among other things, rescissory and compensatory damages. The defendants filed a motion to dismiss the complaint on November 13, 2013. On January 22, 2014, the court granted defendants’ motion to dismiss with respect to claims arising under the Securities Act of 1933 and denied defendants’ motion to dismiss with respect to claims arising under Texas Securities Act and the Illinois Securities Law of 1953. On November 17, 2014, the plaintiff filed an amended complaint. On December 15, 2014, defendants answered the amended complaint. At September 25, 2015, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $194 million, and the certificates had incurred actual losses of $31 million. Based on currently available information, the Company believes it could incur a loss in this action up to the difference between the $194 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against the Company, or upon sale, plus pre- and post-judgment interest, fees and costs. The Company may be entitled to be indemnified for some of these losses and to an offset for interest received by the plaintiff prior to a judgment.

On November 6, 2013, Deutsche Bank, in its capacity as trustee, became the named plaintiff in Federal Housing Finance Agency, as Conservator for the Federal Home Loan Mortgage Corporation, on behalf of the Trustee of the Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC3 (MSAC 2007-NC3) v. Morgan Stanley Mortgage Capital Holdings LLC, and filed a complaint in the Supreme Court of NY under the caption Deutsche Bank National Trust Company, solely in its capacity as Trustee for Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC3 v. Morgan Stanley Mortgage Capital Holdings LLC, as Successor-by-Merger to Morgan Stanley Mortgage Capital Inc. The complaint asserts claims for breach of contract and breach of the implied covenant of good faith and fair dealing and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $1.3 billion, breached various representations and warranties. The complaint seeks, among other relief, specific performance of the loan breach remedy procedures in the transaction documents, unspecified damages, rescission, interest and costs. On April 12, 2016, the court granted the Company’s motion to dismiss the complaint, and granted the plaintiff the ability to seek to replead certain aspects of the complaint. On January 17, 2017, the First Department affirmed the lower court’s order granting the motion to dismiss the complaint. On January 9, 2017, plaintiff filed a motion to amend its complaint. On April 13, 2017, the Appellate Division denied plaintiff’s motion for leave to appeal to the New York Court of Appeals. On March 8, 2018, the court granted plaintiff’s motion to amend its complaint to include failure to notify claims in Deutsche Bank National Trust Company, solely in its capacity as Trustee for Morgan Stanley ABS Capital I Inc. Trust, Series 2007-NC3 v. Morgan Stanley Mortgage Capital Holdings LLC, as Successor-by-Merger to Morgan Stanley Mortgage Capital Inc. On March 19, 2018, the firm filed an answer to plaintiff’s amended complaint.

On December 30, 2013, Wilmington Trust Company, in its capacity as trustee for Morgan Stanley Mortgage Loan Trust 2007-12, filed a complaint against the Company styled Wilmington Trust Company v. Morgan Stanley Mortgage Capital Holdings LLC et al., pending in the Supreme Court of NY. The complaint asserts claims for breach of contract and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $516 million, breached various representations and warranties. The complaint seeks, among other relief, unspecified damages, attorneys’ fees, interest and costs. On June 14, 2016, the court granted in part and denied in part the Company’s motion to dismiss the complaint. On July 11, 2017, the Appellate Division affirmed in part and reversed in part an order granting in part and denying in part the Company’s motion to dismiss. On September 26, 2017, the Appellate Division denied plaintiff’s motion for leave to appeal to the New York Court of Appeals. On June 8, 2018, the parties in Wilmington Trust Company v. Morgan Stanley Mortgage Capital Holdings LLC et al. reached an agreement in principle to settle the litigation.

On April 28, 2014, Deutsche Bank National Trust Company, in its capacity as trustee for Morgan Stanley Structured Trust I 2007-1, filed a complaint against the Company styled Deutsche Bank National Trust Company v. Morgan Stanley Mortgage Capital Holdings LLC, pending in the United States District Court for the Southern District of New York (“SDNY”). The complaint asserts claims for breach of contract and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $735 million, breached various representations and warranties. The complaint seeks, among other relief, specific performance of the loan breach remedy procedures in the transaction documents, unspecified compensatory and/or rescissory damages, interest and costs. On April 3, 2015, the court granted in part and denied in part the Company’s motion to dismiss the complaint. On January 10, 2018, the court reinstated plaintiff’s breach of contract claim based on failure to notify, which had been dismissed in its April 3, 2015 order. On January 25, 2018, the court denied the Company’s motion for summary judgment. On February 5, 2018, the Company filed a motion for judgment on the pleadings and a renewed motion for summary judgment. On April 4, 2018, the parties in Deutsche Bank National Trust Company, solely in its capacity as trustee for Morgan Stanley Structured Trust I 2007-1 v. Morgan Stanley Mortgage Capital Holdings LLC filed a stipulation voluntarily dismissing the action, with prejudice pursuant to a settlement.

On August 4, 2014, claims regarding two certificates were dismissed by stipulation. After these dismissals, the remaining amount of certificates allegedly issued by the Company or sold to plaintiff by the Company was approximately $644 million. On September 12, 2014, the Company filed a notice of appeal from the denial of the motion to dismiss. On January 12, 2015, the Company filed an amended answer to the complaint. At September 25, 2015, the current unpaid balance of the mortgage pass-through certificates at issue in this action was approximately $277 million, and the certificates had incurred actual losses of approximately $81 million. Based on currently available information, the Company believes it could incur a loss in this action up to the difference between the $277 million unpaid balance of these certificates (plus any losses incurred) and their fair market value at the time of a judgment against the Company, or upon sale, plus pre- and post-judgment interest, fees and costs. The Company may be entitled to be indemnified for some of these losses.

On September 19, 2014, Financial Guaranty Insurance Company (“FGIC”) filed a complaint against the Company in the Supreme Court of NY, styled Financial Guaranty Insurance Company v. Morgan Stanley ABS Capital I Inc. et al. relating to a securitization issued by Basket of Aggregated Residential NIMS 2007-1 Ltd. The complaint asserts claims for breach of contract and alleges, among other things, that the net interest margin securities (“NIMS”) in the trust breached various representations and warranties. FGIC issued a financial guaranty policy with respect to certain notes that had an original balance of approximately $475 million. The complaint seeks, among other relief, specific performance of the NIMS breach remedy procedures in the transaction documents, unspecified damages, reimbursement of certain payments made pursuant to the transaction documents, attorneys’ fees and interest. On November 24, 2014, the Company filed a motion to dismiss the complaint, which the court denied on January 19, 2017. On February 24, 2017, the Company filed a notice of appeal of the denial of its motion to dismiss the complaint and perfected its appeal on November 22, 2017.

On September 23, 2014, FGIC filed a complaint against the Company in the Supreme Court of NY styled Financial Guaranty Insurance Company v. Morgan Stanley ABS Capital I Inc. et al. relating to the Morgan Stanley ABS Capital I Inc. Trust 2007-NC4. The complaint asserts claims for breach of contract and fraudulent inducement and alleges, among other things, that the loans in the trust breached various representations and warranties and defendants made untrue statements and material omissions to induce FGIC to issue a financial guaranty policy on certain classes of certificates that had an original balance of approximately $876 million. The complaint seeks, among other relief, specific performance of the loan breach remedy procedures in the transaction documents, compensatory, consequential and punitive damages, attorneys’ fees and interest. On January 23, 2017, the court denied the Company’s motion to dismiss the complaint. On February 24, 2017, the Company filed a notice of appeal of the denial of its motion to dismiss the complaint and perfected its appeal on November 22, 2017.

On October 20, 2014, a purported class action complaint was filed against the Company and other defendants styled Genesee County Employees’ Retirement System v. Bank of America Corporation et al. in the SDNY. The action was later consolidated with four similar actions in SDNY under the lead case styled Alaska Electrical Pension Fund v. Bank of America Corporation et al. A consolidated amended complaint was filed on February 2, 2015 asserting claims for alleged violations of the Sherman Act, breach of contract, breach of the implied covenant of good faith and fair dealing, unjust enrichment, and tortious interference with contract. The consolidated amended complaint alleges, among other things, that the defendants engaged in antitrust violations with regards to the process of setting ISDAfix, a financial benchmark and seeks treble damages, injunctive relief, attorneys’ fees and other relief. On March 28, 2016, the court granted in part and denied in part the defendants’ motion to dismiss the consolidated amended complaint. On February 7, 2017, the plaintiffs filed a second consolidated amended complaint. On February 2, 2018, the court denied a partial motion to dismiss that complaint. On November 3, 2017, the Company filed its opposition to plaintiffs’ motion for class certification. On June 22, 2018, the parties in Genesee County Employees’ Retirement System v. Bank of America Corporation et al. entered into an agreement to settle the litigation. The court granted preliminary approval of the settlement on June 26, 2018.

On January 23, 2015, Deutsche Bank National Trust Company, in its capacity as trustee, filed a complaint against the Company styled Deutsche Bank National Trust Company solely in its capacity as Trustee of the Morgan Stanley ABS Capital I Inc. Trust 2007-NC4 v. Morgan Stanley Mortgage Capital Holdings LLC as Successor-by-Merger to Morgan Stanley Mortgage Capital Inc., and Morgan Stanley ABS Capital I Inc., pending in the Supreme Court of NY. The complaint asserts claims for breach of contract and alleges, among other things, that the loans in the trust, which had an original principal balance of approximately $1.05 billion, breached various representations and warranties. The complaint seeks, among other relief, specific performance of the loan breach remedy procedures in the transaction documents, compensatory, consequential, rescissory, equitable and punitive damages, attorneys’ fees, costs and other related expenses, and interest. On December 11, 2015, the court granted in part and denied in part the Company’s motion to dismiss the complaint. On February 11, 2016, plaintiff filed a notice of appeal of that order, and the appeal was fully briefed on August 19, 2016.

Beginning in February of 2016, the Company was named as a defendant in multiple purported antitrust class actions now consolidated into a single proceeding in the United States District Court for the SDNY styled In Re: Interest Rate Swaps Antitrust Litigation. Plaintiffs allege, inter alia, that the Company, together with a number of other financial institution defendants violated U.S. and New York state antitrust laws from 2008 through December of 2016 in connection with their alleged efforts to prevent the development of electronic exchange-based platforms for interest rates swaps trading. Complaints were filed both on behalf of a purported class of investors who purchased interest rates swaps from defendants, as well as on behalf of two swap execution facilities that allegedly were thwarted by the defendants in their efforts to develop such platforms. The consolidated complaints seek, among other relief, certification of the investor class of plaintiffs and treble damages. On July 28, 2017, the court granted in part and denied in part the defendants’ motion to dismiss the complaints.

On April 1, 2016, the California Attorney General’s Office filed an action against the Company in California state court styled California v. Morgan Stanley, et al., on behalf of California investors, including the California Public Employees’ Retirement System and the California Teachers’ Retirement System. The complaint alleges that the Company made misrepresentations and omissions regarding RMBS and notes issued by the Cheyne SIV, and asserts violations of the California False Claims Act and other state laws and seeks treble damages, civil penalties, disgorgement, and injunctive relief. On September 30, 2016, the court granted the Company’s demurrer, with leave to replead. On October 21, 2016, the California Attorney General filed an amended complaint. On January 25, 2017, the court denied the Company’s demurrer with respect to the amended complaint.

On May 12, 2016, the Austrian state of Land Salzburg filed a claim against the Company in the Regional Court in Frankfurt, Germany, styled Land Salzburg v. Morgan Stanley & Co. International plc (the “German Proceedings”) seeking €209 million

(approximately $220 million) plus interest, attorneys’ fees and other relief relating to certain fixed income and commodities derivative transactions which Land Salzburg entered into with the Company between 2005 and 2012. Land Salzburg has alleged that it had neither the capacity nor authority to enter into such transactions, which should be set aside, and that the Company breached certain advisory and other duties which the Company had owed to it. On April 28, 2016, the Company filed an action against Land Salzburg in the High Court in London, England styled Morgan Stanley Capital Services LLC and Morgan Stanley & Co. International plc v. Land Salzburg (the “English Proceedings”) in which the Company is seeking declarations that Land Salzburg had both the capacity and authority to enter into the transactions, and that the Company has no liability to Land Salzburg arising from them. On July 25, 2016, the Company filed an application with the Regional Court in Frankfurt to stay the German Proceedings on the basis that the High Court in London was first seized of the dispute between the parties and, pending determination of that application, filed its statement of defense on December 23, 2016. On December 8, 2016, Land Salzburg filed an application with the High Court in London challenging its jurisdiction to determine the English Proceedings.

On July 11, 2016, the Company received an invitation to respond to a proposed claim (“Proposed Claim”) by the public prosecutor for Court of Accounts for the Republic of Italy. The Proposed Claim relates to certain derivative transactions between the Republic of Italy and the Company. The transactions were originally entered into between 1999 and 2005, and were terminated in December 2011 and January 2012. The Proposed Claim alleges, inter alia, that the Company was acting as an agent of the Republic of Italy, that some or all of the derivative transactions were improper and that the termination of the transactions was also improper. The Proposed Claim indicates that, if a proceeding is initiated against the Company, the public prosecutor would be asserting administrative claims against the Company for €2.879 billion (approximately $3 billion). The Company does not agree with the Proposed Claim and presented its defenses to the public prosecutor.

On June 22, 2017, the public prosecutor for the Court of Accounts for the Republic of Italy filed a claim against the Company styled Case No. 2012/00406/MNV, which is pending in the Regional Prosecutor’s Office at the Judicial Section of the Court of Auditors for Lazio, Italy. The claim relates to certain derivative transactions between the Republic of Italy and the Company. The transactions were originally entered into between 1999 and 2005, and were restructured (and certain of the transactions were terminated) in December 2011 and January 2012. The claim alleges, inter alia, that the Company effectively acted as an agent of the state in connection with these transactions and asserts claims related to, among other things, whether the Ministry of Finance was authorized to enter into these transactions, whether the transactions were appropriate and whether the Company’s conduct related to the termination of certain transactions was proper. The prosecutor is seeking damages through an administrative process against the Company for €2.76 billion (approximately $3.3 billion). A hearing regarding this matter has been scheduled for April 19, 2018. On March 30, 2018, the Firm filed its defense to the claim brought by the public prosecutor for the Court of Accounts for the Republic of Italy in the matter styled Case number 2012/00406/MNV. A hearing was held on April 19, 2018. The timing of a decision is uncertain. On June 15, 2018, the Court of Accounts for the Republic of Italy in the matter styled Case number 2012/00406/MNV issued a decision declining jurisdiction and dismissing the claim against the Firm. On July 24, 2018, the Firm was served with an appeal by the public prosecutor.

In matters styled Case number 15/3637 and Case number 15/4353, the Dutch Tax Authority (“Dutch Authority”) is challenging in the District Court in Amsterdam the prior set-off by the Company of approximately €124 million (approximately $149 million) plus accrued interest of withholding tax credits against the Company’s corporation tax liabilities for the tax years 2007 to 2013. The Dutch Authority alleges that the Company was not entitled to receive the withholding tax credits on the basis, inter alia, that a Company subsidiary did not hold legal title to certain securities subject to withholding tax on the relevant dates. The Dutch Authority has also alleged that the Company failed to provide certain information to the Dutch Authority and keep adequate books and records. A hearing in this matter took place on September 19, 2017. On April 26, 2018, the District Court in Amsterdam issued a decision in matters styled Case number 15/3637 and Case number 15/4353 dismissing the Dutch Tax Authority’s claims. The Dutch Tax Authority has until June 7, 2018 to file any appeal. On June 6, 2018, the Dutch Tax Authority filed an appeal against the decision issued by the District Court in Amsterdam in matters styled Case number 15/3637 and Case number 15/4353.

On October 5, 2017, various institutional investors filed a claim against the Company and another bank in a matter styled Case number BS 99-6998/2017, in the City Court of Copenhagen, Denmark concerning their roles as underwriters of the initial public offering (“IPO”) in March 2014 of the Danish company OW Bunker A/S. The claim seeks damages of DKK 534,270,456 (approximately $86 million) plus interest in respect of alleged losses arising from investing in shares in OW Bunker, which entered into bankruptcy in November 2014. Separately, on November 29, 2017, another group of institutional investors joined the Company and another bank as defendants to pending proceedings in the High Court of Eastern Denmark against various other parties involved in the IPO in a matter styled Case number B-2073-16. The investors claim damages of DKK 767,235,885 (approximately $124 million) plus interest, from the Company and the other bank on a joint and several basis with the Defendants to these proceedings. Both claims are based on alleged prospectus liability; the second claim also alleges professional liability of banks acting as financial intermediaries. On June 8, 2018, the City Court of Copenhagen, Denmark ordered that the matters styled Case number BS 99-6998/2017 and Case number B-2073-16 be heard together before the High Court of Eastern Denmark. On June 29, 2018, the Firm filed its defense to the matter styled Case number B-2073-16.

Settled Civil Litigation

On August 25, 2008, the Company and two ratings agencies were named as defendants in a purported class action related to securities issued by a structured investment vehicle called Cheyne Finance PLC and Cheyne Finance LLC (together, the “Cheyne SIV”). The case was styled Abu Dhabi Commercial Bank, et al. v. Morgan Stanley & Co. Inc., et al. The complaint alleged, among other things, that the ratings assigned to the securities issued by the Cheyne SIV were false and misleading, including because the ratings did not accurately reflect the risks associated with the subprime residential mortgage backed securities held by the Cheyne SIV. The plaintiffs asserted allegations of aiding and abetting fraud and negligent misrepresentation relating to approximately $852 million of securities issued by the Cheyne SIV. On April 24, 2013, the parties reached an agreement to settle the case, and on April 26, 2013, the court dismissed the action with prejudice. The settlement does not cover certain claims that were previously dismissed.

On December 23, 2009, the Federal Home Loan Bank of Seattle filed a complaint against the Company and another defendant in the Superior Court of the State of Washington, styled Federal Home Loan Bank of Seattle v. Morgan Stanley & Co. Inc., et al. The amended complaint, filed on September 28, 2010, alleges that defendants made untrue statements and material omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sold to plaintiff by the Company was approximately $233 million. The complaint raises claims under the Washington State Securities Act and seeks, among other things, to rescind the plaintiff’s purchase of such certificates. On January 23, 2017, the parties reached an agreement to settle the litigation.

On March 15, 2010, the Federal Home Loan Bank of San Francisco filed a complaint against the Company and other defendants in the Superior Court of the State of California styled Federal Home Loan Bank of San Francisco v. Deutsche Bank Securities Inc. et al. An amended complaint, filed on June 10, 2010, alleges that defendants made untrue statements and material omissions in connection with the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of certificates allegedly sold to plaintiff by the Company was approximately $276 million. The complaint raises claims under both the federal securities laws and California law and seeks, among other things, to rescind the plaintiff’s purchase of such certificates. On December 21, 2016, the parties reached an agreement to settle the litigation.

On July 9, 2010 and February 11, 2011, Cambridge Place Investment Management Inc. filed two separate complaints against the Company and/or its affiliates and other defendants in the Superior Court of the Commonwealth of Massachusetts, both styled Cambridge Place Investment Management Inc. v. Morgan Stanley & Co., Inc., et al. The complaints asserted claims on behalf of certain clients of plaintiff’s affiliates and allege that defendants made untrue statements and material omissions in the sale of a number of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by the Company and/or its affiliates or sold to plaintiff’s affiliates’ clients by the Company and/or its affiliates in the two matters was approximately $263 million. On February 11, 2014, the parties entered into an agreement to settle the litigation. On February 20, 2014, the court dismissed the action.

On October 25, 2010, the Company, certain affiliates and Pinnacle Performance Limited, a special purpose vehicle (“SPV”), were named as defendants in a purported class action related to securities issued by the SPV in Singapore, commonly referred to as “Pinnacle Notes.” The case is styled Ge Dandong, et al. v. Pinnacle Performance Ltd., et al. and was pending in the SDNY. On January 31, 2014, the plaintiffs filed a second amended complaint, which asserted common law claims of fraud, aiding and abetting fraud, fraudulent inducement, aiding and abetting fraudulent inducement, and breach of the implied covenant of good faith and fair dealing. On July 17, 2014, the parties reached an agreement to settle the litigation, which received final court approval on July 2, 2015.

On January 25, 2011, the Company was named as a defendant in The Bank of New York Mellon Trust, National Association v. Morgan Stanley Mortgage Capital, Inc., a litigation pending in the SDNY. The suit, brought by the trustee of a series of commercial mortgage pass-through certificates, alleges that the Company breached certain representations and warranties with respect to an $81 million commercial mortgage loan that was originated and transferred to the trust by the Company in 2007. The complaint seeks, among other things, to have the Company repurchase the loan and pay additional monetary damages, and interest. On February 17, 2017, the parties reached an agreement in principle to settle the litigation.

On July 5, 2011, Allstate Insurance Company and certain of its affiliated entities filed a complaint against the Company in the Supreme Court of NY, NY County, styled Allstate Insurance Company, et al. v. Morgan Stanley, et al. An amended complaint was filed on September 9, 2011, and alleges that the defendants made untrue statements and material omissions in the sale to the plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued and/or sold to the plaintiffs by the Company was approximately $104 million. The complaint raised common law claims of fraud, fraudulent inducement, aiding and abetting fraud, and negligent misrepresentation and seeks, among other things, compensatory and/or recessionary damages associated with the plaintiffs’ purchases of such certificates. On March 15, 2013, the court denied in substantial part the defendants’ motion to dismiss the amended complaint, which order the Company appealed on April 11, 2013. On May 3, 2013, the Company filed its answer to the amended complaint. On January 16, 2015, the parties reached an agreement to settle the litigation.

On July 18, 2011, the Western and Southern Life Insurance Company and certain affiliated companies filed a complaint against the Company and other defendants in the Court of Common Pleas in Ohio, styled Western and Southern Life Insurance Company, et al. v. Morgan Stanley Mortgage Capital Inc., et al. An amended complaint was filed on April 2, 2012 and alleges that defendants made untrue statements and material omissions in the sale to plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of the certificates allegedly sold to plaintiffs by the Company was approximately $153 million. On June 8, 2015, the parties reached an agreement to settle the litigation.

On September 2, 2011, the Federal Housing Finance Agency (“FHFA”), as conservator for Fannie Mae and Freddie Mac, filed 17 complaints against numerous financial services companies, including the Company and certain affiliates. A complaint against the Company and certain affiliates and other defendants was filed in the Supreme Court of NY, styled Federal Housing Finance Agency, as Conservator v. Morgan Stanley et al. The complaint alleges that defendants made untrue statements and material omissions in connection with the sale to Fannie Mae and Freddie Mac of residential mortgage pass-through certificates with an original unpaid balance of approximately $11 billion. The complaint raised claims under federal and state securities laws and common law and seeks, among other things, rescission and compensatory and punitive damages. On February 7, 2014, the parties entered into an agreement to settle the litigation. On February 20, 2014, the court dismissed the action.

On April 25, 2012, Metropolitan Life Insurance Company and certain affiliates filed a complaint against the Company and certain affiliates in the Supreme Court of NY, NY County styled Metropolitan Life Insurance Company, et al. v. Morgan Stanley, et al. An amended complaint was filed on June 29, 2012, and alleges that the defendants made untrue statements and material omissions in the sale to the plaintiffs of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten, and/or sold by the Company was approximately $758 million. The amended complaint raised common law claims of fraud, fraudulent inducement, and aiding and abetting fraud and seeks, among other things, rescission, compensatory, and/or rescissionary damages, as well as punitive damages, associated with the plaintiffs’ purchases of such certificates. On April 11, 2014, the parties entered into a settlement agreement.

In re Morgan Stanley Mortgage Pass-Through Certificates Litigation, which had been pending in the SDNY, was a putative class action involving allegations that, among other things, the registration statements and offering documents related to the offerings of certain mortgage pass-through certificates in 2006 and 2007 contained false and misleading information concerning the pools of residential loans that backed these securitizations. On December 18, 2014, the parties’ agreement to settle the litigation received final court approval, and on December 19, 2014, the court entered an order dismissing the action.

On November 4, 2011, the Federal Deposit Insurance Corporation (“FDIC”), as receiver for Franklin Bank S.S.B, filed two complaints against the Company in the District Court of the State of Texas. Each was styled Federal Deposit Insurance Corporation as Receiver for Franklin Bank, S.S.B v. Morgan Stanley & Company LLC F/K/A Morgan Stanley & Co. Inc. and alleged that the Company made untrue statements and material omissions in connection with the sale to plaintiff of mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The amount of certificates allegedly underwritten and sold to plaintiff by the Company in these cases was approximately $67 million and $35 million, respectively. On July 2, 2015, the parties reached an agreement to settle the litigation.

On February 14, 2013, Bank Hapoalim B.M. filed a complaint against the Company and certain affiliates in the Supreme Court of NY, styled Bank Hapoalim B.M. v. Morgan Stanley et al. The complaint alleges that defendants made material misrepresentations and omissions in the sale to plaintiff of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly sponsored, underwritten and/or sold by the Company to plaintiff was approximately $141 million. On July 28, 2015, the parties reached an agreement to settle the litigation, and on August 12, 2015, the plaintiff filed a stipulation of discontinuance with prejudice.

On August 26, 2013, a complaint was filed against the Company and certain affiliates in the Supreme Court of NY, styled Phoenix Light SF Limited et al. v. Morgan Stanley et al., which was amended on April 23, 2015 and June 15, 2017. The amended complaint alleges that defendants made untrue statements and material omissions in the sale to plaintiffs, or their assignors, of certain mortgage pass-through certificates backed by securitization trusts containing residential mortgage loans. The total amount of certificates allegedly issued by the Company and/or sold to plaintiffs or their assignors by the Company was approximately $344 million. The amended complaint raises common law claims of fraud, fraudulent inducement, aiding and abetting fraud, negligent misrepresentation and rescission based on mutual mistake and seeks, among other things, compensatory damages, punitive damages or alternatively rescission or rescissionary damages associated with the purchase of such certificates. On July 7, 2017, the court so-ordered a stipulation of partial discontinuance dismissing claims relating to certificates having an original face value of approximately $76 million. On January 3, 2018, the parties reached an agreement in principle to settle the litigation.

On June 2, 2015, the Company submitted to the Environmental Protection Agency (“EPA”) a self-disclosure that certain reformulated blendstock the Company blended and sold during 2013 and 2014 potentially did not meet the applicable volatile organic compound reduction standards of the EPA’s Phase II Reformulated Gasoline standard. On December 1, 2017, the parties reached an agreement to settle the litigation. On December 18, 2017, the final settlement of approximately $1 million was approved by the District Court for the Southern District of Texas.

ADMINISTRATOR

The trust and the managing owner have appointed Gemini Hedge Fund Services, LLC (the “independent administrator”) to act as an independent, third party administrator for the trust and its trading companies in certain capacities related to accounting and financial bookkeeping. The managing owner itself provides registrar and other administrative services to the trust and its trading companies.

The independent administrator has been retained by the trust pursuant to an administrative services agreement (the “Administration Agreement”) to perform certain administrative services including the calculation of net asset value, trade reconciliation, audit support and other financial bookkeeping services. The independent administrator is organized as a limited liability company under the laws of the State of Nebraska and carries on the business of, among other things, providing administrative services to collective investments schemes.

Pursuant to the Administration Agreement, the independent administrator does not have any responsibility or authority to make investment decisions, nor render investment advice, with respect to the assets of any series of the trust. In addition, the independent administrator has no responsibility for monitoring compliance by any series of the trust with any investment policies or restrictions to which they are subject. The independent administrator accepts no responsibility or liability for any losses suffered by any series of the trust as a result of any breach of such policies or restrictions by such series.

TRANSFER AGENT

The trust and the managing owner have appointed Gemini Fund Services, LLC (the “transfer agent”) to act as an independent, third party transfer agent for the trust and provide administrative services in certain capacities related to sales and commissions processing. The transfer agent has been retained by the trust pursuant to a technology and investor services agreement (the “Investor Services Agreement”) to perform investor and administration services and related services including, but not limited to, sales processing and commissions, distribution processing, transfer agent services, shareholder telephone support, tax reporting and processing, reinvestment agent servicing, and redemption agent servicing. The transfer agent is a limited liability company governed by the laws of the State of Nebraska. The transfer agent’s address is 17605 Wright Street, Suite 2, Omaha, NE 68130.

ACTUAL AND POTENTIAL CONFLICTS OF INTEREST

Some of the parties involved with the operation and/or management of the trust or the trading companies, including the managing owner and Wakefield, have other relationships that may create disincentives to act in the best interests of the trust and its limited owners. The managing owner may have conflicts of interest in relation to its duties to the trust. However, the managing owner and Wakefield will, at all times, pay regard to their obligations to act in the best interests of the trust, and the managing owner and Wakefield will ensure that all such potential conflicts of interest are resolved fairly and in the interests of unit holders.

In evaluating these conflicts of interest, you should be aware that the managing owner and Wakefield have a responsibility to investors to exercise good faith and fairness in all dealings affecting the trust. The fiduciary responsibility of a managing owner of a Delaware statutory trust to other beneficial owners is a developing and changing area of the law and if you have questions concerning the duties of the managing owner, you should consult with your counsel. See “The Managing Owner—Fiduciary Responsibilities.”

Other Activities

Because the managing owner, Wakefield and their affiliates may engage from time to time in other activities in the normal course of business, including acting as managing owner, advisor or commodity pool operator to other similar statutory trusts and as investment manager of other investment funds, the managing owner’s, Wakefield’s and its officers’ and employees’ full efforts will not be devoted to the activities of the trust. This may create a conflict of interest with respect to the managing owner’s, Wakefield’s and its principals’ and employees’ commitment to the trust of its resources. The managing owner and Wakefield, however, intend to devote sufficient time to trust activities to properly manage the trust consistent with their fiduciary duties.

Ancillary Business Arrangements Between the Managing Owner, Certain Trading Advisors and/or Service Providers

The managing owner, Wakefield and some of the trading advisors and/or service providers may have business arrangements between them that do not directly relate to the trust’s business. For example, the managing owner or its affiliates may sponsor other investment funds which employ one or more of the trading advisors. Additionally, the managing owner may participate in other business relationships with the trading advisors and service providers that involve lending, credit, marketing or distribution services. The managing owner, Wakefield, trading advisor or service provider may be compensated directly, through an allocation of fees or soft dollars, such business arrangements may present a disincentive for the managing owner to terminate such trading advisors or service providers even though termination may be in the best interest of the series for which they trade.

In addition, the managing owner and Wakefield may have business arrangements between them and investment funds or trading advisors referenced by one or more swaps that do not directly relate to the trust’s business, and the managing owner and Wakefield may act as the investment manager of investment funds referenced by swaps entered into by one or more of the trading companies. Such business arrangements may present a disincentive to terminate such a swap even though termination may be in the best interest of the series that invests in such swap.

Relationship Between the Managing Owner and Gemini Alternative Funds, LLC

As stated above, Gemini sponsors and operates the Galaxy Plus Platform through which each series will access trading advisors. Certain affiliates of Gemini will also have separate business arrangements with the managing owner and Wakefield, as both the independent administrator and independent transfer agent are affiliated with Gemini. Such commercial relationships provide enhanced economic efficiencies to the managing owner and Wakefield. In addition, as disclosed elsewhere in this prospectus, the managing owner’s and Wakefield’s business relationships with Gemini, specifically its use of the Galaxy Plus Platform, results in additional fees being incurred by each series. This may create a conflict of interest for the managing owner and Wakefield between its duty to act in the best interests of each series and its pecuniary interest in minimizing its own costs and expenses.

Trading for Own Account

The officers, directors and employees of the managing owner, Wakefield and the trading advisors may from time to time trade in commodities for their own accounts. When Wakefield and its principals or the trading advisors and their principals trade from their own accounts, they may receive preferential treatment. These transactions might be effected when similar series trades are not executed or are executed at less favorable prices, or these persons or entities might compete with a series in bidding or offering on purchases or sales of contracts without knowing that the series also is so bidding or offering. Although limited owners will not be permitted to inspect such persons’ trading records in light of their confidential nature, the managing owner and Wakefield will have access to these records.

Since the clearing brokers are large futures commission merchants, handling substantial customer business in physical commodities and futures interests, it is possible that the clearing brokers will effect transactions for an officer, director or employee of the managing owner, Wakefield or a trading advisor, trading for their own accounts, ahead of or against a series entering into a comparable or the same transaction.

Management of Other Accounts by the Trading Advisors

The trading advisors are permitted, and have specifically indicated their intention, to manage and trade accounts for other investors (including other commodity pools) and to trade commodities for their own accounts and the accounts of their principals. They will continue to be free to do so, so long as each trading advisor’s ability to carry out its obligations and duties to the trading company for which it has trading responsibility under an advisory agreement is not materially impaired thereby. See “Summary of Agreements—Advisory Agreements.” The trading advisors might compete with the series in bidding or offering on purchases or sales of contracts through the same or a different trading program than that to be used for a series, and there can be no assurance that any such trades will be consistent with those of the series, or that the trading advisors or their principals will not be the other party to a trade entered into by any series. In addition, certain affiliates of the trading advisors operate commodity pools that may compete with the series. Pursuant to the advisory agreements, each trading advisor must treat the trading company for which it has trading responsibility equitably and provide the managing owner and Wakefield with access to information so that the managing owner and Wakefield can be assured of such equitable treatment. Limited owners, however, have no inspection rights. See “Summary of Agreements—Advisory Agreements.” In addition, because the financial incentives of a trading advisor in other accounts managed by it may exceed any incentives payable by a trading company, the trading advisor might have an incentive to favor those accounts over such trading company in trading. The trading advisor’s management of other clients’ accounts may increase the level of competition among other clients and a series for the execution of the same or similar transactions and affect the priority of order entry. All open positions held in the accounts owned or controlled by a trading advisor and its principals will be aggregated for purposes of applying speculative position limits in the United States. Thus, a series might be unable to enter into or hold certain positions if such positions, when added to contracts held for other accounts of that series’ trading advisor or for the trading advisor itself, would exceed the applicable speculative position limits.

No Distributions

The managing owner has discretionary authority over all distributions made by the trust. The managing owner currently does not intend to make any distributions. Greater management fees will be generated to the benefit of the managing owner and the trading advisors if the trust’s assets are not reduced by distributions to the limited owners.

Trading Companies

The terms of each trading company’s operating agreement are not the result of arm’s-length negotiations. Other pooled investment vehicles sponsored by the managing owner or one of its affiliates may access one or more trading advisors by investing in the trading company that allocates assets to such trading advisors and, as a result, may become parties to such operating agreement. The managing owner may have a conflict of interest between its duty to act in the best interests of each series and its pecuniary interest in the promotion and success of such other pooled investment vehicles.

In addition, in the case of trading companies that receive investments from more than one series of Frontier Funds, the managing owner may have an incentive to allocate the profits and losses disproportionately among the series.

Galaxy Plus Managed Account Platform

The managing owner currently allocates a portion of each series’ assets to one or more commodity pools offered through the Galaxy Plus Managed Account Platform. In certain situations, such series may constitute all or substantially all of the investments in one or more commodity pools on the Galaxy Plus Platform and may be considered to be an affiliate of such commodity pool. As an affiliate, the series, or the managing owner on behalf of such series, may have the ability to influence the operations or management of such commodity pool. The managing owner does not intend to exercise any discretion over the operation or management of any commodity pool offered through the Galaxy Plus Platform. The managing owner in the future may allocate assets to trading companies or accounts in other similar managed account platforms.

Selling Agents

The selling agents may receive prepaid initial service fees and ongoing service fees with respect to units sold by them. Therefore, they may have a conflict of interest in advising investors whether to purchase or redeem units.

In addition, your selling agent has a conflict of interest in advising you to exchange your units for units of a different series because your new units will be subject to a new service fee limit determined without regard to the amount of service fees previously charged with respect to your redeemed (exchanged out of) units, thereby potentially resulting in additional compensation to your selling agent.

Exchange Committees and Industry Associations

Officers, directors and employees of the managing owner, the trading advisors, the clearing brokers and their respective affiliates from time to time may serve on various committees and boards of U.S. futures exchanges and the NFA and assist in making rules and policies of those exchanges and the NFA. In such capacities, they have a fiduciary duty to the exchanges on which they serve and the NFA and are required to act in the best interests of such organizations, even if such action may be adverse to the interests of the trust.

Management and Incentive Fees

Because the managing owner charges each series management and incentive fee which it uses to pay the trading advisor or trading advisors for such series, it has a conflict of interest between its duty to act in the best interests of each series and its pecuniary interest in selecting trading advisors which charge lower rates of fees, therefore increasing the portion of the fees retained by the managing owner.

The incentive fee arrangement between each series of units, the managing owner and the trading advisors may create an incentive for the trading advisors to make trading decisions that are more speculative or subject to a greater risk of loss than would be the case if no such arrangement existed.

Unified Counsel

In connection with this offering, the trust and the managing owner have been represented by unified counsel. To the extent that this offering could benefit by further independent review, such benefit will not be available.

Cash Management and Interest Income

Because twenty percent of interest income earned per annum by the Trust may be paid to the managing owner again at a later date, it has a conflict of interest between its duty to act in the best interests of each series and its pecuniary interest in selecting higher yielding investments for the Trust’s cash management pool, which may bear more risk. In general, U.S. government securities with greater interest rate sensitivity and longer maturities tend to produce higher yields. To the extent the Trust incurs losses in respect of any such investments, the managing owner will only share in such loss to the extent of its own investment in units of the Trust. The managing owner will maintain a minimum of 1% interest with respect to the publicly registered units of each series of the Trust at all times.

FEES AND EXPENSES

Summary Table of Fees and Expenses

The fees and expenses related to an investment in a series are described below.

Series	Initial Service Fee (1)	Ongoing Service Fee (2)	Management Fee (3)	Incentive Fee (4)	Brokerage Commission and Investment and Trading Fees and Expenses (5)	Due Diligence (6)	Galaxy Plus Managed Account Platform Fee (7)
	%	%	%	%	%	%	%
Diversified
Class 1	2	2	0.75	25	3.16	0.12	0.15
Class 2	0	0.25	0.75	25	3.16	0.12	0.15
Class 3 (8)	0	0	0.75	25	3.16	0.12	0.15
Masters
Class 1	2	2	2	20	4.75	0.12	0.15
Class 2	0	0.25	2	20	4.75	0.12	0.15
Class 3 (8)	0	0	2	20	4.75	0.12	0.15
Long/Short Commodity
Class 1a	2	2	2	20	3.86	0.12	0.15
Class 2a	0	0.25	2	20	3.86	0.12	0.15
Class 3a (8)	0	0	2	20	3.86	0.12	0.15

(1)	Initial Service Fee—Class 1 and 1a units of each series are subject to an initial service fee of up to 2.0% of the purchase price. Except in the case of units issued as rebates, the initial service fee will be prepaid by the managing owner to the applicable selling agent and will be reimbursed by the applicable series over the first 12 months of your investment. Since the managing owner is paying the initial service fee in full upon the sale of the units and is being reimbursed by the trust monthly in arrears over the following 12 months based upon the trust’s current net asset value, it bears the risk of the downside and enjoys the benefit of the upside potential of any difference between the amount of the initial service fee prepaid by it and the amount of the reimbursement. Class 2 and 2a units of each series are not subject to an initial service fee.

(2)	Ongoing Service Fee—After the expiration of 12 months following the purchase of class 1 or 1a units, investors will be charged an annual ongoing service fee of up to 2.0% of the net asset value of each unit purchased. Such fee will be paid on a monthly or quarterly basis, depending on the selling agent. Investors who purchase class 2 or 2a units will be charged an ongoing service fee of 0.25% annually of the net asset value of each unit purchased, for the benefit of selling agents selling such units, payable at the end of each month. Ongoing service fees will be paid until such time as the 2.0% service fee limit is reached. See footnote 8 below.

(3)	Management Fee—Each series will pay to the managing owner the referenced monthly management fee equal to a percentage of the nominal assets of the series as indicated. To the extent that a series invests in one or more commodity pools available on the Galaxy Plus Platform, the series will reduce the management fee payable to the managing owner by the amount paid by such commodity pools to their trading advisors. To the extent any related management fee is paid by a series, the managing owner will pay all or a portion of its management fee to such series. The managing owner shall waive its management fee attributable to nominal assets of swaps or other derivative instruments. Any management fee embedded in a swap or other derivative instrument may be greater or lower than the management fee that would otherwise be paid by the series to the managing owner. As of the date of this prospectus, for a series that has invested in a swap, a trading advisor does not receive any management fees directly from the series for such swap, and instead the relevant trading advisor receives compensation via the fees embedded in the swap. As of September 30, 2018, the management fee embedded in (i) swaps owned by Frontier Diversified Fund was 1.00% per annum, and (ii) swaps owned by Frontier Long/Short Commodity Fund was 1.50% per annum, and the managing owner has waived the entire management fee due to it from those series in respect of such series’ investment in swaps. In each case, the embedded management fee is accrued on the relevant notional amount of the swap. These embedded management fees may be higher or lower in the future. Each series will be charged a reduced management fee in respect of its investment in the Quest Fixed Income Tracker Index Program (“QFIT”), which is intended to act as a cash management and duration risk hedging program for the series’ cash management. The management fee applicable to investments in QFIT is equal to 0.25% of nominal assets allocated to QFIT. The management fee as a percentage of the applicable series’ net asset value will be greater than the percentage indicated above to the extent that the nominal assets of the series exceed its net asset value. The managing owner expects that the nominal assets of each series will generally be maintained at a level in excess of the net asset value of such series and such excess may be substantial to the extent the managing owner deems necessary to achieve the desired level of volatility consistent with the series’ investment objectives.

(4)	Incentive Fee—Each series will pay to the managing owner an incentive fee equal to the percentage indicated of profits (net of certain fees and expenses) generated by each trading advisor for such series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter. To the extent that a series invests in one or more commodity pools available on Galaxy Plus Platform, the series shall reduce the incentive fee payable to the managing owner by the amount of performance fees paid by such commodity pools to their trading advisors. To the extent any related incentive fee is paid by a series to a trading advisor, the managing owner will pay all or a portion of its incentive fee to such series. If the managing owner’s share of the incentive fee exceeds 10% of New High Net Trading Profits during the period, then the managing owner is obligated to return any amount in excess. The managing owner shall waive its incentive fee embedded in swaps or other derivative instruments. Any incentive fee embedded in a swap or other derivative instrument may be greater or lower than the incentive fee that would otherwise be paid by the series to the managing owner. As of the date of this prospectus, the trading advisor for a series that has invested in a swap does not receive any incentive fees directly from the series for such swap, and instead the relevant trading advisor receives compensation via the fees embedded in the swap. As of the date of this prospectus, the range of incentive fees (as a percentage of New High Net Trading Profits on swaps) embedded in (i) swaps owned by Frontier Diversified Fund was 20-25% per annum of new trading profits earned by the relevant reference programs, and (ii) swaps owned by Frontier Long/Short Commodity Fund was 25.00% per annum of new trading profits earned by the relevant reference programs, and the managing owner has waived all incentive fees due to it from those series in respect of such series’ investment in swaps. These embedded incentive fees may be higher or lower in the future.

(5)	Brokerage Commission—Each series pays the clearing brokers and/or the managing owner amounts equal to the percentage indicated of the nominal assets of such series allocated to the trading advisors, including through investments in one or more commodity pools available on the Galaxy Plus Platform, and any reference programs annually for brokerage commissions and other investment and trading fees and expenses charged in connection with such series’ trading activities. The amount indicated is an estimate based upon historical experience. The clearing brokers and, to the extent applicable, introducing brokers, receive all brokerage commissions and applicable exchange fees, NFA fees, give up fees, pit brokerage fees and all other trading fees and expenses. The clearing brokers’ brokerage commissions and applicable fees currently average approximately $4.45 for the Frontier Diversified Fund, the Frontier Masters Fund and the Frontier Long/Short Commodity Fund, per round-turn trade. The aggregate amount paid by each series includes a fee to the managing owner of up to 2.25% of the nominal assets allocated to the trading advisors (the “Managing Owner Fee”), including through investments in one or more commodity pools available on the Galaxy Plus Platform, and any reference programs annually of the applicable series.

Brokerage and Investment and Trading Fees and Expenses do not include fees or embedded expenses associated with swaps or other derivatives with respect to certain reference trading programs. A portion of each series’ assets may be used to enter into principal-to-principal OTC derivative contracts, including swaps, which are individually negotiated by the parties and priced by the counterparty and may include fees and expenses that are accounted for in the pricing under the applicable contract. Such indirect embedded expenses may not be identifiable or enumerated explicitly in confirms or other transaction documentation. Each series may pay a fee to a counterparty in respect of any swap or other derivative instrument of up to 0.50% of the notional amount of such swap or derivative instrument based upon prevailing interest rates as of the date of this prospectus. Investors should note that the cost of any investment in a swap or other derivative instrument may fluctuate from time to time. To the extent that interest rates increase above current levels, the cost of a Series’ investment in swaps or other derivative instruments is likely to increase.

(6)	Due Diligence Expenses—The trust will pay for due diligence and custodial fees and expenses associated with the trading and custody of the assets allocable to such units. Such due diligence and custodial fees and expenses are not currently expected to exceed 0.12% of the net asset value of such units on an annual basis.

(7)	Galaxy Plus Managed Account Platform Fee—Each series will pay to the Galaxy Plus Platform an amount equal to 0.15% per annum of the investment in the applicable commodity pool on the Galaxy Plus Platform by such series, determined on the basis of the nominal assets allocated to the trading advisor retained by such commodity pool. For those investments in trading advisors that are not accessed through the Galaxy Plus Platform, each series will pay to Gemini Alternative Funds, LLC an administration fee in the amount equal to 0.15% per annum for administration, accounting and risk reporting, determined on the basis of the nominal assets allocated to the trading advisor by such series.

(8)	Class 3 and 3a units are not being offered by this prospectus. Class 1 and 1a units and class 2 and 2a units will be designated as class 3 or class 3a units, respectively, of such series, as applicable, for administrative purposes as of any business day when the managing owner determines, in its sole discretion, that the service fee limit with respect to such units has been reached, or it anticipates that the service fee limit applicable to such units will be reached on the following business day. The service fee limit applicable to each unit sold pursuant to this prospectus is reached upon the earlier of when (i) the aggregate initial and ongoing service fees received by the selling agent with respect to such unit equals 9% of the purchase price of such unit or (ii) the aggregate underwriting compensation (determined in accordance with FINRA Rule 2310) paid in respect of such unit totals 10% of the purchase price of such unit. There are no service fees or redemption fees associated with the class 3 or 3a units. See “Plan of Distribution.”

Charges to Be Paid by the Trust

Charges to be paid by the trust with respect to each class of each series of units sold pursuant to this prospectus are described below.

Management Fee

Each series of units will pay to the managing owner a monthly management fee equal to a certain percentage of the nominal assets of such series. To the extent that a series invests in one or more commodity pools available on the Galaxy Plus Platform, the series will reduce the management fee payable to the managing owner by the amount paid by such commodity pools to their trading advisors. To the extent any related management fee is paid by a series, the managing owner will pay all or a portion of its management fee to such series. The managing owner shall waive its management fee attributable to nominal assets of swaps or other derivative instruments. Any management fee embedded in a swap or other derivative instrument may be greater or lower than the management fee that would otherwise be paid by the Series to the managing owner. As of the date of this prospectus, for a Series that has invested in a swap, a trading advisor does not receive any management fees directly from the Series for such swap, and instead the relevant trading advisor receives compensation via the fees embedded in the swap. As of the date of this prospectus, the management fee embedded in (i) swaps owned by Frontier Diversified Fund is 1.00% per annum, and (ii) swaps owned by Frontier Long/Short Commodity Fund is 1.50% per annum, and the managing owner has waived the entire management fee due to it from those Series in respect of such Series’ investment in swaps. In each case, the embedded management fee is accrued on the relevant notional amount of the swap. These embedded management fees may be higher or lower in the future. The managing owner may retain any portion of the management fee that is not due to the trading advisors of a series on an annual basis. For the actual percentage rate of nominal assets of a series payable to the managing owner as a management fee, please see the appendix for each series. The managing owner will reimburse any of the series of the trust for any management fees charged to such series in excess of the 6% annual limit on net asset fees payable to the managing owner pursuant to Section IV.C.1 of the NASAA Guidelines. The management fee as a percentage of the applicable series’ net asset value will be greater than the percentage indicated in the relevant appendix for each series to the extent that the nominal assets of the series exceeds its net asset value. The managing owner expects that the nominal assets of each series will generally be maintained at a level in excess of the net asset value of such series and such excess may be substantial to the extent the managing owner deems necessary to achieve the desired level of volatility.

Management fees are accrued on a daily basis. For purposes of calculating the management fee payable to the managing owner, the nominal assets of a series will be determined before reduction for any management fees accrued, incentive fees accrued or extraordinary fees and expenses accrued as of the applicable day-end and before giving effect to any capital contributions made and any distributions or redemptions accrued during or as of such day-end. Monthly management fees are paid by each series at the end of each month based upon the nominal assets of such series for the month.

Investments in units made by the managing owner, a trading advisor or their respective employees, family members and affiliates may, in the sole and absolute discretion of the managing owner, be charged no management fees or management fees at reduced rates.

Incentive Fee

Each series will pay to the managing owner a monthly or quarterly incentive fee of a certain percentage (between 20% and 25%) of New High Net Trading Profits generated by each trading advisor for such series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter (each, an “incentive measurement date”), calculated on a trading advisor by trading advisor basis. It is therefore possible that for any given period a series may pay incentive fees to one or more trading advisors while such series as a whole experiences losses. Incentive fees are accrued on a daily basis. To the extent that a series invests in one or more commodity pools available on the Galaxy Plus Platform, the series shall reduce the incentive fee payable to the managing owner by the amount of performance fees paid by such commodity pools to their trading advisors; however, such reduction in incentive fee payable shall not be greater than the amount payable to the managing owner. To the extent any related incentive fee is paid by a series to a trading advisor, the managing owner will pay all or a portion of its incentive fee to such series, and may retain a portion of such incentive fees equal to or less than 10% of the New High Net Trading Profits of such series. For the actual percentage of the New High Net Trading Profits of a series payable to the managing owner as an incentive fee, please see the appendix for such series.

For example, if you invest in a series that is charged a quarterly incentive fee of 20% of New High Net Trading Profits with respect to a trading advisor or a commodity pool on the Galaxy Plus Platform for such series and such series achieves New High Net Trading Profits of $100,000 with respect to such trading advisor or commodity pool in a quarter, such series will pay to the managing owner an incentive fee of $20,000 with respect to such trading advisor or commodity pool for such quarter, subject to the reductions and payments described above, as applicable. New High Net Trading Profits (for purposes of calculating the managing owner’s incentive fees) will be computed with respect to each trading advisor or commodity pool on the Galaxy Plus Platform invested in by a series as of each incentive measurement date and will include such profits (as outlined below) since the incentive measurement date of the most recent preceding calendar month or quarter for which an incentive fee was earned for such trading advisor or, with respect to the first incentive fee payable for such trading advisor or commodity pool, since the commencement of trading by such trading advisor or investment in such commodity pool by the series, or the incentive measurement period. New High Net Trading Profits for any incentive measurement period generally will be the net profits, if any, from the trading advisor’s trading or the series’ investment in the commodity pool on the Galaxy Plus Platform during such period (including, as applicable, (i) gross realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit (loss) on open positions, minus (iii) trading fees and expenses for brokerage commissions, exchange fees, NFA fees, give up fees and other investment and trading fees and expenses charged in connection with such trading advisor’s trading activities (but, for the avoidance of doubt, exclusive of the Managing Owner Fee described above under “Brokerage Commission and Investment”) and any ongoing service fees (but exclusive of any fee determined to be underwriting compensation in accordance with FINRA Rule 2310) calculated after the determination of the managing owner’s management fee, but before deduction of any incentive fees payable during the incentive measurement period, minus (iv) the carryforward loss, if any, as of the beginning of the incentive measurement period. If the total of items (i) through (iv), above, is negative at the end of an incentive measurement period, then such amount will be the carryforward loss for the next month or quarter. Carryforward losses will be proportionately reduced to reflect reductions in assets allocated to the trading advisor, trading program or reference program, as applicable. Such proportional reduction will be based upon the ratio that the reduction of assets allocated away from the trading advisor bears to the then current amount of allocated assets managed by the trading advisor prior to giving effect to such reduction in the allocated assets. New High Net Trading Profits will not include interest earned or credited. Except as set forth below, net losses after proportional reduction as described above, from prior quarters must be recouped before New High Net Trading Profits can again be generated. If a withdrawal or distribution occurs at any date that is not an incentive measurement date, then the date of the withdrawal or distribution will be treated as if it were an incentive measurement date in respect of the withdrawn assets, but any incentive fee accrued in respect of the withdrawn assets on such date shall generally not be paid to the managing owner until the next scheduled incentive measurement date. New High Net Trading Profits for an incentive measurement period will exclude additions to the trading advisor’s or the commodity pool’s allocated assets in an incentive measurement period, and reductions in such trading advisor’s or commodity pool’s allocated assets during an incentive measurement period, as well as losses, if any, associated with reductions during the incentive measurement period and prior to the incentive measurement date. In calculating New High Net Trading Profits, incentive fees paid for a previous incentive measurement period will not reduce cumulative New High Net Trading Profits in subsequent periods.

Each series maintains a uniform net asset value of the series per unit. The net asset value of a series per unit is determined by dividing the net asset value of the series by the number of units of the series outstanding on the date of calculation.

Whenever an incentive fee is payable to the managing owner by a series, each outstanding unit of the series owned by each limited owner effectively is charged a proportionate amount of such incentive fee. Units of each series will be subscribed for at different times and at different prices per unit (i.e., the respective net asset values of the series per unit on the relevant subscription dates). Consequently, not every unit of a series outstanding at the time of an incentive fee payment to the managing owner by the series may have participated equally in the gains that gave rise to the incentive fee. The trust’s method of calculating and paying incentive fees thus creates certain distortions. The extent of such distortions will depend on a variety of factors, including: the times at which units of a series are subscribed for; the net asset value of the series per unit at such times; the amount of any carryforward loss at such times; the timing of the series’ trading profits and losses generated by each different trading advisor for the series; and the amounts of the subscriptions.

If an incentive fee accrual with respect to a particular trading advisor or commodity pool for a series is in effect at the time when particular units of such series are subscribed for (due to net profits from such trading advisor’s activities or the series’ investment in the commodity pool prior to the applicable subscription day), the net asset value of the series per unit at such time reflects such accrual. In the event the net losses from such trading advisor’s trading or the series’ investment in the commodity pool after the subscription date exceed such prior net profits, the incentive fee accrual is “reversed” and such reversal is credited to all units of the series equally, including the units which were purchased at a net asset value of the series per unit that fully reflected such accrual. As a result, the net asset value of the series per unit of units outstanding prior to that subscription date will be lower than it would have been had no new units of the series been purchased on the subscription date because the reversal of the incentive fee accrual would otherwise have accrued to the exclusive benefit of the previously outstanding units.

In addition, in the event of profits following significant additions to a series’ capital (i.e., through additional units of the series being purchased by limited owners) at a time when one or more trading advisors for the series has a carryforward loss, an incentive fee may be payable by the series even though the net asset value of the series per unit is below the net asset value of the series per unit at which certain existing limited owners purchased their units. Due to the carryforward loss, a new limited owner might experience a significant increase in the value of its recently purchased units although trading for the relevant series may not have been profitable.

Each quarterly incentive fee generally is paid to the managing owner in two installments. The first installment is paid during the last month of the quarter for which the incentive fee is payable and is determined by the managing owner by applying a discount to the amount of the then accrued incentive fee, if any. The second installment is paid following the final calculation of the applicable New High Net Trading Profits, if any, for such quarter. In the event no incentive fee is payable, or the amount of the first installment exceeds the amount of the incentive fee payable based on such final calculation, the managing owner will refund the amount (or part thereof) previously paid as a first installment to the applicable series, with interest. In addition, monthly incentive fees payable for the third month of a calendar quarter generally are paid in two installments as described above.

To the extent that a series invests in one or more commodity pools available on the Galaxy Plus Platform, the series shall reduce the incentive fee payable to the managing owner by the amount of performance fees paid by the such commodity pools to their trading advisors. To the extent any related incentive fee is paid by a series to a trading advisor, the managing owner will pay all or a portion of its incentive fee to such series. The managing owner shall waive its incentive fee embedded in swaps or other derivative instruments. Any incentive fee embedded in a swap or other derivative instrument may be greater or lower than the incentive fee that would otherwise be paid by the series to the managing owner. As of the date of this prospectus, the trading advisor for a series that has invested in a swap does not receive any incentive fees directly from the series for such swap, and instead the relevant trading advisor receives compensation via the fees embedded in the swap. As of the date of this prospectus, the range of incentive fees (as a percentage of New High Net Trading Profits on swaps) embedded in (i) swaps owned by Frontier Diversified Fund is 20-25% per annum of new trading profits earned by the relevant reference programs, and (ii) swaps owned by Frontier Long/Short Commodity Fund is 25.00% per annum of new trading profits earned by the relevant reference programs, and the managing owner has waived all incentive fees due to it from those series in respect of such series’ investment in swaps. These embedded incentive fees may be higher or lower in the future.

Investments in units made by the managing owner, a trading advisor or their respective employees, family members and affiliates may, in the sole and absolute discretion of the managing owner, be charged no incentive fees or incentive fees at reduced rates.

Galaxy Plus Managed Account Platform

Each series, which currently invests its assets in both trading companies managed by the managing owner and in commodity pools available through the Galaxy Plus Platform, expects to ultimately allocate all of its assets to such commodity pools, in addition to entering into any swaps or other derivative instruments with respect to certain reference trading programs. Each series will pay to the Galaxy Plus Platform an amount equal to 0.15% per annum of the investment in the applicable commodity pool on the Galaxy Plus Platform by such series, determined on the basis of the nominal assets allocated to the trading advisor retained by such commodity pool. For those investments in trading advisors that are not accessed through the Galaxy Plus Platform, each series will pay to Gemini Alternative Funds, LLC an administration fee in the amount equal to 0.15% per annum for administration, accounting and risk reporting, determined on the basis of the nominal assets allocated to the trading advisor by such series.

Interest Expense

Prior to September 25, 2017, up to twenty percent of interest income earned per annum by the trust with respect to each series was paid to the managing owner (or one or more brokers determined by the managing owner), and the remaining 80% of interest income earned per annum was retained by the trust. Beginning on September 25, 2017, the managing owner shall waive its interest income, and interest income earned by the trust is retained for the benefit of each series.

Subject to compliance with the 6% annual limit on “net asset fees” payable to the managing owner pursuant to Section IV.C.1 of the NASAA Guidelines and assuming the classification of interest income as a net asset fee, to the extent that the managing owner resumes receiving a portion of the interest income earned by any series or class no greater than 20% and the receipt of such portion of interest income, when aggregated with the management fees and any other applicable net asset fees paid to the managing owner, does or would exceed the 6% annual limit on “net asset fees,” such excess interest income would be paid by the managing owner to the clearing brokers.

Of the Trust’s cash management pool, as of September 30, 2018, approximately 94% is invested in U.S. Treasury securities, and approximately 6% is held primarily in cash and money market funds. The average weighted term to maturity of the U.S. Treasury securities is approximately 7.2 years.

Brokerage Commissions and Investment and Trading Fees and Expenses

The trust, with respect to each Frontier series, currently pays the clearing brokers and the managing owner amounts totaling approximately 3.16% to 4.75% of each series’ nominal assets allocated to the trading advisors, including through investments in one or more commodity pools available on the Galaxy Plus Platform, and any reference programs annually for brokerage commissions and other investment and trading fees and expenses charged in connection with such series’ trading activities. The aggregate amount paid varies from series to series based on various factors, including, without limitation, the frequency of trading by each series’ trading advisors. The current estimated aggregate amount for each series is included in the break-even analysis for each series set forth in the Appendix to this prospectus for such series. The clearing brokers and, to the extent applicable, introducing brokers, receive all brokerage commissions and applicable exchange fees, NFA fees, give up fees, pit brokerage fees and all other trading fees and expenses. The clearing brokers’ brokerage commissions and applicable fees currently average approximately $4.45 for the Frontier Diversified Fund, the Frontier Masters Fund and the Frontier Long/Short Commodity Fund per round-turn trade. The aggregate amount paid by each series includes a fee to the managing owner of up to 2.25% of the nominal assets allocated to the trading advisors, including through investments in one or more commodity pools available on the Galaxy Plus Platform and any reference programs annually of the applicable series. The amount of such fee varies by series. The exact amount of brokerage commissions, exchange fees, NFA fees, give up fees, pit brokerage fees and transaction related fees and expenses which will be incurred by each series can be difficult to estimate and will depend upon a number of factors including the nature and frequency of the market opportunities presented, the size of the transactions, the degree of leverage employed and the transaction rates in effect from time to time.

Indirect Fees and Expenses

A portion of each series’ assets may be used to enter into principal-to-principal OTC derivative contracts, including swaps, which are individually negotiated by the parties and priced by the counterparty and may include fees and expenses that are accounted for in the pricing under the applicable contract. Such indirect embedded expenses may not be identifiable or enumerated explicitly in confirms or other transaction documentation.

Due Diligence Fees and Custodial Fees and Expenses

The trust, with respect to class 1, class 2, class 1a and class 2a units of each series sold pursuant to this prospectus, will pay for due diligence and custodial fees and expenses associated with the trading and custody of the assets allocable to such units. Such due diligence and custodial fees and expenses are expected to total approximately 0.12% of the net asset value of such units on an annual basis. Pursuant to FINRA Rule 2310, the managing owner will require full itemized documentation of any claimed due diligence expenditure incurred by third-party broker-dealers (including any selling agent) to review the business, financial statements, transactions and investments of the trust and the series to determine the accuracy and completeness of information provided in this prospectus, the suitability of the investment for their clients and the financial stability and experience of the managing owner, the trading advisors and their respective personnel, and will determine whether the expenditure can be fairly allocated to bona fide due diligence investigation before permitting reimbursement.

Extraordinary Fees and Expenses

The trust will pay all extraordinary fees and expenses, if any. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs and any permitted indemnification payments related thereto. Extraordinary fees and expenses will also include material expenses which are not currently anticipated obligations of the trust or of managed futures funds in general, such as the payment of partnership taxes or governmental fees associated with payment of such taxes. Routine operational, administrative and other ordinary expenses (as described under “—Charges to be Paid by the Managing Owner”) will not be deemed extraordinary expenses and will be paid by the managing owner. Any fees and expenses imposed on the trust due to the status of an individual shall be paid by such individual or the trust, not the managing owner. Except as otherwise set forth in this prospectus, all trust expenses which are specific to a particular series of units will be allocated to such series. All general expenses of the trust not paid by the managing owner will be allocated pro rata among all series of units according to their respective net asset values and taking into account the timing of such unit purchases.

Charges to Be Paid by the Managing Owner

The managing owner is responsible for the payment of the following charges and will not be reimbursed by the trust therefor:

Routine Operational, Administrative and Other Ordinary Expenses; Operational and Offering Expenses

All of the trust’s routine operational, administrative and other ordinary expenses including, but not limited to, accounting and computer services, administrative and back office services, technology and processing services, ongoing offering fees and expenses, filing fees, printing, mailing and duplication costs for each series, will be paid by the managing owner. The managing owner also is responsible for all routine legal, auditing and other expenses of third-party service providers to each series, including the trustee.

The managing owner is responsible for the payment of all of the ordinary expenses for each series and the trading companies (including organizational costs, accounting, auditing, legal and routine operational and administrative expenses) associated with the organization of the trust and the offering of each series of units (except for any initial service fee) without reimbursement from any series, except that each series will reimburse the managing owner over the first 12 months for initial service fees advanced by it on behalf of the series to the selling agent. Initial and/or ongoing account start-up, platform access, account maintenance, and technology fees and expense reimbursements to certain selling agents will also be paid by the managing owner without reimbursement from any series. Generally, expenses (including but not limited to accounting, auditing, legal and operational and administrative fees) of trading companies that are disregarded entities for tax purposes are ordinary expenses payable by the managing owner. Expenses (including but not limited to accounting, auditing, legal and operational and administrative fees) of trading companies that are not disregarded entities for tax purposes and/or have members other than Frontier Funds (or any series of Frontier Funds) are not considered ordinary expenses of the trust and shall be indirectly borne by each applicable series.

Account Start-Up, Platform Access, Account Maintenance and Technology Fees and Expense Reimbursements

The managing owner may pay to certain selling agents various initial and/or ongoing account start-up, platform access, account maintenance, and technology fees and expense reimbursements.

Class 2 and Class 2a—Ongoing Service Fees

The managing owner may pay certain selling agents customary ongoing service fees, of up to 0.5% annually of the net asset value of each class 2 or class 2a unit (of which 0.25% will be charged to limited owners), payable at the end of each month. The ongoing service fee with respect to the class 2 units of each series and class 2a units of the Frontier Long/Short Commodity Fund shall continue only until such units are classified as class 3 units or class 3a units of such series, as applicable.

Service Fees

Service Fees—General

The managing owner has selected the selling agents to assist in the making of offers and sales of units and provide customary ongoing services provided to the trust and its limited owners for commodities related brokerage services. Such ongoing services may include, without limitation, advising limited owners of the net asset value of the trust, of the relevant series of the trust and of their units of such series, responding to limited owners’ inquiries about monthly statements and annual reports and tax information provided to them, advising limited owners whether to make additional capital contributions to the trust or to redeem their units, assisting with redemptions of units, providing information to limited owners with respect to futures and forward market conditions and providing further services which may be requested by limited owners.

This offering of units is being made in compliance with FINRA Rule 2310. The maximum amount of underwriting compensation in connection with this offering, from whatever source (including, without limitation, all fees and expenses paid by the managing owner associated with wholesaling and such other fees and expenses as are set forth under “Plan of Distribution”), that will be paid to FINRA members in connection with this offering will not exceed 10% of the offering proceeds of the units. In particular, all payments to selling agents who are FINRA members and their associated persons that constitute underwriting compensation will comply with the limitations set forth in FINRA Rule 2310(b)(4)(B)(ii).

Class 1 and Class 1a—Initial Service Fee

The initial service fee for the first year after the sale of the units in bona fide transactions will generally be prepaid to the managing owner in an amount equal to up to 2.0% of the amount contributed with respect to the class 1 units of the Frontier Diversified Fund and Frontier Masters Fund and the class 1a units of the Frontier Long/Short Commodity Fund. The prepaid initial service fee for units of each series will be amortized monthly at an annual rate of up to 2.0% of the average daily net asset value of the purchased units. The managing owner will pay the initial service fee in full to the selling agents that sold the respective units in bona fide transactions. The initial net asset value of your investment in units will not be reduced by the payment of the initial service fee to the selling agent by the managing owner. Each series of class 1 units and class 1a units pays a monthly initial service fee to the managing owner at an annualized rate of up to 2.0% of the average daily net asset value of the units of such series. Since the managing owner is paying the initial service fee in full upon the sale of the respective units and is being reimbursed therefor by the trust monthly in arrears over the following 12 months based upon a corresponding percentage of net asset value, it bears the risk of the downside and enjoys the benefit of the upside potential of any difference between the amount of the initial service fee prepaid by it and the amount of the reimbursement thereof, which may result from variations in net asset value of such units over the following 12 months.

Class 1 and Class 1a—Ongoing Service Fee

After the expiration of 12 months following the purchase of class 1 units of the Frontier Diversified Fund and Frontier Masters Fund or class 1a units of the Frontier Long/Short Commodity Fund, the managing owner will also charge for the benefit of the selling agents selling such class 1 or 1a units, as applicable, a monthly or quarterly ongoing service fee of up to 2.0% annually of the net asset value of each class 1 unit or class 1a unit, as applicable, sold by them for ongoing services provided to the trust and its limited owners by the selling agents. The ongoing service fee with respect to the class 1 units of the Frontier Diversified Fund and Frontier Masters Fund or class 1a units of the Frontier Long/Short Commodity Fund will continue only until such time as the service fee limit is reached.

Monthly ongoing service fees are paid by each series at the end of each month based upon such series’ net asset value for the month, or quarterly (as agreed with the selling agent).

Class 1 and Class 1a—Calculation of Service Fee

The initial service fee and ongoing service fee for class 1 units of the Frontier Diversified Fund and Frontier Masters Fund and class 1a units of the Frontier Long/Short Commodity Fund will be calculated according to the following scale:

Aggregate Amount of Investment in Class 1 Units or Class 1a Units:	Percentage:
$0 – $499,999	2.00%
$500,000 – $999,999	1.25%
$1,000,000 and above	0.80%*

*	Investors who purchase at least $1,000,000 in class 1 units of the Frontier Diversified Fund and Frontier Masters Fund and/or class 1a units of the Frontier Long/Short Commodity Fund may also receive a rebate from the managing owner of up to 0.25% of the purchase price of such investors’ units which would otherwise be paid as brokerage commissions and investment and trading fees and expenses.

The calculation of the initial service fee for incremental unit purchases is based on the aggregate amount of units held by an investor at the time of each unit purchase. For example, if you purchase $250,000 in class 1 units of the Frontier Diversified Fund in one month, the applicable selling agent will receive an initial service fee of 2.00% of the purchase price of such units. If you then purchase an additional $300,000 in class 1 units of the Frontier Diversified Fund three months later, the selling agent will receive an initial service fee of 1.25% of the purchase price of such units. If you then purchase $500,000 in class 1 units of the Frontier Diversified Fund five months later, the selling agent will receive an initial service fee of 0.80% of the purchase price of such units.

The calculation of the ongoing service fee payable after the initial 12 months of each purchase has expired is based upon the net asset value of the aggregate amount of units in class 1 or 1a, as applicable, at the end of such 12 month period(s) with respect to each series. Using the above example (assuming no redemption of units has occurred), one year after the second unit purchase of $300,000, the ongoing service fee will be calculated at a rate of 1.25% of the net asset value of the cumulative $550,000 investment. Finally, one year after the third unit purchase of $500,000, the ongoing service fee will be calculated at a rate of 0.80% of the net asset value of the entire investment of $1,050,000.

At the option of the managing owner, the reduced rate of the initial service fee and ongoing service fee based upon incremental unit purchases may be used to purchase additional units of the relevant series in your name if you are entitled to the benefit of such reduced rate of the initial service fee and ongoing service fee or may be paid directly to you in cash.

Class 2 and Class 2a—No Initial Service Fee

Class 2 units and class 2a units may only be offered to investors who are represented by approved selling agents who are directly compensated by the investor for services rendered in connection with an investment in the trust (such arrangements commonly referred to as wrap-accounts). Investors who purchase class 2 units or class 2a units will be charged no initial service fee on such class 2 units or class 2a units.

Class 2 and Class 2a—Ongoing Service Fee

Investors who purchase class 2 units of the Frontier Diversified Fund and Frontier Masters Fund or class 2a units of the Frontier Long/Short Commodity Fund will be charged an ongoing service fee of 0.25% annually of the net asset value of each unit purchased, for the benefit of selling agents selling such class 2 units or class 2a units, for ongoing services provided to the trust and the limited owners by such selling agents. The ongoing service fee with respect to the class 2 units of the Frontier Diversified Fund and Frontier Masters Fund and class 2a units of the Frontier Long/Short Commodity Fund shall continue only until such units are classified as class 3 units or class 3a units of such series, as applicable.

Monthly ongoing service fees are paid by each series at the end of each month based upon such series’ net asset value.

Investors who purchase at least $1,000,000 in class 2 units of any series or class 2a units of the Frontier Long/Short Commodity Fund may also receive a rebate from the managing owner of up to 0.25% of the purchase price of such investors’ units which would otherwise be paid as brokerage commissions and investment and trading fees and expenses.

Class 3 and Class 3a—Service Fee

Class 3 units and class 3a units are not being offered and will not be charged any initial or ongoing service fees. Class 1 and 1a units and class 2 and 2a units will be redesignated as class 3 or class 3a units, respectively, of such series, for administrative purposes as of any business day when the managing owner determines in its sole discretion that the service fee limit will be reached. The service fee limit applicable to each unit sold pursuant to this prospectus is reached upon the earlier of when (i) the aggregate initial and ongoing service fees received by the selling agent with respect to such unit equals 9% of the purchase price of such unit or (ii) the aggregate underwriting compensation (determined in accordance with FINRA Rule 2310) paid in respect of such unit totals 10% of the purchase price of such unit.

Other Service Fees

None of Schwab, Fidelity or NFS receives any initial service fees, but do receive ongoing service fees, as described above. None of the selling agents, Schwab, Fidelity or NFS receives any service fees with respect to class 3 units or class 3a units.

Service Fee Limit Applicable to Exchanged Units

Upon any exchange, each unit being purchased (exchanged into) will be subject to annual ongoing service fees of up to 2.0% (in the case of class 1 and class 1a units) or 0.50% (in the case of class 2 and class 2a units), and your new units will be subject to a new service fee limit determined without regard to the amount of service fees previously charged with respect to your redeemed (exchanged out of) units.

Redemption Fees—Class 1 and Class 1a Only

If you redeem all or a portion of your class 1 units of the Frontier Diversified Fund and Frontier Masters Fund or class 1a units of the Frontier Long/Short Commodity Fund sold pursuant to this prospectus during the first 12 months following the effective date of their purchase, then you will be subject to a redemption fee of up to 2.0% of the net asset value at which they are redeemed; provided, however, that the amount of the redemption fee shall be reduced pro rata on a daily basis by approximately 1/365th each day following the end of the month in which you purchased the units. Such redemption fees are paid to the managing owner to reimburse it for the then unamortized portion of the prepaid initial service fee calculated at the highest applicable rate.

There are no redemption fees for class 2 units, class 2a units, class 3 units or class 3a units of any series.

In the event that an investor acquires units at more than one closing date, the early redemption fee will be calculated on a first-in, first-out basis for redemption purposes (including determining the amount of any applicable redemption charge). Redemption fees are not charged in respect of class 1 or 1a units of any series, as applicable, that are being exchanged for class 1 or 1a units in any other series, respectively. Instead, upon any exchange of class 1 or 1a units, each unit being purchased (exchanged into) will be subject to annual ongoing service fees as described above in “Service Fee Limit Applicable to Exchanged Units” and such new units will be subject to a new service fee limit determined without regard to the amount of service fees previously charged with respect to your redeemed (exchanged out of) units. See “Fees and Expenses—Service Fees—Service Fee Limit Applicable to Exchanged Units.” Redemption fees do not reduce net asset value or New High Net Trading Profits for any purpose, except in relation to the amount which limited owners receive upon redemption.

The managing owner believes that the fee structure of the trust described above complies with sections IV.C.1, IV.C.2 and IV.C.3 of the NASAA Guidelines.

If you subscribe for additional class 1 or 1a units at a date subsequent to the date of your initial investment in class 1 or 1a units, respectively, and if such additional subscription entitles you to a reduced rate of the initial service fee and ongoing service fee, then the redemption fee applicable to you will be applied at the highest rate of the initial service fee and ongoing service fee applicable to your initial investment in class 1 or 1a units, respectively.

WHO MAY SUBSCRIBE

Investor Suitability

The selling agents selling units of the trust are obligated to make every reasonable effort to determine that the purchase of units is a suitable and appropriate investment for each subscriber, based on information provided by the subscriber regarding his or its financial situation and investment objective.

A PURCHASE OF THE UNITS SHOULD BE MADE ONLY BY THOSE PERSONS WHOSE FINANCIAL CONDITION WILL PERMIT THEM TO BEAR THE RISK OF A TOTAL LOSS OF THEIR INVESTMENT IN THE TRUST. AN INVESTMENT IN THE UNITS SHOULD BE CONSIDERED ONLY AS A LONG-TERM INVESTMENT.

Investors should not purchase units with the expectation of tax benefits in the form of losses or deductions. See “Taxation and ERISA Risks—You May Have Tax Liability Attributable to Your Investment in a Series Even if You Have Received No Distributions and Redeemed No Units, and Even if the Series Generated an Economic Loss.” If losses accrue to a series, your distributive share of such losses will generally be treated as a capital loss and generally will be available only for offsetting capital gains from other sources. To the extent that you have no capital gains, capital losses can be used only to a very limited extent as a deduction from ordinary income. See “U.S. Federal Income Tax Consequences.”

By accepting subscriptions on behalf of plans, the trust is not, nor are the managing owner, the trading advisors or any other party, representing that this investment meets any or all of the relevant legal requirements for investments by any particular plan or that this investment is appropriate for any particular plan. The person with investment discretion should consult with his attorney and financial advisors as to the propriety of this investment in light of the particular plan’s circumstances and current tax law.

Subscriptions for the purchase of the units are subject to the following conditions:

Minimum Purchases

- Minimum Initial Subscription:	$1,000; no minimum for plans (including IRAs), employees or family members of an employee of the managing owner or its affiliates or charitable organizations; the initial subscription for units may be in any one or a combination of series, although the minimum purchase for any single series is $1,000. †

- Additional Purchases:	$100 increments; no minimum for plans (including IRAs), employees or family members of an employee of the managing owner or its affiliates or charitable organizations. †

†	If you are a resident of Texas, then your minimum initial subscription requirement is $5,000, or, if you are a plan, an employee or family member of an employee of the managing owner or its affiliates or a charitable organization, then your minimum initial subscription requirement is $1,000.

Net Worth and Income Requirements

The net worth and/or net asset requirements set forth below under “—Subscriber Category Requirements” may be lower than those applicable under the securities laws of the State of the subscriber’s residency. The requirements of each State are set forth under the caption “State Suitability Requirements” in “SUBSCRIPTION INFORMATION” attached as Exhibit B to the Statement of Additional Information.

The managing owner also may impose greater net worth or income requirements on subscribers who propose to purchase more than the minimum number of units.

Subscriber Category Requirements

Subscribers (other than pension, profit-sharing, stock bonus, Keogh, welfare benefit and other employee benefit plans, whether or not subject to ERISA or Section 4975 of the Code, or collectively, plans) must:

Have a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000;

OR

Have a net worth (similarly calculated) of $70,000 and an annual gross income of $70,000;

AND

Invest no more than 10% of the subscriber’s net worth (exclusive of home, home furnishings and automobiles) in any series or in all series combined, and, if the subscriber is a Kentucky resident, invest no more than 10% of his or her liquid net worth in any series or combination of series, or in any shares of the trust’s affiliate non-publicly traded commodity pool programs.

Subscribers that are IRAs or Keogh plans covering no common law employees or employee benefit plans not subject to ERISA (for example, government plans) and their participants must:

Have a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000;

OR

Have a net worth (similarly calculated) of at least $70,000 and an annual gross income of at least $70,000;

AND

Invest no more than 10% of the subscriber’s net worth (exclusive of home, home furnishings and automobiles) in any series or in all series combined.

Subscribers that are employee benefit plans subject to ERISA (for example, generally qualified pension plans, profit sharing plans, and welfare benefit plans, such as group insurance plans, or other benefit plans, not including IRAs or Keogh plans which cover no common law employees or government plans) must:

Have net assets of at least $250,000;

AND

Have an aggregate investment in any series or in all series combined that does not exceed 10% of its assets.

In the case of a sale to a fiduciary account, the income and net worth standards described above shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the units if the donor or grantor is the fiduciary.

The fiduciary of an employee benefit plan subject to ERISA should consider, among other things, whether the investment is prudent, solely in the interests of participants, consistent with the plan documents and appropriately diversified considering the nature of the trust and the trust’s series, as well as the plan’s other investments.

Fundamental Knowledge

Each subscriber should make sure that it understands, among other things: (i) the fundamental risks and possible financial hazards of the investment; (ii) the trading strategies to be followed in the series in which it will invest; (iii) that transferability of the units is restricted; (iv) that the managing owner will manage and control each series’ and the trust’s business operations; (v) the tax consequences of the investment; (vi) the liabilities being assumed by a limited owner; (vii) the redemption and exchange rights that apply; and (viii) the trust’s structure, including each series’ fees. In addition, the managing owner must consent to each subscription, which consent may be withheld in whole or in part for any reason.

Ineligible Investors

Units may not be purchased with the assets of an ERISA plan if the trustee, the managing owner, the trading advisor or any of their respective affiliates (a) is an employer maintaining or contributing to such ERISA plan, or (b) has investment discretion over the investment of the assets of the ERISA plan. See “—ERISA Considerations.” An investment in any series of the trust is not suitable for charitable remainder annuity trusts or charitable remainder unit trusts.

ERISA Considerations

Before authorizing an investment in the trust, fiduciaries of plans should consider, among other matters, (a) fiduciary standards imposed by ERISA or governing state law, if applicable, (b) whether such investment in the trust by the plan satisfies the prudence and diversification requirements of ERISA and governing state law, if applicable, taking into account the overall investment policy of the plan, the composition of the plan’s portfolio, and all terms of the investment, (c) whether such fiduciaries have authority to make such investment in the trust under the applicable plan investment policies and governing instruments, (d) rules relating to the periodic valuation of plan assets and the delegation of control over or responsibility for plan assets under ERISA or governing state law, if applicable, and (e) prohibitions under ERISA, the Code, and/or governing state law relating to plans engaging in certain transactions involving plan assets with persons who are disqualified persons under the Code or parties in interest under ERISA or governing state law, if applicable.

DOL regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, or the “Plan Asset Regulation,” sets forth guidelines to determine when an investment in an entity, such as the trust, by a plan that is subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code, or any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (“Benefit Plan Investors”) will cause the assets of such entity to be treated as “plan assets.” If the trust were deemed to hold plan assets, it is likely, among other things, that: (a) the fiduciaries of ERISA plans subject to Title I of ERISA who directed the ERISA plan’s investment in the trust would be subject to ERISA’s fiduciary duty rules with respect to the assets held by the trust, (b) the managing owner and the trading advisors could become fiduciaries for certain purposes, parties in interest, and/or disqualified persons of benefit plan investors that invest in the trust, and (c) trust transactions could constitute prohibited transactions under ERISA and the Code.

Under the Plan Asset Regulation, unless an exception applies, if a Benefit Plan Investor makes an equity investment in an entity such as the trust, the benefit plan investor’s assets include both the interest in the trust and an undivided interest in each of the underlying assets of the trust. Under an exception contained in the Plan Asset Regulation, the assets of an entity will not be deemed to be plan assets of investing Benefit Plan Investors if, after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity is held by benefit plan investors, or the “less than 25% exception.” For purposes of determining compliance with the less than 25% exception, any interest held by a person that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets, or an affiliate of such person (except in the case of a benefit plan investor), is disregarded.

Under an exception contained in the Plan Asset Regulation, if the units in a series (including a separate class) were to qualify as publicly offered securities (as defined in the Plan Asset Regulation), the trust’s assets would not be deemed to be plan assets by reason of a Benefit Plan Investor’s acquisition or holding of such units. For the units in a series (including a separate class) to be considered publicly offered, they must be widely held, freely transferable and must satisfy certain registration requirements under federal securities laws. Under the Plan Asset Regulation, a class of securities is considered widely held if it is owned by 100 or more investors who are independent of the issuer and of one another. Whether a security is freely transferable is a factual question to be determined on the basis of all relevant facts and circumstances. However, the Plan Asset Regulation sets forth a number of factors that will not ordinarily, either alone or in combination, affect a finding that securities are freely transferable. In particular, the Plan Asset Regulation provides that a restriction or prohibition against transfers or assignments that would result in either the termination or reclassification of an entity for federal income tax purposes ordinarily will not cause securities issued by that entity to fail to be freely transferable. A 1989 DOL Advisory Opinion reiterated this position with respect to transfer restrictions imposed by a trust to insure against reclassification of the trust under Section 7704 of the Code (which did not exist when the Plan Asset Regulation was adopted) for federal income tax purposes.

The trust intends to restrict investment in and transfer of each series (including each separate class) so that the value of interests held by Benefit Plan Investors complies with the less than 25% exception until the series (including each separate class) has more than 100 investors and is otherwise intended to constitute publicly offered securities. Accordingly, no Benefit Plan Investors may be admitted to a series (or class of any series), and no other transfer (including an exchange or redemption) of units of the series (or class of such series) by a non-benefit plan investor shall be permitted, if after giving effect thereto, the assets of the series (or class of such series) would include assets of any Benefit Plan Investor. Certain ownership and transfer restrictions (including mandatory transfer and calls for redemption of units held by Benefit Plan Investors) may also be imposed. Once a series (including each separate class) has 100 investors and is otherwise intended to constitute a publicly offered security within the meaning of the Plan Asset Regulation, the trust does not intend to monitor the participation of Benefit Plan Investors to determine whether the less than 25% exception is met. Accordingly, there can be no assurance that the trust will not be deemed to hold plan assets to the extent that Benefit Plan Investors have invested in one or more series (or classes).

Under ERISA and Section 4975 of the Code, investment in a series by a Benefit Plan Investor which has a relationship with a party affiliated with the trust, such as the managing owner, the selling agents, or any affiliates thereof, could, in certain circumstances, be viewed as a prohibited transaction. Accordingly, the managing owner has determined that, for any Benefit Plan Investors’ assets with respect to which it believes it is a fiduciary, neither the managing owner, the selling agents nor any affiliate will recommend an investment in the units of a series, nor will it or any affiliate allocate to a series any Benefit Plan Investors’ assets over which they have discretionary control or with respect to which they provide investment advice for a fee as determined under ERISA’s and the Code’s definition of fiduciary. There can be no assurances, however, that an investment in the trust by a Benefit Plan Investor will not be a prohibited transaction under ERISA or the Code.

The trust’s acceptance of a subscription with respect to a plan is in no respect a representation by the trust or any other person that the investment meets all relevant legal requirements with respect to investments by the plan or that the investment is appropriate for the plan. Any prospective investor in the trust that is a plan should consult its own advisers with respect to the provisions of ERISA, the Code and any governing state or foreign law that may apply with respect to an investment in the trust by such investor.

In the event that, for any reason, the assets of any series (or a class of series) might be deemed to be plan assets, and if any transactions would or might constitute prohibited transactions under ERISA or the Code and an exemption for such transaction or transactions is not available or cannot be obtained from the DOL (or the managing owner determines not to seek such exemption), the managing owner reserves the right, upon notice to, but without the consent of any limited owner, to mandatorily redeem units held by any limited owner that is a Benefit Plan Investor. See “Summary of Agreements—Trust Agreement—Redemption of Units.”

All ERISA plans subject to Title I of ERISA (or “Title I plans”), are required to file annual reports on Form 5500 with the DOL setting forth, among other things, the fair market value of all plan assets as of the close of the plan’s fiscal year and certain information regarding direct and indirect compensation payable to persons who are deemed to be direct or indirect service providers to investing Title I plans. For purposes of the direct and indirect compensation reporting requirements under Schedule C of Form 5500, the disclosures in this prospectus are intended, to the extent permitted under DOL applicable guidance, to satisfy the alternative reporting option for eligible indirect compensation, in addition to serving the other purposes for which this prospectus was created. Filing the annual report with DOL is the responsibility of the Title I plan sponsor. Title I plan sponsors should contact the trust if they require additional information to complete their filings.

FIDUCIARIES OF BENEFIT PLAN INVESTORS THAT ARE PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN ATTORNEYS AND FINANCIAL ADVISERS TO DETERMINE THE CONSEQUENCES UNDER ERISA AND THE CODE OF AN INVESTMENT IN THE TRUST, AND TO DETERMINE THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN OR FUND AND CURRENT APPLICABLE LAW. By its investment, each limited owner represents that either: (A) no portion of the assets used by the purchaser to acquire and hold units constitute the assets of any Benefit Plan Investor (as defined herein), or (B) if the purchaser is a Benefit Plan Investors, (i) the purchase and holding of units will not constitute a nonexempt prohibited transaction under § 406 of ERISA or § 4975 of the Code, and (ii) the limited owner has made its own discretionary decision to acquire and hold units.

Discretionary Accounts

In compliance with FINRA Rules, the trust will not sell units to discretionary accounts without the prior specific written approval of the customer.

Compliance with Anti-Money Laundering Laws

To satisfy the trust’s, the managing owner’s and the selling agents’ obligations under applicable anti-money laundering laws and regulations, subscribers will be required to make representations and warranties in the subscription agreement concerning the nature of the subscriber, its source of investment funds and other related matters. The managing owner and the selling agents reserve the right to request additional information from subscribers as either of the managing owner or a selling agent, in its sole discretion, requires in order to satisfy applicable anti-money laundering obligations. By subscribing for units in the trust, each subscriber agrees to provide this information upon request.

HOW TO SUBSCRIBE

To subscribe for units, you must:

●	complete a subscription agreement if you are a new or existing subscriber to the series being purchased or complete an Additional Subscription Form if you are an existing subscriber to the series being purchased;

●	complete an exchange request (Exhibit C to the Statement of Additional Information) if you are exchanging units in one series for units of one or more other series;

●	deliver the subscription agreement, Additional Subscription Form or exchange request, as applicable, to your selling agent in a timely manner; and

●	meet established suitability standards.

Subscriptions (as well as redemptions and exchanges) may be made on-line in the future. Prospective investors desiring information on such on-line subscription, redemption or exchange methods should contact the managing owner.

Ways to Subscribe

●	Individual or Joint Tenant:

Individual accounts are owned by one person. Joint accounts can have two or more owners.

●	Gifts or transfers to a minor—UGMA or UTMA:

An individual can gift up to $14,000 per year per person without paying federal gift tax. Depending on state law, you can establish a custodial account under the Uniform Gifts to Minors Act, or UGMA, or the Uniform Transfers to Minors Act, or UTMA.

●	Trust:

The subscribing trust must be established before an account can be opened.

●	Business or Organization:

Corporations, partnerships, associations or other groups.

●	Plans:

Pension, profit-sharing, stock bonus, individual retirement accounts, Keogh, welfare benefit and other employee benefit plans, whether or not subject to ERISA or Section 4975 of the Code.

When a Subscription Becomes Final

THE MANAGING OWNER MAY, AT ITS DISCRETION, REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. Proceeds for subscriptions which have been rejected by the managing owner will be returned directly to the investor via first class U.S. mail, without interest and without deduction for expenses. Subscriptions will not be final or binding on any subscriber until the managing owner has been in receipt of subscriber’s subscription agreement or exchange request for at least two business days. Except as set forth below, all subscriptions will be irrevocable by the subscriber. If a subscription is rejected by the managing owner, in whole or in part, for any reason, the subscription funds, or applicable portion thereof, will be returned promptly to the payor of such funds. Any interest earned on subscriptions which have been accepted by the trust will be retained by the trust for the benefit of all investors in such series. All accepted subscribers will receive written confirmation of the purchase of units in any series of the trust.

Representations and Warranties of Investors in the Subscription Agreement and Power of Attorney

To invest in the trust, you must make representations and warranties in the subscription agreement and power of attorney. The representations and warranties enable the managing owner to determine whether you are qualified to invest in the trust. The representations and warranties relate to:

●	your eligibility to invest in the trust, including legal age, net worth, annual income, investment objectives and investment experience;

●	your representative capacity;

●	information provided by you;

●	information received by you;

●	investments made on behalf of Plans; and

●	your compliance with applicable anti-money laundering laws.

In the subscription agreement, you are also required to represent that you received the final prospectus five business days prior to the date of your subscription agreement. We are prohibited from selling units to you until five business days after you receive the final prospectus. If you did not receive the final prospectus five business days in advance, you have the right to withdraw your subscription.

PLAN OF DISTRIBUTION

Minimum Subscription Requirements

Units are being offered for a minimum initial subscription of $1,000 per subscriber; however, any investment made on behalf of a Plan (including an IRA), an employee or family member of an employee of the managing owner or its affiliates or a charitable organization, has no minimum initial subscription. A subscriber may purchase units in any one or a combination of series, although the minimum purchase for any single series is $1,000. If you are a resident of Texas, then your minimum initial subscription requirement is $5,000, or, if you are a Plan (including an IRA), an employee or family member of an employee of the managing owner or its affiliates or a charitable organization, then your minimum initial subscription requirement is $1,000.

Offering

Each series’ units will be offered on a daily basis at the series’ net asset value per unit as of the valuation point immediately preceding the subscription effective date. Additional units may be purchased in increments of $100, or, if you are a Plan (including an IRA), an employee or family member of an employee of the managing owner or its affiliates or a charitable organization, you have no minimum additional subscription requirements. A subscriber’s subscription agreement must be received by the transfer agent at its principal office on a timely basis by 4:00 PM Eastern Time on any business day. A subscription agreement received by the transfer agent after 4:00 PM Eastern Time on any business day will be deemed to be received on the immediately following business day. Generally, qualifying subscribers will be admitted as limited owners as of the date two business days following the trust’s receipt of both the subscriber’s fully completed subscription agreement and sufficient funds by check made payable to “Frontier Funds” or via wire transfer. In the event that sufficient funds are not received, the managing owner may, in its sole discretion, reject the subscription. Once received, funds will be deposited in the applicable series’ account at U.S. Bank National Association, Denver, Colorado. During the period from the deposit of such funds into the applicable series’ account and the managing owner’s determination to accept or reject the subscription (which may be expected to last two to five days in ordinary course but could be longer), the funds will be subject to risk of loss. Interest, if any, earned on such funds will accrue for the benefit of the limited owners of the applicable series. Funds for subscriptions which have been rejected by the managing owner will be returned directly to the investor via first class U.S. mail, without interest and without deduction for expenses. Once the daily net asset value per unit is determined, a confirmation of each accepted subscription will be sent to subscribers.

Because the managing owner will be responsible for payment of the trust’s organization and offering expenses, except for the initial service fee, if any, 100% of the proceeds of the offering of the units of the Frontier Series sold pursuant to this prospectus will be initially available for each series’ trading activities.

Subscription Effective Dates

The effective date of all accepted subscriptions, whether you are a new subscriber to a series, or an existing limited owner in a series who is purchasing additional units of such series or exchanging units in one series for units in a different series (see “Summary of Agreements—Trust Agreement—Exchange Privilege”), will generally be the date two business days following the day on which your subscription agreement is received on a timely basis (by 4:00 PM Eastern Time). A subscription agreement received by the transfer agent after 4:00 PM Eastern Time on any business day will be deemed to be received on the immediately following business day for purposes of the foregoing.

Calculation of Number of Units Purchased

The number of units of such series of units that an investor receives will be calculated by dividing the amount of the investor’s total subscription by the series’ net asset value per unit as of the valuation point immediately preceding the subscription effective date. Fractional units of up to five decimal places will be issued by the trust. All units will be held in book-entry form and will not be certificated.

The Distribution Agents

The managing owner appoints broker-dealers that are registered under the Exchange Act and are members of FINRA as selling agents to assist in the making of offers and sales of units and provide customary ongoing services to the trust and its limited owners for commodities related brokerage services. Such ongoing services may include, without limitation, advising limited owners of the net asset value of the trust, of the relevant series of the trust and of their units of such series, responding to limited owners’ inquiries about monthly statements and annual reports and tax information provided to them, advising limited owners whether to make additional capital contributions to the trust or to redeem their units, assisting with redemptions of units, providing information to limited owners with respect to futures and forward market conditions and providing further services which may be requested by limited owners. The selling agents are not required to sell any specific number or dollar amount of units but will use their best efforts to sell the units offered. As compensation for their services, selling agents receive service fees, as described below.

Other Arrangements with FINRA Member Firms

Pursuant to an agreement with Fidelity Brokerage Services LLC, or Fidelity, and National Financial Services LLC, or NFS, Fidelity and NFS provide certain administrative services with respect to limited owners whose units are recorded in the Fidelity transaction processing and record-keeping system and carried in NFS securities brokerage accounts on behalf of Fidelity or correspondents of NFS. These administrative services include transaction processing, recordkeeping, the preparation and distribution of periodic account statements, providing limited owners with access to current account information regarding their units, assisting with purchase and redemption requests and responding to limited owners’ inquiries. As compensation for these administrative services, Fidelity and NFS receive service fees, as described below.

Pursuant to an agreement with Charles Schwab & Co., Inc., or Schwab, Schwab makes units available to Schwab customers for purchase and redemption through Schwab’s Alternative Investment Services platform and will provide certain administrative services to limited owners whose units are carried in securities brokerage accounts at Schwab. These administrative services include Alternative Investment Services platform listing and operating services, transaction processing, recordkeeping, account reconciliation, the preparation and distribution of periodic account statements, assisting with purchase, redemption and transfer requests and responding to limited owners’ inquiries. As compensation for these administrative services, Schwab receives service fees, as described below.

Limitation on Underwriting Compensation

This offering of units is being made in compliance with FINRA Rule 2310. The maximum amount of underwriting compensation in connection with this offering, from whatever source (including, without limitation, all fees and expenses paid by the managing owner associated with wholesaling), that will be paid to FINRA members in connection with this offering will not exceed 10% of the offering proceeds of the units. The trust monitors the aggregate of underwriting compensation payable to FINRA members in connection with this offering to ensure that compensation limitations are not exceeded.

The Managing Owner may, from its own funds and without reimbursement from the trust, reimburse wholesalers for certain due diligence expenses, including reimbursements for expenses related to travel, mileage, transportation and meals associated with due diligence events. The trust may also, from time to time, bear certain due diligence related expenses. These expenses and the amounts reimbursed by the Managing Owner in connection with due diligence events are “non-cash compensation,” and are subject to the 10% aggregate compensation limitation described in FINRA Rule 2310(b)(4)(B)(ii).

Service Fees

With respect to the class 1 units of the Frontier Diversified Fund and Frontier Masters Fund, as well as the class 1a units of the Frontier Long/Short Commodity Fund, the selling agents will receive an initial service fee. The initial service fee is prepaid to the managing owner by each series, and paid to the selling agents by the managing owner in the month following sale. After the expiration of 12 months following the purchase of class 1 units of any series or class 1a units of the Frontier Long/Short Commodity Fund, investors who purchased class 1 or 1a units, as applicable, of such series will be charged an annual ongoing service fee for the benefit of selling agents selling such units, subject to certain limitations as further described herein.

Investors who purchase class 2 units of the Frontier Diversified Fund and Frontier Masters Fund or class 2a units of the Frontier Long/Short Commodity Fund will be charged no initial service fee, but selling agents selling class 2 units or class 2a units may receive an ongoing service fee.

Class 1 and 1a units and class 2 and 2a units will be redesignated as class 3 or class 3a units, respectively, of such series, for administrative purposes as of any business day when the managing owner determines in its sole discretion that the service fee limit will be reached. The service fee limit applicable to each unit sold pursuant to this prospectus is reached upon the earlier of when (i) the aggregate initial and ongoing service fees received by the selling agent with respect to such unit equals 9% of the purchase price of such unit or (ii) the aggregate underwriting compensation (determined in accordance with FINRA Rule 2310) paid in respect of such unit totals 10% of the purchase price of such unit. There are no service fees or redemption fees associated with the class 3 or 3a units.

None of Schwab, Fidelity or NFS receives any initial service fees, but do receive ongoing service fees for administrative services, as described above. None of the selling agents, Schwab, Fidelity or NFS receives any service fees with respect to class 3 units or class 3a units.

Upon any exchange, each unit being purchased (exchanged into) will be subject to annual ongoing service fees of up to 2.0% (in the case of class 1 and class 1a units), payable monthly or quarterly (as agreed with the selling agent), or 0.50% (in the case of class 2 and class 2a units), payable at the end of each month, and your new units will be subject to a new service fee limit determined without regard to the amount of service fees previously charged with respect to your redeemed (exchanged out of) units.

The amounts of such service fees vary by series, and are subject to certain limitations. See “Fees and Expenses—Charges to Be Paid by the Trust.”

Account Start-Up, Platform Access, Account Maintenance and Technology Fees and Expense Reimbursements

The managing owner may pay to certain selling agents various initial and/or ongoing account start-up, platform access, account maintenance, and technology fees and expense reimbursements. The trust previously paid an establishment fee to Schwab of $20,000 and a startup fee to Fidelity at the commencement of the selling agent agreements; however, these fees have been paid in full, and amortized over the first 60 months of such agreements.

Wholesaling Arrangements

The managing owner may contract with registered broker-dealers that are members of FINRA to act as wholesalers on behalf of the managing owner. Wholesalers market the trust to broker-dealers that are existing or potential selling agents.

Please see the chart that follows on the next page for additional information regarding items of compensation paid to FINRA members pursuant to FINRA Rule 2310.

Items of Compensation Pursuant to FINRA Rule 2310

The following table sets forth the items of compensation, and the estimated amounts thereof in respect of the offering of the units pursuant to this prospectus, payable to members of FINRA pursuant to FINRA Rule 2310 on a series by series basis.

Item of Compensation	Frontier Diversified Fund-1 Frontier Masters Fund-1 Frontier Long/Short Commodity Fund-1a	Frontier Diversified Fund-2 Frontier Masters Fund-2 Frontier Long/Short Commodity Fund-2a
Initial Service Fee	2.0% of the purchase price of each unit sold by the selling agent	N/A
Ongoing Service Fee (charged to Limited Owners)	2.0% per annum of the net asset value of each unit sold by the selling agent, subject to the fee limit, payable monthly or quarterly (as agreed with the selling agent)	0.25% per annum of the net asset value of each unit sold by the selling agent, subject to the fee limit, payable at the end of each month
Ongoing Service Fee (payable by Managing Owner without reimbursement by the Trust)	N/A	Up to 0.25% per annum of the net asset value of each unit sold by the selling agent, subject to the fee limit
Maximum Aggregate Initial and Ongoing Service Fee	9.0% of the aggregate offering proceeds
Maximum Service Fees payable to Charles Schwab & Co., Inc., and/or Fidelity Brokerage Services LLC and National Financial Services LLC*	9.0% of the aggregate offering proceeds Paid by the managing owner in lieu of, and not in addition to, initial and ongoing service fees otherwise payable to selling agents
Offering Expenses: Salaries of Registered Representatives (including Wholesalers)**	Paid by the managing owner without reimbursement from the trust; Estimated 0.0750% of the aggregate offering proceeds
Offering Expenses: Ordinary Course Expense Reimbursement to Wholesalers**	Paid by the managing owner without reimbursement from the trust; maximum of 0.0060% of the aggregate offering proceeds
Offering Expenses: Sales Seminars**	Paid by the managing owner without reimbursement from the trust; estimated 0.0120% of the aggregate offering proceeds
Offering Expenses: Legal Expenses**	Paid by the managing owner without reimbursement from the trust; estimated 0.0060% of the aggregate offering proceeds
Offering Expenses: Travel, Marketing and Software Support to Wholesalers**	Paid by the managing owner without reimbursement from the trust; estimated 0.0750% of the aggregate offering proceeds
Offering Expenses: Direct Payroll Expenses of Wholesalers**	Paid by the managing owner without reimbursement from the trust; estimated 0.0750% of the aggregate offering proceeds
Account Start-Up, Platform Access, Account Maintenance, and Technology Fees and Expense Reimbursements Paid to Selling Agents***	Paid by the managing owner without reimbursement from the trust; estimated 0.0060% of the aggregate offering proceeds
Offering Expenses: Due Diligence and Custodial Fees	Up to 0.12% per annum of the net asset value of each unit
Maximum Estimated Aggregate Amount of all Items of Compensation Payable Under FINRA Rule 2310	9.375% of the aggregate offering proceeds

*	Schwab and/or Fidelity will receive annual ongoing service fees, payable at the end of each month, of (i) 0.25% of the net asset value of each class 2 unit of the Frontier Diversified Fund and Frontier Masters Fund and class 2a unit of the Frontier Long/Short

Commodity Fund, which will be charged to the limited owners of such units, and (ii) up to an additional 0.25% of the net asset value of each class 2 unit of the Frontier Diversified Fund and Frontier Masters Fund and class 2a unit of the Frontier Long/Short Commodity Fund, which will be paid by the managing owner without reimbursement by the trust, subject in each case to the fee limit. Ongoing service fee payments to Schwab and/or Fidelity would be payable in lieu of, and not in addition to, service fees payable to selling agents.

**	The managing owner, not the trust, will compensate broker-dealers from its own funds subject to the limitations of FINRA Rule 2310, for all salaries and expenses of any wholesalers. Such expenses are expected to include payments for sales conferences, marketing costs, travel expenses and legal expenses incurred in connection with FINRA’s review of the plan of distribution. Under no circumstances will the maximum compensation paid to the selling agents and wholesalers (and any other broker-dealers, if applicable), including initial service fees, ongoing service fees and various other fees and expense reimbursements exceed 10% of the aggregate offering proceeds of the units sold pursuant to this prospectus.

***	The managing owner, not the trust, will compensate various selling agents from its own funds subject to the limitations of FINRA Rule 2310, for these fees and expense reimbursements.

The amounts of underwriting compensation included above are estimated.

No items of compensation within the meaning of FINRA Rule 2310 will be paid with respect to class 3 units and class 3a units.

SEGREGATED ACCOUNTS

Following the commencement of trading for any series, except for that portion of a trading company’s assets that is deposited as margin to maintain forward currency contract and swap positions and that portion of each series’ assets held at the trust level for cash management or otherwise allocated to one or more commodity pools available on the Galaxy Plus Platform, the proceeds of the offering for each series will be deposited in cash in segregated accounts in the name of each trading company maintained for each trading company at the clearing brokers in accordance with requirements of the CE Act and the regulations thereunder, which means that assets will be maintained either on deposit with the clearing brokers or, for margin purposes, with the various exchanges on which the trading company’s assets are permitted to trade. Assets also may be maintained on deposit in U.S. banks. Assets will not be maintained in foreign banks. The managing owner will not commingle the property of any series with the property of another person. The trust will not loan funds to any other person or entity, nor will assets from one series be loaned to another series.

For each offered series, the percentage of series assets allocated to the cash management pool, as of September 30, 2018, is as follows: Frontier Diversified Fund: 9.92%; Frontier Masters Fund: 4.93%; and Frontier Long/Short Commodity Fund: 5.02%.

SUMMARY OF AGREEMENTS

ADVISORY AGREEMENTS

There are advisory agreements among the trading companies managed by the managing owner, the managing owner and certain of the trading advisors for each series pursuant to which the managing owner has delegated to each such trading advisor discretion and responsibility to trade commodities for such series through such trading companies. In certain cases, the trust may also be a party to such agreements. This summary of advisory agreements pertains only to the trading companies managed by the managing owner. While the commodity pools on the Galaxy Plus Platform may also have advisory agreements in place with their respective trading advisors and certain other parties, the managing owner has no control over, or involvement in, the terms and conditions of those advisory agreements.

The trading advisor to the trading companies will place trades based on its agreed-upon trading approach, or the trading approach, which is described in the appendix for such series attached to this prospectus. It is anticipated by the trust that at least 90% of the annual gross income and gains, if any, generated by its trading approach will be from buying and selling commodities or futures, forwards and options on commodities. All trading is subject to some or all of the trust’s trading limitations and policies which are described under the heading “Trading Limitations, Policies and Swaps.” Each trading advisor will be allocated a portion of the proceeds from the offering of units during the initial offering and continuous offering periods for the series.

The advisory agreements will be effective for one year and generally will be renewed automatically for additional one (1)-year terms unless terminated. Each advisory agreement with a trading advisor will terminate automatically, among other circumstances (i) upon the termination of the trust or relevant trading company; or (ii) if, as of the end of any business day, the assets allocated to the trading advisor decline by 50% or more from the value of the allocated assets (a) as of the first day of the advisory agreement, or (b) as of the first day of any calendar year, as adjusted on an ongoing basis by (A) any decline(s) in the allocated assets caused by distributions, exchanges, redemptions, permitted reallocations and withdrawals, and (B) additions to the allocated assets caused by additional allocations to the trading advisor’s management.

Each advisory agreement typically may also be terminated at the sole discretion of the managing owner at any time upon at least one (1) day’s prior written notice to a trading advisor, or for cause on less than one (1) day’s prior written notice, in the event that: (i) the managing owner determines in good faith following consultation appropriate under the circumstances with the trading advisor that the trading advisor is unable to use its agreed upon trading approach to any material extent, as such trading approach may be refined or modified in the future in accordance with the terms of this agreement for the benefit of the trust; (ii) the trading advisor’s registration, if required, as a CTA under the CE Act or membership as a CTA with the NFA is revoked, suspended, terminated or not renewed; (iii) the managing owner determines in good faith that the trading advisor has failed to conform and, after receipt of written notice, continues to fail to conform in any material respect, to (a) the trading limitations and policies, or (b) the trading advisor’s trading approach; (iv) there is an unauthorized assignment of the advisory agreement by the trading advisor; (v) the trading advisor dissolves, merges or consolidates with another entity or sells a substantial portion of its assets, any portion of its trading approach or its business goodwill, in each instance without the consent of the managing owner; (vi) any of the key principals of the trading advisor, if any, are not in control of the trading advisor’s trading activities for the trading company; (vii) the trading advisor becomes bankrupt or insolvent; or (viii) for any other reason if the managing owner determines in good faith that the termination is essential for the protection of the trust, the trading company and the assets of the series, including, without limitation, a good faith determination by the managing owner that such trading advisor has breached a material obligation to the trust or the trading company under the relevant advisory agreement.

Each trading advisor generally has the right to terminate the advisory agreement in its discretion at any time for cause upon ten days written notice to each of the trust, the trading company and the managing owner, appropriate under the circumstances, in the event (i) of the receipt by the trading advisor of an opinion of independent counsel satisfactory to the trading advisor and the trust that by reason of the trading advisor’s activities with respect to the trust and the trading company, the trading advisor is required to register as an investment adviser under the Advisers Act, and it is not so registered; (ii) the registration of Wakefield as the managing owner’s delegated CPO under the CE Act, or its membership with the NFA in such capacity, is revoked, suspended, terminated or not renewed; (iii) the managing owner imposes additional trading limitation(s) which the trading advisor does not agree to follow in its trading of the allocated assets; or the managing owner overrides trading instructions; (iv) if the assets allocated to the trading advisor decrease, for any reason, to less than a specified amount, which varies depending on the applicable series, as the result of redemptions, reallocations or extraordinary expenses, but not trading losses, as of the close of business on any business day; (v) the managing owner elects to have the trading advisor use a different trading approach and the trading advisor objects; (vi) there is an unauthorized assignment of the advisory agreement by the trust or the managing owner; or (vii) other good cause is shown and the written consent of the managing owner is obtained (which shall not unreasonably be withheld).

Each trading advisor manages commodity trading accounts. In addition to providing trading management services, each trading advisor also is permitted to manage and trade accounts for other investors (including other public and private commodity pools). Each trading advisor may use the same trading approach and other information it uses in trading the allocated assets, so long as the trading advisor’s ability to carry out its obligations and duties pursuant to the advisory agreement is not materially impaired thereby.

No trading advisor will accept additional capital for commodities management if doing so would have a reasonable likelihood of resulting in the trading advisor’s having to modify materially its agreed upon trading approach in a manner that might reasonably be expected to have a material adverse effect on the series for which it has trading responsibility; the foregoing will not, however, prohibit a trading advisor from accepting additional funds if to do so will require only routine adjustments to its trading patterns in order to comply with speculative position limits or daily trading limits.

Each trading advisor and its principals, officers, directors, members, managers, shareholders, partners, employees and affiliates, or Principals and Affiliates, also are permitted to trade for their own accounts so long as their trading does not materially impair the trading advisor’s ability to carry out its obligations and duties to the trust. Each trading advisor will, upon reasonable request, permit the managing owner to review at the trading advisor’s offices such trading records that the managing owner may reasonably request for the purpose of confirming that the trust has been treated equitably with respect to advice rendered by the trading advisor for other accounts managed by the trading advisor.

A trading advisor shall not generally be liable to the managing owner, the trust, the trustee, the trading company or the limited owners, or any of their respective successors or assigns under an advisory agreement for any act or failure to act taken or omitted in good faith in a manner reasonably believed to be in, or not opposed to the best interests of the trust and the trading company if such act or failure to act did not constitute a breach of the advisory agreement, misconduct or negligence on the part of the trading advisor.

In any threatened, pending or completed action, arbitration, claim, demand, dispute, lawsuit or other proceeding, or each, a proceeding, to which a trading advisor was or is a party or is threatened to be made a party arising out of or in connection with the respective advisory agreement or the management of the trust’s or trading company’s assets by such trading advisor or the offering and sale of units, the managing owner and the trading company will generally indemnify and hold harmless such trading advisor and its principals and affiliates against any loss, liability, damage, cost, expense (including, without limitation, reasonable attorneys’ and accountants’ fees), judgments and amounts paid in settlement actually and reasonably incurred by them in connection with such proceeding if such trading advisor acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the trust and the trading company and provided that its conduct did not constitute negligence, misconduct, or a breach of the advisory agreement; provided, however, that no indemnification shall be available from the managing owner if such indemnification is prohibited by Section 4.6(c) of the trust agreement. The termination of any proceeding by judgment, order or settlement shall not, of itself, create a presumption that the trading advisor did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the trust.

In addition, each trading advisor generally will indemnify and hold harmless the managing owner, the trust, the trustee, the trading company and each of their respective principals and affiliates against any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys’ and accountants’ fees), judgments and amounts paid in settlement actually and reasonably incurred by them (i) as a result of a breach of any representation, warranty or agreement of such trading advisor made in the advisory agreement or (ii) as a result of act or omission of such trading advisor relating to the trust or the trading company if there has been a final judicial or regulatory determination that such act or failure to act constituted a breach of the advisory agreement, misconduct or negligence on the part of the trading advisor; provided, however that such final judicial or regulatory determination shall not be required in the event of a settlement of any proceeding with the prior written consent of the trading advisor.

The managing owner and relevant trading companies may agree with any trading advisor to a different standard of liability and indemnification rights than those set forth above.

BROKERAGE AGREEMENTS

Each of the clearing brokers has entered into brokerage agreements with some or all of the trading companies. As a result, each clearing broker (i) acts as the trading companies’ executing and clearing broker; (ii) acts as custodian of the trading companies’ assets; (iii) assists with foreign currency; (iv) assists the managing owner in the performance of its administrative functions for the trading companies; and (v) performs such other services for the trading companies as the managing owner may from time to time request.

This summary of brokerage agreements pertains only to the trading companies managed by the managing owner. While the commodity pools on the Galaxy Plus Platform may also have one or more brokerage agreements or other arrangements in place with executing brokers, clearing brokers and/or other financial institutions, the managing owner has no control over, or involvement in, the terms and conditions of those agreements or arrangements.

As executing and clearing brokers for each of the trading companies, the clearing brokers receive each trading advisor’s orders for trades. Generally, when the trading advisor gives an instruction either to sell or buy a particular foreign currency forward contract, the trust engages in back-to-back principal trades with the clearing brokers in order to carry out the trading advisor’s instructions. In back-to-back currency transactions, a clearing broker, as principal, arranges bank lines of credit and contracts to make or to take future delivery of specified amounts of the currency at the negotiated price. The clearing broker, again as principal, in turn contracts with each trading company to make or take future delivery of the same specified amounts of currencies at the same price. In these transactions, such clearing broker acts in the best interests of the trading company.

Confirmations of all executed trades for each series are given to the trading company by the clearing brokers. The brokerage agreements incorporate each clearing brokers’ standard customer agreement and related documents, which generally include provisions that (i) all funds, commodities and open or cash positions carried for each trading company will be held as security for that trading company’s obligations to the clearing broker; (ii) the margins required to initiate or maintain open positions will be as from time to time established by the clearing brokers and may exceed exchange minimum levels; and (iii) each clearing broker may close out positions, purchase commodities or cancel orders at any time it deems necessary for its protection, without the consent of the trading company.

As custodian of the trading companies’ assets, the clearing brokers are responsible, among other things, for providing periodic accountings of all dealings and actions taken by each trading company during the reporting period, together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of each trading company on behalf of each series of the trust.

Administrative functions provided by the clearing brokers for each trading company include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements.

As long as the brokerage agreement between it and the trading company is in effect, each clearing broker will not charge the trading company a fee for any of the services it has agreed to perform, except for the agreed-upon brokerage fee. See “Fees and Expenses.”

The futures brokerage agreement is non-exclusive and runs for successive one-year terms to be renewed automatically each year unless terminated. The Morgan Stanley futures brokerage agreement is terminable by any trading company or Morgan Stanley without penalty upon 30 days prior written notice (unless where certain events of default occur in which case the Morgan Stanley futures brokerage agreement may be terminated immediately at the time of such occurrence). The Deutsche Bank FX Prime Brokerage agreement is terminable by the managing owner or Deutsche Bank without penalty upon 20 business days’ prior written notice (unless where certain events of default occur, in which case the Deutsche Bank FX Prime Brokerage Agreement may be terminated immediately at the time of such occurrence).

The futures brokerage agreement with Morgan Stanley provides that Morgan Stanley shall not be liable for any loss, liability, damage or expense incurred by any trading company other than as a result of Morgan Stanley’s gross negligence or willful misconduct or breach of such agreement.

The FX Prime Brokerage Agreement with Deutsche Bank provides that Deutsche Bank shall not be liable for any loss, fees or expenses to any trading company which has retained Deutsche Bank resulting from any error or discrepancy in any information provided by Deutsche Bank.

SELLING AGENT AGREEMENT

Each of the selling agents will enter into a selling agent agreement, or each, a selling agent agreement, with the trust and the managing owner pertaining to one or more series. As a result, each selling agent will act as a selling agent for the trust on a “best efforts” basis.

Each selling agent, in recommending to any person the purchase or sale of units, will use commercially reasonable efforts to determine the suitability and appropriateness of an investment in the units, on the basis of information obtained from the prospective purchaser concerning the prospective purchaser’s investment objectives, the prospective purchaser’s other investments and the prospective purchaser’s financial situation and needs, and any other information known by the selling agent through the review of its offeree questionnaire completed by such prospective purchaser and maintain in the selling agent’s files documents disclosing the basis upon which the determination of suitability was reached as to each purchaser for at least six years.

Pursuant to the selling agent agreement, each selling agent has no commitment with regard to the sale of the units other than to use its best efforts. In connection with the offer, sale and distribution of the units, each selling agent has agreed that it will comply fully with all applicable laws and regulations, and the rules, policy statements and interpretations of FINRA, the SEC, the CFTC, state securities administrators and any other regulatory or self-regulatory body. Each selling agent has agreed that it will comply fully with all the terms of FINRA Rule 2310 in connection with the offer and sale of units and will not execute any sales of units from a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is being maintained.

Each selling agent agreement will be terminated at the conclusion of the continuous offering period with respect to each series covered thereunder. Prior to the conclusion of the continuing offering period, each selling agent agreement may be terminated by the selling agent, at the selling agent’s option, by giving 30 days’ notice to the trust and the managing owner, in the event (i) there is, since the respective dates as of which information is given in the registration statement, any material adverse change in the condition, financial or otherwise, of the trust or the managing owner which, in the judgment of the selling agent, renders it inadvisable to proceed with the offer and sale of the units; (ii) the registration statement and/or the prospectus is not amended promptly after written request by the selling agent for it to be so amended because an event has occurred which, in the opinion of counsel for the selling agent, should be set forth in the registration statement or the prospectus in order to make the statements therein not misleading; (iii) any of the conditions specified in Section 7 of the selling agent agreement are not fulfilled when required to be fulfilled by the selling agent agreement; (iv) there is a general suspension of, or a general limitation on prices for, trading in commodity futures or option contracts on commodity exchanges in the United States or other commodities instruments, or there is any other national or international calamity or crisis in the financial markets of the United States to the extent that it is determined by the selling agent, in its discretion, that such limitations would materially impede the trust’s trading activities or make the offering or delivery of the units impossible or impractical; or (v) there is a declaration of a banking moratorium by federal, New York or Delaware authorities. In addition, each selling agent agreement may be terminated with respect to a series by written agreement among the parties to the selling agent agreement.

The selling agent shall not be liable to the trust, the trustee or the managing owner for any act or omission to act of the selling agent in connection with the performance of services under the selling agent agreement, if such act or omission to act on the part of the selling agent or its principals or affiliates did not constitute negligence, misconduct or a breach of any of the representations, warranties, covenants or agreements of the selling agent contained in the selling agent agreement.

The managing owner and the trust will indemnify and hold harmless the selling agent and its principals and affiliates from and against any and all loss, liability, claim, damage, expense, fine, penalty, cost or expense (including, without limitation, attorneys’ and accountants’ fees and disbursements), judgments and amounts paid in settlement, or losses, to which the selling agent or its principals and affiliates may become subject arising out of or in connection with the selling agent agreement, the transactions contemplated thereby or the fact that the selling agent is or was a selling agent of the trust arising out of or based upon (i) any untrue statement of material fact contained in the selling agent agreement, the prospectus or any application or written communication executed by the managing owner or the trust filed in any jurisdiction in order to qualify the units under the securities laws thereof, or the documents; (ii) any omission from the documents of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any breach of any representation, warranty, covenant or agreement made by the managing owner or the trust in the selling agent agreement, except to the extent that any such losses arise out of, relate to, or are based upon the selling agent’s failure to meet the standard of liability applicable to it under the selling agent agreement.

The selling agent agrees to indemnify and hold harmless the trust, the trustee and the managing owner and the principals and affiliates of the trustee and the managing owner from and against all losses incurred by any of them arising out of or based upon the selling agent’s failure to meet the standard of liability set forth in the selling agent agreement.

Certain selling agents may enter into selling agent agreements that contain terms different from those described above.

TRUST AGREEMENT

The rights and duties of the trustee, the managing owner and the limited owners are governed by provisions of the Trust Act and by the trust agreement which is attached as Exhibit A to the Statement of Additional Information. The key features of the trust agreement which are not discussed elsewhere in the prospectus are outlined below, but reference is made to the trust agreement for complete details of all of its terms and conditions.

Trustee

Wilmington Trust Company is the trustee of the trust and serves as the trust’s sole trustee in the State of Delaware. The trustee is permitted to resign upon 60 days’ notice to the trust, provided, that any such resignation will not be effective until a successor trustee is appointed by the managing owner. The trust agreement provides that the trustee will be compensated by the managing owner or its affiliates, and the trustee will be indemnified by the managing owner against any Expenses (as defined in the trust agreement) it incurs relating to or arising out of the formation, operation or termination of the trust or the performance of its duties pursuant to the trust agreement, except to the extent that such Expenses result from the negligence or willful misconduct of the trustee. The managing owner has the discretion to retain the trustee or replace the trustee with a new trustee.

Only the managing owner has signed the registration statement of which this prospectus is a part, and the assets of the trustee are not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal and state law with respect to the issuance and sale of the units. Under such laws, neither the trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the units. The trustee’s liability in connection with the issuance and sale of the units, and with respect to the trust’s obligations under the units, is limited solely to the express obligations of the trustee set forth in the trust agreement.

Management Responsibilities of the Managing Owner

Under the trust agreement, the trustee has delegated to the managing owner the exclusive management and control of all aspects of the business of the trust. The trustee has no duty or liability to supervise or monitor the performance of the managing owner, nor shall the trustee have any liability for the acts or omissions of the managing owner. In addition, the managing owner has been designated as the “tax matters partner” for purposes of the Code. The limited owners will have no voice in the operations of the trust, other than certain limited voting rights which are set forth in the trust agreement. See “—Termination,” “—Election or Removal of Managing Owner,” “—Exercise of Rights by Limited Owners” and “—Amendments and Meetings” under this heading. In the course of its management, the managing owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the managing owner as additional managing owners (except where limited owners having units representing at least a majority of the net asset value of all series (not including units held by the managing owner) have notified the managing owner that the managing owner is to be replaced as the managing owner) and retain such persons, including affiliates of the managing owner, as it deems necessary for the efficient operation of the trust.

Transfer of Units

Subject to compliance with suitability standards imposed by the trust, applicable federal securities and state “Blue Sky” laws (See “Who May Subscribe.”) and the rules of other governmental authorities, the units may be assigned at your election, upon notice to the managing owner on a form acceptable to the managing owner. The managing owner shall refuse to recognize an assignment only if necessary, in its judgment, to maintain the treatment of the trust as a partnership for federal income tax purposes or to preserve the characterization or treatment of series income or loss and upon receipt of an opinion of counsel supporting its conclusion. The managing owner will exercise this right by taking any actions as it deems necessary or appropriate in its reasonable discretion so that such transfers or assignments of rights are not in fact recognized and that the assignor or transferor continues to be recognized as a beneficial owner of series units for all purposes, including the payment of any cash distribution. Notwithstanding the foregoing, and except for certain situations set forth in the trust agreement, no assignment may be made if such assignment would result in (a) a contravention of the NASAA Guidelines, as adopted in any state where the proposed assignor and assignee reside, including the current restriction that generally prohibits transfers or assignments of units in one or more series valued at less than (i) $1,000 (with no minimum in the case of Plans (including IRAs), employees or family members of an employee of the managing owner or its affiliates or charitable organizations) or transfers or assignments of units in such amounts as would result in your or permitted assignees’ having an aggregate investment in all series of less than $1,000 (with no minimum in the case of Plans (including IRAs), employees or family members of an employee of the managing owner or its affiliates or charitable organizations) and (ii) $5,000 in the case of assignees or assignors who are residents of Texas (with a minimum of $1,000 in the case of residents of Texas who are Plans (including IRAs), employees or family members of an employee of the managing owner or its affiliates or charitable organizations), unless the proposed transfer relates to your aggregate units in all series or unless the proposed transfer is a transfer by gifts, inheritance, intrafamily transfer, family dissolution or a transfer to affiliates; or (b) the aggregate total of units transferred in a twelve-month period equaling 49% or more of the outstanding units (taking into account applicable attribution rules and excluding transfers by gift, bequest, or inheritance). The trust agreement provides that the managing owner will incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

Assignments to (i) your ancestors or descendants, (ii) the personal representative or heir of a deceased limited owner, (iii) the trustee of a trust to which you are a beneficiary or another person to whom a transfer could otherwise be made, or (iv) the shareholders, partners or beneficiaries of a corporation, partnership or trust upon its termination or liquidation, shall be effective as of the business day immediately following the business day in which the managing owner receives the written instrument of assignment. Assignments or transfers of units to any other person shall be effective on the next succeeding business day, provided the managing owner shall have been in receipt of the written instrument of assignment for at least two business days.

An assignee may become a substituted limited owner only with the written consent of the managing owner, which consent may be withheld in the managing owner’s sole and absolute discretion as described above. Upon receipt by the managing owner of (i) a duly executed and acknowledged, written instrument of assignment, (ii) an opinion of the trust’s independent counsel, rendered upon the managing owner’s request, that such assignment will not jeopardize the trust’s tax classification as a partnership and that the assignment will not violate the trust agreement or the Trust Act and (iii) such other documents as the managing owner deems necessary or desirable to effect such substitution, the managing owner may accept the assignee as a substituted limited owner. A permitted assignee who does not become a substituted limited owner shall be entitled to receive the share of the profits or the return of capital to which his assignor would otherwise be entitled, but shall not be entitled to vote, to receive any information on or an account of the series’ transactions or to inspect the books of the series. Under the trust agreement an assigning limited owner is not released from its liability to the trust for any amounts for which he may be liable under the trust agreement (see “—Redemption of Units” and “—Liabilities” under this heading), whether or not the assignee to whom he has assigned units becomes a substituted limited owner. All limited owners are responsible for all costs relating to the assignment or transfer or their own units.

Exchange Privilege

Once trading has commenced for the series in which you have invested, you may exchange your units of such series for units of another series that has also commenced trading. Exchanges will be available between the respective classes 1 of the various series, between the respective classes 2 of the various series and between the respective classes 3 of the various series. However, exchanges will not be allowed from class 1 to class 2 or vice versa, and exchanges will not be allowed from class 1 or class 2 to class 3 or vice versa. You will be allowed to exchange your units in one series only for units of another series only if units of the series being exchanged into are registered for sale in your State and only if there are a sufficient number of registered units of the series being exchanged into. An exchange will be treated as a redemption of units in one series and an immediate purchase of units of another series. No redemption fee will be charged on a unit being redeemed (exchanged out of) in an exchange of a class 1 unit or class 1a unit of one series for a class 1 unit or class 1a unit of another series during the first 12 months after the purchase of the unit being redeemed (exchanged out of), and no initial service fee will be charged on a class 1 unit or class 1a unit being purchased (exchanged into) in any exchange. Upon any exchange, each unit being purchased (exchanged into) will be subject to annual ongoing service fees and such new units will be subject to a new service fee limit determined without regard to the amount of service fees previously charged with respect to your redeemed (exchanged out of) units. See “Fees and Expenses—Service Fees—Service Fee Limit Applicable to Exchanged Units.” Each unit purchased in an exchange will be issued and sold at a price per unit equal to 100% of the net asset value of a unit of the new series as of the valuation point immediately preceding the date upon which notice of the exchange, or the exchange request, is provided to the managing owner. An exchanging limited owner may realize a taxable gain or loss in connection with the exchange. See “U.S. Federal Income Tax Consequences.”

Each exchange is subject to satisfaction of the conditions governing redemption on the applicable day. The net asset value of units to be exchanged, as well as the units to be acquired, on the applicable valuation point may be higher or lower than it is on the date that the exchange request is submitted due to the potential fluctuation in the net asset value per unit of each series. In addition, see “—Redemption of Units.” To effect an exchange, an exchange request must be submitted to the managing owner on a timely basis (i.e., by 4:00 PM Eastern Time on a business day at least two business days prior to the day on which the exchange is to become effective). An exchange request received by the managing owner after 4:00 PM Eastern Time will be deemed to be received on the immediately following business day for purposes of the foregoing. The managing owner, in its sole and absolute discretion, may change such notice requirement upon written notice to you, subject to compliance with the NASAA Guidelines. You must request an exchange on the exchange request form attached as Exhibit C to the Statement of Additional Information.

Redemption of Units

Units or any portion thereof held by the limited owners (or any assignee thereof) may be redeemed on the business day of the week falling one business day after the managing owner’s receipt of a redemption request, or a Redemption Date. A request for redemption received by the managing owner after 4:00 PM Eastern Time on any business day will be deemed to be received on the immediately following business day for purposes of the foregoing. The managing owner, in its sole and absolute discretion, may change such notice requirement upon written notice to you, subject to compliance with the NASAA Guidelines. Except as set forth below, units will be redeemed at a redemption price equal to 100% of the net asset value per unit of the applicable series, calculated as of the valuation point immediately preceding the relevant Redemption Date. Accordingly, limited owners bear the risk of any decline in net asset value from the time that notice of intent to redeem is given until the valuation point.

If you redeem all or a portion of your class 1 units of the Frontier Diversified Fund or Frontier Masters Fund or class 1a units of the Frontier Long/Short Commodity Fund on or before the end of 12 full months following the effective date of the purchase of the units being redeemed, you will be charged a redemption fee of up to 2.0% of net asset value at which they are redeemed to reimburse the managing owner for the then-unamortized balance of the prepaid initial service fee. Such redemption fees are paid to the managing owner.

In the event that the estimated net asset value per unit of a series, after adjustment for distributions, as of the close of business of any business day is less than 50% of the net asset value per unit of a series as of the last valuation point (i.e., the close of business of the immediately preceding business day), a special redemption period shall be established, limited owners will be given notice of such event within seven business days of such occurrence. Trading in such series shall be temporarily suspended during such special redemption period. In addition, the twentieth business day following the notification by the managing owner to the limited owners of a decline in the net asset value per unit of any series to less than 50% of the net asset value per unit of such series as of the immediately preceding day shall be deemed a special redemption date.

The net asset value per unit upon redemption on any date also will reflect all accrued expenses for which the applicable series is responsible, including incentive fees, if any (including incentive fees which may be due and owing other than at the end of a quarter), and will be reduced by such unit’s pro rata portion of any expenses or losses incurred by the series resulting from such redeeming limited owner (and his assignee, if any) unrelated to the series’ business, as well as the limited owner’s liabilities for certain series taxes, if any, or for liabilities resulting from violations of the transfer provisions in the trust agreement. Limited owners shall be notified in writing within seven business days following the Redemption Date whether or not their units shall be redeemed, unless payment for the redeemed units is made within that seven-business day period, in which case notice shall not be required. Except as otherwise provided in the trust agreement, in the case of extraordinary circumstances, payment normally shall be made within seven business days following the Redemption Date. You may revoke your intention to redeem before the Redemption Date by written instruction to the managing owner.

All timely requests for redemption in proper form will be honored and the applicable series’ trading positions will be liquidated to the extent necessary to effect such redemptions. The managing owner may suspend temporarily any redemption if the effect of the redemption, either alone or in conjunction with other redemptions, would be to impair the trust’s ability to operate in pursuit of its objectives (for example, if the managing owner believes a redemption, if allowed, would advantage one investor over another investor). The managing owner may also temporarily suspend redemptions in the event of a natural disaster, force majeure, act of war, terrorism or other event which results in the closure of financial markets. Such suspension of redemptions would last a maximum of 30 days. The right to obtain redemption also is contingent upon the series’ having property sufficient to discharge its liabilities on the date of redemption. In the event that a series has insufficient assets net of liabilities to satisfy all requests for redemption, redemption requests will be processed in a “First-In, First-Out” order. Redemption requests of investors affiliated with the trust, the managing owner, a trading advisor or their respective affiliates will not receive favorable treatment over non-affiliated investors. It is also contingent upon timely receipt by the managing owner of a request for redemption in the form attached as Exhibit D to the Statement of Additional Information (or any other form approved by the managing owner). Redemption requests may be mailed or otherwise delivered to the managing owner.

The trust agreement provides that the managing owner also has the right mandatorily to redeem, upon 2 days prior notice, units of any limited owner if (a) the managing owner determines that the continued participation of such limited owner in the trust might cause the trust or any holder of units to be deemed to be holding “plan assets” under ERISA; (b) there is an unauthorized assignment or transfer pursuant to the trust agreement; or (c) in the event that any transaction would or might violate any law or regulation or constitute a prohibited transaction under ERISA or the Code and a statutory, class or individual exemption from the prohibited transaction provisions of ERISA for such transaction or transactions does not apply or cannot be obtained from the DOL (or the managing owner determines not to seek such an exemption).

Termination

Unless earlier dissolved, the term of the trust and each series in the trust shall expire on December 31, 2053. The trust or, as the case may be, any series shall also be dissolved upon the occurrence of any of the following events:

(a)	The filing of a certificate of dissolution or the revocation of the managing owner’s charter (and the expiration of 90 days after the date of notice to the managing owner of revocation without a reinstatement of its charter) or the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the managing owner, each of the foregoing, an Event of Withdrawal, unless (i) at the time there is at least one remaining managing owner and that remaining managing owner carries on the business of the trust or (ii) within 90 days of an Event of Withdrawal, all the remaining holders of units, or unitholders, in each series agree in writing to continue the business of the trust and to select, as of the date of such Event of Withdrawal, one or more successor managing owners. Within 120 days of any Event of Withdrawal, if action is not taken pursuant to (i) or (ii) and the trust and each series are dissolved, limited owners of each series holding units representing at least a majority (over 50%) of the net asset value of the series (without regard for units held by the managing owner or its affiliates) may elect to continue the business of the trust and each series by forming a new statutory trust, or the reconstituted trust, on the same terms and provisions set forth in the trust agreement. Any such election must also provide for the election of a managing owner to the reconstituted trust. If such election is made, all limited owners will be bound thereby and continue as limited owners of the reconstituted trust;

(b)	The occurrence of any event that makes the continued existence of the trust or any series in the trust unlawful, as the case may be;

(c)	With respect to a series, the failure to sell the subscription minimum of such series to subscribers during the initial offering period;

(d)	The suspension, revocation or termination of the managing owner’s or its delegate’s registration as a CPO under the CE Act or membership as a CPO with the NFA, unless at the time there is at least one remaining managing owner whose registration or membership has not been suspended, revoked or terminated;

(e)	The trust or, as the case may be, any series becomes insolvent or bankrupt;

(f)	The limited owners holding units representing at least a majority (over 50%) of the net asset value of a series (which excludes the units of the managing owner) vote to dissolve the series, notice of which is sent to the managing owner not less than 90 business days prior to the effective date of such series’ termination;

(g)	The limited owners of each series holding units representing at least a majority (over 50%) of the net asset value of the series (excluding units held by the managing owner or an Affiliate) vote to dissolve the trust, with 90 days prior written notice to the managing owner; or

(h)	The decline of the net asset value of a series by 50% or more from the net asset value of the series (i) as of the commencement of the series’ trading activities or (ii) on the first day of a fiscal year, in each case after appropriate adjustment for distributions, redemptions, reallocations and additional contributions to capital.

A series may also dissolve, in the discretion of the managing owner, upon the determination of the managing owner that the series’ aggregate net asset value in relation to the operating expenses of the series makes it unreasonable or imprudent to continue the business of the series. The managing owner is not required to, and should not be expected to, obtain an opinion of legal counsel or any other third party prior to determining to dissolve any series in the trust.

Upon dissolution of the trust or a series, its affairs shall be wound up, its liabilities discharged and its remaining assets distributed pro rata to the unitholders. To the extent the trust or the series has open positions at such time, it will use its best efforts to close such positions, although no assurance can be given that market conditions might not delay such liquidation and that amounts received thereon will not be less than if market conditions permitted an immediate liquidation. If all series are terminated, the trust will terminate.

The trust agreement provides that the death, legal disability, bankruptcy, insolvency, dissolution or withdrawal of a limited owner will not terminate or dissolve the series (unless such limited owner is the sole limited owner of the trust) or the trust and that the legal representatives of such limited owner have no right to withdraw or value his, her or its units except by redemption of units pursuant to the trust agreement.

Net Asset Value

Net asset value of a series means the total assets in the trust estate of a series including, but not limited to, all cash and cash equivalents (valued at cost plus accrued interest and amortization of original issue discount) less total liabilities of the series, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting, including, but not limited to, the extent specifically set forth below:

(a)	net asset value of a series shall include any unrealized profit or loss on open commodities positions, and any other credit or debit accruing to the series but unpaid or not received by the series;

(b)	all open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract and option traded on the applicable United States exchange on the date with respect to which net asset value of a series is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts and options traded on a non-United States exchange shall be based upon the liquidating value for that particular commodity futures contract and option traded on the applicable non-United States exchange on the date with respect to which net asset value of a series is being determined; provided, that if a commodity futures contract or option traded on a non- United States exchange could not be liquidated on such day, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by a series shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which net asset value of a series is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The managing owner may in its discretion value any of the trust Estate pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards;

(c)	interest earned on a series commodity brokerage account shall be accrued at least daily; and

(d)	the amount of any distribution made pursuant to Article VI of the trust agreement shall be a liability of the series from the day when the distribution is declared until it is paid.

Net asset value of a series per unit means the net asset value of a series divided by the number of units of the series outstanding on the date of calculation.

Reports and Accounting

The trust maintains its books on the accrual basis. The financial statements of each series in the trust will be prepared in accordance with accounting principles generally accepted in the United States of America and will be audited at least annually by an independent registered public accounting firm selected by the managing owner, in its sole discretion. The managing owner shall submit any information, including but not limited to reports and statements required to be distributed to limited owners, required to be filed with any official or agency of a state in which units of the trust are registered to such official or agency. Each limited owner is furnished with unaudited monthly and certified annual reports containing such information as the CFTC and NFA require and in such time periods as the CFTC rules require.

The monthly report also is required to describe any other material business dealings between the trust, the managing owner, the trading advisors, the clearing brokers, the selling agents or any affiliate of any of the foregoing.

Limited owners also will be furnished with such additional information as the managing owner, in its discretion, deems appropriate, as well as any other information required to be provided by any governmental authority having jurisdiction over the trust.

Net asset value is calculated for each business day as required. Upon request, the managing owner will make available to any limited owner the net asset value per unit for a series. Each limited owner will be notified of any decline in the net asset value per unit of a series to less than 50% of the net asset value per unit as of the last valuation point. Included in such notification will be a description of the limited owners’ voting and redemption rights. See “—Redemption of Units.”

In addition, the managing owner will furnish you with tax information in a form which may be utilized in the preparation of your federal income tax returns which is anticipated to be distributed no later than March 15 of each year.

The books and records maintained by the trust will be kept for 8 fiscal years at its principal office. The limited owners have the right to obtain information about all matters affecting the trust, provided that such is for a purpose reasonably related to the limited owner’s interest in the trust, and to have access at all times during normal business hours to the trust’s books and records in person or by their authorized attorney or agent and to examine such books and records in compliance with CFTC rules and regulations. The managing owner will maintain (at the managing owner’s principal office) a current list, in alphabetical order, of the names and last known addresses and, if available, business telephone numbers of, and number of units owned by, all unitholders; a copy of the Trust Certificate and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of each series’ federal, state and local income tax returns and reports, if any; a record of the information obtained to indicate that a limited owner meets the investor suitability standards set forth herein; and, for the 6 most recent years, copies of any effective written trust agreements, subscription agreements and any financial statements of the trust. Such information will be made available at reasonable times for inspection and copying by any limited owner or his representative for any purpose reasonably related to the limited owner’s interest as a beneficial owner of the trust during ordinary business hours. The managing owner will furnish a copy of the list of limited owners to you or your representative within ten days of a request therefor for any purpose reasonably related to your interest as a limited owner in the trust upon request and upon payment of the reasonable cost of reproduction and mailing; provided, however, that if you are requesting such list, you must give written assurances that it will not be used for commercial purposes. Subject to applicable law, you must give the managing owner at least ten business days prior written notice for such inspection or copying by you or your authorized attorney or agent. Each limited owner will be notified of any material change in the advisory agreements, any change of trustee or in the compensation of any party within seven business days thereof and will be provided with a description of any material effect on the units such changes may have.

Distributions

Other than as limited by the trust agreement, the managing owner has sole discretion in determining the amount and frequency of distributions. However, you have the right to redeem a portion or all of your units in accordance with the redemption procedures contained in the trust agreement. See “—Redemption of Units.” In the event any type of distribution is declared, each unitholder will receive an amount of such distribution in proportion to the interest in the series held by him, as of the record date of distribution. Any distribution shall become a liability of the series for purposes of calculating net asset value as of the date of its declaration until it is paid.

See “U.S. Federal Income Tax Consequences—Cash Distributions, Redemptions and Exchanges of Units” for the income tax effect of such distributions.

Sharing of Profits and Losses

Each investor in a series has a tax capital account and a book capital account. The initial balance of each will be the amount paid for the units of the series. For the purposes of an investor’s book capital account, at the end of each business day, the amount of any increase or decrease in the net asset value per unit from the preceding business day is credited to or charged against the book capital account of each investor for that series.

For purposes of an investor’s tax capital account, all items of income, gain, loss and deduction of each series will be allocated among holders of the units of such series at the end of each fiscal year of the trust. The allocation will be made as follows: First, all items that arise other than from a disposition of series assets will be allocated among the limited owners based on their respective book capital accounts as of the days on which such items arose. Second, each series’ aggregate recognized gain, if any, shall be allocated among the limited owners who redeemed or exchanged units to the extent of the excess of the book capital account balances attributable to the redeemed or exchanged units over the tax capital account balances attributable to those units. Third, each series’ remaining aggregate recognized gain, if any, shall be allocated among the limited owners whose book capital account balance exceeds its tax capital account, until such excess is eliminated. Any remaining aggregate recognized gain will be allocated among all unitholders in proportion to their respective book capital account balances. Each series’ aggregate recognized loss, if any, shall then be allocated among the limited owners who redeemed or exchanged units to the extent of the excess of the tax capital account balances attributable to the redeemed or exchanged units over the book capital account balances attributable to those units. Next, each series’ aggregate recognized loss, if any, will be allocated to each unit whose tax capital account balance exceeds the book capital account balance of such units until such excess has been eliminated. Any remaining aggregate recognized loss will be allocated among all unitholders who were unitholders in proportion to their respective book capital account balances. Notwithstanding the foregoing, loss will not be allocated to a unit (and instead will be allocated to the managing owner) to the extent that allocating such loss to such unit would cause the book capital account balance of such unit to be reduced below zero.

Liabilities

Liability of Series

The trust is formed in a manner such that the trust, with respect to each series, will be liable only for obligations attributable to such series and limited owners will not be subject to the losses or liabilities of any series in which they have not invested. In the event that any creditor or limited owner of units in any particular series asserted against the trust a valid claim with respect to its indebtedness or units, the creditor or limited owner would only be able to recover money from that particular series and its assets and from the managing owner and its assets. Accordingly, the debts, liabilities, obligations, indebtedness, expenses, interests and claims, or collectively, Claims, incurred, contracted for or otherwise existing solely with respect to a particular series will be enforceable only against the assets of that series and against the managing owner and its assets, and not against any other series or the trust generally or any of their respective assets. The assets of any particular series include only those funds and other assets that are paid to, held by or distributed to the trust on account of and for the benefit of that series, including, without limitation, funds delivered to the trust for the purchase of units in a series. This limitation on liability is referred to as the inter-series limitation on liability. The inter-series limitation on liability is expressly provided for under Section 3804(a) of the Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the trust generally.

In furtherance of the inter-series limitation on liability, the managing owner will use its best efforts to ensure that every party, including the limited owners, the trustee and all parties providing goods or services to the trust, any series or the managing owner on behalf of the trust or any series, will consent in writing, or a Written Consent, to: (i) the Inter-series Limitation on Liability with respect to such party’s Claims or units; (ii) voluntarily reduce the priority of its Claims against and units of the trust or any series or their respective assets, such that its Claims and units are junior in right of repayment to all other parties’ Claims against and units of the trust or any series or their respective assets, except that (a) units in the particular series that such party purchased pursuant to a subscription agreement or similar agreement and (b) Claims against the trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular series, will not be junior in right of repayment, but will receive repayment from the assets of such particular series (but not from the assets of any other series or the trust generally) equal to the treatment received by all other creditors and limited owners that dealt with such series and (iii) a waiver of certain rights that such party may have under the U.S. Bankruptcy Code, if such party held collateral for its Claims, in the event that the trust is a debtor in a chapter 11 case under the U.S. Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the trust generally or any other series.

Limited Owner Liability

Your capital contribution is subject to the risks of each series’ trading and business. The Trust Act provides that, except to the extent otherwise provided in the trust agreement, you shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We believe that no similar statutory or other authority limiting statutory or business trust beneficial owner liability exists in many other states. As a result, to the extent that you or the trust is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject you to liability. To guard against this risk, the trust agreement (i) provides for indemnification to the extent of the series’ assets of any limited owner against claims of liability asserted against such limited owner solely because he or it is a beneficial owner of the trust; and (ii) requires that every written obligation of the trust contain a statement that such obligation may only be enforced against the assets of the applicable series provided that the omission of such disclaimer is not intended to create personal liability for any unitholder. Thus, subject to the exceptions set forth in the trust agreement and described below, your risk of incurring financial loss beyond your investment because of liability as a beneficial owner is limited to circumstances in which (i) a court refuses to apply Delaware law; (ii) no contractual limitation on liability was in effect; and (iii) the trust or the applicable series itself would be unable to meet its obligations. Moreover, and perhaps more importantly, the managing owner has agreed in the trust agreement for the benefit of the limited owners and any third parties that it will be liable for all obligations of the trust in excess of the trust’s assets as if it were the general partner of a limited partnership.

In addition, while, as stated above, a limited owner in the trust generally cannot lose more than his or its investment and his or its share of the trust’s profits, the trust agreement provides that you may incur liability (i) in the event the trust is required to make payments to any federal, state or local or any foreign taxing authority in respect of any unitholder’s allocable share of trust income, in which case such unitholder shall be liable for the repayment of such amounts plus interest thereon; (ii) to indemnify the trust if the trust incurs losses (including expenses) as a result of any claim or legal action to which the trust is subject which arises out of your obligations or liabilities unrelated to the trust’s business; (iii) to indemnify the trust and each unitholder against any losses or damages (including tax liabilities or loss of tax benefits) arising as a result of any transfer or purported transfer of your unit in violation of the trust agreement; and (iv) if the subscription agreement you delivered in connection with your purchase of units contains misstatements.

Moreover, the trust agreement provides that, subject to the exceptions referred to above, the trust will not make a claim against you with respect to amounts distributed to you or amounts received by you upon redemption of units unless under Delaware law you are liable to repay such amounts. Except as set forth above, assessments of any kind shall not be made of the limited owners. Except as provided under Delaware law and by the trust agreement, each unit, when issued, will be fully paid and non-assessable. Except as indicated above, losses in excess of the trust’s assets will be the obligation of the managing owner.

Election or Removal of Managing Owner

The managing owner may be removed on reasonable prior written notice by limited owners holding units representing at least a majority (over 50%) of the net asset value of each series (not including units held by the managing owner). The trust agreement provides that the managing owner may voluntarily withdraw as managing owner of the trust provided that it gives the limited owners 120 days’ prior written notice and its withdrawal as managing owner is approved by limited owners holding units representing at least a majority (over 50%) of the net asset value of each series (not including units held by the managing owner). The trust agreement provides that if the managing owner elects to withdraw as managing owner to the trust and it is the sole managing owner, limited owners holding units representing at least a majority (over 50%) of the net asset value of each series (not including units held by the managing owner) may vote to elect, prior to such withdrawal, a successor managing owner to carry on the business of the trust. If the managing owner withdraws as managing owner and the limited owners or remaining managing owners elect to continue the trust, the withdrawing managing owner shall pay all expenses incurred as a result of its withdrawal. The trust agreement further provides that in the event of the withdrawal of the managing owner, the managing owner shall be entitled to redeem its General Units in each series of the trust at their net asset value as of the next permissible Redemption Date. See “Trust Agreement—Management Responsibilities of the Managing Owner.”

Alternatively, the trust agreement provides that if the trust is dissolved as a result of an Event of Withdrawal (as defined in Article XIII of the trust agreement) of a managing owner, then within 120 days of such Event of Withdrawal, limited owners holding units representing a majority (over 50%) of the net asset value of each series (not including units held by the managing owner) may elect to form a new statutory trust on the same terms as set forth in the trust agreement and continue the business of the trust and elect a new managing owner.

Exercise of Rights by Limited Owners

Limited owners holding units representing in excess of 50% of the net asset value of each series (excluding units held by the managing owner and its affiliates) must approve any material change in a series’ trading policies, which change will not be effective without such approval. See “Trading Limitations, Policies and Swaps.” In addition, limited owners holding units representing in excess of 50% of the net asset value of each series (excluding units held by the managing owner and its affiliates) may vote to adopt amendments to the trust agreement proposed by the managing owner or by limited owners holding units representing at least 10% of the net asset value of a series. See “—Amendments and Meetings.” Additionally, limited owners holding units representing at least a majority (over 50%) of the net asset value of a series (excluding units held by the managing owner and its affiliates) may vote to (i) terminate and dissolve the series upon 90 days prior notice to the managing owner; (ii) remove the managing owner on reasonable prior written notice to the managing owner; (iii) elect and appoint one or more additional managing owners; (iv) approve the voluntary withdrawal of the managing owner and elect a successor managing owner in the event the managing owner is the sole managing owner of the trust; (v) approve the termination of any agreement between the trust and the managing owner or its affiliates for any reason, without penalty; and (vi) approve a material change in the trading policies of a series, and, in the case of (iii), (v) and (iv) on 60 days prior written notice.

Indemnification

The trust agreement provides that with respect to any action in which the managing owner or any of its affiliates is a party because of its relationship to the trust, the trust shall indemnify and hold harmless to the full extent permitted by law such person against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by such person in connection with each series of the trust, provided that (1) the managing owner was acting on behalf of or performing services for the trust and has determined, in good faith, that such course of conduct was in the best interests of the trust and such liability or loss was not the result of negligence, misconduct or a breach of the trust agreement on the part of the managing owner or its affiliates and (2) any such indemnification will only be recoverable from the assets of each series of the trust. Expenses incurred in defending a threatened or pending action or proceeding against the managing owner may be paid by each series (on a pro rata basis, as the case may be) in advance of the final disposition of such action if (i) the legal action relates to the performance of duties or services by the managing owner or an affiliate on behalf of the trust; (ii) the legal action is initiated by a third party who is not a limited owner or the legal action is initiated by a limited owner and a court of competent jurisdiction specifically approves such advancement; and (iii) the managing owner undertakes to repay the advanced funds to each series (on a pro rata basis, as the case may be) with interest, in the event indemnification is subsequently held not to be permitted. No indemnification of the managing owner or its affiliates is permitted for liabilities or expenses arising under federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses; or (iii) a court of competent jurisdiction approves a settlement of claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the managing owner or its affiliates, the managing owner has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

In any claim for indemnification in actions involving alleged federal or state securities laws violations, the party seeking indemnification must place before the court the position of the SEC, the position of the Tennessee Securities Division and any other applicable state securities division which requires disclosure with respect to the issue of indemnification for securities law violations. The trust agreement also provides that with respect to any action taken by the managing owner as “tax matters partner,” including consenting to an audit, the trust shall indemnify and hold harmless the managing owner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

Amendments and Meetings

The trust agreement may be amended in certain respects by a vote of the limited owners holding units representing at least a majority (over 50%) of the net asset value of each series (which excludes the units of the managing owner), either pursuant to a written vote or at a duly called meeting of the limited owners. An amendment may be proposed by the managing owner or by limited owners holding units equal to at least 10% of the net asset value of each series, unless the proposed amendment affects only certain series, in which case such amendment may be proposed by limited owners holding units equal to 10% of the net asset value of each affected series. Unitholders will be supplied with a verbatim copy of any proposed amendment which potentially could affect them and statements concerning the legality thereof. It is not anticipated that the managing owner will call any annual meetings of the limited owners.

The managing owner may, without the consent of the limited owners, make amendments to the trust agreement which (i) are necessary to add to the representations, duties or obligations of the managing owner or to surrender any right or power of the managing owner, for the benefit of the limited owners; (ii) are necessary to cure any ambiguity, or correct or supplement any provision of the trust agreement which may be inconsistent with any other provision of the trust agreement or this prospectus, or make any other provisions with respect to matters or questions arising under the trust agreement or this prospectus which will not be inconsistent with the provisions of the trust agreement or this prospectus; or (iii) the managing owner deems advisable, provided, however, that no such amendment shall be adopted unless the amendment is not adverse to the interests of the limited owners, is consistent with the managing owner’s management of the trust pursuant to Section 3806 of the Trust Act, does not affect the allocation of profits and losses to the limited owners or among the limited owners and the managing owner, and does not adversely affect the limited liability status of the limited owners or the status of each series as a partnership for federal income tax purposes. The managing owner further may, without the consent of the limited owners, amend the provisions of the trust agreement relating to the allocations among limited owners of profits, losses and distributions if it is advised by its accountants or counsel that any such allocations are unlikely to be upheld for federal income tax purposes.

Meetings of the trust may be called by the managing owner. In addition, meetings will be called upon receipt by the managing owner of a written request signed by limited owners holding units equal to at least 10% of the net asset value of a series. Thereafter, the managing owner shall give written notice to all limited owners, by certified mail within 15 days after such receipt, of such meeting and its purpose. Such meeting must be held at least 30 but not more than 60 days after the mailing of such notice. Any action permitted to be taken at a meeting may be taken without a meeting on written approval of the limited owners holding units of the percentage required to approve any such action if a meeting were held.

Fiscal Year

The trust’s fiscal year shall begin on January 1 of each year and end on December 31 of each year, except that the fiscal year in which the trust terminates shall end on the date of termination of the trust.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain of the material U.S. federal income tax consequences to limited owners of the acquisition, ownership, and disposition of units of the trust. Except where noted, the following summary deals only with limited owners who are citizens or residents of the United States, who acquired the units by purchase and who hold the units as capital assets and does not address special situations, such as those of persons liable for alternative minimum tax, U.S. persons whose “functional currency,” as defined in Section 985 of the Code, is not the U.S. dollar, persons holding the units as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, real estate investment trusts, regulated investment companies, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, commodities or currencies, and traders in securities that elect to use a mark-to-market method of accounting for their securities holdings. The following discussion does not address state or local or non-United States tax consequences or U.S. federal tax consequences (e.g., estate or gift tax) other than income tax consequences.

Furthermore, the following discussion is based on provisions of the Code, the U.S. Federal Income Tax Regulations (the “Treasury Regulations”) promulgated thereunder, and administrative and judicial interpretations of the foregoing, all as in effect as of the date hereof and all of which are subject to differing interpretation or change, possibly with retroactive effect. No ruling has been or will be requested from the Internal Revenue Service (the “IRS”) on any of the tax matters discussed herein. Accordingly, there can be no assurance that the IRS will not challenge any of the U.S. federal income tax consequences described below or that any such challenge, if made, would not be sustained by a court.

We urge you to consult your own tax advisor regarding the U.S. federal, state, local and foreign income tax consequences to you of the purchase, ownership and disposition of units in light of your individual tax circumstances, and of the effects of possible changes in the tax laws.

The Tax Status of the Trust and the Series

It is expected that each of the trust’s series will be treated as a separate partnership for U.S. federal income tax purposes and, assuming that at least 90% of the gross income of each series has always constituted, and will continue to constitute, “qualifying income” within the meaning of Section 7704(d) of the Code, neither the trust nor any series will be a publicly traded partnership treated as a corporation (i.e., by reason of being a publicly traded partnership that does not satisfy such 90% gross income test) under Section 7704(a) of the Code. The remainder of this summary assumes that each series constitutes a separate partnership for U.S. federal income tax purposes.

Taxation of the Series’ Income and Losses

A partnership is generally not subject to an entity-level U.S. federal income tax liability. Instead, a partner of the partnership is required to take into account its distributive share of items of income, gain, loss, deduction and other items of the partnership in such partner’s taxable income. Accordingly, you must include in your income your distributable share of the income and gains of each series in which you hold units for each year even if such series does not make any cash distributions to you (which it is not expected to do). Subject to the conditions and limitations set forth below, you may be able to deduct from your income your distributable share of the series’ losses and deductions.

Each series generally will allocate its income, gains and losses on a daily basis among limited owners who hold units of the series, as described above. If you redeem any units in a series or exchange units in one series for units of another series, however, you will be allocated a disproportionate amount of the series’ gains (or losses) if necessary to increase (or decrease) your adjusted tax basis in the redeemed or exchanged units to the value of those units. This will have the effect of causing you to recognize a taxable gain (or taxable loss) equal to the appreciation or depreciation in the redeemed or exchanged units. There is no authority on point governing the validity of this allocation, and it is possible that the IRS could successfully challenge it.

Your adjusted tax basis in your units generally equals the amount that you paid for the units increased by income or gains allocated to you with respect to the units and decreased (but not below zero) by distributions, deductions and losses allocated to you with respect to the units.

A 3.8% Medicare tax may be imposed on certain net investment income, including interest, dividends, capital gains and other income derived from passive activities and trading in securities or commodities, earned by persons other than corporations to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount. Net investment income is reduced by deductions “properly allocable” to this income. Prospective investors should consult their tax advisors regarding the potential impact of the imposition of this tax on their investment in the trust.

Character of the Series’ Income, Gains and Losses

Interest

Interest earned by a series, as well as interest earned on subscription funds on deposit with the escrow agent during the initial offering period for any series, will be characterized as ordinary income.

Debt Instruments

G Gains and losses from dispositions of debt instruments by a series generally will be respectively characterized as capital gains and losses. Such capital gains or losses will be long -term if the series has held the debt instruments for more than one year.

Options and Futures Contracts

Certain options and futures contracts, known as “Section 1256 contracts,” are subject to special tax rules. Section 1256 contracts include certain futures contracts, options and foreign currency contracts. Section 1256 contracts that remain open on the last business day of a taxable year are marked to market, and gain or loss is recognized for tax purposes as if the contracts had been sold on that day at fair market value.

Gain or loss attributable to Section 1256 contracts is generally treated as 40% short-term capital gain or loss and 60% long-term capital gain or loss, regardless of how long they were held. However, gain or loss with respect to dealer equity options or dealer securities futures contracts allocable to unitholders is treated entirely as short-term capital gain or loss. To the extent that a series recognizes gain or loss with respect to dealer equity options or dealer securities futures contracts, such gain or loss that is allocated to you would be treated as short-term capital gain or loss.

Gain or loss is not recognized with respect to an option or futures contract that is not a Section 1256 contract until the option is exercised, the relevant series sells property pursuant to the futures contract, or the option or futures contract is sold, exchanged, lapses or is terminated. Except as described below with respect to Section 988 transactions entered into by a “qualified fund,” gain or loss attributable to a non-Section 1256 contract will generally be treated as short-term capital gain or loss if the relevant series has held such contract for one year or less, which the series generally expect to do.

Foreign Currency Transactions

“Section 988 transactions” include entering into or acquiring any forward contract, futures contract or similar instrument if the amount paid or received is denominated in terms of (or determined by reference to the value of) a currency other than the taxpayer’s “functional currency” (i.e., the U.S. dollar, in the case of the trust and each series). In general, non-U.S. currency gain or loss on Section 988 transactions is characterized as ordinary income or loss, except that gain or loss on regulated futures contracts or non-equity options on foreign currencies which are considered Section 1256 contracts is characterized as capital gain or loss. Various tax elections relating to the characterization of gains or losses attributable to such transactions may be available to the trust and each series. For example, if a series were eligible for such treatment, the managing owner may elect to have the series treated as a “qualified fund.” Pursuant to such election, all futures, forward and option contracts, and similar instruments, with respect to non-U.S. currencies would be “marked to market,” and all of the gain and loss from such contracts (other than Section 1256 contracts) would be characterized as short-term capital gain or loss.

Deductibility of Capital Losses

Your ability to deduct capital losses allocated to you by a series may be limited by under the Code. You may deduct such capital losses only to the extent of your adjusted tax basis in your units. U.S. resident taxpayers other than corporations may deduct capital losses in a taxable year only to the extent of recognized short-term or long-term capital gains for the taxable year, plus $3,000 ($1,500 if a taxpayer is married and files a separate return from the taxpayer’s spouse), and any unused capital losses of a U.S. resident taxpayer, other than a corporation, in excess of $3,000 (or $1,500 if a taxpayer is married and files a separate return from the taxpayer’s spouse) generally may be carried forward and used in subsequent taxable years, subject to certain limitations provided in the Code. U.S. resident corporate taxpayers generally may not deduct the excess of any capital losses over capital gains (i.e., “net capital losses”) incurred in respect of a taxable year. However, U.S. resident corporate taxpayers may be eligible to carry back such net capital losses for use in up to three taxable years or carry forward such net capital losses for use in up to five taxable years, subject to certain limitations provided in the Code. You may thus not be able to deduct all of the losses a series allocates to you in the taxable year in which those losses are incurred by the series. You may also be subject to tax on your share of the series’ interest income and any other ordinary income in a taxable year even though the series allocated losses to you in excess of that ordinary income (i.e., because the losses allocated to you are capital losses).

U.S. resident taxpayers, other than corporations, generally may not carry back capital losses to offset gains recognized in prior taxable years. However, U.S. resident taxpayers (other than corporations) generally may elect to carry back capital losses realized from trading in Section 1256 contracts to each of the three preceding taxable years as an offset against Section 1256 contract gains recognized in those taxable years.

Effect of At Risk and Passive-Activity Loss Rules

You may deduct losses only to the extent of your “at-risk” amount, which is calculated in a manner that is similar to the calculation of your adjusted tax basis, except that the “at risk” amount does not include any amount borrowed on a nonrecourse basis by you or a series or from someone with an interest in that series.

The series’ trading activities will not be considered a “passive activity.” Therefore, the passive activity loss rules will not result in your share of any losses of a series attributable to those trading activities being nondeductible (but such losses may be subject to other deductibility limitations described in this summary, such as the limitation on deductibility of capital losses discussed above). Similarly, your share of a series’ gains from trading activities will not constitute passive income and may not be offset by your losses incurred from passive activities.

Organizational and Syndication Expenses

The managing owner will pay, without reimbursement, all costs related to the organization of the trust and the series and the offering of units, except for the initial service fee, if any. Therefore, no deductions for organizational expenses will pass through to you. The IRS may take the position that certain expenses that a series allocates to you as deductible expenses are non-deductible syndication expenses. Syndication expenses paid by a series (i.e., expenses related to the issuance or marketing of units) are not deductible and may not be amortized, although holders generally should be eligible to recognize a capital loss in respect of such expenses when their units are redeemed.

Cash Distributions, Redemptions and Exchanges of Units

You generally will not be subject to tax on any cash distributions or partial redemption payments from a series until the aggregate amount you receive exceeds your adjusted tax basis in all of your units (but you may be allocated gain of such series in the event of a partial redemption. See above under “—Taxation of the Series’ Income and Losses”). If you receive distributions or redemption payments in excess of your adjusted tax basis, you will recognize gain equal to such excess. Tax rules do not permit recognition of a loss upon a partial redemption of your units (but you may be allocated loss of the trust in the event of a partial redemption. See above under “—Taxation of the Series’ Income and Losses”). If you receive a cash payment in complete redemption of all of your units, you will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount of cash you receive and your adjusted tax basis in your units. The gain or loss will be characterized as long-term or short-term capital gain or loss depending on whether you have held the units for more than one year. Exchanges should be treated as redemptions followed by the purchase of units in the new series for U.S. federal income tax purposes, with the fair market value of the units received in the exchange treated as the amount of the redemption payment. No gain or loss should be recognized from the classification of class 1 and class 2 units of a particular series which reach the service fee limit as class 3 units of such series or from the classification of class 1a and class 2a units of a particular series which reach the service fee limit as class 3a units of such series.

Limitation on Deductibility of Investment Advisory Expenses

You may be subject to certain limitations on your ability to deduct investment advisory expenses to the extent those expenses are characterized for U.S. federal tax purposes as miscellaneous itemized deductions. The trust intends to treat management and advisory fees and certain other expenses as fully deductible business expenses for U.S. federal income tax purposes. The IRS may, however, assert that such expenses such be treated as investment advisory expenses or, alternatively, that such expenses should be capitalized, and there can be no assurance that such assertions will not prevail.

Limitation on Deductibility of Investment Interest

You may deduct investment interest expense (including your share of a series’ investment interest expense) only to the extent of your net investment income. Investment interest includes interest on indebtedness allocable to property held for investment. Net investment income does not include net long-term capital gain unless you elect to treat that gain as ordinary income rather than capital gain. Investment interest expense that cannot be deducted because of this limitation may be carried over to the following taxable year.

Fund Audit Procedures

The IRS audits trust-related (or series-related) items at the trust (or series) level rather than at the limited owner level. The managing owner acts as “tax matters partner” with the authority to determine the trust’s (or a series’) responses to an audit. If an audit results in an adjustment, you may be required to pay additional taxes, interest and penalties.

For taxable years beginning after December 31, 2017, the designated “partnership representative” will have the sole authority to act on behalf of the trust (or a series) with respect to audits and proceedings at the trust (or series) level in accordance with Section 1101 of the Bipartisan Budget Act of 2015 (Pub. L. No. 114-74) (the “2015 Budget Act”). The trust (or a series) and all limited owners will be bound by actions taken by the trust (or series) during audits and in any final decision in a proceeding with respect to the trust (or series). In addition, the IRS no longer will be required to notify limited owners (other than the partnership representative) of trust (or a series’) audit proceedings or adjustments and limited owners will be bound by determinations made at the trust (or series) level.

As a holder of units of any series of the trust, you agree to indemnify the trust for any taxes (and related interest, penalties or other charges or expenses) payable by such series or the trust which are attributable to your interest (or former interest) in such series of the trust, as reasonably determined by the partnership representative or managing owner, as appropriate and as provided for by the 2015 Budget Act. The foregoing obligation shall survive your redemption of any units of any series of the trust, the dissolution and liquidation of such series or the trust, or both. Any taxes (and related interest, penalties or other charges or expenses) that are payable by such series or the trust shall, to the extent attributable your interest (or your former interest) in a series or the trust be treated as distributed or otherwise paid to you. Prospective investors are encouraged to consult their own tax advisors concerning these rules and the impact of changes to the rules governing audits and adjustments under the 2015 Budget Act.

Tax Shelter Regulations

Treasury Regulations applicable to tax shelters may require the trust to maintain a list of the names and taxpayer identification numbers of limited owners who are U.S. persons, which list may be subject to disclosure to the IRS upon its request. In addition, the Treasury Regulations may require each such limited owner to make certain annual disclosures to the IRS with respect to an investment in the trust. Published guidance on these Treasury Regulations indicates that the tax shelter disclosure requirements should generally not apply with respect to a loss transaction where the loss arises from certain “mark-to-market” provisions of the Code. The managing owner expects that some or all of the investments made by the trust will satisfy this exception, but there can be no assurance that the tax shelter regulations will not apply to you. Significant penalties may be imposed for failure to make the required disclosures to the IRS of investment in tax shelters.

Tax-Exempt Limited Owners

Based on the expected income and activities of the trust, a tax-exempt U.S. limited owner generally should not be subject to tax on its share of income or gains of the trust so long as such tax-exempt U.S. limited owner does not use, and is not treated as using, borrowed funds in connection with its purchase of units.

Foreign Limited Owners

Although the matter is not free from doubt, a U.S. non-resident alien individual or foreign corporation not otherwise engaged in a United States trade or business and not a commodity dealer (i.e., a “foreign limited owner”) should not be deemed to be engaged in a U.S. trade or business solely as a result of the purchase of units of the trust. Under certain safe harbor provisions of the Code, activities consistent with the trading of stocks, securities or commodities for a taxpayer’s own account generally will not be considered to be engaging in a U.S. trade or business unless such activities occur in the capacity of a dealer in such stocks, securities or commodities. These safe harbor rules apply to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated on such organized commodity exchange. While the trust believes that the activities directly conducted by the trust and each series should be considered to qualify under the safe harbor from engaging in a U.S. trade or business, there can be no assurance that the IRS would not successfully assert that the trust’s or any series’ activities constitute a U.S. trade or business,

In the event that the trust’s or any series’ activities were to constitute a U.S. trade or business, the trust or such series would be required to withholding U.S. tax at the highest rate specified in Section 1 of the Code (currently 39.6 percent) on allocations of the trust’s or such series’ income to foreign limited owners, other than corporations, and at the highest rate specified in Section 11(b) of the Code (currently 35 percent) on allocations of the trust’s or such series’ income foreign corporate limited owners., when such income is distributed. Affected foreign limited owners generally would be required to file a U.S. federal income tax return reporting the distributive share of the trust’s or such series’ income as well as any other income effectively connected with a U.S. trade or business earned by such foreign limited owners during a taxable year. Any amount of U.S. tax withheld by the trust or any series will be treated as a distribution to such affected foreign limited owners to the extent possible.

Assuming the trust and each series is not engaged in a U.S. trade or business, capital gains and interest earned by the trust and allocated to such a foreign limited owner generally will not be subject to U.S. federal income or withholding tax, provided the foreign limited owner satisfies applicable certification requirements. However, capital gains and interest earned by the trust may be subject to tax in other jurisdictions in which the foreign limited owner is subject to taxation. Certain interest income that the trust might earn that is allocated to a foreign limited owner may be subject to a 30% U.S. federal withholding tax. Such withholding tax may be reduced if the foreign limited owner is entitled to the benefits of an income tax treaty between the United States and such owner’s country of residence, and the foreign limited owner provides certain documentation of such entitlement (e.g., IRS Form W-8BEN or other applicable form). Any amount of U.S. federal withholding tax withheld on behalf of a foreign limited owner will be treated as having been distributed to such foreign limited owner.

Backup Withholding

The trust and each series is required under certain circumstances to backup withhold on certain payments made to U.S. resident limited owners, other than U.S. resident corporations, and foreign limited owners that fail to furnish a correct taxpayer identification number (in the case of an individual, a social security number) and make certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a limited owner may be refunded or credited against such limited owner’s U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely and appropriate manner.

Foreign Account Tax Compliance Act Sections 1471 through 1474 of the Code, the Treasury Regulations promulgated thereunder and IRS administrative guidance issued in connection therewith (collectively, “FATCA”), (i) require certain foreign entities that are foreign financial institutions (as defined in Section 1471(d)(4) of the Code) to enter into an agreement to disclose to the IRS the name, address and tax identification number of certain U.S. persons who own an interest in the foreign entity and require certain other foreign entities to provide certain other information; and (ii) impose a 30% U.S. withholding tax (in addition to the U.S. withholding tax described above) on certain payments of U.S. source income (and beginning on January 1, 2019, will impose a 30% U.S. withholding tax on payments of gross proceeds from the sale of property that produces U.S. source interest or dividends) if the foreign entity fails to enter into the agreement or satisfy its obligations under this legislation. Investors will be required to furnish appropriate documentation certifying their U.S. or non-U.S. tax residency status, together with such additional information as may from time to time be requested. Prospective investors should consult their tax advisors regarding the potential impact of FATCA on their investment in the trust.

PRIVACY POLICIES

Non-public personal information received by the trust and the managing owner with respect to investors who are natural persons, including the information provided to the trust by such investors in the subscription documents, will not be shared with nonaffiliated third parties which are not service providers to the trust and the managing owner without prior notice to such investors. Such service providers include, but are not limited to, the auditors and the legal advisors of the trust. The trust and the managing owner may disclose such nonpublic personal information as required by law. See “Exhibit G – Privacy Notice.”

LEGAL MATTERS

Dechert LLP acts as counsel generally for the managing owner and advises the managing owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the trust. No independent counsel has been retained to represent investors in the trust. In assisting in the preparation of this prospectus, Dechert LLP has relied upon information provided to it by the trust and the managing owner.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RSM US LLP is the trust’s independent registered public accounting firm.

EXPERTS

The annual financial statements incorporated by reference have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, and incorporated in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

APPENDICES TO PART ONE

FRONTIER DIVERSIFIED FUND APPENDIX

TO PART I OF THE

PROSPECTUS

OF

FRONTIER FUNDS

(A statutory trust formed under the laws of Delaware)

FRONTIER DIVERSIFIED FUND-1 UNITS

FRONTIER DIVERSIFIED FUND-2 UNITS

Major Commodity Trading Advisors, Galaxy Plus Platform Commodity Pools and/or Reference Programs:

Aspect Capital Limited (accessed via Galaxy Plus Fund – Aspect Feeder Fund (532) LLC)

Crabel Capital Management, LLC

Emil van Essen LLC (accessed via Galaxy Plus Fund – Emil van Essen STP Feeder Fund (516) LLC)

FORT, L.P. (accessed via Galaxy Plus Fund – FORT Contrarian Feeder Fund (510) LLC)

H2O AM LLP

Quantitative Investment Management, LLC (accessed via Galaxy Plus Fund – QIM Feeder Fund (526) LLC)

QuantMetrics Capital Management LLP (accessed via Galaxy Plus Fund – QuantMetrics Feeder Fund (527) LLC)

Quest Partners LLC (accessed via Galaxy Plus Fund – Quest Feeder Fund (517) LLC and Galaxy Plus Fund – Quest FIT Feeder Fund (531) LLC)

Welton Investment Partners, LLC (accessed via Galaxy Plus Fund – Welton GDP Feeder Fund (538)

Winton Capital Management Ltd.

Non-Major Commodity Trading Advisors, Galaxy Plus Platform Commodity Pools and/or Reference Programs:

Doherty Advisors, LLC (accessed via Galaxy Plus Fund – Doherty Feeder Fund (528) LLC)

Landmark Trading Company (accessed via Galaxy Plus Fund – LRR Feeder Fund (522) LLC)

This Frontier Diversified Fund Appendix is dated January 31, 2019 FRONTIER FUNDS

Frontier Diversified App.-1

FRONTIER DIVERSIFIED FUND

FRONTIER DIVERSIFIED FUND-1 UNITS
FRONTIER DIVERSIFIED FUND-2 UNITS

This Frontier Diversified Fund Appendix to the prospectus, dated January 31, 2019, including all exhibits thereto as the same may be amended and supplemented from time to time, or the prospectus, of Frontier Funds, a statutory trust formed under the laws of the state of Delaware, or the trust, relates to the units of beneficial interest in the trust, or the units, designated as Frontier Diversified Fund units. Capitalized terms used in this Frontier Diversified Fund Appendix and not otherwise expressly defined herein shall have the same respective meanings as set forth in the prospectus. This Frontier Diversified Fund Appendix must be accompanied by, and read in conjunction with, the prospectus.

The Frontier Diversified Fund units will be issued in three (3) classes. The Frontier Diversified Fund units in class 1 (as described in the prospectus) are designated as “Frontier Diversified Fund-1 units,” the Frontier Diversified Fund units in class 2 (as described in the prospectus) are designated as “Frontier Diversified Fund-2 units,” and the Frontier Diversified Fund units in class 3 (as described in the prospectus) are designated as “Frontier Diversified Fund-3 units.” The trust is offering Frontier Diversified Fund-1 units and Frontier Diversified Fund-2 units pursuant to the prospectus and this Frontier Diversified Fund Appendix. Frontier Diversified Fund-3 units are not being offered for new investment. Instead, Frontier Diversified Fund-1 units and Frontier Diversified Fund-2 units will be automatically classified as Frontier Diversified Fund-3 units for administrative purposes under certain circumstances described in the prospectus, unless earlier redeemed or exchanged for another Series of units by the holder thereof. Prospective purchasers of Frontier Diversified Fund-1 units and Frontier Diversified Fund-2 units should carefully review the prospectus and this Frontier Diversified Fund Appendix before determining to purchase such units.

The managing owner intends to contribute funds to the trust in order to have a minimum of 1% interest in the aggregate capital, profits and losses of the Frontier Diversified Fund units and in return will receive units designated as general units in such series.

TRADING ADVISORS/GALAXY PLUS COMMODITY POOLS

The managing owner will allocate the assets allocable to the Frontier Diversified Fund units, or the Frontier Diversified Fund Assets, among at least seven trading advisors and/or commodity pools on the Galaxy Plus Platform, at least one of which at any time will be a discretionary trader, and trading programs. The current trading advisors with respect to the Frontier Diversified Fund Assets are Aspect Capital Limited, or Aspect, A United Kingdom company, an Illinois corporation, Crabel Capital Management, LLC, or Crabel, a Wisconsin limited liability company, Emil van Essen LLC, or Emil van Essen, an Illinois limited liability company, Doherty Advisors, LLC, or Doherty, a Delaware limited liability company, FORT, L.P., or FORT, a Delaware limited partnership, H2O AM LLP, or H2O, a United Kingdom limited liability partnership, Landmark Trading Company, or Landmark, a Colorado corporation, Quantitative Investment Management, LLC, or QIM, a Virginia limited liability company, QuantMetrics Capital Management LLP, or QuantMetrics, a United Kingdom limited liability partnership, Quest Partners LLC, or Quest, a New York limited liability company, Welton Investment Partners, LLC, or Welton, and Winton Capital Management Ltd., or Winton, a United Kingdom company. Chesapeake Capital Corporation, or Chesapeake, a CTA which the Funds have previously accessed through the Galaxy Plus Fund platform, was no longer an advisor to any Galaxy Plus Fund as of December 31, 2017. None of the Funds currently have any investment exposure to Chesapeake.

To employ the trading strategies directed by the trading advisors to the Frontier Diversified Fund, the managing owner will allocate a portion of the Frontier Diversified Fund Assets to one or more trading vehicles, or each, a trading company or commodity pool, to be used as margin or its equivalent. The particular trading companies in which the Frontier Diversified Fund Assets are invested, and the percentage of the Frontier Diversified Fund Assets so invested, will vary from time to time. The remainder of the Frontier Diversified Fund Assets will either be substantially invested in commodity pools offered through the Galaxy Plus Platform that are advised by independent trading advisors, or held at the trust level for cash management.

The trust may allocate a portion of the Frontier Diversified Fund Assets to each of Crabel, Emil van Essen, FORT, H2O, QIM, QuantMetrics, Quest, Welton and Winton. The managing owner anticipates that up to 30% of the assets of the Frontier Diversified Fund may be allocated to each of the major commodity trading advisors, commodity pools on the Galaxy Plus Platform and/or reference programs at any time. See “Risk Factors—Risks Relating to the Trust and the Offering of Units— The Managing Owner May Adjust the Leverage Employed by a Trading Advisor to Maintain the Target Rate of Volatility.” Each of Doherty and Landmark will manage less than 10% of the Frontier Diversified Fund Assets and, accordingly, is not considered a “major commodity trading advisor” and/or a “major reference program.” See Part II of the prospectus for summary information regarding Doherty and Landmark, including the following historical performance information: monthly return parameters; historical volatility; and degree of leverage. Information regarding the remaining trading advisors to the Frontier Diversified Fund is set forth in this Appendix.

Frontier Diversified App.-2

In preparing the descriptions of the trading advisors and their respective trading programs and the applicable commodity pools on the Galaxy Plus Platform in this Frontier Diversified Fund Appendix, the managing owner has relied upon information provided to it by such trading advisors and Gemini, and may also have relied upon information available on the NFA’s website and other publicly available sources believed to be reliable. Rate of return figures for the current year to date may include estimated figures for the most recent month within the specified year-to-date period. The fact that any trading advisor or commodity pool on the Galaxy Plus Platform is registered in any capacity under the CE Act or is a member of the NFA in no way implies that either the CFTC or the NFA endorses the qualifications of such trading advisor to provide commodity trading advisory services, or the investment suitability of such commodity pool.

FRONTIER DIVERSIFIED FUND UNITS

MANAGEMENT FEES, INCENTIVE FEES AND INITIAL ALLOCATIONS

Management Fees

The Frontier Diversified Fund units will pay to the managing owner a monthly management fee equal to 1/12th of 0.75% of the nominal assets of the Frontier Diversified Fund (approximately 0.75% annually). To the extent the managing owner is investing in trading companies managed by the managing owner, the managing owner will pay a portion of such management fees to the trading advisors. To the extent that the Frontier Diversified Fund units invest in one or more commodity pools available on the Galaxy Plus Platform, the management fee payable to the managing owner will be reduced by the amount paid by such commodity pools to their trading advisors. To the extent any related management fee is paid by the Frontier Diversified Fund units, the managing owner will pay all or a portion of its management fee to the Frontier Diversified Fund units. The managing owner shall waive its management fee attributable to nominal assets of swaps or other derivative instruments. Any management fee embedded in a swap or other derivative instrument may be greater or lower than the management fee that would otherwise be paid by the Series to the managing owner. As of the date of this prospectus, for the Frontier Diversified Fund, a trading advisor does not receive any management fees directly from the Frontier Diversified Fund for such swap, and instead the relevant trading advisor receives compensation via the fees embedded in the swap. As of the date of this prospectus, the management fee embedded in swaps owned by Frontier Diversified Fund is 1.00% per annum, and the managing owner has waived the entire management fee due to it from such series in respect of such series’ investment in swaps. Management fees are accrued on a daily basis.

Incentive Fees

The Frontier Diversified Fund units will pay to the managing owner a monthly or quarterly incentive fee of 20-25% per annum of New High Net Trading Profits generated by each trading advisor, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter. Incentive fees are accrued on a daily basis. To the extent the managing owner is investing in trading companies managed by the managing owner, the managing owner will pay a portion of such incentive fees to the relevant trading advisors. To the extent that the Frontier Diversified Fund units invest in one or more commodity pools available on the Galaxy Plus Platform, the incentive fee payable to the managing owner shall be reduced by the amount of performance fees paid by such commodity pools to their trading advisors. To the extent any related incentive fee is paid by the Frontier Diversified Fund units to a trading advisor, the managing owner will pay all or a portion of its incentive fee to the Frontier Diversified Fund units. If the managing owner’s share of the incentive fee exceeds 10% of New High Net Trading Profits during the period, then the managing owner is obligated to return any amount in excess. The managing owner shall waive its incentive fee embedded in swaps or other derivative instruments. Any incentive fee embedded in a swap or other derivative instrument may be greater or lower than the incentive fee that would otherwise be paid by the series to the managing owner. As of the date of this prospectus, the trading advisor for a series that has invested in a swap does not receive any incentive fees directly from the series for such swap, and instead the relevant trading advisor receives compensation via the fees embedded in the swap. As of the date of this prospectus, the range of incentive fees (as a percentage of net New High Net Trading Profits on swaps) embedded in swaps owned by Frontier Diversified Fund was 20-25% per annum of new trading profits earned by the relevant reference programs, and the managing owner has waived all incentive fees due to it from such series in respect of such series’ investment in swaps. See “Risk Factors—Each Series may be Charged Substantial Fees and Expenses Regardless of Profitability” in the prospectus.

Initial Allocations

In general, the managing owner anticipates allocations to the trading advisors and the commodity pools on the Galaxy Plus Platform in the Frontier Diversified Fund portfolio to vary between one percent (1%) and twenty-five percent (25%) of the Frontier Diversified Fund Assets. The actual allocation of the Frontier Diversified Fund Assets will vary based upon the relative trading performance of the trading advisors, as well as the investment performance of commodity pools on the Galaxy Plus Platform and the managing owner’s asset allocation activities. The managing owner may, at its sole discretion, exceed these parameters for any reason at

Frontier Diversified App.-3

any time. The Frontier Diversified Fund will generally employ notional equity in order to keep the series annual return volatility between 10% and 15%. The series’ annualized volatility may fluctuate outside of the stated target range from time to time.

The following table sets forth certain of the markets in which the trading advisors and/or commodity pools on the Galaxy Plus Platform that will receive allocations of the Frontier Diversified Fund Assets may trade on behalf of client accounts. Not all markets are part of the program of each such trading advisor or commodity pool. Each trading advisor reserves the right to vary the markets and types of instruments it trades without giving prior notice to the trust. The managing owner and the trust will have no discretion over, or other involvement in, the selection of the markets and types of instruments that each commodity pool on the Galaxy Plus Platform may trade through the use of its respective trading advisors. The diversification summary below is based on long-term averages as of November 30, 2018.

DIVERSIFICATION SUMMARY

FRONTIER FUNDS—THE FRONTIER DIVERSIFIED FUND

Trading Advisors and/or Reference Programs: Major Advisors and/or Reference Programs:	Program	Interest Rates	Currencies	Equity Indices	Metals	Energies	Agricultural Commodities	Total
Aspect Capital Limited*	Core Diversified Program	25.0%	25.0%	25.0%	10.0%	7.5%	7.5%	100.0%
Crabel Capital Management, LLC	Multi-Product 1x Program	25.0%	24.0%	33.0%	5.0%	9.0%	4.0%	100.0%
Emil van Essen	Multi-Strategy Program	2.0%	0.0%	0.0%	5.0%	55.0%	38.0%	100.0%
FORT, L.P.	Global Contrarian	44.4%	20.3%	22.6%	1.0%	11.7%	0.0%	100.0%
H2O AM LLP	Force 10	28.0%	40.0%	32.0%	0.0%	0.0%	0.0%	100.0%
Quantitative Investment Management, LLC	Global	25.0%	12.0%	49.0%	3.0%	11.0%	0.0%	100.0%
QuantMetrics Capital Management LLP	QM Futures	2.0%	2.0%	96.0%	0.0%	0.0%	0.0%	100.0%
Quest Partners LLC	Quest Tracker Index Program	26.0%	20.0%	20.0%	7.5%	14.0%	12.5%	100.0%
Welton Investment Partners LLC	Global Program	30.0%	25.0%	15.0%	10.0%	10.0%	10.0%	100.0%
Winton Capital Management Ltd.**	Diversified Futures Fund	28.8%	16.7%	18.2%	13.8%	14.8%	7.7%	100.0%
Non-Major Advisors and/or Reference Programs	N/A	0.7%	1.7%	65.1%	0.0%	0.3%	32.2%	100.0%
Frontier Diversified Fund	N/A	22.1%	16.7%	33.4	4.8%	13.5%	9.5%	100.0%

*	The figures for Interest Rates include both short-term interest rate futures and bond futures. Please note that sector allocations are reviewed regularly and may change over time. The above allocations are correct as at November 30, 2018.

**	These figures are based on the Winton Diversified Macro Strategies Program projected risk of the current trading system and represents Winton’s projected long term risk breakdown and is based on historic market volatilities over the last 10 years.

Frontier Diversified App.-4

PAST PERFORMANCE OF FRONTIER DIVERSIFIED FUND-1

The Capsule Performance Table which follows sets forth the past performance of the Frontier Diversified Fund-1 during the period covered by the table.

Month	2018	2017	2016	2015	2014	2013
January	2.04%	-0.31%	6.34%	11.76%	-4.38%	-0.56%
February	-10.18%	3.01%	3.35%	0.79%	2.65%	-1.15%
March	-0.14%	-0.21%	-6.71%	3.35%	-3.18%	0.46%
April	1.43%	0.80%	-3.41%	-6.58%	-1.95%	3.70%
May	-3.04%	0.13%	0.29%	2.16%	4.31%	-5.15%
June	3.36%	-7.22%	2.92%	-8.04%	2.51%	-6.69%
July	-1.91%	0.58%	1.74%	5.67%	-1.51%	-5.75%
August	-2.77%	2.47%	-2.52%	-8.74%	8.96%	-3.65%
September	1.13%	-4.39%	-1.10%	4.99%	2.98%	0.57%
October	-4.78%	6.84%	-2.55%	-3.51%	2.59%	3.72%
November	2.70%	-1.93%	0.14%	7.85%	10.68%	5.84%
December		0.91%	2.92%	-5.12%	3.88%	1.55%
Year	-12.25% (11 Months)	-0.02%	0.69%	2.15%	29.84%	-7.73%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of pool:	Frontier Funds
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Frontier Diversified Fund-1
Inception of Trading of Frontier Diversified Fund-1:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Diversified Fund-1 as of November 30, 2018:	$126,230,600
Net Asset Value of Frontier Diversified Fund-1 as of November 30, 2018:	$1,701,903
Worst Monthly Percentage Draw-down:	-10.18% (February 2018)
Worst peak-to-valley Draw-down:	-27.75% (February 2011 to August 2013)

The Frontier Diversified Fund-1 performance table sets forth the actual performance of the Frontier Diversified Fund-1. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, initial service fees, on-going service fees and interest income of the Frontier Diversified Fund-1. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value or nominal assets (as applicable), are as follows:

●	Annual management fees: 0.75% of nominal assets, payable at the end of each month

●	Initial service fees and on-going annual service fees: 2.00% of net asset value, payable either monthly or quarterly (as agreed with the selling agent)

An incentive fee of 25% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table.

*	Draw-down means losses experienced by the applicable class of the applicable series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Frontier Diversified App.-5

PAST PERFORMANCE OF FRONTIER DIVERSIFIED FUND-2

The Capsule Performance Table which follows sets forth the past performance of the Frontier Diversified Fund-2 during the period covered by the table.

Month	2018	2017	2016	2015	2014	2013
January	2.19%	-0.21%	6.48%	11.92%	-4.24%	-0.42%
February	-10.06%	3.15%	3.50%	0.93%	2.79%	-1.01%
March	0.01%	-0.07%	-6.58%	3.51%	-3.04%	0.60%
April	1.58%	0.94%	-3.28%	-6.44%	-1.81%	3.85%
May	-2.90%	0.28%	0.44%	2.31%	4.46%	-5.01%
June	3.51%	-7.09%	3.07%	-7.90%	2.67%	-6.56%
July	-1.76%	0.73%	1.88%	5.83%	-1.36%	-5.60%
August	-2.63%	2.62%	-2.37%	-8.61%	9.11%	-3.52%
September	1.28%	-4.25%	-0.95%	5.14%	3.13%	0.72%
October	-4.64%	7.00%	-2.31%	-3.37%	2.74%	3.88%
November	2.85%	-1.79%	0.28%	8.01%	10.82%	5.99%
December		1.06%	3.08%	-4.98%	4.04%	1.71%
Year	-10.83% (11 Months)	1.69%	2.56%	3.95%	32.14%	-6.10%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of pool:	Frontier Funds
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Frontier Diversified Fund-2
Inception of Trading of Frontier Diversified Fund-2:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Diversified Fund-2 as of November 30, 2018:	$127,553,391
Net Asset Value of Frontier Diversified Fund-2 as of November 30, 2018:	$7,684,733
Worst Monthly Percentage Draw-down:	-10.06% (February 2018)
Worst peak-to-valley Draw-down:	-24.52% (February 2011 to August 2013)

The Frontier Diversified Fund-2 performance table sets forth the actual performance of the Frontier Diversified Fund-2. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, on-going service fees and interest income of the Frontier Diversified Fund-2. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value or nominal assets (as applicable), are as follows:

●	Annual management fees: 0.75% of nominal assets, payable at the end of each month

●	On-going annual service fees: 0.25% of net asset value, payable at the end of each month

An incentive fee of 25% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table.

*	Draw-down means losses experienced by the applicable class of the applicable series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Frontier Diversified App.-6

PAST PERFORMANCE OF FRONTIER DIVERSIFIED FUND-3

The Capsule Performance Table which follows sets forth the past performance of the Frontier Diversified Fund-3 during the period covered by the table.

Month	2018	2017	2016	2015	2014
January	2.21%	-0.19%	6.51%	11.94%	—
February	-10.04%	3.17%	3.52%	0.95%	1.53%
March	0.03%	-0.04%	-6.56%	3.53%	-3.02%
April	1.60%	0.97%	-3.26%	-6.42%	-1.79%
May	-2.88%	0.30%	0.46%	2.33%	4.48%
June	3.53%	-7.06%	3.09%	-7.88%	2.69%
July	-1.74%	0.75%	1.90%	5.85%	-1.34%
August	-2.61%	2.64%	-2.35%	-8.59%	9.13%
September	1.30%	-4.23%	-0.93%	5.17%	3.16%
October	-4.62%	7.02%	-2.28%	-3.35%	2.76%
November	2.87%	-1.76%	0.30%	8.03%	10.85%
December		1.08%	3.11%	-4.96%	4.07%
Year	-10.63% (11 Months)	1.96%	2.84%	4.21%	36.58% (11 Months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of pool:	Frontier Funds
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Frontier Diversified Fund-3
Inception of Trading of Frontier Diversified Fund-3:	February 25, 2014
Aggregate Gross Capital Subscriptions for Frontier Diversified Fund-3 as of November 30, 2018:	$28,947,970
Net Asset Value of Frontier Diversified Fund-3 as of November 30, 2018:	$6,926,651
Worst Monthly Percentage Draw-down:	-10.04 (February 2018)
Worst peak-to-valley Draw-down:	-18.86% (April 2015 – October 2018)

The Frontier Diversified Fund-3 performance table sets forth the actual performance of the Frontier Diversified Fund-3. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, on-going service fees and interest income of the Frontier Diversified Fund-3. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value or nominal assets (as applicable), are as follows:

●	Annual management fees: 0.75% of nominal assets, payable at the end of each month

An incentive fee of 25% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table.

*	Draw-down means losses experienced by the applicable class of the applicable series of the pool over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Frontier Diversified App.-7

ASPECT CAPITAL LIMITED

Background

Aspect Capital Limited (“Aspect”) offers discretionary advisory services to institutional, fund and high net worth investors in the speculative investment in multiple asset classes including, without limitation, futures, forwards and other derivative contracts.

Aspect was established in 1997 by Anthony Todd, Dr. Eugene Lambert, Martin Lueck and Michael Adam, all of whom were involved in the development of Adam, Harding and Lueck Limited (“AHL”, now part of Man Group plc), where they advanced the application of systematic quantitative techniques in managed futures investment. Aspect has a team of over 120 employees and manages approximately US$5.8 billion as of November 30, 2018. Aspect’s investment approach involves a strong focus on rigorous research, disciplined systematic implementation, robust risk management and efficient market access and execution.

Aspect is a limited liability company registered in England and Wales (registration number 3491169), which is regulated in the United Kingdom by the Financial Conduct Authority (“FCA”). Since October 1999, Aspect has been a member of the National Futures Association (“NFA”), registration number 0296934, and has been registered with the Commodity Futures Trading Commission (the “CFTC”) as a commodity trading advisor (“CTA”) effective October 13, 1999 and commodity pool operator effective October 13, 1999. Since December 27, 2012 Aspect has been approved as a swap firm by the NFA. Aspect has also been listed as a principal of its commodity trading advisor subsidiary Aspect Capital Inc. (“ACI”) (registration number 0346983) effective August 16, 2004. Aspect has also been registered with the Securities and Exchange Commission (“SEC”) as an investment adviser since October 2003. Neither Aspect’s registration with the CFTC and SEC nor its membership in NFA should be taken as an indication that the CFTC, SEC, NFA, or any other regulatory agency or body has recommended or approved Aspect. The main business address of Aspect is 10 Portman Square, London, W1H 6AZ, England. Aspect’s telephone number in London is +44 20 7170 9700. Aspect’s books and records will be kept at its main business address and, where applicable, are available for inspection at that location.

Principals

THE PRINCIPALS OF ASPECT ARE ANTHONY TODD, KEVIN CARTER, BARNEY DALTON, PETER GIBBS, KENNETH HOPE, MARTIN LUECK, JONATHAN GREENWOLD, JONATHAN CAPLAN, ROSEMARY REYNOLDS AND (FROM TIME TO TIME) COMMERCE HOUSE TRUSTEES LIMITED FOR AND ON BEHALF OF THE ASPECT CAPITAL EMPLOYEE BENEFIT TRUST NO. 2.

Anthony Todd	Chief Executive Officer

Mr. Todd co-founded Aspect in September 1997 and is the Chief Executive Officer of Aspect. He has been an NFA listed principal, and a CFTC Associated Member and Associated Person of Aspect from October 13, 1999 to the present. Mr. Todd has also been listed with the NFA as a principal of ACI since April 14, 2005 as he indirectly owns more than 10% of the share capital of ACI. Mr. Todd has been approved as a swaps Associated Person of Aspect since December 27, 2012. Mr. Todd chairs Aspect’s Executive Board, which determines Aspect’s overall corporate and strategic direction. Mr. Todd also chairs Aspect’s Risk Management Committee and is a member of Aspect’s Investment Management Committee. Before establishing Aspect, Mr. Todd worked for five years (from March 1992 to October 1997) at Adam, Harding and Lueck Limited (“AHL”) initially as Director of Financial Engineering and Product Development, before moving to Switzerland as Director of Marketing and Institutional Sales. Prior to this role, Mr. Todd was a strategy consultant at Mars & Co., a Paris based consultancy, from September 1990 to March 1992. From July 1989 to July 1990, Mr. Todd studied at INSEAD in France, and from September 1982 to June 1989 he was with UBS, an international investment bank, in London as Assistant Director in the International Government Bond Group. Mr. Todd holds a B.A. in Physics from Oxford University and an M.B.A. from INSEAD in France.

Kevin Carter	Non-Executive Director

Dr. Carter joined Aspect in December 2015 as a Non-Executive Director. Dr. Carter assists the board in achieving its strategic objectives. These include providing leadership to Aspect within a framework of prudent and effective controls, setting strategic aims, ensuring that Aspect has the necessary resources to meet its objectives, reviewing management performance, setting company values and standards, ensuring that Aspect meets and understands its obligations to its shareholders and others and promoting the success of Aspect. Dr. Carter has been listed with the NFA as a principal of Aspect effective 8 February 2016. Dr. Carter started his career in July 1977 at Old Mutual Life Assurance Society (an international investments, savings, insurance and banking group) in South Africa as Head of Investment Research, where he led a team of company research analysts producing stock valuations which were used by the firm’s portfolio managers in portfolio construction. In July 1982 he left Old Mutual Life Assurance Society and in August 1982 he joined Allan Gray Investment Counsel (a privately owned investment manager in Africa) as a partner where he worked principally as a company researcher with responsibility for generating buy and sell recommendations for the firm’s client portfolios. Dr. Carter left Allan Gray Investment Counsel in February 1985 and went back to Old Mutual Life Assurance Society in March 1985 in South Africa,

Frontier Diversified App.-8

managing the main “with-profit” life portfolio of the firm and several other major client portfolios. In early 1987 Dr. Carter was appointed as Assistant General Manager in the Investments Department in South Africa before relocating to the U.K. in September 1987 as Chief Executive Officer of an Old Mutual subsidiary which later became Old Mutual Asset Managers (UK) Limited. This company managed institutional and retail mutual funds for U.K. and international clients. Dr Carter was responsible for the overall business and its development until April 2000. In April 2000, after the acquisition by Old Mutual plc of United Asset Management Inc. in the U.S., Dr. Carter became Chief Executive Officer of Old Mutual Asset Managers (US) LLC, a newly formed company holding Old Mutual plc’s interests in seven of the United Asset Management Inc. investment affiliates chosen to offer complimentary and diverse investment styles principally to U.S. institutional clients. His responsibilities involved reorganising the financial arrangements of these affiliates from revenue sharing to profit sharing and creating an initial joint marketing and sales organisation for these affiliates. Dr. Carter left Old Mutual in October 2001 and took a short break from employment until January 2002, when he began working at Watson Wyatt LLP (the global consulting firm) in the U.K. After initially working as a Senior Investment Consultant advising on the investment and asset structures of major UK pension funds, he became Head of the European Investment Consulting Practice & Main Partner in July 2005. This role involved leading the firm’s investment consulting practice in the UK and Europe, while retaining a small number of major pension clients, and serving on the firm’s management committee. In October 2006, Dr. Carter left Watson Wyatt and, in November 2006, joined JP Morgan Securities Limited (part of the investment banking arm of the international investment bank) in the UK. He was a Managing Director and Head of the EMEA Pension Advisory Group, where he had responsibility for building a team to present the bank’s investment risk management products to leading UK and European pension schemes. Dr. Carter left JP Morgan Securities Limited in March 2009 to begin his career as a non-executive director. Dr. Carter is currently a non-executive director at JP Morgan American Investment Trust Plc, a large London listed actively managed investment trust focused on US equities (since July 2014), Universities Superannuation Scheme Limited, the principal pension scheme for employees of universities, higher education authorities and similar in the UK (since September 2012) and a related company called USS Investment Management Limited (since September 2013), Lowland Investment Company Plc, a London listed actively managed investment trust focused on U.K. equities (since October 2009), BBC Pension Trust Limited, the pension fund for the British public broadcasting corporation (as a member of the investment committee since October 2009 and as a director since August 2011) and Murray International Trust Plc, a large listed British investment trust focused on worldwide equities (since April 2009). Previously, Dr. Carter served as chairman at Hermes GPE LLP, a leading specialist investor focused on global private equity and infrastructure investments (from April 2010 to October 2013) and non-executive director at Legal & General Investment Management Limited, an asset manager and global investor (from March 2009 to March 2012) and at Centrica Combined Common Investment Fund Limited, the pension fund for the multinational energy company (from March 2010 to March 2016). Dr. Carter has a PhD in Finance from the University of Cape Town, an M.B.A. from the Wits Graduate School of Business, Johannesburg and is a CFA charterholder.

Barney Dalton	Chief Technology Officer

Dr. Dalton joined Aspect in November 2006 and has been listed with the NFA as a principal of Aspect effective November 7, 2011 to the present. As Chief Technology Officer, Dr. Dalton leads Aspect’s technology teams, which includes responsibility for the development and operation of Aspect’s execution infrastructure. Dr. Dalton joined Aspect from Brevan Howard, a London based hedge fund manager, where he worked as a Senior Quantitative Developer from December 2004 until November 2006. From June 2000 to December 2004, Dr. Dalton was a Software Team Lead at RadioScape, a world leader in digital signal processing. Dr. Dalton holds a First Class Honours in Engineering Science (MEng) from Magdalen College, University of Oxford (where he studied from 1990 to 1994), and a PhD in Robotics from the University of Western Australia (where he studied from 1996 to 2000). Between degrees Dr. Dalton worked as a Research Assistant at the University of Oxford from September 1994 to June 1995, and as a Software Developer at The Technology Partnership from July 1995 to January 1996.

Peter Gibbs	Non-Executive Director

Mr. Gibbs joined Aspect in February 2013 as a Non-Executive Director.  Mr. Gibbs assists the board in achieving its strategic objectives. These include providing leadership to Aspect within a framework of prudent and effective controls, setting strategic aims, ensuring that Aspect has the necessary resources to meet its objectives, reviewing management performance, setting company values and standards, ensuring that Aspect meets and understands its obligations to its shareholders and others and promoting the success of Aspect. Mr. Gibbs has been listed with the NFA as a principal of Aspect effective 4 April 2013.  Before joining Aspect, Mr. Gibbs worked at Brown Shipley & Co. (a U.K. private bank), initially as a bank trainee and subsequently in the Investment Department from August 1974 to August 1985.  In August 1985 Mr. Gibbs was appointed senior portfolio manager at Bankers Trust Co. (an international banking organization specializing in the provision of trust services) where he managed U.K. equities for U.K. and U.S. pension funds.  In June 1989 Mr. Gibbs joined Mercury Asset Management (a U.K.-based investment management business) where he held a number of roles including Head of the International Division.  In 1997 Mercury Asset Management was acquired by Merrill Lynch Investment Managers, an international investment management business which at the time was part of the Merrill Lynch group of companies.  Mr. Gibbs performed a variety of roles in the enlarged group including Co-Head of Equities and Head of the European Region with responsibility for sales, marketing, operations and support groups, Chief Investment Officer for Merrill Lynch Investment Managers outside of the United States of America and Head of the International Region. In November 2005 Mr. Gibbs retired from Merrill Lynch Investment Managers in order to build a portfolio of non-executive appointments.  Currently, Mr. Gibbs is a Non-Executive Director of Bank of America Merrill Lynch U.K. Pension Trustees Ltd, which is responsible for the administration of the Bank of America Merrill Lynch U.K. Pension Plans

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(since June 2006) and Intermediate Capital Group Plc, a U.K.-based provider of mezzanine finance (since March 2010). Mr. Gibbs is also a Non-Executive Director and the Non-Executive Chairman of Ashmore Group Plc, a specialist emerging markets investment manager (since April 2015) ) and the Chairman of Trustees of the VISA Europe Pension Plan, which is responsible for administering the pension plan for the employees of VISA Europe (since October 2016).  Previously, Mr. Gibbs was Chairman of Turquoise Services Ltd, an operator of a multilateral trading facility (from April 2008 to March 2010) and a Non-Executive Director of a number of companies within the Friends Life group of companies, a provider of financial products and services (from July 2011 to April 2015), United Kingdom Financial Investments, a UK Government Agency responsible for managing the Government’s investments in the Banking sector (from January 2009 to July 2014), Bridgewell Group Plc, a U.K.-based investment bank (from March 2006 to August 2007), Evolution Group Plc, a U.K.-based financial services business (from October 2007 to January 2011), Impax Asset Management Group Plc, a U.K.-based asset management business (from January 2008 to May 2013) and a number of companies within the Friends Life group of companies, a provider of financial products and services (from July 2011 to July 2015).

Kenneth Hope	Chief Operating Officer

Mr. Hope, who joined Aspect in February 2004 and has been listed with the NFA as a principal of Aspect effective 10 March 2009 to the present, heads up the Finance and Treasury teams and manages Aspect’s Operations, Fund Accounting, Organizational Development and Business Assurance functions.  Mr. Hope was responsible for setting up the in-house Treasury department at Aspect through 2004 and has since held senior positions within both the finance and treasury teams.  Mr. Hope joined Aspect from Credit Suisse First Boston International, the global derivatives division of Credit Suisse (the international financial services group) where he worked from May 2000 to April 2003 as a financial controller and later an assistant vice president, responsible for international financial and regulatory reporting and strategic change management.  Between April 2003 and February 2004, Mr. Hope took a sabbatical from employment. Mr. Hope qualified as a chartered accountant with PricewaterhouseCoopers, an international auditing and professional services firm, where he worked as an auditor from April 1997 to April 2000. Mr. Hope also holds a bachelor of commerce degree as well as a diploma in accountancy from the University of Natal, South Africa where he graduated in December 1996.

Martin Lueck	Research Director

Mr. Lueck co-founded Aspect in September 1997, and has been listed with the NFA as a principal and as a CFTC Associated Member and Associated Person of Aspect from October 13, 1999 to the present. As President of ACI, Mr. Lueck has also been listed with the NFA as a principal of ACI since October 12, 2004 and as a CFTC associated person of ACI since December 7, 2004. Mr. Lueck has been approved as a swaps Associated Person of each of Aspect and ACI since December 27, 2012. His duties as a principal of ACI are to assist and supervise the sales team of ACI. As Research Director, he oversees the Research team which is responsible for generating and analyzing fundamental research hypotheses for development of all Aspect’s investment programs. Mr. Lueck chairs Aspect’s Investment Management Committee and is a member of Aspect’s Risk Management Committee. Prior to founding Aspect, Mr. Lueck was with AHL, which he co-founded in February 1987 with Michael Adam and David Harding. Man Group plc (a leading global provider of alternative investment products and solutions) completed the purchase of AHL in 1994 and Mr. Lueck left in 1996. At AHL, Mr. Lueck was instrumental in developing AHL’s trading systems and approach to research as well as the proprietary software language that provided the platform for all of AHL’s product engineering and implementation. During the period from May 1989 to April 1996, Mr. Lueck was listed with the CFTC as a principal and associated person of AHL. From May 1996 through August 1997, Mr. Lueck was on gardening leave from AHL during which time he helped establish his wife’s publishing business Barefoot Books. Mr. Lueck was a Director of Research at Brockham Securities Limited, a London based commodity trading advisor, from October 1984 to February 1987 and an executive in the Japanese Equity Sales department of Nomura International, a provider of financial services for individual, institutional, corporate, and government clients, from January to October 1984. Mr. Lueck serves on the Board of the National Futures Association. He holds an M.A. in Physics from Oxford University and currently serves as Chair of the Oxford Physics Development Board.

Jonathan Greenwold	General Counsel

Mr. Greenwold joined Aspect in June 2008 and in March 2015 was appointed to Aspect’s Executive Board as General Counsel.  Mr. Greenwold has been listed with the NFA as a principal of Aspect effective March 9, 2015. Mr. Greenwold was previously listed with the NFA as a principal of Aspect effective September 6, 2012 to December 3, 2013. Mr. Greenwold has had responsibility for Aspect’s Legal and Compliance teams since July 2011 when he was appointed as Director of Legal and Compliance; and has been Aspect’s Company Secretary since May 2011. Mr. Greenwold was previously Head of Legal at Aspect from May 2010, with responsibility for Aspect’s Legal team, having initially joined Aspect as a Senior Lawyer. Prior to joining Aspect, Mr Greenwold worked at the leading international law firm Slaughter and May, initially as a trainee solicitor from August 2001 to November 2003 and subsequently as a qualified solicitor from November 2003 to May 2008. Mr Greenwold holds an M.A. in law from City University, London and an M.A. in history from St Hugh’s College, Oxford University.

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Rosemary Reynolds	Chief Commercial Officer

Mrs. Reynolds joined Aspect Capital in May 2005 and was appointed to Aspect’s Executive Board as Chief Commercial Officer in March 2018. Mrs. Reynolds has been listed with the NFA as a principal of Aspect effective March 29, 2018 and a CFTC Associated Person of Aspect from August 19, 2013. Mrs. Reynolds has responsibility for global business development and commercial. Mrs. Reynolds started at Aspect as a lawyer and was promoted to Head of Legal in 2007 before being appointed Deputy Chief Operating Officer in June 2010. In 2013, she moved across to Business Development and in January 2014 was promoted to Director of Client Services and Marketing, before becoming Director of Business Development in January 2016. Prior to joining Aspect, Mrs. Reynolds worked at Hogan Lovells from 2001 to 2005, qualifying as a corporate lawyer in 2003. Mrs. Reynolds holds an LL.B (Honours) from Glasgow University and a Postgraduate Diploma in Legal Practice from the College of Law (York).

Jonathan Caplan	Compliance Officer

Mr. Caplan joined Aspect in November 2012. Mr. Caplan has been listed with the NFA as a principal of Aspect effective December 2, 2013 and registered with the CFTC as an Associated Person of Aspect effective February 25, 2016. Prior to joining Aspect, Mr. Caplan worked at Morgan Stanley Private Wealth Management (the private wealth division of the international investment bank), initially as a Vice President in the Compliance Department from June 2009 to May 2011 and then from May 2011 to June 2012 as the Head of Executive Investment Services, a department providing assistance to senior executives seeking to liquidate the non-cash component of their employment compensation. From June 2012 to November 2012, Mr. Caplan took a career break. From September 2008 to June 2009, Mr. Caplan was appointed as the Head of Compliance at Abu Dhabi Investment House (an Abu Dhabi based investment management company focused on real estate). From June 2003 until September 2008, Mr. Caplan held a variety of roles at Bear Sterns International Limited, the former US-registered broker-dealer. He was the Head of U.K. Private Client Services Compliance from November 2005 to September 2008, a Fixed Income Compliance Officer from December 2004 until November 2005, Deputy Money Laundering Reporting Officer from March 2004 until December 2004 and a Compliance Analyst from June 2003 until March 2004. Prior to this, Mr. Caplan worked as Compliance Analyst at Barclays Capital (the international investment bank) from November 2001 until June 2003. Between December 2000 and November 2001, Mr. Caplan took a sabbatical following completion of his university studies. Mr. Caplan holds a Bachelor of Commerce (Honours) degree from Rhodes University in South Africa where he graduated in December 2000.

Commerce House Trustees Limited for and on behalf of the Aspect Capital Employee Benefit Trust Number. 2

Commerce House Trustees Limited is the trustee of the Aspect Capital Employee Benefit Trust Number 2. The trust is an employee benefit trust which holds shares in Aspect in connection with Aspect’s employee equity schemes. From time to time the trust may hold 10% or more of Aspect’s shares and therefore be required to be listed with the NFA as a principal and was registered with the CFTC as a principal of Aspect Capital, Ltd. effective August 19, 2014 and Aspect Capital, Inc. effective December 21, 2015. As at the day of this Disclosure Document the trust holds more than 10% of Aspect’s shares and is currently a principal of Aspect.

Aspect and its Principals do not have a beneficial or ownership interest in the Trust or any of the Series.

Legal Actions

There have been no material administrative, civil or criminal actions (whether pending, on appeal or concluded) against Aspect or its Principals during the last five years.

Trading Approach

The Aspect Core Diversified Program is proprietary and highly confidential to Aspect. Accordingly, the description set out below is general only and is not intended to be exhaustive or absolute.

The Aspect Core Diversified Program applies a systematic and broadly diversified global investment process, which primarily through the use of derivative contracts, seeks to identify and exploit directional moves in the market behaviour of a broad range of financial instruments and other assets including (but not limited to) currencies, interest rates, equities, equity indices, debt securities (including bonds), and commodities (including energy, metal and agricultural commodities). The derivative contracts that may be used include (but are not limited to) futures, forwards and swaps. Aspect does not engage in retail, off-exchange foreign currency investment pursuant to the Aspect Core Diversified Program. By maintaining comparatively small exposure to any individual market and maintaining positions in a variety of contracts, Aspect aims to achieve long term diversification. Generally, the Aspect Core Diversified Program maintains positions, which may be in either direction - long or short - in the majority of markets which have been identified as being available for investment by that program. Market direction varies based on the direction of the aggregate signal, and position concentration varies according to the strength of signals, volatility and liquidity amongst other factors. The emphasis is upon structuring a genuinely diversified set of market risk allocations that is designed to maximize the probability of returns wherever profit opportunities appear.

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Market exposures are monitored daily and the level of exposure of the Aspect Core Diversified Program in each market is quantifiable at all times and changes in accordance with market volatility and liquidity.

The Aspect Core Diversified Program employs an automated system to collect, process and analyze market data (including current and historical price data) and identify and exploit directional moves in market behavior. The Aspect Core Diversified Program invests across a variety of frequencies to exploit trends over a range of timescales. Positions are taken according to the aggregate signal and are adjusted to control risk.

The investment objective of the Aspect Core Diversified Program is to generate significant medium-term capital growth independent of overall movements in traditional stock and bond markets within a rigorous risk management framework (the “Investment Objective”). This Investment Objective is intended to be achieved through investing in relevant asset classes applying the Aspect Core Diversified Program (the “Investment Policy”).

The core objectives that apply to the Aspect Core Diversified Program are:

(i)	to produce strong medium-term capital growth;

(ii)	to seek and exploit profit opportunities in both rising and falling markets using a disciplined quantitative and systematic investment process;

(iii)	to seek long term diversification away from overall movements in traditional bond and stock markets and thereby play a valuable role in enhancing the risk/return profile of traditional investment portfolios; and

(iv)	to minimize risk by operating in a diverse range of markets and sectors using a consistent investment process that adheres to pre-defined and monitored risk limits and determines market exposure in accordance with factors including (but not limited to) market correlation, volatility, liquidity and the cost of market access.

The Aspect Core Diversified Program is applied by Aspect without any predetermined preference for any market. Rather, allocations to strategies and individual markets depend upon an analysis of a range of factors which may include liquidity, correlation and cost of execution. Allocations are currently made on a long-term average risk basis which takes into account varying levels of market volatility and intra-market correlation. These allocations are subject to regular review and may change from time to time at Aspect’s discretion.

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Past Performance of Core Diversified Program

Aspect Capital Limited Core Diversified Program+

Monthly Rates of Return	2018 (%)	2017 (%)	2016 (%)	2015 (%)	2014 (%)
January	6.00	-0.84	2.67	3.12	--
February	-8.42	1.26	1.35	-0.64	--
March	-0.63	-0.94	-4.08	2.30	--
April	0.74	-1.26	-3.07	-4.05	--
May	-4.65	-0.64	-0.41	0.19	--
June	1.44	-2.14	3.37	-2.34	--
July	-0.22	2.64	0.79	2.98	--
August	1.20	1.45	-1.48	-1.21	--
September	-0.65	-2.63	-0.20	1.13	--
October	-5.44	4.75	-2.70	-1.31	--
November	-2.42	1.24	-0.62	1.80	3.03
December		-0.86	0.30	-0.76	2.78
Compound Rate of Return	-12.99 (11 Months)	1.79	-4.27	0.92	5.90 (2 Months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	Aspect Capital Limited
Name of program:	Core Diversified Program
Inception of trading by CTA:	December 1998
Inception of trading in program+:	November 2014
Worst monthly drawdown*+:	-8.42% (February 2018)
Worst peak-to-valley drawdown**+: Totals Assets in the Program+:	-18.52% (March 2016 – November 2018) $1.562 billion (November 30, 2018)
Total Assets Under Management of the CTA:	$6.843 billion (November 30, 2018)

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

+	Performance and data points shown above refers to the Aspect Core Diversified Fund, a representative account of the Aspect Core Diversified Program. Please note the Aspect Core Diversified Fund performance is shown net of 1.45% total expenses.

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CRABEL CAPITAL MANAGEMENT, LLC

Background

Crabel Capital Management, LLC (“CCM” and “Trading Advisor”) is a Wisconsin, U.S.A. limited liability company founded by William Harrison (Toby) Crabel. CCM is the successor to Toby Crabel & Co. and Mr. Crabel’s sole proprietorship. CCM’s main business address is 10250 Constellation Blvd., Suite 2650, Los Angeles, CA 90067, USA. CCM is a global alternative investment firm specializing in systematic, automated trading of worldwide futures and foreign currency trading and currently has approximately $2.7 billion in assets under management. Our firm was founded by short-term trading pioneer Toby Crabel and has delivered over 25 years of uncorrelated returns for its institutional clients. The firm has developed a diverse array of trading strategies designed to systematically capture market anomalies implemented through a technologically advanced, low latency infrastructure. Global colocation facilities and proprietary execution algorithms allow the firm to efficiently trade in approximately 200 futures and foreign exchange markets. The Trading Advisor has been registered as a commodity trading advisor with the CFTC since March 9, 1987 and as a commodity pool operator with the CFTC since January 7, 1999 and has been a member of the NFA since March 9, 1987. The principals of the Trading Advisor are listed below. CCM has been registered with the SEC as an investment adviser since March 28, 2017.

Principals

The principals of the Trading Advisor are Crabel Holdings LLC, William Harrison “Toby” Crabel, Michael Pomada, Alden Melbourne, Connie Wick, Rick Rusin, Steve Wisdom, Paul Buethe, Grant Jaffarian, Nicole Roskopf, Lisa Martin and Christine Johnson.

Crabel Holdings LLC

Crabel Holdings LLC has been listed with the NFA as a principal of CCM since March 17, 2004.

William Harrison (Toby) Crabel

Toby Crabel is the firm’s Chief Investment Officer and Chairman. In his role, Mr. Crabel oversees management, research and developing new talent to continue the innovation and diversification of ideas within the firm. He also leads CCM’s Executive Committee. Mr. Crabel has been listed with the NFA as a principal of the Trading Advisor since October of 1984 and he registered with the CFTC as an associated person of the firm and an NFA associate member in March of 1987. Mr. Crabel has been listed with the NFA as a principal of AlphaTerra LLC (“AlphaTerra”), a wholly owned subsidiary of CCM, since August 2014. AlphaTerra is a member of the NFA and has been registered as a commodity pool operator with the CFTC since September 9, 2013.

Michael Pomada

Michael Pomada is the Chief Executive Officer and President of CCM and is a member of CCM’s Executive Committee. Mr. Pomada graduated from the University of California at Berkeley in 1997 and received his MBA from the University of Southern California with a concentration in investments and statistics. Upon joining CCM in April 2008, Mr. Pomada managed an equity portfolio while assisting in the oversight of the firm’s main cash equity program. Starting in late 2009, Mr. Pomada co-led the effort to revamp the firm’s execution processes, infrastructure and algorithmic trading & microstructure research. In June 2011, Mr. Pomada transitioned to the COO role. Mr. Pomada has been an NFA associate member and registered with the CFTC as an associated person of CCM since May of 2012, and listed with the NFA as a principal of CCM since January of 2013. Mr. Pomada has been listed with the NFA as a principal of AlphaTerra since July 2014. Mr. Pomada was promoted to CEO and President in July 2016. As CEO and President, Mr. Pomada focuses on research and prduct development, and oversees the front office teams.

Alden Melbourne

Alden Melbourne is a Senior Partner of CCM and is a member of CCM’s Executive Committee. Mr. Melbourne graduated in 1996 with a BS in Computer Science from Rensselaer Polytechnic Institute. Mr. Melbourne started his career at CCM in June 1993. Mr. Melbourne spends his time overseeing software development, conducting research and reviewing research. Mr. Melbourne has been registered with the CFTC as an associated person and listed with the NFA as a principal of CCM since March 2013.

Connie Wick

Connie Wick is the Chief Compliance Officer and General Counsel of CCM and is a member of CCM’s Executive Committee. Ms. Wick’s legal and compliance experience in the financial services industry covers a broad range of products and services, including hedge funds, registered funds, separately managed accounts, and brokerage, along with implementation and oversight of regulatory compliance programs.. Ms. Wick joined CCM in October of 2015 as Chief Compliance Officer and General Counsel and is responsible for legal and regulatory oversight for the firm’s activities. From February 2010 through October 2015, Ms. Wick was the Chief

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Compliance Officer and General Counsel for Castle Creek Arbitrage, a convertible arbitrage alternative investment firm in Chicago and managed all legal and regulatory compliance functions for firm.  From April 2009 through January 2010, Ms. Wick provided legal consulting services to various firms focusing on corporate governance.  From June 2006 through March 2009, Ms. Wick served as Senior Corporate Counsel at Stark Investments, a global alternative investment firm, where she was responsible for various legal and regulatory functions for the firm’s hedge funds and investment manager.  From November 2005 through June 2006, Ms. Wick served as a Managing Consultant for Vista360, a consulting firm focused on regulatory compliance for the financial services industry.  From February 2003 to November 2005, Ms. Wick served as Chief Compliance Officer and Legal Counsel for Heartland Advisors and the Heartland family of mutual funds, where she was responsible for all legal and regulatory functions for the SEC registered investment manager and family of mutual funds. From December 2002 through January 2003, Ms. Wick enjoyed the holidays while transitioning to a new role. From June 1998 through November 2002, Ms. Wick served as Senior Corporate Counsel for Strong Capital Management, a multi-million dollar investment firm, where she focused on investment adviser, broker/dealer, mutual fund, and alternative fund legal and regulatory matters.  Connie received a JD from Marquette University Law School in 1998 and received a MBA and BA - Finance from the University of Wisconsin, Milwaukee. Ms. Wick was listed with the NFA as a principal of CCM and of AlphaTerra in November 2015.  Ms. Wick serves as a member of the National Society of Compliance Professionals (NSCP) Private Funds Committee and is a member in good standing of the State Bar of Wisconsin.

Richard (Rick) Rusin

Rick Rusin is the Chief Operating Officer of CCM and AlphaTerra and is a member of CCM’s Executive Committee. Mr. Rusin’s duties include overseeing CCA’s and AlphaTerra’s operations. Mr. Rusin received a Bachelor of Science degree in Mechanical Engineering from the State University of New York at Buffalo in 1995 and a Master of Science in Management Information Systems from Loyola University Chicago in 2001. From june 1995 to April 1997, Mr. Rusin was employed as an analyst by WTS, Inc., an environmental consulting firm located in Niagra Falls, New York, where his duties included classifying materials to determine their environmental impact. From April 1997 to December 2007, Mr. Rusin was employed by Rotella Capital Management, a Commodity Trading Advisor and Commodity Pool Operator, located in Kirkland, Washington. While at Rotella Capital Management, Mr. Rusin served in various technology and senior management capacities including serving on the firm’s executive committee and board of directors. In December 2007, Mr. Rusin resigned from Rotella Capital Management. From January 2008 until March 2008, Mr. Rusin explored other business opportunities. From April 2008 to August 2013, Mr. Rusin was employed by Chesapeake Capital Corporation, a Commodity Trading Advisor and Commodity Pool Operator, located in Richmond, Virginia. While at Chesapeake Capital Corporation, Mr. Rusin served as Chief Operating Officer which included serving on its executive committee. Mr. Rusin was listed with the NFA as a principal of Chesapeake Capital Corporation from May 2008 through June 2013 and registered with the CFTC as an associated person from September 2009 through August 2013. In August 2013, Mr. Rusin resigned from Chesapeake Capital Corporation. From September 2013 until October 2013, Mr. Rusin explored other business opportunities. Mr. Rusin joined AlphaTerra in November 2013. He was registered with the CFTC as an associated person of AlphaTerra in January 2014. He has been registered with the CFTC as an associated person of CCM since September 2014 and listed with the NFA as a principal since July 2016. Mr. Rusin became the Chief Operating Officer of CCM in July 2016.

Stephen (Steve) Wisdom

Steve Wisdom is a Portfolio Manager at CCM and is a member of the firm’s Executive Committee. Mr. Wisdom joined CCM in January 2008. Mr. Wisdom graduated from Harvard College with a BA in Philosophy in 1983 with a focus on symbolic logic, and coursework in Math, Applied Math, Finance and Economics. Mr. Wisdom has been registered with the CFTC as an associated person of CCM since March 2012, approved as a branch manager since January 2013, and listed with the NFA as a principal of CCM since September 2013. Mr. Wisdom was registered with the CFTC as an associated person with Niederhoffer Investments from April 1995 to November 1997 and listed with the NFA as a principal as of November 1997. He was also listed with the NFA as a principal of Manchester Trading, LLC from November 2005 through November 2007.

M. Paul Buethe

Paul Buethe is a Portfolio Manager and a member of the firm’s Executive Committee. Mr. Buethe earned his BS from the University of Nebraska in 1985 and an MBA from Columbia University in 1987. In July 2000, Mr. Buethe joined CCM and he currently spends the majority of his time managing the Buethe Crabel Diversified Futures Program and conducting research. Mr. Buethe has been registered with the CFTC as an associated person of CCM since September 2001, and listed with the NFA as a principal and registered as a branch manager of CCM since January 2013.

Grant Jaffarian

Grant Jaffarian is the Portfolio Manager of the Advanced Trend program, Chief Investment Officer of AlphaTerra LLC and is a member of CCM’s Executive Committee, Mr. Jaffarian graduated from Wheaton College, IL with a double major in Economics and English in May 2001. In April 2010 Mr. Jaffarian received an MBA from University of Chicago. Mr. Jaffarian began his career at

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Belgium-based Analytic Investment Management, a high turnover futures manager acquired by Robeco Bank where he served as a Research Analyst from August 2001 to October 2002. Mr. Jaffarian founded Petra Intraday, a short term systematic emerging trading manager, September 2002 to April 2004. In April 2004, Mr. Jaffarian joined Efficient Capital Management, LLC, a multi-manager CTA portfolio investment firm, where he served as Chief Investment Officer before departing in December 2012. He was registered with the CFTC as an associated person at Efficient Capital from March 2004 to September 2013 and listed with the NFA as a principal from December 2006 to December 2012. From January 2013 until March 2013, Mr. Jaffarian explored other business opportunities.  Mr. Jaffarian founded AlphaTerra in April 2013 to work with the world’s most promising quant systematic trading strategies. In March 2014 AlphaTerra was acquired by Crabel Capital Management and Mr. Jaffarian assumed the role of Portfolio Manager for the Advanced Trend program while also continuing to carry the title of CIO for AlphaTerra. Mr. Jaffarian is listed with the NFA as a principal and registered with the CFTC as an associated person of AlphaTerra since September 2013 and was listed as a branch manager of AlphaTerra from March 2015 to June 2018. Mr. Jaffarian has been listed with the NFA as a principal and registered with the CFTC as an associated person of CCM since January 2017 and was listed as a branch manager of CCM from January 2017 to June 11, 2018.

Nicole Roskopf

Nicole Roskopf is the Director of Client Relations.  Ms. Roskopf graduated in 1994 with a BBA in Finance from the University of Wisconsin-Whitewater with an emphasis in Accounting and Financial Planning.   From September 1995 through April 2000, Ms. Roskopf worked at Strong Capital Management, a multi-million dollar investment firm, in the separately managed accounts area performing accounting and finance-related duties for portfolios that traded individual equities, fixed income securities, futures and foreign exchange.  During her time there, she was promoted to team leader and subsequently co-manager of the department.  In May 2000, Ms. Roskopf joined CCM as an accountant focusing on back office and corporate accounting, and soon after joining the firm she transitioned into the client relations department.  Ms. Roskopf has been registered with the CFTC as an associated person of CCM since December 2003 and listed with the NFA as a principal of CCM since September 2013.

Lisa Martin

Lisa Martin is the Director of Business Development for CCM.  Ms. Martin graduated from the University of California at Los Angeles in September 1997 and received an MBA from the University of Southern California in May 2001.  Ms. Martin worked at Credit Suisse First Boston as an Associate from August 2001 through June 2004.  Ms. Martin joined HFR Asset Management in June 2004 and led the Client Services division until January 2007.  From January 2007 to March 2008 Ms. Martin worked as a consultant for an Australian asset management firm.  In April 2008 Ms. Martin joined CCM. Ms. Martin has been registered with the CFTC as an associated person of CCM since August 2008, and listed with the NFA as a principal of CCM since January 2017.

Christine Johnson

Christine Johnson, CPA, is the Director of Accounting for CCM. Ms. Johnson graduated in 1994 with a BS in Accounting from Virginia Polytechnic Institute and State University. From August 2006 through January 2010, Ms. Johnson served as mutual fund Treasurer and Chief Financial Officer at Heartland Advisors, a multi-billion dollar value-based equity investment advisor. From January 2010 through April 2010, Ms. Johnson explored other employment opportunities. From May 2010 through October 2014, Ms. Johnson held the position of Director of Pricing and Legal Project Management at Quarles and Brady LLP, a multi-disciplinary law firm. From October 2014 through June 2017, Ms. Johnson was employed by Assurant Health, a national health insurance company, as the Director of Financial Operations where she led the financial reporting and related financial services teams. She was promoted to Vice President and worked closely with the senior leadership team to develop and implement a plan to shutdown the company. In July 2017, Ms. Johnson joined CCM. Ms. Johnson has been listed with the NFA as a principal of both CCM and AlphaTerra since August 2017.

Crabel Capital and its Principals may, from time to time, trade futures, forwards, and options contracts and securities for their own proprietary accounts. Such trades may or may not be in accordance with the Crabel Capital trading program described below. The trading records of those accounts are available for inspection on Crabel Capital’s premises upon reasonable prior notice and during normal business hours, subject to reasonable assurances of confidentiality.

Crabel Capital and its Principals do not have a beneficial or ownership interest in the Trust or any of the Series.

Trading Approach

The Crabel Multi-Product Program consists of a highly diversified portfolio of uncorrelated and predominantly short-term, systematic strategies traded across multiple liquid, global futures, and currency markets. These strategies can include currency and financial futures and swaps, equity indices, agriculturals, energy, base and precious metals across over 200 markets.

The majority of the price-driven strategies in the portfolio can be classified as short-term momentum or mean-reversion trades and a small portion of the portfolio is allocated to longer holding period strategies.

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Legal Actions

There are currently no legal matters pending. None of the current principals of the Advisor have been involved in any lawsuits relating to the operations of the company or involving claims of financial impropriety.

Past Performance of Crabel Capital Management, LLC

The Capsule Performance Table which follows presents the performance results of the Crabel Multi-Product Program for the period covered by the table and statistics are calculated on net monthly returns for the period covered by the table. Performance results are based on actual trading of a representative account with the longest trading record of the Crabel Multi-Product Program managed by Crabel Capital Management, LLC. For the purposes of this illustration, the performance results shown include advisor fees of a management fee equal to 1/12 of 2% of Trading Level (2% annually) and a quarterly incentive fee of 30% of any New High Net Trading Profits, as defined. Performance results of individual accounts may vary as a result of differing fees, account size, the timing of the entry of orders and other factors. No representation is being made that any account in the future will or is likely to achieve profits or losses similar to those shown. The program inception is March 1, 1998. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Crabel Multi-Product Program

Monthly Rates of Return	2018 (%)	2017 (%)	2016 (%)	2015 (%)	2014 (%)	2013 (%)
January	8.98	-3.80	2.96	-0.05	6.74	6.62
February	-2.31	-2.20	3.51	-0.22	-3.49	3.53
March	0.24	0.92	0.91	1.56	0.79	1.81
April	1.33	-1.03	1.77	-0.75	-2.14	1.59
May	0.57	-0.07	0.26	1.17	1.53	-3.65
June	-0.39	0.98	2.47	-3.45	0.86	-1.77
July	-0.80	1.28	0.23	1.03	0.48	-2.89
August	1.23	-0.32	-3.95	-5.45	1.17	0.46
September	-0.25	1.40	-0.97	2.15	1.45	-7.13
October	1.97	1.94	-2.70	0.19	-0.48	0.70
November	-0.43	-1.81	-1.41	2.88	1.79	1.50
December		0.52	1.96	0.31	0.65	2.04
Compound Rate of Return	9.34 (11 Months)	-2.32	4.83	-0.93	9.41	2.10

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	Crabel Capital Management, LLC
Name of program:	Crabel Multi-Product Program
Inception of trading by CTA:	January 1992
Inception of trading in program:	March 1998
Worst monthly drawdown:	-7.13% (September 2013)
Worst peak-to-valley drawdown:	-14.25% (May 2013-September 2013)
Totals Assets in the Program:	$1.672 billion (November 30, 2018)
Total Assets Under Management of the CTA:	$2.896 billion (November 30, 2018)

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

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EMIL VAN ESSEN LLC

Background of Emil van Essen

Emil van Essen LLC (EvE) is a 14-person Chicago-based CTA that specializes in real alpha commodity strategies with the goal of low to negative correlation with other CTA and commodity funds. EvE launched its flagship Spread Trading Program (STP) in 2006 during the rapid growth of commodity funds. The Multi-Strategy Program (MSP) is an approximate 50/50 combination of the Spread Trading Program (STP) and the Long-Short Commodity Program (LSCP). STP seeks non-correlated alpha through the spread and relative value trading of exchange-listed futures and options that are primarily commodity contracts. Quantitative research and significant discretion are used in trade selection. The LSCP is a short to medium-term systematic program with a discretionary overlay that trades outright positions on 13 exchange-listed commodity futures contracts. The program uses multiple trend models on both outright and calendar spread data and analyzes historical spread levels to generate daily trade signals. Trade signal generation is fully systematic, however, the PM will at times exercise discretion regarding where in the term structure the trade signal will be executed and to overweight or underweight positions based on inter-commodity relationships. The program has a deleveraging component that will systematically reduce position sizes at the portfolio level after periods of rapid gains. The MSP is designed to generate returns that have a low to negative correlation to most CTA and commodity programs. Emil van Essen LLC became registered as a commodity trading advisor and NFA member on August 15, 2008.

The main business address of EvE is 200 S. Wacker Drive, Suite 2450, Chicago, Illinois 60606 and the contact number is 312-994-4500.

Principals

Emil van Essen

Emil van Essen, an industry veteran with over 25 years of experience, is the CEO and CIO of Emil van Essen, LLC, a CFTC-registered CTA based in Chicago, Illinois. Mr. van Essen focuses his time on the strategic direction of the firm, research and trading. He has been listed with the NFA as a Principal of Emil van Essen LLC since July 28, 2008 and has been registered with the CFTC as an associated person and NFA associate member of Emil van Essen LLC since August 15, 2008. Additionally, he was personally registered as a CTA from October 17, 1997 until November 21, 2008. Mr. van Essen was registered with the NFA and has served as a Principal for three other firms: Abacus Fund Management, LLC, from February 27, 2003 to January 23, 2009, and Abacus Global Fund Management, LLC from August 8, 2008 to April 25, 2011, both CPO’s based in Chicago, Illinois where he was responsible for the strategic direction of the firms; and Vankar Trading Corp., an IB based in Chicago, Illinois from December 10, 2001 through July 15, 2010 where he focused on model and technology development.

Mr. van Essen studied Honors Mathematics at the University of Waterloo in Waterloo, Ontario from 1983 to 1986. He left the University of Waterloo to accept a position at Prudential Bache Securities where he became one of the youngest brokers to qualify for Vice-Presidency and to be accepted into Prudential’s elite international Presidents Club. Mr. van Essen has been a member of Mensa and has won awards for achievement in mathematics and chess. Mr. van Essen has authored two books on systematic futures trading.

Dennis Callahan

Mr. Callahan serves as Chief Operating Officer and Chief Compliance Officer at Emil van Essen, LLC. He has been listed with the NFA as a Principal of Emil van Essen, LLC since March 14, 2013 and has been registered with the CFTC as an associated person and NFA associate member of Emil van Essen, LLC since December 21, 2010. Additionally, Mr. Callahan was registered with the CFTC with Vankar Trading Corp. (“Vankar”) as an associated person on January 10, 2002 and NFA associate member on December 3, 2001. Both of these registrations were withdrawn on March 11, 2011. In his position as Director of Operations and Trading at Vankar, he had numerous responsibilities including management of trading, trade allocation and reconciliation, and compliance.

Mr. Callahan began his career in the futures industry on the Chicago Board of Trade trading floor from 1983 to 1985 working for Clayton Brokerage Co. and Lind Waldock. From 1985 through 1996, he worked for Rosenthal Collins Group (“RCG”). His primary responsibilities included management of the retail order room, institutional/CTA desk, and the supervision of the 24-hour international desk. In 1996, Mr. Callahan established First United Nationwide, a discount trading company which was the foundation for RCG’s current discount division. Mr. Callahan left First United Nationwide and joined Fox Investments as an account executive in December 1999 where he met Emil van Essen and eventually joined him at Vankar in December 2001. Mr. Callahan has a BS in Finance from Western Michigan University.

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Bryan Kiernan

Mr. Kiernan is currently serving as the Chief Development Officer of Emil van Essen, LLC and has over 15 years of alternative investment experience. Mr. Kiernan has been registered with the CFTC as an associated person of EvE and NFA associated person since December 21, 2010 and became registered as a branch manager and listed with the NFA as a Principal on May 9, 2017. Previously Mr. Kiernan functioned as the Vice President of Emil van Essen, LLC from 2004 through 2011, where he oversaw various operational, compliance, marketing, client relations, information technology, human resource, legal and back office functions. Mr. Kiernan also served as the sole internal control board member for the Emil van Essen Spread Arbitrage Master Fund, LLC and its corresponding feeder funds. From 2004 through 2010 Mr. Kiernan served as Vice President of Business and Strategy Development at Vankar Trading Corp., a Chicago, Illinois based Introducing Broker. During this time he assisted with the development and operation of the Abacus Global Fund (Master) Ltd, a Cayman Islands master-feeder multi-manager CTA Fund, in addition to having served as its’ Director from 2010 through 2011. Prior to joining Emil van Essen LLC, Mr. Kiernan worked with two Fortune Global 500 firms: Allianz Asset Management GmbH in Munich from 2002 through 2003 and Bank One Capital Markets in Chicago from 2003 through 2004. Mr. Kiernan graduated from the Indiana University Kelley School of Business in 2001 with a BS in Finance and International Business, in addition to having studied at Hochschule Reutlingen European School of Business.

Emil van Essen LLC and its Principals may, from time to time, trade futures, forwards, and options contracts and securities for their own proprietary accounts. Such trades may or may not be in accordance with the Emil van Essen LLC trading program described below. The trading records of those accounts are available for inspection on Emil van Essen LLC’s premises upon reasonable prior notice and during normal business hours, subject to reasonable assurances of confidentiality.

Emil van Essen LLC and its Principals do not have a beneficial or ownership interest in the Trust or any of the Series.

Trading Approach

The Multi-Strategy Program (MSP) is an approximate 50/50 combination of the Spread Trading Program (STP) and the Long-Short Commodity Program (LSCP). STP seeks non-correlated alpha through the spread and relative value trading of exchange-listed futures and options that are primarily commodity contracts. Quantitative research and significant discretion are used in trade selection. The LSCP is a short to medium-term systematic program with a discretionary overlay that trades outright positions on 13 exchange-listed commodity futures contracts. The program uses multiple trend models on both outright and calendar spread data and analyzes historical spread levels to generate daily trade signals. Trade signal generation is fully systematic, however, the PM will at times exercise discretion regarding where in the term structure the trade signal will be executed and to overweight or underweight positions based on inter-commodity relationships. The program has a deleveraging component that will systematically reduce position sizes at the portfolio level after periods of rapid gains. The MSP is designed to generate returns that have a low to negative correlation to most CTA and commodity programs. The Emil van Essen Spread Trading Program is traded at 2x leverage for the series.

Legal Actions

There have been no material administrative, civil or criminal proceedings against Emil van Essen LLC or any of its principals, which are pending, are on appeal or have concluded at any time during the last five years.

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Past Performance of Emil van Essen LLC

Emil van Essen LLC (accessed via Galaxy Plus Fund – Emil van Essen STP Feeder Fund (516) LLC) was formed on January 7, 2016 and as a result has limited operating history and performance record. The Capsule Performance Table which follows presents the performance results of the Emil van Essen Multi-Strategy Program for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Emil van Essen Multi-Strategy Program

Pro-forma fees of 2% management and 20% incentive fee included in performance calculations.

Monthly Rates of Return	2018 (%)	2017 (%)	2016 (%)	2015 (%)	2014 (%)
January	-2.16	1.79	4.78	2.79	--
February	0.29	0.15	-0.51	-1.05	--
March	1.07	0.28	0.81	1.59	--
April	-0.06	2.59	-1.46	1.69	--
May	-1.07	-0.85	-1.38	-0.38	-3.58
June	2.00	0.00	0.69	-0.35	0.24
July	-1.53	0.96	3.22	-2.93	2.87
August	-0.90	2.24	0.14	2.36	-0.12
September	0.80	-2.13	-0.17	-2.39	-2.53
October	-1.42	-0.48	0.76	-2.40	0.18
November	5.19	-1.69	0.29	5.44	1.23
December		1.84	-0.93	1.21	1.96
Compound Rate of Return	2.02 (11 Months)	4.66	6.23	5.37	0.09 (8 Months)

Name of CTA:	Emil van Essen LLC
Name of program:	Emil van Essen Multi-Strategy Program
Inception of trading by CTA:	August 2008
Inception of trading in program:	May 2014
Worst monthly drawdown:	-3.58% (May 2014)
Worst peak-to-valley drawdown:	-6.03% (May 2015 – October 2015)
Total Assets in the Program:	$49 million (November 30, 2018)
Total Assets Under Management of the CTA:	$125 million (November 30, 2018)

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

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FORT, L.P.

Background

FORT is an investment management firm founded by Dr. Yves Balcer and Dr. Sanjiv Kumar in 1993. Prior to founding FORT, Drs. Balcer and Kumar held senior portfolio management roles at the World Bank, where they managed a $25 billion global bond portfolio. FORT currently has 49 employees based in the Washington, D.C. area and New York City. FORT became a member of the NFA in October 1999. FORT has been registered with the CFTC as a CTA and CPO since October 1999.

Principals

Yves Balcer

Dr. Balcer has been a principal of FORT since inception (including its predecessor entity, FORT Inc.) in 1993, and is the Chief Executive Officer of FORT Management Inc., the general partner of FORT. Dr. Balcer was formerly a Senior Manager of Investment at The World Bank, where he worked from August 1985 to August 1987 and from May 1988 to December 1992. During his last two years at The World Bank he directed the research and implementation of system-based trading strategies in global bond markets. Prior to that, he served at various times as Senior Manager for the North American, European and Asian portfolios, where he managed professional traders overseeing $20 billion in fixed income assets. Between September 1987 and April 1988, Dr. Balcer served as Director of Research and Arbitrage at Midland-Montagu Securities in San Francisco. From July 1977 to July 1987, he was a professor of economics at the University of Wisconsin, Madison. Dr. Balcer has published more than twenty-five finance and economics articles in professional journals. He has a Ph.D. in Economics and Finance from M.I.T., a Ph.D. in Operations Research and a M.S. in Statistics from Stanford University, and a M.S. in Mathematics from Université de Montréal, Canada. Dr. Balcer has been listed with the NFA as a principal and registered with the CFTC as an associated person of FORT LP since October 15, 1999. Dr. Balcer was listed with the NFA as a principal and registered with the CFTC as an associated person of FORT Global LLC from November 5, 2001 to June 1, 2017.

Sanjiv Kumar

Dr. Kumar has been a principal of FORT since its inception (including its predecessor entity, FORT Inc.) in 1993, and is the President of FORT Management Inc., the general partner of FORT. From February 1987 to December 1992, Dr. Kumar worked at The World Bank in various capacities. From November 1991 to December 1992, he was a Senior Manager who oversaw a team of traders responsible for investing $10 billion in US and Canadian dollar securities. From December 1988 to October 1991, he was Chief Investment Officer responsible for setting the strategy for a $4 billion portfolio of European bonds. From January 1987 to November 1988, he was an Investment Officer managing government bond portfolios in Japan and Australia. From January 1985 to December 1986, he was Vice-President with Free Market, Inc., an economic and advisory firm for institutional money managers in Chicago. While there, he assisted the President in analyzing macro-economic data and in forecasting future data around interest rates and the stock market. Dr. Kumar has a Ph.D. in Economics from the University of Chicago and a B.A. in Mathematics from the University of Delhi, India. Dr. Kumar has been listed with the NFA as a principal and registered with the CFTC as an associated person of FORT LP since October 15, 1999. Dr. Kumar was listed with the NFA as a principal and registered with the CFTC as an associated person of FORT Global LLC from November 21, 2001 to June 1, 2017.

Scott Barnes

Mr. Barnes has been FORT’s Chief Financial Officer (CFO) since December 2013. He leads the company’s accounting and financial reporting group for all fund vehicles, separately managed accounts, and the management company. From June 2012 to November 2013, he was the Chief Operating Officer of Monsoon Capital LLC, an emerging markets alternative asset manager, focused on managed futures in the Asia-Pacific markets, where he was responsible for all financial reporting, performance reporting, corporate reporting, and fund operations. From June 2003 to June 2012, he was the Controller of Declaration Management & Research LLC, a wholly owned subsidiary of Manulife Financial, with over $10 billion in assets under management, where he was responsible for the firm’s corporate and fund accounting operations. Mr. Barnes attained his Certified Public Accounting designation in 1996 and graduated from the University of Wisconsin with a BBA in Accounting.Mr. Barnes has been listed with the NFA as a principal and registered with the CFTC as an associated person of FORT LP since January 16, 2014 and March 1, 2017 respectively. He was also listed with the NFA as a principal of FORT Global LLC from January 16, 2014 to June 1, 2017.

Alan Marantz

Mr. Marantz is a Managing Director of Business Development at FORT. He went to Lafayette College after which he was hired by Mabon, Nugent & Co. He subsequently joined Lehman Brothers where he had a 26-year career growing and managing an array of businesses for the firm. He retired from Lehman Brothers in January 2008. Prior to joining FORT, he was a Managing Director of Business Development at Balestra Capital Partners. At Lehman, he was most recently head of the Wealth Management business, which

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provided comprehensive wealth management solutions and services and had over $100 billion in assets under supervision. It included the distribution of asset management products ranging from hedge funds, fund of funds, private equity, long-only managers of equities and fixed income, as well as commodities. As a member of the Executive Committee of the Asset Management business, he was involved in the management of businesses which had over $275 billion in assets under management. He served as a member of the Lehman Brothers Management Committee for over 5 years. His other management responsibilities over his career at Lehman Brothers included service as Head of the Global Wealth Management business, a member of the Executive Committee of the Asset Management Division, Global Head of Fixed Income Sales, a member of the Fixed Income Executive Committee, Head of Fixed Income Asia, a member of the Executive Committee of Lehman Brothers Asia, Global Head of Foreign Exchange and Global Head of Liquid Market Sales. Mr. Marantz was a Managing Director of Lehman Brothers from 1991 until his retirement in January 2008. Mr. Marantz has been listed with the NFA as a principal and registered with the CFTC as an associated person of FORT LP since March 21, 2014. He was listed with the NFA as a principal and registered with the CFTC as an associated person of FORT Global LLC from March 21, 2014 to June 1, 2017.

Stuart Bohart

Mr. Bohart has more than 25 years’ experience in the investment management business in various roles including portfolio management, risk management and executive leadership. He is responsible for all non-research related functions at FORT. Immediately prior to joining FORT in May 2018, Mr. Bohart had taken time away from work to focus on his family (beginning October 2015). From 2010 to September 2015, Mr. Bohart was president of the Liquid Markets Division at Fortress Investment Group an investment manager that runs alternative investment hedge funds, private equity funds and credit funds. He served on the Management and Operating Committees of Fortress and was responsible for Liquid Markets business infrastructure, sales and marketing, and development of new investment strategies. Mr. Bohart joined Morgan Stanley in June 1997 as a portfolio manager in the investment management division. While at Morgan Stanley, Mr. Bohart also served as global head of Prime Brokerage, Head of Alternatives, and was co-Head of the Asset Management Division with $600 billion of assets under his supervision. He was a member of the Morgan Stanley Management Committee until his departure in October 2010. Early in his career, Mr. Bohart held trading and portfolio management positions at Cargill from September1989 to October 1991, Harvard Management Company from January 1992 to December 1993, and Bankers Trust from December 1993 to June 1997. He graduated from Northwestern University in 1989 with a BA in economics and Asian studies. Mr. Bohart has been listed with the NFA as a principal of FORT LP since June 14, 2018. Mr. Bohart became registered with the CFTC as an associated person and as an approved NFA Associate Member of FORT LP effective September 28, 2018.

Benjamin Sabol

Mr. Sabol joined FORT in December 2012 and is Head of Trading Operations. He is responsible for operating the trade desk, monitoring the trading systems and positions, and running the daily data analysis. From September 2008 to November 2012, Mr. Sabol worked for Colonial Metals Company, which manufactures brass and bronze ingots and trades scrap metal materials, and was responsible for acquisition and sales of industrial metals as well as quality control and client relations. Mr. Sabol graduated from The Millersville University of Pennsylvania in 2006 with a BA in Philosophy. Mr. Sabol has been listed with the NFA as a principal and registered with the CFTC as an associated person of FORT LP since November 12, 2014 and November 14, 2013 respectively. He was also listed as a principal of FORT Global LLC November 12, 2014 and registered with the CFTC as an associated person October 2, 2014, with both registrations ending June 1, 2017.

Christopher Snyder, Esq

Mr. Snyder is FORT’s General Counsel. He holds a BA in Philosophy from Williams College (1998) and a Juris Doctor from the University of Virginia School of Law (2001). From September 2001 to April 2005, Mr. Snyder worked as a corporate associate at Cravath, Swaine & Moore LLP. He subsequently worked from June 2005 to August 2008 as a corporate associate in the Mergers & Acquisitions group at Latham & Watkins LLP. From September 2008 to January 31, 2018, Mr. Snyder was an Associate General Counsel at King Street Capital Management, LP, a global investment management company headquartered in New York. After a brief period of unemployment serving out a non-compete agreement with King Street, he joined FORT in March of 2018 and was listed with the NFA as a principal of FORT LP on July 25, 2018. He is a member of the bar in New York.

Andrew Keller

Mr. Keller is the Chief Compliance Officer and Deputy Chief Operating Officer. In his role as Chief Compliance Officer, Mr. Keller is responsible FORT’s compliance program including its development, oversight, and testing. As Deputy Chief Operating Officer, he continues to lead client operational due diligence requests. Since joining FORT in 2008, Mr. Keller has also been a member of the business development and trade execution teams. Mr. Keller graduated from the University of Virginia in 2006 with an MA in chemistry and graduated from the University of Richmond in 2005 with a BS in chemistry. Mr. Keller has been listed with the NFA as a principal and registered with the CFTC as an associated person of FORT LP since June 26, 2018 and April 5, 2010 respectively. He was also registered with the CFTC as an associated person of FORT Global LLC from October 2, 2014 to June 1, 2017.

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David Barrett

Mr. Barrett joined FORT in January 2016 and is a Managing Director and the head of the Business Development & Investor Relations department where he is responsible for the management and oversight of sales, investor relations, relationship management and maintaining relationships with the firms sell-side counterparts. From January 2015 to December 2015, Mr. Barrett was seeking employment opportunities. From November 2012 to December 2014, Mr. Barrett was Head of Business Development at Gotham Asset Management, a hedge fund manager, where he was responsible for investor relations, relationship management of the firms sell side counterparts and the management and oversight of sales. From June 2008 to October 2012, Mr. Barrett was the Managing Director, Head of Private Capital Markets, at Morgan Stanley, the investment bank. He led a team of originators, salespeople and due diligence staff and was responsible for sourcing hedge fund and private equity managers along with raising capital for private companies. Mr. Barrett attended Washington University and Hofstra Law School. Mr. Barrett has been listed with the NFA as a principal and registered with the CFTC as an associated person of FORT LP since April 19, 2016. He was also listed with the NFA as a principal and registered with the CFTC as an associated person of FORT Global LLC from April 19, 2016 to June 1, 2017.

Ricky Eng

Mr. Eng is FORT’s Co-Chief Technology Officer and leads the Firm’s Software Development team. From June 2000 to June 2001, he co-founded and was a partner of Instant Gravity LLC, a boutique technology consultancy which developed new media and financial service technologies. From June 2001 to June 2004 he held senior technology management and engineering positions at INET ECN, prior to its acquisition by NASDAQ. From June 2004 to April 2008 Mr. Eng held principal engineering positions at Raytheon, developing national systems for the U.S. Department of Defense and the FBI.  From April 2008 to April 2012 he held a senior position at Eastport Analytics, a boutique software consultancy managing and developing intelligence systems for the U.S. Department of Homeland Security; in that role he was responsible for project management, project planning, team leadership, engagement management and budgeting.  From April 2012 to December 2013 he consulted for Lucid LLC, a digital market research firm.  Starting in June 2007 until joining FORT in November 2013, Mr. Eng was, in addition to the previously mentioned posts, also the Chief Technology Officer of Falcon Bridge Partners LLC, a firm focused on high-frequency trades of futures contracts, where he designed and developed a distributed high-frequency trading system.  Mr. Eng received an MBA with distinction from Georgetown University in 2007 and a Bachelor’s degree in Mathematics from Binghamton University in 1994.  Mr. Eng has been listed with the NFA as a principal of FORT LP since March 14, 2018.

John Prendergast

Mr. Prendergast is FORT’s Co-Chief Technology Officer and Head of IT Infrastructure. He oversees all aspects of FORT’s IT infrastructure, including virtualization, business continuity and disaster recovery. Mr. Prendergast also manages FORT’s technology risk and cybersecurity initiatives, working closely with our investment and operations teams to establish proper process and procedure in an effort to reduce technology and operational risk to the firm. He began permanent employment at FORT in September 2017, having worked there as a consultant since March 2017. Prior to FORT, Mr. Prendergast was an IT consultant from November 2016 to March 2017, working both for himself (performing residential IT security assessments) and as a sub-contractor for Renew Technology Advisors (performing financial industry IT security assessments). Mr. Prendergast served as Co-Chief Technology Officer at Eton Park Capital Management, an investment firm specializing in public equity, fixed income and derivatives markets. There, he oversaw global technology risk, security and infrastructure operations from January 2005 until October 2016. Prior to that, he oversaw global IT Operations as VP and manager of IT Operations at Andor Capital, an investment firm focused on public equity markets in the United States, from January 2001 to October 2004. From November 2004 to December 2004, he was seeking employment. Mr. Prendergast received his BA in Communications from Fordham University in 1993, and he is a Microsoft Systems Certified Engineer. Mr. Prendergast has been listed with the NFA as a principal of FORT LP since June 14, 2018.

FORT Management Inc. is an entity principal of FORT, and has been listed with the NFA as a principal of FORT since October 15, 1999. It was also listed as a principal of FORT Global LLC from November 14, 2014 to June 1, 2017.

FASTNET US GP HOLDINGS LTD CAYMAN is an entity principal of FORT, and has been listed with the NFA as a principal of FORT since February 9, 2016. It was also registered as a principal of FORT Global LLC from February 9, 2016 to June 1, 2017.

FORT and its Principals do not have a beneficial or ownership interest in the Trust or any of the Series.

Trading Approach

Global Contrarian is a systematic, trend-anticipating trading program that seeks to capitalize on medium to long-term trends. It trades a spectrum of futures contracts that includes: interest rates, bonds, currencies, equity indices, energy, and metals in the global markets. Its average holding period is between 2 and 8 weeks. Unlike trend-following programs that attempt to identify existing trends, Global Contrarian attempts to anticipate trends by identifying price behaviors that signal possible turning points. Global Contrarian is

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not a counter-trend program; it is designed to purchase as prices decline toward support levels and sell as prices rise toward resistance levels. Global Contrarian dynamically and systematically shifts risk allocations among asset classes and underlying parameter choices.

Legal Actions

There have been no material administrative, civil or criminal proceedings against Fort or any of its principals, which are pending, are on appeal or have concluded at any time during the last five years.

Past Performance of FORT, L.P.

The Capsule Performance Table which follows presents the performance results of the Global Contrarian Program for the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

FORT, L.P. – Global Contrarian

Monthly Rates of Return	2018 (%)	2017 (%)	2016 (%)	2015 (%)	2014 (%)	2013 (%)
January	-0.27	-0.57	0.59	2.64	0.19	-0.23
February	-2.75	4.40	3.78	-0.16	1.61	-0.14
March	0.67	-0.40	-3.39	0.70	-0.22	2.39
April	0.59	1.07	-2.53	-1.98	0.78	2.52
May	0.44	0.89	1.33	1.30	3.05	-3.17
June	1.14	-3.60	4.99	-2.36	0.59	-5.67
July	0.81	1.32	1.15	1.35	-0.38	2.44
August	-0.12	2.73	-0.87	-4.43	3.19	-2.38
September	-0.16	-2.93	1.20	3.58	-1.65	4.31
October	-3.49	3.02	-3.42	1.13	2.33	3.20
November	-1.14	-0.30	-2.74	0.65	2.59	1.24
December		1.04	1.09	-3.43	-0.24	-2.39
Compound Rate of Return	-4.31 (11 Months)	6.56	0.77	-1.32	12.35	1.61

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	FORT, L.P.
Name of program:	Global Contrarian
Inception of trading by CTA:	September 10, 2002
Inception of trading in program:	October 21, 2002
Worst monthly drawdown:	-5.67% (June 2013)
Worst peak-to-valley drawdown:	-8.67% (May 2013 – August 2013)
Total Assets in the Program:	$2.644 billion (November 30, 2018)
Totals Assets Under Management of the CTA:	$5.387 billion (November 30, 2018)

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

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H2O AM LLP

Background

Address:

2nd Floor, 10 Old Burlington Street,

London,

W1S 3AG

H2O AM LLP (“H2O”) started its activities on August 23, 2010. It was created by Bruno Crastes (CEO) and Vincent Chailley (CIO) along with Jean-Noël Alba and Marc Maudhuit. In 2010, H2O entered into a partnership with Natixis Asset Management (“NAM”). NAM holds 50.01% of the shares with H2O’s 10 partners being allotted the remaining 49.99%. H2O has been registered with the SEC since October 2013.

H2O AM is regulated by the following entities:

FCA: December 17, 2010

SEC: October 25, 2013

MAS (SINGAPORE): Para 9 – February 2011

ASIC (AUSTRALIA): February 2011

NFA and CFTC (USA):

●         NFA Membership: June 6, 2017

●         CPO/CTA: June 1, 2017

Principals

Bruno CRASTES, Chief Executive Officer

NFA

H2O AM LLP

● NFA ASSOCIATE MEMBER APPROVED	06/06/2017
● ASSOCIATED PERSON REGISTERED	06/01/2017
● PRINCIPAL APPROVED	05/25/2017
Other Firms
ARCTIC BLUE CAPITAL LTD
● ASSOCIATED PERSON REGISTERED	12/05/2017
● NFA ASSOCIATE MEMBER APPROVED	12/05/2017
● PRINCIPAL APPROVED	12/05/2017

FCA

Start Date: 17/12/2010

Bruno Crastes is a founding partner and CEO of H2O AM LLP. Mr. Crastes joined H2O in August 2010 and is a member of the H2O Supervisory Board and Chairman of the Executive Committee. As CEO of H2O, Mr. Crastes is responsible for the company’s long- and short-term strategic decisions and acts as the main point of contact for all the communication with the Supervisory Board. Prior to creating H2O and since March 2007, Mr. Crastes was CEO and actively managing global fixed income portfolios for Credit Agricole Asset Management – “CAAM” (now Amundi) London, he sat on the Executive Committee of CAAM, the largest Asset Manager in Europe, in charge of the United Kingdom, South East Asia and Australia. Mr. Crastes received a B.A. in Mathematics from the University of Lyons and graduated from ISFA (Institut Supérieur de Formation des Actuaires).

Vincent CHAILLEY, Chief Investment Officer

NFA

H2O AM LLP

● NFA ASSOCIATE MEMBER APPROVED	06/06/2017
● ASSOCIATED PERSON REGISTERED	06/01/2017
● PRINCIPAL APPROVED	05/30/2017
Other Firms
ARCTIC BLUE CAPITAL LTD
● ASSOCIATED PERSON REGISTERED	12/05/2017
● NFA ASSOCIATE MEMBER APPROVED	12/05/2017
● PRINCIPAL APPROVED	12/05/2017

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FCA

Start Date: 17/12/2010

Vincent Chailley is a founding partner and CIO of H2O AM LLP. Mr. Chailley joined H2O in August 2010 and is a member of the H2O Supervisory Board and Executive Committee. As CIO, Mr. Chailley is responsible for the daily investment management decisions pertaining to both the open-ended funds and the mandates. Prior to creating H2O in August 2010 and since November 2002, he was Head of Global Fixed Income and managed the global fixed income and absolute performance team of Credit Agricole Asset Management “CAAM” (now Amundi) London, the largest Asset Manager in Europe and one of the group’s major investment centers globally. Mr. Chailley created and developed CAAM’s global absolute return product range (the “VaR” funds) in 1999. He managed these funds personally until he left CAAM in April 2010. These funds totaled €42b in AUM as of the end of 2006. Mr. Chailley is a member of the French Actuaries Institute and holds a postgraduate degree in Economics and Mathematical modelling from ENSAE. He also holds a Master of Science in Applied Mathematics from the University of Paris Dauphine.

Jean-Noël ALBA, Deputy Chief Executive Officer

NFA

H2O AM LLP

● PRINCIPAL APPROVED	05/26/2017
Other Firms
ARCTIC BLUE CAPITAL LTD
● PRINCIPAL APPROVED	12/05/2017

FCA

H2O Start Date: 17/12/2010

Arctic Blue Capital Start Date: 06/12/2017

Jean-Noël Alba is a founding partner and Deputy CEO of H2O AM LLP. As Deputy Chief Executive Officer, Mr. Alba is responsible for assisting the CEO in the daily management of the company. Mr. Alba joined H2O in August 2010 and is a member of the H2O Supervisory Board and Executive Committee. Prior to joining H2O and from June 2005, Mr. Alba was Deputy CEO and COO of Credit Agricole Asset Management (London) – “CAAM” (now Amundi) London where he was responsible for the management of the day to day operations of the company. Mr. Alba graduated cum laude from Institut d’Etudes Politiques de Paris in 1982. At the same time, he attended the Law School of Paris University.

Marc MAUDHUIT, Global Head of Client Portfolio Management

NFA

H2O AM LLP

● PRINCIPAL APPROVED	05/25/2017
Other Firms
ARCTIC BLUE CAPITAL LTD
● PRINCIPAL APPROVED	12/05/2017

FCA

H2O Start Date: 17/12/2010

Marc Maudhuit is Founding Partner and Global Head of Client Portfolio Management of H2O AM LLP. Mr. Maudhuit joined H2O in August 2010 and is a member of H2O’s Supervisory Board and Executive Committee. As Global Head of Client Portfolio Management he is responsible for all client relations. From March 1999 until July 2010 he held the position of Head of Client Services responsible for the management of the product specialist team and the daily interactions with existing and prospective clients of Credit Agricole Asset Management (London) – “CAAM” (now Amundi). Mr. Maudhuit is a graduate of the Ecole des Affaires de Paris (EAP - Paris Business School). He also holds a MSFS (Master of Science in Foreign Service) from Georgetown University (Washington, D.C.).

H2O AM LIMITED

NFA

H2O AM LLP

● PRINCIPAL APPROVED	04/27/2018

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FCA

H2O Start Date: 12/17/2010

Nature of Business of Arctic Blue Capital Ltd

Arctic Blue Capital is a systematic manager based in London and is an affiliate of H2O Asset Management since October 2017. Arctic Blue Capital operates two main systematic strategies using a common investment philosophy: strategies are based on a diversified portfolio of models and implemented according to the specific dynamics and panel of market participants of each asset class.

Trading Approach

The investment philosophy is based on the conviction that value diversification is the most stable and robust source of performance over time. To generate alpha, monitoring asset class correlation as a key input for portfolio construction mitigates market volatility and produces a significant diversification benefit.

The investment methodology relies on a top down long/short risk allocation (as opposed to a standard asset allocation) in order to efficiently balance the portfolio. The process is based on a team approach using all the 13 investment professionals as a source of input and idea.

There are two books in the portfolio:

Long-term strategies (6 months to 2 years) with a team approach representing 75% of our risk allocation,

Short-term trading strategies (intra-day up to 1 week) representing 25% of the risk on average.

Legal Actions

There are no legal proceedings against H2O AM LLP or any of its principals.

Nature of duties of Bruno Crastes, Jean-Noel Alba, Marc Maudhuit and Vincent Chailley as principals of Arctic Blue Capital

Bruno Crastes, Jean-Noel Alba, Marc Maudhuit and Vincent Chailley have ownership of Arctic Blue Capital, and as Members of the Executive Committee of H2O, they preside over all business matters pertaining to Arctic Blue Capital, which is an affiliate of H2O AM.

Furthermore, Jean-Noel Alba has the compliance oversight (FCA controlled function - CF10) of Arctic Blue Capital and also acts as the MLRO (FCA controlled function - CF11). In addition to that, Jean-Noel Alba is a director of Arctic Blue Capital Ltd.

Marc Maudhuit, as the head of Client Portfolio Management of H2O, has oversight over the distribution of one of Arctic Blue Capital strategies, Atlanterra, that was launched in a UCITS format on August 7th 2018 under the H2O Global Strategies ICAV (Arctic Blue is the Sub-Investment Manager).

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Past Performance of H2O AM LLP

The Capsule Performance Table which follows presents the performance results of the Force 10 for the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

H2O AM LLP – Force 10

Monthly Rates of Return	2018 (%)	2017 (%)	2016 (%)	2015 (%)	2014 (%)	2013 (%)
January	0.32	-3.32	-3.32	4.41	0.14	3.38
February	2.72	-0.85	-6.44	5.41	-0.55	-0.65
March	0.90	5.23	-2.33	0.98	2.78	-1.33
April	5.01	0.95	-0.07	-1.58	1.02	8.65
May	-8.71	1.03	4.64	3.16	0.35	6.17
June	4.95	1.04	-11.01	-2.64	-3.38	0.10
July	2.16	-0.31	3.23	6.76	3.58	2.34
August	-10.13	-0.26	5.10	-1.70	-0.50	-0.38
September	5.27	2.62	-2.68	-1.21	8.24	0.76
October	4.17	3.22	8.29	4.32	-3.74	2.57
November	0.20	-1.17	0.75	4.09	1.07	0.46
December		-4.48	3.06	-4.38	0.10	2.88
Compound Rate of Return	5.53	3.37	-2.40	18.27	8.91	27.41

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	H2O AM
Name of program:	H2O Force 10
Inception of trading by CTA:	August 1, 2010
Inception of trading in program:	March 1, 2011
Worst monthly drawdown:	-11.01% (June 2016)
Worst peak-to-valley drawdown:	-21.39% (December 2015 – June 2016)
Total Assets in the Program:	$346 million (November 30, 2018)
Totals Assets Under Management of the CTA:	$32.0 billion (November 30, 2018)

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

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Quantitative Investment Management, LLC

Background of QIM

Quantitative Investment Management, LLC (“QIM”) is a Virginia limited liability corporation formed on May 27, 2003. QIM has been registered under the CE Act as a CTA since January 16, 2004 and as a CPO since April 1, 2005. QIM became a member of the NFA on January 16, 2004. QIM’s address is Quantitative Investment Management LLC, 401 East Market Street, Suite 104, Charlottesville, VA 22902.

Principals of QIM

Jaffray Woodriff

Mr. Woodriff has over 25 years’ experience trading financial markets using proprietary quantitative models that he has developed. Mr. Woodriff co-founded QIM in May 2003 to offer the Global Program to outside clients. He guides all aspects of QIM’s business and is chiefly responsible for the continuing innovation and improvement of the models and techniques that underlie QIM’s expectations, trading, and risk management.

In April 2000, Mr. Woodriff and Michael Geismar began managing their own money with Mr. Woodriff’s short-term, market-neutral equities program. This led them to co-found a broker-dealer, DHR LLC. Mr. Woodriff graduated from the University of Virginia with a B.S. in Commerce in 1991. Mr. Woodriff has been registered with the CFTC as an associated person and listed with the NFA as a principal of QIM since January 16, 2004. Mr. Woodriff has been listed with the NFA as a principal of Voloridge Investment Management LLC, a Florida-based registered investment advisor and commodity pool operator since August 29, 2014. He has no active role in the operations of Voloridge Investment Management, but does hold an indirect ownership stake.

Michael Geismar

Mr. Geismar co-founded QIM in May 2003 with Mr. Woodriff after 18 months of successfully trading their proprietary accounts. As the President of QIM, he implements the firm’s investment models and oversees its portfolio management. Mr. Geismar also manages investor relations, QIM’s general business affairs, and is the Chief Risk Officer.

In February 2000, Mr. Geismar joined Mr. Woodriff, assisting in the development of an equities investment program that led the two to co-found DHR LLC. Mr. Geismar graduated from the University of Virginia in 1994 with a BA in Mathematics and a minor in Statistics. Mr. Geismar has been registered with the CFTC as an associated person and listed with the NFA as a principal of QIM since November 28, 2005 and January 16, 2004, respectively.

Greyson Williams

Mr. Williams co-founded QIM in May 2003 after joining Mr. Woodriff and Mr. Geismar as a consultant to DHR in December 2002. He guides the firm’s broad technical strategies and implementations and shares with Mr. Geismar in managing the general business affairs and organizational development of QIM.

Mr. Williams has spent the past 16 years specializing in the collection, management, analysis, and application of financial information and market data. He worked as an analyst in the Bank Mergers & Acquisitions department at SNL Securities LC from August 1997 until July 2000, serving as Director of Banking M&A Research from May 1999 until his departure. In December 2000, Mr. Williams co-founded VW Capital LLC, a firm created to map complex merger terms into programmatic models for interfacing with real-time market data. In October 2002, he founded Jobe Analytics & Consulting, Ltd., a financial information management consulting firm. Mr. Williams graduated from the University of Virginia in 1995 with a BA in English and a minor in Art History. Mr. Williams has been registered with the CFTC as an associated person and listed with the NFA as a principal of QIM since November 28, 2005 and January 16, 2004, respectively.

Jason Cockerill

Mr. Cockerill has served as Chief Operating Officer of the firm since April 2013. He started at QIM in June 2008 and managed trading related operations from 2008 to April 2013 prior to becoming COO. Mr. Cockerill has been an associate member of QIM since March 21, 2013, and has been listed with the NFA as a principal and registered with the CFTC as an associated person of QIM since April 5, 2013 and April 9, 2013, respectively.

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Mr. Cockerill graduated from Davidson College in 1998 with a B.S. in Chemistry with a double major in Economics and a minor in Applied Mathematics. He earned his Associate Chartered Management Accountant (ACMA) designation in 2007, from the Chartered Institute of Management Accountants (CIMA).

Molly McCarty Dunnington

Mrs. Dunnington started at QIM in May 2009 and became Chief Compliance Officer in January 2011. Mrs. Dunnington’s responsibilities include all compliance reporting and recordkeeping requirements related to the CFTC, NFA and the SEC. Before joining QIM, Mrs. Dunnington had been vice president, finance at The Community Foundation Serving Richmond & Central Virginia where she worked from May 2002 through April 2009. Prior to that, she worked in the audit practice at KPMG from January 1998 through May 2002. Mrs. Dunnington graduated from the University of Virginia in 1998 with a B.S. in Commerce with a concentration in accounting. Mrs. Dunnington has been registered with the CFTC as an associated person and listed with the NFA as a principal of QIM since January 26, 2011 and January 25, 2013, respectively.

Paul McKee, Ph.D.

Dr. McKee joined QIM in January 2005, and became Chief Technology Officer in March 2009. Dr. McKee’s responsibilities include managing developers and other technical staff, developing QIM’s broad technical strategy and assisting with maintenance and development of predictive code.

Before joining QIM, Dr. McKee was a research physicist at the University of Virginia from September 2000 to October 2004. His research was primarily conducted at Department of Energy particle accelerator facilities in Newport News, Virginia, and Stanford University, California. Dr. McKee graduated from Georgetown University in 1990 with a B.S. in Physics and a minor in Computer Science, from the University of Virginia in 1995 with an M.A. in Physics, and from the University of Virginia in 2000 with a Ph.D. in Nuclear Physics. Dr. McKee has been registered with the CFTC as an associated person of QIM since February 17, 2009 and listed with the NFA as a principal of QIM since March 3, 2009. Dr. McKee was between employment from November 2004 through December 2004.

Ryan Vaughan

Mr. Vaughan serves as Chief Financial Officer in addition to coordinating the accounting and financial affairs of the company. Mr. Vaughan joined QIM in September 2005. Mr. Vaughan graduated from the University of Virginia in 1993 with a B.S. in Commerce, from the University of Georgia in 1995 with an MBA in Finance and Economics and earned the Chartered Financial Analyst (CFA) designation in 2003. Mr. Vaughan has been registered with the CFTC as an associated person and listed with the NFA as a principal of QIM since June 8, 2006 and October 31, 2006, respectively.

THE TRADING APPROACH

Background

Jaffray Woodriff has spent the past 25 plus years developing proprietary quantitative models for use in predicting price movements in a wide variety of markets. The success of these models owes largely to Mr. Woodriff’s life work of inventing mathematical formulas and employing them in creating better approaches to quantitative prediction. Mr. Woodriff has managed client accounts as a CTA and also has spent two years trading on a Wall Street proprietary desk. In December of 2001, Mr. Woodriff and Mr. Geismar began to manage a proprietary futures account using the Global Program methodology. In October 2003, after successfully managing this account for almost two years, Mr. Woodriff and Mr. Geismar decided to offer the Global Program to clients.

Predictive Modeling

Financial markets are not entirely efficient. QIM believes numerous small inefficiencies exist and can be exploited through the prudent use of robust analysis and predictive technologies.

QIM currently employs numerous quantitative trading models that utilize pattern recognition to predict all types of price movements. All models are tested across large data sets of historical price and volume information that expose them to a gamut of market, economic, and political environments, as well as a wide range of time frames and interactions. Only those models that QIM believes to be the most robust, statistically significant, and quantitatively diverse are used in actual trading. The resultant system of models offers what QIM believes to be reliable signals that guide trade selection and timing.

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Risk Management

Diversification is made available by trading 33 global futures contracts. Risk allocations are based on the correlation of each contract to the overall portfolio, amongst other factors.

QIM applies risk management procedures that take into account the price, size, volatility, liquidity, and inter-relationships of the contracts traded. On the portfolio level, account risk is monitored on a daily basis to target a specific standard deviation of daily returns. In the Global Program, this is equivalent to up to 12% annualized volatility.

During significant draw-downs in equity, QIM reduces market exposure by scaling back the overall leverage.

Trading

The execution of QIM’s trading strategy is systematic. All facets of the predictive models, risk management, and trade allocation are fully automated or proceduralized. However, discretion plays a role in the evolution of the trading system over time as QIM does seek improvements to the trading strategy.

In addition to the abundance of technologies driving the daily trading, QIM’s staff evaluates every market in which it trades on a daily basis and monitors numerous other factors, including, but not limited to: volume and open interest, news, correlation pairings, cash prices, opening calls, slippage and volatility.

The trading is discretionary in that final decisions are made, and systems occasionally overridden, based on the full set of information that has been compiled. That being said, the trading system is overridden very rarely and only in extraordinary circumstances.

Sectors Traded

The QIM Global Program trades in the following sectors: Currencies, Stock Indices, Interest Rates, Energies, Metals and Agriculturals.

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PAST PERFORMANCE OF QIM

The following summary performance information reflects the composite performance results for QIM’s Global Program during the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Global Program

Monthly Rates of Return	2018 (%)	2017 (%)	2016 (%)	2015 (%)	2014 (%)	2013 (%)
January	-1.35	3.23	2.56	-0.21	0.97	-2.59
February	-6.87	1.04	6.16	2.26	0.41	-0.46
March	1.34	0.98	-3.01	-1.38	-2.44	-2.64
April	0.94	-0.10	0.13	5.03	-4.91	-1.37
May	3.55	-0.05	1.60	0.76	-0.36	-0.04
June	0.80	0.18	0.83	3.93	-0.14	-0.37
July	-2.94	0.12	0.14	-1.50	-0.77	0.43
August	1.43	-2.91	0.62	3.14	-1.39	1.29
September	0.17	2.97	1.93	4.74	2.57	-1.14
October	-5.83	2.40	-1.30	0.26	-2.90	0.04
November	-0.58	-1.58	2.54	4.15	-0.09	2.20
December		1.03	3.53	-1.66	-3.78	4.24
Compound Rate of Return	-9.43 (11 Months)	7.38	16.56	20.93	-12.31	-0.60

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	Quantitative Investment Management
Name of Program:	Global Program
Inception of trading by CTA:	October 2003
Inception of trading in program:	October 2003
Worst monthly drawdown:	-6.87% (February 2018)
Worst peak-to-valley drawdown:	-16.87% (June 2012 – January 2015)
Total Assets in the Program:	$1.657 billion (November 30, 2018) (includes notional and proprietary funds)
Total Assets Under Management of the CTA:	$2.736 billion (November 30, 2018) (includes notional and proprietary funds)

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time- weighted additions and time-weighted withdrawals.

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

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QUANTMETRICS CAPITAL MANAGEMENT LLP

Background of Quantmetrics

Quantmetrics was formed in March 2003 by Dr. Mushtaq Shah and Mr. James Fowler. Its offices are located in the United Kingdom at 1 Red Place, London, W1K 6PL. Quantmetrics has been registered under the CE Act as a CTA and has been a member of the NFA since April 2006. Quantmetrics registered with the NFA as a CPO on August 10, 2015.

Principals

Dr. Mushtaq Shah

Dr. Mushtaq Shah is a founding partner of Quantmetrics. Dr. Shah, together with James Fowler, is responsible for all trading and money management decisions made by Quantmetrics. Dr. Shah has been listed with the NFA as a principal with Quantmetrics since April 27, 2006.

Dr. Shah obtained a first-class degree in Econometrics and Mathematical Economics from the London School of Economics in June 1985. He obtained an M. Phil in Economics from Cambridge University in June 1986 and a PhD in Financial Econometrics from the London School of Economics in June 1994.

Dr. Shah worked for UBS Securities Ltd, an investment bank, as European Economic Analyst from September 1986 to August 1989 and then for Goldman Sachs International, an investment bank as an Executive Director: Quantitative Analyst/Proprietary Trader until April 1994. Dr. Shah was between employment in May 1994. From June 1994 until May 1996 Dr. Shah worked for NationsBank Europe PLC, an investment bank, as a Senior Quantitative Analyst/Equity Proprietary Trader. From June 1996 to April 1999, Dr. Shah was a Director at Credit Suisse First Boston, an investment bank, where he was the head of convertible trading. Dr. Shah was between employment from May 1999 through August 1999. From September 1999 until March 2003 Dr. Shah worked for Equinox Capital Management Ltd., an alternative asset management firm, where he was Head of Research and where he and Mr. Fowler managed a multi strategy equity arbitrage hedge fund. In March 2003, Dr. Shah and Mr. Fowler founded Quantmetrics.

Mr. James Fowler

Mr. Fowler obtained a Masters in Engineering Science from Oxford University in June 1997 after which he worked for Credit Suisse First Boston, with Dr. Shah as a proprietary trader in the Equity Derivatives and Convertibles Group.

Mr. Fowler left Credit Suisse in April 1999, to work as a trader for Och-Ziff Capital Management, an alternative asset management firm, until August 1999 before returning to the UK to work with Dr. Shah at Equinox Capital Management in August 1999 where he was a Portfolio Manager for the multi strategy fund, the Eclipse 1 Fund. In March 2003, Mr. Fowler left Equinox Capital Management Ltd. to co-found Quantmetrics. Mr. Fowler became registered with the CFTC as an associated person and listed with the NFA as a principal and NFA associate member of Quantmetrics effective April 27, 2006, April 11, 2006, and April 27, 2006, respectively.

Mr. Robin Grant

Mr. Grant is a Fellow of the Institute of Chartered Accountants of England and Wales and holds a BA (Hons) in Economics from the University of Nottingham. Mr. Grant has been listed with the NFA as a principal with Quantmetrics since August 24, 2016.

Prior to joining Quantmetrics as COO, Mr Grant held positions with BDO as an Audit Senior from September 1997 to September 2000.PricewaterhouseCoopers in Bermuda as an audit senior from September 2000 to September 2001, Lombard Odier Darier Hentsch in Bermuda from September 2001 to September 2002, Capital G Bank in Bermuda from September 2002 to February 2005. He subsequently joined GLG Partners in the Cayman Islands, and then London in March 2005 leaving in October 2010. He Joined Nectar Capital as COO in September 2011 until December 2013 when he joined RS Platou Asset Management as COO, leaving in July 2015 to join Fairwater Capital as COO until August 2016.

At Quantmetrics Mr. Grant is responsible for the oversight of middle and back office operations and infrastructure, including finance, operations and compliance. Mr. Grant has had international experience working in both Bermuda (for PwC and Lombard Odier Darrier Hentsch) and the Cayman Islands (GLG Partners).

Mr. Kunal Gautam

Mr. Gautam has a Computer Engineering degree from the Indian Institute of Information Technology, India and an MBA in Finance from XLRI School of Management, India. Mr, Gautam has been listed with the NFA as a principal with Quantmetrics since May 30, 2018. Mr. Gautam works as the lead software architect and principle developer within Quantmetrics. His role is to lead the design, development and maintenance of proprietary software which enables Quantmetrics to trade its strategies in a fully automated fashion.

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Prior to joining Quantmetrics in April 2015 Mr. Gautam was a Quantitative Trader with Futex, a proprietary trading firm in London, from April 2012 to March 2015. Before this Mr. Gautam was a Discretionary Trader with G.H. Financials, a proprietary trading firm in Gurgaon, India from January 2010 to February 2012. Before this Mr. Gautam worked as head of customer marketing with Bosch and Lomb India Ltd from June 2008 to January 2010. Before this, Mr. Gautam worked as a Customer development manager and Management trainee with Colgate Palmolive in India Ltd. from June 2006 to June 2008.

Mr. Hesam Ipakchi

Mr. Ipakchi holds a First Class MEng Degree in Electronic and Information Engineering from Imperial College London. Mr. Ipakchi joined Quantmetrics in June 2014 after the completion of his degree. At Quantmetrics, Mr. Ipakchi is a data scientist and works in the research department and is responsible for developing and implementing systematic trading strategies. Using statistical techniques, Mr. Ipakchi designs investment models and runs simulations using historical financial market data to test the models. Mr. Ipakchi has been listed as a principle with Quantmetrics since May 30, 2018.

Quantmetrics Ltd.

Quantmetrics Ltd. is an entity principal of Quantmetrics, and has been listed with the NFA as a principal of Quantmetrics since March 1, 2006.

QUANTMETRICS TRADING STRATEGY

The Quantmetrics Multi Strategy (Formerly Quantmetrics Directional (5V) Strategy)

The Quantmetrics Multi Strategy is a strategy that trades a combination of two managed futures strategies offered by Quantmetrics – QM Premier and QM Directional weighted for a target volatility of 10%.

The QM Directional strategy trades futures across equity indices, government bonds, FX & commodities. It comprises a predictive strategy which is insensitive to overall market conditions and, therefore, useful in low volatility environments, as well as a reactive component. The average holding period is 20 hours, targeting a volatility of 10%.

The QM Premier strategy is a reactive quantitative market neutral strategy. It seeks to profit from short term liquidity imbalances, trading pairs of equity index futures, on a market neutral basis. There is an average holding period of 6 hours, targeting a volatility of 12%, the strategy is designed to do particularly well in high volatility markets.

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PAST PERFORMANCE OF QUANTMETRICS

The Capsule Performance Table which follows presents the performance results of the Quantmetrics Multi Strategy Program for the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Quantmetrics Multi Strategy Program Net of Fee Returns

Monthly Rates of Return	2018 (%)	2017 (%)	2016 (%)	2015 (%)	2014 (%)	2013 (%)
January	-0.43	-0.43	0.13	1.42	-0.97	-7.24
February	2.37	1.46	-3.48	3.45	3.01	2.82
March	-2.05	0.41	0.59	-1.13	2.57	2.80
April	-0.82	0.37	-1.28	-3.46	-0.74	6.03
May	-0.05	1.67	0.19	2.34	1.81	-6.98
June	-0.75	-2.78	-2.34	-0.75	1.69	1.39
July	-0.11	-0.10	-0.98	1.48	0.10	1.42
August	0.52	0.22	-0.37	-4.94	1.99	0.69
September	0.27	-1.52	-0.67	-1.29	-0.96	1.47
October	0.27	-0.83	-0.29	-1.11	1.24	1.51
November	-0.26	0.33	0.09	-0.12	2.10	1.75
December		-0.79	0.37	-0.24	3.99	3.80
Compound Rate of Return	-1.09 (11 Months)	-2.04	-7.83	-4.57	16.87	8.93

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	Quantmetrics Capital Management LLP
Name of Program:	Quantmetrics Multi Strategy
Inception of trading by CTA:	March 2004
Inception of trading of the Program:	May 2006
Worst monthly drawdown:	-7.24% (January 2013)
Worst peak-to-valley drawdown:	-19.42% (March 2015 – July 2018)
Total Assets in the Program:	$21 million (November 30, 2018)
Total Assets Under Management of the CTA:	$338 million (November 30, 2018)

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time-weighted additions and time-weighted withdrawals.

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

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QUEST PARTNERS LLC

Background

Quest Partners LLC (“Quest”) is registered with U.S. Commodity Futures Trading Commission (the “CFTC”) as a commodity trading advisor and a commodity pool operator and is a member of the National Futures Association in such capacities since April 26, 2001. Quest has also been registered with the U.S. Securities and Exchange Commission (the “SEC”) as an investment adviser since October of 2016. Quest is a New York based asset manager providing independent, professional investment services to institutional and private clients. It has its offices at 126 East 56th Street, 25th floor, New York, NY 10022. The duties of Quest as a Trading Advisor will include investing and reinvesting in exchange listed futures and forward contracts the amount of assets allocated to Quest pursuant to the trading programs, methods, systems, strategies which the Trading Company has selected and in accordance with any trading policies, guidelines, restrictions, or limitations set out in the trading advisory agreement.

Principals

Nigol Koulajian is a principal and the Chief Investment Officer of the Trading Advisor, which he founded in April 2001 to pursue his passion for quantitative investment research and strategy development, which he has focused on from the beginning of his career in the early 1990’s. After lengthy research, Mr. Koulajian identified specific strategies using proprietary techniques that have been continuously enhanced and became the basics for the growth of Quest. He graduated from the University of Notre Dame in 1988, with a BS in Electrical Engineering and earned his MBA in Finance from Columbia Business School in 1994. Mr. Koulajian has been listed with the NFA as a Principal and a registered with the CFTC as an associated person of Quest since April 26, 2001.

Pawel (“Paul”) Czkwianianc is a principal and the Head of Research for the Trading Advisor. Mr. Czkwianianc joined Quest at its inception. Mr. Czkwianianc holds a B.S. degree in Applied Mathematics from Columbia University and an M.S. degree in Mathematics from New York University (“NYU”). At NYU, he was enrolled in the Ph. D. program in the field of mathematical neuroscience. Mr. Czkwianianc has been listed with the NFA as a Principal and a registered with the CFTC as an associated person of Quest since February 24, 2010.

Robert Toth is Head of Trading at Quest. Mr. Toth has been with Quest since July 2014 and has been registered with the CFTC as an associated person and listed with the NFA as a principal since July 10, 2014 and February 9, 2015, respectively. Robert began working at Quest in May 2005 as a Research and Trading Associate. His responsibilities included quantitative development and trading before assuming the Head Trader role in May 2010. From October 2010 until June 2014, he was Head of Trading for a high frequency, systematic hedge fund, Vegasoul Capital Management. There he was responsible for global trading, technology and quantitative research. Robert holds an executive MBA from Columbia Business School and a Bachelor of Science degree in Computer Science from Columbia University’s Fu Foundation School of Engineering and Applied Science.

Prashant Kolluri is President of Quest. Mr. Kolluri joined Quest in June 2016 and has been registered with the CFTC as an associated person and listed with the NFA as a principal since June 24, 2016. Prior to Quest, Mr. Kolluri was President of Sterling Ridge Capital Management, a US focused Long/Short equity manager, of which he was a founding member in September 2013. From September 2013 to May 2016, Mr. Kolluri was responsible for business development, operations and several investment-related initiatives at Sterling Ridge Capital Management. Prior to Sterling Ridge Capital Management, Mr. Kolluri was a Managing Director and Chief Investment Officer of the Hedge Fund business at Investcorp International Inc., which had approximately $4.7 billion in assets under management. In this role, from July 2005 to September 2013, Mr. Kolluri was Chair of the Investment Committee and responsible for all investment decisions across Fund of Hedge Funds, Customized Accounts, Seeding and Special Opportunities Portfolios. Over a 15-year career at Investcorp, Mr. Kolluri was integral to the growth and transformation of the business from its roots as a proprietary investment activity to a multi-product fiduciary business. Mr. Kolluri received his Bachelor’s degree from the University of Mumbai, India. He is also a Graduate Member of the Institute of Cost Accountants of India (ICAI) and a CFA charter-holder awarded by the CFA Institute.

Richard D. “Darren” Johnston is Chief Compliance Officer and Compliance Administrative Officer at Quest. Mr. Johnston has been with Quest since June 2014 and has been listed with the NFA as a principal since July 14, 2014 and registered with the CFTC as an associated person since August 4, 2014. From January 2013 through June 2014, Mr. Johnston provided consulting services to alternative asset managers with a focus on distress investing. From November 2005 to January 2013, he was Director of the single manager business at leading fund-of-hedge-funds advisor, Tremont Group Holdings, Inc., where he was responsible for product development and platform management. From October 2001 to November 2005, he was the Chief Operating Officer and Compliance Officer of Tremont’s Toronto-based subsidiary, Tremont Capital Management, Corp., a fund-of-hedge-funds advisor, responsible for executing the firm’s business plan for the Canadian marketplace. Darren holds an MBA from the Ivey Business School in London, Ontario, Canada. He attended Queen’s University in Kingston, Ontario for his undergraduate studies.

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Matthew Roche is the Chief Operating Officer and Chief Financial Officer at Quest. Mr. Roche has been listed with the NFA as a principal since May 16, 2018. Prior to joining Quest in May 2018, from May 2005 to April 2018, Mr. Roche was the Chief Accounting Officer at Pharo Management LLC, a macro-based investment manager specializing in emerging markets. At Pharo, he was responsible for the finance, accounting and tax functions and assisted in the development and implementation of many back and middle office processes. Over his 13 year tenure, his responsibilities included most operational functions including prime brokerage, custodial, FCM, and ISDA relationships. Mr. Roche joined Pharo after leaving PricewaterhouseCoopers as an Audit Manager. He worked in the New York, Cayman Islands and Toronto offices of PricewaterhouseCoopers and specialized in hedge funds and other alternative products. Mr. Roche holds a Bachelors of Business Administration from Wilfrid Laurier University in Waterloo, Canada, and is a Canadian Chartered Professional Accountant/Chartered Accountant.

Maria Martino is Director of Finance at Quest. Ms. Martino has been with Quest since July 2003, registered with the CFTC as an associated person since May 16, 2006 and listed with the NFA as a principal since September 27, 2016. Ms. Martino manages the Trading Advisor’s corporate accounting duties. Mrs. Martino holds a B.S. in Business Management from St. Francis College.

The Trading Advisor and its Principals may, from time to time, trade futures, forwards, and options contracts and securities for their own proprietary accounts. Such trades may or may not be in accordance with the Trading Advisor’s trading program described below. The trading records of those accounts are available for inspection on the Trading Advisor’s premises upon reasonable prior notice and during normal business hours, subject to reasonable assurances of confidentiality.

The Trading Advisor and its Principals do not have a beneficial or ownership interest in the Trust or any of the Series.

Trading Approach

The Quest Tracker Index (“QTI”) seeks to track generally the performance generated by the broad class of managed futures trading strategies of trend-following Commodity Trading Advisors, and to match or exceed the performance of widely followed CTA indices on a risk-adjusted basis. The QTI comprises 66 specified futures contracts in markets for currencies, fixed-income, equity indices and commodities.

The Quest Fixed Income Hedge program (“QFIT”) also comprises 66 specified futures contracts in markets for currencies, fixed-income, equity indices and commodities (each such futures contract, a “Program Component,” and together, the “Program Components”). QFIT seeks to capture short-, medium- and long-term trends in various markets. In particular, QFIT tends to be short fixed-income Program Components that are trending downwards (i.e., when interest rates are rising), and long or short trending Program Components that are negatively correlated to the U.S. 10-year Treasury, thereby seeking to be profitable when medium-term interest rates are rising.

Legal Actions

On October 25, 2012, Quest Partners filed a complaint in New York Supreme Court, New York County against Revere Capital Advisors and Revere Securities Corporation alleging breach of contract and other causes of action. The complaint alleges that Revere failed to provide sales, marketing and distribution services to Quest as required by contract. A settlement was reached in May 2014.

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PAST PERFORMANCE OF QUEST PARTNERS LLC

The Capsule Performance Table which follows presents the performance results of the Quest Tracker Index Program for the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Quest Tracker Index Program

Monthly Rates of Return	2018 (%)	2017 (%)	2016 (%)	2015 (%)	2014 (%)	2013 (%)
January	7.41	-2.80	5.79	8.90	-0.67	1.79
February	-7.65	1.39	5.58	-0.91	4.44	-1.18
March	-0.96	-3.14	-5.26	1.12	-5.64	1.39
April	-0.94	0.13	-1.88	-3.43	-2.51	1.89
May	-2.49	0.13	-3.05	-1.98	4.40	-4.30
June	0.33	0.17	2.29	-6.04	3.78	-3.92
July	-1.00	1.58	2.36	1.09	-0.89	0.74
August	-0.43	1.83	-5.06	-4.58	3.89	-2.15
September	-1.55	-2.33	-4.16	4.05	0.73	0.73
October	-2.45	4.54	-4.63	-3.92	3.82	1.95
November	0.75	0.47	1.46	3.70	7.70	1.93
December		0.31	2.46	-3.72	1.90	1.03
Compound Rate of Return	-9.19 (11 Months)	2.05	-4.93	-6.56	22.19	-0.39

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	Quest Partners LLC
Name of program:	Quest Tracker Index Program
Inception of trading by CTA:	May 2001
Inception of trading in program:	August 17, 2011
Worst monthly drawdown:	-7.65% (February 2018)
Worst peak-to-valley drawdown:	-25.12% (April 2015 – October 2018)
Total Assets in the Program:	$22 million (November 30, 2018)
Total Assets Under Management of the CTA:	$1.462 billion (November 30, 2018)

*	Drawdown means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley drawdown means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

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The Capsule Performance Table which follows presents the performance results of the Quest Fixed Income Hedge Program for the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Quest Fixed Income Hedge Program

Monthly Rates of Return	2018 (%)	2017 (%)	2016 (%)	2015 (%)	2014 (%)	2013 (%)
January	2.31	-0.79	-1.09	0.22	-2.30	--
February	-1.76	-0.11	-0.48	1.41	-0.14	--
March	-1.50	-0.72	-0.72	-0.01	-1.18	--
April	0.94	-0.46	-0.08	0.20	-1.52	--
May	-1.33	-0.89	-0.49	0.10	0.50	--
June	0.10	0.93	-1.54	-0.99	0.32	--
July	0.51	-0.48	0.35	-1.21	0.18	--
August	-0.55	-0.78	-0.63	-1.58	0.47	--
September	0.91	0.86	-0.70	-0.07	2.56	--
October	-2.63	1.37	0.71	-0.95	0.00	--
November	-1.51	-0.19	4.35	0.84	1.52	0.83
December		0.09	0.83	-1.29	0.25	1.04
Compound Rate of Return	-4.52 (11 Months)	-1.19	0.38	-3.34	0.57	1.87 (2 Months)

*	These returns represent the actual trading results of client accounts. November 2013 is a partial month’s return that began November 7, 2013. There is substantial risk of loss in this program and it may not be suitable for everyone. This is not a solicitation.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	Quest Partners LLC
Name of program:	Quest Fixed Income Hedge (QFIT) Program
Inception of trading by CTA:	November 07, 2013
Inception of trading in program:	November 07, 2013
Worst monthly drawdown:	-2.63% (October 2018)
Worst peak-to-valley drawdown:	-10.18% (June 2015 – November 2018)
Total Assets in the Program:	$8 million (November 30, 2018)
Total Assets Under Management of the CTA:	$1.462 billion (November 30, 2018)

*	Drawdown means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley drawdown means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

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WELTON INVESTMENT PARTNERS, LLC

Background

Welton Investment Partners LLC (the “Company”) is a Delaware Limited Liability Company created in June 2014. Welton Investment Partners LLC was formed to provide all of the investment advisory and day-to-day operational services previously assumed by its sole managing member, Welton Investment Corporation (the “Managing Member”, and together with the Company, “Welton”), a Delaware corporation that merged in May 1997 from a California corporation originally formed in 1988. The primary place of business is:

The Eastwood Building
San Carlos between 5th and 6th
P.O. Box 6147
Carmel, California 93921-6147
Tel: (831) 626-5190
Fax: (831) 626-5199
E-Mail: inquiries@welton.com

Welton provides discretionary investment management services regarding the trading of commodity futures contracts and over the counter (“OTC”) foreign exchange products utilizing quantitative research combined with experienced portfolio management. The Company or its Managing Member has been registered as a commodity trading advisor (CTA) and commodity pool operator (CPO) with the Commodity Futures Trading Commission (CFTC) since January 1989 and has been a member of the National Futures Association (NFA), the futures industry self-regulatory organization, since January 1989. The Company has been registered as an investment advisor (RIA) with the Security Exchange Commission (SEC) since July 2014. The Company is also a member of the Managed Funds Association (MFA).

Principals

Dr. Patrick L. Welton	Chief Executive Officer, Chief Investment Officer and Co-Founder

Dr. Welton chairs the Investment Committee and participates in ongoing research. He has been an active investor for more than three decades and co-founded the Managing Member in 1988. Dr. Welton has served on committees for the Managed Funds Association (MFA) and as a member of the Board of Directors of the National Futures Association (NFA) from 1997-2000. He has spoken at numerous conferences globally, participated in panel presentations, and has authored articles about alternative investments. Dr. Welton currently chairs the board of trustees of a California foundation and the investment committee of its endowment and pension funds. He holds undergraduate, doctoral and postdoctoral degrees from the University of Wisconsin, University of California, Los Angeles (UCLA), and Stanford University respectively.

Dr. Welton has been registered with the CFTC as an associated person and listed with the NFA as a Principal of Welton Investment Partners LLC since July 23, 2014. He has also been registered with the CFTC as an associated person and listed with the NFA as a Principal of an affiliated entity Welton Global Funds Management Corporation since February 28, 1996. Dr. Welton serves as the President and Chief Executive Officer of Welton Global Funds Management Corporation. The main business of Welton Global Funds Management Corporation is to function as a commodity pool operator for a private fund. Dr. Welton was listed with the NFA as a Principal of an affiliated entity, Welton Fund Advisors LLC, from March 13, 2014 to July 7, 2018. The main business of Welton Fund Advisors LLC was to function as a commodity pool operator for a registered investment company. Registration of Welton Fund Advisors LLC as a commodity pool operator was withdrawn as of July 7, 2018.

Annette L. Welton	Chair, Board of Directors and Co-Founder

Ms. Welton is Chair of the Board of Directors. She oversees firm management, develops independent feedback to the Board and engages in high-level industry relations. Ms. Welton co-founded the Managing Member and served as its Chief Operating Officer for two decades. She has served on the Managed Futures Association (now Managed Funds Association) Public Relations and Trading and Markets Committees, as well as on the National Futures Association (NFA) Nominating Committee. Ms. Welton serves on the UCLA Foundation Board of Directors and Audit Committee. From 2013-2017 she was the Chair of the UCLA Foundation Finance Committee and a member of the Executive, Nominations and Governance, and Philanthropy committees. She holds a BS from the University of California, Los Angeles (UCLA).

Ms. Welton has been registered with the CFTC as an associated person and listed with the NFA as a Principal of Welton Investment Partners LLC since July 23, 2014. She has also been registered with the CFTC as an associated person and listed with the NFA as a Principal of an affiliated entity Welton Global Funds Management Corporation since February 28, 1996. Ms. Welton serves as the

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Secretary and Chief Financial Officer of Welton Global Funds Management Corporation. The main business of Welton Global Funds Management Corporation is to function as a commodity pool operator for a private fund. Ms. Welton was listed with the NFA as a Principal of an affiliated entity, Welton Fund Advisors LLC, from March 13, 2014 to July 7, 2018. The main business of Welton Fund Advisors LLC was to function as a commodity pool operator for a registered investment company. Registration of Welton Fund Advisors LLC as a commodity pool operator was withdrawn as of July 7, 2018.

Guillaume Detrait	Chief Operating Officer and Chief Enterprise Risk Officer

Mr. Detrait chairs the Operating Committee. He is responsible for overseeing the overall operations of the firm, helping each department adopt sound business practices and mitigating all major risks. Mr. Detrait holds an MBA from Columbia Business School and a BS in Economics from ESC Reims in France.

Mr. Detrait joined Welton in July 2008 and has been registered with the CFTC as an associated person and listed with the NFA as a Principal of Welton Investment Partners LLC since July 23, 2014.

Mr. Detrait has also been listed with the NFA as Principal of an affiliated entity, Welton Global Funds Management Corporation, since January 23, 2017. He serves as the Chief Operating Officer of Welton Global Funds Management Corporation. The main business of Welton Global Funds Management Corporation is to function as a commodity pool operator for a private fund.

Mr. Detrait was registered with the CFTC as an associated person and listed with the NFA as a Principal of an affiliated entity, Welton Fund Advisors LLC, from March 13, 2014 to July 7, 2018 where he served as the Chief Operating Officer. The main business of Welton Fund Advisors LLC was to function as a commodity pool operator for a registered investment company. Registration of Welton Fund Advisors LLC as a commodity pool operator was withdrawn as of July 7, 2018.

Justin P. Balas, CAIA	Head of Investments

Mr. Balas oversees the firm’s overarching Investment Platform including overall portfolio construction in conjunction with the firm’s Allocation Science as well as portfolio operations in conjunction with Global Trading Operations and Oversight teams. Mr. Balas holds the CAIA designation, earned a BA from the University of California, Santa Cruz, an MBA in Finance and Innovation Entrepreneurship from Northeastern University and is a graduate of the Stanford Executive Program. Mr. Balas joined Welton in September 2004 and has been registered with the CFTC as an associated person and listed with the NFA as a Principal of Welton Investment Partners LLC since August 13, 2014.

David S. Nowlin, CRCP	Chief Compliance Officer

Mr. Nowlin oversees compliance, legal and internal departmental reviews. He earned an MBA from Santa Clara University and a BA from Westmont College. Mr. Nowlin has successfully completed the FINRA® Institute at Wharton Certified Regulatory and Compliance Professional (CRCP) program.

Mr. Nowlin joined Welton in June 1993 and has been registered with the CFTC as an associated person and listed with the NFA as a Principal of Welton Investment Partners LLC since July 23, 2014.

Mr. Nowlin has also been listed with the NFA as a Principal of an affiliated entity, Welton Global Funds Management Corporation, since January 23, 2017. He serves as the Chief Compliance Officer of Welton Global Funds Management Corporation. The main business of Welton Global Funds Management Corporation is to function as a commodity pool operator for a private fund.

Mr. Nowlin was registered with the CFTC as an associated person and listed with the NFA as a Principal of an affiliated entity, Welton Fund Advisors LLC, from March 13, 2014 to July 7, 2018 where he served as the Chief Compliance Officer. The main business of Welton Fund Advisors LLC was to function as a commodity pool operator for a registered investment company. Registration of Welton Fund Advisors LLC as a commodity pool operator was withdrawn as of July 7, 2018.

Christopher S. Keenan	Director of Marketing

Mr. Keenan manages marketing initiatives. He holds an MBA from Northwestern’s Kellogg School of Business and a BA from UCLA. Mr. Keenan joined Welton in September 2002 and has been registered with the CFTC as an associated person and listed with the NFA as a Principal of Welton Investment Partners LLC since August 13, 2014.

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Justin B. Dew	Director of Strategic Development

Mr. Dew is responsible for business development, expanding the firm’s East Coast presence and identifying, evaluating and executing strategic growth opportunities. Mr. Dew holds an MBA from Cornell University and a BS from Ithaca College. Mr. Dew joined Welton in December 2008 and has been registered with the CFTC as an associated person and listed with the NFA as a Principal of Welton Investment Partners LLC since August 13, 2014. He is listed as the branch office manager of the New York office. Mr. Dew was registered with the CFTC as an associated person and listed with the NFA as a Principal of an affiliated entity, Welton Fund Advisors LLC, from March 13, 2014 to July 7, 2018 where he served as the Chief Executive Officer. The main business of Welton Fund Advisors LLC was to function as a commodity pool operator for a registered investment company. Registration of Welton Fund Advisors LLC as a commodity pool operator was withdrawn as of July 7, 2018.

Arthur F. Bell, Jr., CPA	Independent Director

Mr. Bell serves on Welton Investment Partners’ Board of Directors. In his role, he provides independent feedback to the board and oversight of management. Mr. Bell has been the Founder and Managing Member of Arthur F. Bell, Jr. & Associates, L.L.C., Certified Public Accountants, since October 1974, and sold the firm in October 2017. Mr. Bell has over 40 years of experience in alternative investments and is a former of the MFA Executive Committee and Board of Directors. Mr. Bell was also a member of the CFTC’s Global Markets Advisory Committee. He is a former member of the Futures Industry Association Editorial Advisory Board, the Pension Research Accounting Group (PRAG) based in London, the Alternative Investment Management Association (AIMA) also based in London, and has participated in numerous industry committees and working groups. He is the Managing Member and owner of Belltower LLC, a consulting firm to the industry. Mr. Bell is a graduate of Johns Hopkins University and a licensed CPA in Maryland, and a member of the American Institute of Certified Public Accountants (ANCPA). Mr. Bell joined Welton’s Board in 2011 and has been listed with the NFA as a Principal of Welton Investment Partners LLC since August 27, 2014.

Donald H. Putnam	Director

Mr. Putnam serves on Welton Investment Partners’ Board of Directors. In his role, he provides feedback to the board and oversight of management. Mr. Putnam is the Managing Partner of Grail Partners LLC, a firm he founded in early 2005. Prior to Grail he led Putnam Lovell Securities which he founded in 1987. At Putnam Lovell, he served as Chief Executive Officer, Chairman of the Board, and Managing Director in the firm’s investment banking group. Putnam Lovell was sold to National Bank Financial in 2002; until 2005 Mr. Putnam served as CEO and Vice Chairman of Putnam Lovell NBF. Prior to founding Putnam Lovell in 1987, Mr. Putnam was affiliated with and held senior positions at SEI Investments, SEI Financial Services Company and its various mutual funds, Catallactics Corporation (a subsidiary of SunGard), and Bankers Trust Company. Mr. Putnam serves on the investment committee of Ripon College and the boards of EMG and Manifold Partners. He also serves on the advisory board of Syntel Inc. Mr. Putnam studied at NYU. He has been listed with the NFA as a Principal of Welton Investment Partners LLC since August 21, 2014.

Hunter L. Leighton	Head of Infrastructure, Systems and Cybersecurity

Mr. Leighton oversees Welton Investment Partners information technology infrastructure, systems administration and cybersecurity. Mr. Leighton holds a BS from the University of Florida. He has been registered with the CFTC as an associated person of Welton Investment Partners LLC since August 15, 2014 and has been listed with the NFA as a Principal since May 11, 2016.

Cornelius ‘Neal’ J. Howe	Director of Investor Solutions

Mr. Howe leads the Investor Solutions team overseeing the new business development effort for all of Welton’s strategies, and working closely with investors to develop the most optimal solutions designed to meet their return objectives. Previously he was Managing Director and Head of Distribution for Barclays Funds and Advisory. Mr. Howe has also worked with Merrill Lynch, Schroders and Lazard in senior Distribution roles. He holds a BS from Indiana University. He has been registered with the CFTC as an associated person of Welton Investment Partners LLC since August 31, 2015 and has been listed with the NFA as a Principal since May 11, 2016.

Todd W. Merrell, CPA, CA	Director of Finance and Fund Administration Services

Mr. Merrell is responsible for all aspects of finance, middle- and back-office operations for Welton. This includes: corporate finance, fund accounting, fund administration, trade oversight, and investor relations. Prior to joining Welton, Mr. Merrell was an Assistant Vice-President with JPMorgan Chase Hedge Fund Services in Bermuda. Before JPMorgan, he worked for Deloitte in Canada where he qualified as a Chartered Accountant (CA). Mr. Merrell holds memberships with the Chartered Professional Accountants of Canada (CPA Canada) in both Bermuda and Saskatchewan. He earned a Master of Professional Accounting degree and a Bachelor of Commerce degree in Finance from the University of Saskatchewan. Mr. Merrell has been registered with the CFTC as an associated person of Welton Investment Partners LLC since August 15, 2014 and has been listed with the NFA as a Principal since May 12, 2016.

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Mr. Merrell has also been listed with the NFA as a Principal of an affiliated entity, Welton Global Funds Management Corporation, since January 23, 2017. He serves as the Chief Financial Officer of Welton Global Funds Management Corporation. The main business of Welton Global Funds Management Corporation is to function as a commodity pool operator for a private fund.

Welton Investment Corporation

As the sole Managing Member, Welton Investment Corporation has been listed with the NFA as a Principal of Welton Investment Partners LLC since July 17, 2014.

Chalice Welton LLC

As a Member, Chalice Welton LLC has been listed with the NFA as a Principal of Welton Investment Partners LLC since August 18, 2014.

Legal Actions

There have never been any administrative, civil, or criminal proceedings (whether pending, on appeal or concluded) against Welton Investment Partners LLC or its Principals.

Trading Approach

The Welton Global Program (“formerly Global Directional Program”) is proprietary and highly confidential to Welton. Accordingly, the description set out below is general only and is not intended to be exhaustive or absolute.

The Global Program is a comprehensive managed futures program designed to reliably deliver the style class returns of directional managed futures accompanied by a sustainable performance advantage. The Global Directional Portfolio commenced trading client assets in June 2004.

The program employs exchange-traded futures contracts and foreign exchange instruments within global interest rate, currency, equity index and commodity markets. The inclusion or exclusion of certain markets in investment products and the instruments selected to trade those markets at various times is affected by many factors including, but not limited to, contract liquidity, Futures Commission Merchant constraints, regulatory requirements, market conditions and investment opportunity as determined by Welton. In addition, U.S. clients may be restricted from participating in certain markets not yet approved for use by U.S. regulatory authorities. In its sole discretion, Welton may adjust the systems, methodology, weighting, capacity and market composition (including the addition of markets not listed and/or the deletion of listed markets) in each investment product at any time. Unless otherwise directed by the client or the client’s clearing broker, positions will be offset on a first-in, first-out basis.

The Global Program was conceived to provide investors with a source of non-correlated returns and long-term capital appreciation by capitalizing on the full range of investment opportunities available in the global futures and FX markets. The Global Program does this by employing a broadly diversified portfolio architecture that spans multiple asset classes, strategy types, holding periods and directionality (i.e., taking either long or short positions).

To accomplish its goals the Global Program today trades 26 unique and diverse strategies, each attempting to capture a specific recurrent market phenomena generated by behavioral inefficiencies amongst capital market participants. These inefficiencies include, but are not limited to, under-anticipated price shifts from a variety of recurrent global macro-economic themes, carry differentials, structural financing premiums within and across markets, and the exploitation of a variety of short- and long-term statistical probabilities, among others.

Strategies are then systematically combined through a top-down Multi-Asset Class Correlation and Risk Optimization (MACRO) allocation framework to achieve the Global Program’s clear objectives over the long-term. This system was specifically designed to target maximum diversification to complement the Global Program’s momentum / trend following core, and embeds risk management at multiple layers within the portfolio for a stable portfolio risk profile over time.

By maintaining these core design principles, an unwavering focus, and a process of continuous improvement, Welton hopes to ensure that the Global Program will continue to deliver the dual traits of alpha plus portfolio-enhancing diversification that investors value.

Frontier Diversified App.-43

PAST PERFORMANCE OF WELTON

Welton Investment Partners, LLC – Welton Global Program
(formerly, “Welton Global Directional Portfolio”)

The Capsule Performance Table which follows sets forth the actual past performance of the Welton Global Program during the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rates of Return	2018 (%)	2017 (%)	2016 (%)	2015 (%)	2014 (%)	2013 (%)
January	3.44	-0.76	4.36	7.56	-2.01	2.86
February	-9.95	2.71	7.83	-0.59	5.68	-1.32
March	-1.00	-1.43	-5.34	3.68	-1.43	1.03
April	-2.95	1.03	-0.44	-5.24	6.13	1.56
May	0.88	0.09	-2.94	-0.79	5.17	-5.70
June	1.37	-5.01	11.26	-6.22	3.04	-2.73
July	-1.38	0.88	2.38	4.39	-3.59	-3.08
August	0.91	4.50	-3.90	-7.19	5.31	-1.10
September	-0.39	-6.16	1.10	3.18	-1.14	-2.67
October	-2.54	5.46	-4.98	-1.31	0.45	5.29
November	0.64	0.54	0.82	3.58	8.92	4.71
December		1.56	1.79	-1.79	3.95	-4.06
Compound Rate of Return	-11.02 (11 Months)	2.82	11.08	-1.91	34.01	-5.73

Name of CTA:	Welton Investment Partners, LLC
Name of Program:	Global Program
Inception of trading by CTA:	February 1989
Inception of trading of the program:	June 2004
Worst monthly drawdown:	-9.95% (February 2018)
Worst peak-to-valley drawdown:	-33.18% (March 2011 – September 2013)
Total Assets Managed by CTA:	$959 million (November 30, 2018)
Total Assets Traded According to the Program:	$538 million (November 30, 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

*	“Draw-down” means losses experienced by the trading program over a specified period.

**	“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value, although the peak may have occurred outside of the past five years and year-to-date.

Frontier Diversified App.-44

WINTON CAPITAL MANAGEMENT LTD.

Background of Winton

Winton Capital Management Limited, a limited liability company registered in England and Wales, became registered with the United States Commodity Futures Trading Commission (“CFTC”) as a commodity trading advisor (“CTA”) in January 1998 and as a commodity pool operator (“CPO”) in December 1998. It became a member of the National Futures Association (“NFA”) in January 1998 and has been authorized and regulated by the Financial Conduct Authority in the United Kingdom (formerly the Financial Services Authority) since June 1997.

Winton has its principal office and maintains all books and records at Grove House, 27 Hammersmith Grove, London, W6 0NE, United Kingdom. Its telephone number is +44 (0) 20 8576 5800 and its facsimile number is +44 (0) 20 7610 5301.

Principals of Winton

Winton’s principals are David W. Harding, Amy Brigid Rentoul, Andrew J. Moss, Nicholas J. Saunders, Jonathan D. Duke, Adam P. Waghorn, Timothy J. Davenport, and Winton Group Limited. Below are the biographies of Winton’s principals who are engaged in making trading or operational decisions.

David Winton Harding

Mr. Harding, born in 1961, is the Chief Executive Officer of Winton Group Limited (“WGL”), the holding company for the Winton group of companies, and a Director of Winton. Mr. Harding graduated from Cambridge University in 1982 with a First Class Honours degree in Natural Sciences specializing in Theoretical Physics. Mr. Harding then embarked on a career in the analysis of futures and trading markets, which led him to co-found Adam, Harding and Lueck Ltd (“AHL”) in 1987 with Martin Lueck and Michael Adam. AHL rapidly became one of the leading commodity trading advisors in the UK and was acquired by Man Group plc in 1994. Mr. Harding was an associate member of the NFA and registered with the CFTC as an associated person of Man AHL USA Corp from July 1988 until January 1996. He was also listed with the NFA as a principal of Man AHL USA Corp from July 1988 until February 1995. In August 1996, Mr. Harding left Man Group plc and took leave until February 1997. In February 1997, he co-founded Winton with Martin Hunt (an associated of Mr. Harding’s from AHL) and Osman Murgian (an early investor in AHL) with a commitment to applying financial mathematics and empirical scientific research to creating and developing trading systems for the financial markets. Mr. Harding has been registered with the CFTC as an associated person and listed with the NFA as a principal of Winton since January 1998. In January 2014, Mr. Harding became a director of Winton Fund Management Limited, a fund management company which is a sister company to Winton. Mr. Harding has been registered with the CFTC as an associated person and listed with the NFA as a principal of Winton Fund Management Limited since June 26, 2014. In February 2014, Mr. Harding joined Winton Capital US LLC, a marketing and sales entity, as a director. Mr. Harding has been registered with the CFTC as an associated person and listed with the NFA as a principal of Winton Capital US LLC since June 26, 2014. Mr. Harding was registered as a swap associated person of Winton Capital Management Limited, Winton Fund Management Limited and Winton Capital US LLC from January 1, 2017 to June 28, 2018. Mr. Harding’s philanthropic interests focus on funding scientific research and the communication of scientific ideas. His notable endowments include the Winton Programme for the Physics of Sustainability at the Cavendish Laboratory., the Winton Centre for the Public Understand of Risk at Cambridge University, the Harding Centre for Risk Literacy at the Max Planck Institute in Berlin, and the Mathematics Gallery at the Science Museum in London. David sits on the Advisory Board of the Royal Society, the University of Cambridge Development Board, and is an honorary Fellow of the Science Museum, and the St. Catharine’s College, Cambridge.

Andrew Moss – Director, WGL Co-Chief Operating Officer

Mr. Moss, born in 1975, is the Co-Chief Operating Officer of WGL and a director of Winton. Mr. Moss was Winton’s Head of Trading from April 2007 to September 2013; Head of Trading, Counterparty and Market Risk from October 2013 to August 2014; Global Head of Investment Solutions (responsible for all sales, client servicing and market activities) from September 2014 to July 2016; and Chief Executive Officer of Winton Investment Management (“WIM”) until he was appointed to his current role as Co-Chief Operating Officer of WGL in August 2017. He has been listed with the NFA as a principal of Winton since August 9, 2016 and registered with the CFTC as an associated person of Winton since May 31, 2005. Mr. Moss has the power to exercise a controlling influence over regulated activities of Winton Capital US LLC (“WCUS”) and Winton Fund Management Limited (“WFM”). He has been listed with the NFA as a principal and registered with the CFTC as an associated person and a swap associated person of both companies since June 28, 2017. Mr. Moss graduated from Exeter University with a First Class Honours degree in Economics.

Nicholas Saunders – WGL Co-Chief Operating Officer

Mr. Saunders, born in 1980, is the Co-Chief Operating Officer of WGL and has been listed with the NFA as a principal of Winton since April 4, 2017. Mr. Saunders was Winton’s Head of Operations from October 2011 to August 2014, with additional responsibility

Frontier Diversified App.-45

for oversight of the Execution Group as Head of Investment Operations from September 2014 to May 2015. Mr. Saunders became Chief Information Officer in May 2015, with responsibility for the Technology function across the business. He was appointed Chief Operating Officer in January 2017, with responsibility for Operations, Finance, Technology and Winton’s global administrative functions until he assumed his current role as Co-Chief Operating Officer in August 2017. Mr. Saunders has the power to exercise a controlling influence over regulated activities of WCUS and WFM and has been listed with the NFA as a principal and registered with the CFTC as an associated person of both companies since June 2017. Mr. Saunders graduated from the University of Birmingham with a degree in Geography.

Jonathan Duke – WGL Chief Risk Officer

Mr. Duke, born in 1981, is the Chief Risk Officer of WGL. He has been listed with the NFA as a principal of Winton since April 3, 2017. Mr. Duke was Assistant Chief Investment Officer of Winton from August 2008 to April 2013 where, alongside research activities, he took responsibility for maintaining and changing the computer code defining the parameters of Winton’s investment systems. In May 2013, Mr. Duke became Head of Investment Systems, responsible for the preparation of the investment systems, their implementation and the oversight of their operation. Mr. Duke was appointed to his current role of Chief Risk Officer in January 2016. He became a director of Winton Fund Management Limited in January 2017 and has been listed with the NFA as a principal of that company since April 3, 2017. Mr. Duke has the power to exercise a controlling influence over regulated activities of Winton Capital US LLC and has been listed as a principal of that company since April 2017. Mr. Duke holds a Bachelor of Engineering degree in Information Systems Engineering from Imperial College of Science, Technology and Medicine, University of London, and a Masters of Science with Distinction in Intelligent Systems from University College London, University of London.

Amy Brigid Ann Rentoul

Ms. Rentoul has been listed with the NFA as a principal of Winton since February 14, 2014, but does not participate in making trading or operational decisions or supervise any persons so engaged.

Timothy J. Davenport

Mr. Davenport has been listed with the NFA as a principal of Winton since December 28, 2017, but does not participate in making trading or operational decisions or supervise any persons so engaged.

Adam P. Waghorn

Mr. Waghorn has been listed with the NFA as a principal of Winton since October 24, 2017, but does not participate in making trading or operational decisions or supervise any persons so engaged.

Christopher N. Maynard

Mr. Maynard has been listed with the NFA as a principal of Winton since April 9, 2018, but does not participate in making trading or operational decisions or supervise any persons so engaged.

Winton Capital Group Limited

Winton Capital Group Limited has listed with the NFA as a principal of Winton since January 30, 2014.

Mr. Harding’s performance record dates from February 1987, when AHL (which Mr. Harding co- founded with Messrs. Adam and Lueck (see above) began trading. Winton started trading for clients in October 1997.

WINTON TRADING PROGRAM

Winton follows a disciplined investment process that is based on scientific analysis of past data. The initial stage of the process involves collecting, cleaning and organising large amounts of data. Winton uses a wide variety of data inputs including factors that are intrinsic to markets, such as price, volume and open interest; and those that are external to markets, such as economic statistics, industrial and commodity data and public company financial data. Winton conducts scientific research into the data in an attempt to quantify the probability of particular markets rising or falling, conditional on a variety of quantifiable factors. Winton’s research is used to develop mathematical models that attempt to forecast market returns, the variability or volatility associated with such returns (often described as “risk”), the correlation between different markets and transaction costs. These forecasts are used in investment strategies that determine what positions should be held to maximise profit within a certain range of risk. As a result of Winton’s research, it expects that investments made in accordance with this process will have an improved chance of being successful, which is expected to lead to profits over the long-term.

Frontier Diversified App.-46

Winton’s investment strategies are operated as an automated, computer-based system. This investment system is modified over time as Winton monitors its operation and undertakes further research. Changes to the system occur as a result of, amongst other things, the discovery of new relationships, changes in market liquidity, the availability of new data or the reinterpretation of existing data.

Most of Winton’s investment decisions are made strictly in accordance with the output of its investment system. However, Winton may, in exceptional circumstances such as the occurrence of events that fall outside the input parameters of the system, make investment decisions based on other factors and take action to override the output of the system to seek to protect the interests of its clients.

Winton Diversified Macro Strategies Program, formerly known as Winton Futures Program (“Program”)

The Program invests long and short, using leverage in exchange traded futures and forwards and currency forwards traded over the counter.

Risk Management

Management of the risk arising from market fluctuations is an integral part of the Program. In respect of Winton’s programs that employ leverage, the most important determinant of risk is the level of gearing. In order to determine the level of gearing, comprehensive information is required on the risks the programs are taking, including the programs’ long- and short-term forecast value at risk (“VaR”) using both standard and proprietary volatility models (which place greater emphasis on the probability of extreme market movements than many commonly used models), stress tested models of extreme VaR (tail risk) using various proprietary methods, forecasts of extreme loss frequency and measures of margin employment and leverage. Winton forecasts volatility in each market and the correlation between markets daily in order to forecast the overall volatility of the portfolio and adjust leverage accordingly to manage portfolio risk.

PAST PERFORMANCE OF WINTON

Winton Diversified Macro Strategies Program

The Capsule Performance Table which follows sets forth the actual past performance of the Winton Diversified Macro Strategies Program (formerly known as the Winton Futures Program) during the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rates of Return	2018 (%)	2017 (%)	2016 (%)	2015 (%)	2014 (%)	2013 (%)
January	3.85	-1.12	3.76	2.79	-2.17	1.80
February	-5.60	2.27	1.72	0.02	2.41	-0.35
March	-0.28	0.01	-2.82	1.91	-0.36	1.68
April	1.72	-0.71	-1.53	-3.29	1.70	2.98
May	-0.72	0.19	-1.64	-0.02	1.90	-1.96
June	1.97	-1.86	5.21	-3.22	0.24	-2.18
July	0.14	-0.10	0.73	3.87	-2.34	-1.30
August	1.05	2.56	-1.72	-4.68	3.96	-2.92
September	-0.21	-1.70	-0.30	3.54	-0.72	3.26
October	-1.99	3.89	-2.64	-1.53	3.38	2.66
November	2.59	0.33	-1.23	3.44	4.99	2.52
December		3.22	1.50	-1.58	0.53	0.52
Compound Rate of Return	2.21 (11 Months)	6.99	0.69	0.76	14.05	6.63

Frontier Diversified App.-47

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	Winton Capital Management
Name of Program:	Winton Diversified Macro Strategies Program
Inception of Trading by CTA:	October 1997
Inception of Trading of the Program:	October 1997
Worst monthly drawdown:	-5.60% (February 2018)
Worst peak-to-valley drawdown:	-8.11% (May 2013 – August 2013)
Total Assets in the Program:	$11.4 billion (November 30, 2018)
Total Assets Under Management of the CTA:	$23.5 billion (November 30, 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

*	“Draw-down” means losses experienced by the trading program over a specified period.

**	“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value, although the peak may have occurred outside of the past five years and year-to-date.

Winton does not take any responsibility for the accuracy or completeness of the contents of this document, any representations made herein, or the performance of Frontier Funds. Winton disclaims any liability for any direct, indirect, consequential or other losses or damages, including loss of profits, incurred by you or by any third party that may arise from any reliance on this document. Winton is not responsible for, nor involved in, the marketing, distribution or sales of shares or interests in Frontier Funds and is not responsible for compliance with any marketing or promotion laws, rules or regulations; and no third party is authorised to make any statement about any of Winton’s products or services in connection with any such marketing, distribution or sales. Past performance by any other funds advised by Winton is not indicative of any future performance by Frontier Funds.

Frontier Diversified App.-48

FRONTIER MASTERS FUND APPENDIX

TO PART I OF THE

PROSPECTUS

OF

FRONTIER FUNDS

(A statutory trust formed under the laws of Delaware)

FRONTIER MASTERS FUND-1 UNITS

FRONTIER MASTERS FUND-2 UNITS

Major Commodity Trading Advisors, Galaxy Plus Platform Commodity Pools and/or Reference Programs:

Emil van Essen LLC (accessed via Galaxy Plus Fund – Emil van Essen STP Feeder Fund (516) LLC)

Quest Partners LLC (accessed via Galaxy Plus Fund – Quest FIT Feeder Fund (531) LLC)

Transtrend B.V. (accessed via Galaxy Plus Fund – TT Feeder Fund (531) LLC)

Welton Investment Partners, LLC (accessed via Galaxy Plus Fund – Welton GDP Feeder Fund (538) LLC)

Winton Capital Management Ltd.

This Frontier Masters Fund Appendix is dated January 31, 2019.

Frontier Masters App.-1

FRONTIER MASTER FUND

FRONTIER MASTERS FUND-1 UNITS
FRONTIER MASTERS FUND-2 UNITS

This Frontier Masters Fund Appendix to the prospectus, dated January 31, 2019, including all exhibits thereto as the same may be amended and supplemented from time to time, or the prospectus, of Frontier Funds, a statutory trust formed under the laws of the state of Delaware, or the trust, relates to the units of beneficial interest in the trust, or the units, designated as Frontier Masters Fund units. Capitalized terms used in this Frontier Masters Fund Appendix and not otherwise expressly defined herein shall have the same respective meanings as set forth in the prospectus. This Frontier Masters Fund Appendix must be accompanied by, and read in conjunction with, the prospectus.

The Frontier Masters Fund units will be issued in three (3) classes. The Frontier Masters Fund units in class 1 (as described in the prospectus) are designated as ” Frontier Masters Fund-1 units,” the Frontier Masters Fund units in class 2 (as described in the prospectus) are designated as ” Frontier Masters Fund-2 units,” and the Frontier Masters Fund units in class 3 (as described in the prospectus) are designated as ” Frontier Masters Fund-3 units.” The trust is offering Frontier Masters Fund-1 units and Frontier Masters Fund-2 units pursuant to the prospectus and this Frontier Masters Fund Appendix. Frontier Masters Fund-3 units are not being offered for new investment. Instead, Frontier Masters Fund-1 units and Frontier Masters Fund-2 units will be automatically classified as Frontier Masters Fund-3 units for administrative purposes under certain circumstances described in the prospectus, unless earlier redeemed or exchanged for another Series of units by the holder thereof. Prospective purchasers of Frontier Masters Fund-1 units and Frontier Masters Fund-2 units should carefully review the prospectus and this Frontier Masters Fund Appendix before determining to purchase such units.

The managing owner intends to contribute funds to the trust in order to have a 1% interest in the aggregate capital, profits and losses of the Frontier Masters Fund units and in return will receive units designated as general units in such Series.

TRADING ADVISORS/GALAXY PLUS COMMODITY POOLS

The managing owner will allocate the assets allocable to the Frontier Masters Fund units, or the Frontier Masters Fund Assets, among four to seven trading advisors and/or commodity pools on the Galaxy Plus Platform, at least one of which at any time will be a discretionary trader. The current trading advisors with respect to the Frontier Masters Fund Assets are Emil van Essen LLC, or Emil van Essen, an Illinois limited liability company, Quest Partners LLC, or Quest, a New York limited liability company, Transtrend B.V., or Transtrend, a Dutch limited liability company, Welton Investment Partners, LLC, or Welton, and Winton Capital Management Ltd., or Winton, a United Kingdom company.

To employ the trading strategies directed by the trading advisors to the Frontier Masters Fund, the managing owner will allocate a portion of the Frontier Masters Fund Assets to one or more trading vehicles, or each, a trading company or commodity pool, to be used as margin or its equivalent. A portion of the Frontier Masters Fund Assets currently are invested in a commodity pool managed by Emil van Essen, a trading company managed by Winton, a commodity pool managed by Quest and a commodity pool managed by Transtrend and a commodity pool managed by Welton. The particular trading companies in which the Frontier Masters Fund Assets are invested, and the percentage of the Frontier Masters Fund Assets so invested, will vary from time to time. The remainder of the Frontier Masters Fund Assets will either be substantially invested in commodity pools offered through the Galaxy Plus Platform that are advised by independent trading advisors, or held at the trust level for cash management.

The managing owner anticipates that up to 40% of the assets of the Frontier Masters Fund may be allocated to each of the major commodity trading advisors, commodity pools on the Galaxy Plus Platform and/or reference programs at any time. See “Risk Factors—Risks Relating to the Trust and the Offering of Units— The Managing Owner May Adjust the Leverage Employed by a Trading Advisor to Maintain the Target Rate of Volatility.”

For information regarding each of Crabel, Emil van Essen, Quest, Welton and Winton, including each trading advisor’s investment program and past performance, please see the Frontier Diversified Fund Appendix which accompanies the prospectus. Information regarding the remaining trading advisors to the Frontier Masters Fund is set forth in this Appendix.

In preparing the descriptions of each of Emil van Essen, Quest, Welton and Winton and their respective trading programs and the applicable commodity pools on the Galaxy Plus Platform in the Frontier Diversified Fund Appendix and the description of Transtrend and its trading program in this Frontier Masters Fund Appendix, the managing owner has relied upon information provided to it by such trading advisors and Gemini and may also have relied upon information available on the NFA’s website and other publicly available sources believed to be reliable. Rate of return figures for the current year to date

Frontier Masters App.-2

may include estimated figures for the most recent month within the specified year-to-date period. The fact that any trading advisor or commodity pool on the Galaxy Plus Platform is registered in any capacity under the CE Act or is a member of the NFA in no way implies that either the CFTC or the NFA endorses the qualifications of such trading advisor to provide commodity trading advisory services, or the investment suitability of such commodity pool.

FRONTIER MASTERS FUND UNITS

MANAGEMENT FEES, INCENTIVE FEES AND INITIAL ALLOCATIONS

Management Fees

The Frontier Masters Fund units will pay each month to the managing owner a monthly management fee equal to 1/12th of 2.0% of the nominal assets of the Frontier Masters Fund (approximately 2.0% annually). To the extent the managing owner is investing in trading companies managed by the managing owner, the managing owner will pay all or a portion of such management fees to the trading advisors. To the extent that the Frontier Masters Fund units invest in one or more commodity pools available on the Galaxy Plus Platform, the management fee payable to the managing owner will be reduced by the amount paid by such commodity pools to their trading advisors. To the extent any related management fee is paid by the Frontier Masters Fund units, the managing owner will pay all or a portion of its management fee to the Frontier Masters Fund units. Management fees are accrued on a daily basis.

Incentive Fees

The Frontier Masters Fund units will pay to the managing owner a monthly or quarterly incentive fee of 20% of New High Net Trading Profits generated by each trading advisor, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter. Incentive fees are accrued on a daily basis. To the extent the managing owner is investing in trading companies managed by the managing owner, the managing owner will pay a portion of such incentive fees to the relevant trading advisors. To the extent that the Frontier Masters Fund units invest in one or more commodity pools available on the Galaxy Plus Platform, the incentive fee payable to the managing owner shall be reduced by the amount of performance fees paid by such commodity pools to their trading advisors. To the extent any related incentive fee is paid by the Frontier Masters Fund units to a trading advisor, the managing owner will pay all or a portion of its incentive fee to the Frontier Masters Fund units. If the managing owner’s share of the incentive fee exceeds 10% of New High Net Trading Profits during the period, then the managing owner is obligated to return any amount in excess. See “Risk Factors—Each Series may be Charged Substantial Fees and Expenses Regardless of Profitability” in the prospectus.

Initial Allocations

In general, the managing owner anticipates allocations to the trading advisors and the commodity pools on the Galaxy Plus Platform in the Frontier Masters Fund portfolio to vary between one percent (1%) and forty percent (40%) of the Frontier Masters Fund Assets. The actual allocation of the Frontier Diversified Fund Assets will vary based upon the relative trading performance of the trading advisors, as well as the investment performance of commodity pools on the Galaxy Plus Platform and the managing owner’s asset allocation activities. The managing owner may, at its sole discretion, exceed these parameters for any reason at any time. The Frontier Masters Fund will generally employ notional equity in order to attempt to keep the series annual return volatility between 12% and 16%. The series’ annualized volatility may fluctuate outside of the stated target range from time to time.

The following table sets forth certain of the markets in which the trading advisors and/or the commodity pools on the Galaxy Plus Platform that will receive allocations of Frontier Masters Fund Assets may trade on behalf of client accounts. Not all markets are part of the program of each such trading advisor or commodity pool. Each trading advisor reserves the right to vary the markets and types of instruments it trades without giving prior notice to the trust. The managing owner and the trust will have no discretion over, or other involvement in, the selection of the markets and types of instruments that each commodity pool on the Galaxy Plus Platform may trade through the use of its respective trading advisors. The diversification summary below is based on long-term averages as of November 30, 2018.

Frontier Masters App.-3

DIVERSIFICATION SUMMARY

FRONTIER FUNDS—THE FRONTIER MASTERS FUND

Trading Advisors and/or Reference Programs	Program	Interest Rates	Currencies	Equity Indices	Metals	Energies	Agricultural Commodities	Hybrids	Total
Emil van Essen	Multi-Strategy Program	2.0%	0.0%	0.0%	5.0%	55.0%	38.0%	0.0%	100.0%
Transtrend B.V.	Diversified Trend Program – Enhanced Risk USD	15.0%	26.0%	18.0%	5.0%	7.0%	9.0%	20.0%	100.0%
Welton Investment Partners LLC	Global Program	30.0%	25.0%	15.0%	10.0%	10.0%	10.0%	0.0%	100.0%
Winton Capital Management Ltd.**	Diversified Macro Strategies Program	28.8%	16.7%	18.2%	13.8%	14.8%	7.7%	0.0%	100.0%
Frontier Masters Fund	N/A	19.2%	15.3%	11.8%	8.9%	24.4%	17.6%	2.8%	100.0%

*	These figures are based on the Winton Diversified Macro Strategies Program projected risk of the current trading system and represents Winton’s projected long term risk breakdown and is based on historic market volatilities over the last 10 years.

Frontier Masters App.-4

PAST PERFORMANCE OF FRONTIER MASTERS FUND-1

The Capsule Performance Table which follows sets forth the actual past performance of the Frontier Masters Fund-1 units during the period covered by the table.

Month	2018	2017	2016	2015	2014	2013
January	3.09%	-0.39%	7.34%	8.23%	-5.08%	0.48%
February	-16.49%	4.83%	3.18%	-1.93%	2.01%	0.48%
March	-0.49%	-3.98%	-4.80%	3.73%	-1.82%	-1.89%
April	-1.32%	-0.52%	-5.02%	-6.19%	-0.02%	1.94%
May	-2.41%	-2.69%	-1.14%	-0.86%	4.19%	4.35%
June	4.93%	-7.61%	9.72%	-7.86%	2.24%	-6.11%
July	-3.54%	2.15%	3.57%	7.09%	-5.01%	-4.82%
August	1.95%	8.23%	-3.26%	-7.50%	10.44%	-2.52%
September	-0.49%	-11.11%	-0.86%	3.98%	3.65%	-4.63%
October	-8.65%	10.51%	-4.61%	-4.93%	2.39%	-0.24%
November	6.37%	-1.12%	-0.79%	8.72%	8.72%	2.25%
December		5.63%	0.13%	-3.63%	3.62%	3.72%
Year	-17.68% (11 Months)	1.72%	-0.06%	-3.21%	26.98%	-9.18%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of pool:	Frontier Funds
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Frontier Masters Fund-1
Inception of Trading of Frontier Masters Fund-1:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Masters Fund-1 as of November 30, 2018:	$63,858,077
Net Asset Value of Frontier Masters Fund-1 as of November 30, 2018:	$1,539,164
Worst Monthly Percentage Draw-down:	-16.49 (February 2018)
Worst peak-to-valley Draw-down:	-30.83% (April 2015 to October 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Frontier Masters Fund-1 performance table sets forth the actual performance of the Frontier Masters Fund-1. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, initial service fees, on-going service fees and interest income of the Frontier Masters Fund-1. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value or nominal assets (as applicable), are as follows:

●	Annual management fees: 2.0% of nominal assets, payable at the end of each month

●	Initial service fees and on-going annual service fees: 2.0% of net asset value, payable either monthly or quarterly (as agreed with the selling agent)

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table.

*	“Draw-down” means losses experienced by the applicable class of the applicable series of the pool over a specified period.

**	“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Frontier Masters App.-5

PAST PERFORMANCE OF FRONTIER MASTERS FUND-2

The Capsule Performance Table which follows sets forth the actual past performance of the Frontier Masters Fund-2 units during the period covered by the table.

Month	2018	2017	2016	2015	2014	2013
January	3.24%	-0.26%	7.49%	8.38%	-4.94%	0.63%
February	-16.37%	4.97%	3.33%	-1.80%	2.15%	-1.76%
March	-0.34%	-3.83%	-4.66%	3.89%	-1.68%	2.08%
April	-1.18%	-0.38%	-4.89%	-6.05%	0.12%	4.51%
May	-2.27%	-2.54%	-3.23%	-0.72%	4.34%	-5.97%
June	5.08%	-7.48%	9.88%	-7.72%	2.39%	-4.70%
July	-3.40%	2.30%	3.71%	7.25%	-4.87%	-2.37%
August	2.10%	8.39%	-3.11%	-7.36%	10.60%	-4.49%
September	-0.34%	-10.99%	-0.71%	4.12%	3.81%	-0.09%
October	-8.52%	10.67%	-4.48%	-4.79%	2.55%	2.40%
November	6.52%	-0.98%	-0.64%	8.88%	8.86%	3.86%
December		5.79%	0.29%	-3.49%	3.78%	-1.31%
Year	-16.35% (11 Months)	3.49%	1.72%	-1.50%	29.23%	-7.57%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of pool:	Frontier Funds
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Frontier Masters Fund-2
Inception of Trading of Frontier Masters Fund-2:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Masters Fund-2 as of November 30, 2018:	$34,517,140
Net Asset Value of Frontier Masters Fund-2 as of November 30, 2018:	$1,338,597
Worst Monthly Percentage Draw-down:	-16.37% (February 2018)
Worst peak-to-valley Draw-down:	-26.37% (April 2015 to October 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Frontier Masters Fund-2 performance table sets forth the actual performance of the Frontier Masters Fund-2. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, on-going service fees and interest income of the Frontier Masters Fund-2. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value or nominal assets (as applicable), are as follows:

●	Annual management fees: 2.0% of nominal assets, payable at the end of each month

●	On-going annual service fees: 0.25% of net asset value, payable at the end of each month

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table.

*	“Draw-down” means losses experienced by the applicable class of the applicable series of the pool over a specified period.

**	“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Frontier Masters App.-6

PAST PERFORMANCE OF FRONTIER MASTERS FUND-3

The Capsule Performance Table which follows sets forth the actual past performance of the Frontier Masters Fund-3 units during the period covered by the table.

Month	2018	2017	2016	2015	2014	2013
January	3.26%	-0.24%	7.51%	8.41%	-4.92%	—
February	-16.36%	4.99%	3.35%	-1.78%	2.17%	—
March	-0.32%	-3.81%	-4.64%	3.91%	-1.66%	—
April	-1.15%	-0.36%	-4.87%	-6.03%	0.15%	—
May	-2.25%	-2.52%	-3.20%	-0.70%	4.36%	—
June	5.10%	-7.46%	9.90%	-7.70%	2.41%	—
July	3.38%	2.32%	3.73%	7.27%	-4.85%	—
August	2.13%	8.42%	-3.09%	-7.34%	10.62%	—
September	-0.32%	-10.97%	-0.69%	4.15%	3.83%	—
October	-8.50%	10.70%	-4.59%	-4.77%	2.57%	—
November	6.54%	-0.96%	-0.62%	8.91%	8.88%	—
December		5.81%	0.31%	-3.47%	3.81%	4.43%
Year to date	-16.17% (11 Months)	3.76%	1.97%	-1.25%	29.54%	4.43% (1 Month)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of pool:	Frontier Funds
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Frontier Masters Fund-3
Inception of Trading of Frontier Masters Fund-3:	December 16, 2013
Aggregate Gross Capital Subscriptions for Frontier Masters Fund-3 as of November 30, 2018:	$16,837,913
Net Asset Value of Frontier Masters Fund-3 as of November 30, 2018:	$3,282,266
Worst Monthly Percentage Draw-down:	-16.36% (February 2018)
Worst peak-to-valley Draw-down:	-25.80% (April 2015 – October 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Frontier Masters Fund-3 performance table sets forth the actual performance of the Frontier Masters Fund-3. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees and interest income of the Frontier Masters Fund-3. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value or nominal assets (as applicable), are as follows:

●	Annual management fees: 2.0% of nominal assets, payable at the end of each month

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table.

*	“Draw-down” means losses experienced by the applicable class of the applicable series of the pool over a specified period.

**	“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Frontier Masters App.-7

EMIL VAN ESSEN LLC

For information regarding Emil van Essen LLC or Emil van Essen’s Multi-Strategy Program, including past performance information, please see page Frontier Diversified App. – 18 of the Frontier Diversified Fund Appendix.

QUEST

For information regarding Quest Partners LLC or Quest’s Fixed Income Tracker Index Program, including past performance information, please see page Frontier Diversified App. – 36 of the Frontier Diversified Fund Appendix.

Frontier Masters App.-8

TRANSTREND B.V.

Background of Transtrend

Transtrend is a Dutch limited liability company formed in November 1991 to provide commodity trading advisory services to selected clients. Transtrend specializes in active investment management through the development and application of systematic trading strategies. These strategies respond to price behavior using techniques that are designed to respect the mechanisms and dynamics of the underlying markets. The assessment and control of risks is an integral part of these strategies.

Transtrend has been registered in the United States as a CTA under the CE Act since September 23, 1994, and is a member of the NFA in this capacity. Since December 17, 2012 Transtrend has been approved as a swap firm by the NFA. Transtrend was registered as a commodity pool operator under the CE Act from September 23, 1994 through December 31, 2011. Registration under the CE Act and membership in the NFA in no way imply that the CFTC or the NFA have endorsed Transtrend’s qualifications to provide the commodity trading advisory services described in this prospectus. The NFA’s contact details are: 300 S. Riverside Plaza, #1800, Chicago, IL 60606, United States of America; phone number: 312-781-1300; email address: information @nfa.futures.org. Please refer to https://www.nfa.futures.org for more information.

As of July 25, 2014, Transtrend has been licensed in The Netherlands by the AFM to act as an alternative investment fund manager (“AIFM”). Pursuant to this license Transtrend is also authorized to provide individual portfolio management services for which it was separately licensed by the AFM from July 25, 1996 to July 25, 2014. Transtrend is subject to supervision with respect to market conduct by the AFM and to prudential supervision by the Dutch Central Bank (De Nederlandsche Bank) in The Netherlands. The AFM’s contact details are: P.O. Box 11723, 1001 GS Amsterdam, The Netherlands; phone number: +31 20 797 2000; email address: info@afm.nl. Please refer to https://www.afm.nl/en for more information.

The business office of Transtrend, where its books and records are kept, is located at Weena 723, Unit C5.070, 3013 AM Rotterdam, The Netherlands.

Principals of Transtrend

Board of Directors

Johannes “Joep” P.A. van den Broek

Johannes “Joep” P.A. van den Broek (born in 1969) graduated in August 1995 with a Master’s degree in Business Economics from Erasmus University Rotterdam in The Netherlands. He joined Transtrend as a trader in December 1995. In October 1997, he was appointed Deputy Director (Trading) thereby becoming a member of Transtrend’s management team. Effective as of January 1, 1999, Mr. Van den Broek was appointed Managing Director of Transtrend. Mr. Van den Broek has been registered with the CFTC as an associated person of Transtrend since October 2, 1998, and listed with the NFA as a Principal since January 22, 1999, and has been an associate member of the NFA since July 30, 1998. Since November 2003 and September 2007 respectively, Mr. Van den Broek has been serving as a director of Transtrend Fund Alliance and Transtrend Equity Strategies, two Luxembourg domiciled funds which retain Transtrend as their alternative investment fund manager. Mr. Van den Broek was approved as a swap associated person of Transtrend on January 15, 2013.

Harold M. de Boer

Harold M. de Boer (born in 1966) graduated in December 1990 with a Master’s degree in Applied Mathematics from the University of Twente in The Netherlands. In December 1989 he worked in conjunction with Nidera Handelscompagnie B.V., an international trading and agribusiness company on his Master’s thesis titled “Cointegration in Commodity Futures Markets”. In April 1990, he joined Nidera Handelscompagnie B.V. as a research analyst to further work on this project. The project was incorporated as Transtrend B.V. in November, 1991. In April 1992, Mr. de Boer became responsible for Transtrend’s research department, and as of October 1997, he became a member of Transtrend’s management team with the title of Deputy Director (Research). Effective August 1, 1999, he was appointed a Director of Transtrend and effective March 1, 2007 he assumed the role of Managing Director of Transtrend. Mr. De Boer’s primary responsibility is research and development. Mr. De Boer has been listed with the NFA as a Principal since November 15, 1999.

Mark H. A. van Dongen

Mark H.A. van Dongen (born in 1968) graduated in February 1991 with a Master’s degree in Econometrics from the Catholic University of Brabant in The Netherlands. He joined Transtrend as a research analyst in July 1992 and was appointed Deputy Director

Frontier Masters App.-9

(Research and Operations) in October 1997. Effective as of March 1, 2007 Mr. Van Dongen was appointed an Executive Director of Transtrend. Mr. Van Dongen has been registered with the CFTC as an associated person of Transtrend since August 21, 1998, and has been an associate member of the NFA since July 30, 1998. In addition, Mr. Van Dongen has been listed with the NFA as a Principal since March 12, 2007. Mr. Van Dongen has been approved as a swaps Associated Person of Transtrend since December 17, 2012.

André P. Honig

André P. Honig (born in 1967) graduated in August 1991 with a Master’s degree in Business Econometrics from Erasmus University Rotterdam in The Netherlands. He obtained the Certified European Financial Analyst degree in November 2001. He started his career as a consultant for the business consultancy firm Ortec Consultants, where he worked from June 1992 to May 1996 and developed performance measurement and attribution systems for various institutional investors in The Netherlands. Mr. Honig took a sabbatical break from June 1996 to August 1996. Subsequently, he worked for business consultancy firm KPMG Advisory from September 1996 to January 2000, as risk management consultant. He joined Robeco, in January 2000. At Robeco he was responsible for Consultant Relations until October 2002. From November 2002 until April 2004, he was General Manager of Robeco Gestions, the French asset management branch of Robeco. In May 2004, Mr. Honig joined Transtrend as Deputy Director (Investor Relations). Effective as of March 1, 2007, Mr. Honig was appointed an Executive Director of Transtrend. Mr. Honig has been registered with the CFTC as an associated person of Transtrend since October 12, 2004, and has been an associate member of the NFA since October 1, 2004. In addition, Mr. Honig has been listed with the NFA as a Principal since March 21, 2007. Mr. Honig has been approved as a swaps associated person of Transtrend since December 17, 2012.

Head of Compliance

Maarten A.R.T. Dorresteijn

Maarten A.R.T. Dorresteijn (born in 1986) graduated in November 2011 with a Master’s degree in Financial Economics (with honors) and in December 2011 with a Master’s degree in Corporate Law (with honors), both from Erasmus University Rotterdam in The Netherlands. He started his career at NautaDutilh (a Dutch law firm) as a lawyer, where he advised clients (mostly financial institutions) on Dutch civil liability issues and on Dutch financial markets regulation from January 2012 through March 2015 respectively. He was admitted to the Netherlands Bar in February 2012 and successfully completed the vocational training of the Netherlands Bar Association. Mr. Dorresteijn took a sabbatical break in April 2015. In May 2015, Mr. Dorresteijn joined Transtrend as regulatory compliance officer. He was appointed as Head of Compliance as per January 1, 2016. Mr. Dorresteijn has been listed with the NFA as a Principal since February 2, 2016.

Shareholder

ORIX Corporation Europe N.V.

Currently, 100% of the voting interest in Transtrend is owned by ORIX Corporation Europe N.V. which is a 100% subsidiary of Orix Corporation, ORIX Corporation Europe N.V. and has been listed with the NFA as a Principal since December 29, 2016.

TRANSTREND’S INVESTMENT STRATEGY

Transtrend manages certain investment portfolios pursuant to Transtrend’s “Diversified Trend Program” (“DTP”). The program covers a multitude of Financial Instruments on underlying values including but not limited to short-term and long-term interest rates, FX, stock indices, single stocks and other equity related markets, and a variety of commodities, including agricultural products, energy products and metals. “Financial Instruments,” as used in this description of Transtrend’s strategy, means Futures, options, options on futures, swaps, swaps on futures, and forward contracts on FX interest rates, interest rate instruments, commodities, equity related indices and instruments, and other indices, in all cases traded on exchanges, other trading venues and/or OTC markets. The underlying values of Financial Instruments traded may also include other economic variables which are now or may hereafter become the subject of organized futures, options, options on futures, swaps, swaps on futures, and forward contracts trading Financial Instruments traded may also include onther derivative, margined instruments as well as spot FX, in each case traded on exchanges, other trading venues and/or OTC markets. Financial Instruments traded on exchanges will be cleared through a clearing broker, while Financial Instruments traded on other trading venues and OTC markets may ultimately be either (a) held bilaterally with, or (b) cleared through, a clearing broker. Transtrend’s market approach attempts to benefit from directional price moves in outright Financial Instruments and in intra-market and inter-market combinations of Financial Instruments (“Synthetics”). Apart from trading in the OTC market, Transtrend operates on approximately fifty different futures and option exchanges in approximately thirty countries on five continents. Transtrend’s professional expertise is supported by a qualified research team, a sophisticated technical infrastructure, an extensive database and more than 24 years of experience. Transtrend’s innovative research team consists of academics, most of them educated in exact sciences such as applied mathematics, econometrics and physics.

Frontier Masters App.-10

Transtrend’s first approved trading strategy went live in October 1991 after four years of research and development, including in-depth price research and the operational set-up. Further development resulted in the start of DTP in June 1992. Until October 1993 Transtrend managed substantial Proprietary Accounts with the same trading approach. As of October 1993 Transtrend has offered its trading advisory services to third parties.

DESCRIPTION OF APPLIED CONCEPTS AND METHODOLOGY

DTP is designed to pursue capital growth within the limits of a defined risk tolerance. The applied principles of risk management play a dominant role. The program has an absolute return objective and neither follows, nor strives to outperform any benchmark or index.

The program is based on quantitative analysis of price behavior of markets. The main foundation of such a technical approach is the assumption that most relevant developments in the underlying markets, including those related to market-specific fundamental factors, are reflected in and by the market prices. The program is systematic by nature and requires a consistent application; order execution is an integrated part of the trading approach, meaning that the actual execution of a trade is conditioned upon the reason to trade.

DTP does not forecast markets or price levels but participates in a systematic and dynamic way in signaled price patterns. DTP is designed to profit from medium to long term price trends in markets in a trend following way − its Trend Identification Systems identify and respect the dominant market direction in single Financial Instruments as well as in Synthetics. “Trend Identification Systems” as used in this description of Transtrend’s strategy, means a set of technical decision rules that determine for every individual market traded in the program, based on the recent price behavior of that market, the direction of a recommended position (long or short) in an identified trend and the conditions under which positions in that trend should be entered or exited.

DTP’s profitability is dependent on two factors. Firstly, the extent to which market prices indeed reflect relevant developments in the underlying markets. Secondly, the actual trend potential offered by the markets that are traded in the program, i.e., the occurrence of medium to long term price trends. As such, the program tends to perform well in periods that contain enough bull or bear markets and less in periods where markets are congested or swinging substantially without direction.

One of the potential strengths of the program is the disciplined, systematic and dynamic nature of market participation. The overall performance is determined by the entirety of all markets and all trades. The results of individual trades deserve only limited attention in a portfolio strategy. In a systematic market approach, the disciplined application by Transtrend and a pro

The disciplined and systematic nature of the program does not mean that no discretionary inputs are required. In fact, most inputs to the program are discretionary. For instance, which markets (including Synthetics) to add to or remove from the program. Or which techniques to use in the program, including the choice of order execution strategies. And when and how to adapt them are also important discretionary choices. Such discretionary choices are continuously made by Transtrend, based on the analysis of market behavior and/or observed developments in market dynamics, but always within the definition of the approach − diversified, medium to long term trend following. In the execution of the strategy, Transtrend will generally not use discretionary inputs in the ultimate trading decisions, neither with respect to the direction of the positions (long or short), nor with respect to the sizing of positions. However, in the event of exceptional market circumstances, Transtrend still may use such discretion, in an attempt to limit the risk of a position or an account. The use of discretion by Transtrend may have a positive or negative impact on the performance of an account. The presented performance profile of the program reflects the consistent application of the strategy including all discretionary inputs.

DTP may enter into both long and short positions in any of the Financial Instruments involved, or it may have no position in one or more Financial Instruments. Long and short positions are likely to be leveraged and unhedged and/or uncovered. The degree of Leverage1 is determined by the risk/reward profile selected by the client. A higher degree of Leverage will generally go hand in hand with a higher number of contracts held in a position for each U.S. dollar under management. Accordingly, a selected risk profile has a consequence for the number of contracts traded and/or held in a position for each U.S. dollar under management.

The direction of positions (long or short) is determined by the Trend Identification Systems. The size of positions is determined in the Portfolio Construction Layer. “Portfolio Construction Layer” as used in this description of Transtrend’s strategy means a set of technical decision rules that determine the recommended size of every individual positon recommended by the Trade Identification Systems. The investment universe and the relative weighting of Financial Instruments within each portfolio are defined irrespective of the outcome of historical trades. The guiding principle is strategic diversification in pursuit of a maximum attainable risk spreading over different trends driven by different factors, taking correlation analysis and degrees of profit expectancy into account.

Frontier Masters App.-11

As the applied strategy requires particular transaction sizes to allow for multiple entry and exit points, and because certain minimum transaction sizes may be required or advisable, the attainable degree of diversification is among others a function of the amount under management. Generally, larger accounts may obtain a higher degree of diversification.

Specific risk provisions are computed for each market exposure. In the sizing of positions the assessment of price volatility plays a prominent role. Risk assessments are determined on the basis of a regular or continuous evaluation of daily price behavior, typically leading to regular adjustments during the lifetime of exposures.

Exceptional market circumstances of the observed past, both favorable and unfavorable, are integrally reflected in the presented performance profile of the program.

1 Leverage usually refers to the sum of the underlying values of all financial instruments in an investment portfolio divided by the total assets under management in such investment portfolio. The basic assumption here is that the underlying values reflect true value at risk (meaning: market risk). Under this assumption, higher leverage implies h[1] Leverage usually refers to the sum of the underlying values of all financial instruments in an investment portfolio higher risk. However, for many derivatives such as futures, the actual value at risk is not directly proportional to the underlying value. For futures on interest rate instruments, for instance, the actual value at risk is the total amount of interest to be received or paid on the underlying debt. This actually depends more on the duration of the debt than on the size of the debt. But only the size of the debt is generally considered to determine the underlying value of such a futures contract. As a consequence, the standard measure of leverage is not a meaningful statistic for assessing the risk of investment portfolios that include such types of derivatives. Therefore, Transtrend defines Leverage as the estimated total amount at risk in an investment portfolio divided by the Nominal Account Size of such investment portfolio.

DESCRIPTION OF PROGRAM

DTP has two risk profiles: Standard Risk and Enhanced Risk, investable in various currencies. The Enhanced Risk Profile is approximately 1.5 times the Leverage of the Standard Risk Profile. DTP can at any time be (net) long, short or neutral in any given market, and the program may include any known Financial Instrument. Currently, Transtrend manages client accounts pursuant to its DTP with an investment universe, trend identification, portfolio construction and average margin commitment as described below.

Investment Universe

The composition of a fully diversified portfolio includes Financial Instruments on interest rates, interest rate instruments, equity related indices and instruments, other indices, FX and commodities. Transtrend pursues the highest possible degree of portfolio diversification within relevant constraints.

As the range of security futures contracts, e.g., futures contracts on a single stock, narrow-based stock index, exchange-traded fund or debt security, traded by Transtrend may include futures contracts not traded on U.S. exchanges, such futures contracts may not be suitable and allowed to be traded for certain clients. As such, most U.S. persons may not trade security futures contracts on foreign exchanges. In addition, most U.S. persons may only trade futures contracts on foreign government debt obligations that are designated as an exempted security by the SEC. Furthermore, U.S. persons may only trade foreign exchange-traded broad-based security index futures contracts that have been granted no-action relief or are certified by the CFTC for trading by U.S. persons.

Transtrend may also trade certain swaps and FX forward contracts in the OTC markets. Transtrend can trade these contracts only for clients that meet certain conditions. These Financial Instruments will generally be held bilaterally with a Clearing Broker instead of being cleared. However, depending on the type of Financial Instruments traded on OTC markets, such instruments may also ultimately be cleared through a Clearing Broker. Swaps may include various types of derivatives including among others interest rate swaps, overnight index swaps, credit default swaps and forward rate agreements. Transtrend’s OTC trading is expected to consist of instruments denominated in both deliverable and non-deliverable currencies. Transtrend currently does not engage in retail off-exchange FX trading, i.e., Transtrend will not trade FX in the OTC markets by means of forward transactions for U.S. persons that do not qualify as Eligible Contract Participants, as defined in U.S. Code, Title 7, Chapter 1, § 1a (18) and related CFTC Regulations and CFTC interpretations.

Factors that may further constrain the number of markets or the volumes traded for a particular client account and therefore have an impact on portfolio diversification and net returns are, without limitation, regulatory, tax, client, broker, operational, Nominal Account Size and liquidity constraints. For example, speculative position limits could restrict the aggregate position that Transtrend may wish to take in a particular Financial Instrument across all accounts under its control. Also, certain Financial Instruments may experience registration or taxation issues, or may require certain client qualifications, which make them unsuitable to be traded for a particular client account. Further, a client may require that one or more specific Financial Instruments are not traded for its account. The client’s choice of

Frontier Masters App.-12

Clearing Broker(s) may effectively restrict the access to, or due to operational hurdles, Transtrend’s trading of, certain Financial Instruments or exchanges for such client. Due to their size, small accounts may trade a smaller number of markets and as a consequence achieve a less diversified exposure than large accounts. Moreover, certain markets are not liquid enough to be traded for all accounts managed by Transtrend.

As per November 30, 2018, more than 500 markets are traded in DTP. This includes more than 200 single stock futures, which in aggregate represents roughly 10% of the risk budget. The remaining roughly 90% of the risk budget is allocated to trading more than 300 other markets including Synthetics. A list of all the Financial Instruments that Transtrend may trade on behalf of client accounts is available upon request. Transtrend reserves the right to expand or contract the list of Financial Instruments it may trade without giving prior notice.

The allocation to markets, i.e., the determination of portfolio components and their proportions, varies over the course of time, among others because of changes to the list of Financial Instruments traded in the DTP and because of observed changes in price behavior, correlation and market liquidity. As per November 30, 2018, assuming no limitations in market selection, the indicative average allocation to markets (grouped by sector) is as follows:

Interest Rates	ca. 14%
Equity related markets	ca. 22%
FX	ca. 25%
Commodities	ca. 20%
Hybrids	ca. 19%
Total	100%

More than 90% of this indicative average allocation concerns cleared Financial Instruments and less than 10% concerns Financial Instruments ultimately held bilaterally with a Clearing Broker.

The average allocation for individual accounts is likely to deviate from the indicative average due to factors that constrain individual portfolio diversification, as explained above. For example, portfolios solely containing CFTC-approved Financial Instruments deviate from portfolios without such restriction and can have a less diversified exposure to interest rates and equity related markets.

The balance of positions actually held at a specific point in time can deviate significantly from the indicative average because actual positions depend on, among others, the signaled market opportunities at that specific moment. The Trend Identification Systems are designed to avoid market exposure in markets that are classified as moving sideways or too volatile. The Portfolio Construction Layer is not explicitly aiming for a predetermined allocation over the different sectors – it aims to prevent concentrated risks from growing too large. In this process it does not matter which sector a market belongs to , because Correlations typically exceed sector boundaries.

Many of the Financial Instruments traded in DTP will be denominated in a currency other than an individual account’s denomination. As a consequence, at any given time each managed account will hold various currency balances, (positive and/or negative) due to profits and/or losses in, and the margin requirements for, the traded Financial Instruments. Transtrend reserves the right to convert currency balances back into an account’s currency of denomination or into any other currencies, and vice versa, any time as it deems appropriate for efficient margining and cash management purposes.

Trend Identification

DTP applies multiple proprietary Trend Identification Systems on all markets that it trades. The Trend Identification Systems are predominantly trend following, although they may contain some counter-trend elements in the timing of their entries and exits via the use of dynamic target levels. The systems act essentially throughout the day, although this activity is restricted by the actual trading hours of the relevant trading venues and to a large extent dependent on the actual liquidity of the individual markets. Order execution is explicitly not time dependent but price opportunity dependent. All trading orders are conditional, meaning they will only be executed at predefined, appropriate price levels.

The simultaneous application of diverging Trend Identification Systems, each with a positive profit expectancy over the course of time, can contribute to a different timing of both purchase and sale transactions, thus enhancing smoother performance characteristics when compared to utilizing a single Trend Identification System. Generally, a greater degree of diversification of both Financial Instruments and Trend Identification Systems contributes to a higher stability of returns over the course of time. However, the

Frontier Masters App.-13

profitability of Trend Identification Systems, individually or in combination, cannot be guaranteed and clients may incur substantial losses on their investment.

Portfolio Construction

Given the investment universe defined for every individual client account, and once the recommended direction of all positions in all selected markets has been determined by each Trend Identification System, DTP determines the appropriate size of all positions for every account. This is done by the Portfolio Construction Layer, which essentially is a two-layered process.

In the first layer, using among other things different types of correlation, DTP determines how much risk should be allocated to each individual component. The guiding principle is to realize sizable positions in different trends, while preventing concentrated risks from growing too large. The used correlation measures are re-computed from time to time − some on a semi-annual basis, others daily. DTP uses a variety of risk concentration mitigation measures to prevent portfolio risk concentrations from growing too large. Two portfolio risks in particular are monitored and controlled – Extreme Risk and Trend Risk. Extreme Risk is defined as the estimated aggregate impact of a major adverse price move in a particular market and the coinciding adverse price effects in correlated markets. Which positions exactly add up to this concentration will change from day to day. Most of the time it is a large variety of positions in different trends that share a common factor, for instance ‘risk on’. Trend Risk is defined as the estimated aggregate impact of a major adverse price move in a particular market and the coinciding adverse price effects in all markets belonging to the same trend. Which positions add up to this concentration will change from day to day too.

In the second layer, DTP determines the position sizes that would fit the allocated risks. This process takes among other things a volatility estimate of the respective markets (measured on a daily basis) into account.

Both layers typically trigger regular, gradual additions to and/or reductions of positions in individual markets, also irrespective of the signals coming from the Trend Identification Systems.

Transtrend reserves the right to temporarily reduce individual or overall position sizes under extreme market conditions of any kind. These extreme conditions may be real or perceived. It is possible that such reductions, which have the sole intention of reducing risk, will reduce the profitability which could have been achieved otherwise.

Average Margin Commitment

During the period covered by the Capsule Performance Table, for fully-funded accounts under DTP’s Standard Risk Profile, Transtrend generally committed an average of approximately 15% of the nominal account size as margin or premium for Financial Instruments positions. For fully-funded accounts under DTP’s Enhanced Risk Profile, the average margin commitment in this period amounted to approximately 23% of the nominal account size. Such percentages, however, have varied in the past from on average approximately 6% to 25% for Standard Risk and from approximately 8% to 37% for the Enhanced Risk as they are affected by various factors including, without limitation, market conditions, traded markets, the level of margins set by brokers (which is typically client dependent) and clearing houses and account size. For individual client accounts, the average, highest and lowest margin commitment may be higher (or lower)than the above mentioned averages for DTP.

During the period covered by the Capsule Performance Table, for partially-funded accounts (client accounts in which the amount of the actual funds is less than the nominal account size) under DTP, average margin commitments generally amounted also to approximately 15% of the nominal account size based on the Standard Risk Profile and 23% of the Nominal Account Size based on the Enhanced Risk Profile. Such percentages, however, may be significantly higher when expressed as a percentage of the amount of actual funds.

Valuation of Financial Instruments

On a regular basis Transtrend valuates the Financial Instruments which it trades on behalf of its clients, for various purposes. Transtrend has established a valuation policy to ensure the appropriate and independent valuation of client assets where applicable. The valuation policy covers the following activities: (i) valuation of client portfolios managed and/or administered by Transtrend for the purpose of establishing or verifying such portfolios’ net asset value; (ii) valuation for the purpose of establishing the Nominal Account Size of a portfolio; (iii) valuation for the purpose of establishing or verifying the management fee and performance fee to be paid by such client to Transtrend as compensation for its services; (iv) valuation for the purpose of performance reporting, in particular the composite returns of Transtrend’s trading program; and (v) valuation to support Transtrend’s operational processes (e.g., reconciliation of broker statements). An exerpt of the valuation policy is available to (prospective) clients upon request.

The value of open positions in Financial Instruments which are traded on exchanges and/or centrally cleared, shall in general be determined by using the last available settlement prices on or before the valuation date established on the exchanges and/or clearing

Frontier Masters App.-14

houses on which the particular Financial Instruments are traded and/or cleared (mark-to-market). The liquidating value of positions in FX forward contracts shall be calculated consistently through internally developed models (mark-to-model), based on (a series of) last available prices of the relevant underlying markets on or before the valuation date, whereby a pre-defined cut-off time is used. Swaps on futures are valued pursuant to the valuation principles of the underlying futures contract.

PAST PERFORMANCE OF TRANSTREND

The Capsule Performance Table which follows sets forth the performance results of all of the accounts of Transtrend’s Diversified Trend Program—Enhanced Risk/USD (except as noted below) on a composite basis based upon the aggregate nominal account size in the following subset: the Enhanced Risk Profile for accounts denominated in U.S. dollar during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Diversified Trend Program

Subset: Enhanced Risk Profile (US Dollar)

Composite Rate of return on aggregate nominal account size

Pro forma fees, estimated interest income

Monthly Rates of Return	2018 (%)	2017 (%)	2016 (%)	2015 (%)	2014 (%)	2013 (%)
January	4.39	-2.20	4.71	4.10	-3.25	0.17
February	-8.51	4.38	5.65	-1.01	1.04	-1.32
March	-0.45	-3.02	-1.89	2.03	0.63	2.18
April	1.41	-2.12	-4.04	-3.53	1.50	2.90
May	-0.37	-1.10	-3.23	-3.01	3.33	-4.58
June	2.05	-3.89	7.54	-5.63	0.96	-0.54
July	0.72	0.94	2.91	7.84	-1.41	0.44
August	3.88	5.07	-1.85	-6.25	4.08	-2.53
September	-0.86	-6.41	-1.30	5.02	3.48	-1.18
October	-6.65	8.79	-3.86	-2.48	-2.06	1.31
November	-1.36	0.05	0.99	7.08	6.91	0.87
December		2.05	2.61	-5.24	1.44	1.92
Compound Rate of Return	-6.37 (11 Months)	1.55	7.65	-2.46	17.46	-0.60

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Referenced Investment:	Transtrend B.V. - Diversified Trend Program Subset: Enhanced Risk/USD
Name of CTA:	Transtrend B.V.
Name of Program:	Diversified Trend Program – Enhanced Risk/USD
Inception of trading by CTA:	October 1, 1993
Inception of trading in Program:	January 1, 1995
Worst monthly drawdown:	-8.51% (February 2018)
Worst peak-to-valley drawdown:	-13.61% (May 2011 – October 2014)
Total Assets in the Program:	$4.01 billion (November 30, 2018)
Total Assets Under Management of the CTA:	$5.11 billion (November 30, 2018)

“Draw-down” means losses experienced by an account or a subset of the trading program over a specified period.

“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Frontier Masters App.-15

The above Capsule Performance Table presents the performance results of all of the accounts of Transtrend’s Diversified Trend Program—Enhanced Risk/USD (except as noted below) on a composite basis based upon the aggregate nominal account size in the following subset: the Enhanced Risk Profile for accounts denominated in U.S. dollar.

In order to aggregate and compare the performance of individual accounts a pro forma reporting format is used, i.e., a standardized format irrespective of specific terms and conditions that may govern individual accounts in practice.

The composite rate of return reflects the pro forma net performance for the period divided by the beginning aggregate nominal account size. Draw-down is expressed as a percentage of the aggregate nominal account size and is based on monthly returns. Peak-to-valley Draw-downs based on daily returns are generally larger than peak-to-valley Draw-downs based on monthly returns.

During the period covered by the Capsule Performance Table, composite rates of return are calculated on a daily basis which compound to a monthly return. Thus, instructions to increase or decrease the nominal account size of an individual account intra-month are taken into account when they occur without distorting the monthly composite rate of return.

Pro forma net performance presents the gross realized trading gain or loss on all transactions closed out during the period, plus the change in unrealized gain or loss on open positions at the end of the current month and the end of the previous month adjusted as follows: (a) less actual brokerage commissions (including execution fees, mark-ups and prime brokerage fees). The amount of actual brokerage commissions depends on, among others, the trading activity and the products traded. During the period covered by the Capsule Performance Table, the actual brokerage commissions amounted to approximately 0.4% of the aggregate nominal account size per annum for the Diversified Trend Program’s Standard Risk Profile and to approximately 0.6% of the aggregate nominal account size per annum for the Diversified Trend Program’s Enhanced Risk Profile. However, such actual commissions have been as high as approximately 2% for the Standard Risk Profile and approximately 3% for the Enhanced Risk Profile in the past; (b) less pro forma monthly management fees of (until December 31, 2013, a monthly management fee of 1/12 of 3% of the beginning nominal account size (approximately 3% per annum) and as of January 1, 2014, a monthly management fee of 1/12 of 2% of the beginning nominal account size (approximately 2% per annum)); (c) less pro forma monthly performance fees (until December 31, 2013 at 25% of net new trading profits and as of January 1, 2014 at 20% of net new trading profits); and (d) plus pro forma interest income earned on actual funds.

As Transtrend is not privy in all cases to the arrangements between Transtrend’s customers and their brokers, the amount of interest income earned by such accounts is estimated at a rate equal to 90% of the prevailing interest rate relevant to the underlying currency subset of the Diversified Trend Program. The composite rate of return in the Capsule Performance Table includes pro forma interest income on actual funds calculated at a rate equal to 90% of the relevant overnight interest rate.

A negative monthly composite rate of return is mitigated by a consistent book entry reversal of accrued pro forma performance fees, irrespective whether the book entry reversal was actually effectuated. A similar effect occurs for a positive monthly composite rate of return, where a consistent book entry of pro forma performance fees is made, irrespective whether the book entry was actually effectuated. The consistent book entry (reversal) of pro forma performance fees likely reduces the volatility of the composite rates of return in comparison to situations where performance fees are periodically settled. Periodic settlement of performance fees empties the performance fee reserve so that negative, or positive, rates of return occurring after the fixed settlement date will only be moderated by the give-back, or accrual, respectively, of the amount of newly built-up performance fees after this settlement date. Consistently giving back accrued pro forma performance fees in periods of negative rates of return may also result in an underestimation of drawdowns in comparison to situations where performance fees are periodically settled.

Over the years, the rates of the management fees and performance fees charged by Transtrend to its clients have come down considerably. Therefore, as of January 1, 2014 the pro forma advisory fees were adjusted to bring them more in line with actual advisory fees generally charged by Transtrend to its clients. Lowering the pro forma management fee will, with all other things being equal, have the following effects: a) Draw-downs will be less deep and b) the duration of peak-to-valley Draw-downs may be shorter. Due to the consistent book entry (reversal) of pro forma performance fees, lowering the pro forma performance fee will, with all other things being equal, have the following effects: a) Draw-downs will be deeper and b) volatility will be higher.

The accounts managed by Transtrend are generally subject to a variety of additional third party fees and expenses which are not directly related to Transtrend’s trading activities for such accounts but which are paid out of the assets of the accounts to various third parties, including, without limitation, sponsors, investment managers, selling agents, administrators, risk managers, consultants, valuation agents, attorneys, accountants, regulators and others. The type and amount of such fees and expenses vary on an account by account basis. Since Transtrend neither is paid nor is sharing in these fees or expenses and has no control over the amount and timing of such fees or expenses, Transtrend believes that deducting such fees and expenses from the performance of the accounts included in the Capsule Performance Table would not accurately represent Transtrend’s trading performance for such accounts. Moreover, such fees and expenses usually do not impact Transtrend’s performance fees as the advisory agreement between Transtrend and the client does not take such third party expenses into account when determining if an account has experienced net new trading profits for purposes of determining Transtrend’s performance fee. Accordingly, the performance of such accounts has not been adjusted to take account of these

Frontier Masters App.-16

fees or expenses. In certain circumstances where Transtrend is managing an account for a fund sponsored by a third party, the advisory agreement between Transtrend and the fund may require that the calculation of Transtrend’s performance fee take certain fund expenses (e.g. administration costs) into consideration, which fund expenses would reduce the performance fees otherwise payable to Transtrend.

A substantial part of the client accounts are partially-funded accounts. Transtrend believes that the pro forma performance of the subset as stated in the Capsule Performance Table is reflective for the performance of the individual accounts which are included in the subset. However, for various reasons an individual account may have realized more or less favorable results than the composite results indicate.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Masters App.-17

WELTON

For information regarding Welton Investment Partners, LLC or Welton’s Global Directional Portfolio Program, including past performance information, please see page Frontier Diversified App. – 40 of the Frontier Diversified Fund Appendix.

WINTON

For information regarding Winton Capital Management Ltd. or Winton’s Winton Diversified Macro Strategies Program, including past performance information, please see page Frontier Diversified App. – 45 of the Frontier Diversified Macro Strategies Program Appendix.

Frontier Masters App.-18

FRONTIER LONG/SHORT COMMODITY FUND APPENDIX

TO PART I OF THE

PROSPECTUS

OF

FRONTIER FUNDS

(A statutory trust formed under the laws of Delaware)

FRONTIER LONG/SHORT COMMODITY FUND-1A UNITS

FRONTIER LONG/SHORT COMMODITY FUND-2A UNITS

Major Commodity Trading Advisors, Galaxy Plus Platform Commodity Pools and/or Reference Programs:

Emil van Essen LLC (accessed via Galaxy Plus Fund – Emil van Essen STP Feeder Fund (516) LLC)
JE Moody & Company LLC
Quest Partners LLC (accessed via Galaxy Plus Fund – Quest FIT Feeder Fund (531) LLC)
Red Oak Commodity Advisors, Inc. (accessed via Galaxy Plus Fund – LRR Feeder Fund (522) LLC)
Rosetta Capital Management, LLC (accessed via Galaxy Plus Fund – LRR Feeder Fund (522) LLC)
Welton Investment Partners, LLC (accessed via Galaxy Plus Fund – Welton GDP Feeder Fund (538) LLC)

Non-Major Commodity Trading Advisors, Galaxy Plus Platform Commodity Pools and/or Reference Programs:

Landmark Trading Company (accessed via Galaxy Plus Fund – LRR Feeder Fund (522) LLC)

 This Frontier Long/Short Commodity Fund Appendix is dated January 31, 2019.

Frontier Long/Short Commodity App.-1

FRONTIER LONG/SHORT COMMODITY FUND

FRONTIER LONG/SHORT COMMODITY FUND-1A UNITS
FRONTIER LONG/SHORT COMMODITY FUND-2A UNITS

This Frontier Long/Short Commodity Fund Appendix to the prospectus, dated January 31, 2019, including all exhibits thereto as the same may be amended and supplemented from time to time, or the prospectus, of Frontier Funds, a statutory trust formed under the laws of the state of Delaware, or the trust, relates to the units of beneficial interest in the trust, or the units, designated as Frontier Long/Short Commodity Fund units. Capitalized terms used in this Frontier Long/Short Commodity Fund Appendix and not otherwise expressly defined herein shall have the same respective meanings as set forth in the prospectus. This Frontier Long/Short Commodity Fund Appendix must be accompanied by, and read in conjunction with, the prospectus.

The Frontier Long/Short Commodity Fund units are being issued in three (3) classes. The Frontier Long/Short Commodity Fund units in class 1a (as described in the prospectus) are designated as ” Frontier Long/Short Commodity Fund-1a units,” the Frontier Long/Short Commodity Fund units of class 2a (as described in the prospectus) are designated as ” Frontier Long/Short Commodity Fund-2a units,” and the Frontier Long/Short Commodity Fund units of class 3a (as described in the prospectus) are designated as ” Frontier Long/Short Commodity Fund-3a units.” The trust is offering the Frontier Long/Short Commodity Fund-1a units and the Frontier Long/Short Commodity Fund-2a units pursuant to the prospectus and this Frontier Long/Short Commodity Fund Appendix. Frontier Long/Short Commodity 3a units are not being offered for new investment. Instead, Frontier Long/Short Commodity Fund-1a units and Frontier Long/Short Commodity Fund-2a units will be automatically classified as Frontier Long/Short Commodity Fund-3a units for administrative purposes under certain circumstances described in the prospectus, unless earlier redeemed or exchanged for another Series of units by the holder thereof. Prospective purchasers of Frontier Long/Short Commodity Fund-1a units and Frontier Long/Short Commodity Fund-2a units should carefully review the prospectus and this Frontier Long/Short Commodity Fund Appendix before determining to purchase such units.

The Frontier Long/Short Commodity Fund was originally designated as the Long/Short Commodity Series and was redesignated as the Frontier Long/Short Commodity Fund on May 26, 2009.

The managing owner intends to contribute funds to the trust in order to have a 1% interest in the aggregate capital, profits and losses of the Frontier Long/Short Commodity Fund units and in return will receive units designated as general units in such Series.

Frontier Long/Short Commodity App.-2

TRADING ADVISORS/GALAXY PLUS COMMODITY POOLS

The trading advisors with respect to the assets allocable to the Frontier Long/Short Commodity Fund units, or the Frontier Long/Short Commodity Fund Assets, Emil Van Essen LLC, or Emil Van Essen, an Illinois limited liability company; JE Moody & Company LLC, or JE Moody, a Delaware limited liability company; Landmark Trading Company, or Landmark, a Colorado corporation; Quest Partners LLC, or Quest, a New York limited liability company; Red Oak Commodity Advisors, Inc., or Red Oak, a Delaware corporation; Rosetta Capital Management Inc., or Rosetta, an Illinois corporation; and Welton Investment Partners, LLC, or Welton. The particular trading companies in which the Frontier Long/Short Commodity Fund Assets are invested will vary from time to time. The remainder of the Frontier Long/Short Commodity Fund Assets will either be substantially invested in commodity pools offered through the Galaxy Plus Platform that are advised by independent trading advisors, or held at the trust level for cash management.

The trust may allocate a portion of the Frontier Long/Short Commodity Fund Assets to Emil van Essen, JE Moody, Quest, Red Oak, Rosetta and Welton. The managing owner anticipates that up to 30% of the assets of the Frontier Long/Short Commodity Fund may be allocated to each of the major commodity trading advisors, commodity pools on the Galaxy Plus Platform and/or reference programs at any time. See “Risk Factors—Risks Relating to the Trust and the Offering of Units— The Managing Owner May Adjust the Leverage Employed by a Trading Advisor to Maintain the Target Rate of Volatility.” Landmark manages less than 10% of the Frontier Long/Short Commodity Fund Assets and, accordingly, is not considered a “major commodity trading advisor.” See Part II of the prospectus (Statement of Additional Information) for summary information regarding Landmark, including the following historical performance information: monthly return parameters; historical volatility; and degree of leverage.

For information regarding Quest, including each its trading advisor’s investment program and past performance, please see the Frontier Diversified Fund Appendix which accompanies the prospectus. Information regarding the remaining trading advisors to the Frontier Long/Short Commodity Fund is set forth in this Appendix.

In preparing the descriptions of Quest and its trading program in the Frontier Diversified Fund Appendix and the descriptions of Emil van Essen, JE Moody, Red Oak, Rosetta and Welton and their respective trading programs and the applicable commodity pools on the Galaxy Plus Platform in this Frontier Long/Short Commodity Fund Appendix, the managing owner has relied upon information provided to it by such trading advisors and Gemini and may also have relied upon information available on the NFA’s website and other publicly available sources believed to be reliable. Rate of return figures for the current year to date may include estimated figures for the most recent month within the specified year-to-date period. The fact that any trading advisor or commodity pool on the Galaxy Plus Platform is registered in any capacity under the CE Act or is a member of the NFA in no way implies that either the CFTC or the NFA endorses the qualifications of such trading advisor to provide commodity trading advisory services, or the investment suitability of such commodity pool.

Frontier Long/Short Commodity App.-3

FRONTIER LONG/SHORT COMMODITY FUND UNITS
MANAGEMENT FEES, INCENTIVE FEES AND INITIAL ALLOCATIONS

Management Fees

The Frontier Long/Short Commodity Fund-1a units, Frontier Long/Short Commodity Fund-2a units and Frontier Long/Short Commodity Fund-3a units will pay to the managing owner a monthly management fee equal to 1/12th of 2.00% of the nominal assets of the Frontier Long/Short Commodity Fund (approximately 2.00% annually). To the extent the managing owner is investing in trading companies managed by the managing owner, the managing owner will pay a portion of such management fees to the trading advisors. Management fees are accrued on a daily basis. To the extent that Frontier Long/Short Commodity Fund-1a units, Frontier Long/Short Commodity Fund-2a units and Frontier Long/Short Commodity Fund-3a units invest in one or more commodity pools available on the Galaxy Plus Platform, the management fee payable to the managing owner will be reduced by the amount paid by such commodity pools to their trading advisors. To the extent any related management fee is paid by the Frontier Long/Short Commodity Fund-1a units, Frontier Long/Short Commodity Fund-2a units and Frontier Long/Short Commodity Fund-3a units, the managing owner will pay all or a portion of its management fee to the Frontier Long/Short Commodity Fund-1a units, Frontier Long/Short Commodity Fund-2a units and Frontier Long/Short Commodity Fund-3a units. The managing owner shall waive its management fee attributable to nominal assets of swaps or other derivative instruments. Any management fee embedded in a swap or other derivative instrument may be greater or lower than the management fee that would otherwise be paid by the Series to the managing owner. As of the date of this prospectus, for the Frontier Long/Short Commodity Fund, a trading advisor does not receive any management fees directly from the Frontier Long/Short Commodity Fund for such swap, and instead the relevant trading advisor receives compensation via the fees embedded in the swap. As of the date of this prospectus, the management fee embedded in swaps owned by Frontier Long/Short Commodity Fund is 1.50% per annum, and the managing owner has waived the entire management fee due to it from such series in respect of such series’ investment in swaps. Management fees are accrued on a daily basis.

Incentive Fees

The Frontier Long/Short Commodity Fund units will pay to the managing owner a quarterly incentive fee of 20% of New High Net Trading Profits generated by each trading advisor, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter. Incentive fees are accrued on a daily basis. To the extent the managing owner is investing in trading companies managed by the managing owner, the managing owner will pay a portion of such incentive fees to the relevant trading advisors. To the extent that Frontier Long/Short Commodity Fund units invest in one or more commodity pools available on the Galaxy Plus Platform, the incentive fee payable to the managing owner shall be reduced by the amount of performance fees paid by such commodity pools to their trading advisors. To the extent any related incentive fee is paid by the Frontier Long/Short Commodity Fund units to a trading advisor, the managing owner will pay all or a portion of its incentive fee to the Frontier Long/Short Commodity Fund units. If the managing owner’s share of the incentive fee exceeds 10% of New High Net Trading Profits during the period, then the managing owner is obligated to return any amount in excess. The managing owner shall waive its incentive fee embedded in swaps or other derivative instruments. Any incentive fee embedded in a swap or other derivative instrument may be greater or lower than the incentive fee that would otherwise be paid by the series to the managing owner. As of the date of this prospectus, the trading advisor for a series that has invested in a swap does not receive any incentive fees directly from the series for such swap, and instead the relevant trading advisor receives compensation via the fees embedded in the swap. As of the date of this prospectus, the range of incentive fees (as a percentage of net New High Net Trading Profits on swaps) embedded in swaps owned by Frontier Long/Short Commodity Fund was 25.00% per annum of new trading profits earned by the relevant reference programs, and the managing owner has waived all incentive fees due to it from such series in respect of such series’ investment in swaps. See “Risk Factors—Each Series may be Charged Substantial Fees and Expenses Regardless of Profitability” in the prospectus.

Initial Allocations

In general, the managing owner anticipates allocations to the trading advisors and the commodity pools in the Galaxy Plus Platform in the Frontier Long/Short Commodity Fund portfolio to vary between ten percent (10%) and thirty percent (30%) of the Frontier Long/Short Commodity Fund Assets. The actual allocation of the Frontier Long/Short Commodity Fund assets will vary based upon the relative trading performance of the trading advisors, as well as the investment performance of commodity pools on the Galaxy Plus Platform and the managing owner’s asset allocation activities. The managing owner may, at its sole discretion, exceed these parameters for any reason at any time. The Frontier Long/Short Commodity Fund will generally employ notional equity in order to attempt to keep the series annual return volatility between 10% and 15%. The series’ annualized volatility may fluctuate outside of the stated target range from time to time.

The following table sets forth certain of the markets in which the trading advisors and/or the commodity pools on the Galaxy Plus Platform that receive allocations of Frontier Long/Short Commodity Fund Assets may trade on behalf of client accounts. Not all markets are part of the program of each such trading advisor or commodity pool. Each trading advisor reserves the right to vary the markets and types of instruments it trades without giving prior notice to the trust. The managing owner and the trust will have no discretion over, or other involvement in, the selection of the markets and types of instruments that each commodity pool on the Galaxy Plus Platform may trade through the use of its respective trading advisors. The diversification summary below is based on long-term averages as of November 30, 2018.

Frontier Long/Short Commodity App.-4

DIVERSIFICATION SUMMARY

FRONTIER FUNDS—THE FRONTIER LONG/SHORT COMMODITY FUND

Trading Advisors and/or Reference Programs: Major Advisors and/or Reference Programs:	Program	Grains	Livestock	Softs	Energies	Industrial Metals	Precious Metals	Financials	Total
Emil van Essen	Multi-Strategy Program	13.0%	12.0%	13.0%	55.0%	3.0%	2.0%	2.0%	100.0%
JE Moody & Company LLC	JEM Commodity Relative Value Program	15.0%	15.0%	15.0%	40.0%	15.0%	0.0%	0.0%	100.0%
Red Oak Commodity Advisors	Fundamental Trading	15.0%	5.0%	10.0%	15.0%	15.0%	10.0%	30.0%	100.0%
Rosetta Capital Management LLC	Rosetta Trading	50.0%	50.0%	0.0%	0.0%	0.0%	0.0%	0.0%	100.0%
Welton Investment Partners LLC	Global Program	6.4%	1.0%	5.5%	5.5%	5.5%	1.0%	75.1%	100.0%
Non-Major Advisors and/or Reference Programs	N/A	2.0%	8.0%	90.0%	0.0%	0.0%	0.0%	0.0%	100.0%
Frontier Long/Short Commodity Fund	N/A	18.7%	16.5%	12.4%	23.3%	5.7%	1.8%	21.6%	100.0%

*	As of January 31, 2015, Emil van Essen LLC traded its Emil van Essen Spread Trading Program on behalf of Frontier Long/Short Commodity Fund. As of April 1, 2015, Emil van Essen LLC trades its Multi-Strategy Program on behalf of Frontier Long/Short Commodity Fund.

Frontier Long/Short Commodity App.-5

PAST PERFORMANCE OF FRONTIER LONG/SHORT COMMODITY FUND-1A

The Capsule Performance Table which follows sets forth the actual past performance of the Frontier Long/Short Commodity Fund-1a during the period covered by the table. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2018	2017	2016	2015	2014	2013
January	9.62%	4.87%	4.44%	15.25%	-5.67%	0.86%
February	-9.29%	2.12%	0.71%	-1.40%	-2.72%	-2.68%
March	-3.75%	-2.42%	-7.14%	5.05%	-3.14%	1.31%
April	-0.16%	-4.63%	3.30%	-8.03%	1.59%	-0.09%
May	-7.34%	-5.23%	-3.37%	-1.84%	-2.17%	-3.03%
June	-1.73%	-4.57%	-1.65%	-1.65%	1.03%	-4.50%
July	-2.18%	4.88%	-4.16%	-2.26%	12.03%	-1.94%
August	-6.07%	2.99%	0.55%	-5.23%	4.48%	-4.09%
September	1.78%	-7.85%	0.19%	-0.97%	7.36%	-0.39%
October	-5.32%	-7.80%	2.43%	-7.31%	-0.54%	-0.51%
November	1.86%	-3.70%	5.16%	5.44%	5.70%	-1.28%
December		10.06%	-4.08%	-1.36%	-7.51%	0.86%
Year	-21.53% (11 Months)	-12.32%	-2.13%	-6.29%	9.05%	-14.60%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of pool:	Frontier Funds
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Frontier Long/Short Commodity Fund-1a
Inception of Trading of Frontier Long/Short Commodity Fund-1a:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Long/Short Commodity Fund-1a as of November 30, 2018:	$27,744,872
Net Asset Value of Frontier Long/Short Commodity Fund-1a as of November 30, 2018:	$22,531
Worst Monthly Percentage Draw-down:	-9.29% (February 2018)
Worst peak-to-valley Draw-down:	-55.52% (May 2011 - October 2018)

The Frontier Long/Short Commodity Fund-1a performance table sets forth the actual performance of the Frontier Long/Short Commodity Fund-1a. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, initial service fees, on-going service fees and interest income of the Frontier Long/Short Commodity Fund-1a. The asset-based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value or nominal assets (as applicable), are as follows:

●	Annual management fees: 2.0% of nominal assets, payable at the end of each month

●	Initial service fees and on-going annual service fees: 2.0% of net asset value, payable either monthly or quarterly (as agreed with the selling agent)

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table.

*	“Draw-down” means losses experienced by the applicable class of the applicable Series of the pool over a specified period.

**	“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable Series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Frontier Long/Short Commodity App.-6

PAST PERFORMANCE OF FRONTIER LONG/SHORT COMMODITY FUND-2A

The Capsule Performance Table which follows sets forth the actual past performance of the Frontier Long/Short Commodity Fund-2a during the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2018	2017	2016	2015	2014	2013
January	9.79%	5.05%	4.59%	15.41%	-5.53%	1.01%
February	-9.18%	2.26%	0.86%	-1.27%	-2.59%	-2.55%
March	-3.61%	-2.27%	-7.00%	5.21%	-3.00%	1.45%
April	-0.02%	-4.49%	3.96%	-7.90%	1.74%	0.06%
May	-7.20%	-5.09%	-1.18%	-1.71%	-2.03%	-2.89%
June	-1.59%	-5.16%	-1.64%	-1.50%	1.18%	-4.37%
July	-2.04%	5.04%	-4.46%	-2.11%	12.20%	-1.78%
August	-5.93%	3.15%	0.83%	-5.09%	4.63%	-3.95%
September	1.92%	-7.71%	0.37%	-0.83%	7.53%	-0.24%
October	-5.18%	-7.67%	2.61%	-7.18%	-0.40%	-0.36%
November	2.00%	-3.57%	5.31%	5.59%	5.84%	-1.14%
December		10.22%	-3.93%	-1.21%	-7.37%	1.02%
Year	-20.28% (11 Months)	-11.43%	-0.51%	-4.63%	10.97%	-13.09%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of pool:	Frontier Funds
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Frontier Long/Short Commodity Fund-2a
Inception of Trading of Frontier Long/Short Commodity Fund-2a:	June 9, 2009
Aggregate Gross Capital Subscriptions for Frontier Long/Short Commodity Fund-2a as of November 30, 2018:	$16,500,989
Net Asset Value of Frontier Long/Short Commodity Fund-2a as of November 30, 2018:	$228,091
Worst Monthly Percentage Draw-down:	-9.18% (February 2018)
Worst peak-to-valley Draw-down:	-48.56% (May 2011 - October 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Frontier Long/Short Commodity Fund-2a performance table sets forth the actual performance of the Frontier Long/Short Commodity Fund-2a. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees, on-going service fees and interest income of the Frontier Long/Short Commodity Fund-2a. The asset based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value or nominal assets (as applicable), are as follows:

●	Annual management fees: 2.0% of nominal assets, payable at the end of each month

●	On-going annual service fees: 0.25% of net asset value, payable at the end of each month

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table.

*	“Draw-down” means losses experienced by the applicable class of the applicable series of the pool over a specified period.

**	“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Frontier Long/Short Commodity App.-7

PAST PERFORMANCE OF FRONTIER LONG/SHORT COMMODITY FUND-3A

The Capsule Performance Table which follows sets forth the actual past performance of the Frontier Long/Short Commodity Fund-3a units during the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Month	2018	2017	2016	2015	2014	2013
January	9.83%	5.08%	4.61%	15.44%	-5.51%	—
February	-11.40%	2.28%	0.88%	-1.25%	-2.57%	—
March	-3.06%	-2.25%	-6.99%	5.24%	-2.98%	—
April	0.17%	-4.47%	2.38%	-7.88%	1.76%	—
May	-7.43%	-5.07%	-0.71%	-1.69%	-2.01%	—
June	-1.62%	-2.59%	-0.95%	-1.48%	1.20%	-2.24%
July	-2.09%	5.03%	-2.42%	-2.09%	12.22%	-1.76%
August	-6.13%	3.17%	0.34%	-5.07%	4.65%	-3.93%
September	2.03%	-7.70%	0.06%	-0.81%	7.55%	-0.22%
October	1.33%	-7.65%	2.75%	-7.16%	-0.38%	-0.34%
November	2.02%	-3.55%	5.33%	5.62%	5.86%	-1.13%
December		10.25%	-3.91%	-1.19%	-7.35%	1.04%
Year	-18.77% (11 Months)	-8.85%	0.69%	-4.39%	11.25%	-8.33% (7 Months)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of pool:	Frontier Funds
This pool is a multi-advisor advisor pool as defined in CFTC Regulation § 4.10(d)(2).
Name of series and class:	Frontier Long/Short Commodity Fund-3a
Inception of Trading of Frontier Long/Short Commodity Fund-3a:	June 17, 2013
Aggregate Gross Capital Subscriptions for Frontier Long/Short CommodityFund-3a as of November 30, 2018:	$2,766,592
Net Asset Value of Frontier Long/Short Commodity Fund-3a as of November 30, 2018:	$411,723
Worst Monthly Percentage Draw-down:	-11.40% (February 2018)
Worst peak-to-valley Draw-down:	-42.15% (April 2015 – August 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Frontier Long/Short Commodity Fund-3a performance table sets forth the actual performance of the Frontier Long/Short Commodity Fund-3a. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees or any other expenses, and before addition of interest income) is adjusted for the trading expenses, management fees, incentive fees and interest income of the Frontier Long/Short Commodity Fund-3a. The asset based fees, as an annualized percentage calculated monthly on the adjusted beginning of month net asset value or nominal assets (as applicable), are as follows:

●	Annual management fees: 2.0% of nominal assets, payable at the end of each month

An incentive fee of 20% of New High Net Trading Profits (as defined), earned quarterly, is deducted in the above table.

*	“Draw-down” means losses experienced by the applicable class of the applicable series of the pool over a specified period.

**	“Worst peak-to-valley draw-down” means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the applicable class of the applicable series of the pool during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Frontier Long/Short Commodity App.-8

EMIL VAN ESSEN LLC

For information regarding Emil van Essen LLC or Emil van Essen’s Multi-Strategy Program, including past performance information, please see page Frontier Diversified App. – 18 of the Frontier Diversified Fund Appendix.

Frontier Long/Short Commodity App.-9

JE MOODY & COMPANY LLC

Background

JE Moody & Company LLC was founded by John E. Moody, PhD and has been registered with the NFA as a commodity pool operator and commodity trading advisor, and is an NFA member, since April 2001. In April 2001, the sole proprietorship Moody John Earl was registered as a commodity pool operator and commodity trading advisor. In July 2001, JE Moody & Company LLC was formed and has been registered as a commodity pool operator and commodity trading advisor since May 2002, at which time JE Moody & Company LLC superseded the sole proprietorship Moody John Earl and assumed the commodity pool operator and commodity trading advisor registration of the sole proprietorship. Dr. Moody became listed with the NFA as a Principal of JE Moody on April 20, 2001, and registered with the CFTC as an associated person and an NFA associate member of JE Moody on April 26, 2001. The inception of the JEM Commodity Relative Value Program (“CRV”) was May 2006. JE Moody & Company LLC’s main business location is 715 SW Morrison Street, Tenth Floor, Portland, Oregon 97205.

Principals

John E. Moody, PhD

The only principal of JE Moody & Company LLC is John Moody, PhD, CEO and Portfolio Manager since April 2001. Dr. Moody was named a Rising Star of Hedge Funds at the 2009 Institutional Investor Hedge Fund Industry Awards. Dr. Moody received his PhD and MS in Physics from Princeton, and BA Honors in Physics at the University of Chicago. Dr. Moody has been listed with the NFA as a principal of JE Moody & Company LLC since April 20, 2001 and registered as an NFA associate member and registered with the CFTC as an associated person of JE Moody and Company LLC since April 26, 2001.

JE Moody and its Principal may, from time to time, trade futures, forwards, and options contracts and securities for their own proprietary accounts. Such trades may or may not be in accordance with JE Moody’s trading program described below. The trading records of those accounts are available for inspection on JE Moody’s premises upon reasonable prior notice and during normal business hours, subject to reasonable assurances of confidentiality.

JE Moody and its Principal do not have a beneficial or ownership interest in the Trust or any of the Series.

Trading Approach

The JEM CRV strategy is diversified across the primary commodity sectors (energies, metals, grains, livestock, and softs), with an emphasis on risk management, and seeks to minimize drawdowns. CRV is a market-neutral strategy, aiming to capture commodity alpha with minimal commodity beta and generally low correlation to major asset classes and hedge fund strategies, including commodity indices, Commodity Trading Advisors (“CTAs”) and commodity strategies.

Legal Actions

There have been no material, administrative, civil or criminal proceedings against JE Moody & Company LLC or its principal, which are pending, are on appeal or have concluded at any time during the last five years.

Frontier Long/Short Commodity App.-10

PAST PERFORMANCE OF JE MOODY & COMPANY LLC

The Capsule Performance Table which follows presents the performance results of the JEM Commodity Relative Value Program (“CRV”) for the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rates of Return	2018 (%)	2017 (%)	2016 (%)	2015 (%)	2014 (%)	2013 (%)
January	4.12	-0.15	0.48	0.23	-0.24	0.34
February	-0.05	-0.14	-1.01	3.76	-1.30	-0.51
March	0.75	2.05	-0.48	-1.91	-0.91	-1.03
April	-1.28	-0.99	-0.58	-1.51	0.19	-0.36
May	-0.31	-1.58	-0.37	-0.88	-0.87	1.39
June	-0.17	2.03	-1.52	-0.42	-0.56	-0.09
July	2.86	1.72	1.10	1.18	-0.18	1.49
August	-0.66	2.23	0.17	-1.06	0.56	0.42
September	-0.03	-0.74	1.63	-0.39	-0.45	0.13
October	1.20	-0.82	-1.32	-0.34	0.12	0.78
November	-0.79	1.11	0.57	2.67	1.11	0.52
December		-0.40	-0.26	-0.19	0.72	-1.17
Compound Rate of Return	5.65 (11 Months)	4.30	-1.61	1.01	-1.81	1.89

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	JE Moody & Company LLC
Name of program:	JEM Commodity Relative Value Program (“CRV”)
Inception of trading by CTA:	May 2006
Inception of trading in program:	May 2006
Worst monthly drawdown:	-1.91% (March 2015)
Worst peak-to-valley drawdown:	-6.23% (March 2015 – June 2016)
Total Assets in the Program:	$459 million (November 30, 2018)
Totals Assets Under Management of the CTA:	$459 million (November 30, 2018)

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Frontier Long/Short Commodity App.-11

QUEST PARTNERS LLC

For information regarding Quest Partners LLC or Quest’s Fixed Income Tracker Index Program, including past performance information, please see page Frontier Diversified App. – 36 of the Frontier Diversified Fund Appendix.

Frontier Long/Short Commodity App.-12

RED OAK COMMODITY ADVISORS, INC.

Background of Red Oak

Red Oak is a Delaware corporation established in 1989. Red Oak was registered under the CE Act as a CTA effective July 12, 1991. Red Oak offers commodities and futures trading investment services to qualified investors including public and private pension funds, commodity pools and funds, endowment funds, charitable foundations, and other institutional investors.

Red Oak is jointly owned by its two principals, Gary A. Gerstein and Phyllis Weaver. Red Oak has its main offices at 600 Sylvan Avenue, Suite #307, Englewood Cliffs, New Jersey 07632.

Red Oak and its principals are members of the NFA. Red Oak operates its CTA business pursuant to an exemption claimed under Commodity Futures Trading Commission (“CFTC”) Regulation 4.7, which allows for relief from certain CFTC registrations, including those relating to disclosure, reporting, and record keeping. The rule requires that clients be limited to Qualified Eligible Persons (“QEPs”), as defined by CFTC Regulation 4.7(a)(2). Briefly stated, QEPs include such persons as certain brokerage and advisory professionals, knowledgeable employees, qualified purchasers, non-United States persons, and accredited investors and certain RICs, banks, insurance companies, state plans, and ERISA plans that meet a portfolio requirement.

As part of the account opening process, Red Oak ensures that each prospective investor meets the definition of a QEP. This is done by collecting and evaluating personal information about the client, including net income, net worth, and investing sophistication, as well as requiring the prospect to certify its qualification as a QEP.

The registration of Red Oak under the CE Act and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved Red Oak or its trading program.

Principals of Red Oak

Gary A. Gerstein

During the last five years and since August 1991, Gary A. Gerstein has been Chief Investment Officer, Managing Director, President, and Secretary of Red Oak and is responsible for all investment aspects of the firm. Mr. Gerstein developed the firm’s fundamental investment approach and methodology and is responsible for the implementation of this strategy. Mr. Gerstein became listed with the NFA as a principal and registered with the CFTC as an associated person of Red Oak effective August 27, 1991 and became an NFA member on September 4, 1991.

Red Oak was registered as a CTA on July 12, 1991. Red Oak (in its predecessor form) was registered as a CTA on March 7, 1990 and was merged with Red Oak Advisors, Inc., an affiliate which conducted a securities investment advisory business. During the period from incorporation on December 4, 1989 to March 1990, Red Oak (in its predecessor form) was conducting activities in order to prepare for its anticipated launch as a CTA, such as creating its infrastructure and related necessities. The combined company took the name Red Oak Commodity Advisors, Inc. Red Oak no longer provides such securities investment advisory services.

Mr. Gerstein received his MA in Economics from Rutgers University and his BS in Economics from New York University. He also has obtained the Chartered Financial Analyst (“CFA”) designation. The CFA is an international professional certification issued by the CFA Institute (formerly AIMR) to qualified candidates who complete a series of three examinations. The CFA curriculum includes these topic areas: Ethical and Professional Standards; Quantitative Methods (such as the time value of money, and statistical inference); Economics; Financial Reporting and Analysis; Corporate Finance; Analysis of Investments (stocks, bonds, derivatives, venture capital, real estate, etc.); Portfolio Management and Analysis (asset allocation, portfolio risk, performance measurement, etc.). CFA Charter holders are also obligated to adhere to a strict Code of Ethics and Standards governing their professional conduct.

Phyllis Weaver

From August 1991 through July 2011, Phyllis Weaver was the Director of Marketing and Client Services, Managing Director, and Treasurer of Red Oak and executed all administrative aspects of the firm. At present, Ms. Weaver is less active in the daily operations of the firm. Her role now is principally as an advisor to Gary Gerstein in marketing and client services and overseer of the firm’s financial accounting, compliance and administration. She became listed with the NFA as a principal and registered with the CFTC as an associated person of Red Oak on August 27, 1991 and member of the NFA since September 4, 1991.

Ms. Weaver attended the Stanford University Graduate School of Business. Ms. Weaver was on the faculty of Harvard University, Graduate School of Education, first as an Assistant Professor and finally as an Associate Professor.

Frontier Long/Short Commodity App.-13

Ms. Weaver received an MBA from Stanford University; a PhD in Language Communications and an MEd in Higher Education, both from the University of Pittsburgh; she was granted a BS in Education from Ohio State University.

Red Oak will conduct its trading for its allocation from the Frontier Long/Short Commodity Fund units through a trading company pursuant to Red Oak’s Fundamental Trading Program.

THE TRADING APPROACH

General

Red Oak’s trading strategy is driven by fundamentals: specifically, the firm’s strategy is grounded in Mr. Gerstein’s experience in and knowledge of the different commodity and commodity-related markets and the various fundamental factors which affect each of such markets. Thus, unlike many trading strategies now being employed by managed futures professionals, Red Oak’s approach is neither technically-based nor trend-following.

Fundamental analysis, in general, is based on a study of factors external to the markets in predicting future prices. Such factors might include, among other things, supply and demand factors for a particular commodity, the economy of a particular country, government policies, domestic and foreign political and economic events and changing trade prospects. Fundamental analysis is premised on the concept that market prices frequently may not reflect (on a real time basis) the actual value of a commodity, although such value will eventually determine price levels.

Technical analysis, on the other hand, is based upon the theory that a study of the markets themselves will provide a means of anticipating the external factors which affect the supply and demand of a particular commodity in order to predict future price trends. Technical analysis of the markets generally includes a study of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest.

The Red Oak Trading Strategy

Red Oak’s fundamental research disciplines attempt to step beyond the near term “noise” of leveraged volatile markets. The firm’s research focus is on significant and somewhat longer-term market forces. Red Oak believes that the fundamental forces driving major price changes can be isolated and anticipated.

The firm trades principally financial, currency, and physical commodity futures on commodity exchanges inside and outside the United States. Financial futures may include equity index futures and interest rate futures based both inside and outside the US. Physical futures include agricultural commodities, energies and metals. It may also trade forward contracts through banks. With regard to financial futures, the firm’s research focuses on the macroeconomic trends that affect financial markets, valuation levels, the level and rate of change in “real” interest rates, central bank policy, funding needs, the level and rate of change of profitability, overall financial leverage in the monetary system, and numerous other factors that affect the price level and volatility of equity and fixed income financial instruments.

In the currency markets Red Oak concentrates its fundamental research on such factors as trade and budget levels and trends, political considerations, interest rate differentials and changes in interest rates, changes in marginal rates of return on capital in various countries, central bank policy, and many other factors that affect relative currency values and directional changes. Research regarding physical commodities focuses on macro-and micro-economic trends, supply and demand balances, substitution effects caused by relative price changes, political considerations, and changes in technology, weather, and numerous other factors that affect commodities prices.

In addition to the foregoing, the firm prefers to take positions in futures contracts for commodities that have imputed positive returns, assuming that there are no changes in the cash markets.

The firm employs risk control procedures in an effort to preserve capital and protect against material forecasting errors. To control risk, a predetermined dollar level of acceptable loss per position is calculated based on volatility and risk-reward dynamics. If this predetermined acceptable loss is exceeded, the position is closed.

The firm is grounded in the belief that commodities and futures trading is an art and not an exact science. Therefore, while Red Oak may use computers for analysis or may engage in mathematical measurements or calculations designed to monitor market activity, reliance on entirely systematic or mechanical technical trading models would be inconsistent with the firm’s basic trading approach. Although Red Oak values the necessity of discipline in trading, it believes that success depends ultimately on the use of discretionary investment judgment by its principals. The raw materials that produce successful returns over time are skill, knowledge, timing, and instinct.

Frontier Long/Short Commodity App.-14

PAST PERFORMANCE OF RED OAK

Red Oak Commodity Advisors, Inc. (accessed via Galaxy Plus Fund – LRR Master Fund (522) LLC) and Galaxy Plus Fund LLC LRR Feeder Fund (522) were formed on February 8, 2016 and January 26, 2016, respectively, and as a result have limited operating history and performance record. The following summary performance information reflects the composite performance of Red Oak’s Fundamental Trading Program during the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Fundamental Trading Program

Monthly Rates of Return	2018 (%)	2017 (%)	2016 (%)	2015 (%)	2014 (%)	2013 (%)
January	14.39	2.70	0.82	4.66	-6.04	-0.41
February	-5.05	2.30	0.82	1.31	1.29	1.35
March	-13.64	-2.64	-8.35	5.18	-0.80	3.11
April	6.91	-6.36	12.70	-10.69	-1.79	0.57
May	-11.10	-4.64	-2.13	0.44	-1.88	-0.08
June	0.11	2.84	-2.89	-0.10	-0.07	-0.56
July	1.21	3.17	-9.87	-1.15	3.06	0.89
August	-8.20	-2.92	2.91	-4.62	4.68	-3.04
September	7.04	-2.42	0.64	2.61	6.80	0.33
October	-1.56	-5.06	7.29	-7.36	2.38	1.32
November	-9.98	-0.77	7.91	0.15	4.01	0.29
December		5.16	-1.15	-1.31	1.38	2.69
Compound Rate of Return	-21.35 (11 Months)	-9.05	6.59	-11.47	13.08	6.51

Name of CTA:	Red Oak Commodity Advisors, Inc.
Name of Program:	Fundamental Trading Program
Inception of trading by CTA:	December 1989
Inception of trading in program:	December 1989
Worst monthly drawdown:	-13.64% (March 2018)
Worst peak-to-valley drawdown:	-39.47% (April 2015 – November 2018)
Total Assets in the Program:	$11.2 million (November 30, 2018)
Total Assets Under Management of the CTA:	$11.2 million (November 30, 2018)

NOTES TO PERFORMANCE INFORMATION

For periods beginning after January 31, 1993, Red Oak has adopted a new method of computing rate-of-return and performance disclosure, referred to as the “Fully-Funded Subset” method, pursuant to an Advisory published by the CFTC. To qualify for use of the Fully-Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant monthly rates of return are representative of the trading program. Red Oak has performed these computations for periods subsequent to January 31, 1993. Subsequent to May 2001, there were no fully-funded accounts, therefore, rate of return is computed by dividing net performance by nominal account size (including “notional” funds). Additions and withdrawals are accounted for in accordance with the modified OAT (Only Accounts Traded) method as described in NFA Rule 2-34. In reviewing the foregoing description of Red Oak’s performance, prospective investors should understand that such performance is “net” of all fees and charges, and includes interest income applicable to the accounts comprising each composite performance record. Such composite performance is not necessarily indicative of any individual account. The fees and charges applicable to individual accounts in the foregoing composite performance records are not specifically described herein. However, the following is a general description of the charges applicable to such accounts.

Frontier Long/Short Commodity App.-15

Brokerage commissions are accounted for monthly and include the total amount of all brokerage commissions and other trading fees paid during the month plus or minus the change in brokerage commissions and other trading fees accrued on open positions from the preceding month.

Interest income is earned on U.S. government obligations and cash on deposit with futures commission merchants and is recorded on the accrual basis.

Management fees are charged to certain of the accounts managed by Red Oak for trading management services. Management fees range from 0% to 1/3 of 1% (0% to 4% annually) of equity subject to management fees at the end of each month.

Incentive fees are charged to the accounts managed by Red Oak based on the trading profits or losses earned each month. Incentive fees are charged at rates ranging from 15% to 25% of new trading profits, as defined. These fees are accrued monthly and are payable either quarterly, or annually.

In addition, the following terms used in describing all performance information are defined as follows:

“Aggregate assets (including “notional” funds)” is the aggregate amount of equity under management overall as of the end of the period covered by the capsule. “Notional” funds represent an amount in addition to actual assets which Red Oak is instructed by a client to treat as equity in an account, but which is not on deposit in (or available in respect of) such client’s account.

“Draw-down” means losses experienced by the composite record over a specified period. Individual accounts may experience larger draw-downs than are reflected in composite records. Where an individual account has experienced a draw-down that is greater than has been experienced on a composite basis, the largest draw-down experienced by such individual account is presented. Draw-downs are measured on the basis of month-end assets only.

“Largest peak-to-valley draw-down” means the greatest percentage decline from any month-end net asset value of the performance of the accounts traded, on a composite basis or in respect of an individual account, due to overall loss sustained by such accounts during any period, which occurs without such month-end net asset value being equaled or exceeded as of a subsequent month-end. In Dollar terms, for example, if the net asset value of an account declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley draw-down” analysis conducted as of the end of April would consider the “draw-down” to be still continuing and to be $3 in amount, whereas if such account had increased by $2 in March, the January-February draw-down would have ended as of the end of February at the $2 level.

“Monthly rate of return” for each month subsequent to January 1993 is calculated by dividing the net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return, pursuant to the Fully-Funded Subset method. For each month prior to February 1993, “monthly rate of return” is calculated pursuant to the time-weighting method, dividing the net performance by the beginning equity in each month, except in periods of significant additions or withdrawals of equity to accounts. In such instances, beginning equity has been adjusted by time-weighted additions and withdrawals; i.e., beginning equity has been adjusted upwards (increased) by time-weighted additions and downwards (decreased) by time-weighted withdrawals. Subsequent to May 2001 there were no Fully-Funded accounts, therefore, rate of return is computed by dividing net performance by nominal account size (including “notional” funds).

“Compound annual rate of return” is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

Frontier Long/Short Commodity App.-16

ROSETTA CAPITAL MANAGEMENT, LLC

Background of Rosetta

Rosetta, an Illinois limited liability company, became registered under the CE Act as a CTA in May 1997. Rosetta also is a member of the National Futures Association.

Rosetta’s main business address is 190 S. LaSalle Street, Suite 3000, Chicago, Illinois 60603.

Rosetta’s principal, James Green, is a founding member of Rosetta (along with the late Michael Swinford) and has over 30 years of trading experience. They selected the Rosetta name because of its dual significance as Mr. Green’s home township (under the slightly different spelling Rozetta) and because they believe Rosetta holds the key to trading just as the Rosetta Stone, an ancient Egyptian artifact, held the key to modern understanding of ancient hieroglyphic writing.

Principals of Rosetta

James Green

Jim Green is a founding principal of Rosetta. Mr. Green is responsible for all aspects of Rosetta’s operations and trading decisions. He and the late Michael Swinford registered Rosetta in May 1997. Mr. Green became registered with the CFTC as an associated person and listed with the NFA as a principal and NFA associate member of Rosetta effective May 22, 1997. Mr. Green has also been registered with the CFTC as an associated person and branch manager of Rosenthal Collins Group LLC, a futures commission merchant, since February 2, 1991. Mr. Green’s primary duty for Rosenthal Collins Group LLC is supervising a team of brokers working in the Livestock Division.

Mr. Green’s agricultural experience began during his childhood on a grain and livestock farm in Henderson County in Western Illinois. He attended Western Illinois University in Macomb, Illinois, where he earned a bachelor’s degree in Finance with a minor in Economics. Previously, Mr. Green had been registered as a principal and associated person of PointsNorth Alternative Investments LLC, a commodity pool operator and alternative asset manager, from April 20, 2009 to August 21, 2015.

Steven Garrity

Steven Garrity joined Rosetta as its Chief Operating Officer in October 2011. Along with Mr. Green, Mr. Garrity is responsible for trade execution, position management, financial operations, due diligence coordination, and all back office processes for the Advisor. Effective July 7, 2014, Mr. Garrity became registered with the CFTC as an associated person and listed with the NFA as a principal, of Rosetta.

Mr. Garrity is also registered as an associated person of RCG, and, along with Mr. Green, serves as a branch manager of the office that functions as RCG’s Livestock Division. His relationship with RCG began in 2003, when he was hired as a staff accountant. He progressed through the accounting department to eventually become RCG’s Controller. In this capacity, Mr. Garrity oversaw the accounting department and was involved in many strategic business decisions for the company. Effective October 28, 2011 Mr. Garrity registered as an associated member of RCG. On December 20, 2011 Mr. Garrity registered as an associated person of RCG and became listed as branch manager of the Livestock Division of RCG effective September 2, 2014.

Mr. Garrity, a Certified Public Accountant, holds a Bachelor’s Degree in Accounting from the University of Illinois at Chicago, as well as an MBA from Saint Xavier University. Previously, Mr. Garrity had been listed with the NFA as a principal and registered with the CFTC as an associated person of PointsNorth Alternative Investments LLC, a commodity pool operator and alternative asset manager, from July 7, 2014 to August 21, 2015 and from December 20, 2012 to August 21, 2015, respectively.

ROSETTA TRADING APPROACH

RCM offers two trading programs: the “Rosetta Program” and the “Macro Program,” both of which were developed by RCM’s principals using their extensive futures and related backgrounds. The Programs are very similar, except that the Rosetta Program generally trades exclusively in meat and grain markets, whereas the Macro Program trades in more markets, including financial instruments, stock indices, currencies, precious metals, and energy products in addition to meats and grains.

Since certain aspects of the Programs are proprietary and confidential, the following discussion is general by necessity and is not intended to be exhaustive.

Frontier Long/Short Commodity App.-17

The objective of both Programs is to generate significant profits with volatility that is relatively low in the context of the markets that RCM trades. There is no assurance this objective will be achieved or that clients will avoid substantial losses. The Programs are appropriate only for clients who can afford, understand and accept the substantial risks associated with aggressive trading in volatile markets. See the section titled “Risk Factors” for a summary of some of the major risks associated with participating in Programs.

The Programs primarily rely on fundamental analysis, which considers the various factors that affect the supply and demand of a particular Commodity Interest (as defined below) in order to predict future prices. Fundamental analysis assumes that markets are imperfect and that information is not instantaneously assimilated or disseminated in the marketplace. By monitoring relevant supply and demand factors, a state of disequilibrium of conditions may be identified that has yet to be reflected in the price of that Commodity Interest. Such factors may include weather, the economics of a particular business or commodity, government policies, domestic and foreign political and economic events and changing trade prospects.

However, the Programs also utilize certain technical overlays. Technical analysis is based on the theory that the study of the past price action in a given market, rather than factors that affect the supply and demand of a particular Commodity Interest, provides a means of anticipating future prices. Technical analysis operates on the theory that market prices at any given time reflect all known factors affecting supply and demand for a particular Commodity Interest. Consequently, only a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest are of predictive value when determining the future course of price movements.

The Programs’ technical overlays focus on short-and medium-term price data in search of repetitive patterns that reflect trending markets. In addition to price data, the Programs also evaluate volatility, breadth and volume using analytical tools such as oscillators, moving averages and support and resistance levels.

The Programs utilize a number of trading rules, some of which are applied via computer. The computerized rules generally assist in the assessment of when to enter and exit designated markets and the optimum position size for a participating customer’s account.

However, the Programs are not fully automated and are not totally mechanical. RCM’s trading decisions are aided by computer-generated technical analysis but are discretionary based on its assessment of fundamental factors.

In the Macro Program, client accounts typically may be diversified among approximately ten to twenty markets, while the diversification in the Rosetta Program generally will be more limited due to the smaller number of markets typically employed in that Program. However, there are no diversification parameters imposed on either Program. At any time and from time to time, client accounts in either Program may be diversified among a larger number of markets, concentrated to one or a few positions or held entirely in cash.

Within a particular Program, Rosetta generally will trade accounts of the same Nominal Value in the same manner, except that variations in position size may occur due to differences in funding levels among accounts having the same Nominal Value. In addition, among accounts trading in a particular Program, Rosetta may employ more contracts per a given unit of Nominal Value in larger accounts than in smaller accounts, because the additional equity in larger accounts makes it possible for the Advisor to scale into positions as market conditions may warrant in Rosetta’s sole discretion.

The selection of markets in either Program is totally within RCM’s discretion and may change without notice to clients. Accordingly, RCM may add or delete markets at any time and from time to time as it deems appropriate. In addition, RCM may elect to invest cash in a client’s account in interest-bearing obligations, such as United States Treasury Bills. The value of such obligations will be applied to margin requirements to the extent allowable by various exchanges.

The development of any trading strategy is a continuous process and RCM may modify the Programs at any time and from time to time without notice to clients unless RCM, in its sole discretion, deems such changes material.

The foregoing description is general by necessity and in no way restricts or limits Rosetta ’s actions on behalf of a client. In other words, no restrictions apply to the Programs, including that there are no restrictions on their use of domestic, exchange-traded futures instruments. Rosetta may trade clients’ accounts, in either Program, in futures and options on futures in any and all U.S. exchanges (all of which are collectively referred to herein as “Commodity Interests”). With respect to either Program, Rosetta, in its sole discretion, may make changes to the positions held on behalf of clients, narrow or otherwise modify their exposure to any market or markets and may exit all markets and hold no open positions at any time and from time to time. Therefore, at any time, clients’ accounts in either Program may be committed to a single market or contract, diversified among many markets and positions or held in cash or interest-bearing securities.

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PAST PERFORMANCE OF ROSETTA

Rosetta Capital Management, LLC (accessed via Galaxy Plus Fund – LRR Master Fund (522) LLC) and Galaxy Plus Fund LLC LRR Feeder Fund (522) were formed on January 19, 2016 and January 26, 2016, respectively, and as a result have limited operating history and performance record. The Capsule Performance Table which follows presents the performance results of the Rosetta Trading Program for the period covered by the table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rosetta Trading Program

Monthly Rates of Return	2018 (%)	2017 (%)	2016 (%)	2015 (%)	2014 (%)	2013 (%)
January	3.08	0.42	-0.86	1.60	-2.77	2.26
February	0.69	-0.56	0.82	-2.54	-5.67	-1.67
March	2.79	0.82	-0.06	1.46	2.33	0.41
April	0.12	0.25	-3.28	-1.07	0.81	-0.58
May	0.11	1.82	2.43	2.10	3.22	-2.19
June	-3.28	-1.00	-3.54	4.17	0.13	1.26
July	-0.13	0.73	-0.92	-1.99	9.06	1.88
August	-2.40	0.27	-0.37	-2.99	1.85	-4.03
September	-1.33	2.67	-1.21	-1.60	6.04	0.54
October	2.78	-7.54	-1.68	-0.31	-9.16	0.34
November	-2.55	-0.07	0.14	-0.91	0.08	0.22
December		2.69	-1.83	-0.97	-1.12	-0.50
Compound Rate of Return	-0.37 (11 Months)	0.11	-10.04	-3.27	3.55	-3.00

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of CTA:	Rosetta Capital Management
Name of Program:	Rosetta Trading Program
Inception of trading by CTA:	February 1998
Inception of trading in program:	February 1998
Worst monthly drawdown:	-9.16% (October 2014)
Worst peak-to-valley drawdown:	-23.72% (October 2014 – November 2017)
Total Assets in the Program:	$9.208 million (November 30, 2018)
Total Assets Under Management of the CTA:	$10.002 million (November 30, 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return is calculated by dividing the sum of the net performance for all accounts by the sum of the monthly beginning nominal net asset values of the accounts plus time-weighted additions and time-weighted withdrawals.

*	Draw-down means losses experienced by the trading program over a specified period.

**	Worst peak-to-valley draw-down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

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WELTON

For information regarding Welton Investment Partners, LLC or Welton’s Global Directional Portfolio Program, including past performance information, please see page Frontier Diversified App. – 40 of the Frontier Diversified Fund Appendix.

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FRONTIER FUNDS
FRONTIER DIVERSIFIED FUND
FRONTIER LONG/SHORT COMMODITY FUND
FRONTIER MASTERS FUND

STATEMENT OF ADDITIONAL INFORMATION

This Statement of Additional Information (including Exhibits) is the second part of a two part document and should be read in conjunction with the Disclosure Document (including Appendices) dated January 31, 2019. The Disclosure Document and this Statement of Additional Information are bound together and may not be distributed separately. Both the Disclosure Document and the Statement of Additional Information contain important information. A copy of the prospectus may be obtained free of charge by contacting Frontier Fund Management LLC, the trust’s managing owner. The managing owner’s main business office is located at 25568 Genesee Trail Road, Golden, Colorado 80401. The managing owner’s telephone number is (303) 454-5500, and its facsimile number is (303) 454-8154. Capitalized terms used in this Statement of Additional Information and not otherwise expressly defined herein shall have the same respective meanings as set forth in the prospectus or the appendices attached thereto.

The date of this Statement of Additional Information is January 31, 2019.

THE NON-MAJOR COMMODITY TRADING ADVISORS, GALAXY PLUS PLATFORM COMMODITY POOLS AND/OR REFERENCE PROGRAMS	SAI-2

THE FUTURES MARKETS	SAI-4

GLOSSARY OF TERMS	SAI-7

BENEFITS TO INVESTING IN THE TRUST	SAI-11

FUND PERFORMANCE	SAI-12

FUND EXPOSURE BY FUTURES STRATEGY	SAI-23

DESCRIPTION OF INDICES REFERENCED IN THIS STATEMENT OF ADDITIONAL INFORMATION	SAI-31

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THE NON-MAJOR COMMODITY TRADING ADVISORS

GALAXY PLUS PLATFORM COMMODITY POOLS AND/OR REFERENCE PROGRAMS

Frontier Diversified Fund

Each of Doherty Advisors, LLC, or Doherty, a Delaware limited liability company, and Landmark Trading Company, or Landmark, a Colorado corporation, is considered a non-major commodity trading advisor and/or a non-major reference program of the Frontier Diversified Fund because each will manage less than 10% of the assets allocable to the Frontier Diversified Fund units through a trading company or Frontier Diversified Fund will have committed less than 10% of its allocable assets to initial margin to obtain exposure to reference funds managed by such advisors.

In preparing the description of the Frontier Diversified Fund’s non-major commodity trading advisors and their respective trading programs, the applicable commodity pools on the Galaxy Plus Platform and/or non-major reference programs in this Statement of Additional Information, the managing owner has relied upon information provided to it by each non-major commodity trading advisor, Gemini and/or non-major reference program and may also have relied upon information available on the NFA’s website and other publicly available sources believed to be reliable. Rate of return figures for the current year to date may include estimated figures for the most recent month within the specified year-to-date period. The fact that any trading advisor or commodity pool on the Galaxy Plus Platform is registered in any capacity under the CE Act or is a member of the NFA in no way implies that either the CFTC or the NFA endorses the qualifications of such trading advisor to provide commodity trading advisory services, or the investment suitability of such commodity pool.

Doherty Advisors, LLC

Doherty Advisors is a Delaware limited liability company formed in May 2003. In July 2004, Doherty Advisors registered as a CTA and CPO under the CE Act and became a member of the NFA. Doherty Advisors’ business office is located at 400 Madison Avenue, Suite 6A, New York, NY 10017.

Robert William Doherty is the sole owner of Doherty Advisors. Mr. Doherty and Zahid Ullah are the only principals of Doherty Advisors. Mr. Doherty has been listed with the NFA as a principal of Doherty Advisors, LLC since July 26, 2004 and registered with the CFTC as an associated person and NFA associate member since July 27, 2004. Mr. Ullah has been listed with the NFA as a principal of Doherty since March 2, 2012 and associated member and registered with the CFTC as an associated person since February 21, 2012 and February 24, 2012 respectively.

Doherty Advisors will conduct its trading for its allocations from the Frontier Diversified Fund through a trading company pursuant to Doherty Advisors Discretionary Relative Value Volatility Program. The annual rates of return with respect to the KBD Capital Partners LP fund (trading pursuant to Doherty Advisors’ Discretionary Relative Value Volatility 1x Program) for the past five years and year-to-date are: 0.49% YTD through November 30, 2018, 1.02% in 2017, 1.77% in 2016, 2.37% in 2015, 1.62% in 2014 and -0.17% in 2013. The Worst Monthly Percentage Draw-Down of the Relative Value Volatility 1x program is -1.98% in February 2018. The Worst Peak-to-Valley Draw-Down of the Relative Value Volatility 1x program is -2.45% from January 2018 to February 2018. The amount of leverage employed by Doherty Advisors is 3% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Landmark Trading Company

Landmark, a Colorado corporation, became active in the managed futures industry in 1998. Landmark has been registered under the CE Act as a CTA since September 19, 2005. Landmark has been a member of the NFA since September 22, 1998. Landmark was registered under the CE Act as an introducing broker from October 7, 1998 to March 3, 2011 and as a notice broker dealer from October 7, 2002 to March 3, 2011. Landmark’ main business office is located at 12698 E. Vassar Drive, Aurora, CO 80014.

Art Van Dyck is the sole principal, President and sole officer of Landmark. Mr. Van Dyck has been listed with the NFA as a principal of Landmark and registered with the CFTC as an associated person since October 2, 1998.

Landmark will conduct the trading for its allocations from the Frontier Long/Short Commodity Fund through a trading company pursuant to Landmark’s Landmark Trading Program. Landmark Trading Company (accessed via Galaxy Plus Fund – LRR Master Fund (522) LLC) and Galaxy Plus Fund LLC LRR Feeder Fund (522) were formed on January 25, 2016 and January 26, 2016, respectively, and as a result have limited operating history and performance record. The annual rates of return with respect to the Landmark Program for the past five years and year-to-date are: -11.38% YTD through November 30, 2018, -21.49% in 2017, 14.60% in 2016, 0.87% in 2015, -1.89% in 2014 and -13.82% in 2013. The Worst Monthly Percentage Draw-Down of the Landmark Program is -13.77% in June 2013. The Worst Peak-to-Valley Draw-Down of the Landmark Program is -28.68% from September 2012 to November 2017. The amount of

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leverage employed by Landmark ranges from 15% to 30% (average margin to equity). PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Frontier Long/Short Commodity Fund

Landmark Trading Company, or Landmark, a Colorado corporation, is considered a non-major commodity trading advisor and/or a non-major reference program of the Frontier Long/Short Commodity Fund because Landmark will manage less than 10% of the assets allocable to the Frontier Long/Short Commodity Fund units through a trading company or Frontier Long/Short Commodity Fund will have committed less than 10% of its allocable assets to initial margin to obtain exposure to reference funds managed by such advisor.

In preparing the description of the Frontier Long/Short Commodity Fund’s non-major commodity trading advisors and their respective trading programs, the applicable commodity pools on the Galaxy Plus Platform and/or non-major reference programs in this Statement of Additional Information, the managing owner has relied upon information provided to it by each non-major commodity trading advisor, Gemini and/or non-major reference program and may also have relied upon information available on the NFA’s website and other publicly available sources believed to be reliable. Rate of return figures for the current year to date may include estimated figures for the most recent month within the specified year-to-date period. The fact that any trading advisor or commodity pool on the Galaxy Plus Platform is registered in any capacity under the CE Act or is a member of the NFA in no way implies that either the CFTC or the NFA endorses the qualifications of such trading advisor to provide commodity trading advisory services, or the investment suitability of such commodity pool.

For information regarding Landmark, please see “Frontier Diversified Fund Non-Major Commodity trading advisors,” above.

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THE FUTURES MARKETS

Futures and Forward Contracts

Futures contracts in the United States can be traded only on approved exchanges and call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange. In certain instances, the S&P 500 contract for example, delivery is made through a cash settlement.

Forward currency contracts are traded off-exchange through banks or dealers. In such instances, the bank or dealer generally acts as principal in the transaction and charges bid-ask spreads.

Futures and forward trading is a zero-sum risk transfer economic activity. For every gain, there is an equal and offsetting loss.

Options on Futures Contracts

An option on a futures contract gives the purchaser of the option the right but not the obligation to take a position at a specified price (the striking, strike or exercise price) in a futures contract. A call option gives the purchaser the right to buy the underlying futures contract, and the purchaser of a put option acquires the right to take a sell position in the underlying contract. The purchase price of an option is referred to as its premium. The seller (or writer) of an option is obligated to take a position at a specified price opposite to the option buyer if the option is exercised. Thus, in the case of a call option, the seller must be prepared to sell the underlying futures contract at the strike price if the buyer should exercise the option. A seller of a put option, on the other hand, stands ready to buy the underlying futures contract at the strike price.

A call option on a futures contract is said to be in-the-money if the strike price is below current market levels and out-of-the-money if that price is above market. Similarly, a put option on a futures contract is said to be in-the-money if the strike price is above current market levels and out-of-the-money if the strike price is below current market levels.

Hedgers and Speculators

The two broad classifications of persons who trade futures are hedgers and speculators. Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a producer contracts to sell a commodity and the time of delivery. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as the Trust, rarely take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

Exchanges; Position and Daily Limits; Margins

Each of the commodity exchanges in the United States has an associated clearinghouse. Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker’s open positions. The clearinghouse “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

The CFTC and the United States exchanges have established “speculative position limits” on the maximum positions that each trading advisor may hold or control in futures contracts on certain commodities.

Most United States exchanges limit the maximum change in futures prices during any single trading day. Once the daily limit has been reached, it becomes very difficult to execute trades. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity.

When a position is established, initial margin is deposited. On most exchanges, at the close of each trading day, variation margin, representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader’s account. If variation margin payments cause a trader’s initial margin to fall below maintenance margin levels, a margin call is made, requiring the trader to deposit additional margin or have his position closed out.

We expect each Series to trade on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their United States counterparts.

No United States agency regulates futures trading on exchanges outside of the United States, which generally involve forward contracts with banks or transactions in physical commodities generally. No regulatory scheme currently exists in relation to the foreign

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currency forward market, except for regulation of general banking activities and exchange controls in the various jurisdictions where trading occurs or in which the currency originates.

Some foreign exchanges also have no position limits, with each dealer establishing the size of the positions it will permit traders to hold. To the extent that any Series engages in transactions on foreign exchanges, it will be subject to the risk of fluctuations in the exchange rate between the native currencies of any foreign exchange on which it trades and the United States dollar (which risks may be hedged) and the possibility that exchange controls could be imposed in the future.

There is no limitation on daily price moves on forward contracts in foreign currencies traded through banks, brokers or dealers. While margin calls are not required by foreign exchanges, the clearing brokers may be subject to daily margin calls in foreign markets.

Trading Methods

Managed futures strategies are generally classified as either (i) technical or fundamental or (ii) systematic or discretionary.

Technical and Fundamental Analysis

Technical analysis operates on the theory that market prices, momentum and patterns at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses on market data as the most effective means of attempting to predict future prices.

Fundamental analysis, in contrast, focuses on the study of factors external to the markets, for example: weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis assumes that markets are imperfect and that market mispricings can be identified.

Systematic and Discretionary Trading Approaches

A systematic trader relies on trading programs or models to generate trading signals. Discretionary traders make trading decisions of the basis of their own judgment.

Each approach involves inherent risks. For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been signaled by a system.

Trend Following

Trend-following advisors try to take advantage of major price movements, in contrast with traders who focus on making many small profits on short-term trades or through relative value positions. Trend-following traders assume that most of their trades will be unprofitable. They look for a few large profits from big trends. During periods with no major price movements, a trend-following trading manager is likely to have big losses.

Risk Control Techniques

Trading managers often adopt risk management principles. Such principles typically restrict the size or positions taken as well as establishing stop-loss points at which losing positions must be liquidated. No risk control technique can assure that big losses will be avoided.

The programs used by each series’ trading advisors are technical, systematic and trend-following. See the appendix for each Series attached to this prospectus.

Managed Futures

A review of the above alerts an investor to the fact that futures trading requires knowledge and expertise. It is for this reason that managed futures have increased significantly over time.

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Regulation of Markets

Commodity Exchange Act

The United States Congress enacted the CE Act to regulate trading in commodities, the exchanges on which they are traded, the individual brokers who are members of such exchanges, and commodity professionals and commodity brokerage houses that trade in these commodities in the United States.

Commodity Futures Trading Commission

The CFTC is an independent governmental agency that administers the CE Act and is authorized to promulgate rules thereunder. A function of the CFTC is to implement the objectives of the CE Act in preventing price manipulation and excessive speculation and to promote orderly and efficient commodity futures markets. The CFTC has adopted regulations covering, among other things, (a) the designation of contract markets; (b) the monitoring of United States commodity exchange rules; (c) the establishment of speculative position limits; (d) the registration of commodity brokers and brokerage houses, floor brokers, introducing brokers, leverage transaction merchants, CTAs, CPOs and their principal employees engaged in non-clerical commodities activities (associated persons); and (e) the segregation of customers’ funds and recordkeeping by, and minimum financial requirements and periodic audits of, such registered commodity brokerage houses and professionals. Under the CE Act, the CFTC is empowered, among other things, to (i) hear and adjudicate complaints of any person (e.g., a limited owner) against all individuals and firms registered or subject to registration under the CE Act (reparations), (ii) seek injunctions and restraining orders, (iii) issue orders to cease and desist, (iv) initiate disciplinary proceedings, (v) revoke, suspend or not renew registrations and (vi) levy substantial fines. The CE Act also provides for certain other private rights of action and the possibility of imprisonment for violations.

The CFTC has adopted extensive regulations affecting CPOs (such as Wakefield) and CTAs (such as the trading advisors) and their associated persons which, among other things, require the giving of disclosure documents to new customers and the retention of current trading and other records, prohibit pool operators from commingling pool assets with those of the operators or their other customers and require pool operators to provide their customers with periodic account statements and an annual report. Upon request by the CFTC, the managing owner also will furnish the CFTC with the names and addresses of the limited owners, along with copies of all transactions with, and reports and other communications to, the limited owners. The CFTC has recently amended its regulations relating to the disclosure, recordkeeping and reporting obligations affecting CPOs. These regulations, as adopted, among other things, streamline the disclosure documents and increase from six to nine months the time period after which such documents must be updated.

United States Commodity Exchanges

United States commodity exchanges are given certain latitude in promulgating rules and regulations to control and regulate their members and clearing houses, as well as the trading conducted on their floors. Examples of current regulations by an exchange include establishment of initial and maintenance margin levels, size of trading units, daily price fluctuation limits and other contract specifications. Except for those rules relating to margins, all exchange rules and regulations relating to terms and conditions of contracts of sale or to other trading requirements currently must be reviewed and approved by the CFTC.

National Futures Association

Substantially all CPOs, CTAs, futures commission merchants, introducing brokers and their associated persons are members or associated members of the NFA. The NFA’s principal regulatory operations include (i) auditing the financial condition of futures commission merchants, introducing brokers, CPOs and CTAs; (ii) arbitrating commodity futures disputes between customers and NFA members; (iii) conducting disciplinary proceedings; and (iv) registering futures commission merchants, CPOs, CTAs, introducing brokers and their respective associated persons, and floor brokers.

The regulation of commodities transactions in the United States is a rapidly changing area of law and the various regulatory procedures described herein are subject to modification by United States Congressional action, changes in CFTC rules and amendments to exchange regulations and NFA regulations.

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GLOSSARY OF TERMS

The following glossary may assist prospective investors in understanding the terms used in this Prospectus:

Affiliate of the Managing Owner. (i) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the Managing Owner; (ii) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the Managing Owner; (iii) any person, directly or indirectly, controlling, controlled by, or under common control of the Managing Owner; (iv) any officer, director or partner of the Managing Owner; or (v) if such person is an officer, director or partner of the Managing Owner, any person for which such person acts in any such capacity.

Benefit Plan Investor. A Plan that is subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code and any entity whose underlying assets include plan assets by reason of a Plan’s investment in such entity.

Business Day. A day other than Saturday, Sunday or other day when banks and/or commodities exchanges in the city of New York or the city of Wilmington are authorized or obligated by law or executive order to close.

Clearing Broker. Any person who engages in the business of effecting transactions in commodities contracts or over-the-counter foreign exchange currency transactions for the account of a Trading Company.

Code. The Internal Revenue Code of 1986, as amended.

Commodity. Goods, wares, merchandise, produce and in general everything that is bought and sold in commerce. Out of this large class, certain commodities, because of their wide distribution, universal acceptance and marketability in commercial channels, have become the subject of trading on various national and international exchanges located in principal marketing and commercial areas. Traded commodities are sold in predetermined lots and quantities.

Commodity Futures Trading Commission. An independent regulatory commission of the United States Government empowered to regulate commodity futures transactions and other commodity transactions under the CE Act, as amended.

Continuous Offering Period. The period following the conclusion of the Initial Offering Period for each Series and ending on the date when the number of units permitted to be sold pursuant to Section 3.2(f) of the Trust Agreement are sold, but in no event later than December 31, 2053.

Contract Month. The month in which a futures contract may be satisfied by making or accepting delivery of the underlying commodity.

Contract round-turn. The initial purchase of a long or short contract and the subsequent purchase of an offsetting contract.

Correlation Coefficient (r). The correlation coefficient is determined as follows:

Where S XY = Sample Covariance

Where S X = Standard deviation of independent variable

Where S Y = Standard deviation of dependent variable

SXY	=	(S (RI - MR) (RDI - MRD) ) ¸ (N - 1 ) )
I=1
N
SX	=	( S ( RI - MR )[2] ¸ (N - 1) )1/2
I = 1
N
SY	=	( S ( RDI - MRD )[2] ¸ (N - 1) )1/2
I = 1
Correlation Coefficient = S XY ¸ (S X ´ S Y)

Where R I = The return of the independent variable for period I
Where RD I = The return of the dependent variable for period I
Where M R = The mean return of the independent variable
Where M RD = The mean return of the dependent variable
Where N = Number of Periods

SAI-7

Counter-trend liquidations. Closing out a position after significant price move on the assumption that the market is due for a correction.

Daily price fluctuation limit. The maximum permitted fluctuation imposed by commodity exchanges in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day’s settlement price, which maximum permitted fluctuation is subject to change from time to time by the exchange. In the United States these limits, including changes thereto, are subject to CFTC approval. These limits generally are not imposed on option contracts or outside the United States.

Delivery. The process of satisfying a commodity futures contract, an option on a physical commodity, or forward contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof.

DOL. The United States Department of Labor.

Extraordinary Expenses. Pursuant to Section 4.7(a) of the Trust Agreement, Extraordinary Expenses of the Trust and each Series include, but are not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith.

ERISA. The Employee Retirement Income Security Act of 1974, as amended.

ERISA Plan. A Plan that is subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code.

Forward contract. A cash market transaction in which the buyer and seller agree to the purchase and sale of a specific quantity of a commodity for delivery at some future time under such terms and conditions as the two may agree upon.

Futures contract. A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or for cash settlement. Such contracts are uniform for each commodity on each exchange and vary only with respect to price and delivery time. A commodity futures contract should be distinguished from the actual physical commodity, which is termed a “cash commodity.” It is important to note that trading in commodity futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefor, or by offsetting the contractual obligation with a countervailing contract on the same on a linked exchange prior to delivery.

Incentive Measurement Date. The close of business on the last day of each calendar month or quarter.

Incentive Measurement Period. The most recent preceding calendar month or quarter for which an incentive fee was earned (or, with respect to the first incentive fee, as of the commencement of operations).

Limited Owner. A Limited Owner is any person or entity acting in his, her or its capacity as a Unitholder in one or more Series of the Trust, and may include the Managing Owner with respect to Units purchased by it.

Limit order. A trading order which sets a limit on either price or time of execution or both. Limit orders (as contrasted with stop orders) do not become market orders.

Long contract. A contract to accept delivery of (buy) a specified amount of a commodity at a future date at a specified price.

Market order. A trading order to execute a trade at the most favorable price as soon as possible.

Margin. A good faith deposit with a broker to assure fulfillment of a purchase or sale of a commodity futures, or, in certain cases, forward or option contract. Commodity margins do not usually involve the payment of interest.

Managing Owner. Frontier Fund Management LLC or any substitute therefor as provided in the Trust Agreement.

Margin call. A demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

Net Asset Value. See Section 1.1 of the Trust Agreement attached as Exhibit A to the Statement of Additional Information.

SAI-8

New High Net Trading Profits. See “Charges to Be Paid by the Trust—Incentive Fee” in Part I of this Prospectus for the definition of New High Net Trading Profits.

Net Worth. See Section 4.3(i) of the Trust Agreement for the definition of “Net Worth.” Insofar as Net Worth relates to investor suitability, see the heading entitled “State Suitability Requirements” in the Subscription Agreement (Exhibit B to the Statement of Additional Information).

Open Position. A contractual commitment arising under a long contract or a short contract that has not been extinguished by an offsetting trade or by delivery.

Organization and offering expenses. Those expenses incurred in connection with the formation, qualification and initial registration of the Trust and the Units and in initially offering, distributing and processing the Units under applicable Federal and state law, and any other expenses actually incurred and directly or indirectly related to the organization of the Trust or the initial offering of the Units. See Section 4.7(a) of the Trust Agreement attached as Exhibit A to the Statement of Additional Information for a more particular enumeration of such expenses, all of which have been or will be paid by the Managing Owner.

Parameters. A value which can be freely assigned in a trading system in order to vary the timing of signals.

Pattern recognition. The ability to identify patterns that appeared to act as precursors of price advances or declines in the past.

Pit Brokerage Fee. Pit Brokerage Fee shall include floor brokerage clearing fees, NFA fees, and exchange fees.

Plan. A pension, profit-sharing, stock bonus, individual retirement account, Keogh plan, welfare benefit plan and other employee benefit plan, whether or not subject to ERISA or Section 4975 of the Code.

Position Limit. The maximum number of speculative futures or option contracts in any one commodity (on one contract market), imposed by the CFTC or a United States commodity exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the United States.

Redemption Date. Means the day of the week after the date the Managing Owner is in receipt of a redemption request for a least one (1) Business Day to be received by the Managing Owner no later than 4:00 PM NYT in order for the redemption to be effective as of the next Business Day.

Resistance. A previous high. A price level over the market where selling pressure overcomes buying pressure and a price advance is turned back.

Secular trend. Intermediate upswings and downswings in price that over a long period of time constitutes a big move.

Series. Means a separate series of the Trust as provided in Sections 3806(b)(2) and 3804 of the Trust Act, the Units of which shall be beneficial interests in the Trust Estate separately identified with and belonging to such Series.

Short contract. A contract to make delivery of (sell) a specified amount of a commodity at a future date at a specified price.

Special Redemption Date. The twentieth (20th) Business Day following the notification by the Managing Owner to the Limited Owners of a decline in the Net Asset Value per Unit of any Series to less than 50% of the Net Asset Value per Unit of such Series as of the immediately preceding day.

Spot contract. A cash market transaction in which buyer and seller agree to the purchase and sale of a specific commodity for immediate delivery.

Spreads or straddles. A transaction involving the simultaneous holding of futures and/or option contracts dealing with the same commodity but involving different delivery dates or different markets, and in which the trader expects to earn profits from a widening or narrowing movement of the prices of the different contracts.

Stop-loss order. An order to buy or sell at the market when a definite price is reached, either above or below the price of the instrument that prevailed when the order was given.

Stop order. An order given to a broker to execute a trade when the market price for the contract reaches the specified stop order price. Stop orders are utilized to protect gains or limit losses on open positions. Stop orders become market orders when the stop order price is reached.

SAI-9

Support. A previous low. A price level under the market where buying interest is sufficiently strong to overcome selling pressure.

Systematic technical charting systems. A system which is technical in nature and based on chart patterns as opposed to pure mathematical calculations.

Trading Approach. See the Appendix for each Series of Units.

Trading Advisor. Any entity or entities acting in its capacity as a CTA to the Trust and any substitute(s) therefor as provided herein.

Trust Estate. See Section 1.1 of the Trust Agreement attached as Exhibit A to the Statement of Additional Information.

Trustee. Wilmington Trust Company or any substitute therefor as provided in the Trust Agreement.

Units. Means the beneficial interest of each unitholder in the profits, losses, distributions, capital and assets of the Trust. The Managing Owner’s Capital Contributions shall be represented by “General” Units and a Limited Owner’s Capital Contributions shall be represented by “Limited” Units. Units will not be represented by certificates.

Unrealized profit or loss. The profit or loss which would be realized on an open position in a futures, forward or option contract if it were closed at the current market value price for such contract.

Valuation Point. The close of business on each Business Day of each day, or such other day as may be determined by the Managing Owner.

SAI-10

BENEFITS TO INVESTING IN THE TRUST

Investment Diversification

The trust provides investors with the opportunity to participate in the commodities markets and to diversify an overall portfolio. The managing owner believes that portfolio diversification through an investment in the trust may be advantageous because the profit potential of the trust does not depend upon favorable general economic conditions and that it may be as profitable during periods of declining stock, bond and real estate markets as at any other time.

Market Diversification

Each series of the trust will generally trade a diverse portfolio of commodities. Each limited owner should be able to participate in a greater number of commodities markets than would be possible if the Trust’s minimum investment were traded on an individual investor basis. This market diversification may reduce the risk of loss.

Access to Trading Advisors

Through an investment in the trust, an investor is able to access some of the leading CTAs, including through investments in commodity pools available on the Galaxy Plus Platform, which the investor otherwise might not be able to access. Because the minimum investment amount generally required by the Trust is $1,000, investors can access the trading advisors for far less than the minimum account size of such trading advisors, which typically would be $1,000,000 or more.

SAI-11

FUND PERFORMANCE

Refer to the section of this Statement of Additional Information titled “Description of Indices Referenced in this Statement of Additional Information” found at SAI-31 for descriptions of third-party indices referenced herein.

Frontier Diversified Fund

From 6/2009 To 11/30/2018			From 6/2009 To 11/30/2018

	NOV 2018	YTD 2018	Last 3 Months	Annualized 1 Year Return	Annualized 3 Year Return	Annualized 5 Year Return	Annualized AROR Since Inception	Cumulative Return Since Inception
Frontier Diversified Fund Class 1	2.70%	-12.25%	-1.10%	-11.45%	-5.72%	3.54%	0.21%	2.04%
Frontier Diversified Fund Class 2	2.85%	-10.83%	-0.67%	-9.88%	-4.04%	5.37%	1.98%	20.53%
Frontier Diversified Fund Class 3	2.87%	-10.63%	-0.61%	-9.67%	-3.79%	---	6.14%	33.38%

All performance reported is net of fees and expenses. Frontier Diversified Fund was previously named Equinox Frontier Diversified Fund, and prior to that, Frontier Diversified Series. The inception date for Class 1 and 2 is June 9, 2009. The inception date for Class 3 is February 25, 2014. Frontier Funds (the Trust) was previously named Equinox Frontier Funds, and prior to that, The Frontier Fund. The Trust began trading on September 24, 2004.

From 6/2009 To 11/30/2018	2018 Return	2017 Return	2016 Return	2015 Return	2014 Return	Cumulative ROR	Annualized Return	Max Drawdown	Annualized Standard Deviation	Correlation vs. Indices
Frontier Diversified Fund Class 2	-10.83%	1.69%	2.57%	3.95%	32.13%	20.53%	1.98%	-24.52%	13.39%	1.00
S&P GSCI Total Return	-6.56%	5.75%	11.36%	-32.86%	-33.06%	-43.58%	-5.85%	-64.98%	18.13%	-0.01
S&P 500 Total Return Index	5.11%	21.84%	11.98%	1.41%	13.69%	266.44%	14.65%	-16.26%	11.93%	0.08
Barclay BTOP50 Index	-5.08%	-0.82%	-4.45%	-0.92%	12.34%	-1.54%	-0.16%	-15.06%	6.29%	0.83
Barclays Aggregate Bond Index	-1.79%	3.55%	2.66%	0.57%	6.12%	36.43%	3.32%	-3.66%	2.80%	0.34

The performance for Frontier Diversified Fund is net of fees and expenses. The performance data quoted here represents past performance. Current performance may be lower or higher than the performance data quoted above. Investment return and principal value will fluctuate, so that units, when redeemed, may be worth more or less than their original cost. Past performance is no guarantee of future results. Sources: PerTrac Financial Solutions, LLC, Frontier Funds.

Investors are not able to invest directly in the indices referenced in this illustration and unmanaged index returns do not reflect any fees, expenses or sales charges. The referenced indices are shown for general market comparisons and are not meant to represent the Fund.

Class 1 and 2 since inception: 6/9/2009

Long Only Commodities: S&P GSCI® Total Return Index; Equities: S&P 500® Total Return Index; Managed Futures: Barclay BTOP50 Index®; Fixed Income: Barclays Capital US Aggregate Bond Index®. Performance for the benchmarks is shown from 6/1/2009 through 11/30/2018.

The BTOP50 Index® does not encompass the whole universe of Commodity Trading Advisors (“CTA”). The CTAs that comprise the index have submitted their information voluntarily. Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-12

Frontier Diversified Fund, Class 1, June 2009 - November 2018

Performance and risk analysis vs. indices (Jun 2009 to Nov 2018)
	Div-1	BTOP50	GSCI	S&P 500
Performance
Total Cumulative Return	2.0%	-1.5%	-43.6%	266.4%
CROR (Ann)	0.2%	-0.2%	-5.9%	14.7%
CROR Last 1 Years (Ann)	-11.5%	-4.3%	-2.4%	6.3%
CROR Last 3 Years (Ann)	-5.7%	-4.0%	0.2%	12.2%
CROR Last 5 Years (Ann)	3.5%	0.2%	-12.8%	11.1%
Average Monthly Return	0.1%	0.0%	-0.4%	1.2%
Median Monthly Return	0.3%	0.1%	0.3%	1.4%
Max Monthly Return	11.8%	5.2%	11.1%	10.9%
Min Monthly Return	-10.2%	-5.6%	-14.1%	-8.0%
% of Profitable Months	54%	53%	55%	72%
Average Monthly Gain	2.9%	1.4%	3.3%	2.9%
% of Negative Months	46%	47%	45%	28%
Risk
Max Drawdown	-27.8%	-15.1%	-65.0%	-16.3%
Standard Deviation Ann	13.4%	6.3%	18.1%	11.9%
Correlation of Fund vs Indices	1.00	0.83	-0.26	0.08
Beta of Fund vs Indices		0.34	-0.19	0.10
Risk Adjusted Performance
Sharpe Ratio	0.02	-0.03	-0.32	1.23
Sortino Ratio	0.06	0.00	-0.16	1.42

The performance for Frontier Diversified Fund is net of fees and expenses. The performance data quoted here represents past performance. Current performance may be lower or higher than the performance data quoted above. Investment return and principal value will fluctuate, so that units, when redeemed, may be worth more or less than their original cost. Past performance is no guarantee of future results. Sources: PerTrac Financial Solutions, LLC, Frontier Funds.

Investors are not able to invest directly in the indices referenced in this illustration and unmanaged index returns do not reflect any fees, expenses or sales charges. The referenced indices are shown for general market comparisons and are not meant to represent the Fund.

Class 1 and 2 since inception: 6/9/2009

Long Only Commodities: S&P GSCI® Total Return Index; Equities: S&P 500® Total Return Index; Managed Futures: Barclay BTOP50 Index®; Fixed Income: Barclays Capital US Aggregate Bond Index®. Performance for the benchmarks is shown from 6/1/2009 through 11/30/2018.

The BTOP50 Index® does not encompass the whole universe of Commodity Trading Advisors (“CTA”). The CTAs that comprise the index have submitted their information voluntarily. Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-13

Frontier Diversified Fund, Class 2, June 2009 – November 2018

Performance and risk analysis vs. indices (Jun 2009 to Nov 2018)
	Div-2	BTOP50	GSCI	S&P 500
Performance
Total Cumulative Return	20.5%	-1.5%	-43.6%	266.4%
CROR (Ann)	2.0%	-0.2%	-5.9%	14.7%
CROR Last 1 Years (Ann)	-9.9%	-4.3%	-2.4%	6.3%
CROR Last 3 Years (Ann)	-4.0%	-4.0%	0.2%	12.2%
CROR Last 5 Years (Ann)	5.4%	0.2%	-12.8%	11.1%
Average Monthly Return	0.2%	0.0%	-0.4%	1.2%
Median Monthly Return	0.5%	0.1%	0.3%	1.4%
Max Monthly Return	11.9%	5.2%	11.1%	10.9%
Min Monthly Return	-10.1%	-5.6%	-14.1%	-8.0%
% of Profitable Months	57%	53%	55%	72%
Average Monthly Gain	2.9%	1.4%	3.3%	2.9%
% of Negative Months	43%	47%	45%	28%
Risk
Max Drawdown	-24.5%	-15.1%	-65.0%	-16.3%
Standard Deviation Ann	13.4%	6.3%	18.10%	11.9%
Correlation of Fund vs Indices	1.00	0.83	-0.26	0.08
Beta of Fund vs Indices		0.34	-0.19	0.10
Risk Adjusted Performance
Sharpe Ratio	0.15	-0.03	-0.32	1.23
Sortino Ratio	0.17	0.00	-0.16	1.42

The performance for Frontier Diversified Fund is net of fees and expenses. The performance data quoted here represents past performance. Current performance may be lower or higher than the performance data quoted above. Investment return and principal value will fluctuate, so that units, when redeemed, may be worth more or less than their original cost. Past performance is no guarantee of future results. Sources: PerTrac Financial Solutions, LLC, Frontier Funds.

Investors are not able to invest directly in the indices referenced in this illustration and unmanaged index returns do not reflect any fees, expenses or sales charges. The referenced indices are shown for general market comparisons and are not meant to represent the Fund.

Class 1 and 2 since inception: 6/9/2009

Long Only Commodities: S&P GSCI® Total Return Index; Equities: S&P 500® Total Return Index; Managed Futures: Barclay BTOP50 Index®; Fixed Income: Barclays Capital US Aggregate Bond Index®. Performance for the benchmarks is shown from 6/1/2009 through 11/30/2018.

The BTOP50 Index® does not encompass the whole universe of Commodity Trading Advisors (“CTA”). The CTAs that comprise the index have submitted their information voluntarily. Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-14

Frontier Masters Fund

From 6/2009 To 11/30/2018			From 6/2009 To 11/30/2018

	NOV 2018	YTD	Last 3 Months	Annualized 1 Year Return	Annualized 3 Year Return	Annualized 5 Year Return	Annualized AROR Since Inception	Cumulative Return Since Inception
Frontier Masters Fund Class 1	6.37%	-17.68%	-3.31%	-13.05%	-6.92%	0.27%	-0.60%	-5.53%
Frontier Masters Fund Class 2	6.52%	-16.35%	-2.89%	-11.52%	-5.29%	2.04%	1.15%	11.47%
Frontier Masters Fund Class 3	6.54%	-16.17%	-2.83%	-11.30%	-5.09%	3.42%	3.42%	18.31%

All performance reported is net of fees and expenses. Frontier Masters Fund was previously named Equinox Frontier Masters Fund, and prior to that, Frontier Masters Series. The inception date for Class 1 and 2 is June 9, 2009; the inception date for Class 3 is December 16, 2013. Frontier Funds (the Trust) was previously named Equinox Frontier Funds, and prior to that, The Frontier Fund. The Trust began trading on September 24, 2004.

From 6/2009 To 11/30/2018	2018 Return	2017 Return	2016 Return	2015 Return	2014 Return	Cumulative ROR	Annualized Return	Max Drawdown	Annualized Standard Deviation	Correlation vs. Indices
Frontier Masters Fund Class 2	-16.35%	3.49%	1.71%	-1.49%	29.22%	11.47%	1.15%	-26.37%	16.02%	1.00
S&P GSCI Total Return	-6.56%	5.75%	11.36%	-32.86%	-33.06%	-43.58%	-5.85%	-64.98%	18.13%	-0.01
S&P 500 Total Return Index	5.11%	21.84%	11.98%	1.41%	13.69%	266.44%	14.65%	-16.26%	11.93%	0.13
Barclay BTOP50 Index	-5.08%	-0.82%	-4.45%	-0.92%	12.34%	-1.54%	-0.16%	-15.06%	6.29%	0.88
Barclays Aggregate Bond Index	-1.79%	3.55%	2.66%	0.57%	6.12%	36.43%	3.32%	-3.66%	2.80%	0.44

The performance for Frontier Masters Fund is net of fees and expenses. The performance data quoted here represents past performance. Current performance may be lower or higher than the performance data quoted above. Investment return and principal value will fluctuate, so that units, when redeemed, may be worth more or less than their original cost. Past performance is no guarantee of future results. Sources: PerTrac Financial Solutions, LLC, Frontier Funds.

Investors are not able to invest directly in the indices referenced in this illustration and unmanaged index returns do not reflect any fees, expenses or sales charges. The referenced indices are shown for general market comparisons and are not meant to represent the Fund.

Class 1 and 2 since inception: 6/9/2009

Long Only Commodities: S&P GSCI® Total Return Index; Equities: S&P 500® Total Return Index; Managed Futures: Barclay BTOP50 Index®; Fixed Income: Barclays Capital US Aggregate Bond Index®. Performance for the benchmarks is shown from 6/1/2009 through 11/30/2018.

The BTOP50 Index® does not encompass the whole universe of Commodity Trading Advisors (“CTA”). The CTAs that comprise the index have submitted their information voluntarily. Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-15

Frontier Masters Fund, Class 1, June 2009 – November 2018

Performance and risk analysis vs. indices (Jun 2009 to Nov 2018)
	Mas-1	BTOP50	GSCI	S&P 500
Performance
Total Cumulative Return	-5.5%	-1.5%	-43.6%	266.4%
CROR (Ann)	-0.6%	-0.2%	-5.9%	14.7%
CROR Last 1 Years (Ann)	-13.1%	-4.3%	-2.4%	6.3%
CROR Last 3 Years (Ann)	-6.9%	-4.0%	0.2%	12.2%
CROR Last 5 Years (Ann)	0.3%	0.2%	-12.8%	11.1%
Average Monthly Return	0.1%	0.0%	-0.4%	1.2%
Median Monthly Return	-0.2%	0.1%	0.3%	1.4%
Max Monthly Return	10.5%	5.2%	11.1%	10.9%
Min Monthly Return	-16.5%	-5.6%	-14.1%	-8.0%
% of Profitable Months	47%	53%	55%	72%
Average Monthly Gain	3.9%	1.4%	3.3%	2.9%
% of Negative Months	53%	47%	45%	28%
Risk
Max Drawdown	-30.8%	-15.1%	-65.0%	-16.3%
Standard Deviation Ann	16.0%	6.3%	18.1%	11.9%
Correlation of Fund vs Indices	1.00	0.88	-0.17	0.13
Beta of Fund vs Indices		0.34	-0.19	0.10
Risk Adjusted Performance
Sharpe Ratio	-0.04	-0.03	-0.32	1.23
Sortino Ratio	0.03	0.00	-0.16	1.42

The performance for Frontier Masters Fund is net of fees and expenses. The performance data quoted here represents past performance. Current performance may be lower or higher than the performance data quoted above. Investment return and principal value will fluctuate, so that units, when redeemed, may be worth more or less than their original cost. Past performance is no guarantee of future results. Sources: PerTrac Financial Solutions, LLC, Frontier Funds.

Investors are not able to invest directly in the indices referenced in this illustration and unmanaged index returns do not reflect any fees, expenses or sales charges. The referenced indices are shown for general market comparisons and are not meant to represent the Fund.

Class 1 and 2 since inception: 6/9/2009

Long Only Commodities: S&P GSCI® Total Return Index; Equities: S&P 500® Total Return Index; Managed Futures: Barclay BTOP50 Index®; Fixed Income: Barclays Capital US Aggregate Bond Index®. Performance for the benchmarks is shown from 6/1/2009 through 11/30/2018.

The BTOP50 Index® does not encompass the whole universe of Commodity Trading Advisors (“CTA”). The CTAs that comprise the index have submitted their information voluntarily. Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-16

Frontier Masters Fund, Class 2, June 2009 – November 2018

Performance and risk analysis vs. indices (Jun 2009 to Nov 2018)
	Mas-2	BTOP50	GSCI	S&P 500
Performance
Total Cumulative Return	11.5%	-1.5%	-43.6%	266.4%
CROR (Ann)	1.2%	-0.2%	-5.9%	14.7%
CROR Last 1 Years (Ann)	-11.5%	-4.3%	-2.4%	6.3%
CROR Last 3 Years (Ann)	-5.3%	-4.0%	0.2%	12.2%
CROR Last 5 Years (Ann)	2.0%	0.2%	-12.8%	11.1%
Average Monthly Return	0.2%	0.0%	-0.4%	1.2%
Median Monthly Return	-0.1%	0.1%	0.3%	1.4%
Max Monthly Return	10.7%	5.2%	11.1%	10.9%
Min Monthly Return	-16.4%	-5.6%	-14.1%	-8.0%
% of Profitable Months	48%	53%	55%	72%
Average Monthly Gain	4.0%	1.4%	3.3%	2.9%
% of Negative Months	52%	47%	45%	28%
Risk
Max Drawdown	-26.4%	-15.1%	-65.0%	-16.3%
Standard Deviation Ann	16.0%	6.3%	18.1%	11.9%
Correlation of Fund vs Indices	1.00	0.88	-0.17	0.13
Beta of Fund vs Indices		0.34	-0.19	0.10
Risk Adjusted Performance
Sharpe Ratio	0.07	-0.03	-0.32	1.23
Sortino Ratio	0.12	0.00	-0.16	1.42

The performance for Frontier Masters Fund is net of fees and expenses. The performance data quoted here represents past performance. Current performance may be lower or higher than the performance data quoted above. Investment return and principal value will fluctuate, so that units, when redeemed, may be worth more or less than their original cost. Past performance is no guarantee of future results. Sources: PerTrac Financial Solutions, LLC, Frontier Funds.

Investors are not able to invest directly in the indices referenced in this illustration and unmanaged index returns do not reflect any fees, expenses or sales charges. The referenced indices are shown for general market comparisons and are not meant to represent the Fund.

Class 1 and 2 since inception: 6/9/2009

Long Only Commodities: S&P GSCI® Total Return Index; Equities: S&P 500® Total Return Index; Managed Futures: Barclay BTOP50 Index®; Fixed Income: Barclays Capital US Aggregate Bond Index®. Performance for the benchmarks is shown from 6/1/2009 through 11/30/2018.

The BTOP50 Index® does not encompass the whole universe of Commodity Trading Advisors (“CTA”). The CTAs that comprise the index have submitted their information voluntarily. Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-17

Frontier Long/Short Commodity Fund

From 6/2009 To 11/30/2018			From 6/2009 To 11/30/2018

	NOV 2018	YTD	Last 3 Months	Annualized 1 Year Return	Annualized 3 Year Return	Annualized 5 Year Return	Annualized AROR Since Inception	Cumulative Return Since Inception
Frontier Long/Short Commodity Fund Class 1a	1.86%	-21.53%	-1.85%	-13.63%	-13.42%	-7.47%	-4.85%	-37.64%
Frontier Long/Short Commodity Fund Class 2a	2.00%	-20.28%	-1.42%	-12.14%	-11.47%	-5.57%	-3.04%	-25.40%
Frontier Long/Short Commodity Fund Class 3a	2.02%	-18.77%	2.71%	-10.44%	-9.69%	-4.34%	-5.64%	-27.32%

All performance reported is net of fees and expenses. Frontier Long/Short Commodity Fund was previously named Equinox Frontier Long/Short Commodity Fund, and prior to that, Frontier Long/Short Commodity Series. The inception date for Class 1a and 2a is June 9, 2009; the inception date for Class 3a is June 17, 2013. Frontier Funds (the Trust) was previously named Equinox Frontier Funds, and prior to that, The Frontier Fund. The Trust began trading on September 24, 2004.

From 6/2009 To 11/30/2018	2018 Return	2017 Return	2016 Return	2015 Return	2014 Return	Cumulative ROR	Annualized Return	Max Drawdown	Annualized Standard Deviation	Correlation vs. Indices
Frontier Long/Short Commodity Fund Class 2a	-20.28%	-11.43%	-0.51%	-4.63%	10.97%	-25.40%	-3.04%	-48.56%	15.59%	1.00
S&P GSCI Total Return	-6.56%	5.75%	11.36%	-32.86%	-33.06%	-43.58%	-5.85%	-64.98%	18.13%	0.06
S&P 500 Total Return Index	5.11%	21.84%	11.98%	1.41%	13.69%	266.44%	14.65%	-16.26%	11.93%	0.18
Barclay BTOP50 Index	-5.08%	-0.82%	-4.45%	-0.92%	12.34%	-1.54%	-0.16%	-15.06%	6.29%	0.49
Barclays Aggregate Bond Index	-1.79%	3.55%	2.66%	0.57%	6.12%	36.43%	3.32%	-3.66%	2.80%	0.08

The performance for Frontier Long/Short Commodity Fund is net of fees and expenses. The performance data quoted here represents past performance. Current performance may be lower or higher than the performance data quoted above. Investment return and principal value will fluctuate, so that units, when redeemed, may be worth more or less than their original cost. Past performance is no guarantee of future results. Sources: PerTrac Financial Solutions, LLC, Frontier Funds.

Investors are not able to invest directly in the indices referenced in this illustration and unmanaged index returns do not reflect any fees, expenses or sales charges. The referenced indices are shown for general market comparisons and are not meant to represent the Fund.

Class 1 and 2 since inception: 6/9/2009

Long Only Commodities: S&P GSCI® Total Return Index; Equities: S&P 500® Total Return Index; Managed Futures: Barclay BTOP50 Index®; Fixed Income: Barclays Capital US Aggregate Bond Index®. Performance for the benchmarks is shown from 6/1/2009 through 11/30/2018.

The BTOP50 Index® does not encompass the whole universe of Commodity Trading Advisors (“CTA”). The CTAs that comprise the index have submitted their information voluntarily. Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-18

Frontier Long/Short Commodity Fund, Class 1a, June 2009 – November 2018

Jun-2009 –Nov-2018	L/S-1a	BTOP50	GSCI	S&P 500
Performance
Total Cumulative Return	-37.6%	-1.5%	-43.6%	266.4%
CROR (Ann)	-4.9%	-0.2%	-5.9%	14.7%
CROR Last 1 Years (Ann)	-13.6%	-4.3%	-2.4%	6.3%
CROR Last 3 Years (Ann)	-13.4%	-4.0%	0.2%	12.2%
CROR Last 5 Years (Ann)	-7.5%	0.2%	-12.8%	11.1%
Average Monthly Return	-0.3%	0.0%	-0.4%	1.2%
Median Monthly Return	-0.7%	0.1%	0.3%	1.4%
Max Monthly Return	15.3%	5.2%	11.1%	10.9%
Min Monthly Return	-9.3%	-5.6%	-14.1%	-8.0%
% of Profitable Months	43%	53%	55%	72%
Average Monthly Gain	3.8%	1.4%	3.3%	2.9%
% of Negative Months	57%	47%	45%	28%
Risk
Max Drawdown	-55.5%	-15.1%	-65.0%	-16.3%
Standard Deviation Ann	15.5%	6.3%	18.1%	11.9%
Correlation of Fund vs Indices	1.00	0.50	0.13	0.18
Beta of Fund vs Indices		0.19	0.15	0.14
Risk Adjusted Performance
Sharpe Ratio	-0.31	-0.03	-0.32	1.23
Sortino Ratio	-0.16	0.00	-0.16	1.42

The performance for Frontier Long/Short Commodity Fund is net of fees and expenses. The performance data quoted here represents past performance. Current performance may be lower or higher than the performance data quoted above. Investment return and principal value will fluctuate, so that units, when redeemed, may be worth more or less than their original cost. Past performance is no guarantee of future results. Sources: PerTrac Financial Solutions, LLC, Frontier Funds.

Investors are not able to invest directly in the indices referenced in this illustration and unmanaged index returns do not reflect any fees, expenses or sales charges. The referenced indices are shown for general market comparisons and are not meant to represent the Fund.

Class 1 and 2 since inception: 6/9/2009

Long Only Commodities: S&P GSCI® Total Return Index; Equities: S&P 500® Total Return Index; Managed Futures: Barclay BTOP50 Index®; Fixed Income: Barclays Capital US Aggregate Bond Index®. Performance for the benchmarks is shown from 6/1/2009 through 11/30/2018.

The BTOP50 Index® does not encompass the whole universe of Commodity Trading Advisors (“CTA”). The CTAs that comprise the index have submitted their information voluntarily. Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-19

Frontier Long/Short Commodity Fund, Class 2a, June 2009 - November 2018

Jun-2009 – Nov-2018	L/S-2a	BTOP50	GSCI	S&P 500
Performance
Total Cumulative Return	-25.4%	-1.5%	-43.6%	266.4%
CROR (Ann)	-3.0%	-0.2%	-5.9%	14.7%
CROR Last 1 Years (Ann)	-12.1%	-4.3%	-2.4%	6.3%
CROR Last 3 Years (Ann)	-11.5%	-4.0%	0.2%	12.2%
CROR Last 5 Years (Ann)	-5.6%	0.2%	-12.8%	11.1%
Average Monthly Return	-0.2%	0.0%	-0.4%	1.2%
Median Monthly Return	-0.5%	0.1%	0.3%	1.4%
Max Monthly Return	15.4%	5.2%	11.1%	10.9%
Min Monthly Return	-9.2%	-5.6%	-14.1%	-8.0%
% of Profitable Months	44%	53%	55%	72%
Average Monthly Gain	3.9%	1.4%	3.3%	2.9%
% of Negative Months	56%	47%	45%	28%
Risk
Max Drawdown	-48.6%	-15.1%	-65.0%	-16.3%
Standard Deviation Ann	15.6%	6.3%	18.1%	11.9%
Correlation of Fund vs Indices	1.00	0.50	0.14	0.18
Beta of Fund vs Indices		0.19	0.15	0.14
Risk Adjusted Performance
Sharpe Ratio	-0.19	-0.03	-0.32	1.23
Sortino Ratio	-0.09	0.00	-0.16	1.42

The performance for Frontier Long/Short Commodity Fund is net of fees and expenses. The performance data quoted here represents past performance. Current performance may be lower or higher than the performance data quoted above. Investment return and principal value will fluctuate, so that units, when redeemed, may be worth more or less than their original cost. Past performance is no guarantee of future results. Sources: PerTrac Financial Solutions, LLC, Frontier Funds.

Investors are not able to invest directly in the indices referenced in this illustration and unmanaged index returns do not reflect any fees, expenses or sales charges. The referenced indices are shown for general market comparisons and are not meant to represent the Fund.

Class 1 and 2 since inception: 6/9/2009

Long Only Commodities: S&P GSCI® Total Return Index; Equities: S&P 500® Total Return Index; Managed Futures: Barclay BTOP50 Index®; Fixed Income: Barclays Capital US Aggregate Bond Index®. Performance for the benchmarks is shown from 6/1/2009 through 11/30/2018.

The BTOP50 Index® does not encompass the whole universe of Commodity Trading Advisors (“CTA”). The CTAs that comprise the index have submitted their information voluntarily. Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-20

MONTHLY PERFORMANCE ATTRIBUTION BY SECTOR

Frontier Diversified Fund, November 2018

Sector performance attribution is depicted net of fund fees and expenses. For purposes of the chart below, the performance of the Fund’s interest in the Frontier Funds’ cash management pool has been attributed ratably among the sectors. Past performance does not guarantee future results. Frontier Diversified Fund, Class 2.

Frontier Masters Fund, November 2018

Sector performance attribution is depicted net of fund fees and expenses. For purposes of the chart below, the performance of the Fund’s interest in the Frontier Funds’ cash management pool has been attributed ratably among the sectors. Past performance does not guarantee future results. Frontier Masters Fund, Class 2.

SAI-21

Frontier Long/Short Commodity Fund, November 2018

Sector performance attribution is depicted net of fund fees and expenses. For purposes of the chart below, the performance of the Fund’s interest in the Frontier Funds’ cash management pool has been attributed ratably among the sectors. Past performance does not guarantee future results. Frontier Long/Short Commodity Fund, Class 2a.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-22

FUND EXPOSURE BY FUTURES STRATEGY

Frontier Diversified Fund, as of November 30, 2018

Portfolio holdings are as of the date stated, are subject to change, and should not be considered investment advice. The portfolio holdings do not include investments of the Frontier Funds (the “Trust”) cash management pool and the related allocation to the Quest Fixed Income Tracker-based Hedge Program (“QFIT”). QFIT is designed to produce investment returns that have a positive correlation to medium-term interest rates in the United States.  Frontier Fund Management LLC is allocating to QFIT in order to hedge its cash management investments in US Treasuries.  Such allocation is intended to mitigate duration risk and preserve capital in the Trust’s cash management pool, rather than generate capital appreciation as with the Trust’s other investments in CTA trading programs. The Trust’s total allocation to QFIT was $6 million, as of 11/30/2018. Such allocation is shared pro-rata by each Fund of the Trust.

SAI-23

Frontier Masters Fund, as of November 30, 2018

Portfolio holdings are as of the date stated, are subject to change, and should not be considered investment advice. The portfolio holdings do not include investments of the Frontier Funds (the “Trust”) cash management pool and the related allocation to the Quest Fixed Income Tracker-based Hedge Program (“QFIT”). QFIT is designed to produce investment returns that have a positive correlation to medium-term interest rates in the United States.  Frontier Fund Management LLC is allocating to QFIT in order to hedge its cash management investments in US Treasuries.  Such allocation is intended to mitigate duration risk and preserve capital in the Trust’s cash management pool, rather than generate capital appreciation as with the Trust’s other investments in CTA trading programs. The Trust’s total allocation to QFIT was $6 million, as of 11/30/2018. Such allocation is shared pro-rata by each Fund of the Trust.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-24

Frontier Long/Short Commodity Fund, as of November 30, 2018

Portfolio holdings are as of the date stated, are subject to change, and should not be considered investment advice. The portfolio holdings do not include investments of the Frontier Funds (the “Trust”) cash management pool and the related allocation to the Quest Fixed Income Tracker-based Hedge Program (“QFIT”). QFIT is designed to produce investment returns that have a positive correlation to medium-term interest rates in the United States.  Frontier Fund Management LLC is allocating to QFIT in order to hedge its cash management investments in US Treasuries.  Such allocation is intended to mitigate duration risk and preserve capital in the Trust’s cash management pool, rather than generate capital appreciation as with the Trust’s other investments in CTA trading programs. The Trust’s total allocation to QFIT was $6 million, as of 11/30/2018. Such allocation is shared pro-rata by each Fund of the Trust.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-25

MONTHLY TOP AND BOTTOM PERFORMANCE ATTRIBUTION BY FUTURES STRATEGY

Frontier Diversified Fund, November 2018

Individual CTA performance attribution is depicted net fees and charges including management fees, incentive fees, brokerage commissions and trading fees and expenses, due diligence and custodial fees and expenses and service fees payable to selling brokers. Interest income or other gain or loss in respect of cash management is not included in the CTA performance. Frontier Diversified Fund, Class 2. For updated month to date (MTD) and year to date (YTD) information please see our website at www.wakefieldfunds.com.

SAI-26

Frontier Masters Fund, November 2018

Individual CTA performance attribution is depicted net fees and charges including management fees, incentive fees, brokerage commissions and trading fees and expenses, due diligence and custodial fees and expenses and service fees payable to selling brokers. Interest income or other gain or loss in respect of cash management is not included in the CTA performance. Frontier Masters Fund, Class 2. For updated month to date (MTD) and year to date (YTD) information please see our website at www.wakefieldfunds.com.

SAI-27

Frontier Long/Short Commodity Fund, November 2018

Individual CTA performance attribution is depicted net fees and charges including management fees, incentive fees, brokerage commissions and trading fees and expenses, due diligence and custodial fees and expenses and service fees payable to selling brokers. Interest income or other gain or loss in respect of cash management is not included in the CTA performance. Frontier Long/Short Commodity Fund, Class 2a. For updated month to date (MTD) and year to date (YTD) information please see our website at www.wakefieldfunds.com.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-28

CORRELATIONS

Refer to the section of this Statement of Additional Information titled “Description of Indices Referenced in this Statement of Additional Information” found at SAI- 31 for descriptions of third-party indices referenced herein.

Frontier Diversified Fund, Correlation matrix of CTA programs

Correlation Coefficient Jan-2013 to Nov-2018	Aspect	Crabel	Doherty	Emil van Essen	Fort	H2O	Landmark	QIM	QuantMetrics	Quest	Welton	Winton
Aspect	1.00	0.46	0.17	0.08	0.65	-0.04	0.16	0.18	0.08	0.78	0.78	0.80
Crabel	0.46	1.00	-0.02	-0.18	0.14	-0.05	0.08	0.04	-0.03	0.44	0.37	0.34
Doherty	0.14	-0.02	1.00	-0.14	0.03	-0.06	-0.05	0.02	0.01	0.11	0.13	0.11
Emil van Essen	0.08	-0.18	-0.14	1.00	-0.05	-0.08	0.01	0.04	-0.08	0.11	0.09	0.09
Fort	0.65	0.14	0.03	-0.05	1.00	-0.14	0.22	0.05	0.24	0.62	0.71	0.75
H2O	-0.04	-0.05	-0.06	-0.08	-0.14	1.00	-0.20	-0.18	0.11	-0.10	-0.25	-0.11
Landmark	0.16	0.08	-0.05	0.01	0.22	-0.20	1.00	0.03	0.24	0.13	0.13	0.11
QIM	0.18	0.04	0.02	0.04	0.05	-0.18	0.03	1.00	-0.26	0.13	0.04	0.02
QuantMetrics	0.08	-0.03	0.01	-0.08	0.24	0.11	0.24	-0.26	1.00	0.17	0.15	0.20
Quest	0.78	0.44	0.11	0.11	0.62	-0.10	0.13	0.13	0.17	1.00	0.78	0.80
Welton	0.78	0.37	0.13	0.09	0.71	-0.25	0.13	0.04	0.15	0.78	1.00	0.83
Winton	0.80	0.34	0.11	0.09	0.75	-0.11	0.11	0.02	0.20	0.80	0.83	1.00

Quest track record begins in October 2011, the H2O track record begins in March 2011 and the Emil van Essen track record begins in May 2014.

Frontier Masters Fund, Correlation matrix of CTA programs

Correlation Coefficient Jan-2013 to Nov-2018	Emil van Essen	Transtrend	Welton	Winton
Emil van Essen	1.00	0.05	0.09	0.09
Transtrend	0.05	1.00	0.81	0.83
Welton	0.09	0.81	1.00	0.83
Winton	0.09	0.83	0.83	1.00

The Emil van Essen track record begins in May 2014.

Correlation is a statistical measure of how two investments move in relation to each other. A correlation of +1.0 implies that as one investment moves, either up or down, the other investment will move lockstep, in the same direction. A correlation of -1.0 means that if one investment moves in either direction the other investment will move in the opposite direction.  A correlation of 0 indicates that the movements of the investments have no correlation; they are completely random.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-29

Frontier Long/Short Commodity Fund, Correlation matrix of CTA programs

Correlation Coefficient Jan-2013 to Nov-2018	Emil van Essen	JE Moody	Landmark	Red Oak	Rosetta	Welton
Emil van Essen	1.00	-0.02	0.01	-0.16	-0.10	0.09
JE Moody	-0.02	1.00	-0.16	0.18	0.06	0.07
Landmark	0.01	-0.16	1.00	0.10	-0.01	0.13
Red Oak	-0.16	0.18	0.10	1.00	0.13	0.14
Rosetta	-0.10	0.06	-0.01	0.13	1.00	-0.16
Welton	0.09	0.07	0.13	0.14	-0.16	1.00

Correlation is a statistical measure of how two investments move in relation to each other. A correlation of +1.0 implies that as one investment moves, either up or down, the other investment will move lockstep, in the same direction. A correlation of -1.0 means that if one investment moves in either direction the other investment will move in the opposite direction.  A correlation of 0 indicates that the movements of the investments have no correlation; they are completely random.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SAI-30

DESCRIPTION OF INDICES REFERENCED IN THIS STATEMENT OF ADDITIONAL INFORMATION

The Barclay BTOP50 Index® (“BTOP50”): The Index seeks to replicate the overall composition of the managed futures industry with regard to trading style and overall market exposure. The BTOP50 employs a top-down approach in selecting its constituents. The largest investable trading advisor programs, as measured by assets under management, are selected for inclusion in the BTOP50. In each calendar year the selected trading advisors represent, in aggregate, no less than 50% of the investable assets of the Barclay CTA Universe. To be included in the BTOP50, the following criteria must be met:

●	Program must be open for investment.

●	Manager must be willing to provide daily returns.

●	Program must have at least two years of trading activity.

●	Program’s advisor must have at least three years of operating history.

●	The BTOP50’s portfolio will be equally weighted among the selected programs at the beginning of each calendar year and will be rebalanced annually.

The index does not encompass the whole universe of CTAs. The CTAs that comprise the index have submitted their information voluntarily. Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sale charges. Managed Futures programs in the Barclay BTOP50 Index may be subject to leverage risk, volatility and risk of loss that may magnify with the use of leverage. Source: barclayhedge.com.

The Barclays Capital U.S. Aggregate Bond Index® covers the USD-denominated, investment-grade, fixed-rate, taxable bond market of SEC-registered securities. The index includes bonds from the Treasury, Government-Related, Corporate, MBS (agency fixed-rate and hybrid ARM pass-throughs), ABS, and CMBS sectors. The U.S. Aggregate Index is a component of the U.S. Universal Index in its entirety. The index was created in 1986, with index history backfilled to January 1, 1976. Source: barcap.com.

The Dow Jones REIT Composite Index℠ aims to represent all publicly traded real estate investment trusts (REITs) included in the Dow Jones Indices U.S. stock universe and covers approximately 100% of the total REIT market value. Periodic and ongoing reviews of the index composition, free float factors and shares outstanding are conducted based on the following rules:

●	All publicly traded companies in the Dow Jones Indices U.S. stock universe that have elected to be taxed as REITs will be included in the index.

●	During the quarter, a component company’s float-adjusted shares outstanding will be adjusted whenever and at the same time a change in that company is made in the Dow Jones U.S. Total Stock Market Index℠.

●	A REIT that drops its REIT status and becomes taxed as a “C” corporation will be removed from the REIT Index immediately upon completion of the change of the tax status.

●	If an index component enters bankruptcy proceedings, it will be removed from the index and will remain ineligible for re-inclusion until it has emerged from bankruptcy. However, the Dow Jones Index Oversight Committee may, following a review of the bankrupt company and the issue involved in the filing, decide to keep the company in the index.

●	The Dow Jones Index Oversight Committee may, at its discretion, remove a company it has determined to be in extreme financial distress from any index to which it belongs. If the committee deems the removal necessary to protect the integrity of the index and the interests of investors in products linked to that index.

●	REITs will be added to the Index after the close of trading on the third Friday of each month. The additions include all non-component REITs that meet inclusion standards as of the close of trading on the second Friday of that month, whether from IPOs, conversation to REIT status or new exchange listings.

Source: djindexes.com.

The HFRI® Fund Weighted Composite Index is a global, equally weighted performance index of the HFRI hedge fund strategy indices. The HFRI hedge fund strategy indices are broken down into 32 different indices (the fund of funds indices are not included in the HFRI Fund Weighted Composite Index) and are not investable. To be included in this Index, the hedge funds must fulfill the following criteria: Report monthly returns to HFRI; Report net of all fees returns; Report assets in USD; have a minimum of $50 Million under management or a twelve (12) month track record of active performance. Source: hedgefundresearch.com.

The HFRI® Equity Hedge (Total) Index is a subset of the HFRI® Fund Weighted Composite Index. The Index includes investment managers who maintain positions both long and short in primarily equity and equity derivative securities. A wide variety of investment processes can be employed to arrive at an investment decision, including both quantitative and fundamental techniques; strategies can be broadly diversified or narrowly focused on specific sectors and can range broadly in terms of levels of net exposure, leverage employed, holding period, concentrations of market capitalizations and valuation ranges of typical portfolios. The managers would typically

SAI-31

maintain at least 50% exposure to, and may in some cases be entirely invested in, equities, both long and short. Source: hedgefundresearch.com.

The HFRXTM Equity Hedge Index seeks to be representative of equity hedge strategies that maintain positions, both long and short, in primarily equity and equity derivative securities. Source: hedgefundresearch.com.

The HFRXTM Global Hedge Fund Index is designed to be representative of the overall composition of the hedge fund universe. It comprises all eligible hedge fund strategies; including but not limited to convertible arbitrage, distressed securities, equity hedge, equity market neutral, event driven, macro, merger arbitrage, and relative value arbitrage. The strategies are asset weighted based on the distribution of assets in the hedge fund industry. Source: hedgefundresearch.com.

The ICE Futures U.S. Dollar Index (USDX®) is a leading benchmark for the international value of the U.S. dollar and the world’s most widely recognized publicly traded currency Index. Source: theice.com.

The MSCI® EAFE® Index (Europe, Australia, Far East) is a free float-adjusted market capitalization index designed to measure the equity market performance of developed markets, excluding the US & Canada. As of May 2009, the MSCI EAFE Index consisted of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. Source: www.msci.com

The Russell 2000 Index® consists of the smallest 2,000 securities in the Russell 3000® Index. This is the Frank Russell Company’s small capitalization index that is widely regarded in the industry as the premier measure of small capitalization stocks. The Russell 3000® Index is composed of the 3,000 largest U.S. securities, as determined by total market capitalization. Source: russell.com

The S&P 500® Total Return Index is widely regarded as the best single gauge of the U.S. equities market, this world-renowned index includes 500 leading companies in leading industries of the U.S. economy. Although the S&P 500 focuses on the large cap segment of the market, with approximately 75% coverage of U.S. equities, it is also an ideal proxy for the total market. Source: www.standardandpoors.com

The S&P GSCI® Total Return Index is widely recognized as a leading measure of general price movements and inflation in the world economy. It provides investors with a reliable and publicly available benchmark for investment performance in the commodity markets, and is designed to be a “tradable” index. The index is calculated primarily on a world production-weighted basis and is comprised of the principal physical commodities that are the subject of active, liquid futures markets. Source: standardandpoors.com

SAI-32

EXHIBIT A

SECOND AMENDED AND RESTATED DECLARATION OF TRUST

AND

TRUST AGREEMENT

OF

FRONTIER FUNDS

Dated as of December 9, 2013

By and Among

EQUINOX FUND MANAGEMENT, LLC

WILMINGTON TRUST COMPANY

and

THE UNITHOLDERS
from time to time hereunder

Exhibit A-1

Exhibit A-2

Exhibit A-3

SECTION 13.1	Events Requiring Dissolution of the Trust or any Series.	38
SECTION 13.2	Distributions on Dissolution.	39
SECTION 13.3	Termination; Certificate of Cancellation.	39

Exhibit A-4

Exhibit A-5

FRONTIER FUNDS

SECOND AMENDED AND RESTATED

DECLARATION OF TRUST AND TRUST AGREEMENT

This second amended and restated declaration of trust and trust agreement of Frontier Funds (the “Trust Agreement”) is made and entered into as of the 9th day of December, 2013, by and among Equinox Fund Management, LLC, a Delaware limited liability company (the “Managing Owner”), Wilmington Trust Company, a Delaware company, as trustee (the “Trustee”), and the Unitholders from time to time hereunder.

WHEREAS, the parties hereto desire to amend and restate the amended and restated declaration of trust and trust agreement of the Trust as of the above date as set forth herein to provide for the governance of the Trust and set forth in detail their respective rights and duties relating to the Trust.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS; THE TRUST

SECTION 1.1 Definitions. These definitions contain certain provisions required by the NASAA Guidelines and, except for minor exceptions, are included verbatim from such Guidelines, and, accordingly, may not, in all cases, be relevant. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

“Affiliate of the Managing Owner” means: (i) any officer, director or partner of the Managing Owner, (ii) any corporation, partnership, trust or other entity controlling, controlled by or under common control with the Managing Owner or any Person described in clause (i) above, (iii) any officer, director, trustee or general partner of any Person who is a member, other than as limited partner, with any Person described in clause (i) or (ii) above, in a relationship of joint venture, general partnership or similar form of unincorporated business association. For purposes of this definition the term “control” shall also mean the control or ownership of ten percent (10%) or more of the beneficial interest in the Person referred to.

“Benefit Plan Investor” means any ERISA Plan and any entity whose underlying assets include plan assets by reason of a Plan’s investment in such entity.

“Business Day” means a day other than a Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

“Capital Contribution” means the amount contributed and agreed to be contributed to the Trust or any Series in the Trust by any subscriber or by the Managing Owner, as applicable, in accordance with Article III hereof.

“CE Act” means the Commodity Exchange Act, as amended.

“Certificate of Trust” means the Restated Certificate of Trust of the Trust in the form attached hereto as Exhibit A-1, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Statutory Trust Act.

“CFTC” means the Commodity Futures Trading Commission.

“Class” means any separate class within any Series of Units of the Trust as provided in Sections 3806(b)(1) of the Delaware Statutory Trust Act, the Units of which will have the rights, duties and privileges with respect to the Trust Estate of such Series as are set forth in this Trust Agreement, any document creating such Class or any Prospectus relating thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodities” means positions in Commodity Contracts, forward contracts, foreign exchange positions and traded physical commodities, as well as cash commodities resulting from any of the foregoing positions.

“Commodity Broker” means any person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

Exhibit A-6

“Commodity Contract” means any contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded physical commodity at a specified price and delivery point.

“Continuous Offering Period” means, with respect to each Series, the period following the conclusion of the Initial Offering Period for such Series and ending on the date when the number of Units of such Series permitted to be sold pursuant to Section 3.2 are sold, but in no event later than December 31, 2053.

“Corporate Trust Office” means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at 1100 N. Market Street, Rodney Square North, Wilmington, Delaware 19890-0001.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. §3801 et seq., as the same may be amended from time to time.

“Disposition Gain” means, with respect to each Series, for each Fiscal Year, the Series’ aggregate recognized gain (including the portion thereof, if any, treated as ordinary income) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Series for federal income tax purposes pursuant to Section 988 or 1256 (or any successor provisions) of the Code.

“Disposition Loss” means, with respect to each Series, for each Fiscal Year, the Series’ aggregate recognized loss (including the portion thereof, if any, treated as ordinary loss) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Series for federal income tax purposes pursuant to Sections 988 or 1256 (or any successor provisions) of the Code.

“DOL” means the United States Department of Labor.

“Eastern Time” means Eastern Standard Time or Eastern Daylight Time, as applicable, on the relevant day.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means a Plan that is subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code. “Fiscal Quarter” shall mean each period ending on the last day of each March, June, September and December of each Fiscal Year.

“Fiscal Year” shall have the meaning set forth in Article X hereof.

“GAAP” shall mean generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

“Initial Offering Period” means (i) with respect to each Series in which Units have not been issued as of the date on the cover page of this Agreement, the period commencing upon the effectiveness of the first Registration Statement covering Units of such Series and terminating no later than the date stated in the Prospectus filed as part of such Registration Statement, in each case unless extended for up to an additional ninety (90) days at the sole discretion of the Managing Owner, and (ii) with respect to each Series in which Units have been issued as of the date on the cover page of this Agreement, the period specified as the Initial Offering Period for such Series in the first Registration Statement covering Units of such Series.

“Limited Owner” means any person or entity who becomes a holder of Limited Units (as defined in Article III) and who is listed as such on the books and records of the Trust, and may include the Managing Owner with respect to the Limited Units purchased by it.

“IRS” means the Internal Revenue Service.

“Losses” means, with respect to each Series, for each Fiscal Year, losses of the Series as determined for federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of the Series for such Fiscal Year shall not enter into such computations.

“Managing Owner” means Equinox Fund Management, LLC or any substitute therefor as provided herein.

“Margin Call” means a demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

“Multi-Advisor Series” means any Series that will or may employ multiple Trading Advisors from time to time.

“NASAA Guidelines” means the North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs as last amended and restated.

Exhibit A-7

“Net Asset Value of a Series” means the total assets in the Trust Estate of a Series including, but not limited to, all cash and cash equivalents (valued at cost plus accrued interest and amortization of original issue discount) less total liabilities of the Series, each determined on the basis of GAAP, including, but not limited to, the extent specifically set forth below:

(a) Net Asset Value of a Series shall include any unrealized profit or loss on open Commodities and Swap positions, and any other credit or debit accruing to the Series but unpaid or not received by the Series.

(b) All open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract or option traded on the applicable United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts and options traded on a non-United States exchange shall be based upon the liquidating value for that particular commodity futures contract or option traded on the applicable non-United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a non-United States exchange could not be liquidated on such day, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by a Series shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value of a Series is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion value any of the Trust Estate pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards.

(c) Interest earned on a Series commodity brokerage account shall be accrued at least daily.

(d) The amount of any distribution made pursuant to Article VI hereof shall be a liability of the Series from the day when the distribution is declared until it is paid.

“Net Asset Value of a Series per Unit” means the Net Asset Value of a Series divided by the number of Units of a Series outstanding on the date of calculation.

“Net Worth” means the excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

“NFA” means the National Futures Association.

“Organization and Offering Expenses” shall have the meaning set forth in Section 4.7 of this Trust Agreement.

“Person” means any natural person, partnership, limited liability company, statutory trust, corporation, business trust, association, Benefit Plan Investor or other legal entity.

“Plan” means pension, profit-sharing, stock bonus, individual retirement accounts, Keogh plans, welfare benefit plans and other employee benefit plans, whether or not subject to ERISA or Section 4975 of the Code.

“Profits” means, with respect to each Series for each Fiscal Year, the income of the Series, as determined for Federal income tax purposes, with each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of the Series for such Fiscal Year shall not enter into such computations.

“Prospectus” means the final prospectus and disclosure document of the Trust and any Series thereof, constituting a part of the Registration Statement, as filed with the Securities and Exchange Commission and declared effective thereby, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of the Registration Statement(s).

“Pyramiding” means the use of unrealized profits on existing Commodities positions to provide margins for additional Commodities positions of the same or a related commodity.

“Redemption Date” means the Business Day falling one (1) Business Day after the Managing Owner’s receipt of a request for redemption; provided, that a request for redemption received by the Managing Owner after 4:00 PM Eastern Time on any Business Day shall be deemed to be received on the immediately following Business Day for purposes of the foregoing.

Exhibit A-8

“Registration Statement” means each registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented.

“Series” means a separate series of the Units in the Trust as provided in Sections 3806(b)(2) and 3804 of the Delaware Statutory Trust Act, the Units of which shall be beneficial interests in the Trust Estate separately identified with and belonging to such Series.

“Series Maximum” means, with respect to each Series, the maximum number of Limited Units of such Series to be offered during the Initial Offering Period and Continuous Offering Period for such Series as set forth in the applicable Prospectus.

“Series Subscription Minimum” means, with respect to each Series, the minimum amount of subscription proceeds which must be received for such Series during the Initial Offering Period for such Series as set forth in the applicable Prospectus.

“Sponsor” means any person directly or indirectly instrumental in organizing the Trust or any person who will manage or participate in the management of the Trust, including the Managing Owner who pays any portion of the Organizational Expenses of the Trust and any other person who regularly performs or selects the persons who perform services for the Trust. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term “Sponsor” shall be deemed to include its Affiliates.

“Subscription Agreement” means the agreement included as an exhibit to the Prospectus pursuant to which subscribers may subscribe for the purchase of the Limited Units.

“Swap” means a swap contract, including a swap contract designed to provide investment returns linked to those produced by one or more investment products or indices.

“Trading Advisor” means any person or entity, acting in its capacity as a commodity trading advisor (i.e., any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options) to a Series, and any substitute(s) therefor as provided herein.

“Trust” means Equinox Frontier Funds formed pursuant to this Trust Agreement.

“Trust Agreement” means this Second Amended and Restated Declaration of Trust and Trust Agreement as the same may at any time or from time to time be amended.

“Trustee” means Wilmington Trust Company or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

“Trust Estate” means, with respect to a Series, any cash, commodity futures, forward and option contracts, all funds on deposit in the Series’ accounts, and any other property held by the Series, and all proceeds therefrom, including any rights of the Series pursuant to any Subscription Agreement and any other agreements to which the Trust or a Series thereof is a party.

“Unitholders” means the Managing Owner and all Limited Owners, as holders of Units of a Series, where no distinction is required by the context in which the term is used.

“Units” means the beneficial interest of each Unitholder in the profits, losses, distributions, capital and assets of a Series. The Managing Owner’s Capital Contributions shall be represented by “General” Units and a Limited Owner’s Capital Contributions shall be represented by “Limited” Units. Units need not be represented by certificates.

“Valuation Date” means the date as of which the Net Asset Value of a Series is determined.

“Valuation Period” means a regular period of time between Valuation Dates.

“Valuation Point” means the close of business on each day, or such other day as may be determined by the Managing Owner.

SECTION 1.2 Name.

(a) The name of the Trust is “Equinox Frontier Funds.” The Trustee and the Managing Owner may, in such name, engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

Exhibit A-9

SECTION 1.3 Delaware Trustee; Business Offices.

(a) The sole trustee of the Trust is Wilmington Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Unitholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event the Trustee resigns or is removed as the trustee, the Trustee of the Trust in the State of Delaware shall be the successor trustee.

(b) The principal office of the Trust, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the Trustee and the Unitholders. Initially, the principal office of the Trust shall be at c/o Equinox Fund Management, LLC, 1775 Sherman Street, Suite 2010, Denver, Colorado 80203.

(c) The Managing Owner, as grantor of the Trust, hereby contributes, and the Trustee hereby acknowledges that the Trust has received, the sum of $1,000 per Series in bank accounts in the name of each Series of the Trust controlled by the Managing Owner, and the Trustee hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a statutory trust under the Delaware Statutory Trust Act and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust except to the extent that the Trust constitutes a partnership under the Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Unitholders partners or members of a joint stock association except to the extent such Unitholders are deemed to be partners under the Code and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties that the Trust be treated as a partnership under the Code and applicable state and local tax laws. In furtherance of the foregoing, the Trust shall not elect to be treated as an association taxable as a corporation for federal income tax purposes. Effective as of the date hereof, the Trustee and the Managing Owner shall have all of the rights, powers and duties set forth herein and in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Trust. The Trustee has filed the certificate of trust required by Section 3810 of the Delaware Statutory Trust Act in connection with the formation of the Trust under the Delaware Statutory Trust Act.

SECTION 1.4 Purposes and Powers. The purposes of the Trust and each Series shall be (a) to trade, buy, sell, spread or otherwise acquire, hold or dispose of commodity futures, forward and option contracts, including foreign futures, forward contracts and foreign exchange positions worldwide; (b) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes; and (c) as determined from time to time by the Managing Owner, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Statutory Trust Act. The Trust shall have all of the powers specified in Section 15.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Trust under this Trust Agreement.

SECTION 1.5 Tax Treatment.

(a) The Managing Owner or its designee shall act as the “tax matters partner,” within the meaning of Section 6231 of the Code (and any corresponding state or local tax law), prior to its amendment by Section 1101 of the Bipartisan Budget Act of 2015, and as “partnership representative, within the meaning of Section 6223(a) of the Code, as amended by Section 1101 of the Bipartisan Budget Act of 2015 (and any corresponding state or local tax law), of the Trust (such designation, for all such purposes, the “Tax Matters Partner”). With respect to activities conducted by the Tax Matters Partner related to matters on or before to the effective date of Section 1101 of the Bipartisan Budget Act of 2015, the Tax Matters Partner, at the expense of the Trust, (i) shall prepare or cause to be prepared and filed the Trust’s tax returns as a partnership for federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by Section 6221 et seq. of the Code, including, without limitation, (A) the power to conduct all audits and other administrative proceedings with respect to the tax items; (B) the power to extend the statute of limitations for all Unitholders with respect to the tax items; (C) the power to file a petition with an appropriate federal court for review of a final administrative adjustment of any tax items; and (D) the power to enter into a settlement with the IRS on behalf of, and binding upon, those Limited Owners having less than one percent (1%) interest in the Trust, unless a Limited Owner shall have notified the IRS and the Managing Owner that the Managing Owner shall not act on such Limited Owner’s behalf. The designation made by each Unitholder in this Section 1.5(a) is hereby approved by each Unitholder as an express condition to becoming a Unitholder. Each Unitholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation.

(b)       With respect to activities conducted by the Tax Matters Partner related to matters after the effective date of Section 1101 of the Bipartisan Budget Act of 2015, the Tax Matters Partner (or its designee) will have sole authority to make elections and otherwise act on behalf of the Trust in any audit proceeding, provided however, that the Tax Matters Partner, if a person other than the Managing Owner, shall act in such capacity solely at the direction of the Managing Owner. Each Limited Owner (or former Limited Owner) agrees to indemnify the Trust for any taxes (and related interest, penalties or other charges or expenses) payable by the Trust and attributable to such Limited Owner’s (or former Limited Owner’s) interest in the Trust, as reasonably determined by the Managing Owner. The foregoing obligation shall survive the withdrawal of any Limited Owner, the dissolution and liquidation of the Trust, or both. Any taxes (and related interest, penalties or other charges or expenses) that are payable by the Trust shall, to the extent attributable

Exhibit A-10

to a Limited Owner’s (or former Limited Owner’s) interest in the Trust, be treated as distributed or otherwise paid to such Limited Owner. All expenses incurred by the Tax Matters Partner shall be paid or reimbursed by the Trust. Each Limited Owner agrees not to treat, without the prior written consent of the Managing Owner (which shall not be unreasonably withheld), on its U.S. federal income tax return or in any claim for a refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Trust as reflected in the information furnished to such Limited Owner by the Trust. A Limited Owner shall promptly notify the Tax Matters Partner of any intention to: (i) file a request for administrative adjustment of Trust items; (ii) file a petition with respect to any Trust item or other tax matters involving the Trust; or (iii) enter into a settlement agreement with the United States Secretary of the Treasury with respect to any Trust items. Subject to Section 4.6, the Trust shall indemnify, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

(c) Each Unitholder shall furnish the Managing Owner and the Trustee with information necessary to enable the Managing Owner to comply with United States federal income tax information reporting requirements in respect of such Unitholder’s Units.

Exhibit A-11

SECTION 1.6 General Liability of the Managing Owner.

(a) Subject to the restrictions set forth in Section 4.6 hereof, the Managing Owner shall be liable for the acts, omissions, obligations and expenses of each Series of the Trust, to the extent not paid out of the assets of the Series, to the same extent the Managing Owner would be so liable if each Series were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The foregoing provision shall not, however, limit the ability of the Managing Owner to limit its liability by contract. The obligations of the Managing Owner under this Section 1.6 shall be evidenced by its ownership of the General Units which, solely for purposes of the Delaware Statutory Trust Act, will be deemed to be a separate Class of Units in each Series. Without limiting or affecting the liability of the Managing Owner as set forth in this Section 1.6, notwithstanding anything in this Trust Agreement to the contrary, Persons having any claim against the Trust by reason of the transactions contemplated by this Trust Agreement and any other agreement, instrument, obligation or other undertaking to which the Trust is a party, shall look only to the Trust Estate in accordance with Section 3.7 hereof for payment or satisfaction thereof.

(b) Subject to Sections 8.1 and 8.3 hereof, no Unitholder, other than the Managing Owner, to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust or any Series thereof.

SECTION 1.7 Legal Title. Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person as nominee.

SECTION 1.8 Series Trust. The Units of the Trust shall be divided into Series as provided in Section 3806(b)(2) of the Delaware Statutory Trust Act. Accordingly, it is the intent of the parties hereto that Articles IV, V, VI, VII, VIII, IX, X and XIII of this Trust Agreement shall apply also with respect to each such Series as if each such Series were a separate statutory trust under the Delaware Statutory Trust Act, and each reference to the term Trust in such Articles shall be deemed to be a reference to each Series to the extent necessary to give effect to the foregoing intent. The use of the terms Trust or Series in this Trust Agreement shall in no event alter the intent of the parties hereto that the Trust receive the full benefit of the limitation on interseries liability as set forth in Section 3804 of the Delaware Statutory Trust Act.

ARTICLE II

THE TRUSTEE

SECTION 2.1 Term; Resignation.

(a) Wilmington Trust Company has been appointed and hereby agrees to continue to serve as the trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof.

(b) The Trustee may resign at any time upon the giving of at least sixty (60) days’ advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor trustee.

SECTION 2.2 Powers. Except to the extent expressly set forth in Section 1.3 and this Article II, the duty and authority of the Trustee to manage the business and affairs of the Trust is hereby delegated to the Managing Owner, which duty and authority the Managing Owner may further delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Statutory Trust Act. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and in the Delaware Statutory Trust Act and shall have no implied rights, obligations and liabilities with respect to the business and affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents and to maintain all necessary records of the Trust as required by the Delaware Statutory Trust Act. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Statutory Trust Act. Notwithstanding anything set forth herein to the contrary, the Trustee shall have no power, duty or authority to execute in connection with the Trust any documents, reports or certificates required by the Sarbanes-Oxley Act of 2002.

SECTION 2.3 Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Managing Owner or an Affiliate of the Managing Owner for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

Exhibit A-12

SECTION 2.4 Indemnification. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee. The Indemnified Parties shall not be entitled to indemnification from the Trust Estate.

SECTION 2.5 Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor trustee by delivering a written instrument to the outgoing Trustee. Any successor trustee must satisfy the requirements of Section 3807 of the Delaware Statutory Trust Act. Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until a written acceptance of appointment is delivered by the successor trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

SECTION 2.6 Liability of Trustee. Except as otherwise provided in this Article II, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to the Trust Estate in accordance with Section 3.7 hereof for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Managing Owner as set forth in Section 1.6 hereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for its own negligence or willful misconduct. In particular, but not by way of limitation:

(a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

(b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

(c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner;

(d) The Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, selling agent or any Trading Advisor(s);

(e) No provision of this Trust Agreement shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any other agreements to which the Trust is a party;

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

(h) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby.

Exhibit A-13

SECTION 2.7 Reliance; Advice of Counsel.

(a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolutions, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

ARTICLE III

UNITS; CAPITAL CONTRIBUTIONS

SECTION 3.1 General.

(a) The Managing Owner shall have the power and authority, without Limited Owner approval, to issue Units in one or more Series from time to time as it deems necessary or desirable. Each Series shall be separate from all other Series in respect of the assets and liabilities allocated to that Series and shall represent a separate investment portfolio of the Trust. The Managing Owner shall have exclusive power without the requirement of Limited Owner approval to establish and designate such separate and distinct Series, as set forth in Section 3.4, and to fix and determine the relative rights, duties and preferences as between the Units of the separate Series as to right of redemption, management fees, incentive fees, trading advisors, leverage, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the Series shall have separate voting rights or no voting rights.

(b) The Managing Owner may, without Limited Owner approval, divide Units of any Series into two or more Classes, Units of each such Class having such preferences and special or relative rights, duties and privileges (including, without limitation, management fees, incentive fees, interest income, trading strategies, leverage and exchange rights and selling commissions) as the Managing Owner may determine as provided in Section 3.5. The fact that a Series shall have been initially established and designated without any specific establishment or designation of Classes, shall not limit the authority of the Managing Owner to divide a Series and establish and designate separate Classes thereof.

(c) The Managing Owner may, without Limited Owner approval, divide Units of any Class into two or more Sub-Classes, Units of each such Sub-Class having such preferences and special or relative rights, duties and privileges (including, without limitation, management fees, incentive fees, interest income, trading strategies, leverage and exchange rights and selling commissions) as the Managing Owner may determine as provided in Section 3.5. The fact that a Class shall have been initially established and designated without any specific establishment or designation of Sub-Classes, shall not limit the authority of the Managing Owner to divide a Class and establish and designate separate Sub-Classes thereof.

(d) The number of Units authorized shall be unlimited, and the Units so authorized may be represented in part by fractional Units of up to five (5) decimal places. All Units will be held in book-entry form and will not be certificated. From time to time, the Managing Owner may divide or combine the Units of any Series, Class or Sub-Class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Series, Class or Sub-Class. The Managing Owner may issue Units of any Series, Class or Sub-Class thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to an Unit dividend or split-up), all without action or approval of the Limited Owners. All Units when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Managing Owner may classify or reclassify any unissued Units or any Units previously issued and reacquired of any Series, Class or Sub-Class thereof into one or more Series, Classes or Sub-Classes thereof that may be established and designated from time to time. The Managing Owner may hold as treasury Units, reissue for such

Exhibit A-14

consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Units of any Series, Class or Sub-Class thereof reacquired by the Trust. The Units of each Series shall initially be divided into two Classes: General Units and Limited Units. Furthermore, the Limited Units of each Class shall initially be divided into three Sub-Classes—Class 1, Class 2 and Class 3 (as described in the Prospectus).

(e) By virtue of the initial contribution by the Managing Owner to each initial Series of the Trust as set forth in Section 1.3(c), the Managing Owner has become the holder of ten (10) General Units of each such Series. Upon the termination of the Initial Offering Period pursuant to Section 3.2, the Managing Owner shall receive, if the applicable conditions of Section 3.2 are met, additional General Units (or fractions thereof) in each Series in consideration for the required contributions made to the Trust as of such time by the Managing Owner pursuant to Section 3.3. During the Continuous Offering Period, if any, the Managing Owner shall receive, from time to time, additional General Units (or fractions thereof) in consideration for the required contributions made by the Managing Owner pursuant to Section 3.3 on any Business Day during the Continuous Offering Period in an amount equal to such contributions divided by the Net Asset Value of a Series per Unit calculated as of the close of business on the Business Day on which such contributions were made.

(f) No certificates or other evidence of beneficial ownership of the Units will be issued.

(g) Every Unitholder, by virtue of having purchased or otherwise acquired a Unit, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

SECTION 3.2 Limited Units.

(a) Offering of Limited Units of Each Series.

(i) Maximum Offering Size. During the Initial Offering Period and Continuous Offering Period for each Series, the Trust shall offer up to the Series Maximum for such Series.

(ii) Initial Offering Period. During the Initial Offering Period for each Series, the Trust shall offer, pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Limited Unit of such Series, up to the Series Maximum for such Series. The offering shall be made pursuant to and on the terms and conditions set forth in the applicable Prospectus. The Managing Owner shall make such arrangements for the sale of the Limited Units of each Series as it deems appropriate.

(iii) Series Subscription Minimum. In the event that the Series Subscription Minimum is achieved for a Series, the Managing Owner will admit all accepted subscribers for Limited Units of such Series pursuant to the Prospectus into the Trust as Limited Owners of such Series, by causing such Limited Owners to execute this Trust Agreement pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of such Series reflecting that such subscribers have been admitted as Limited Owners of Limited Units of such Series, as soon as practicable after the termination of the Initial Offering Period for such Series. Such accepted subscribers will be deemed Limited Owners of such Series at such time as such admission is reflected on the books and records of such Series.

(iv) Failure to Meet the Series Subscription Minimum. In the event that the Series Subscription Minimum is not achieved for a Series, all proceeds of the sale of Limited Units of such Series will be returned to the payors of such funds no later than ten (10) Business Days after the conclusion of the Initial Offering Period for such Series (or as soon thereafter as practicable if payment cannot be made in such time period).

(v) Offer of Limited Units of a Series After the Initial Offering Period for such Series. In the event that the Series Subscription Minimum for a Series is achieved during the Initial Offering Period for such Series, the Trust may continue to offer Limited Units of such Series and admit additional Limited Owners of such Series and/or accept additional Capital Contributions from existing Limited Owners of such Series pursuant to the Prospectus. Each additional Capital Contribution to a Series during the Continuous Offering Period for such Series by an existing Limited Owner of such Series must be in a denomination which is an even multiple of $100; provided, however, that existing Limited Owners of such Series who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations shall not have any such minimum additional Capital Contribution. During the Continuous Offering Period for a Series, each newly admitted Limited Owner of such Series, and each existing Limited Owner of such Series that makes an additional Capital Contribution to such Series, shall receive Limited Units of such Series in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Net Asset Value per Series per Unit calculated as of the Valuation Point immediately prior to the day on which such Capital Contribution will become effective. A Subscriber for Limited Units of a Series (including existing Limited Owners of such Series contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for such Series shall generally be admitted to the Trust and deemed a Limited Owner of such Series with respect to that subscription on the date two (2) Business Days after the Subscriber’s Subscription Agreement or Exchange Request is received by the Managing Owner; provided, that a Subscription Agreement or Exchange Request received by the Managing Owner after 4:00 PM Eastern Time on any Business Day shall be deemed to be received on the immediately following Business Day for purposes of the foregoing. The Managing Owner, in its sole and absolute discretion, may change such requirements upon written notice to the Subscribers and the Limited Owners.

Exhibit A-15

(vi) Subscription Agreement. Each Limited Owner who purchases Limited Units of any Series offered pursuant to the Prospectus shall contribute to the capital of such Series such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

(vii) Escrow Agreement. All proceeds from the sale of Limited Units of any Series offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at U.S. Bank National Association, in Denver until the conclusion of the Initial Offering Period for such Series. In the event that the Series Subscription Minimum for such Series is achieved during the Initial Offering Period for such Series, all interest earned on the proceeds of subscriptions from accepted subscribers for Limited Units of such Series during such Initial Offering Period will be contributed to such Series, for which the Limited Owners of such Series will receive additional Limited Units of such Series and allocations of income relating to such interest on a pro rata basis (taking into account the time and amount of deposit).

(viii) Optional Purchase of Limited Units of each Series by Managing Owner and Others. Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor, any principals, stockholders, directors, officers, employees and Affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Limited Units of each Series and will be treated as Limited Owners of such Series with respect to such Units. In addition to the General Units required to be purchased by the Managing Owner under Section 3.3, the Managing Owner also may purchase any number of Limited Units of each Series as it determines in its discretion.

(b) Termination of a Series. If the minimum number of Units in any Series being offered are not sold during the Initial Offering Period for such Series, then such Series shall be terminated.

SECTION 3.3 Managing Owner’s Required Contribution. The Managing Owner shall be required to contribute in cash to the Trust an amount, which, when added to the total aggregate contributions to all Series of the Trust by Unitholders in all Series, will be not less than one percent (1%) of such total contributions, and in no event shall such contribution be less than that required by the NASAA Guidelines. Such contribution shall be made by the Managing Owner before trading commences and shall be maintained throughout the existence of the Trust. The Managing Owner may, but is not obligated to, make additional Capital Contributions at any time during the Initial Offering Period or the Continuous Offering Period. The Managing Owner will receive General Units in each Series to which it allocates a portion of its capital contribution as provided in 3.1(e). The Managing Owner shall, with respect to any Limited Units owned by it, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Limited Owner, in addition to its rights and privileges as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner (without regard to any Limited Units of the Managing Owner in any Series) in each material item of Series income, gain, loss and deduction shall be equal, in the aggregate, to at least one percent (1%) of each such item at all times during the term of this Trust Agreement.

SECTION 3.4 Establishment of Series of Units.

(a) Without limiting the authority of the Managing Owner set forth in Section 3.4(b) to establish and designate any further Series, the Managing Owner hereby redesignates the existing Balanced Series as the Equinox Frontier Balanced Fund, the existing Frontier Diversified Series as the Equinox Frontier Diversified Fund, the existing Winton/Graham Series as the Equinox Frontier Heritage Fund, the existing Frontier Long/Short Commodity Series as the Equinox Frontier Long/Short Commodity Fund, the existing Frontier Masters Series as the Equinox Frontier Masters Fund, the existing Frontier Select Series as the Equinox Frontier Select Fund, and the existing Winton Series as the Equinox Frontier Winton Fund. As of the date hereof, the Series of the Trust are as follows:

Equinox Frontier Balanced Fund—Multi-Advisor Series (originally designated as “Balanced Series”; redesignated as “Equinox Frontier Balanced Fund” in December 2013)

Equinox Frontier Diversified Fund—Multi-Advisor Series (originally designated as “Frontier Diversified Series”; redesignated as “Equinox Frontier Diversified Fund” in December 2013)

Equinox Frontier Heritage Fund—Multi-Advisor Series (originally designated as “Graham Series”; redesignated as “Winton/Graham Series” in May 2008; redesignated as “Equinox Frontier Heritage Fund” in December 2013)

Equinox Frontier Long/Short Commodity Fund—Multi-Advisor Series (originally designated as “Long/Short Commodity Series”; redesignated as “Frontier Long/Short Commodity Series” in November 2008, to be effective upon the effectiveness of the first Registration Statement covering the Units of such Series under such redesignated name; redesignated as “Equinox Frontier Long/Short Commodity Fund” in December 2013)

Equinox Frontier Masters Fund—Multi-Advisor Series (originally designated as “Frontier Masters Series”; redesignated as “Equinox Frontier Masters Fund” in December 2013)

Equinox Frontier Select Fund—Multi-Advisor Series (originally designated as “Campbell/Graham Series”; redesignated as “Campbell/Graham/Tiverton Series” in May 2008; redesignated as “Equinox Frontier Select Fund” in December 2013)

Exhibit A-16

Equinox Frontier Winton Fund—Winton Capital Management Limited (originally designated as “Beach Series”; redesignated as “Winton Series” in May 2006; redesignated as “Equinox Frontier Winton Fund” in December 2013)

The provisions of this Article III shall be applicable to the above-designated Series and any further Series that may from time to time be established and designated by the Managing Owner as provided in Section 3.4(b).

(b) The establishment and designation of any Series of Units other than those set forth above shall be effective upon the execution by the Managing Owner of an instrument (including, without limitation, a Registration Statement) setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument. At any time that there are no Units outstanding of any particular Series previously established and designated, the Managing Owner may by an instrument executed by it abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

SECTION 3.5 Establishment of Classes and Sub-Classes. The division of any Series into two or more Classes or two or more Sub-Classes and the establishment and designation of such Classes or Sub-Classes shall be effective upon the execution by the Managing Owner of an instrument (including, without limitation, a Registration Statement) setting forth such division, and the establishment, designation and relative rights and preferences of such Classes or Sub-Classes, or as otherwise provided in such instrument. The relative rights and preferences of the Classes of any Series and the Sub-Classes of any Class may differ in such respects as the Managing Owner may determine to be appropriate, provided that such differences are set forth in the aforementioned instrument and that such differences do not alter the allocations described in Article VI. At any time that there are no Units outstanding of any particular Class or Sub-Class previously established and designated, the Managing Owner may by an instrument executed by it abolish that Class or Sub-Class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement. As of the date hereof, the Sub-Classes of the respective Series of the Trust are as follows:

Equinox Frontier Balanced Fund—Class 1, Class 2, Class 3, Class 1a, Class 2a and Class 3a
Equinox Frontier Heritage Fund—Class 1, Class 2 and Class 3
Equinox Frontier Winton Fund—Class 1, Class 2 and Class 3
Equinox Frontier Select Fund—Class 1, Class 2 and Class 3
Equinox Frontier Long/Short Commodity Fund—Class 1, Class 2, Class 3, Class 1a, Class 2a and Class 3a
Equinox Frontier Diversified Fund—Class 1, Class 2 and Class 3
Equinox Frontier Masters Fund—Class 1, Class 2 and Class 3

SECTION 3.6 Assets of Series. All consideration received by the Trust for the issue or sale of Units of a particular Series together with all of the Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. Separate and distinct records shall be maintained for each Series and the assets associated with a Series shall be held and accounted for separately from the other assets of the Trust, or any other Series. In the event that there is any Trust Estate, or any income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Managing Owner shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner, in its sole and absolute discretion, deems fair and equitable. Each such allocation by the Managing Owner shall be conclusive and binding upon all Unitholders for all purposes.

SECTION 3.7 Liabilities of Series.

(a) The Trust Estate belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and only that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series, shall be allocated and charged by the Managing Owner to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner in its sole and absolute discretion deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Managing Owner shall be conclusive and binding upon all Unitholders for all purposes. The Managing Owner shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Unitholders. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation or claim represented thereby to that Series and its assets.

(b) Without limitation of the foregoing provisions of this Section, but subject to the right of the Managing Owner in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only and against the Managing Owner, and not against the assets (i) of the Trust generally or (ii) of any other Series, and, except as otherwise provided in this Trust Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

Exhibit A-17

Notice of this limitation on interseries liabilities shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Statutory Trust Act, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Statutory Trust Act relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Every Unit, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation on Units represented thereby to the assets of that Series.

(c) (i) Except as set forth below, any debts, liabilities, obligations, indebtedness, expenses, interests and claims of any nature and all kinds and descriptions (collectively, “Claims and Interests”), if any, of the Managing Owner and the Trustee (the “Subordinated Claims”) incurred, contracted for or otherwise existing, arising from, related to or in connection with all Series, any combination of Series or one particular Series and their respective assets (the “Applicable Series”) and the assets of the Trust shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract, provided, however, that the Claims of each of the Managing Owner and the Trustee (if any) against the Applicable Series shall not be considered Subordinated Claims with respect to enforcement against and distribution and repayment from the assets of the Applicable Series and the Managing Owner and its assets; and provided further that the valid Claims of either the Managing Owner or the Trustee, if any, against the Applicable Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Applicable Series and (ii) the Managing Owner and the Trustee will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets) any payment for the Subordinated Claims;

(ii) The Claims of each of the Managing Owner and the Trustee with respect to the Applicable Series shall only be asserted and enforceable against the Applicable Series’ assets and the Managing Owner and its assets; and such Claims shall not be asserted or enforceable for any reason whatsoever against the assets of any other Series or the Trust generally;

(iii) If the Claims of the Managing Owner or the Trustee against the Applicable Series or the Trust are secured in whole or in part, each of the Managing Owner and the Trustee hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. § 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Applicable Series), as the case may be;

(iv) In furtherance of the foregoing, if and to the extent that the Managing Owner and the Trustee receive monies in connection with the Subordinated Claims from a Series or the Trust (or their respective assets), other than the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets, the Managing Owner and the Trustee shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

(v) The foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

(d) Any agreement entered into by the Trust, any Series, or the Managing Owner, on behalf of the Trust generally or any Series, including, without limitation, the Subscription Agreement entered into with each Unitholder, will include language substantially similar to the language set forth in Section 3.7(c).

SECTION 3.8 Series Distributions.

(a) Distributions with respect to Units of a particular Series or any Class or Sub-Class thereof shall be made in accordance with Section 6.4 and may be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Unitholders in that Series, Class or Sub-Class, from such of the income and capital gains, accrued or realized, from the Trust Estate belonging to that Series, or in the case of a Class, belonging to that Series and allocable to that Class, or in the case of a Sub-Class, belonging to that Class and allocable to that Sub-Class, as the Managing Owner may determine, in its sole and absolute discretion, after providing for actual and accrued liabilities belonging to that Series. Such distributions may be made in cash or Units of that Series, Class or Sub-Class or a combination thereof as determined by the Managing Owner, in its sole and absolute discretion, or pursuant to any program that the Managing Owner may have in effect at the time for the election by each Unitholder of the mode of the making of such dividend or distribution to that Unitholder.

Exhibit A-18

(b) The Units in a Series, a Class or a Sub-Class of the Trust shall represent beneficial interests in the Trust Estate belonging to such Series or in the case of a Class, belonging to such Series and allocable to such Class or in the case of a Sub-Class, belonging to such Class and allocable to such Sub-Class. Each Unitholder in a Series, Class or Sub-Class shall be entitled to receive its pro rata share of distributions of income and capital gains made with respect to such Series, Class or Sub-Class. Upon reduction or withdrawal of its Units or indemnification for liabilities incurred by reason of being or having been a holder of Units in a Series, Class or Sub-Class, such Unitholder shall be paid solely out of the funds and property of such Series or in the case of a Class, the funds and property of such Series and allocable to such Class of the Trust or in the case of a Sub-Class, the funds and property of such Class and allocable to such Sub-Class of the Trust. Upon liquidation or termination of a Series of the Trust, Unitholders in such Series, Class or Sub-Class shall be entitled to receive a pro rata share of the Trust Estate belonging to such Series or in the case of a Class, belonging to such Series and allocable to such Class, or in the case of a Sub-Class, belonging to such Class and allocable to such Sub-Class.

SECTION 3.9 Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Unitholders of a Series, each Unitholder shall be entitled to a proportionate vote based upon the product of the Net Asset Value of a Series per Unit multiplied by the number of Units, or fraction thereof, standing in its name on the books of such Series. As to any matter which affects the Units of more than one Series, the Unitholders of each affected Series shall be entitled to vote, and each such Series shall vote as a separate class.

SECTION 3.10 Equality. Except as provided herein or in the instrument designating and establishing any Class, Sub-Class or Series, all Units of each particular Series shall represent an equal proportionate beneficial interest in the assets belonging to that Series subject to the liabilities belonging to that Series, and each Unit of any particular Series, Classes or Sub-Class shall be equal to each other Unit of that Series, Class or Sub-Class; but the provisions of this sentence shall not restrict any distinctions permissible under Section 3.8 that may exist with respect to dividends and distributions on Units of the same Series, Class or Sub-Class. The Managing Owner may from time to time divide or combine the Units of any particular Series, Class or Sub-Class into a greater or lesser number of Units of that Series, Class or Sub-Class without thereby changing the proportionate beneficial interest in the assets belonging to that Series or in any way affecting the rights of Unitholders of any other Series, Class or Sub-Class.

SECTION 3.11 Authority of the Managing Owner to Provide for the Exchange of Units. Subject to compliance with the requirements of applicable law, the Managing Owner shall have the authority to provide that Unitholders of any Series shall have the right to exchange said Units into one or more other Series in accordance with such requirements and procedures as may be established by the Managing Owner. The Managing Owner shall also have the authority to provide that Unitholders of any Class of a particular Series shall have the right to exchange said Units into one or more other Classes of that particular Series or any other Series in accordance with such requirements and procedures as may be established by the Managing Owner. The Managing Owner shall also have the authority to provide that Unitholders of any Sub-Class of a particular Series shall have the right to exchange said Units into one or more other Sub-Class of that particular Series or any other Series in accordance with such requirements and procedures as may be established by the Managing Owner. The Managing Owner shall also have the authority to provide that Unitholders of any Sub-Class of a particular Series shall be required to exchange said Units into one or more other Sub-Class of that particular Series under such circumstances as may be established by the Managing Owner. Any such exchange shall be treated as a redemption of the Units in one Series or Class followed by an immediate purchase of Units in a second Series or Class.

ARTICLE IV

THE MANAGING OWNER

SECTION 4.1 Management of the Trust. Pursuant to Section 3806 of the Delaware Statutory Trust Act, the Trust shall be managed by the Managing Owner and the conduct of the Trust’s business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust Agreement.

SECTION 4.2 Authority of Managing Owner. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Statutory Trust Act, the Managing Owner shall have and may exercise on behalf of the Trust all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

Exhibit A-19

(a) To enter into, execute, deliver and maintain contracts, agreements and any or all other documents and instruments, and to do and perform all such things, as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Units and the conduct of Trust activities, including, but not limited to, contracts with third parties for:

(i) commodity brokerage services, as well as administrative services necessary to the prudent operation of the Trust, provided, however, that in no event shall the fees payable by the Trust for such services exceed any limitations imposed by the NASAA Guidelines as they may be amended from time to time, except to the extent that such limitations are amended to become more restrictive, in which event such fees will not exceed such more restrictive limitations, and provided, further, that such services may be performed by an Affiliate or Affiliates of the Managing Owner so long as the Managing Owner has made a good faith determination that: (A) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days’ prior written notice by the Trust; and

(ii) commodity trading advisory services relating to the purchase and sale of all Commodities positions on behalf of the Trust, which services may not be performed by the Managing Owner or an Affiliate(s) of the Managing Owner, provided, however, that in no event shall the fees payable by the Trust for such services exceed any limitations imposed by the NASAA Guidelines as they may be amended from time to time, except to the extent that such limitations are amended to become more restrictive, in which event such fees will not exceed such more restrictive limitations. All advisory services shall be performed by persons with at least three years’ experience or who can otherwise demonstrate to the Managing Owner that they have sufficient knowledge and experience to carry out the trading in commodity contracts for the Trust and who are also appropriately registered under federal and/or state law (i.e., all commodities advice with respect to commodities transactions shall be given by persons who are registered with the CFTC as a commodity trading advisor and are members of the NFA as a commodity trading advisor), but shall not be performed by any person affiliated with the Trust’s commodity brokers, if any.

(b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner’s name shall be deemed executed and accepted on behalf of the Trust by the Managing Owner;

(c) To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

(d) To supervise the preparation and filing of the Registration Statement and supplements and amendments thereto, and the Prospectus;

(e) To pay or authorize the payment of distributions to the Unitholders and expenses of each Series;

(f) To invest or direct the investment of funds of any Series not then delegated to a Trading Advisor(s) and prohibit any transactions contemplated hereunder which may constitute prohibited transactions under ERISA or the Code;

(g) To make any elections on behalf of the Trust or any Series thereof under the Code, or any other applicable federal or state tax law as the Managing Owner shall determine to be in the best interests of the Trust or any Series thereof;

(h) To redeem mandatorily any Limited Units upon at least two (2) days prior written notice acknowledged by the Limited Owner, if (i) the Managing Owner determines that the continued participation of such Limited Owner in the Trust might cause the Trust, a Series in the Trust or any Unitholder to be deemed to be holding “plan assets” under ERISA, (ii) there is an unauthorized assignment pursuant to the provisions of Article V, or (iii) in the event that any transaction would or might violate any law or regulation or constitute a prohibited transaction under ERISA or the Code and a statutory, class or individual exemption from the prohibited transaction provisions of ERISA for such transaction or transactions does not apply or cannot be obtained from the DOL (or the Managing Owner determines not to seek such an exemption). In the case of mandatory redemptions, the Redemption Date shall be the close of business on the date written notice of intent to redeem is sent by the Managing Owner to a Limited Owner. A notice may be revoked prior to the payment date by written notice from the Managing Owner to a Limited Owner;

(i) In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners. Notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a Managing Owner, pursuant to Section 8.2(d) hereof, and if the concurrence of at least a majority in interest (over 50%) of the outstanding Units of all Series (not including Units owned by the Managing Owner) is not obtained;

Exhibit A-20

(j) To override any trading instructions: (i) that the Managing Owner, in its sole discretion, determines in good faith to be in violation of any trading policy or limitation of the Trust, including as set forth in Section 4.2(k) below; and (ii) as and to the extent necessary, upon the failure of any Trading Advisor to comply with a request to make the necessary amount of funds available to the Trust within five (5) days of such request, to fund distributions, redemptions (including special redemptions) or reapportionments among Trading Advisors or to pay the expenses of any Series in the Trust; provided, that the Managing Owner may make Commodities trading decisions at any time at which any Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained;

(k) Monitor the trading activities of the Trading Advisor so that:

(i) Any Series does not establish new Commodities positions for any one contract month or option if such additional Commodities positions would result in a net long or short position for that Commodities position requiring as margin or premium more than fifteen percent (15%) of the Trust Estate of a Series.

(ii) Any Series does not acquire additional Commodities positions in any commodities interest contract or option if such additional Commodities positions would result in the aggregate net long or short Commodities positions requiring as margin or premium for all outstanding Commodities positions more than sixty-six and two-thirds percent (66 2/3%) of the Trust Estate of a Series. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open Commodities positions because of daily price fluctuation limits or both, a Series may be required to commit its assets as margin in excess of the foregoing limit. In such event the Managing Owner will cause each Trading Advisor to reduce its open futures or options positions to comply with the foregoing limit before initiating new Commodities positions.

SECTION 4.3 Obligations of the Managing Owner. In addition to the obligations expressly provided by the Delaware Statutory Trust Act or this Trust Agreement, the Managing Owner shall:

(a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Limited Owners;

(b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and each Series of the Trust and for the conduct of its business in all appropriate jurisdictions;

(c) Retain independent public accountants to audit the accounts of each Series in the Trust;

(d) Employ attorneys to represent the Trust or a Series thereof;

(e) Use its best efforts to maintain the status of the Trust as a “statutory trust” for state law purposes and as a partnership that is not a publicly traded partnership for federal income tax purposes;

(f) Monitor the trading policies and limitations of each Series, as set forth in the Prospectus, and the activities of the Trust’s Trading Advisor(s) in carrying out those policies in compliance with the Prospectus;

(g) Monitor the brokerage fees charged to each Series, and the services rendered by futures commission merchants to each Series, to determine whether the fees paid by, and the services rendered to, each Series for futures brokerage are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for each Series. In making this determination the Managing Owner shall not rely solely on the brokerage rates paid by other major commodity pools. No material change related to brokerage fees shall be made except upon twenty (20) Business Days prior notice to the Limited Owners, which notice shall include a description of the Limited Owners’ voting rights as set forth in Section 8.2 hereof and redemption rights as set forth in Section 7.1 hereof, and no increase in such fees shall take effect except at the beginning of a Fiscal Quarter following the consent of Limited Owners holding Units representing at least a majority (over 50%) in Net Asset Value of the Series affected (excluding Units held by the Managing Owner);

(h) Have fiduciary responsibility for the safekeeping and use of the Trust Estate of each Series, whether or not in the Managing Owner’s immediate possession or control, and the Managing Owner will not employ or permit others to employ such funds or assets of each Series (including any interest earned thereon) in any manner except as and to the extent permitted by the NASAA Guidelines for the benefit of each Series in the Trust, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Managing Owner. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest. The Trust shall not permit any Limited Owner to contract away the fiduciary duty owed to the Limited Owners by the Managing Owner under this Agreement or the Delaware Statutory Trust Act. Subject to the restrictions set forth in Section 4.6 hereof, to the extent that, at law or in equity, the Managing Owner or any officer, director, employee or agent thereof or any Affiliate of the Managing Owner (collectively, the “Covered Persons”), has duties (including fiduciary duties) and liabilities relating thereto to the Trust, any other Unitholder or Covered Person or the Trustee, such Covered Person acting under the Trust Agreement shall not be liable to the Trust, any other Unitholder or Covered Person or the Trustee for such Covered Person’s good faith reliance on the provisions of the Trust Agreement; and the duties and liabilities of such Covered Person may be expanded or restricted by the provisions of this Trust Agreement.

Exhibit A-21

(i) Agree that, at all times from and after the sale of at least the Subscription Minimum (as defined in the Prospectus), for so long as it remains a Managing Owner of the Trust, it shall have a minimum “net worth” (as defined below) and not take any affirmative action to reduce its “net worth” below an amount imposed by the NASAA Guidelines as they may be amended from time to time. “Net Worth” is defined in the NASAA Guidelines as requiring the financial condition of the sponsor of an issuance of securities to be in no case less than $50,000 nor be in excess of $1,000,000;

(j) Admit substituted Limited Owners in accordance with this Trust Agreement;

(k) Refuse to recognize any attempted transfer or assignment of a Unit that is not made in accordance with the provisions of Article V; and

(l) Maintain a current list in alphabetical order, of the names and last known addresses and, if available, business telephone numbers of, and number of Units owned by, each Unitholder and the other Trust documents described in Section 9.6 at the Trust’s principal place of business, which documents shall be made available thereat at reasonable times during ordinary business hours for inspection by any Limited Owner or his representative for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust. Such list shall be printed on white paper in clearly legible print and shall be updated quarterly. Upon request, for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust, including without limitation, matters relating to a Unitholder’s voting rights hereunder or the exercise of a Limited Owner’s rights under federal proxy law, either in person or by mail, the Managing Owner will furnish a copy of such list to a Limited Owner or his representative within ten (10) days of a request therefor, upon payment of the cost of reproduction and mailing; provided, however, that the Limited Owner requesting such list shall give written assurance that the list will not, in any event, be used for commercial purposes. Subject to applicable law, a Limited Owner shall give the Managing Owner at least ten (10) Business Days prior written notice for any inspection and copying permitted pursuant to this Section 4.3(l) by the Limited Owner or his authorized attorney or agent.

SECTION 4.4 General Prohibitions. The Trust shall not:

(a) Borrow money from or loan money to any Unitholder or other Person, except that the foregoing is not intended to prohibit (i) the deposit on margin (or its equivalent) with respect to the initiation and maintenance of the Trust’s Commodities and Swap positions or (ii) obtaining lines of credit for the trading of forward contracts; provided, however, that the Trust is prohibited from incurring any indebtedness on a non- recourse basis;

(b) Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance, except (i) the right and/or obligation of a commodity broker to close out sufficient commodities positions of each Series so as to restore the Series’ account to proper margin status in the event that the Series fails to meet a Margin Call, (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (iii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, (iv) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or (v) mechanic’s, warehousemen’s, carrier’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA;

(c) Commingle its assets with those of any other Person, except to the extent permitted under the CE Act and the regulations promulgated thereunder;

(d) Directly or indirectly pay or award any finder’s fees, commissions or other compensation to any Persons engaged by a potential Limited Owner for investment advice as an inducement to such advisor to advise the potential Limited Owner to purchase Limited Units in the Trust;

(e) Engage in Pyramiding of its Commodities positions; provided, however, that a Trading Advisor(s) may take into account the Series’ open trade equity on existing positions in determining generally whether to acquire additional Commodities positions on behalf of the Series;

(f) Permit rebates to be received by the Managing Owner or any Affiliate of the Managing Owner, or permit the Managing Owner or any Affiliate of the Managing Owner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

(g) Permit the Trading Advisor(s) to share in any portion of brokerage fees related to commodity brokerage services paid with respect to a Series with respect to its commodity trading activities;

(h) Enter into any contract with the Managing Owner or an Affiliate of the Managing Owner (except for selling agreements for the sale of Units, subscription agreements for the purchase of Units and this Trust Agreement) (i) which has a term of more than one year and which does not provide that it may be canceled by the Trust without penalty on sixty (60) days prior written notice or (ii) for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arms-length negotiations;

(i) Permit churning of its Commodity trading account(s) for the purpose of generating excess brokerage commissions;

Exhibit A-22

(j) Enter into any exclusive brokerage contract;

(k) Operate the Trust in any manner so as to contravene section 3804 of the Delaware Statutory Trust Act; and

(l) Cause the Trust to elect to be treated as an association taxable as a corporation for federal income tax purposes.

SECTION 4.5 Liability of Covered Persons. A Covered Person shall have no liability to the Trust or to any Unitholder or other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute negligence or misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Limited Owner or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Managing Owner or any other Covered Person.

SECTION 4.6 Indemnification of the Managing Owner.

(a) To the fullest extent permitted by applicable law, the Managing Owner shall be indemnified and held harmless by the Trust against any liability or loss suffered by the Managing Owner in connection with its activities for each Series of the Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of negligence, misconduct or a breach of this Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate.

(b) Notwithstanding the provisions of Section 4.6(a) above, the Managing Owner and any Person acting as broker-dealer for the Trust or any Series thereof shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(c) In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the position of the Tennessee Securities Division, the position of the Securities Division of the Commonwealth of Massachusetts and the position of any other applicable state securities division which requires disclosure with respect to the issue of indemnification for securities law violations.

(d) The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

(e) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Managing Owner shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Managing Owner on behalf of the Trust or a particular Series of the Trust; (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Managing Owner undertakes to repay the advanced funds with the applicable legal rate of interest to the Trust in cases in which it is not entitled to indemnification under this Section 4.6.

(f) The term “Managing Owner” as used only in this Section 4.6 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Trust or any Series thereof and acting within the scope of the Managing Owner’s authority as set forth in this Trust Agreement.

(g) The payment of any amount pursuant to this Section shall be subject to Section 3.7 with respect to the allocation of liabilities and other amounts, as appropriate, among the Series of the Trust.

SECTION 4.7 Expenses.

(a) The Managing Owner or an Affiliate of the Managing Owner shall be responsible for the payment of all Organization and Offering Expenses incurred in the creation of the Trust and each Series thereof and sale of Units, except for the initial service fee, if any. Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust and the Units and in offering, distributing and processing the Units under applicable federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or the initial and continuous offering of the Units, including, but not limited to, expenses such as: (i) initial and on-going registration fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus during the Initial and Continuous Offering Periods, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units during the Initial and Continuous Offering Periods, (iv) travel, telegraph, telephone and other expenses in

Exhibit A-23

connection with the offering and issuance of the Units during the Initial and Continuous Offering Periods, and (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.

(b) All on-going charges, costs and expenses of the Trust’s operation, including, but not limited to, the routine expenses associated with (i) preparation of monthly, annual and other reports required by applicable federal and state regulatory authorities; (ii) Trust meetings and preparing, printing and mailing of proxy statements and reports to Unitholders; (iii) the payment of any distributions related to redemption of Units; (iv) routine services of the Trustee, legal counsel, auditors and accountants, whether employed directly or by Affiliates of the Managing Owner; (v) postage, insurance and filing fees; (vi) client relations and services and (vii) computer equipment and system development shall be billed to and paid by the Managing Owner or an Affiliate of the Managing Owner. All on-going expenses associated with (i) the fixed fee to be paid to the Trust’s commodity brokers, if any, (ii) required payments to the Trust’s Trading Advisors and (iii) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed to and/or paid out of the assets of the appropriate Series of the Trust subject to such other limitations as are set forth herein concerning the limitations on the Series’ liability for the liabilities of another Series. In connection with the establishment of a Series pursuant to Section 3.4 or the establishment of a Sub-Class of a Class of Limited Units pursuant to Section 3.5, the Managing Owner may provide in the Registration Statement or other relevant instrument that due diligence and custodial fees and expenses associated with the trading and custody of the assets allocable to such Series shall be billed to and/or paid out of the assets of such Series.

(c) The Managing Owner or any Affiliate of the Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Trust for which payment the Trust is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for the Trust, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner’s “overhead,” is prohibited.

(d) The Trust shall pay any extraordinary fees and expenses affecting the Trust generally (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification payments related thereto). Except as otherwise set forth in this Trust Agreement, all Trust expenses which are specific to a particular Series or Sub-Class of Units will be allocated to such Series or Sub-Class. All general expenses of the Trust will be allocated pro rata among all Series of Units according to their respective Net Asset Values and taking into account the timing of such Unit purchases.

SECTION 4.8 Compensation to the Managing Owner.

(a) Management Fee.

(i) The assets attributable to each Series of Units shall be used to pay to the Managing Owner a monthly management fee equal to the following percentage of such Series’ assets:

(A) the assets attributable to the Equinox Frontier Balanced Fund Class 1 Units, the Equinox Frontier Balanced Fund Class 2 Units and Equinox Frontier Balanced Fund Class 3 Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 0.50% of the assets attributable to the Equinox Frontier Balanced Fund Class 1 Units, Class 2 Units and Class 3 Units (approximately 0.50% annually), respectively, and the assets attributable to the Equinox Frontier Balanced Fund Class 1a Units, the Equinox Frontier Balanced Fund Class 2a Units and Equinox Frontier Balanced Fund Class 3a Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 1.00% of the assets attributable to the Equinox Frontier Balanced Fund Class 1a Units, Class 2a Units and Class 3a Units (approximately 1.00% annually), respectively;

(B) the assets attributable to the Equinox Frontier Heritage Fund Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.50% of the assets attributable to the Equinox Frontier Heritage Fund Units (approximately 2.50% annually);

(C) the assets attributable to the Equinox Frontier Winton Fund Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.0% of the assets attributable to the Equinox Frontier Winton Fund Units (approximately 2.0% annually);

(D) the assets attributable to the Equinox Frontier Select Fund Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.50% of the assets attributable to the Equinox Frontier Select Fund Units (approximately 2.50% annually);

(E) the assets attributable to the Equinox Frontier Long/Short Commodity Fund Class 1 Units, Equinox Frontier Long/Short Commodity Fund Class 2 Units and Equinox Frontier Long/Short Commodity Fund Class 3 Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 3.50% of the assets attributable to the Equinox Frontier Long/Short Commodity Fund Class 1 Units, Class 2 Units and Class 3 Units (approximately 3.50% annually), respectively, and the assets attributable to the Equinox Frontier Long/Short Commodity Fund Class 1a Units, the Equinox Frontier Long/Short Commodity Fund Class 2a Units and Equinox Frontier Long/Short Commodity Fund Class 3a Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.00% of the assets attributable to the Equinox Frontier Long/Short Commodity Fund Class 1a Units, Class 2a Units and Class 3a Units (approximately 2.00% annually), respectively;

Exhibit A-24

(F) the assets attributable to the Equinox Frontier Diversified Fund Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 0.75% of the assets attributable to the Equinox Frontier Diversified Fund Units (approximately 0.75% annually); and

(G) the assets attributable to the Equinox Frontier Masters Fund Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.00% of the assets attributable to the Equinox Frontier Masters Fund Units (approximately 2.00% annually).

(ii) For purposes of calculating the management fee payable to the Managing Owner, the Net Asset Value of a Series shall be determined before reduction for any management fees accrued or paid, incentive fees paid or payable or extraordinary fees and expenses accrued or paid as of the applicable day-end and before giving effect to any capital contributions made and any distributions or redemptions accrued or paid as of such day-end.

(iii) The Managing Owner shall pay each Trading Advisor’s management fees out of such management fee.

(iv) Investments made by the Managing Owner, a Trading Advisor or their respective employees, family members and affiliates may, in the sole and absolute discretion of the Managing Owner, be charged management fees at reduced rates.

(b) Incentive Fee.

(i) Each Series (other than the Multi-Advisor Series) shall pay to the Managing Owner an incentive fee of a certain percentage of “New High Net Trading Profits” (as hereinafter defined) generated by such Series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter (the “Incentive Measurement Date”). Because the Multi-Advisor Series will each employ, or may employ, multiple Trading Advisors, such Series may pay the Managing Owner an incentive fee calculated on a Trading Advisor by Trading Advisor basis. It is therefore possible that in any given period any Multi-Advisor Series may pay incentive fees to the Managing Owner for one or more Trading Advisors while such Series as a whole experiences losses. The fee shall accrue monthly. The percentage of New High Net Trading Profits that each Series shall pay to the Managing Owner is as follows:

(A) the Equinox Frontier Balanced Fund Units shall pay to the Managing Owner an incentive fee of 25% of New High Net Trading Profits;

(B) the Equinox Frontier Heritage Fund Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

(C) the Equinox Frontier Winton Fund Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

(D) the Equinox Frontier Select Fund Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

(F) the Equinox Frontier Long/Short Commodity Fund Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

(G) the Equinox Frontier Diversified Fund Units shall pay to the Managing Owner an incentive fee of 25% of New High Net Trading Profits; and

(H) the Equinox Frontier Masters Fund Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits.

Exhibit A-25

(ii) “New High Net Trading Profits” (for purposes of calculating the Managing Owner’s incentive fees) shall be computed for each Series (or in the case of any Multi-Advisor Series, for each Trading Advisor) as of each Incentive Measurement Date and will include such profits (as outlined below) since the Incentive Measurement Date of the most recent preceding calendar month or quarter for which an incentive fee was earned for such Series (or Trading Advisor, as applicable) or, with respect to the first Incentive Fee payable for such Series (or Trading Advisor, as applicable), since the commencement of operations by such Series (or Trading Advisor, as applicable) (the “Incentive Measurement Period”). New High Net Trading Profits for any Incentive Measurement Period shall be the net profits, if any, from the Series’ (or in the case of any Multi-Advisor Series, the Trading Advisor’s) trading during such period (including (i) gross realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit (loss) on open positions) minus (iii) the fees charged to the Series (or in the case of any Multi-Advisor Series, such Trading Advisor) by the Managing Owner and the Clearing Brokers for brokerage commissions, exchange fees, NFA fees, give up fees and other transaction related fees and expenses charged in connection with the Series’ (or in the case of any Multi-Advisor Series, such Trading Advisor’s) trading activities and on-going service fees for certain administrative services payable to certain Selling Agents and will be calculated after the determination of the Managing Owner’s management fee, but before deduction of any incentive fees payable during the Incentive Measurement Period minus (iv) the “Carryforward Loss” (as defined in the next sentence), if any, as of the beginning of the Incentive Measurement Period. If the total of items (i) through (iv), above, is negative at the end of an Incentive Measurement Period, such amount shall be the Carryforward Loss for the next month or quarter. Carryforward Losses shall (v) be proportionately reduced to reflect reductions in allocated assets. Such proportional reduction shall be based upon the ratio that the reduction of assets allocated away from the Trading Advisor(s) bears to the then current amount of Allocated Assets managed by the Trading Advisor(s) prior to giving effect to such reduction in the Allocated Assets. New High Net Trading Profits will not include interest earned or credited. New High Net Trading Profits shall be generated only to the extent that the Series’ (or in the case of any Multi-Advisor Series, the Trading Advisor’s) cumulative New High Net Trading Profits exceed the highest level of cumulative New High Net Trading Profits achieved by such Series (or in the case of any Multi-Advisor Series, such Trading Advisor) as of a previous Incentive Measurement Date. Except as set forth below, net losses after proportional reduction under clause (v), above, from prior quarters must be recouped before New High Net Trading Profits can again be generated. If a withdrawal or distribution occurs at any date that is not an Incentive Measurement Date, the date of the withdrawal or distribution will be treated as if it were an Incentive Measurement Date in respect of the withdrawn assets, but any Incentive Fee accrued in respect of the withdrawn assets on such date shall not be paid to the Managing Owner until the next scheduled Incentive Measurement Date. New High Net Trading Profits for an Incentive Measurement Period shall exclude capital contributions to the Series (or in the case of any Multi-Advisor Series, in respect of such Trading Advisor’s allocated assets) in an Incentive Measurement Period, distributions or redemptions payable by the Series (or in the case of any Multi-Advisor Series, in respect of such Trading Advisor’s allocated assets) during an Incentive Measurement Period, as well as losses, if any, associated with redemptions during the Incentive Measurement Period and prior to the Incentive Measurement Date. In calculating New High Net Trading Profits, incentive fees paid for a previous Incentive Measurement Period will not reduce cumulative New High Net Trading Profits in subsequent periods.

(iii) The Managing Owner shall pay each Trading Advisor’s incentive fees out of such fees.

(iv) Investments made by the Managing Owner, a Trading Advisor or their respective employees, family members and affiliates may, in the sole and absolute discretion of the Managing Owner, be charged incentive fees at reduced rates.

(c) With respect to the Equinox Frontier Heritage Fund, Equinox Frontier Winton Fund, Equinox Frontier Select Fund, the Class 1, Class 2 and Class 3 of the Equinox Frontier Balanced Fund, the first two percent (2.0%) of interest income earned per annum by the Trust on each Series shall be paid to the Managing Owner. In addition, if interest rates fall below 0.75% (calculated daily based on each Series’ Net Asset Value), the Managing Owner shall be paid the difference between the Trust’s annualized income interest and 0.75%. Interest income above two percent (2.0%) per Series (calculated daily based on each Series’ Net Asset Value) shall be retained by the Trust. With respect to the Equinox Frontier Long/Short Commodity Fund, Equinox Frontier Diversified Fund and Equinox Frontier Masters Fund and the Class 1a, Class 2a and 3a of the Equinox Frontier Balanced Fund, twenty percent (20%) of interest income earned per annum by the Trust shall be paid to the Managing Owner, and the remaining eighty percent (80%) of interest income earned per annum by the Trust shall be retained by the Trust.

(d) The Trust, with respect to each Series, will pay to the Managing Owner a fee of a certain percentage, as determined by the Managing Owner, from time to time, in its sole and absolute discretion, of the Series’ Net Asset Value annually which will be used to pay all brokerage commissions, plus applicable exchange fees, NFA fees, give up fees and other transaction related fees and expenses charged in connection with each Series’ trading activities and service fees payable to Selling Agents selling Class 1 Units, Class 1a Units, Class 2 Units or Class 2a Units of any Series.

Exhibit A-26

(e) With respect to strategic investors who purchase at least $2,000,000 of Class 2 Units of the Equinox Frontier Balanced Fund during the Initial Offering Period for such Series and agree to maintain such investment for at least one hundred and twenty (120) days following the commencement of trading activities for the Equinox Frontier Balanced Fund, the Managing Owner shall rebate to such investors one hundred percent (100%) of the interest income and twenty percent (20%) of the incentive fees earned by the Managing Owner with respect to such investments over such one hundred and twenty (120) day period or such longer period of up to twelve (12) months during which such investors agree to maintain such investment.

(f) With respect to strategic investors who purchase at least $2,000,000 of Class 2 Units of the Equinox Frontier Select Fund during the Initial Offering Period for such Series and agree to maintain such investment for at least one hundred and twenty (120) days following the commencement of trading activities for the Equinox Frontier Select Fund, the Managing Owner shall rebate to such investors one hundred percent (100%) of the interest income earned by the Managing Owner with respect to such investments over such one hundred and twenty (120) day period or such longer period of up to twelve (12) months during which such investors agree to maintain such investment.

SECTION 4.9 Other Business of Unitholders. Except as otherwise specifically provided herein, any of the Unitholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is a Unitholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. The Managing Owner and Affiliates of the Managing Owner shall not engage in a venture competitive with the Trust except as described in the Prospectus.

SECTION 4.10 Voluntary Withdrawal of the Managing Owner. The Managing Owner may withdraw voluntarily as the Managing Owner of the Trust only upon one hundred twenty (120) days’ prior written notice to all Limited Owners and the Trustee and the prior approval of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of each Series (excluding Units held by the withdrawing Managing Owner). If the withdrawing Managing Owner is the last remaining Managing Owner, Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the Managing Owner) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Trust. If the Managing Owner withdraws as Managing Owner and the Limited Owners or remaining Managing Owner elect to continue the Trust, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal. In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its Unit at the Net Asset Value of a Series thereof on the next Redemption Date following the date of removal or withdrawal.

SECTION 4.11 Authorization of Registration Statements. Each Limited Owner (or any permitted assignee thereof) hereby agrees that the Managing Owner is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements or any securities laws on behalf of the Trust without any further act, approval or vote of the Limited Owners of the Trust, notwithstanding any other provision of this Trust Agreement, the Delaware Statutory Trust Act or any applicable law, rule or regulation.

SECTION 4.12 Litigation. The Managing Owner is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust’s interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Trust’s assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Agreement) of the Managing Owner.

Exhibit A-27

ARTICLE V

TRANSFERS OF UNITS

SECTION 5.1 General Prohibition. A Limited Owner may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of his Units or any part of his right, title and interest in the capital or profits of any Series in the Trust except as permitted in this Article V and any act in violation of this Article V shall not be binding upon or recognized by the Trust (regardless of whether the Managing Owner shall have knowledge thereof), unless approved in writing by the Managing Owner.

SECTION 5.2 Transfer of Managing Owner’s General Units.

(a) Upon an Event of Withdrawal (as defined in Section 13.1), the Managing Owner’s General Units shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof. The Managing Owner will not cease to be a Managing Owner of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

(b) To the full extent permitted by law, nothing in this Trust Agreement shall be deemed to prevent the merger of the Managing Owner with another corporation, the reorganization of the Managing Owner into or with any other corporation, the transfer of all the capital stock of the Managing Owner or the assumption of the Units, rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation by operation of law.

(c) Upon assignment of all of its Units, the Managing Owner shall not cease to be a Managing Owner of the Trust, or to have the power to exercise any rights or powers as a Managing Owner, or to have liability for the obligations of the Trust under Section 1.6 hereof, until an additional Managing Owner, who shall carry on the business of the Trust, has been admitted to the Trust.

SECTION 5.3 Transfer of Limited Units.

(a) Permitted assignees of the Limited Owners shall be admitted as substituted Limited Owners, pursuant to this Article V, only upon the consent of the Managing Owner. The parties hereto hereby agree that such restrictions are necessary and desirable in order to maintain the Trust’s tax classification as a partnership, to avoid having the Trust classified as a publicly traded partnership or to avoid adverse legal consequence to the Trust. There will be no restrictions on transferability other than the restrictions necessary and desirable in order to maintain the Trust’s tax classification as a partnership, to avoid having the Trust classified as a publicly traded partnership, and to avoid adverse legal consequences to the Trust.

(i) A substituted Limited Owner is a permitted assignee that has been admitted to any Series as a Limited Owner with all the rights and powers of a Limited Owner hereunder. If all of the conditions provided in Section 5.3(b) below are satisfied, the Managing Owner shall admit permitted assignees into the Trust as Limited Owners by making an entry on the books and records of the Series reflecting that such permitted assignees have been admitted as Limited Owners, and such permitted assignees will be deemed Limited Owners at such time as such admission is reflected on the books and records of the Series.

(ii) A permitted assignee is a Person to whom a Limited Owner has assigned his Limited Units with the consent of the Managing Owner, as provided below in Section 5.3(d), but who has not become a substituted Limited Owner. A permitted assignee shall have no right to vote, to obtain any information on or account of the Series’ transactions or to inspect the Trust’s or Series’ books, but shall only be entitled to receive the share of the profits, or the return of the Capital Contribution, to which his assignor would otherwise be entitled as set forth in Section 5.3(d) below to the extent of the Limited Units assigned. Each Limited Owner agrees that any permitted assignee may become a substituted Limited Owner without the further act or consent of any Limited Owner, regardless of whether his permitted assignee becomes a substituted Limited Owner.

(iii) A Limited Owner shall bear all extraordinary costs (including attorneys’ and accountants’ fees), if any, related to any transfer, assignment, pledge or encumbrance of his Limited Units.

(b) No permitted assignee of the whole or any portion of a Limited Owner’s Limited Units shall have the right to become a substituted Limited Owner in place of his assignor unless all of the following conditions are satisfied:

(i) The written consent of the Managing Owner to such substitution shall be obtained.

(ii) A duly executed and acknowledged written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in his place;

Exhibit A-28

(iii) The assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, as a counterpart to this Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and

(iv) Upon the request of the Managing Owner, an opinion of the Trust’s independent legal counsel is obtained to the effect that (A) the assignment will not jeopardize the Trust’s tax classification as a partnership and (B) the assignment does not violate this Trust Agreement or the Delaware Statutory Trust Act.

(c) Any Person admitted to any Series as a Unitholder shall be subject to all of the provisions of this Trust Agreement as if an original signatory hereto.

(d) (i) Subject to the provisions of Section 5.3(e) below, compliance with the suitability standards imposed by the Trust for the purchase of new Units, applicable federal securities and state “Blue Sky” laws and the rules of any other applicable governmental authority, a Limited Owner shall have the right to assign all or any of his Limited Units to any assignee by a written assignment (on a form acceptable to the Managing Owner) the terms of which are not in contravention of any of the provisions of this Trust Agreement, which assignment has been executed by the assignor and received by the Trust and recorded on the books thereof. An assignee of a Limited Unit (or any interest therein) will not be recognized as a permitted assignee without the consent of the Managing Owner, which consent the Managing Owner shall withhold only if necessary, in the judgment of the Managing Owner (and upon receipt of an opinion of counsel to this effect), to preserve the classification of the Trust as a partnership for federal income tax purposes or to preserve the characterization or treatment of any Series’ income or loss. The Managing Owner shall withhold its consent to assignments made under the foregoing circumstance, and shall exercise such right by taking any actions as it seems necessary or appropriate in its reasonable discretion so that such transfers or assignments of rights are not in fact recognized, and the assignor or transferor continues to be recognized by the Trust as a Unitholder for all purposes hereunder, including the payment of any cash distribution. The Managing Owner shall incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

(ii) Except as specifically provided in this Trust Agreement, a permitted assignee of a Unit shall be entitled to receive distributions from the Series attributable to the Unit acquired by reason of such assignment from and after the effective date of the assignment of such Unit to him. The “effective date” of an assignment of a Limited Unit for purposes of this subparagraph (ii) shall be the Business Day for admission of the assignee as provided in Section 3.2(a)(v). If the assignee is (A) an ancestor or descendant of the Limited Owner, (B) the personal representative or heir of a deceased Limited Owner, (C) the trustee of a trust whose beneficiary is the Limited Owner or another person to whom a transfer could otherwise be made or (D) the shareholders, partners or beneficiaries of a corporation, partnership or trust upon its termination or liquidation, then the “effective date” of an assignment of a Unit in the Trust shall be the first Business Day immediately following the Business Day in which the written instrument of assignment is received by the Managing Owner.

(iii) Anything herein to the contrary notwithstanding, the Trust and the Managing Owner shall be entitled to treat the permitted assignor of such Unit as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to him, until such time as the written assignment has been received by, and recorded on the books of, the Trust.

(e) (i) No assignment or transfer of a Unit may be made which would result in the Limited Owners and permitted assignees of the Limited Owners owning, directly or indirectly, individually or in the aggregate, five percent (5%) or more of the stock of the Managing Owner or any related person as defined in Sections 267(b) and 707(b)(1) of the Code. If any such assignment or transfer would otherwise be made by bequest, inheritance of operation of law, the Unit transferred shall be deemed sold by the transferor to the Series immediately prior to such transfer in the same manner as provided in Section 5.3(e)(iii).

(ii) No assignment or transfer of an interest in any Series may be made which would contravene the NASAA Guidelines, as adopted in any state in which the proposed transferor and transferee reside including, without limitation, the restriction set forth in Paragraph F(2) of Article V thereof, which precludes any assignment (except for assignments by gift, inheritance, intra family assignment, family dissolutions and transfers to Affiliates), which would result in either the assignee or the assignor holding Units in any combination of Series valued at less than $1,000 (with no minimum in the case of Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations), and $5,000 in the case of assignees or assignors who are residents of Texas (with a minimum of $1,000 in the case of residents of Texas who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations); provided, however, that this limitation shall not apply in respect of a Limited Owner wishing to assign its or his entire interest in all Series of the Trust.

(iii) Anything else to the contrary contained herein notwithstanding: (A) In any particular twelve (12) consecutive month period no assignment or transfer of a Unit may be made which would result in increasing the aggregate total of Units previously assigned and/or transferred in said period to forty-nine percent (49%) or more of the total interest in the Trust’s capital and profits, as determined by the Managing Owner. This limitation is hereinafter referred to as the “forty-nine percent (49%) limitation”; (B) Clause (ii)(A) hereof shall not apply to a transfer by gift, bequest or inheritance, or a transfer to the Trust, and, for purposes of the forty-nine percent (49%) limitation, any such transfer shall not be treated as such; (C) If, after the forty-nine

Exhibit A-29

percent (49%) limitation is reached in any consecutive twelve (12) month period, a transfer of a Unit would otherwise take place by operation of law (but not including any transfer referred to in clause (iii)(B) hereof) and would cause a violation of the forty-nine percent (49%) limitation, then said Unit(s) shall be deemed to have been sold by the transferor to the Trust in liquidation of said Unit(s) immediately prior to such transfer for a liquidation price equal to the Net Asset Value of a Series of said Unit(s) on such date of transfer. The liquidation price shall be paid within ninety (90) days after the date of the transfer.

(f) The Managing Owner, in its sole discretion, may cause the Trust to make, refrain from making, or once having made, to revoke, the election referred to in Section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

(g) The Managing Owner, in its sole discretion, may cause the Trust to make, refrain from making, or once having made, to revoke the election by a qualified fund under Section 988(c)(1)(E)(V) of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

(h) Each Limited Owner hereby agrees to indemnify and hold harmless the Trust and each other Unitholder against any and all losses, damages, liabilities or expense (including, without limitation, tax liabilities or loss of tax benefits) arising, directly or indirectly, as a result of any transfer or purported transfer by such Limited Owner in violation of any provision contained in this Section 5.3.

ARTICLE VI

DISTRIBUTION AND ALLOCATIONS

SECTION 6.1 Capital Accounts. A capital account shall be established for each Unitholder on the books of the Series in which a Unit is owned (such account sometimes hereinafter referred to as a “book capital account”). The initial balance of each Unitholder’s book capital account with respect to any Series shall be the amount of his initial Capital Contribution to that Series.

SECTION 6.2 Book Capital Account Allocations. As of the close of business (as determined by the Managing Owner) on each Business Day during each Fiscal Year of the Trust, the following determinations and allocations shall be made:

(a) First, any increase or decrease in the Net Asset Value of a Series as of such date as compared to the next previous determination of Net Asset Value of a Series shall be credited or charged to the book capital accounts of the Unitholders in the ratio that the balance of each Unitholder’s book capital account bears to the balance of all Unitholders’ book capital accounts; and

(b) Next, the amount of any distribution to be made to a Unitholder and any amount to be paid to a Unitholder upon redemption of his Units shall be charged to that Unitholder’s book capital account as of the applicable record date and Redemption Date, respectively.

SECTION 6.3 Allocation of Profit and Loss for United States Federal Income Tax Purposes. As of the end of each Fiscal Year, the recognized profit and loss of a Series shall be allocated among the Unitholders of that Series (and among Classes of a Series as appropriate) pursuant to the following subparagraphs for federal income tax purposes. Except as otherwise provided herein, such allocations of profit and loss shall be pro rata from Disposition Gain (or Disposition Loss) and Profits (or Losses).

(a) First, the Profits or Losses of the Trust shall be allocated pro rata among the Unitholders based on their respective book capital accounts as of the end of any Business Day.

(b) Next, Disposition Gain or Disposition Loss from the Trust’s trading activities for each Fiscal Year of the Trust shall be allocated among the Unitholders as follows:

(i) There shall be established a tax capital account with respect to each outstanding Unit. The initial balance of each tax capital account shall be the amount paid by the Unitholder to the Trust for the Unit. Tax capital accounts shall be adjusted as of the end of each Fiscal Year as follows: (A) Each tax capital account shall be increased by the amount of income (Profits or Disposition Gain) which shall have been allocated to the Unitholder who shall hold the Unit pursuant to Section 6.3(a) above and Sections 6.3(b)(ii), 6.3(b)(iii) and 6.3(b)(iv) below; (B) Each tax capital account shall be decreased by the amount of expense or loss (Losses or Disposition Losses) which shall have been allocated to the Unitholder who shall hold the Unit pursuant to Section 6.3(a) above and Sections 6.3(b)(v), 6.3(b)(vi) and 6.3(b)(vii) below and by the amount of any distribution which shall have been received by the Unitholder with respect to the Unit (other than on redemption of Units); and (C) If a Unit is redeemed, the tax capital account with respect to such Unit shall be eliminated on the Redemption Date.

(ii) Disposition Gain shall be allocated first to each Unitholder, if any, who redeemed or exchanged all or a portion of his, her or its Units up to the amount of the excess, if any, of the amount such Unitholder received in respect of the redeemed Units or the value of the Units received in the exchange over the portion of the balance of such Unitholder’s tax capital account attributable to such redeemed or exchanged Units (the “Gain Disparity”); provided, however, that if such Disposition Gain is insufficient to cover all such allocations, it shall be allocated among such Unitholders in the ratio that the Gain Disparity of each such Unitholder bears to the sum of the Gain Disparities of all such Unitholders.

Exhibit A-30

(iii) Disposition Gain that remains after the allocation pursuant to Section 6.3(b)(ii) above shall be allocated first among all Unitholders whose book capital accounts shall be in excess of their Units’ tax capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(iii), described in Section 6.3(b)(i) above) in the ratio that each such Unitholder’s excess shall bear to all such Unitholder’s excesses.

(iv) Disposition Gain that remains after the allocation pursuant to Section 6.3(b)(iii) above shall be allocated to the Unitholders in the ratio that each Unitholder’s book capital account bears to all Unitholders’ book capital accounts.

(v) Disposition Loss shall be allocated first to each Unitholder, if any, who redeemed or exchanged all or a portion of his, her or its Units up to the amount of the excess, if any, of the portion of the balance of such Unitholder’s tax capital account attributable to the redeemed or exchanged Units over the amount such Unitholder received in respect of the redeemed Units or the value of the Units received in the exchange (the “Loss Disparity”); provided, however, that if such Disposition Loss is insufficient to cover all such allocations, it shall be allocated among such Unitholders in the ratio that the Loss Disparity of each such Unitholder bears to the sum of the Loss Disparities of all such Unitholders.

(vi) Disposition Loss that remains after the allocation pursuant to Section 6.3(b)(v) above shall be allocated first among all Unitholders whose Units’ tax capital accounts shall be in excess of their book capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(vi), described in Section 6.3(b)(i) above) in the ratio that each such Unitholder’s excess shall bear to all such Unitholders’ excesses.

(vii) Disposition Loss that remains after the allocation pursuant to Section 6.3(b)(vi) above shall be allocated to the Unitholders in the ratio that Unitholder’s book capital account bears to all Unitholders’ book capital accounts.

(c) The tax allocations prescribed by this Section 6.3 shall be made to each holder of a Unit whether or not the holder is a substituted Limited Owner. For purposes of this Section 6.3, tax allocations shall be made to the Managing Owner’s Units on a Unit-equivalent basis.

(d) The allocation of income and loss (and items thereof) for federal income tax purposes set forth in this Section 6.3 is intended to allocate taxable income and loss among Unitholders generally in the ratio and to the extent that net profit and net loss shall be allocated to such Unitholders under Section 6.2 so as to eliminate, to the extent possible, any disparity between a Unitholder’s book capital account and his tax capital account, consistent with the principles set forth in Sections 704(b) and (c) of the Code. Notwithstanding Section 6.3(b), if the allocations in Section 6.3(b)(ii) and 6.3(b)(v) fail to allocate Disposition Gain or Disposition Loss sufficient to eliminate the relevant Gain Disparity or Loss Disparity, the Managing Owner shall first allocate Disposition Gain or Disposition Loss in later periods to eliminate such Gain Disparity or Loss Disparity.

(e) Notwithstanding this Section 6.3, if after taking into account any distributions to be made with respect to such Unit for the relevant period pursuant to Section 6.4 herein, any allocation would produce a deficit in the book capital account of a Unit, the portion of such allocation that would create such a deficit shall instead be allocated pro rata to the book capital accounts of the other Units held by the same Unitholder (subject to the same limitation) and, as to any balance, shall be allocated pro rata to the book capital accounts of all the remaining Unitholders (subject to the same limitation).

SECTION 6.4 Allocation of Distributions. Initially, distributions shall be made by the Managing Owner, and the Managing Owner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, which the Trust shall make with respect to the Units; provided, however, that the Trust shall not make any distribution that violates the Delaware Statutory Trust Act. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Section 13.2) shall be made to the holders of record of Units in the ratio in which the number of Units held of record by each of them bears to the number of Units held of record by all of the Unitholders as of the record date of such distribution; provided, further, however, that any distribution made in respect of a Unit shall not exceed the book capital account for such Unit.

SECTION 6.5 Admissions of Unitholders; Transfers. For purposes of this Article VI, Unitholders shall be deemed admitted, and a tax and book capital account shall be established in respect of the Units acquired by such Unitholder or in respect of additional Units acquired by an existing Unitholder, as of (i) the Business Day for admission of the Unitholder as provided in Section 3.2(a)(v), (ii) in the case of Exchanges for Class 3 or Class 3a Units, the Business Day as of which the Managing Owner makes a determination with respect to the Service Fee Limit applicable to the Units being exchanged pursuant to Section 7.4(b) or (iii) the Business Day in which the transfer of Units to such Unitholder is recognized, as applicable, except that persons accepted as subscribers to the Trust pursuant to Section 3.2 shall be deemed admitted on the date determined pursuant to such Section. Any Unitholder shall provide the Managing Owner with a Subscription Agreement or Exchange Request, as the case may be, by 4:00 PM Eastern Time. The Managing Owner, in its sole and absolute discretion, may change such requirements upon written notice to the Unitholder. Any Unitholder to whom a Unit had been transferred shall succeed to the tax and book capital accounts attributable to the Unit transferred.

Exhibit A-31

SECTION 6.6 Liability for State and Local and Other Taxes. In the event that the Trust or any Series shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Trust or the Series shall be obligated to pay such taxes to such jurisdiction. In the event that the Trust or the Series shall be required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Unitholder’s allocable share of Trust income, the amount of such taxes shall be considered a loan by the Trust to such Unitholder, and such Unitholder shall be liable for, and shall pay to the Trust, any taxes so required to be withheld and paid over by the Trust within ten (10) days after the Managing Owner’s request therefor. Such Unitholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Units of the foreign Unitholder as necessary to satisfy) interest on the amount of taxes paid over by the Trust to the IRS or other taxing authority, from the date of the Managing Owner’s request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by U.S. Bank National Association. The amount, if any, payable by the Trust to the Unitholder in respect of its Units so redeemed, or in respect of any other actual distribution by the Trust to such Unitholder, shall be reduced by any obligations owed to the Trust by the Unitholder, including, without limitation, the amount of any taxes required to be paid over by the Trust to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Trust from any actual distribution or redemption payment to such Unitholder shall be treated as an actual distribution to such Unitholder for all purposes of this Trust Agreement.

ARTICLE VII

REDEMPTIONS

SECTION 7.1 Redemption of Units. The Unitholders recognize that the profitability of any Series depends upon long-term and uninterrupted investment of capital. It is agreed, therefore, that Series profits and gains may be automatically reinvested, and that distributions, if any, of profits and gains to the Unitholders will be on a limited basis. Nevertheless, the Unitholders contemplate the possibility that one or more of the Limited Owners may elect to realize and withdraw profits, or withdraw capital through the redemption of Units prior to the dissolution of a Series. In that regard and subject to the provisions of Section 4.2(h):

(a) Subject to the conditions set forth in this Article VII, each Limited Owner (or any permitted assignee thereof) shall have the right to redeem a Limited Unit or portion thereof on any Redemption Date. The Managing Owner, in its sole and absolute discretion, may change the notice requirement pursuant to Section 7.1(c) upon written notice to such redeeming Unitholder. Units will be redeemed on a “first in, first out” basis based on time of receipt of redemption requests at a redemption price equal to the Net Asset Value of a Series per Unit calculated as of the Valuation Point immediately preceding the applicable Redemption Date. If a Unitholder (or permitted assignee thereof) is permitted to redeem any or all of his Units as of a date other than a Redemption Date, such adjustments in the determination and allocation among the Unitholders of Disposition Gain, Disposition Loss, Profits, Losses and items of income or deduction for tax accounting purposes shall be made as are necessary or appropriate to reflect and give effect to the redemption.

(b) The value of a Unit for purposes of redemption shall be the book capital account balance of such Unit at the Valuation Point immediately preceding the Redemption Date, less any amount owing by such Limited Owner (and his permitted assignee, if any) to the Trust pursuant to Sections 4.6(g), 5.3(h) or 6.6 of this Trust Agreement. If redemption of a Unit shall be requested by a permitted assignee, all amounts which shall be owed to the Trust under Sections 4.6(g), 5.3(h) or 6.6 hereof by the Unitholder of record, as well as all amounts which shall be owed by all permitted assignees of such Units, shall be deducted from the Net Asset Value of a Series of such Units upon redemption.

(c) The effective date of redemption shall be the Redemption Date, and payment of the value of the redeemed Units (except for Units redeemed as part of an Exchange as provided in Section 7.4) generally shall be made within seven (7) Business Days following the Redemption Date; provided, that all liabilities, contingent or otherwise, of the Trust or any Series in the Trust, except any liability to Unitholders on account of their Capital Contributions, have been paid or there remains property of the Series sufficient to pay them; and provided further, that under extraordinary circumstances as may be determined by the Managing Owner in its sole discretion, including, but not limited to, the inability to liquidate Commodity positions as of such Redemption Date, or default or delay in payments due the Trust from commodity brokers, banks or other Persons, or significant administrative hardship, the Trust may in turn delay payment to Limited Owners requesting redemption of Units of the proportionate part of the value of redeemed Units represented by the sums which are the subject of such default or delay, in which event payment for redemption of such Units will be made to Limited Owners as soon thereafter as is practicable. A Limited Owner may revoke his notice of intent to redeem on or prior to the Redemption Date by written instructions to the Managing Owner. If a Limited Owner revokes his notice of intent to redeem and thereafter wishes to redeem, such Limited Owner will be required to submit written notice thereof in accordance with Section 7.1(d) and will be redeemed on the first Redemption Date to occur after the Managing Owner shall have been in receipt of such written notice for at least one (1) Business Day; provided, however, that the Managing Owner must receive such written notice by 4:00 PM Eastern Time in order for the redemption to be effective as of the next Business Day. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to such Limited Owner.

Exhibit A-32

(d) A Limited Owner (or any permitted assignee thereof) wishing to redeem Units must provide the Managing Owner with written notice of his intent to redeem, which notice shall specify the name and address of the redeeming Limited Owner and the amount of Limited Units sought to be redeemed. The notice of redemption shall be in the form annexed to the Prospectus or in any other form acceptable to the Managing Owner and shall be mailed or delivered to the principal place of business of the Managing Owner. Such notice must include representations and warranties that the redeeming Limited Owner (or any permitted assignee thereof) is the lawful and beneficial owner of the Units to be redeemed and that such Units are not subject to any pledge or otherwise encumbered in any fashion. In certain circumstances, the Trust may require additional documents, such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator or certificates of corporate authority. Limited Owners requesting redemption shall be notified in writing within seven (7) Business Days following the Redemption Date whether or not their Units will be redeemed, unless payment for the redeeming Units is made within that seven (7) Business Day period, in which case the notice of acceptance of the redemption shall not be required.

(e) The Managing Owner may suspend temporarily any redemption for up to 30 days if the effect of such redemption, either alone or in conjunction with other redemptions, would be to impair the Trust’s ability to operate in pursuit of its objectives. The Managing Owner may also suspend temporarily any redemption for up to 30 days in the event of a natural disaster, force majeure, act of war, terrorism or other event which results in the closure of financial markets. In addition, the Managing Owner may mandatorily redeem Units pursuant to Section 4.2(h).

(f) Units that are redeemed shall be extinguished and shall not be retained or reissued by the Trust or any Series.

(g) Except as discussed above, all requests for redemption in proper form will be honored, and the Series’ positions will be liquidated to the extent necessary to discharge its liabilities on the Redemption Date.

SECTION 7.2 Redemption by the Managing Owner. Notwithstanding any provision in this Trust Agreement to the contrary, for so long as it shall act as the Trust’s Managing Owner, the Managing Owner shall not transfer or redeem any of its General Units to the extent that any such transfer or redemption would result in its having less than a one percent (1%) interest in the aggregate of all Series of the Trust.

SECTION 7.3 Redemption Fee. Limited Owners who redeem all or a portion of their Units in the Class 1 or Class 1a of any Series during the first twelve (12) months following the effective date of their purchase shall be subject to a redemption fee of up to (i) 2.0% of the Net Asset Value at which they are redeemed, in the case of the redemption of Units sold on or after the date of effectiveness of the first Registration Statement covering the Class 3 Units or Class 3a Units of the respective Series, or (ii) 3.0% of the Net Asset Value at which they are redeemed, in the case of the redemption of any other Class 1 Units of any Series or Class 1a Units of the Equinox Frontier Balanced Fund; provided, however, that the amount of the redemption fee shall be reduced pro rata on a daily basis by approximately 1/365th each day following the end of the month in which the Limited Owner purchased such Units. This redemption fee will not be charged if a Limited Owner simultaneously exchanges the redeemed Units thereof for Units of aggregate equal value in another Series. Such redemption fees shall be payable to the Managing Owner.

SECTION 7.4 Exchange of Units.

(a) Inter-Series Exchanges. Units in one Series may be exchanged, without applicability of redemption fees, for Units of equivalent value of any other Series (an “Exchange”) on any Business Day, subject to (i) the conditions on redemptions in this Article VII, (ii) the availability of a sufficient number of registered Units of the Series being exchanged into and (iii) the registration for sale in such Unitholders’ state(s) of residence of such Units of the Series being exchanged into; provided, however, that (x) Units in the Class 1 or Class 2, as applicable, of a Series may only be exchanged with Units in the Class 1 or Class 2, as applicable, of another Series. The Managing Owner may provide for exchange equalization fees applicable to Exchanges into a particular Series in the instrument pursuant to which such Series established and designated by the Managing Owner as provided in Section 3.4(b). Such exchange equalization fee shall be payable to the Managing Owner. For the avoidance of doubt, the provisions of this Section 7.4(a) shall not apply to any Class 3 or Class 3a Units of any Series.

(b) Intra-Series Exchanges for Class 3 Units and Class 3a Units. Class 3 Units of any Series, or Class 3a Units of the Equinox Frontier Long/Short Commodity Fund or Equinox Frontier Balanced Fund, shall be issued in exchange for a Limited Owner’s Class 1 Units or Class 2 Units of such Series, or Class 1a Units or Class 2a Units of the Equinox Frontier Long/Short Commodity Fund or Equinox Frontier Balanced Fund, as applicable, as of any Business Day when the Managing Owner determines that the Service Fee Limit with respect to such Class 1 Units, Class 2 Units, Class 1a Units or Class 2a Units has been reached as of such Business Day, or it anticipates that the Service Fee Limit applicable to such Units will be reached during the following Business Day; provided, however, that no Legacy Unit shall be exchanged for a Class 3 Unit. The “Service Fee Limit” applicable to each Unit is reached when (i) the aggregate underwriting compensation (determined in accordance with NASD Rule 2810 of the Financial Industry Regulatory Authority, Inc.) paid in respect of such Unit totals 10% of the purchase price of such Unit or (ii) in the case of each Unit of any Class of any Series sold on or after the date of effectiveness of the first Registration Statement covering the Class 3 Units of the respective Series, when the aggregate initial and ongoing service fees received by the Selling Agent with respect to such Unit total 9% of the purchase price of such Unit, if that occurs earlier. A “Legacy Unit” is any Class 1 or Class 2 Unit of the Equinox Frontier Balanced Fund, Equinox Frontier Select Fund, Equinox Frontier Winton Fund or Equinox Frontier Heritage Fund that was registered, or was in the process of registration,

Exhibit A-33

for sale under a Registration Statement filed with the NASD Corporate Financing Department before October 12, 2004. These provisions of this Section 7.4(b) shall become effective upon the effectiveness of the first Registration Statement covering the Class 3 Units of the respective Series.

ARTICLE VIII

THE LIMITED OWNERS

SECTION 8.1 No Management or Control; Limited Liability. The Limited Owners shall not participate in the management or control of the Trust’s business nor shall they transact any business for the Trust or any Series thereof or have the power to sign for or bind the Trust or any Series thereof, said power being vested solely and exclusively in the Managing Owner. Except as provided in Section 8.3 hereof, no Limited Owner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of his Capital Contribution plus his share of the Trust Estate of any Series in which such Limited Owners owns a Unit and profits remaining in the Series, if any. Except as provided herein, each Limited Unit owned by a Limited Owner shall be fully paid and no assessment shall be made against any Limited Owner. No salary shall be paid to any Limited Owner in his capacity as a Limited Owner, nor shall any Limited Owner have a drawing account or earn interest on his contribution.

SECTION 8.2 Rights and Duties. The Limited Owners shall have the following rights, powers, privileges, duties and liabilities:

(a) Each Limited Owner shall have the right to obtain information of all things affecting the Trust (or any Series thereof in which it holds a Unit), provided that such is for a purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust, including, without limitation, such reports as are set forth in Article IX and such information as is set forth in Section 4.3(l) hereof. In the event that the Managing Owner neglects or refuses to produce or mail to a Limited Owner a copy of the information set forth in Section 4.3(l) hereof, the Managing Owner shall be liable to such Limited Owner for the costs, including reasonable attorney’s fees, incurred by such Limited Owner to compel the production of such information, and for any actual damages suffered by such Limited Owner as a result of such refusal or neglect; provided, however, it shall be a defense of the Managing Owner that the actual purpose of the Limited Owner’s request for such information was not reasonably related to the Limited Owner’s interest as a beneficial owner in the Trust (e.g., to secure such information in order to sell it, or to use the same for a commercial purpose unrelated to the participation of such Limited Owner in the Trust). The foregoing rights are in addition to, and do not limit, other remedies available to Limited Owners under federal or state law.

(b) The Limited Owners shall receive from the assets of the Series in which they hold Units, the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

(c) Except for the Limited Owners’ redemption rights set forth in Article VII hereof or upon a mandatory redemption effected by the Managing Owner pursuant to Section 4.2(h) hereof, Limited Owners shall have the right to demand the return of their capital account only upon the dissolution and winding up of the Series in which they hold Units and only to the extent of funds available therefor. In no event shall a Limited Owner be entitled to demand or receive property other than cash. Except with respect to Series, Class or Sub-Class differences, no Limited Owner shall have priority over any other Limited Owner either as to the return of capital or as to profits, losses or distributions. No Limited Owner shall have the right to bring an action for partition against the Trust.

(d) Limited Owners holding Units representing at least a majority (over 50%) in Net Asset Value of each affected Series (not including Units held by the Managing Owner and its Affiliates, including the commodity broker) voting separately as a class may vote to (i) continue the Trust as provided in Section 13.1(b), (ii) approve the voluntary withdrawal of the Managing Owner and elect a successor Managing Owner as provided in Section 4.10, (iii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iv) elect and appoint one or more additional Managing Owners, (v) approve a material change in the trading policies of a Series, or the brokerage fees paid by a Series, as set forth in the Prospectus, which change shall not be effective without the prior written approval of such majority, (vi) approve the termination of any agreement entered into between the Trust and the Managing Owner or any Affiliate of the Managing Owner for any reason, without penalty, (vii) approve amendments to this Trust Agreement as set forth in Section 11.1 hereof, and (viii) terminate the Series as provided in Section 13.1(g), and in the case of (iv), (v) and (vi) in each instance on sixty (60) days’ prior written notice.

Except as set forth above, the Limited Owners shall have no voting or other rights with respect to the Trust. Prior to the exercise by the Limited Owners of the rights set forth in Section 8.2(d), the Trust will, if practicable, provide the Limited Owners with an opinion of independent legal counsel in each state where the Trust may be deemed to be conducting its business with respect to whether or not such exercise would constitute such participation in the control of the Trust business as would adversely affect the Limited Owners limited liability under the laws of such state.

Exhibit A-34

SECTION 8.3 Limitation on Liability.

(a) Except as provided in Sections 4.6(g), 5.3(h) and 6.6 hereof, and as otherwise provided under Delaware law, the Limited Owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of the Trust in excess of his Capital Contribution to the Trust and his share of the Trust Estate and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Limited Owner’s Subscription Agreement delivered in connection with his purchase of Units. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.

(b) The Trust shall indemnify, on a pro rata basis among Series, to the full extent permitted by law and the other provisions of this Agreement, and to the extent of the Trust Estate, each Limited Owner (excluding the Managing Owner to the extent of its ownership of any Limited Units) against any claims of liability asserted against such Limited Owner solely because he is a beneficial owner of one or more Series’ Units (other than for taxes for which such Limited Owner is liable under Section 6.6 hereof).

(c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Limited Owners individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Limited Owners’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Limited Owners individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of each Series to the extent set forth in Section 3.6 and 3.7 hereof.

ARTICLE IX

BOOKS OF ACCOUNT AND REPORTS

SECTION 9.1 Books of Account. Proper books of account for the Trust and each Series shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Trust’s business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of any Series, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and the Trust shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.

SECTION 9.2 Annual Reports and Monthly Statements.

(a) Each Limited Owner shall be furnished with an annual report within 120 days after the close of the fiscal year containing the following information: (i) a balance sheet as of the end of the Fiscal Year and statements of income and Limited Owners’ equity and cash flows for the year then ended, all of which shall be prepared in accordance with GAAP and accompanied by an auditor’s report containing an opinion of an independent certified public accountant or independent public accountant, (ii) a statement showing the total fees, compensation, brokerage commissions and expenses paid by the Trust, segregated as to type and stated both in aggregate dollar terms and as a percentage of Net Asset Value, and (iii) the average round turn rate for the Fiscal Year.

(b) Each Limited Owner shall be furnished as of the end of each month and as of the end of each Fiscal Year with (i) such reports (in such detail) as are required to be given to Limited Owners by the CFTC and the NFA, (ii) any other reports (in such detail) required by any other governmental authority which has jurisdiction over the activities of the Trust and (iii) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.

(c) The Managing Owner shall ensure the calculation of the Net Asset Value of the Trust daily and shall make available upon the request of a Limited Owner, the Net Asset Value per Series per Unit.

SECTION 9.3 Tax Information. Appropriate tax information (adequate to enable each Limited Owner to complete and file his federal tax return) shall be delivered to each Limited Owner as soon as practicable following the end of each Fiscal Year but generally no later than March 15.

Exhibit A-35

SECTION 9.4 Calculation of Net Asset Value of a Series. Net Asset Value of a Series will be estimated as required. Upon request, on any Business Day, the Managing Owner shall make available to any Limited Owner the estimated Net Asset Value of a Series per Unit. Each Limited Owner shall be notified of any decline in the estimated Net Asset Value of a Series per Unit to less than 50% of the Net Asset Value of a Series per Unit as of the preceding Valuation Point within seven (7) Business Days of such occurrence. Included in such notification shall be a description of the Limited Owners’ voting rights as set forth in Section 8.2 hereof.

SECTION 9.5 Other Reports. The Managing Owner shall send such other reports and information, if any, to the Limited Owners as it may deem necessary or appropriate. Each Limited Owner shall be notified of (a) any material change in the terms of the Advisory Agreement, including any change in the Trading Advisor or any modification in connection with the method of calculating the incentive fee; (b) any change of Trustee; (c) any other material change affecting the compensation of any party within seven (7) Business Days of such occurrence; and (d) a description of any material effect on the Units such changes may have. Included in such notification shall be a description of the Limited Owners’ voting rights as set forth in Section 8.2 hereof and redemption rights as set forth in Section 7.1 hereof. In addition, the Managing Owner shall submit to the Securities Administrator of any State having jurisdiction over the Trust any information required to be filed with such Administrator, including, but not limited to, reports and statements required to be distributed to the Limited Owners.

SECTION 9.6 Maintenance of Records. The Managing Owner shall maintain (a) for a period of at least eight (8) Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known address of, and number of Units owned by, all Unitholders, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Series’ federal, state and local income tax returns and reports, if any, and a record of the information obtained to indicate that a Limited Owner meets the investor suitability standards set forth in the Prospectus, and (b) for a period of at least six (6) Fiscal Years copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust.

SECTION 9.7 Certificate of Trust. Except as otherwise provided in the Delaware Statutory Trust Act or this Trust Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Limited Owner. Each such Certificate of Trust shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Limited Owners in accordance with this Trust Agreement. The Certificate of Trust shall not be amended in any respect if the effect of such amendment is to diminish the limitation on interseries liability under Section 3804 of the Delaware Statutory Trust Act.

SECTION 9.8 Registration of Units. Subject to Section 4.3(l) hereof, the Managing Owner shall keep, at the Trust’s principal place of business, a Unit Register in which, subject to such reasonable regulations as it may provide, it shall provide for the registration of Units and of transfers of Units. Subject to the provisions of Article V, the Managing Owner may treat the Person in whose name any Unit shall be registered in the Unit Register as the Unitholder of such Unit for the purpose of receiving distributions pursuant to Article VI and for all other purposes whatsoever.

ARTICLE X

FISCAL YEAR

SECTION 10.1 Fiscal Year. The fiscal year of the Trust (“Fiscal Year”) shall begin on the 1st day of January and end on the 31st day of December of each year. The first Fiscal Year shall commence on August 8, 2003, and end on the 31st day of December, 2003.

ARTICLE XI

AMENDMENT OF TRUST AGREEMENT; MEETINGS

SECTION 11.1 Amendments to the Trust Agreement.

(a) Amendments to this Trust Agreement may be proposed by the Managing Owner or by Limited Owners holding Units equal to at least ten percent (10%) of the Net Asset Value of each Series of the Trust, unless the proposed amendment affects only certain Series, in which case such amendment may be proposed by Limited Owners holding Units equal to at least ten percent (10%) of Net Asset Value of a Series of each affected Series. Following such proposal, the Managing Owner shall submit to the Limited Owners of each affected Series a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Owners. The Managing Owner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of a Series (excluding Units held by the Managing Owner and its Affiliates) of the Trust or, if the proposed amendment affects only certain Series, of each affected Series, or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal

Exhibit A-36

counsel as set forth in Section 8.2 hereof and to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Owners as described in Section 8.3 of this Trust Agreement. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of Limited Owners holding a greater interest in Limited Units than is required to amend this Trust Agreement under this Section 11.1, and/or the approval or affirmative vote of the Managing Owners, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the minimum number of Unitholders which would be required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this Section 11.1. In addition, except as otherwise provided below, reduction of the capital account of any assignee or modification of the percentage of Profits, Losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Trust Agreement without such assignee’s approval.

(b) Notwithstanding any provision to the contrary contained in Section 11.1(a) hereof, the Managing Owner may, without the approval of the Limited Owners, make such amendments to this Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein, for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause (iii) unless the adoption thereof (A) is not adverse to the interests of the Limited Owners; (B) is consistent with Section 4.1 hereof; (C) except as otherwise provided in Section 11.1(c) below, does not affect the allocation of Profits and Losses among the Limited Owners or between the Limited Owners and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Limited Owners, as described in Article VIII hereof or the status of the each Series as a partnership for federal income tax purposes.

(c) Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Managing Owner may, without the approval of the Limited Owners, amend the provisions of Article VI of this Trust Agreement relating to the allocations of Profits, Losses, Disposition Gain, Disposition Loss and distributions among the Unitholders if the Trust is advised at any time by the Trust’s accountants or legal counsel that the allocations provided in Article VI of this Trust Agreement are unlikely to be respected for federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law. The Managing Owner is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of the accountants and counsel to effect the allocations and distributions provided in this Trust Agreement. New allocations made by the Managing Owner in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the Managing Owner to the Trust and the Limited Owners, and no such new allocation shall give rise to any claim or cause of action by any Limited Owner.

(d) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Statutory Trust Act, to reflect such change.

(e) No amendment shall be made to this Trust Agreement without the consent of the Trustee if such amendment adversely affects any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Limited Owners are permitted to take under Section 8.2(d) above. The Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.

(f) No provision of this Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

SECTION 11.2 Meetings of the Trust. Meetings of the Unitholders of the Trust or any Series thereof may be called by the Managing Owner and will be called by it upon the written request of Limited Owners holding Units equal to at least ten percent (10%) of the Net Asset Value of a Series of the Trust or any Series thereof. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited Owners. The Managing Owner shall deposit in the United States mails, within fifteen (15) days after receipt of said request, written notice to all Unitholders of the Trust or any Series thereof of the meeting and the purpose of the meeting, which shall be held on a date, not less than thirty (30) nor more than sixty (60) days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Owners for the debts of the Trust. Unitholders may vote in person or by proxy at any such meeting.

SECTION 11.3 Action Without a Meeting. Any action required or permitted to be taken by Unitholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Unitholder to any action of the Trust or any Unitholder, as contemplated by this Agreement, is solicited by the Managing Owner, the solicitation shall be effected by notice to each Unitholder given in the manner provided in Section 15.4. The vote or consent of each Unitholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Unitholder, unless the Unitholder expresses written objection to the vote or consent by notice given in the manner provided in Section 15.4 below and actually received by the Trust within 20 days after the notice of solicitation is effected. The Managing Owner and all persons dealing with the Trust shall be entitled to

Exhibit A-37

act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Unitholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Unitholders in any manner other than as expressly provided in Section 15.4.

ARTICLE XII

TERM

SECTION 12.1 Term. The term for which the Trust and each Series is to exist shall commence on the date of the filing of the Certificate of Trust, and shall expire on December 31, 2053, unless sooner terminated pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

ARTICLE XIII

TERMINATION

SECTION 13.1 Events Requiring Dissolution of the Trust or any Series. The Trust or, as the case may be, any Series thereof shall dissolve at any time upon the happening of any of the following events:

(a) The expiration of the Trust term as provided in Article XII hereof.

(b) The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of ninety (90) days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an “Event of Withdrawal”) unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Trust or (ii) within ninety (90) days of such Event of Withdrawal all the remaining Unitholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is terminated as the result of an Event of Withdrawal and a failure of all remaining Unitholders to continue the business of the Trust and to appoint a successor Managing Owner as provided in clause (b)(ii) above, within one hundred twenty (120) days of such Event of Withdrawal, Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the Managing Owner and its Affiliates) may elect to continue the business of the Trust thereof by forming a new statutory trust (the “Reconstituted Trust”) on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Trust). Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such an election is made, all Limited Owners of the Trust shall be bound thereby and continue as Limited Owners of the Reconstituted Trust.

(c) The occurrence of any event which would make unlawful the continued existence of the Trust or any Series thereof, as the case may be.

(d) With respect to the Trust, the failure to sell the Subscription Minimums of all Series or, with respect to a Series, the failure to sell the Subscription Minimum during the Initial Offering Period.

(e) In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.

(f) The Trust or, as the case may be, any Series becomes insolvent or bankrupt.

(g) The Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of a Series (which excludes the Units of the Managing Owner and its Affiliates) vote to dissolve the Series, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of such Series’ termination.

(h) The Limited Owners of each Series holding Units representing at least a majority (over 50%) of the Net Asset Value of the Series (which excludes the Units of the Managing Owner and its Affiliates) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of such terminations.

(i) The decline of the Net Asset Value of a Series of the Trust Estate by fifty percent (50%) from the Net Asset Value of a Series of the Trust Estate (i) at the commencement of the Series’ trading activities or (ii) on the first day of a fiscal year, in each case after appropriate adjustment for distributions, additional capital contributions and redemptions.

(j) The determination of the Managing Owner that the Series’ aggregate net assets in relation to the operating expenses of the Series make it unreasonable or imprudent to continue the business of the Series.

Exhibit A-38

The death, legal disability, bankruptcy, insolvency, dissolution or withdrawal of any Limited Owner (as long as such Limited Owner is not the sole Limited Owner of the Trust) shall not result in the termination of the Trust or any Series thereof, and such Limited Owner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Owner’s Units except as provided in Section 7.1 hereof. Each Limited Owner (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Series in which they own a Unit and any right to an audit or examination of the books of the Series in which they own a Unit, except for such rights as are set forth in Article IX hereof relating to the Books of Account and reports of the Series.

SECTION 13.2 Distributions on Dissolution. Upon the dissolution of the Trust or any Series, the Managing Owner (or in the event there is no Managing Owner, such person (the “Liquidating Trustee”) as the majority in interest of the Limited Owners may propose and approve) shall take full charge of the Trust’s or Series’ assets and liabilities. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, the business and affairs of the Trust or Series shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust or Series of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Managing Owner and each Limited Owner pro rata in accordance with his positive book capital account balance, less any amount owing by such Unitholder to the Trust or Series, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Unitholders pursuant to Article VI. After the distribution of all remaining assets of the Trust or Series, the Managing Owner will contribute to the Trust or Series an amount equal to the lesser of (i) the deficit balance, if any, in its book capital account, and (ii) the excess of 1.01% of the total Capital Contributions of the Limited Owners over the capital previously contributed by the Managing Owner. Any Capital Contributions made by the Managing Owner pursuant to this Section shall be applied first to satisfy any amounts then owed by the Trust or Series to its creditors, and the balance, if any, shall be distributed to those Unitholders in the Trust or Series whose book capital account balances (immediately following the distribution of any liquidation proceeds) were positive, in proportion to their respective positive book capital account balances.

SECTION 13.3 Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of all Series of the Trust, the Trust shall terminate and Managing Owner or Liquidating Trustee, as the case may be, shall execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Statutory Trust Act. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

ARTICLE XIV

POWER OF ATTORNEY

SECTION 14.1 Power of Attorney Executed Concurrently. Concurrently with the written acceptance and adoption of the provisions of this Trust Agreement, each Limited Owner shall execute and deliver to the Managing Owner a Power of Attorney as part of the Subscription Agreement, or in such other form as may be prescribed by the Managing Owner. Each Limited Owner, by its execution and delivery hereof, irrevocably constitutes and appoints the Managing Owner and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for such Limited Owner with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

(a) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction;

(b) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and

(c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.

Exhibit A-39

SECTION 14.2 Effect of Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner:

(a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited Owner;

(b) May be exercised by the Managing Owner for each Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

(c) Shall survive the delivery of an assignment by a Limited Owner of the whole or any portion of his Limited Units; except that where the assignee thereof has been approved by the Managing Owner for admission to the Trust as a substituted Limited Owner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Owner to execute, acknowledge and file any instrument necessary to effect such substitution. Each Limited Owner agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.

SECTION 14.3 Limitation on Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner shall not authorize the Managing Owner to act on behalf of Limited Owners in any situation in which this Trust Agreement requires the approval of Limited Owners unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Trust Agreement shall control.

ARTICLE XV

MISCELLANEOUS

SECTION 15.1 Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 15.1, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Statutory Trust Act) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Managing Owner, the Unitholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Statutory Trust Act) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

SECTION 15.2 Provisions In Conflict With Law or Regulations.

(a) The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Statutory Trust Act or other applicable federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.

(b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

Exhibit A-40

SECTION 15.3 Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

SECTION 15.4 Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Units, notices of assignment, transfer, pledge or encumbrance of Units, and reports and notices by the Managing Owner to the Limited Owners) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Units shall be effective upon timely receipt by the Managing Owner in writing.

SECTION 15.5 Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

SECTION 15.6 Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Unitholders. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and permitted assignees, and all Unitholders and assignees agree that the Trust and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owners and assignees shall be bound by such determination.

SECTION 15.7 No Legal Title to Trust Estate. The Unitholders shall not have legal title to any part of the Trust Estate.

SECTION 15.8 Creditors. No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Trust Estate.

SECTION 15.9 Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Exhibit A-41

IN WITNESS WHEREOF, the undersigned have duly executed this Second Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY,
as Trustee

By:
Name:
Title:

EQUINOX FUND MANAGEMENT, LLC,
as Managing Owner

By:
Name:
Title:
All Limited Owners now and hereafter admitted as Limited Owners of the Trust, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner

By:
Attorney-in fact

Exhibit A-42

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED

DECLARATION OF TRUST

AND

TRUST AGREEMENT

OF

EQUINOX FRONTIER FUNDS

A Delaware Statutory Trust

This FIRST AMENDMENT (the “Amendment”) to the Second Amended and Restated Declaration of Trust and Trust Agreement, dated as of December 9, 2013 (the “Trust Agreement”), of Equinox Frontier Funds, a Delaware statutory trust (the “Trust”), is entered into effective as of March 6, 2017, pursuant to Section 11.1 of the Trust Agreement.

WHEREAS, pursuant to Sections 11.1 and 11.3 of the Trust Agreement, the requisite consent of the Limited Owners has been obtained to approve the admission and substitution of Frontier Fund Management LLC, a Delaware limited liability company (“Frontier Fund Management”), for Equinox Fund Management, LLC, a Delaware limited liability company (“Equinox”), as the Managing Owner of the Trust and each series of the Trust, and Equinox desires to cease to be the Managing Owner of the Trust and each series of the Trust for all purposes, and Frontier Fund Management desires to be admitted and substituted as the Managing Owner for all purposes;

WHEREAS, Equinox has agreed to assign, transfer, and convey such amount of its General Units to Frontier Fund Management as Frontier Fund Management is required to hold in its capacity as Managing Owner pursuant to the Trust Agreement.

NOW THEREFORE, in connection with the substitution of Frontier Fund Management for Equinox as the Managing Owner, the Trust Agreement is hereby amended as follows:

1.       Defined Terms. Unless otherwise indicated, capitalized terms shall have the meanings ascribed to them in the Trust Agreement.

2.       Amendment to Section 1.1 of the Trust Agreement. Section 1.1 is amended to amend and restate the definition of “Managing Owner” in its entirety as follows:

“Managing Owner” means Frontier Fund Management LLC or any substitute therefor as provided herein.

3.       Amendment to Section 1.2 of the Trust Agreement. The first sentence of Section 1.2 of the Trust Agreement is hereby amended and restated in its entirety as follows:

The name of the Trust is “Frontier Funds.”

4.       Amendment to Section 1.3(b) of the Trust Agreement. The last sentence of Section 1.3(b) of the Trust Agreement is hereby amended and restated in its entirety as follows:

The current principal office of the Trust shall be at c/o Frontier Fund Management LLC, 25568 Genesee Trail Road, Golden, Colorado, 80401.

5.       Amendment to Section 1.3(c) of the Trust Agreement. The first sentence of Section 1.3(c) of the Trust Agreement is hereby amended and restated in its entirety as follows:

The Managing Owner or its predecessor in interest, as grantor of the Trust, has contributed, and the Trustee hereby acknowledges that the Trust has received, the sum of $1,000 per Series in bank accounts in the name of each Series of the Trust

Exhibit A-43

controlled by the Managing Owner, and the Trustee hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Unitholders.

6.       Amendment to Section 3.1(e) of the Trust Agreement. The first sentence of Section 3.1(e) of the Trust Agreement is hereby amended and restated in its entirety as follows:

By virtue of the initial contribution by the Managing Owner or its predecessor in interest to each initial Series of the Trust as set forth in Section 1.3(c), the Managing Owner has become the holder of ten (10) General Units of each such Series.

7.       Amendment to Section 3.4(a) of the Trust Agreement. Section 3.4(a) of the Trust Agreement is hereby amended and restated in its entirety as follows:

Without limiting the authority of the Managing Owner set forth in Section 3.4(b) to establish and designate any further Series, the Managing Owner hereby redesignates the existing Equinox Frontier Balanced Fund as the Frontier Balanced Fund, the existing Equinox Frontier Diversified Fund as the Frontier Diversified Fund, the existing Equinox Frontier Heritage Fund as the Frontier Heritage Fund, the existing Equinox Frontier Long/Short Commodity Fund as the Frontier Long/Short Commodity Fund, the existing Equinox Frontier Masters Fund as the Frontier Masters Fund, the existing Equinox Frontier Select Fund as the Frontier Select Fund, and the existing Equinox Frontier Winton Fund as the Frontier Winton Fund. As of the date hereof, the Series of the Trust are as follows:

Frontier Balanced Fund—Multi-Advisor Series (originally designated as “Balanced Series”; redesignated as “Equinox Frontier Balanced Fund” in December 2013; redesignated as “Frontier Balanced Fund” in December 2016)

Frontier Diversified Fund—Multi-Advisor Series (originally designated as “Frontier Diversified Series”; redesignated as “Equinox Frontier Diversified Fund” in December 2013; redesignated as “Frontier Diversified Fund” in December 2016)

Frontier Heritage Fund—Multi-Advisor Series (originally designated as “Graham Series”; redesignated as “Winton/Graham Series” in May 2008; redesignated as “Equinox Frontier Heritage Fund” in December 2013; redesignated as “Frontier Heritage Fund” in December 2016)

Frontier Long/Short Commodity Fund—Multi-Advisor Series (originally designated as “Long/Short Commodity Series”; redesignated as “Frontier Long/Short Commodity Series” in November 2008, to be effective upon the effectiveness of the first Registration Statement covering the Units of such Series under such redesignated name; redesignated as “Equinox Frontier Long/Short Commodity Fund” in December 2013; redesignated as “Frontier Long/Short Commodity Fund” in December 2016)

Frontier Masters Fund—Multi-Advisor Series (originally designated as “Frontier Masters Series”; redesignated as “Equinox Frontier Masters Fund” in December 2013; redesignated as “Frontier Masters Fund” in December 2016)

Frontier Select Fund—Multi-Advisor Series (originally designated as “Campbell/Graham Series”; redesignated as “Campbell/Graham/Tiverton Series” in May 2008; redesignated as “Equinox Frontier Select Fund” in December 2013; redesignated as “Frontier Select Fund” in December 2016)

Frontier Winton Fund—Winton Capital Management Limited (originally designated as “Beach Series”; redesignated as “Winton Series” in May 2006; redesignated as “Equinox Frontier Winton Fund” in December 2013; redesignated as “Frontier Winton Fund” in December 2016).

The provisions of this Article III shall be applicable to the above-designated Series and any further Series that may from time to time be established and designated by the Managing Owner as provided in Section 3.4(b).

Exhibit A-44

8.       Amendment to Sections 3.5, 4.8, 7.3 and 7.4 of the Trust Agreement. Sections 3.5, 4.8, 7.3 and 7.4 of the Trust Agreement are hereby amended to replace each reference to the names of each Series prior to the date of this Amendment with the redesignated name of such Series as set forth in the table below:

Prior Series Name	Redesignated Series Name
Equinox Frontier Balanced Fund	Frontier Balanced Fund
Equinox Frontier Diversified Fund	Frontier Diversified Fund
Equinox Frontier Heritage Fund	Frontier Heritage Fund
Equinox Frontier Long/Short Commodity Fund	Frontier Long/Short Commodity Fund
Equinox Frontier Masters Fund	Frontier Masters Fund
Equinox Frontier Select Fund	Frontier Select Fund
Equinox Frontier Winton Fund	Frontier Winton Fund

9.        Amendment to Section 13.1(e) the Trust Agreement. Section 13.1(e) of the Trust Agreement is hereby amended and restated in its entirety as follows:

In the event of the suspension, revocation or termination of the Managing Owner’s or its delegate’s registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.

10.       Amendment to Exhibit A-1 of the Trust Agreement. Exhibit A-1 is hereby amended and restated in its entirety and is replaced with the language attached hereto as Annex A.

11.       Notwithstanding any provision in the Trust Agreement to the contrary, upon the execution of this Amendment, automatically and without any further action, vote or approval of any other Person: (i) Equinox hereby transfers and assigns such amount of its General Units to Frontier Fund Management as Frontier Fund Management shall be required to hold in its capacity as managing owner of the Trust pursuant to the Trust Agreement, the Trust hereby redeems the remainder of the General Units held by Equinox at the Net Asset Value of a Series per Unit of each such General Unit as of the date hereof, and Equinox thereby ceases to be the Managing Owner of the Trust and each Series of the Trust for all purposes, and ceases to have any interest in, or the right to exercise any right or power as the Managing Owner of the Trust and each Series of the Trust; (ii) immediately prior thereto, Frontier Fund Management shall become Managing Owner of the Trust and each Series of the Trust for all purposes; (iii) the Trust shall continue without dissolution under the Trust Agreement and the Delaware Statutory Trust Act; and (iv) the consummation of the transactions effectuated and contemplated by the foregoing shall not be considered a violation of any provision of the Trust Agreement and are hereby ratified, approved and confirmed in all respects.

12.       Except as expressly amended hereby, the Trust Agreement remains in full force and effect.

Signature Page Follows

IN WITNESS WHEREOF, the Managing Owner has duly executed this Amendment as of the date first above written.

Exhibit A-45

FRONTIER FUND MANAGEMENT LLC

By:
Name:
Title:

Acknowledged and Agreed:

EQUINOX FUND MANAGEMENT, LLC,
in its capacity as the prior Managing Owner

By:
Name: Robert J. Enck
Title: President & CEO

Exhibit A-46

Exhibit A1

SECOND RESTATED CERTIFICATE OF TRUST

OF

EQUINOX FRONTIER FUNDS

This Second Restated Certificate of Trust of Equinox Frontier Funds (the “Trust”), is being duly executed and filed by the undersigned, as trustee, to amend and restate the Restated Certificate of Trust of the Trust as filed in the office of the Secretary of State of the State of Delaware on December 9, 2013, in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the “Act”).

The restated Certificate of Trust is hereby amended and restated in its entirety, pursuant to Section 3810(c)(1) of the Act, to read as follows:

FIRST: Name: The name of the statutory trust is Frontier Funds.

SECOND: Delaware Trustee: The name and address of the trustee of the Trust with its principal place of business in the State of Delaware are Wilmington Trust Company, 1100 N. Market Street, Rodney Square North, Wilmington, Delaware 19890-0001.

THIRD: Series: Pursuant to Section 3806(b)(2) of the Act, the Trust shall issue one or more series of beneficial interests having the rights, powers and duties as set forth in the governing instrument of the Trust, as the same may be amended from time to time (each, a “Series”).

FOURTH: Notice of Limitation of Liability of each Series: Pursuant to Section 3804(a) of the Act, there shall be a limitation on liability of each particular Series such that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of that Series only, and not against the assets of the Trust generally or the assets of any other Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

FIFTH: Effective Date: This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Restated Certificate of Trust in accordance with Section 3811(a) of the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee

By:

Exhibit A1-1

EXHIBIT B

FRONTIER FUNDS
SUBSCRIPTION INFORMATION

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of Frontier Funds (the “Trust”) and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the “Prospectus”).

1.	REPRESENTATIONS AND WARRANTIES

I (we) hereby represent and warrant to the Managing Owner and the Trust as follows:

(1)	I (we) satisfy one of the following financial standards outlined below for subscription in the Trust. I (we) am (are) not acting on behalf of a Plan and I (we) have either (A) a net worth (exclusive of home, home furnishings, and automobiles) of at least $250,000 or (B) a net worth (similarly calculated) of at least $70,000 and an annual gross income of at least $70,000 and not more than 10% of my net worth is invested in the Trust; and if I (we) am (are) resident(s) of Kentucky, I (we) have no more than 10% of my (our) liquid net worth invested in any series or combination of series, or in any shares of the trust’s affiliate non-publicly traded commodity pool programs. If I (we) am (are) acting on behalf of a Plan that is an IRA or a Keogh Plan which covers no common law employees or a Plan that is not subject to ERISA, each Participant meets and, if I (we) am (are) a participant in such a Plan, it meets the net worth and gross income requirement in (A) or (B) above, and not more than 10% of my net worth is invested in the Trust. If I (we) am (are) acting on behalf of a Plan subject to ERISA, the assets of the Plan are at least $250,000 and its investment in the Trust does not exceed 10% of the assets of such Plan at the time of investment. If I (we) am (are) a resident(s) of one of those states listed under “State Suitability Requirements”, I (we) meet the more restrictive or additional suitability requirements imposed by the State in which I (we) reside and not more than 10% of my net worth is invested in the Trust.

(2)	The address set forth on the signature page of this Subscription Agreement is my (our) true and correct address and I (we) have no present intention of becoming a resident of any other state or country. The information provided under that caption is true, correct, and complete as of the date of this Subscription Agreement and if there should be any material change in such information prior to my (our) admission to the Trust as a Limited Owner, I (we) will immediately furnish such revised or corrected information to the Managing Owner. I (we) will furnish the Managing Owner with such other documents as it may request to evaluate this subscription.

(3)	If I (we) am (are) an individual(s), I (we) am (are) over 21 years old and am (are) legally competent and am (are) permitted by applicable law to execute and deliver this Subscription Agreement.

(4)	If I (we) am (are) a trust or custodian of a Benefit Plan Investor (or otherwise is an entity which holds plan assets), none of the Trustee, Managing Owner, Gemini, the Trading Advisors, any Selling Agent, or Clearing Broker, or any of their affiliates either: (i) has investment discretion with respect to the investment of the assets of such entity being used to purchase Units; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such assets for a fee; or (iii) is an employer maintaining or contributing to the trust. The purchase, holding and disposition of Units will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(5)	To my (our) best knowledge, I (we) am (are) independent of the Trust and any of the parties identified in paragraph 4 above and the decision to invest in the Units was made entirely independently of such parties, and was not part of a coordinated or joint investment effort with one or more other investors.

(6)	I (we) have received a Prospectus of each Series which constitutes its Commodity Futures Trading Commission (“CFTC”) Disclosure Document, which I (we) consented to receive in electronic form, including in the form of a CD-Rom; or, at my (our) election, in hard-copy, printed form.

(7)	I (we) am (are) purchasing the Units for our own account.

(8)	If trading for the applicable Series has commenced, I (we) have received a copy of its most recent monthly report as required by the CFTC.

(9)	I (we) acknowledge that as a holder or holders of any interests in, or claims of any kind against, any Series, I (we) will seek to recover any debts, liabilities, obligations and expenses incurred or otherwise existing with respect to that Series solely from, or to assert such claims solely against, (i) the assets of that Series (and not the assets of any other Series or the Trust generally) or (ii) the Managing Owner.

(10)	I (we) represent that all of the information which I (we) has (have) provided to the Trust in connection with this Subscription Agreement and Power of Attorney is true and correct.

(11)	I (we) agree to provide any information deemed necessary by the Trust to comply with its anti-money laundering program and related responsibilities from time to time.

Exhibit B-1

(12)	I (we) represent that I (we) and each beneficial owner of the me (us), am (are) (i) not an individual, entity or organization identified on any U.S. Office of Foreign Assets Control “watch list” and do not have any affiliation of any kind with such an individual, entity or organization; (ii) not a foreign shell bank; and (iii) not a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the U.S. Financial Action Task Force.

(13)	I (we) represent that I (we) am (are) not, and no beneficial owner of me (us) is, a senior foreign political figure,[1] an immediate family member of a senior foreign political figure[2] or a close associate of a senior foreign political figure.[3]

(14)	I (we) represent that the funds to be invested in the Trust were not derived from activities that may contravene U.S. or non-U.S. anti-money laundering laws or regulations.

(15)	I (we) am (are) acquiring the Units for which I (we) has (have) subscribed for my (our) own account, as principal, for investment and not with a view to the resale or distribution of all or a portion of such Units or, if I (we) am (are) an intermediary subscribing for Units as a record owner on behalf of one or more investors or beneficial owners (“Owners”), I (we) agree that the representations made in items (10)–(14) herein are made by me (us) on behalf of and with respect to both me (us) and all such Owners.

(16)	I (we) acknowledge that, if, following my (our) investment in the Trust, the Trust or the Managing Owner reasonably believes that I (we) am (are) a Prohibited Investor or have otherwise breached my (our) representations and covenants hereunder, the Trust may be obligated to freeze my (our) investment, either by prohibiting additional investments, declining any redemption requests and/or segregating the assets constituting the investment in accordance with applicable regulations, or my (our) investment may immediately be redeemed by the Trust, and I (we) shall have no claim against the Trust or the Managing Owner for any form of damages as a result of any of the aforementioned actions.

(17)	I (we) acknowledge and agree that any redemption proceeds paid to me (us) will be paid to the same account from which my (our) investment in the Trust was originally remitted, unless the Trust agrees otherwise.

(18)	At least five (5) Business Days prior to the date of my (our) subscription, I (we) have received a copy of the final Prospectus of Frontier Funds, including the accompanying appendices, dated April 29, 2016 (the “Prospectus”), which I (we) have consented to receive in electronic form, including in the form of a CD-ROM; or at my (our) election, in hard copy, printed form, and the Prospectus supplement, if any, accompanying the Prospectus.

(19)	I (we) represent that I (we) am (are) in compliance with the provisions of the Commodity Exchange Act, as amended, and the rules of the Commodity Futures Trading Commission (the “CFTC”), including, without limitation, the commodity pool operator registration requirements. If I (we) am (are) an investment fund or other collective investment vehicle, I (we) acknowledge that my (our) commodity pool operator must be registered as such with the CFTC, and be a member in good standing with the National Futures Association (“NFA”), or exempt from such registration. I (we) have checked the boxes under Item 10 of the preceding signature page accordingly.

(20)	I (we) represent that each of the following are true:

(a) I (we) have not, within the last ten (10) years, been convicted of a felony or misdemeanor, in the United States, (i) in connection with the purchase or sale of any security, (ii) involving the making of any false filing with the SEC or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(b) I (we) am (are) not currently subject to any order, judgment or decree of any court of competent jurisdiction, entered in the last five (5) years, that restrains or enjoins me (us) from engaging in any conduct or practice (i) in connection with the purchase or sale of any security, (ii) involving the making of a false filing with the SEC or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(c) I (we) am (are) not currently subject to a “final order” 4 of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations, or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the National Credit Union Administration, or the CFTC, that (i) bars me (us) from: (I) association with an entity regulated by such commission, authority, agency, or officer; (II) engaging in the business of securities, insurance, or banking; or (III) engaging in savings association or credit union activities; or (ii) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct within the last ten (10) years;

(d) I (we) am (are) not currently subject to an order of the SEC pursuant to Section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or Section 203(e) or (f) of the Investment Advisers Act of 1940 that (i) suspends or revokes my registration as a broker, dealer, municipal securities dealer or investment adviser, (ii) places limitations on my activities, functions or operations or (iii) bars me from being associated with any entity or from participating in the offering of any penny stock;

(e) I (we) am (are) not currently subject to any order of the SEC, entered in the last five (5) years, that orders me to cease and desist from committing or causing a violation or future violation of (i) any scienter-based anti-fraud provision of the federal securities laws (including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, Section 15(c)(1) of the Securities Exchange Act of 1934 and Section 206(1) of the Investment Advisers Act of 1940, or any other rule or regulation thereunder) or (ii) Section 5 of the Securities Act;

Exhibit B-2

(f) I (we) am (are) not currently suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(g) I (we) have not filed as a registrant or issuer, or have not been named as an underwriter in, a registration statement or Regulation A offering statement filed with the SEC that, within the last five (5) years, (i) was the subject of a refusal order, stop order, or order suspending the Regulation A exemption or (ii) is currently the subject of an investigation or proceeding to determine whether such a stop order or suspension order should be issued; and

(h) I (we) am (are) not subject to (i) a United States Postal Service false representation order entered into within the last five (5) years, or (ii) a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

I confirm that all of the above representations made under this paragraph (20) are true and correct with respect to me as the Subscriber and, if I am submitting this agreement on behalf of an entity, with respect to each person (whether an individual or an entity) that controls such entity (whether through ownership of voting securities or otherwise).

If I cannot confirm all of the statements under this paragraph (20), I (we) (i) confirm that I (we) have obtained a waiver from disqualification under Rule 506(d) either (A) from the SEC or (B) from the court or regulatory authority that entered the relevant order, judgment or decree and (ii) agree to submit information about the relevant disqualifying event and evidence of the waiver to Frontier Fund Management LLC together with this agreement.

If you cannot confirm all of the foregoing matters, please contact your Financial Advisor or Frontier Fund Management LLC with a detailed explanation. Failure to respond will result in your subscription being rejected. If there is a change in circumstances that would result in a change in your confirmation of any of the foregoing matters, please promptly notify your Financial Advisor or Frontier Fund Management LLC of such change.

1 A “senior foreign political figure” is defined as an official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

2 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

3 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

4 The term “final order” means a written directive or declaratory statement issued by a federal or state agency pursuant to applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency. A final order may still be subject to appeal and otherwise meet this definition.

By making these representations and warranties, Subscribers are not waiving any rights of action which they may have under applicable federal or state securities laws. Federal securities law provides that any such waiver would be unenforceable. Subscribers should be aware, however, that the representations and warranties set forth herein may be asserted in the defense of the Trust or others in any subsequent litigation or other proceeding.

2.	CONSENT TO ELECTRONIC DELIVERY OF REPORTS

If you have checked the box under Item 11 of the preceding signature page, you are consenting to the delivery of periodic reports by the Trust to you electronically. These reports include:

●	annual reports that contain audited financial statements; and

●	monthly reports containing unaudited condensed financial statements.

You agree to download these reports from our website once you have notified by e-mail that they have been posted. You must have an e-mail address to use this service, and you must provide your e-mail address in Item 11 of the preceding signature page. If you elect to receive these reports electronically, you will not receive paper copies of the reports in the mail, unless you later revoke your consent. You may revoke your consent and receive paper copies at any time by notifying the Managing Owner in writing at 25568 Genesee Trail Road, Golden, Colorado, 80401. Furthermore, if your e-mail address changes, you must immediately advise the Trust at the address above.

Exhibit B-3

3.	SUBSCRIBER’S CONSENT AND SUBORDINATION AGREEMENT

I (we), a Subscriber(s) who is(are) purchasing Units in the Series that is the subject of this agreement (the “Contracting Series”), agrees and consents (the “Consent”) to look solely to the assets (the “Contracting Series Assets”) of the Contracting Series and to the Managing Owner and its assets for payment. The Contracting Series Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Contracting Series, including, without limitation, funds delivered to the Trust for the purchase of Units in a Series.

In furtherance of the Consent, the Subscriber agrees that (i) any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, “Claims”) incurred, contracted for or otherwise existing and (ii) any Units, beneficial interests or equity ownership of any kind (collectively, “Units”), arising from, related to or in connection with the Trust and its assets and the Contracting Series and the Contracting Series Assets, shall be subject to the following limitations:

(a)	Subordination of certain claims and rights. (i) except as set forth below, the Claims and Units, if any, of the Subscriber (collectively, the “Subordinated Claims and Units”) shall be expressly subordinate and junior in right of payment to any and all other Claims against and Units in the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract; provided, however, that the Subscriber’s Claims (if any) against and Units (if any) in the Contracting Series shall not be considered Subordinated Claims and Units with respect to enforcement against and distribution and repayment from the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and provided further that (1) the Subscriber’s valid Claims, if any, against the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Contracting Series and (2) the Subscriber’s Units, if any, in the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other Units in the Contracting Series; and (ii) the Subscriber will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets) any payment for the Subordinated Claims and Units;

(b)	the Claims and Units of the Subscriber with respect to the Contracting Series shall only be asserted and enforceable against the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and such Claims and Units shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally or any of their respective assets;

(c)	if the Claims of the Subscriber against the Contracting Series or the Trust are secured in whole or in part, the Subscriber hereby waives {under section 1111(b) of the Bankruptcy Code} any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Contracting Series), as the case may be;

(d)	in furtherance of the foregoing, if and to the extent that the Subscriber receives monies in connection with the Subordinated Claims and Units from a Series or the Trust (or their respective assets), other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets, the Subscriber shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

(e)	the foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, the Units are sold, transferred, redeemed or in any way disposed of and notwithstanding that the agreements in respect of such Claims and Units are terminated, rescinded or canceled.

4.	STATE SUITABILITY REQUIREMENTS

All states except as listed below.

The general suitability requirement for subscribers to the Series of the Trust is that subscribers have a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000 or, failing that standard, have a net worth (similarly calculated) of at least $70,000 and an annual gross income of at least $70,000. In addition, the minimum aggregate purchase is $1,000, no minimum in the case of Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations or $5,000 in the case of subscribers who are residents of Texas or $1,000 in the case of subscribers who are residents of Texas who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations.

Exhibit B-4

Higher Suitability Requirement.

The States listed below have more restrictive or additional suitability requirements. Please read the following list to make sure that you meet the suitability and/or investment requirements for the State in which you reside. (As used below, “NW” means net worth exclusive of home, home furnishings and automobiles; “AI” means annual gross income; and “TI” means annual taxable income for federal income tax purposes).

Alabama	Investors must also have a liquid net worth of at least ten times their investment in the Trust and similar programs.

Kansas	The Office of the Kansas Securities Commissioner recommends that Kansas residents should limit their aggregate investment in the Trust and similar investments to not more than ten percent (10%) of their liquid net worth. Liquid net worth is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities.

Kentucky	(a) $300,000 NW, or (b) $85,000 NW and $85,000 AI

Maine	(a) $225,000 NW, or (b) $100,000 NW and $100,000 AI.

Minnesota	Must be an “accredited investor” as defined by Rule 501(a) of the Securities Act. All residents of Minnesota must also complete and submit the Supplement to the Subscription Agreement which accompanies the Subscription Agreement.

New York	All residents of New York must also complete, notarize and submit the Supplement to the Subscription Agreement which accompanies the Subscription Agreement.

Texas	Minimum subscription for investors is $5,000 (with a minimum subscription of $1,000 in the case of residents of Texas who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations). All residents of Texas must also complete and submit the Supplement to the Subscription Agreement which accompanies the Subscription Agreement.

AN INVESTMENT IN THE TRUST MAY NOT EXCEED 10% OF NW. IF AN INVESTOR IS A KENTUCKY RESIDENT, AN INVESTMENT IN THE TRUST OR IN ANY SHARES OF THE TRUST’S AFFILIATE NON-PUBLICLY TRADED COMMODITY POOL PROGRAM MAY NOT EXCEED 10% OF LIQUID NW.

Exhibit B-5

FOR USE WITH CLASS 1

FRONTIER FUNDS
SUBSCRIPTION AGREEMENT FOR
CLASS 1 LIMITED UNITS OF BENEFICIAL INTERESTS

Any person considering subscribing for the Class 1 Units should carefully read and review a current Prospectus. The Prospectus should be accompanied by the most recent monthly report of the Trust.

The top of this Subscription Agreement and the front of the Prospectus are dated January 31, 2019. This material will expire no later than 12 months following that date. It may expire prior to the end of that 12-month period. Before using these documents you should confirm with your financial advisor or your Selling Agent (your “Financial Advisor”) that the document date is current. Subscriptions using expired documents CANNOT be accepted.

INSTRUCTIONS (Please read carefully)

A.	All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (See the “Prospectus”).

B.	Using a typewriter or printing in ink, check the appropriate box(es) and fill in the blanks on the signature page of this Subscription Agreement and Power of Attorney as directed herein.

Number 1	Check the applicable boxes:

New Subscriber(s): Complete the entire signature page, as applicable; sign the signature page at Number 12; and have the Financial Advisor complete Numbers 14 and 15.

Existing Owner(s) of Units purchasing Units:

(i) If your registration information is the same as in your original Subscription Agreement and Power of Attorney, complete Numbers 1, 2, 3 and 4 (only Social Security # or Taxpayer ID # necessary); complete Numbers 6; sign the signature page at Number 12; and have the Financial Advisor complete Numbers 14 and 15.

(ii) If your registration information has changed from the original Subscription Agreement and Power of Attorney, follow the instructions for New Subscriber(s), above.

Number 2	Enter Broker Dealer (“B/D”) Investor Account Number.

Number 3	Please insert the total dollar amount of the subscription for each Series of Units, as applicable. The minimum subscription for any one Series is $1,000. For Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates, or charitable organizations, there is no minimum initial subscription for such Series. The minimum initial subscription requirement for residents of Texas who are not Plans is $5,000. The minimum initial subscription requirement for residents of Texas who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations is $1,000. Once the minimum is met, additional purchases may be made in $100 increments, (unless prohibited in certain states). For Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates, or charitable organizations, there is no minimum additional subscription. New Subscription Agreements and Powers of Attorney are required with each additional purchase. See “STATE SUITABILITY REQUIREMENTS” in “SUBSCRIPTION INFORMATION.” Fractional Units will be issued in up to five (5) decimal places.

Number 4	Enter your Social Security Number or Taxpayer ID Number, as applicable, and check the appropriate box to indicate ownership type. For IRAs, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor. Please also initial the statements printed underneath box 4 regarding organizational transaction authority and trustee documentation, if applicable.

Exhibit B-6

Number 5	Check the appropriate box(es) if you are, or are not, a Benefit Plan Investor (or otherwise an entity which holds plan assets).

Number 6	Enter your full registration name. For UGMA/UTMA (Minor), enter the Minor name in Number 6, followed by “Minor,” and enter the custodian name in Number 9. For Trusts, enter the Trust name in Number 6 and the Trustee(s) name(s) in Number 9. For Corporations, Partnerships and Estates, enter the entity name in Number 6 and the name of an officer or contact person in Number 9.

Number 7	Enter your residence or legal address and telephone number.

Number 8	Enter your mailing address and telephone number, if such information is different from the information provided in Number 7.

Number 9	Enter the address, and telephone number of the custodian, if applicable.

Number 10	If you consent to receive delivery of reports of the Trust by electronic means, check the box in Number 10 and provide your e-mail address in the area indicated.

Number 11	Check the box to represent that you have not redeemed Units in a Series for which you are now subscribing within the past 90 days. If you have redeemed Units in a Series for which you are now subscribing within the past 90 days, you will not be permitted to subscribe for Units in the same Series for a period of 90 days without the consent of the Managing Owner.

Number 12	Sign and date the signature page. Do not sign without reading “REPRESENTATIONS AND WARRANTIES” under “SUBSCRIPTION INFORMATION” and familiarizing yourself with the Prospectus.

Number 13	Check the box regarding backup withholding, if applicable. You are subject to backup withholding if you have been notified by Internal Revenue Service that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. Please also review the statement under “UNITED STATES INVESTORS ONLY” or “NON-UNITED STATES INVESTORS ONLY,” as applicable, to ensure that you comply with the certification you are making by signing the signature page.

Number 14	To be completed and signed by the Financial Advisor (“F.A.”).

Number 15	The name of the approved Broker/Dealer (Selling Agent) or Registered Investment Adviser, F.A. name, F.A. phone number, F.A. fax number, F.A. e-mail address, F.A. Branch ID, F.A. number and address must be entered in Number 15.

You should return this Subscription Agreement and payment to your Financial Advisor’s office address.

C.	The Subscriber’s admission as a Limited Owner of a Series will be determined based on the date on which a fully completed, dated, and signed Subscription Agreement is delivered to the Trust by the Financial Advisor during the Continuous Offering Period. A Subscriber may not deliver his Subscription Agreement to the Trust’s offices. If such delivery is made, the Subscription Agreement will be returned to the Subscriber to be forwarded to the Financial Advisor.

D.	Payment of the subscription must be submitted with this Subscription Agreement in the form of a check made payable to “U.S. Bank N.A. F/B/O The Frontier Fund” or a wire transfer to U.S. Bank National Association in accordance with the Trust’s wire transfer instructions.

E.	All accepted Subscribers will receive written confirmation of their purchase of Units.

Exhibit B-7

FRONTIER FUNDS CLASS 1
UNITS OF BENEFICIAL INTEREST BY SERIES

BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER
THE SECURITIES ACT OF 1933 OR
THE SECURITIES EXCHANGE ACT OF 1934

SUBSCRIPTION AGREEMENT AND
POWER OF ATTORNEY

Frontier Funds
c/o Gemini Fund Services, LLC
17605 Wright Street, STE 2, Omaha, NE 68130

Dear Sir/Madam:

1. Subscription for Units. I hereby subscribe for the dollar amount of units of beneficial interest (“Units”) of the Class and Series of Frontier Funds (the “Trust”) indicated in the Subscription Agreement and Power of Attorney Signature Page attached hereto at a purchase price per Unit of $100 during the Initial Offering Period and Series Net Asset Value per Unit during the Continuous Offering Period. The terms of the offering of the Units are described in the Prospectus. I acknowledge that I must submit my subscription payment on but not after the settlement date for my purchase of Units. My Financial Advisor shall inform me of such settlement date, by which date I must send my subscription payment by check made payable to “U.S. Bank N.A. F/B/O The Frontier Fund” or effectuate a wire transfer of such funds to “U.S. Bank National Association, Denver, Colorado, as Escrow Agent for each Series of The Frontier Fund,” directly to the Escrow Agent. Frontier Fund Management LLC (the “Managing Owner”) and/or Gemini Fund Services, LLC (the “Transfer Agent”) may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.

2. Representations and Warranties of Subscriber. I have received the Prospectus together with the most recent Monthly Report of the Trust, if trading has commenced for the Series in which I am investing. By submitting this Subscription Agreement and Power of Attorney, I am making the representations and warranties set forth under “REPRESENTATIONS AND WARRANTIES” in “Subscription Information” immediately preceding this Subscription Agreement and Power of Attorney, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

3. Power of Attorney. In connection with my purchase of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Trust Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Managing Owner of the management fees and incentive fees provided for therein. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

4 Governing Law. Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

PLEASE COMPLETE THE SIGNATURE PAGE ON THE REVERSE SIDE.

Exhibit B-8

Revised January 12, 2018

Exhibit B

Signature Page

FOR USE WITH CLASS 1

FRONTIER FUNDS CLASS 1

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

IMPORTANT: READ REVERSE SIDE BEFORE SIGNING

The Subscriber named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Units in Frontier Funds (the “Trust”) and by either (i) enclosing a check payable to “U.S. Bank N.A. F/B/O The Frontier Fund,” or (ii) sending a wire transfer to U.S. Bank National Association in accordance with the Trust’s wire transfer instructions, hereby subscribes for the purchase of Units in the amount set forth below.

1) Status of Subscriber(s) (Check one):	2) B/D Investor Account Number
☐ New Subscriber(s)
☐ Existing Owner(s)

3) Specify Series of Units (check appropriate box(es)) and Total Dollar Amount of Subscription: THIS ITEM 3 MAY BE MODIFIED TO REFLECT THOSE SERIES WHICH THE SELLING AGENT FURNISHING THIS FORM IS AUTHORIZED TO SELL

☐ Frontier Diversified Fund—1	$
☐ Frontier Masters Fund—1	$
☐ Frontier Long/Short Commodity Fund—1a	$
TOTAL

4) Social Security # — — and/or Taxpayer ID#
Taxable Investors (check one):
☐ Individual Ownership	☐ Tenants in Common/Entirety	☐ Estate*	☐ UGMA/UTMA (Minor)
☐ Partnership*	☐ Joint Tenants with Right of Survivorship	☐ Trust*	☐ Corporation
Non-Taxable Investors (check one)
☐ IRA/SEP/Roth ☐ Defined Benefit* ☐ Profit Sharing* ☐ Pension* ☐ Other (specify)

______    *The undersigned investor(s) hereby certifies by signing below that the investor(s) subscribing to purchase Units in the Trust has the power, under its applicable charter or organization documents to enter into transactions in each of the following types of securities: (1) units of beneficial interest in a Trust; (2) U.S. government securities; and (3) managed futures (i.e., futures, forward, option, spot, swap, and security futures contracts). Please initial.

______    *The undersigned investor(s) acknowledges that the Trust’s Managing Owner, Frontier Fund Management LLC, has not been provided the investor’s charter or organizational documents as a part of the Subscription document, and that, accordingly, neither the Trust nor the Managing Owner will make a review or interpretation of such documents. Please initial.

5)

☐  Check here if the Subscriber(s) is (are) a Benefit Plan Investor (including an IRA).

☐  Check here if the Subscriber(s) is (are) not a Benefit Plan Investor. ______ *If this box is checked, the Subscriber(s) certify(ies) that it (they) will not become a Benefit Plan Investor until such time as the Managing Owner notifies the Subscriber(s) that such Series is intended to be qualified as publicly traded securities Please initial.

6 )
Full Registration Name of Subscriber(s) (No Initials): including Individuals, Partnerships, Joint Partnership, Estates, Trusts, and Corporations

 Exhibit B-9

7)	Resident Address of Subscriber
Street (P.O. Box not acceptable) City State Zip Code Telephone Number
8)	Mailing Address (if different)
Street (P.O. Box acceptable) City State Zip Code Telephone Number
9)	Custodian Name
Street (P.O. Box not acceptable) City State Zip Code Telephone Number

10)	☐ Consent to Electronic Delivery of Reports (please check and provide e-mail): Your reports may be e-mailed to you or posted on the Trust’s website.
11)	☐ In the past 90 days I have not redeemed Units in a Series for which I am now subscribing. I hereby acknowledge that in the event I redeemed all or a portion of my Units in a particular Series, I will not be permitted to subscribe for Units in the same Series for a period of 90 days without the consent of the Managing Owner.

12)	SUBSCRIBER(S) MUST SIGN

X			X
	Signature of Subscriber	Date		Signature of Joint Subscriber (if any) or Custodian	Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, as amended, or under the Securities and Exchange Act of 1934, as amended.

13)

UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: ☐ (See directions for definition of subjectivity to backup withholdings).

Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete. ☐

NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust. ☐

 Exhibit B-10

14)

FINANCIAL ADVISOR MUST SIGN

I hereby certify that I have informed the Subscriber of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus dated January 31, 2019, and I have reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such the age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments of the person and any other information known by me) that (a) the purchase of Units is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the minimum income and net worth standards; (c) such person(s) can benefit from the investment based on such person(s) overall investment objectives and portfolio structure (d) such person(s) can bear the economic risk of the investment; and (e) such person(s) has (have) an understanding of the fundamental risks of the investment, the risk that an investor may lose its entire investment, the restriction on the liquidity of the Units, the restrictions on the transferability of the Units and the background and qualifications of the Selling Agent. I have ensured that a current Prospectus, together with the most recent Monthly Report for the applicable Series, if such Series has commenced trading, has been furnished to the person(s) named above. I have received all documents required to accept this subscription and acknowledge the suitability of the Subscriber and the amount of the subscription for each Series. If the Subscriber is other than an individual subscriber, I acknowledge that my review of the Subscriber’s governing documents indicates that such documents permit investment in commodities funds whose principal business is speculative futures trading.

X			X
	Financial Advisor Signature	Date		Office Manager Signature	Date
(if required by Selling Agent procedures)

15)
Broker/Dealer (Selling Agent)	F.A. Name
(print clearly for proper credit)

F.A. Phone F.A. Fax	F.A. Email Address Branch ID	F.A. Number

F.A. Address
(for confirmations) Street Address City		State Zip Code

For office use only. Please do not write below this line	Date Received:	Trade Date:	Reviewed and Validated

 Exhibit B-11

FRONTIER FUNDS

SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR

CLASS 1 LIMITED UNITS OF BENEFICIAL INTEREST

(FOR RESIDENTS OF MINNESOTA ONLY)

Any person considering subscribing for the Class 1 Units should carefully read and review a current Prospectus of the Trust, including the Subscription Information and Subscription

Agreement attached thereto.

INSTRUCTIONS (Please read carefully)

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the “Prospectus”).

I (we) certify that the category or categories of accredited investor indicated by the placement of my (our) initials on the line(s) preceding the appropriate category or categories below are applicable to me (us).

______     Category 1. A bank, as defined in Section 3(a)(2) of the Act, whether acting in its individual or fiduciary capacity; or

______     Category 2. A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; or

______     Category 3. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

______     Category 4. An insurance company as defined in Section 2(13) of the Act; or

______     Category 5. An investment company registered under the Investment Company Act of 1940; or

______     Category 6. A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

______    Category 7. A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

______     Category 8. A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000; or

______    Category 9. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

______     Category 10. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

______     Category 11. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

______     Category 12. A director or executive officer of the Managing Owner; or

______     Category 13. A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds $1,000,000; or

______     Category 14. A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

______     Category 15. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act; or

______     Category 16. An entity in which all of the equity owners are accredited investors.

 Exhibit B-12

I (we) agree to cooperate with and furnishing such additional information to the Trust as may be requested in order to verify my (our) status as an accredited investor.

Dated:

Name

Individual Signature (if applicable)

Entity Name:

By:

Name:

Title:

 Exhibit B-13

FRONTIER FUNDS

SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR

CLASS 1 LIMITED UNITS OF BENEFICIAL INTEREST

(FOR INDIVIDUALS WHO ARE RESIDENTS OF NEW YORK ONLY)

LIMITED POWER OF ATTORNEY

If you are an individual signing the subscription agreement (the “Subscription Agreement”) of Frontier Funds (the “Trust”) either for your own account or as a trustee on behalf of a trust, and you are signing the Subscription Agreement in the State of New York, please execute and notarize this Limited Partner of Attorney, which conforms to certain requirements mandated by New York law.

The New York Legislature recently enacted changes to Title 15 of Article 5 of the New York State General Obligations Law which require this additional document to be signed and notarized by any individual who is (i) (A) a subscriber investing for his or her own account or (B) a trustee signing the Subscription Agreement for the benefit of a trust and (ii) executing the Subscription Agreement in the State of New York on or after September 1, 2009. The limited power of attorney contained herein (this “Power of Attorney”) replaces the power of attorney contained in Section 3 of the Subscription Agreement. Initially capitalized terms used but not defined herein have the meanings ascribed to them in the Subscription Agreement.

New York State Limited Power of Attorney

The undersigned subscriber (the “Principal”) hereby irrevocably constitutes and appoints Frontier Fund Management LLC, a Delaware limited liability company and the managing owner of the Trust and its successors and assigns (collectively, the “Agent”), as the Principal’s true and lawful attorney-in-fact, with full power of substitution, in the Principal’s name, place and stead, to (a) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (b) make, execute, sign, acknowledge, swear to, deliver, record, file and publish any documents or instruments which may be considered necessary or desirable by the Agent to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the Trust Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Agent of the management fees and incentive fees provided for therein.

The appointment by the Principal of the Agent as attorney-in-fact in this Power of Attorney shall be irrevocable and deemed to be a power coupled with an interest and shall survive and shall not be affected by the subsequent death, incapacity, disability, insolvency or dissolution of the Principal or any delivery by the Principal of an assignment of the whole or any portion of my Units. The Principal agrees to be bound by the representations made by the Agent and by any successor thereto, acting in good faith pursuant to this Power of Attorney. In addition to this Power of Attorney, the Subscriber agree, upon the request of the Agent, to execute one or more Special Powers of Attorney to the foregoing effect, in form and substance satisfactory to the Agent, on documents separate from this Power of Attorney. In the event of any conflict between such Special Power of Attorney and this Power of Attorney or between documents filed pursuant to such Special Power of Attorney and this Power of Attorney, this Power of Attorney shall control.

The Principal hereby consents to the designation of the Agent as the “Tax Matters Partner” of the Trust and agrees the Agent may also make such tax elections as the Agent determines, in its sole discretion, are in the best interests of the Trust. The Principal hereby authorizes the Agent, as the Principal’s attorney-in-fact, to subscribe the Principal’s name to the Declaration of Trust and Trust Agreement of the Trust pursuant to this Power of Attorney.

This Power of Attorney shall not be revoked or terminated by any subsequent power of attorney. This Power of Attorney is not intended to revoke or terminate any powers of attorney previously executed by the Principal. The Principal hereby represents and warrants to the Agent and agrees that, so long as the Principal holds an interest in the Trust, the Principal shall not enter into any subsequent power of attorney that has the effect of revoking or terminating this Power of Attorney.

In the event of a conflict between this Power of Attorney and the Subscription Agreement, this Power of Attorney shall control. Without limiting the generality of the foregoing, the Principal further agrees that this Power of Attorney shall supersede and replace the power of attorney contained in Section 3 of the Subscription Agreement. If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney.

 Exhibit B-14

CAUTIONARY LEGENDS

The following cautionary legends are required to be included verbatim in all powers of attorney subject to Title 15 of Article 5 of the New York General Obligations Law. Accordingly, the following cautionary legends are included solely for the purpose of ensuring compliance with Section 5-1501B of the New York General Obligations Law and, except for ensuring the validity of this Power of Attorney, shall not form a part of, or in any way affect the interpretation of, this Power of Attorney.

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must: (1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest; (2) avoid conflicts that would impair your ability to act in the principal’s best interest; (3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law; (4) keep a record or all receipts, payments, and transactions conducted for the principal; and (5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent: The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

* * *

 Exhibit B-15

PRINCIPAL’S SIGNATURE AND ACKNOWLEDGEMENT:

IN WITNESS WHEREOF, I have hereunto signed my name on the ______ day of _____________, _____.

Signature of the Principal

(Print Name of the Principal)

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF	)

On the___ day of ___________, _____, before me, the undersigned, a Notary Public in and for said state, personally appeared , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the entity upon behalf of which the individual acted, executed the instrument.

Notary Public

 Exhibit B-16

AGENT’S SIGNATURE AND ACKNOWLEDGEMENT OF APPOINTMENT:

It is not required that the Principal and the Agent sign at the same time.

I, _____________, as an authorized person of the Agent and on behalf of the Agent, have read this Power of Attorney.

The Agent is the person identified in this Power of Attorney as the agent for the principal named in this Power of Attorney.

I, on behalf of the Agent, acknowledge the Agent’s legal responsibilities under this Power of Attorney.

FRONTIER FUND MANAGEMENT LLC

By:
Name:
Title:

STATE OF	)
	)	ss.:
COUNTY OF	)

On the ____day of ___________, _____, before me, the undersigned, a Notary Public in and for said state, personally appeared , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the entity upon behalf of which the individual acted, executed the instrument.

Notary Public

 Exhibit B-17

FRONTIER FUNDS

SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR

CLASS 1 LIMITED UNITS OF BENEFICIAL INTEREST

(FOR RESIDENTS OF TEXAS ONLY)

Any person considering subscribing for the Class 1 Units should carefully read and review a current Prospectus of the Trust, including the Subscription Information and Subscription

Agreement attached thereto.

INSTRUCTIONS (Please read carefully)

A.	All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the “Prospectus”).

B.	Please initial the space preceding the representations below after you have carefully read such representations.

_____       I (we) meet the minimum income and net worth standards set forth in the Prospectus, including the Subscription Information in Exhibit B attached thereto.

_____       I (we) am (are) purchasing Class 1 Units for my (our) own account.

_____       I (we) have received a current copy of the Prospectus.

_____       I (we) acknowledge that an investment in the Trust is not liquid except for the redemption provisions as set forth in the Prospectus.

_____       I (we) am aware that my (our) minimum initial subscription requirement is $5,000, unless I (we) am (are) a Plan (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, in which case my (our) minimum initial subscription requirement is $1,000.

Signature of Subscriber:

Name of Subscriber:

Date:

 Exhibit B-18

FRONTIER FUNDS

SUBSCRIPTION AGREEMENT FOR

CLASS 2 LIMITED UNITS OF BENEFICIAL INTERESTS

Any person considering subscribing for the Class 2 Units should carefully read and review a current Prospectus. The Prospectus should be accompanied by the most recent monthly report of the Trust.

The top of this Subscription Agreement and the front of the Prospectus are dated January 31, 2019. This material will expire no later than 12 months following that date. It may expire prior to the end of that 12-month period. Before using these documents you should confirm with your financial advisor or your Selling Agent (your “Financial Advisor”) that the document date is current. Subscriptions using expired documents CANNOT be accepted.

INSTRUCTIONS (Please read carefully)

A.	All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (See the “Prospectus”).

B.	Using a typewriter or printing in ink, check the appropriate box(es) and fill in the blanks on the signature page of this Subscription Agreement and Power of Attorney as directed herein.

Number 1	Check the applicable boxes:

New Subscriber(s): Complete the entire signature page, as applicable; sign the signature page at Number 12; and have the Financial Advisor complete Numbers 14 and 15.

Existing Owner(s) of Units purchasing Units:

(iii) If your registration information is the same as in your original Subscription Agreement and Power of Attorney, complete Numbers 1, 2, 3 and 4 (only Social Security # or Taxpayer ID # necessary); complete Numbers 6; sign the signature page at Number 12; and have the Financial Advisor complete Numbers 14 and 15.

(iv) If your registration information has changed from the original Subscription Agreement and Power of Attorney, follow the instructions for New Subscriber(s), above.

Number 2	Enter Broker Dealer (“B/D”) Investor Account Number.

Number 3	Please insert the total dollar amount of the subscription for each Series of Units, as applicable. The minimum subscription for any one Series is $1,000. For Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates, or charitable organizations, there is no minimum initial subscription for such Series. The minimum initial subscription requirement for residents of Texas who are not Plans is $5,000. The minimum initial subscription requirement for residents of Texas who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates or charitable organizations is $1,000. Once the minimum is met, additional purchases may be made in $100 increments, (unless prohibited in certain states). For Plans (including IRAs), employees or family members of an employee of the Managing Owner or its affiliates, or charitable organizations, there is no minimum additional subscription. New Subscription Agreements and Powers of Attorney are required with each additional purchase. See “STATE SUITABILITY REQUIREMENTS” in “SUBSCRIPTION INFORMATION.” Fractional Units will be issued in up to five (5) decimal places.

Number 4	Enter your Social Security Number or Taxpayer ID Number, as applicable, and check the appropriate box to indicate ownership type. For IRAs, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor. Please also initial the statements printed underneath box 4 regarding organizational transaction authority and trustee documentation, if applicable.

Number 5	Check the appropriate box(es) if you are, or are not, a Benefit Plan Investor.

 Exhibit B-19

Number 6	Enter your full registration name. For UGMA/UTMA (Minor), enter the Minor name in Number 6, followed by “Minor,” and enter the custodian name in Number 9. For Trusts, enter the Trust name in Number 6 and the Trustee(s) name(s) in Number 9. For Corporations, Partnerships and Estates, enter the entity name in Number 6 and the name of an officer or contact person in Number 9.

Number 7	Enter your residence or legal address and telephone number.

Number 8	Enter your mailing address and telephone number, if such information is different from the information provided in Number 7.

Number 9	Enter the address, telephone number, and e-mail address of the custodian, if applicable.

Number 10	If you consent to receive delivery of reports of the Trust by electronic means, check the box in Number 10 and provide your e-mail address in the area indicated.

Number 11	Check the box to represent that you have not redeemed Units in a Series for which you are now subscribing within the past 90 days. If you have redeemed Units in a Series for which you are now subscribing within the past 90 days, you will not be permitted to subscribe for Units in the same Series for a period of 90 days without the consent of the Managing Owner.

Number 12	Sign and date the signature page. Do not sign without reading “REPRESENTATIONS AND WARRANTIES” under “SUBSCRIPTION INFORMATION” and familiarizing yourself with the Prospectus.

Number 13	Check the box regarding backup withholding, if applicable. You are subject to backup withholding if you have been notified by Internal Revenue Service that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. Please also review the statement under “UNITED STATES INVESTORS ONLY” or “NON-UNITED STATES INVESTORS ONLY,” as applicable, to ensure that you comply with the certification you are making by signing the signature page.

Number 14	To be completed and signed by the Financial Advisor (“F.A.”).

Number 15	The name of the approved Broker/Dealer (Selling Agent) or Registered Investment Adviser, F.A. name, F.A. phone number, F.A. fax number, F.A. e-mail address, F.A. Branch ID, F.A. number and address must be entered in Number 15.

You should return this Subscription Agreement and payment to your Financial Advisor’s office address.

C.	The Subscriber’s admission as a Limited Owner of a Series will be determined based on the date on which a fully completed, dated, and signed Subscription Agreement is delivered to the Trust by the Financial Advisor during the Continuous Offering Period. A Subscriber may not deliver his Subscription Agreement to the Trust’s offices. If such delivery is made, the Subscription Agreement will be returned to the Subscriber to be forwarded to the Financial Advisor.

D.	Payment of the subscription must be submitted with this Subscription Agreement in the form of a check made payable to “U.S. Bank N.A. F/B/O The Frontier Fund” or a wire transfer to U.S. Bank National Association in accordance with the Trust’s wire transfer instructions.

E.	All accepted Subscribers will receive written confirmation of their purchase of Units.

 Exhibit B-20

FRONTIER FUNDS CLASS 2

UNITS OF BENEFICIAL INTEREST BY SERIES

BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER

THE SECURITIES ACT OF 1933 OR

THE SECURITIES EXCHANGE ACT OF 1934

SUBSCRIPTION AGREEMENT AND

POWER OF ATTORNEY

Frontier Funds

c/o

Gemini Fund Services, LLC

17605 Wright Street, STE 2, Omaha, NE 68130

Dear Sir/Madam:

1. Subscription for Units. I hereby subscribe for the dollar amount of units of beneficial interest (“Units”) of the Class and Series of Frontier Funds (the “Trust”) indicated in the Subscription Agreement and Power of Attorney Signature Page attached hereto at a purchase price per Unit of $100 during the Initial Offering Period and Series Net Asset Value per Unit during the Continuous Offering Period. The terms of the offering of the Units are described in the Prospectus. I acknowledge that I must submit my subscription payment on but not after the settlement date for my purchase of Units. My Financial Advisor shall inform me of such settlement date, by which date I must send my subscription payment by check made payable to “U.S. Bank N.A. F/B/O Frontier Funds” or effectuate a wire transfer of such funds to “U.S. Bank National Association, Denver, Colorado, as Escrow Agent for each Series of Frontier Funds,” directly to the Escrow Agent. Frontier Fund Management LLC (the “Managing Owner”) may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.

2. Representations and Warranties of Subscriber. I have received the Prospectus together with the most recent Monthly Report of the Trust, if trading has commenced for the Series in which I am investing. By submitting this Subscription Agreement and Power of Attorney, I am making the representations and warranties set forth under “REPRESENTATIONS AND WARRANTIES” in “Subscription Information” immediately preceding this Subscription Agreement and Power of Attorney, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

3. Power of Attorney. In connection with my purchase of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Trust Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Managing Owner of the management fees and incentive fees provided for therein. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

4. Governing Law. Subscriber hereby acknowledges and agrees that this Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

PLEASE COMPLETE THE SIGNATURE PAGE ON THE REVERSE SIDE.

 Exhibit B-21

Revised April 29, 2017 Exhibit B Signature Page	FRONTIER FUNDS CLASS 2 SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY IMPORTANT: READ REVERSE SIDE BEFORE SIGNING	FOR USE WITH CLASS 2 FEE BASED ACCOUNTS

The Subscriber named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Units in Frontier Funds (the “Trust”) and by either (i) enclosing a check payable to “U.S. Bank N.A. F/B/O Frontier Funds,” or (ii) sending a wire transfer to U.S. Bank National Association in accordance with the Trust’s wire transfer instructions, hereby subscribes for the purchase of Units in the amount set forth below.

1) Status of Subscriber(s) (Check one):		2) B/D Investor Account Number
☐	New Subscriber(s)
☐	Existing Owner(s)

3) Specify Series of Units (check appropriate box(es)) and Total Dollar Amount of Subscription: THIS ITEM 3 MAY BE MODIFIED TO REFLECT THOSE SERIES WHICH THE SELLING AGENT FURNISHING THIS FORM IS AUTHORIZED TO SELL

☐	Frontier Diversified Fund-2	$
☐	Frontier Masters Fund-2	$
☐	Frontier Long/Short Commodity Fund-2a	$

TOTAL                  ____________

4) Social Security #__________—__________—__________and/or               Taxpayer ID#

Taxable Investors (check one):

☐	Individual Ownership	☐	Tenants in Common/Entirety	☐	Estate*	☐	UGMA/UTMA (Minor)

☐	Partnership*	☐	Joint Tenants with Right of Survivorship	☐	Trust*	☐	Corporation

Non-Taxable Investors (check one)

☐	IRA/SEP/Roth	☐	Defined Benefit*	☐	Profit Sharing*	☐	Pension*	☐	Other (specify)

_________	*The undersigned investor(s) hereby certifies by signing below that the investor(s) subscribing to purchase Units in the Trust has the power, under its applicable charter or organization documents to enter into transactions in each of the following types of securities: (1) units of beneficial interest in a Trust; (2) U.S. government securities; and (3) managed futures (i.e., futures, forward, option, spot, swap, and security futures contracts). Please initial.

_________	*The undersigned investor(s) acknowledges that the Trust’s Managing Owner, Frontier Fund Management LLC, has not been provided the investor’s charter or organizational documents as a part of the Subscription document, and that, accordingly, neither the Trust nor the Managing Owner will make a review or interpretation of such documents. Please initial.

5)	☐	Check here if the Subscriber(s) is (are) a Benefit Plan Investor (including an IRA).

	☐	Check here if the Subscriber(s) is (are) not a Benefit Plan Investor.__________*If this box is checked, the Subscriber(s) certify(ies) that it (they) will not become a Benefit Plan Investor until such time as the Managing Owner notifies the Subscriber(s) that such Series is intended to be qualified as publicly traded securities Please initial.

6)
Full Registration Name of Subscriber(s) (No Initials): including Individuals, Partnerships, Joint Partnership, Estates, Trusts, and Corporations

7)	Resident Address of Subscriber
__________
	Street (P.O. Box not acceptable)	City	State	Zip Code	Telephone Number
8)	Mailing Address

 Exhibit B-22

(if different)

__________
Street (P.O. Box acceptable)	City	State	Zip Code	Telephone Number

9)   Custodian Name

__________
Street (P.O. Box not acceptable)	City	State	Zip Code	Telephone Number
10	☐	Consent to Electronic Delivery of Reports (please check and provide e-mail):
Your reports may be e-mailed to you or posted on the Trust’s website.

11)	☐	In the past 90 days I have not redeemed Units in a Series for which I am now subscribing. I hereby acknowledge that in the event I redeemed all or a portion of my Units in a particular Series, I will not be permitted to subscribe for Units in the same Series for a period of 90 days without the consent of the Managing Owner.

12)	SUBSCRIBER(S) MUST SIGN

X			X
	Signature of Subscriber	Date		Signature of Joint Subscriber (if any) or Custodian	Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, as amended, or under the Securities and Exchange Act of 1934, as amended.

13)	UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: ☐ (See directions for definition of subjectivity to backup withholdings).

Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete. ☐n
NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust. ☐i

 Exhibit B-23

14)	FINANCIAL ADVISOR MUST SIGN

I hereby certify that I have informed the Subscriber of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus dated January 31, 2019, and I have reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such the age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments of the person and any other information known by me) that (a) the purchase of Units is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the minimum income and net worth standards; (c) such person(s) can benefit from the investment based on such person(s) overall investment objectives and portfolio structure (d) such person(s) can bear the economic risk of the investment; and (e) such person(s) has (have) an understanding of the fundamental risks of the investment, the risk that an investor may lose its entire investment, the restriction on the liquidity of the Units, the restrictions on the transferability of the Units and the background and qualifications of the Selling Agent. I have ensured that a current Prospectus, together with the most recent Monthly Report for the applicable Series, if such Series has commenced trading, has been furnished to the person(s) named above. I have received all documents required to accept this subscription and acknowledge the suitability of the Subscriber and the amount of the subscription for each Series. If the Subscriber is other than an individual subscriber, I acknowledge that my review of the Subscriber’s governing documents indicates that such documents permit investment in commodities funds whose principal business is speculative futures trading.

X			X
	Financial Advisor Signature	Date		Office Manager Signature	Date
(if required by Selling Agent procedures)

15)

Broker/Dealer (Selling Agent)	F.A. / Registered Investment Adviser Name
_______________	_______________
(print clearly for proper credit)

F.A. Phone	F.A. Fax	F.A. Email Address	FA. Number
Branch ID

F.A. Address
(for confirmations)	Street Address	City	State	Zip Code
For office use only. Please do not write below this line Validated		Date Received:	Trade Date:	Reviewed and

 Exhibit B-24

FRONTIER FUNDS

SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR

CLASS 2 LIMITED UNITS OF BENEFICIAL INTEREST

(FOR RESIDENTS OF MINNESOTA ONLY)

Any person considering subscribing for the Class 2 Units should carefully read and review a current Prospectus of the Trust, including the Subscription Information and Subscription

Agreement attached thereto.

INSTRUCTIONS (Please read carefully)

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the “Prospectus”).

I (we) certify that the category or categories of accredited investor indicated by the placement of my (our) initials on the line(s) preceding the appropriate category or categories below are applicable to me (us).

______	Category 1. A bank, as defined in Section 3(a)(2) of the Act, whether acting in its individual or fiduciary capacity; or

______	Category 2. A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; or

______	Category 3. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

______	Category 4. An insurance company as defined in Section 2(13) of the Act; or

______	Category 5. An investment company registered under the Investment Company Act of 1940; or

______	Category 6. A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

______	Category 7. A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

______	Category 8. A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000; or

______	Category 9. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

______	Category 10. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

______	Category 11. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

______	Category 12. A director or executive officer of the Managing Owner; or

______	Category 13. A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds $1,000,000; or

______	Category 14. A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

______	Category 15. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act; or

______	Category 16. An entity in which all of the equity owners are accredited investors.

 Exhibit B-25

I (we) agree to cooperate with and furnishing such additional information to the Trust as may be requested in order to verify my (our) status as an accredited investor.

Dated:

Name

Individual Signature (if applicable)

Entity Name:

By:

Name:

Title:

 Exhibit B-26

FRONTIER FUNDS

SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR

CLASS 2 LIMITED UNITS OF BENEFICIAL INTEREST

(FOR INDIVIDUALS WHO ARE RESIDENTS OF NEW YORK ONLY)

LIMITED POWER OF ATTORNEY

If you are an individual signing the subscription agreement (the “Subscription Agreement”) of Frontier Funds (the “Trust”) either for your own account or as a trustee on behalf of a trust, and you are signing the Subscription Agreement in the State of New York, please execute and notarize this Limited Partner of Attorney, which conforms to certain requirements mandated by New York law.

The New York Legislature recently enacted changes to Title 15 of Article 5 of the New York State General Obligations Law which require this additional document to be signed and notarized by any individual who is (i) (A) a subscriber investing for his or her own account or (B) a trustee signing the Subscription Agreement for the benefit of a trust and (ii) executing the Subscription Agreement in the State of New York on or after September 1, 2009. The limited power of attorney contained herein (this “Power of Attorney”) replaces the power of attorney contained in Section 3 of the Subscription Agreement. Initially capitalized terms used but not defined herein have the meanings ascribed to them in the Subscription Agreement.

New York State Limited Power of Attorney

The undersigned subscriber (the “Principal”) hereby irrevocably constitutes and appoints Frontier Fund Management LLC, a Delaware limited liability company and the managing owner of the Trust and its successors and assigns (collectively, the “Agent”), as the Principal’s true and lawful attorney-in-fact, with full power of substitution, in the Principal’s name, place and stead, to (a) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (b) make, execute, sign, acknowledge, swear to, deliver, record, file and publish any documents or instruments which may be considered necessary or desirable by the Agent to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the Trust Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Agent of the management fees and incentive fees provided for therein.

The appointment by the Principal of the Agent as attorney-in-fact in this Power of Attorney shall be irrevocable and deemed to be a power coupled with an interest and shall survive and shall not be affected by the subsequent death, incapacity, disability, insolvency or dissolution of the Principal or any delivery by the Principal of an assignment of the whole or any portion of my Units. The Principal agrees to be bound by the representations made by the Agent and by any successor thereto, acting in good faith pursuant to this Power of Attorney. In addition to this Power of Attorney, the Subscriber agree, upon the request of the Agent, to execute one or more Special Powers of Attorney to the foregoing effect, in form and substance satisfactory to the Agent, on documents separate from this Power of Attorney. In the event of any conflict between such Special Power of Attorney and this Power of Attorney or between documents filed pursuant to such Special Power of Attorney and this Power of Attorney, this Power of Attorney shall control.

The Principal hereby consents to the designation of the Agent as the “Tax Matters Partner” of the Trust and agrees the Agent may also make such tax elections as the Agent determines, in its sole discretion, are in the best interests of the Trust. The Principal hereby authorizes the Agent, as the Principal’s attorney-in-fact, to subscribe the Principal’s name to the Declaration of Trust and Trust Agreement of the Trust pursuant to this Power of Attorney.

This Power of Attorney shall not be revoked or terminated by any subsequent power of attorney. This Power of Attorney is not intended to revoke or terminate any powers of attorney previously executed by the Principal. The Principal hereby represents and warrants to the Agent and agrees that, so long as the Principal holds an interest in the Trust, the Principal shall not enter into any subsequent power of attorney that has the effect of revoking or terminating this Power of Attorney.

In the event of a conflict between this Power of Attorney and the Subscription Agreement, this Power of Attorney shall control. Without limiting the generality of the foregoing, the Principal further agrees that this Power of Attorney shall supersede and replace the power of attorney contained in Section 3 of the Subscription Agreement. If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney.

 Exhibit B-27

CAUTIONARY LEGENDS

The following cautionary legends are required to be included verbatim in all powers of attorney subject to Title 15 of Article 5 of the New York General Obligations Law. Accordingly, the following cautionary legends are included solely for the purpose of ensuring compliance with Section 5-1501B of the New York General Obligations Law and, except for ensuring the validity of this Power of Attorney, shall not form a part of, or in any way affect the interpretation of, this Power of Attorney.

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must: (1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest; (2) avoid conflicts that would impair your ability to act in the principal’s best interest; (3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law; (4) keep a record or all receipts, payments, and transactions conducted for the principal; and (5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent: The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

* * *

 Exhibit B-28

PRINCIPAL’S SIGNATURE AND ACKNOWLEDGEMENT:

IN WITNESS WHEREOF, I have hereunto signed my name on the _____ day of __________, _____.

Signature of the Principal

(Print Name of the Principal)

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF	)

On the _____ day of __________, _____, before me, the undersigned, a Notary Public in and for said state, personally appeared , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the entity upon behalf of which the individual acted, executed the instrument.

Notary Public

 Exhibit B-29

AGENT’S SIGNATURE AND ACKNOWLEDGEMENT OF APPOINTMENT:

It is not required that the Principal and the Agent sign at the same time.

I, _______________, as an authorized person of the Agent and on behalf of the Agent, have read this Power of Attorney.

The Agent is the person identified in this Power of Attorney as the agent for the principal named in this Power of Attorney.

I, on behalf of the Agent, acknowledge the Agent’s legal responsibilities under this Power of Attorney.

FRONTIER FUND MANAGEMENT LLC

By:
Name:
Title:

STATE OF	)
	)	ss.:
COUNTY OF	)

On the ____day of __________, ____, before me, the undersigned, a Notary Public in and for said state, personally appeared, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the entity upon behalf of which the individual acted, executed the instrument.

Notary Public

 Exhibit B-30

FRONTIER FUNDS

SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR

CLASS 2 LIMITED UNITS OF BENEFICIAL INTEREST

(FOR RESIDENTS OF TEXAS ONLY)

Any person considering subscribing for the Class 2 Units should carefully read and review a current Prospectus of the Trust, including the

Subscription Information and Subscription Agreement attached thereto.

INSTRUCTIONS (Please read carefully)

A.	All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented (the “Prospectus”).

B.	Please initial the space preceding the representations below after you have carefully read such representations.

___	I (we) meet the minimum income and net worth standards set forth in the Prospectus, including the Subscription Information in Exhibit B attached thereto.

___	I (we) am (are) purchasing Class 2 Units for my (our) own account.

___	I (we) have received a current copy of the Prospectus.

___	I (we) acknowledge that an investment in the Trust is not liquid except for the redemption provisions as set forth in the Prospectus.

___	I (we) am aware that my (our) minimum initial subscription requirement is $5,000, unless I (we) am (are) a Plan (including an IRA), an employee or family member of an employee of the Managing Owner or its affiliates or a charitable organization, in which case my (our) minimum initial subscription requirement is $1,000.

Signature of Subscriber:

Name of Subscriber:

Date:

 Exhibit B-31

EXHIBIT C

EXCHANGE REQUEST FOR

CLASS 1 UNITS OF BENEFICIAL INTEREST

To:	FRONTIER FUNDS	20
	c/o Gemini Fund Services, LLC	(Please date)
	17605 Wright Street, STE 2, Omaha, NE 68130
	Gemini Fund Services, LLC

Dear Sir/Madam:	Existing B/D Investor Account #:

Please accept my exchange request from the indicated Frontier Fund Series to the designated Frontier Fund Series. I certify that all of the statements made in my original Subscription Agreement remain accurate and I have received and read the Trust’s Prospectus.

Amount to be Redeemed Upon Exchange	Specify (☐) Series to be Purchased Upon Exchange*:

$/Units or All Units of – Frontier Diversified Fund-1	Frontier Diversified Fund-1

$/Units or All Units of – Frontier Masters Fund-1	Frontier Masters Fund-1

$/Units or All Units of – Frontier Long/Short Commodity Fund-1a	Frontier Long/Short Commodity Fund-1a

$/Units or All Units of – Frontier Balanced Fund-1

$/Units or All Units of – Frontier Select Fund-1

$/Units or All Units of – Frontier Heritage Fund-1

$/Units or All Units of – Frontier Winton Fund-1

(Specify number of $ / Units / % to be exchanged; if no dollar amount, number of Units or percentage is specified, or a check mark is used, it will be assumed that you wish to exchange ALL of your units.)

*	If you are exchanging Units of one Series for Units of more than one Series, please complete a separate Exchange Request for each Series being redeemed upon exchange.

Type or Print Full Registration Name(s)		Social Security or Taxpayer ID Number

Street	City	State	Zip Code

Broker-Dealer / Selling Agent FA Name		Branch ID	FA Number

 Exhibit C-1

SIGNATURE(S):

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity (includes trustee, partner, or authorized officer) Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant
Signature: Custodian

NOTE:	If the entity owner is a trustee, custodian, or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE EXCHANGE REQUEST HEREIN WILL BE EFFECTIVE AS OF TWO (2) BUSINESS DAYS AFTER THE DATE ON WHICH THIS EXCHANGE REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECTUS

For office use only. Please do not write below this line              Date Received:      Trade Date:               Reviewed and Validated:

 Exhibit C-2

On back of triplicate form

I hereby request the following exchange of Units as of two (2) Business Days after your receipt of this Exchange Request, upon the terms and conditions described in the Prospectus for Frontier Funds dated January 31, 2019. I certify that all of the statements made in my original Subscription Agreement remain accurate. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Units to which this Exchange Request relates, with full power and authority to request an Exchange of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I have received and read the applicable Appendix or Appendices to the Prospectus for the Series of Units which are being purchased in connection with this Exchange Request. I hereby acknowledge that by exchanging my Units for Units of another Series, the Units purchased by me in the exchange will be subject to a new Service Fee Limit determined without regard to the amount of service fees previously charged with respect to my redeemed (exchanged out of) Units, which could result in additional service fee charges that I would not have borne if I had not exchanged my Units. All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final Prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of such registration statement(s) (the “Prospectus”). I understand that the Managing Owner, in its sole and absolute discretion, may reject this Exchange Request.

 Exhibit C-3

FOR USE WITH CLASS 2 WRAP ACCOUNTS	EXCHANGE REQUEST FOR CLASS 2 UNITS OF BENEFICIAL INTEREST

To:	FRONTIER FUNDS	20
	c/o Gemini Fund Services, LLC	(Please date)
	17605 Wright Street, STE 2, Omaha, NE 68130
	Gemini Fund Services, LLC

Dear Sir/Madam:	Existing B/D Investor Account #:

Please accept my exchange request from the indicated Frontier Fund Series to the designated Frontier Fund Series. I certify that all of the statements made in my original Subscription Agreement remain accurate and I have received and read the Trust’s Prospectus.

Amount to be Redeemed Upon Exchange	Specify (☐) Series to be Purchased Upon Exchange*:

$/Units or All Units of – Frontier Diversified Fund-2	Frontier Diversified Fund-2

$/Units or All Units of – Frontier Masters Fund-2	Frontier Masters Fund-2

$/Units or All Units of –Frontier Long/Short Commodity Fund-2a	Frontier Long/Short Commodity Fund-2a

$/Units or All Units of –Frontier Select Fund-2

$/Units or All Units of –Frontier Heritage Fund-2

$/Units or All Units of –Frontier Winton Fund-2

(Specify number of $ / Units / % to be exchanged; if no dollar amount, number of Units or percentage is specified, or a check mark is used, it will be assumed that you wish to exchange ALL of your units.)

* If you are exchanging Units from more than one Fund, please complete a separate Exchange Request for each Fund being redeemed upon exchange.

Type or Print Full Registration Name(s)		Social Security or Taxpayer ID Number

Street	City	State	Zip Code

Broker-Dealer / Selling Agent	FA / Registered Investment Adviser Name	Branch ID	FA Number

 Exhibit C-4

SIGNATURE(S):

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity (includes trustee, partner, or authorized officer) Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant

Signature: Custodian

NOTE:	If the entity owner is a trustee, custodian, or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE EXCHANGE REQUEST HEREIN WILL BE EFFECTIVE AS OF TWO (2) BUSINESS DAYS AFTER THE DATE ON WHICH THIS EXCHANGE REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECTUS

For office use only. Please do not write below this line	Date Received:	Trade Date:	Reviewed and Validated:

 Exhibit C-5

On back of triplicate form

I hereby request the following exchange of Units as of two (2) Business Days after your receipt of this Exchange Request, upon the terms and conditions described in the Prospectus for Frontier Funds dated January 31, 2019. I certify that all of the statements made in my original Subscription Agreement remain accurate. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Units to which this Exchange Request relates, with full power and authority to request an Exchange of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I have received and read the applicable Appendix or Appendices to the Prospectus for the Series of Units which are being purchased in connection with this Exchange Request. I hereby acknowledge that by exchanging my Units for Units of another Series, the Units purchased by me in the exchange will be subject to a new Service Fee Limit determined without regard to the amount of service fees previously charged with respect to my redeemed (exchanged out of) Units, which could result in additional service fee charges that I would not have borne if I had not exchanged my Units. All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final Prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of such registration statement(s) (the “Prospectus”). I understand that the Managing Owner, in its sole and absolute discretion, may reject this Exchange Request.

 Exhibit C-6

EXHIBIT D

FRONTIER FUNDS

CLASS 1 UNITS REQUEST FOR REDEMPTION

_________, 20

(Please date)

FRONTIER FUNDS

c/o Gemini Fund Services, LLC

17605 Wright Street, STE 2, Omaha, NE 68130

Dear Sir/Madam: B/D Investor Account #:

Please accept my request for redemption from the indicated Frontier Fund Series.

___________ $ / Units / % in Frontier Diversified Fund-1

___________ $ / Units / % in Frontier Masters Fund-1

___________ $ / Units / % in Frontier Long/Short Commodity Fund-1a

___________ $ / Units / % in Frontier Balanced Fund-1

___________ $ / Units / % in Frontier Select Fund-1

___________ $ / Units / % in Frontier Heritage Fund-1

___________ $ / Units / % in Frontier Winton Fund-1

(Specify number of $ / Units / % to be redeemed in each Series; if no dollar amount or number of Units or percentage is specified, or a check mark is used, it will be assumed that you wish to redeem ALL of your Units.)

Type or Print Current Account Name(s)			Social Security or Taxpayer ID Number

Street	City	State	Zip Code

Broker/Dealer (Selling Agent)	FA Name	Branch ID	FA Number

SIGNATURE(S):

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity (includes trustee, partner, or authorized officer) Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant

Signature: Custodian

Exhibit D-1

NOTE:	If the entity owner is a trustee, custodian, or fiduciary of a Plan that is an Individual Retirement Account, Keogh Plan without common law employees or Plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE REDEMPTION REQUESTED HEREIN WILL BE EFFECTIVE AS OF ONE (1) BUSINESS DAY AFTER THE DATE ON WHICH THIS REDEMPTION REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECTUS.

For office use only. Please do not write below this line	Date Received:	Trade Date:	Reviewed and Validated:

☐ IRA	☐ IRA

☐ Corporation	☐ Corpo

Exhibit D-2

On back of triplicate form

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final Prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of such registration statement(s) (the “Prospectus”). I hereby request a redemption of the dollar amount or number of Units specified below, the Series of the Trust indicated below, subject to all of the conditions set forth in the Trust Agreement, as described in the Prospectus dated January 31, 2019.

The redemption will be effective as of the Business Day falling one (1) Business Day after receipt of the Request for Redemption by the Managing Owner (the “Redemption Date”), assuming that this Request for Redemption is received by the Managing Owner no later than 4:00 PM New York City Time on the Business Day immediately preceding the Redemption Date. The first permissible Redemption date shall be the end of the first full week of trading activity by the Series in which the Units are owned (“Units”). I understand if I am redeeming all or a portion of my Units in the Class 1 of any Series during the first twelve (12) months following the effective date of their purchase, I will be subject to a redemption fee of up to 2.0% of the Net Asset Value at which they are being redeemed; provided, however, that the amount of the redemption fee shall be reduced pro rata on a daily basis by approximately 1/365th each day following the end of the month in which I purchased such Units. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Units to which this Request for Redemption relates, with full power and authority to request Redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

United States Taxable Limited Owners Only:

Under the penalties of perjury, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that I am not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

Non-United States Limited Owners Only:

Under penalties of perjury I hereby certify that (a) I am not a citizen or resident of the United States and have not been present in the United States for 183 days or more during any calendar year or (b) I am a non-United States corporation, partnership, estate or trust.

FRONTIER FUNDS

REDEMPTION FORM INSTRUCTIONS

1. Date: Date top of Redemption Request Form.

2. B/D Investor Account #: Investor’s current account number as held with the Selling Firm.

3. Number of Units being Redeemed: Number of $/Units that are requested to be redeemed. A specific number of  $/Units can be written or the word “all,” for the entire account. If no number of $/Units is specified, it will be assumed that you wish to redeem ALL of your Units.

4. Full Registration Name(s): Name(s) of the original registered account that is redeeming.

5. SS# or Tax ID: refers to the SS# or Tax ID of the registered entity(ies) that own(s) the Units. (for custodial accounts, please include the client’s SS# & custodial tax ID)

6. Mailing Address: This refers to the mailing address of the registered client or entity(ies) that own(s) the Units.

7. Broker/Dealer (Selling Agent): Name of the Selling Firm

8. FA Name: Name of the Financial Advisor

9. Branch ID: Branch ID Number

10. FA Number: Financial Advisor Number

11. Printed Name: Printed name of the Investor

12. Signature: The signature of the authorized individual for the Units.

13. Signature Custodian: The signature of an authorized individual on behalf of the Custodian.

Redemption Proceeds will be sent to the Custodian on Qualified Accounts or to the Broker Dealer or address of record on Non-Qualified Accounts. Special Redemption Payment requests on Non- Qualified accounts require a letter of instruction with Medallion Signature Guarantee.

THIS REQUEST FOR REDEMPTION MUST BE RECEIVED BY THE TRANSFER AGENT AT LEAST ONE (1) BUSINESS DAY PRIOR TO THE DAY AS OF WHICH REDEMPTION IS TO BE EFFECTIVE.

Exhibit D-3

FRONTIER FUNDS

CLASS 2 UNITS REQUEST FOR REDEMPTION

__________, 20

(Please date)

____________ Existing B/D Investor Account #

FRONTIER FUNDS

c/o Gemini Fund Services, LLC

17605 Wright Street, STE 2, Omaha, NE 68130

Dear Sir/Madam:

Please accept my request for redemption from the indicated Frontier Fund Series.

__________ $ / Units / % in Frontier Diversified Fund-2

__________ $ / Units / % in Frontier Masters Fund-2

__________ $ / Units / % in Frontier Long/Short Commodity Fund-2a

__________ $ / Units / % in Frontier Balanced Fund-2

__________ $ / Units / % in Frontier Select Fund-2

__________ $ / Units / % in Frontier Heritage Fund-2

__________ $ / Units / % in Frontier Winton Fund-2

(Specify number of $ / Units / % to be redeemed in each Fund; if no dollar amount or number of Units or percentage is specified, or a check mark is used, it will be assumed that you wish to redeem ALL of your Units.)

Type or Print Full Registration Name(s)			Social Security or Taxpayer ID Number

Street	City	State	Zip Code

Broker/Dealer (Selling Agent)	FA / Registered Investment Adviser Name	Branch ID	FA Number

SIGNATURE(S):

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity (includes trustee, partner, or authorized officer) Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant

Signature: Custodian

NOTE:	If the entity owner is a trustee, custodian, or fiduciary of a Plan that is an Individual Retirement Account, Keogh Plan without common law employees or Plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE REDEMPTION REQUESTED HEREIN WILL BE EFFECTIVE AS OF ONE (1) BUSINESS DAY AFTER THE DATE ON WHICH THIS REDEMPTION REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECTUS.

For office use only. Please do not write below this line Date Received: Trade Date: Reviewed and Validated:
☐ IRA	☐ IRA

☐ Corporation	☐ Corpor

Exhibit D-4

On back of triplicate form

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final Prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of such registration statement(s) (the “Prospectus”). I hereby request a redemption of the dollar amount or number of Units specified below, in the Series of the Trust indicated below, subject to all of the conditions set forth in the Trust Agreement, as described in the Prospectus dated January 31, 2019.

The redemption will be effective as of the Business Day falling one (1) Business Day after receipt of the Request for Redemption by the Managing Owner (the “Redemption Date”), assuming that this Request for Redemption is received by the Managing Owner no later than 4:00 PM New York City Time on the Business Day immediately preceding the Redemption Date. The first permissible Redemption date shall be the end of the first full week of trading activity by the Series in which the Units are owned (“Units”).

United States Taxable Limited Owners Only:

Under the penalties of perjury, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that I am not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

Non-United States Limited Owners Only:

Under penalties of perjury I hereby certify that (a) I am not a citizen or resident of the United States and have not been present in the United States for 183 days or more during any calendar year or (b) I am a non-United States corporation, partnership, estate or trust.

FRONTIER FUNDS

REDEMPTION FORM INSTRUCTIONS

1. Date: Date top of Redemption Request Form.

2. B/D Investor Account #: Investor’s current account number as held with the Selling Firm.

3. Number of Units being Redeemed: Number of $/Units that are requested to be redeemed. A specific number of $/Units can be written or the word “all,” for the entire account. If no number of $/Units is specified, it will be assumed that you wish to redeem ALL of your Units.

4. Full Registration Name(s): Name(s) of the original registered account that is redeeming.

5. SS# or Tax ID: refers to the SS# or Tax ID of the registered entity(ies) that own(s) the Units. (for custodial accounts, please include the client’s SS# & custodial tax ID)

6. Mailing Address: This refers to the mailing address of the registered client or entity(ies) that own(s) the Units.

7. Broker/Dealer (Selling Agent): Name of the Selling Firm

8. FA Name: Name of the Financial Advisor

9. Branch ID: Branch ID Number

10. FA Number: Financial Advisor Number

11. Printed Name: Printed name of the Investor

12. Signature: The signature of the authorized individual for the Units.

13. Signature Custodian: The signature of an authorized individual on behalf of the Custodian.

Redemption Proceeds will be sent to the Custodian on Qualified Accounts or to the Broker Dealer or address of record on Non-Qualified Accounts. Special Redemption Payment requests on Non- Qualified accounts require a letter of instruction with Medallion Signature Guarantee.

THIS REQUEST FOR REDEMPTION MUST BE RECEIVED BY THE TRANSFER AGENT AT LEAST ONE (1) BUSINESS DAY PRIOR TO THE DAY AS OF WHICH REDEMPTION IS TO BE EFFECTIVE.

Exhibit D-5

FRONTIER FUNDS

CLASS 3/3a UNITS REQUEST FOR REDEMPTION

_________, 20

(Please date)

_____________

Existing B/D Investor Account #

FRONTIER FUNDS

c/o Gemini Fund Services, LLC

17605 Wright Street, STE 2, Omaha, NE 68130

Dear Sir/Madam:

Please accept my request for redemption from the indicated Frontier Fund Series.

________ $ / Units / % in Frontier Diversified Fund-3

________ $ / Units / % in Frontier Masters Fund-3

________ $ / Units / % in Frontier Long/Short Commodity Fund-3

________ $ / Units / % in Frontier Long/Short Commodity Fund-3a

________ $ / Units / % in Frontier Balanced Fund-3

________ $ / Units / % in Frontier Balanced Fund-3a

(Specify number of $ / Units / % to be redeemed in each Fund; if no dollar amount or number of Units or percentage is specified, or a check mark is used, it will be assumed that you wish to redeem ALL of your Units.)

Type or Print Full Registration Name(s)			Social Security or Taxpayer ID Number

Street	City	State	Zip Code

Broker/Dealer (Selling Agent)	FA / Registered Investment Adviser Name	Branch ID	FA Number

SIGNATURE(S):

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity (includes trustee, partner, or authorized officer) Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant

Signature: Custodian

NOTE:	If the entity owner is a trustee, custodian, or fiduciary of a Plan that is an Individual Retirement Account, Keogh Plan without common law employees or Plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE REDEMPTION REQUESTED HEREIN WILL BE EFFECTIVE AS OF ONE (1) BUSINESS DAY AFTER THE DATE ON WHICH THIS REDEMPTION REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECTUS.

For office use only. Please do not write below this line Date Received: Trade Date: Reviewed and Validated:
☐ IRA	☐ IRA

☐ Corporation	☐ Corpor

Exhibit D-6

On back of triplicate form

All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final Prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of such registration statement(s) (the “Prospectus”). I hereby request a redemption of the dollar amount or number of Units specified below, in the Series of the Trust indicated below, subject to all of the conditions set forth in the Trust Agreement, as described in the Prospectus dated January 31, 2019.

The redemption will be effective as of the Business Day falling one (1) Business Day after receipt of the Request for Redemption by the Managing Owner (the “Redemption Date”), assuming that this Request for Redemption is received by the Managing Owner no later than 4:00 PM New York City Time on the Business Day immediately preceding the Redemption Date. The first permissible Redemption date shall be the end of the first full week of trading activity by the Series in which the Units are owned (“Units”). I understand if I am redeeming all or a portion of my Units in the Class 1 of any Fund during the first twelve (12) months following the effective date of their purchase, I will be subject to a redemption fee of up to 2.0% of the Net Asset Value at which they are being redeemed; provided, however, that the amount of the redemption fee shall be reduced pro rate on a daily basis by approximately 1/365th each day following the end of the month in which I purchased such Units. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Units to which this Request for Redemption relates, with full power and authority to request Redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

United States Taxable Limited Owners Only:

Under the penalties of perjury, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is my true, correct and complete Social Security Number or Taxpayer ID Number and that I am not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

Non-United States Limited Owners Only:

Under penalties of perjury I hereby certify that (a) I am not a citizen or resident of the United States and have not been present in the United States for 183 days or more during any calendar year or (b) I am a non-United States corporation, partnership, estate or trust.

FRONTIER FUNDS

REDEMPTION FORM INSTRUCTIONS

1. Date: Date top of Redemption Request Form.

2. B/D Investor Account #: Investor’s current account number as held with the Selling Firm.

3. Number of Units being Redeemed: Number of $/Units that are requested to be redeemed. A specific number of $/Units can be written or the word “all,” for the entire account. If no number of $/Units is specified, it will be assumed that you wish to redeem ALL of your Units.

4. Full Registration Name(s): Name(s) of the original registered account that is redeeming.

5. SS# or Tax ID: refers to the SS# or Tax ID of the registered entity(ies) that own(s) the Units. (for custodial accounts, please include the client’s SS# & custodial tax ID)

6. Mailing Address: This refers to the mailing address of the registered client or entity(ies) that own(s) the Units.

7. Broker/Dealer (Selling Agent): Name of the Selling Firm

8. FA Name: Name of the Financial Advisor

9. Branch ID: Branch ID Number

10. FA Number: Financial Advisor Number

11. Printed Name: Printed name of the Investor

12. Signature: The signature of the authorized individual for the Units.

13. Signature Custodian: The signature of an authorized individual on behalf of the Custodian.

Redemption Proceeds will be sent to the Custodian on Qualified Accounts or to the Broker Dealer or address of record on Non-Qualified Accounts. Special Redemption Payment requests on Non- Qualified accounts require a letter of instruction with Medallion Signature Guarantee.

THIS REQUEST FOR REDEMPTION MUST BE RECEIVED BY THE TRANSFER AGENT AT LEAST ONE (1) BUSINESS DAY PRIOR TO THE DAY AS OF WHICH REDEMPTION IS TO BE EFFECTIVE.

Exhibit D-7

EXHIBIT E

FRONTIER FUNDS CLASS 1

REQUEST FOR ADDITIONAL SUBSCRIPTION

_________, 20

(Please date)

FRONTIER FUNDS

c/o Frontier Fund Management LLC

Dear Sir/Madam:	Existing B/D Investor Account #:

Please accept my additional investment into the indicated Frontier Fund Series. I certify that all of the statements made in my original Subscription Agreement remain accurate and I have received and read the Trust’s Prospectus.

Specify Series and $ to be Purchased:
$ in Frontier Diversified Fund-1	$ in Frontier Long/Short Commodity Fund-1a
$ in Frontier Masters Fund-1
Total

Type or Print Full Registration Name(s)		Social Security or Taxpayer ID Number

Street (if different)	City	State	Zip Code

Selling Firm	FA Name	Branch ID	FA Number

SIGNATURE(S):

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity (includes trustee, partner, or authorized officer) Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant
Signature: Custodian

NOTE:	If the entity owner is a trustee, custodian, or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE ADDITIONAL SUBSCRIPTION REQUESTED HEREIN WILL BE EFFECTIVE AS TWO (2) BUSINESS DAYS AFTER THE DATE ON WHICH THIS ADDITIONAL SUBSCRIPTION REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECTUS

Existing Owner(s) of Units purchasing Units:

(i)	If your registration information is the same as in your original Subscription Agreement and Power of Attorney, complete the above to purchase additional Units into an already exiting Series or a new Series.

(ii)	If your registration information has changed from the original Subscription Agreement and Power of Attorney, please complete a new Subscription Agreement.

For office use only. Please do not write below this line	Date Received:	Trade Date:	Reviewed and Validated:

Exhibit E-1

FRONTIER FUNDS CLASS 2

REQUEST FOR ADDITIONAL SUBSCRIPTION

________, 20

(Please date)

FRONTIER FUNDS

c/o Frontier Fund Management LLC

Dear Sir/Madam:	Existing B/D Investor Account #:

Please accept my additional investment into the indicated Frontier Fund Series. I certify that all of the statements made in my original Subscription Agreement remain accurate and I have received and read the Trust’s Prospectus.

Specify Series and $ to be Purchased:
$ in Frontier Diversified Fund-2	$ in Frontier Long/Short Commodity Fund-2a
$ in Frontier Masters Fund-2
Total

Type or Print Full Registration Name(s)		Social Security or Taxpayer ID Number

Street (if different)	City	State	Zip Code

Selling Firm	FA / Registered Investment Adviser Name	Branch ID	FA Number

SIGNATURE(S):

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF TRUST ARE REGISTERED

Printed Name:	Individual Owner(s) or Assignee(s), Entity (includes trustee, partner, or authorized officer) Owner(s) or Assignee(s), or Plan Participant	Signature(s): Owner(s) or Assignee(s), Entity Owner(s) or Assignee(s), or Plan Participant

Signature: Custodian

NOTE:	If the entity owner is a trustee, custodian, or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE ADDITIONAL SUBSCRIPTION REQUESTED HEREIN WILL BE EFFECTIVE AS TWO (2) BUSINESS DAYS AFTER THE DATE ON WHICH THIS ADDITIONAL SUBSCRIPTION REQUEST WAS RECEIVED BY THE MANAGING OWNER, PURSUANT TO THE PROSPECTUS

Existing Owner(s) of Units purchasing Units:

(i)	If your registration information is the same as in your original Subscription Agreement and Power of Attorney, complete the above to purchase additional Units into an already exiting Series or a new Series.

(ii)	If your registration information has changed from the original Subscription Agreement and Power of Attorney, please complete a new Subscription Agreement.

For office use only. Please do not write below this line	Date Received:	Trade Date:	Reviewed and Validated:

Exhibit E-2

EXHIBIT F

FRONTIER FUNDS

CLASS 1 APPLICATION FOR TRANSFER OF OWNERSHIP / RE-REGISTRATION FORM

Consistent with Section 5.3 of the second amended and restated declaration of trust and trust agreement (the “Trust Agreement”) of Frontier Funds (the “Trust”), Frontier Fund Management LLC, the managing owner of the Trust (the “Managing Owner”), will not honor transfers of Units unless certain conditions are met. Please refer to page 2 for further clarification. The Original Form must be completed entirely and returned to Frontier Fund Management LLC, to be processed

CURRENT ACCOUNT INFORMATION

Full Registration Name	Account number:

Specify Series of Units being Transferred (check appropriate box(es)) and Total $/Units or % Amount:

☐ Frontier Diversified Fund-1	$/Units/%	☐ Frontier Balanced Fund-1	$/Units/%	☐ Frontier Winton Fund-1	$/Units/%
☐ Frontier Masters Fund-1	$/Units/%	☐ Frontier Select Fund-1	$/Units/%
☐ Frontier Long/Short Commodity Fund-1a	$/Units/%	☐ Frontier Heritage Fund-1	$/Units/%

Current F.A. Name _______________________              Branch ID _______________________ FA. Number ___________

The transferor hereby makes application to transfer and assign, subject to the Managing Owner’s rights, to the transferee all Units, as set forth above, and for the transferee to succeed to such Units as a Substitute Limited Owner thereof. The transferor hereby certifies and represents possession of valid title and all requisite power to assign such Units and that the assignment is in accordance with applicable laws and regulations and further certifies, under penalty of law, the following:

REASON FOR TRANSFER (Check One)

______ ☐ Change of Financial Advisor ___☐ Re-registration___ ☐ Death** ____ ☐ Gift___ ☐ Account change___ ☐ Other (please specify)

**Please include a death certificate, as well as evidence of bequest, such as IRA beneficiary form or probate certificate

Must be signed by the registered holder(s) / Custodian, exactly as names appear on original subscription agreement.

Signature Guaranteed by:                     DATE

(Not necessary if only changing Financial Advisor)

** Signature must be guaranteed by a bank or broker-dealer. **

Current Investor Signature	Date
Current Joint Investor Signature	Date
Custodian Signature	Date
Current Selling Firm Signature	Date ________

NEW ACCOUNT INFORMATION                  ☐  New Subscriber(s)                ☐ Existing Owner(s)

The transferee hereby makes application to accept, subject to the Managing Owner’s rights, from the transferor all Units and intends to succeed the transferor as a Substitute Limited Owner and agrees to accept all the terms and conditions of the Prospectus and related documents.

Account Number	Social Security # — — and/or
Taxpayer ID#

Exhibit F-1

Full Registration Name of Subscriber(s) (No Initials): including Individuals, Partnerships, Joint Partnership, Estates, Trusts, and Corporations

Resident Address of Subscriber

Street (P.O. Box not acceptable) City State Zip Code Telephone Number

Mailing Address

__________________________
(if different) Street (P.O. Box acceptable) City State Zip Code Telephone Number

Custodian Name Street (P.O. Box not acceptable) City State Zip Code Telephone Number

REGISTRATION TYPE ***For certain types of transfers additional documentation may be required.***

Taxable Investors (check one): As you want it to appear in the partnership record (check one)
☐ Individual Ownership	☐ Tenants in Common/Entirety	☐ Estate	☐ UGMA/UTMA (Minor)
☐ Partnership	☐ Joint Tenants with Right of Survivorship	☐ Trust	☐ Corporation
Non-Taxable Investors (check one)
☐ IRA/SEP/Roth	☐ Defined Benefit ☐ Profit Sharing	☐ Pension	☐ Other (specify)

By signing, Investor (transferee) makes the representations and agreements written on the reverse side of this form.

New Investor Signature	Date
Custodian Signature	Date
New Joint Investor Signature ___	Date

Must be signed by the transferee as indicated in the Registration section of this form. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officers(s) of a corporation or another acting in a fiduciary or representative capacity, please indicate capacity.

NEW FINANCIAL ADVISOR / SELLING FIRM INFORMATION (Mandatory)

New Broker Dealer New F.A. Name (print clearly for proper credit) F.A. Signature
F.A. Phone F.A. Fax F.A. Email Address Branch ID FA. Number
F.A. Address (for confirmations) Street Address City State Zip Code

For office use only. Please do not write below this line              Date Received:               Trade Date:               Reviewed and Validated:

**The Original Form must be Completed Entirely and Returned to Frontier Fund Management LLC, to be processed.**

Transfers

Please be advised that the Managing Owner is presently unable to honor the transfer request of a limited owner that does not meet the criteria stated in the Trust Agreement (Section 5.3.), which include, but are not limited to, the following:

It is the Managing Owner’s policy, consistent with Section 5.3 of the Trust Agreement, to prohibit transfers of Units unless the following conditions are met:

(a) the written consent of the Managing Owner to such substitution is obtained;

(b) a duly executed and acknowledged written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in his place;

Exhibit F-2

(c) the assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, as a counterpart to the Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and

(d) upon the request of the Managing Owner, an opinion of the Trust’s legal counsel is obtained to the effect that (i) the assignment will not jeopardize the Trust’s tax classification as a partnership and (ii) the assignment does not violate the Trust Agreement or the Delaware Statutory Trust Act.

In the alternative, the Limited Owner may redeem his or her Units in accordance with the Prospectus.

Please review Section 5.3 of the Trust Agreement to ensure that the assignment is in compliance with the requirements set forth therein.

California Residents:

It is unlawful to consummate a transfer or sale of Units, or to receive any compensation therefore, without the pre-written consent of the Commissioner of Corporation of the State of California, except as permitted by the Commissioner’s rules.

In connection with my acceptance of this transfer of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Managing Owner of the management fees and incentive fees provided for therein. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

Exhibit F-3

FRONTIER FUNDS

CLASS 2 APPLICATION FOR TRANSFER OF OWNERSHIP / RE-REGISTRATION FORM

Consistent with Section 5.3 of the second amended and restated declaration of trust and trust agreement (the “Trust Agreement”) of Frontier Funds (the “Trust”), Frontier Fund Management LLC, the managing owner of the Trust (the “Managing Owner”), will not honor transfers of Units unless certain conditions are met. Please refer to page 2 for further clarification. The Original Form must be completed entirely and returned to Frontier Fund Management LLC, to be processed

CURRENT ACCOUNT INFORMATION

Full Registration Name ________________________________                                   Account number:

Specify Series of Units being Transferred (check appropriate box(es)) and Total $/Units or % Amount:

☐ Frontier Diversified Fund-2	$/Units/%	☐ Frontier Balanced Fund-2	$/Units/%	☐ Frontier Winton Fund-2	$/Units/%
☐ Frontier Masters Fund--2	$/Units/%	☐ Frontier Select Fund-2	$/Units/%
☐ Frontier Long/Short Commodity Fund-2a	$/Units/%	☐ Frontier Heritage Fund-2	$/Units/%

Current F.A. Name	Branch ID	FA. Number

The transferor hereby makes application to transfer and assign, subject to the Managing Owner’s rights, to the transferee all Units, as set forth above, and for the transferee to succeed to such Units as a Substitute Limited Owner thereof. The transferor hereby certifies and represents possession of valid title and all requisite power to assign such Units and that the assignment is in accordance with applicable laws and regulations and further certifies, under penalty of law, the following:

REASON FOR TRANSFER (Check One)

☐ Change of Financial Advisor     ☐ Re-registration    ☐ Death**    ☐ Gift      ☐ Account change    ☐ Other (please specify)

**Please include a death certificate, as well as evidence of bequest, such as IRA beneficiary form or probate certificate

Must be signed by the registered holder(s) / Custodian, exactly as names appear on original subscription agreement.

Signature Guaranteed by:                            DATE

(Not necessary if only changing Financial Advisor)

** Signature must be guaranteed by a bank or broker-dealer. **

Current Investor Signature	Date
Current Joint Investor Signature	Date
Custodian Signature	Date
Current Selling Firm Signature	Date

NEW ACCOUNT INFORMATION                     ☐ New Subscriber(s)                         ☐ Existing Owner(s)

The transferee hereby makes application to accept, subject to the Managing Owner’s rights, from the transferor all Units and intends to succeed the transferor as a Substitute Limited Owner and agrees to accept all the terms and conditions of the Prospectus and related documents.

Account Number	Social Security # — — and/or
Taxpayer ID#

Full Registration Name of Subscriber(s) (No Initials): including Individuals, Partnerships, Joint Partnership, Estates, Trusts, and Corporations

Resident Address of Subscriber
__________________________
Street (P.O. Box not acceptable) City State Zip Code Telephone Number

Exhibit F-4

Mailing Address
__________________________
(if different) Street (P.O. Box acceptable) City State Zip Code Telephone Number

Custodian Name Street (P.O. Box not acceptable) City State Zip Code Telephone Number

REGISTRATION TYPE ***For certain types of transfers additional documentation may be required.***

Taxable Investors (check one): As you want it to appear in the partnership record (check one)
☐ Individual Ownership	☐ Tenants in Common/Entirety	☐ Estate	☐ UGMA/UTMA (Minor)
☐ Partnership	☐ Joint Tenants with Right of Survivorship	☐ Trust	☐ Corporation
Non-Taxable Investors (check one)

☐ IRA/SEP/Roth	☐ Defined Benefit	☐ Profit Sharing	☐ Pension	☐ Other (specify)

By signing, Investor (transferee) makes the representations and agreements written on the reverse side of this form.

New Investor Signature	Date	New Joint Investor Signature Date
Custodian Signature	Date _____

Must be signed by the transferee as indicated in the Registration section of this form. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officers(s) of a corporation or another acting in a fiduciary or representative capacity, please indicate capacity.

NEW FINANCIAL ADVISOR / SELLING FIRM INFORMATION (Mandatory)

New Broker Dealer	New F.A. /Registered Investment Adviser Name (print clearly for proper credit)	F.A. Signature

F.A. Phone F.A. Fax F.A. Email Address Branch ID FA. Number

F.A. Address (for confirmations) Street Address City State Zip Code

For office use only. Please do not write below this line Date Received: Trade Date: Reviewed and Validated:

**The Original Form must be Completed Entirely and Returned to Frontier Fund Management LLC, to be processed.**

Transfers

Please be advised that the Managing Owner is presently unable to honor the transfer request of a limited owner that does not meet the criteria stated in the Trust Agreement (Section 5.3.), which include, but are not limited to, the following:

It is the Managing Owner’s policy, consistent with Section 5.3 of the Trust Agreement, to prohibit transfers of Units unless the following conditions are met:

(a) the written consent of the Managing Owner to such substitution is obtained;

Exhibit F-5

(b) a duly executed and acknowledged written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in his place;

(c) the assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, as a counterpart to the Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and

(d) upon the request of the Managing Owner, an opinion of the Trust’s legal counsel is obtained to the effect that (i) the assignment will not jeopardize the Trust’s tax classification as a partnership and (ii) the assignment does not violate the Trust Agreement or the Delaware Statutory Trust Act.

In the alternative, the Limited Owner may redeem his or her Units in accordance with the Prospectus.

Please review Section 5.3 of the Trust Agreement to ensure that the assignment is in compliance with the requirements set forth therein.

California Residents:

It is unlawful to consummate a transfer or sale of Units, or to receive any compensation therefore, without the pre-written consent of the Commissioner of Corporation of the State of California, except as permitted by the Commissioner’s rules.

In connection with my acceptance of this transfer of Units, I do hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Agreement itself, the execution of all amendments permitted by the terms thereof and the payment to the Managing Owner of the management fees and incentive fees provided for therein. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

Exhibit F-6

EXHIBIT G

PRIVACY NOTICE

The importance of protecting the investors’ privacy is recognized by Frontier Funds (the “Trust”) and Frontier Fund Management LLC (the “Managing Owner”). The Trust and the Managing Owner protect personal information they collect about you by maintaining physical, electronic and procedural safeguards to maintain the confidentiality and security of such information.

Categories Of Information Collected. In the normal course of business, the Trust and the Managing Owner may collect the following types of information concerning investors in the Trust who are natural persons:

●	Information provided in the Subscription Agreements and other forms (including name, address, social security number, income and other financial-related information); and

●	Data about investor transactions (such as the types of investments the investors have made and their account status).

How the Collected Information is Used. Any and all nonpublic personal information received by the Trust or the Managing Owner with respect to the investors who are natural persons, including the information provided to the Trust by such an investor in the Subscription Agreement, will not be shared with nonaffiliated third parties which are not service providers to the Trust or the Managing Owner without prior notice to such investors. Such service providers include but are not limited to the Selling Agents, Clearing Broker, administrators, auditors and the legal advisers of the Trust. Additionally, the Trust and/or the Managing Owner may disclose such nonpublic personal information as required by applicable laws, statutes, rules and regulations of any government, governmental agency or self-regulatory organization or a court order. The same privacy policy will also apply to the former Limited Owners.

For questions about this privacy policy, please contact the Trust.

Exhibit G-1

Until March 12, 2019 (40 days after the date of this prospectus), all dealers effecting transactions in the registered securities whether or not participating in the distribution, may be required to deliver a prospectus. This requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.